As filed with the Securities and Exchange Commission on January 23, 2013
No. 333-184233
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
__________________________
Amendment No. 3 to
FORM S-4
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
__________________________
Kinetic Concepts, Inc.
KCI USA, Inc.
Additional Registrants Listed on Schedule A Hereto
(Exact name of registrant as specified in its charter)

Texas Delaware	3841 3841	74-1891727 74-2152396
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)
12930 West Interstate 10, San Antonio, Texas 78249
(210) 524-9000
(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)
__________________________
John T. Bibb
Executive Vice President, General Counsel
Kinetic Concepts, Inc
12930 West Interstate 10
San Antonio, Texas 78249
(210) 524-9000
(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)
Copies to:
Joshua N. Korff, Esq.
Michael Kim, Esq
Kirkland & Ellis LLP
601 Lexington Avenue
New York, New York 10022-4675
(212) 446-4800
Approximate date of commencement of proposed sale of the securities to the public: The exchange will occur as soon as practicable after the effective date of this Registration Statement.
If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, Check the following box. o
If this Form is filed to registered additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list of Securities Act registration statement number of the earlier effective registration statement for the same offering. o
If this form is post-effective amendment filed pursuant to Rule 462(b) under the Securities act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. o
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of "large accelerated filer," accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒	Smaller reporting company ☐
(do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE
Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Unit(1)	Amount of Registration Fee
10.5% Second Lien Senior Secured Notes due 2018	$1,750,000,000	$1,750,000,000	$238,700
Guarantees of 10.5% Second Lien Senior Secured Notes due 2018	$1,750,000,000	(—)	(2)
12.5% Senior Notes due 2019	$650,000,000	$650,000,000	$88,660
Guarantees of 12.5% Senior Notes due 2019	$650,000,000	(—)	(2)

(1)	Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(o) promulgated under the Securities Act
(2)Pursuant to Rule 457(n), no additional registration fee is payable with respect to the guarantees.
The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities act of 1933 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

Schedule A

Exact Name of Additional Registrants	Jurisdiction of Incorporation or Formation	Primary Standard Industrial Classification Code Number	I.R.S. Employer Identification Number
Centaur Guernsey L.P. Inc.	Guernsey	3841	98-1022387
Chiron Topco, Inc.	Delaware	3841	45-3012782
Chiron Holdings, Inc.	Delaware	3841	45-2823202
KCI Holding Company, Inc.	Delaware	3841	74-2804102
KCI Real Holdings, L.L.C.	Delaware	3841	46-0975462
KCI International, Inc.	Delaware	3841	51-0307888
KCI Licensing, Inc.	Delaware	3841	74-2928553
KCI USA Real Holdings, L.L.C.	Delaware	3841	46-0946901
LifeCell Corporation	Delaware	3841	76-0172936
KCI HomeCare, Inc.	Delaware	3841	45-2132950
KCI Animal Health, LLC	Delaware	3841	46-0957660
TechniMotion, LLC	Delaware	3841	46-0975557
KCI Properties Limited	Texas	3841	74-2621178
KCI Real Property Limited	Texas	3841	74-2644430

Subject to Completion
The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. The prospectus is not an offer to sell these securities nor a solicitation of an offer to buy these securities in any jurisdiction where the offer and sale is not permitted.
Preliminary Prospectus, Dated January 23, 2013
Prospectus
$2,400,000,000

Kinetic Concepts, Inc.    KCI USA, Inc.
Exchange Offer for All Outstanding
$1,750,000,000 aggregate amount of 10.5% Second Lien Senior Secured Notes due 2018 and the guarantees thereto for new 10.5% Second Lien Senior Secured Notes due 2018 and the guarantees thereto that have been registered under the Securities Act of 1933
and
$650,000,000 aggregate amount of 12.5% Senior Notes due 2019 and the guarantees thereto for new 12.5% Senior Notes due 2019 and the guarantees thereto that have been registered under the Securities Act of 1933
Offer for all outstanding 10.5% Second Lien Senior Secured Notes due 2018, in the aggregate principal amount of $1,750,000,000 (which we refer to as the “Old Second Lien Notes”) and the guarantees thereto in exchange for up to $1,750,000,000 in aggregate principal amount of 10.5% Second Lien Senior Secured Notes due 2018 and the guarantees thereto which have been registered under the Securities Act of 1933, as amended (which we refer to as the “Second Lien Exchange Notes”) and for all outstanding 12.5% Senior Notes due 2019 (which we refer to as the "Old Senior Notes" and, together with the Old Second Lien Notes, the "Old Notes") and the guarantees thereto in exchange for up to $650,000,000 in aggregate principal amount of 12.5% Senior Notes due 2019 and the guarantees thereto which have been registered under the Securities Act of 1933, as amended (which we refer to as the "Senior Exchange Notes," together with the Second Lien Exchange Notes, the "Exchange Notes" and, together with the Old Notes, the “notes”).
Terms of the Exchange Offer

•	Expires 5:00 p.m., New York City time, , 2012, unless extended.

•	You may withdraw tendered outstanding Old Notes any time before the expiration or termination of the exchange offer.

•	Not subject to any condition other than that the exchange offer does not violate applicable law or any interpretation of the staff of the Securities and Exchange Commission.

•	We can amend or terminate the exchange offer.

•	We will not receive any proceeds from the exchange offer.

•	The exchange of Old Notes for Exchange Notes should not be a taxable exchange for United States federal income tax purposes. See “Material United States Federal Income Tax Considerations.”
Terms of the Exchange Notes

•	Kinetic Concepts, Inc. and KCI USA, Inc. are issuing the Exchange Notes as joint and several co-issuers.

•
The Exchange Notes will rank equally in right of payment with all of our existing and future senior indebtedness and senior in right of payment to all our future senior subordinated and subordinated indebtedness.

•
Centaur Guernsey L.P. Inc. (“Parent”), Chiron Topco, Inc. (“US Holdco”), Chiron Holdings, Inc (“Holdings”) as the direct and indirect parents of the Issuers and together with all of Parent's existing and future wholly-owned subsidiaries that guarantee our senior secured credit facilities, consisting of a $200 million revolving credit facility (the “Revolving Credit Facility”) and a $2,300 million first lien term loan (the “Term Loan Facility,” and together with the Revolving Credit Facility, the “Credit Facilities”), will initially guarantee the Second Lien Exchange Notes on a senior secured basis and the Senior Exchange Notes on a senior unsecured basis (collectively, the “guarantors”), subject to certain exceptions.

•
The guarantees will be joint and several, full and unconditional, subject to customary release provisions and rank equally in right of payment with all of our guarantors' existing and future senior indebtedness and senior in right of payment to all of our guarantors' future senior subordinated and subordinated indebtedness. The guarantees will be effectively subordinated to all of the guarantors' existing and future secured indebtedness under our Credit Facilities. In addition, the notes will be structurally subordinated to all of the liabilities of any of Parent's existing and future wholly-owned subsidiaries that do not guarantee the notes, to the extent of the assets of those subsidiaries. See “Description of Exchange Notes-Guarantees.”

•	The Second Lien Exchange Notes will mature on November 1, 2018 and the Senior Exchange Notes will mature on November 1, 2019.

•
The Second Lien Exchange Notes will accrue interest at a rate per annum equal to 10.5% and will be payable semi-annually on each May 1 and November 1, beginning on May 1, 2013. The Senior Exchange Notes will accrue interest at a rate per annum equal to 12.5% and will be payable semi-annually on each May 1 and November 1, beginning on May 1, 2013.

•	We may redeem the Exchange Notes in whole or in part from time to time. See “Description of Second Lien Exchange Notes” and “Description of Senior Exchange Notes.”

•
If we experience a change of control, the holders of the Exchange Notes will have the right to require us to purchase some of their notes at a price in cash equal to 101% of the principal amount thereof, together with accrued and unpaid interest, if any, to the date of purchase.

•
The terms of the Exchange Notes are substantially identical to those of the outstanding Old Notes, except the transfer restrictions, registration rights and additional interest provisions relating to the Old Notes do not apply to the Exchange Notes.

For a discussion of the specific risks that you should consider before tendering your outstanding Old Notes in the exchange offer, see “Risk Factors” beginning on page 14 of this prospectus.
There is no established trading market for the Old Notes or the Exchange Notes.
Each broker-dealer that receives Exchange Notes for its own account pursuant to the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Notes. A broker dealer who acquired Old Notes as a result of market making or other trading activities may use this exchange offer prospectus, as supplemented or amended from time to time, in connection with any resales of the Exchange Notes.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the Exchange Notes or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.
The date of this prospectus is , 2012.

Each broker-dealer that receives Exchange Notes for its own account pursuant to the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Notes. By so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act of 1933, as amended (the “Securities Act”). A broker dealer who acquired Old Notes as a result of market making or other trading activities may use this prospectus, as supplemented or amended from time to time, in connection with any resales of the Exchange Notes. We have agreed that, for a period of up to 180 days after the closing of the exchange offer, we will make this prospectus available for use in connection with any such resale. See “Plan of Distribution.”
You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with information different from that contained in this prospectus. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy securities other than those specifically offered hereby or an offer to sell any securities offered hereby in any jurisdiction where, or to any person whom, it is unlawful to make such offer or solicitation. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or issuing the Exchange Notes.

i

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS
This prospectus includes statements that express our opinions, expectations, beliefs, plans, objectives, assumptions or projections regarding future events or future results and therefore are, or may be deemed to be, “forward-looking statements.” The forward-looking statements are based on our current expectations and projections about future events. Discussions containing forward-looking statements may be found in “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” “Risk Factors,” and elsewhere in this prospectus. In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “should,” “could,” “predicts,” “projects,” “potential,” “continue,” “expects,” “anticipates,” "aims," “future,” “intends,” “plans,” “believes,” “estimates,” or the negative of those terms and other variations of them or by comparable terminology.
These forward-looking statements are only predictions, not historical facts, and involve certain risks and uncertainties, as well as assumptions. Actual results, levels of activity, performance, achievements and events could differ materially from those stated, anticipated or implied by such forward-looking statements. The factors that could contribute to such differences include those discussed under the caption “Risk Factors.” You should consider each of the risk factors and uncertainties under the caption “Risk Factors” in this prospectus among other things, in evaluating our prospects and future financial performance. The occurrence of the events described in the risk factors could harm our business, results of operations and financial condition. These forward-looking statements are made as of the date of this prospectus. Except as required under federal securities laws and the rules and regulations of the SEC, we do not have any intention to update any forward-looking statements to reflect events or circumstances arising after the date of this prospectus, whether as a result of new information, future events or otherwise.
TRADEMARKS, SERVICE MARKS AND COPYRIGHTS
3M™ Tegaderm™ is a licensed trademark of 3M Company; GRAFTJACKET® is a licensed trademark of Wright Medical Technology Inc; Novadaq® and SPY® are licensed trademarks of Novadaq Technologies, Inc. Unless otherwise indicated, all other trademarks appearing in this prospectus are proprietary to KCI Licensing, Inc. or LifeCell Corporation, their affiliates and/or licensors. The absence of a trademark or service mark or logo from this prospectus does not constitute a waiver of trademark or other intellectual property rights of KCI Licensing, Inc. or LifeCell Corporation, their affiliates and/or licensors.
MARKET AND INDUSTRY DATA AND FORECASTS
This prospectus includes industry data and forecasts that we obtained from industry publications and surveys, public filings and internal company sources. Industry publications and surveys and forecasts generally state that the information contained therein has been obtained from sources we believe to be reliable. Statements as to our ranking, market position and market estimates are based on independent industry publications, government publications, third party forecasts and management’s good faith estimates and assumptions about our markets and our internal research. We have not independently verified such third-party information nor have we ascertained the underlying economic assumptions relied upon in those sources. While we are not aware of any misstatements regarding our market, industry or similar data presented herein, such data involve risks and uncertainties and are subject to change based on various factors, including those discussed under the headings “Cautionary Statement Regarding Forward-Looking Statements” and “Risk Factors” in this prospectus.
DEFINED TERMS
The following terms are used in this prospectus unless otherwise noted or indicated by the context.

•	the term “issuer” refers to Kinetic Concepts, Inc. ("KCI") and KCI USA, Inc. ("KCI USA"), jointly and severally; and

•	the terms the "Company," "Centaur," “we,” “our,” and “us” refer to Centaur Guernsey L.P. Inc. and its consolidated subsidiaries.

•
the term "Merger" refers to the transaction completed on November 4, 2011 pursuant to which KCI was merged with Chiron Merger Sub, Inc. ("Merger Sub"), a direct subsidiary of Chiron Holdings, Inc. ("Holdings") and an indirect subsidiary of Centaur Guernsey L.P. Inc.

▪
the term "Divestiture" refers to the transaction completed on November 8, 2012 pursuant to which Getinge AB purchased certain assets and assumed certain liabilities, including our Therapeutic Support Systems TM ("TSS") business.

ii

SUMMARY
This summary highlights material information about our business and about this exchange offer. This is a summary of material information contained elsewhere in this prospectus and is not complete and does not contain all the information you should consider. For a more complete understanding of our business and the exchange offer, you should read this entire prospectus, including the sections entitled “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” our consolidated financial statements and the related notes thereto, each of which are included elsewhere in this prospectus, as well as the pro forma financial information, which gives effect to the Merger, the offering of the Old Notes, the Credit Facilities and the additional financings to fund the purchase price for the Merger and the related transactions (collectively, the “Transactions”). This summary contains forward-looking statements that involve risks and uncertainties. Unless explicitly stated otherwise, references in this section to “we,” “our,” “us” and the “Company” refer to Centaur Guernsey L.P. Inc. and its consolidated subsidiaries.
Unless otherwise indicated, throughout this prospectus, we are referring to our continuing operations. The results of the operations subject to the Divestiture, excluding the allocation of general corporate overhead, are presented as discontinued operations in the prospectus for all periods presented.
Overview
KCI is comprised of our Active Healing Solutions ™ (“AHS”) business unit and is an indirect wholly-owned subsidiary of Centaur. In connection with the Merger, LifeCell Corporation (“LifeCell”), formerly a wholly-owned subsidiary of KCI, was promoted to be a sister corporation of KCI, such that each of KCI and LifeCell™ are now wholly-owned subsidiaries of Centaur.

On August 15, 2012, we announced that we had entered into an asset purchase agreement (the “Agreement”) with Getinge AB (“Getinge”). The transaction closed on November 8, 2012. At the closing of the transaction, Getinge paid KCI $247.1 million in cash, subject to certain adjustments. Under the terms of the Agreement, Getinge purchased certain assets and assumed certain liabilities, including our Therapeutic Support Systems™ (“TSS”) product portfolio. In addition, Getinge has offered employment to TSS employees and we have agreed to provide transition services to Getinge after the close of the transaction.
We are a leading global medical technology company devoted to the discovery, development, manufacturing and marketing of innovative, high-technology therapies and products that have been designed to leverage the body’s ability to heal, thus improving clinical outcomes while helping to reduce the overall cost of patient care. We have an infrastructure designed to meet the specific needs of medical professionals and patients across all healthcare settings, including acute care hospitals, extended care organizations and patients’ homes. We are engaged in the rental and sale of our products throughout the United States and in over 20 countries worldwide. Our primary business units serve the advanced wound care and regenerative medicine markets. For the year ended December 31, 2011, we generated revenue of $1,808.2 million.

Business Units
We have two reportable operating segments which correspond to our business units: Active Healing Solutions™ and LifeCell. Our AHS business unit is based in San Antonio, Texas and our LifeCell business unit is based in Bridgewater, New Jersey.
Active Healing Solutions
Our AHS business unit, which generated 78% of our revenue during the year ended December 31, 2011, is focused on the development and commercialization of advanced wound care therapies primarily based on our Negative Pressure Technology Platform (“NPTP”). NPTP employs negative pressure in a variety of applications to promote wound healing through unique mechanisms of action and to speed recovery times while reducing the overall cost of treating patients with complex wounds. NPTP comprises three primary product categories: Negative Pressure Wound Therapy (“NPWT”), Negative Pressure Surgical Management (“NPSM”) and regenerative medicine.

NPWT, through our proprietary V.A.C® Therapy portfolio, currently represents the primary source of our AHS revenue. NPWT products are used in acute care and post-acute care settings (including long-term care facilities and the home care setting) primarily for creating an environment that promotes wound healing by preparing the wound bed for closure, reducing edema, promoting granulation tissue formation and perfusion and by removing exudate and infectious materials. Since its introduction, V.A.C. ® Therapy technology has changed the way wounds are treated and managed. With more published clinical evidence than any competing offering, V.A.C. ® Therapy has been selected by prescribers as the treatment of choice for more than 6,000,000 patients worldwide.
NPSM products are used in the acute care setting (operating room) primarily for (i) management of the open abdomen, as temporary bridging of the abdominal wall openings where primary closure is not possible and/or repeat abdominal entries are necessary and (ii) managing surgical incisions by maintaining a closed environment to protect the incision site from external infectious sources, removing exudate, approximating incision edges and reducing edema.
In order to broaden and diversify our AHS revenue stream in the future, our research and development (“R&D”) group continues to develop and commercialize new advanced wound care products and therapies and to broaden our reach across the wound care continuum. In addition, we seek to further grow the business through strategic acquisitions or technology licensing opportunities.
In U.S. acute care and long-term care facilities, we contract with healthcare facilities individually or through Group Purchasing Organizations (“GPOs”). We bill these facilities directly for the rental and sale of our products. In the home care setting, we provide products and services to patients in their homes and bill third-party payers, such as Medicare and private insurance companies, directly. For the fiscal years ended December 31, 2011, 2010 and 2009, we recorded revenue related to Medicare claims of approximately $168.7 million, $161.9 million and $153.6 million, respectively. No one of our individual customers or third-party payers accounted for 10% or more of total AHS revenues for the fiscal years ended December 31, 2011, 2010 or 2009. Outside of the U.S., most of our AHS revenue is generated in the acute care setting on a direct billing basis. By geographic region, the Americas, which is comprised principally of the United States and includes Canada, Puerto Rico and Latin America; EMEA, which is comprised principally of Europe and includes the Middle East and Africa; and APAC, which is comprised of the Asia Pacific region, represented 75%, 20% and 5%, respectively, of AHS revenue during the year ended December 31, 2011.
LifeCell
Our LifeCell business unit, which generated 22% of revenue for the year ended December 31, 2011, is focused on the development and commercialization of regenerative and reconstructive acellular tissue matrices for use in reconstructive, cosmetic, orthopedic and urogynecologic surgical procedures to repair soft tissue defects, as well as for reconstructive and cosmetic procedures. Existing products include our human-based (allograft) tissue matrices, which include AlloDerm® Regenerative Tissue Matrix (“AlloDerm”), and animal-based (xenograft) tissue matrices, which include Strattice™ Reconstructive Tissue Matrix (“Strattice”), in various configurations designed to meet the needs of patients and caregivers. In addition, LifeCell distributes SPY Elite, a real-time operating room based tissue perfusion system.
Allograft-Based Regenerative Tissue Matrix Products
Our allograft-based tissue matrices are made from donated human skin tissue processed with our non-damaging proprietary technique. Our allograft products support the repair or reinforcement of damaged or weakened tissue by providing a foundation for regeneration of healthy human soft tissue. Following transplant, these products revascularize (regenerate blood vessels) and repopulate with the patient’s cells becoming incorporated into the tissue matrix, thus providing a versatile scaffold with multiple surgical applications. Examples of applications include (i) cancer reconstruction procedures including breast reconstruction following mastectomy procedures (removal of one or both breasts), (ii) surgical repair of abdominal wall defects, to repair defects resulting from trauma, previous surgery, hernia repair, infection, tumor resection or general failure of musculofascial tissue, (iii) periodontal surgical procedures, to increase the amount of attached gum tissue supporting the teeth as an alternative to autologous connective tissue grafts (grafts in which a patient’s own tissue is transplanted from another area to the tissue repair site), and (iv) the treatment of third-degree and deep second-degree burns requiring skin grafting to replace lost skin.

Xenograft-Based Reconstructive Tissue Matrix Products
Our xenograft-based tissue matrices are made from porcine skin tissue processed with our non-damaging proprietary processing technique that removes cells and is designed to significantly reduce a component believed to play a major role in the rejection response associated with xenogeneic tissue (tissue derived from a non-human species). Similar to allograft-based products, these matrices provide a versatile scaffold for optimal remodeling into the patient’s own tissues. In addition to cancer reconstruction procedures and surgical repair of abdominal wall defects, other clinical applications of xenograft tissue matrix products include (i) challenging hernia repair, (ii) breast augmentation revisionary and mastopexy (breast lift) procedures, and (iii) reinforcement of rotator cuff, patellar, achilles, biceps, quadriceps, or other tendons.
The majority of our LifeCell revenue is generated from the clinical applications of challenging hernia repair and post-mastectomy breast reconstruction, which is generated primarily in the United States in the acute care setting on a direct billing basis. We continue efforts to penetrate markets with our other LifeCell products while developing and commercializing additional tissue matrix products and applications to expand into new markets and geographies.
By geographic region, the Americas and EMEA represented approximately 97% and 3%, respectively, of total LifeCell revenue for the year ended December 31, 2011. Our tissue matrix products are used primarily by general, plastic and reconstruction surgeons for challenging abdominal wall/hernia repair, breast reconstruction post-mastectomy, mastopexy, head and neck trauma and certain cosmetic surgical procedures. Hospitals and ambulatory surgical centers (“ASCs”) are the primary purchasers of our tissue matrix products.
Our Competitive Strengths
We believe we have the following competitive strengths:
Innovation and Commercialization
We have a successful track record spanning over 35 years in commercializing novel technologies that change the clinical practice of medicine by addressing the critical unmet needs of clinicians, restoring the well-being of their patients and helping to reduce the overall cost of patient care. We seek to provide novel, transformative, clinically efficacious solutions and treatment alternatives that increase patient compliance, enhance clinician performance and ease-of-use and ultimately improve healthcare outcomes. We leverage our scientific depth, clinical know-how and market experience, and we manage an active research and development program in both of our business units in support of our development and commercialization efforts. Currently we conduct our research and development activities with over 215 employees deployed globally. During fiscal years 2011 and 2010, we incurred R&D expenses of $83.7 million (4.6% of revenue) and $85.6 million (4.9% of revenue), respectively.
Product Differentiation and Superior Clinical Efficacy
We differentiate our portfolio of products by providing effective therapies, supported by a clinically-focused and highly-trained sales and service organization, which combine to produce clinically-proven, superior outcomes. The superior clinical efficacy of our products is supported by an extensive collection of published clinical studies, peer-reviewed journal articles and textbook citations, which aid adoption by clinicians.
In our AHS business, we successfully distinguish our NPWT products from competing offerings through unique marketing claims that have been cleared by the U.S. Food and Drug Administration (“FDA”). These unique claims mirror our novel mechanisms of actions with respect to the creation of an environment that promotes wound healing through the reduction of edema and promotion of granulation tissue formation and perfusion, ultimately preparing the wound bed for closure.

In our LifeCell business, we differentiate our products through clinically-proven performance demonstrating tissue acceptance, cell recruitment and incorporation, revascularization and angiogenesis and finally tissue remodeling and regeneration. Our proprietary tissue processes minimize the potential for specific rejection of transplanted tissue matrices, and our products offer improved ease-of-use while reducing the risk of complications, including adhesions to the implant. The benefits of using our tissue matrix products over the use of autografts and other processed and synthetic products include reduced susceptibility to infection, resorption, encapsulation, movement away from the transplanted area, and erosion through the skin along with reduced patient discomfort compared to autograft procedures.

Broad Reach and Customer Relationships
Our worldwide sales organization, consisting of approximately 1,580 employees, has fostered strong relationships with prescribers, patients, caregivers and payers over the past three decades by providing a high degree of clinical support and consultation along with our extensive education and training programs.
Because our products address the critical needs of patients who seek treatment in numerous locations where care is provided, we have built a broad and diverse customer network across all healthcare settings and among a wide variety of clinicians and specialized surgeons. We have strong relationships with an extensive list of acute care hospitals worldwide and long-term care facilities, skilled nursing facilities, home healthcare agencies and wound care clinics in the United States. Additionally, our LifeCell sales representatives interact with plastic surgeons, general surgeons, head and neck surgeons, trauma/acute care surgeons and others regarding the use and potential benefits of our tissue matrix products. As we continue to innovate our product portfolio and diversify our business, we plan to leverage our customer relationships to advance the commercialization of essential therapies to patients and caregivers worldwide.
Strong Market Leadership Positions in Core Businesses
Our V.A.C. Therapy devices were the first commercialized products in the global NPWT segment. As the pioneer in this area, we have amassed a wealth of clinical data supporting the efficacy of V.A.C. Therapy products. Furthermore, our LifeCell division holds a leading share in the U.S. Regenerative Medicine breast reconstruction and challenging hernia segments. Acquired in 2008, LifeCell posted over 16% annual revenue growth in the fiscal year ended December 31, 2011. In addition to our strong market positioning in the U.S. market, we have demonstrated growth in new segments and geographies, and we are shifting towards a more global revenue base.
Reimbursement Expertise
During the commercialization process for all of our therapies and products, we dedicate substantial resources to seeking and obtaining reimbursement from third-party payers in each of the countries where we operate. This process requires demonstration of clinical efficacy, determination of economic value and obtaining appropriate pricing and reimbursement for each product offering, which is critical to the commercial success of our products. We have also developed a core competency in post-commercialization reimbursement systems based on processes and technology built and refined over the course of our experience as a national provider. This expertise enables us to efficiently manage our collections and accounts receivable with third-party payers, including commercial and governmental insurers.We leverage a comprehensive set of skills and systems through our Advantage Center operation in the United States to manage billing and collections activities in support of our reimbursement efforts. Our focus on reimbursement provides us with an advantage both in product development and in the responsible management of our working capital. In addition, our expertise in reimbursement is a valuable skill for geographic and end market expansion efforts as demonstrated by our recent successes in Japan and in the post-acute care markets in the U.K. and Germany.
Extensive Service Center Network
With a network of 108 domestic and 59 international service centers, we are able to rapidly deliver, manage and service our products at major hospitals in the U.S., Canada, Australia, New Zealand, Singapore, South Africa, and most major European countries. We have approximately 690 service associates and 930 customer service representatives serving our customers globally. This network gives us the ability to deliver products to any major Level I U.S. trauma center rapidly. This extensive network and capability are critical to securing contracts with national GPOs and allows us to directly and efficiently serve the home care market. The network also provides a platform for the introduction of additional products in one or more care settings. For information on developments impacting our service center network, please see “Recent Developments—Sale of the Therapeutic Support Systems Assets.”

Our Business Strategy
We are committed to consistently generating superior clinical outcomes for patients and caregivers using our products and therapies. Our differentiated products, competencies and know-how continue to drive trust and recognition of superior performance among our customers, which we believe translates into strong stakeholder value. We intend to execute on our strategic vision of sustaining leadership positions in each of our businesses by delivering unparalleled outcomes with compelling economic value for our customers and focusing on innovation, globalization and diversification. We are also focused on organizational readiness and are working to enhance our business processes and management systems through a corporate global business transformation initiative to enable us to effectively and efficiently carry out our strategic vision. Key components of our business strategy are outlined below.
Innovation
We focus on our core technologies as platforms for growth through the development of new products and clinical data that enable further penetration across the wound care continuum. In our AHS business, we also plan to leverage our highly successful NPWT franchise, now with its fourth generation V.A.C. Therapy System, into a more expansive portfolio based on the successful development and commercialization of next generation NPWT systems and dressings as well as new products to diversify our AHS revenue in the future.
In our AHS business, in 2009, we launched our first NPSM product, ABThera. ABThera is used as a temporary abdominal closure system to help manage challenging open abdomens. In July 2010, we launched a second NPSM product, Prevena, for the management of higher-risk surgical incisions. In the future, our goal is to commercialize advanced therapies for the treatment of complex wounds and hard tissue defects.
In our LifeCell business, in January 2010, we launched new clinical applications including parastomal hernia reinforcement and mastopexy and are continuing development of additional applications for lumpectomy and inguinal hernia. These additional applications will create additional uses and markets for our existing allograft and xenograft product suite. In addition, we are investing in advanced technologies in tissue engineering, genetically-modified animals, and new tissue types to address unmet clinical needs and to improve outcomes through regenerative medicine. In September 2010, LifeCell entered into an exclusive sales and marketing agreement with Novadaq® Technologies, Inc. (“Novadaq”) for the distribution of Novadaq’s SPY® Intraoperative Perfusion Assessment System in certain specified North American surgical markets. The SPY Intraoperative Perfusion Assessment System enables surgeons to see blood perfusion in tissue during surgical procedures, providing surgeons with real-time information needed to modify operative plans and optimize outcomes before the patient leaves the operating table.
Globalization
We endeavor to increase penetration in existing geographic markets while we expand availability of our product offerings in new countries. Currently, the majority of our revenue from each of our business units is generated in the Americas, while we have notable operations in Europe, Middle East and Africa (“EMEA”) and the Asia Pacific (“APAC”) regions. The goal of our globalization efforts is to increase the share of our revenue generated outside the United States over time while growing our business overall. In our AHS business, we entered the Japan market in April 2010 with our core NPWT product, the V.A.C. Therapy System and related disposables. In other countries, we have identified several opportunities for our NPWT products that may be best served initially by distributors. During the second half of 2010, we also launched NPWT products commercially in China and India. We are working aggressively to construct appropriate networks to launch and expand NPWT products in other emerging markets. We have also expanded our global NPWT dressing portfolio with the SimplaceTM Dressing and GranuFoamTM Bridge products, which are now widely available in the countries where we operate. Since 2009, LifeCell has successfully introduced Strattice into thirteen European countries.
Diversification
Beyond expanding our product offerings and revenue streams through innovation and globalization, we plan to seek additional opportunities to diversify our business through continued technology licensing and strategic acquisitions. We intend to build on the leadership positions held by our businesses through the evaluation and investment in adjacent or enabling technologies and synergistic growth opportunities, supplementing our continued organic innovation efforts.

Organizational Readiness
In an effort to implement our long-term strategy, our management team is focused on organizational readiness, with a goal of improved operations and management systems which transform us into a more agile, progressive and global enterprise. We are currently undertaking a global business transformation initiative designed to identify and implement efficiencies in our systems and operations through standardization and automation that translate into reduced costs and more effective decision-making. As a result of ongoing improvements to our manufacturing operations through improved sourcing and automation, as well as global consolidation of certain shared services, we look forward to substantial and permanent cost reductions by the end of 2012. We are also making significant progress in the rationalization of our service center and distribution infrastructure for our businesses, yielding additional cost savings. As we improve our operations and management systems over time, we will continue to look for new opportunities to augment our business processes and make infrastructure enhancements to improve our efficiency and agility as a company.
Corporate Organization
We are principally engaged in the rental and sale of our products throughout the United States and in 25 countries internationally. We have research and development facilities in the United States and the U.K., and we maintain manufacturing and engineering operations in the United States, the U.K., Ireland and Belgium. Our operations are run by our two separate business units: AHS and LifeCell. AHS is headquartered in San Antonio and LifeCell is headquartered in Bridgewater, New Jersey. Our AHS business is operated by KCI and its subsidiaries, including its indirect, wholly-owned subsidiary, KCI USA.
The following diagram is a simplified illustration of our corporate structure:

KCI Organization Chart

Issuer/Borrower
Guarantor
Chiron Holdings, GP, Inc.(1)
Chiron Guernsey Holdings L.P. Inc. (Guernsey)
Centaur Guernsey L.P. Inc. (Guernsey) ("Parent")
Chiron Topco, Inc. (Delaware) ("US Holdco")
LifeCell Corporation (Delaware) ("LifeCell")
Other Subsidiaries
Chiron Holdings, Inc. (Delaware) ("Holdings")
$2,500 million Credit Facilities (3)
$1,750 million Second Lien Notes
$750 million Senior Unsecured Notes
Kinetic Concepts, Inc.(2) (Texas) ("KCI")
Other Subsidiaries
KCI Holding Company, Inc. (Delaware)
KCI Real Holdings, LLC (Delaware)
KCI USA, Inc. (Delaware) ("KCI USA")
KCI International, Inc. (Delaware)
Other Subsidiaries
Material U.S. Subsidiaries
Other Subsidiaries

(1)
Chiron Holdings, GP, Inc. is owned by investment funds advised by Apax Partners, which is the majority investor, and controlled affiliates of Canada Pension Plan Investment Board and the Public Sector Pension Investment Board.

(2)
The Credit Facilities and the notes offered hereby will be guaranteed by all existing and future direct and indirect wholly-owned material domestic subsidiaries of Kinetic Concepts, Inc. (subject to certain exceptions).

(3)
The Credit Facilities provide for an aggregate maximum borrowing of approximately $2,475 million equivalent including (i) first lien term loans with a six-and-a-half-year maturity in an aggregate amount of approximately $1,618 million (the “Dollar Term C-1 Facility”), (ii) first lien term loans with a six-and-a-half-year maturity in an aggregate amount of approximately €249 million (the “Euro Term C-1 Facility” and, together with the Dollar Term C-1 Facility, the “Term C-1 Facility”), (iii) first lien term loans with a five-year maturity in an aggregate amount of approximately $323 million (the “Term C-2 Facility” and, together with the Term C-1 Facility,the “Term Loan Facility”) and (iv) the Revolving Credit Facility with a five-year maturity, providing for up to $200 million of revolving extensions of credit outstanding at any time (including revolving loans, swingline loans and letters of credit), excluding original issue discount.

Recent Developments
Sale of Therapeutic Support Systems Assets

On August 15, 2012, we announced that we had entered into an asset purchase agreement (the “Agreement”) with Getinge AB (“Getinge”). The transaction closed on November 8, 2012. At the closing of the transaction, Getinge paid KCI $247.1 million in cash, subject to certain adjustments. Under the terms of the Agreement, Getinge purchased certain assets and assumed certain liabilities, including our Therapeutic Support Systems™ (“TSS”) product portfolio. In addition, Getinge has offered employment to TSS employees and we have agreed to provide transition services to Getinge after the close of the transaction. In connection with the transaction, a significant portion of our historic service center network has been transferred to Getinge. We have entered into leasing or licensing arrangements with Getinge in certain circumstances for a limited transition period to allow us to continue to use most of the service center facilities transferred to Getinge while we evaluate the service center needs of our AHS business on a stand-alone basis.

The Company plans to use the net proceeds from the sale to reinvest in its core business and look for growth opportunities. If the Company has not reinvested all of the proceeds within one year, it must use the remaining amount to repay its long-term debt obligations.

The foregoing summary of the Agreement and the transactions contemplated thereby does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Agreement, which was filed as Exhibit 10.6 to our Form S-4 filed on October 1, 2012.

2012 Credit Agreement

On November 7, 2012, we entered into an amendment to our senior credit facility. As a result of the amendment we created new classes of Dollar Term C-1 Loans, Euro Term C-1 Loans and Term C-2 Loans, having the same rights and obligations as the Dollar Term B-1 Loans, Euro Term B-1 Loans and Term B-2 Loans as set forth in the Credit Agreement and Loan Documents, except as revised by the amendment. In connection with the amendment, Dollar Term B-1 Loans, Euro Term B-1 Loans and Term B-2 Loans were refinanced with Dollar Term C-1 Loans, Euro Term C-1 Loans and Term C-2 Loans, respectively.

Amounts outstanding under the Dollar Term C-1 Loans, the Term C-2 Loans and the Revolving Credit Facility (other than swing-line loans and unreimbursed drawings on letters of credit) bear interest, at our option, at a rate equal to either the base rate (defined as the highest of (i) Bank of America’s prime rate, (ii) the federal funds effective rate plus 0.50%, (iii) the eurocurrency rate (defined as the LIBOR rate, adjusted for statutory reserve requirements and subject to a floor of 1.25% in the case of loans under any of the term facilities) applicable for an interest period of one month plus 1.00%, and, (iv) for amounts outstanding under the term facilities only, 2.25%) or the eurocurrency rate, in each case plus an applicable margin. Amounts outstanding under the Euro Term C-1 Loans bear interest at the eurocurrency rate, and swing-line loans and unreimbursed drawings on letters of credit bear interest at the base rate. As of November 7, 2012, the applicable margin (i) under the Dollar Term C-1 Loans is 3.25% in the case of loans based on the base rate and 4.25% in the case of loans based on the eurocurrency rate, (ii) under the Euro Term C-1 Loans is 3.50% in the case of loans based on the base rate and 4.50% in the case of loans based on the eurocurrency rate, and (iii) under the Term C-2 Facility is 2.75% in the case of loans based on the base rate and 3.75% in the case of loans based on the eurocurrency rate. After the first fiscal quarter of 2013, the applicable margin will adjust and thereafter vary based on our total leverage ratio. The applicable margin (i) under the Dollar Term C-1 Loans will be 3.00% to 3.25% in the case of loans based on the base rate and 4.00% to 4.25% in the case of loans based on the eurocurrency rate, (ii) under the Euro Term C-1 Loans will be 3.25% to 3.50% in the case of loans based on the base rate and 4.25% to 4.50% in the case of loans based on the eurocurrency rate, and (iii) under the Term C-2 Facility will be 2.50% to 2.75% in the case of loans based on the base rate and 3.50% to 3.75% in the case of loans based on the eurocurrency rate.

Equity Sponsors
As a result of the Merger, the parent company of KCI and LifeCell is controlled indirectly by investment funds advised by Apax Partners ("Apax") and controlled affiliates of Canada Pension Plan Investment Board ("CPPIB") and the Public Sector Pension Investment Board ("PSP Investments" and together with Apax and CPPIB, the "Sponsors").

Apax Partners
Apax is a leading private equity investment firm, operating across the U.S., Europe and Asia, with more than 30 years of investing experience. Apax has a global network of nine offices in three continents and employs over 300 people. Assets under management and advice are currently in excess of $35 billion, and the funds invest in five specialist sectors (Financial and Business Services, Healthcare, Media, Retail and Consumer, and Tech and Telecom). Within the Healthcare sector, the firm has completed more than 100 healthcare transactions since inception. Over the last several years, Apax has invested $3.3 billion of equity in Healthcare buyouts across multiple geographies, including the U.S., Europe and Asia. The team has a range of complementary backgrounds, including operations, academic research, investment banking and consulting, which it utilizes to identify outstanding investment opportunities and to be effective, value-added partners for portfolio company management teams.
Canada Pension Plan Investment Board
CPPIB is a professional investment management organization that invests the funds not needed by the Canada Pension Plan (“CPP”) to pay current benefits on behalf of 17 million Canadian contributors and beneficiaries. In order to build a diversified portfolio of CPP assets, CPPIB invests in public equities, private equities, real estate, inflation-linked bonds, infrastructure and fixed income instruments. Headquartered in Toronto, with offices in London and Hong Kong, CPPIB is governed and managed independently of CPP and at arm’s length from governments. At March 31, 2012, the CPP Fund's net assets totaled C$161.6 billion.
Public Sector Pension Investment Board
PSP Investments is one of Canada’s largest pension investment managers with over C$64.5 billion of net assets under management as of March 31, 2012, approximately C$6.4 billion of which was invested in private equity. Its highly-skilled and dedicated team of professionals manages a diversified global portfolio including public equities, private equity, bonds and other fixed-income securities, real estate, infrastructure and renewable resources. PSP Investments is a Crown corporation established to manage employer and employee net contributions since April 1, 2000 to the pension funds of the federal Public Service, the Canadian Forces and the Royal Canadian Mounted Police, and since March 1, 2007, of the Reserve Force. PSP Investments’ head office is located in Ottawa, Ontario and its principal business office is in Montreal, Quebec.
See “Certain Relationships and Related Party Transactions” and “Security Ownership” and the documents referred to herein for more information with respect to our relationship with the Sponsors.
Corporate Information
Kinetic Concepts, Inc. is a Texas corporation, and KCI USA, Inc. is a Delaware corporation. Our principal executive offices are located at 12930 Interstate 10 West, San Antonio, Texas 78249 and our telephone number at that address is (210) 524-9000. Our website is located at http://www.kci1.com. Our website and the information contained on our website are not part of this prospectus, and you should rely only on the information contained in this prospectus when making a decision as to whether to invest in the notes.

The Exchange Offer
On November 3, 2011, we sold, through a private placement exempt from the registration requirements of the Securities Act, $1,750,000,000 of our 10.5% Second Lien Senior Secured Notes due 2018 and $650,000,000 of our 12.5% Senior Notes due 2019, all of which are eligible to be exchanged for Exchange Notes. We refer to these notes as “Old Notes” in this prospectus.
Simultaneously with the private placement, we entered into registration rights agreements with the initial purchasers of the Old Notes (the “Registration Rights Agreements”). Under the Registration Rights Agreements, we are required to use our reasonable best efforts to cause a registration statement for substantially identical Notes, which will be issued in exchange for the Old Notes, to be filed with the United States Securities and Exchange Commission (the “SEC”) and to complete the exchange offer within 365 days after the issue date of the Old Notes. We refer to the notes to be registered under this exchange offer registration statement as “Exchange Notes” and collectively with the Old Notes, we refer to them as the “notes” in this prospectus. You may exchange your Old Notes for Exchange Notes in this exchange offer. You should read the discussion under the headings “—Summary of Exchange Offer,” “Exchange Offer,” “Description of Second Lien Exchange Notes” and “Description of Senior Exchange Notes” for further information regarding the Exchange Notes.

Securities Offered	$1,750,000,000 in aggregate principal amount of 10.5% Second Lien Senior Secured Notes due 2018 and $650,000,000 in aggregate principal amount of 12.5% Senior Notes due 2019.
Exchange Offer
We are offering to exchange the Old Notes for a like principal amount at maturity of the Exchange Notes. Old Notes may be exchanged only for a minimum principal amount of $2,000 and in integral principal multiples of $1,000. The exchange offer is being made pursuant to the Registration Rights Agreements which grant the initial purchasers and any subsequent holders of the Old Notes certain exchange and registration rights. This exchange offer is intended to satisfy those exchange and registration rights with respect to the Old Notes. After the exchange offer is complete, you will no longer be entitled to any exchange or registration rights with respect to your Old Notes.

Expiration Date; Withdrawal of Tender
The exchange offer will expire 5:00 p.m., New York City time, on , 2012, or a later time if we choose to extend this exchange offer in our sole and absolute discretion. You may withdraw your tender of Old Notes at any time prior to the expiration date. All outstanding Old Notes that are validly tendered and not validly withdrawn will be exchanged. Any Old Notes not accepted by us for exchange for any reason will be returned to you at our expense as promptly as possible after the expiration or termination of the exchange offer.

Resales
We believe that you can offer for resale, resell and otherwise transfer the Exchange Notes without complying with the registration and prospectus delivery requirements of the Securities Act so long as:

you acquire the Exchange Notes in the ordinary course of business;
you are not participating, do not intend to participate, and have no arrangement or understanding with any person to participate, in the distribution of the Exchange Notes;
you are not an “affiliate” of ours, as defined in Rule 405 of the Securities Act; and
you are not a broker-dealer.

If any of these conditions is not satisfied and you transfer any Exchange Notes without delivering a proper prospectus or without qualifying for a registration exemption, you may incur liability under the Securities Act. We do not assume, or indemnify you against, any such liability.

Each broker-dealer acquiring Exchange Notes issued for its own account in exchange for Old Notes, which it acquired through market-making activities or other trading activities, must acknowledge that it will deliver a proper prospectus when any Exchange Notes issued in the exchange offer are transferred. A broker-dealer may use this prospectus for an offer to resell, a resale or other retransfer of the Exchange Notes issued in the exchange offer.

Conditions to the Exchange Offer
Our obligation to accept for exchange, or to issue the Exchange Notes in exchange for, any Old Notes is subject to certain customary conditions, including our determination that the exchange offer does not violate any law, statute, rule, regulation or interpretation by the Staff of the SEC or any regulatory authority or other foreign, federal, state or local government agency or court of competent jurisdiction, some of which may be waived by us. We currently expect that each of the conditions will be satisfied and that no waivers will be necessary. See “Exchange Offer—Conditions to the Exchange Offer.

Procedures for Tendering Old Notes held in the Form of Book-Entry Interests
The Old Notes were issued as global securities and were deposited upon issuance with Wilmington Trust, National Association which issued uncertificated depositary interests in those outstanding Old Notes, which represent a 100% interest in those Old Notes, to The Depositary Trust Company (“DTC”).

Beneficial interests in the outstanding Old Notes, which are held by direct or indirect participants in DTC, are shown on, and transfers of the Old Notes can only be made through, records maintained in book-entry form by DTC.

You may tender your outstanding Old Notes by instructing your broker or bank where you keep the Old Notes to tender them for you. In some cases you may be asked to submit the letter of transmittal that may accompany this prospectus. By tendering your Old Notes you will be deemed to have acknowledged and agreed to be bound by the terms set forth under “Exchange Offer.” Your outstanding Old Notes must be tendered for a minimum principal amount of $2,000 and in multiples of $1,000.

In order for your tender to be considered valid, the exchange agent must receive a confirmation of book-entry transfer of your outstanding Old Notes into the exchange agent's account at DTC, under the procedure described in this prospectus under the heading “Exchange Offer,” on or before 5:00 p.m., New York City time, on the expiration date of the exchange offer.

United States Federal Income Tax Considerations
The exchange of Old Notes for Exchange Notes in the exchange offer should not be a taxable exchange for United States federal income tax purposes. See “Material United States Federal Income Tax Considerations.”

Use of Proceeds	We will not receive any proceeds from the issuance of the Exchange Notes in the exchange offer.
Exchange Agent	Wilmington Trust, National Association is serving as the exchange agent for the exchange offer.
Shelf Registration Statement	In limited circumstances, holders of Old Notes may require us to register their Old Notes under a shelf registration statement.

Consequences of Not Exchanging Old Notes
If you do not exchange your Old Notes in the exchange offer, your Old Notes will continue to be subject to the restrictions on transfer currently applicable to the Old Notes. In general, you may offer or sell your Old Notes only:

•	if they are registered under the Securities Act and applicable state securities laws;

•	if they are offered or sold under an exemption from registration under the Securities Act and applicable state securities laws; or

•	if they are offered or sold in a transaction not subject to the Securities Act and applicable state securities laws.
We do not currently intend to register the Old Notes under the Securities Act. Under some circumstances, however, holders of the Old Notes, including holders who are not permitted to participate in the exchange offer or who may not freely resell Exchange Notes received in the exchange offer, may require us to file, and to cause to become effective, a shelf registration statement covering resales of Old Notes by these holders. For more information regarding the consequences of not tendering your Old Notes and our obligation to file a shelf registration statement, see “Exchange Offer—Consequences of Exchanging or Failing to Exchange Old Notes,” “Description of Second Lien Exchange Notes—Registration Rights” and “Description of Senior Exchange Notes—Registration Rights.”

Terms of the Exchange Notes

Issuers	Kinetic Concepts, Inc., a Texas corporation, and KCI USA, Inc., a Delaware corporation.
Notes Offered	$1,750,000,000 in aggregate principal amount of 10.5% Second Lien Senior Secured Notes due 2018 and $650,000,000 in aggregate principal amount of 12.5% Senior Notes due 2019.
Maturity Date	The Second Lien Exchange Notes will mature on November 1, 2018. The Senior Exchange Notes will mature on November 1, 2019.
Interest
Interest on the Second Lien Exchange Notes will accrue at a rate of 10.5% per annum. Interest on the Senior Exchange Notes will accrue at a rate of 12.5% per annum. Interest on the Exchange Notes will be payable on May 1 and November 1, beginning on May 1, 2012 and will accrue from the issue date of the notes.

Guarantees
The Exchange notes will be, jointly and severally and fully and unconditionally, subject to customary release provisions, guaranteed on a senior secured basis by Parent, US Holdco, Holdings and all of Parent's existing and future wholly-owned subsidiaries that guarantee our Credit Facilities.

Ranking	The Second Lien Exchange Notes will be the issuer's senior secured obligations and will:

rank equally with all of the issuer's existing and future senior indebtedness;
be effectively senior to the issuer's senior unsecured indebtedness to the extent of the value of the assets securing the second lien notes, including the obligations under the Senior Unsecured Debt;
rank senior to any of the issuer's future senior subordinated indebtedness and subordinated indebtedness; and
be effectively subordinated to the issuer's secured indebtedness that is secured by a senior or prior lien on the collateral for the second lien notes, including the obligations under our Credit Facilities.

The guarantees of the Second Lien Exchange Notes by the guarantors will be their senior secured obligations and will:

rank equally with all of the existing and future senior indebtedness of such guarantors;
be effectively senior to the senior unsecured indebtedness or such guarantors to the extent of the value of the assets securing the guarantees, including the obligations under the Senior Unsecured Debt;
rank senior to any of the future senior subordinated indebtedness and subordinated indebtedness of such guarantors; and
be effectively subordinated to the secured indebtedness of such guarantors that is secured by a senior or prior lien on the collateral for the guarantees, including the obligations under our Credit Facilities.

The Senior Exchange Notes will be the issuers' senior unsecured obligations and will:
rank pari passu in right of payment with all of the issuers' existing and future senior indebtedness;
rank senior to any of the issuers' future senior subordinated indebtedness and subordinated indebtedness; and

be effectively junior to the issuers' secured indebtedness to the extent of the value of the assets securing such indebtedness, including the obligations under our Credit Facilities and second lien notes.

The guarantees of the Senior Exchange Notes by the guarantors will be their senior unsecured obligations and will:
rank equally with all of the existing and future senior indebtedness of such guarantors;
rank senior to any of the future senior subordinated indebtedness and subordinated indebtedness of such guarantors; and

be effectively junior to the secured indebtedness of such subsidiaries to the extent of the value of the assets securing the guarantees, including the obligations under our Credit Facilities and the second lien notes.

In addition, the notes and the related guarantees will be structurally subordinated to any obligations of the issuer's or Parent's future subsidiaries that are not guarantors of the notes.

As of December 31, 2011, we and our subsidiaries had approximately $4,780 million (excluding original issue discount) of aggregate principal amount of the indebtedness outstanding, of which $4,030 million was secured indebtedness, and an additional $188 million of unused commitments available to be borrowed under our Revolving Credit Facility.

Collateral
The Second Lien Exchange Notes and the related guarantees will be secured by a second priority lien on substantially all of the issuers' and each guarantor's assets (whether now owned or hereafter acquired), which assets will also secure the issuer's and guarantors’ obligations under our Credit Facilities, subject to certain exceptions and permitted liens.

The value of collateral at any time will depend on market and other economic conditions, including the availability of suitable buyers for the collateral. The liens on the collateral may be released without the consent of the holders of the Second Lien Exchange Notes if collateral is disposed of in a transaction that complies with the Second Lien Exchange Notes indenture and the related security documents or in accordance with the provisions of an intercreditor agreement to be entered into related to the collateral securing the Second Lien Exchange Notes and our Credit Facilities. In connection with the Divestiture, collateral included in our TSS business was released. See "Summary—Recent Developments—Sale of Therapeutic Support Systems Assets," “Risk Factors—It may be difficult to realize the value of the collateral securing the Exchange Notes” and “Description of Second Lien Exchange Notes—Security.”

Intercreditor Agreement
The collateral agent for the Second Lien Exchange Notes and the collateral agent under our Credit Facilities have entered into an intercreditor agreement dated as of November 4, 2011 as to the relative priorities of their respective security interests in the assets securing the Second Lien Exchange Notes and related guarantees and borrowings under the Credit Facilities and certain other matters relating to the administration of security interests. See “Description of Second Lien Exchange Notes—Security—Intercreditor Agreement.”

Optional Redemption of the Second Lien Exchange Notes
On or after November 1, 2015, we may redeem the Second Lien Exchange Notes, in whole or in part, at the redemption prices described under “Description of Second Lien Exchange Notes—Optional Redemption,” plus accrued and unpaid interest to such redemption date. Prior to November 1, 2014, we may on one or more occasions redeem up to 35% of the aggregate principal amount of the second lien notes with the net cash proceeds of certain equity offerings, at a redemption price equal to 110.500% of the aggregate principal amount of the second lien notes to be redeemed plus accrued and unpaid interest. In addition, prior to November 1, 2015, we may redeem all or part of the second lien notes at a redemption price equal to 100% of the aggregate principal amount of the second lien notes to be redeemed, plus a make-whole premium and accrued and unpaid interest.

Optional Redemption of the Senior Exchange Notes
On or after November 1, 2015, we may redeem the Senior Exchange Notes, in whole or in part, at the redemption prices described under “Description of Senior Exchange Notes—Optional Redemption,” plus accrued and unpaid interest to such redemption date. Prior to November 1, 2014, we may on one or more occasions redeem up to 35% of the aggregate principal amount of the senior notes with the net cash proceeds of certain equity offerings, at a redemption price equal to 112.500% of the aggregate principal amount of the senior notes to be redeemed plus accrued and unpaid interest. In addition, prior to November 1, 2015, we may redeem all or part of the senior notes at a redemption price equal to 100% of the aggregate principal amount of the senior notes to be redeemed, plus a make-whole premium and accrued and unpaid interest.

Change of Control Offer and Asset Sales
If we experience certain kinds of changes of control or if we sell certain assets and do not apply the proceeds as required, we will be required to offer to repurchase the notes at prices described under “Description of Exchange Notes—Change of Control” and “Description of Exchange Notes—Limitation on Sales of Assets and Subsidiary Stock.”

Certain Covenants
We will issue the Exchange Notes under the indenture with Wilmington Trust, National Association, as trustee (the “Indenture”). The Indenture, among other things, limit the issuer's ability and Parent's ability and its other restricted subsidiaries to:

incur additional indebtedness and guarantee indebtedness;
pay dividends or make other distributions in respect of, or repurchase or redeem, capital stock;
prepay, redeem or repurchase certain debt;
make loans and investments;
sell or otherwise dispose of assets;
incur liens;
enter into transactions with affiliates;
enter into agreements restricting our subsidiaries’ ability to pay dividends; and
consolidate, merge or sell all or substantially all of our assets.

These covenants will be subject to a number of important exceptions and qualifications. For more details, see “Description of Second Lien Exchange Notes” and “Description of Senior Exchange Notes.”

Certain of these covenants will cease to apply to the notes at all times when the notes have investment grade ratings from both Moody's Investor Service, Inc. and Standard & Poor's. For more details, see “Description of Second Lien Exchange Notes” and “Description of Senior Exchange Notes.”

Risk Factors
You should carefully consider all information in this prospectus. In particular, you should evaluate the specific risks described in the section entitled “Risk Factors” in this prospectus for a discussion of risks relating to an investment in the notes. Please read that section carefully before you decide whether to invest in the notes.

No Prior Market
The Exchange Notes will be new securities for which there is currently no market. We do not intend to apply for the Exchange Notes to be listed on any securities exchange or included in any automated quotation system. We cannot assure you that a liquid market for the Exchange Notes will develop or be maintained.

Use of Proceeds	We will not receive any proceeds from the issuance of the Exchange Notes pursuant to the exchange offer.

RISK FACTORS
Any investment in the Exchange Notes involves a high degree of risk. You should carefully consider the risks described below and all of the information contained in this prospectus before deciding whether to purchase the Exchange Notes. The risks and uncertainties described below are not the only risks and uncertainties that we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also impair our business operations. If any of those risks actually occurs, our business, financial condition and results of operations would suffer. The risks discussed below also include forward-looking statements, and our actual results may differ substantially from those discussed in these forward-looking statements. See “Cautionary Statement Regarding Forward-Looking Statements” in this prospectus. In the section entitled “Risk Factors—Risks Related to the Exchange Notes,” references to “we,” “us” and “our” shall refer to Centaur and its subsidiaries.
Risks Related to Our Business
We face significant and increasing competition, which could adversely affect our operating results.
We face significant and increasing competition in each of our businesses, which are intensely competitive and are characterized by rapid technological change. We compete with many companies, some of which have longer operating histories, better brand or name recognition, broader product lines and greater access to financial and other resources. Our customers consider many factors when selecting a product, including product reliability, clinical outcomes, product availability, price and services provided by the manufacturer, and market share can shift as a result of technological innovation and other business factors. Our ability to compete with other developers of advanced therapies and technologies will depend in large part on our ability to develop and acquire new products and technologies as well as anticipate technology advances. Product introductions or enhancements by competitors which have advanced technology, better features or lower pricing may make our products or proposed products obsolete or less competitive. Our competitive position can also be adversely affected by product problems, physician advisories and safety alerts, reflecting the importance of product quality in the medical device industry. For additional information regarding our competitive positioning, see “Business—Information Related to Business Units—Active Healing Solutions—Competition and LifeCell—Competition.”
We expect competition in our AHS business to increase over time as competitors introduce additional competing products in the advanced wound care market and continue expanding into geographic markets where we currently operate. For example, in August 2012, Smith & Nephew announced the introduction of a competing NPWT product offering in Japan, where Smith & Nephew has already had a presence for 25 years. As our patents in the field of NPWT expire over time, we expect increased competition with products adopting basic NPWT technologies. Some of our earliest improvements to the technology include our first generation wound site pressure feedback (T.R.A.C.TM) technology that has some patents expiring in 2016 and others in 2018. Our latest generation pressure feedback system (SensaT.R.A.C.TM) has patents that expire in 2024. Other patents related to our pressure control algorithms expire in 2021 and later. We also have a number of patents to specific dressings used in our NPWT systems that expire in the 2020s as well. Our next generation Negative Pressure Therapy ("NPT") products, including PrevenaTM Incision Management and ABTheraTM System for the treatment of the open abdomen, are protected by patents expiring in 2023 and later. For the last several years, we and our affiliates have been involved in multiple patent infringement suits where claims under certain patents we previously licensed from Wake Forest University were asserted against providers of competing NPWT products, including Smith & Nephew. Smith & Nephew or third parties may become more aggressive in the marketing of competitive NPWT systems in light of the various invalidity rulings around the world and the Wake Forest royalty litigation. For additional information regarding our patent litigation, see “Business-Legal Proceedings.”
Our NPWT systems also compete with traditional wound care dressings, other advanced wound care dressings, skin substitutes, products containing growth factors and other medical devices used for wound care in the United States and internationally. Our LifeCell business is facing increasing competition from providers of various commercially available products made from synthetic materials or biologic materials of human or animal tissue origin. If we are unable to effectively differentiate our products from those of our competitors, our market share, sales and profitability could be adversely impacted.

If we are unable to develop new generations of products and enhancements to existing products, our competitive position may be harmed.
Our success is dependent upon the successful development, introduction and commercialization of new generations of products and enhancements to existing products. Innovation in developing new product lines and in developing enhancements to our existing products is required for us to grow and compete effectively. The completion of development of any new products remains subject to all the risks associated with the commercialization of new products based on innovative technologies, including unanticipated technical or manufacturing problems; extended lead times in obtaining required regulatory approval of new products; the possibility of significantly higher development costs than anticipated; and gaining customer acceptance. Innovation through enhancements and new products requires significant capital commitments and investments on our part, which we may be unable to recover.
Our current and future products are subject to regulation by the FDA and other national, federal and state governmental authorities. We may be required to undertake time-consuming and costly development and clinical activities and seek regulatory clearance or approval for expanded clinical applications for current products and new products. Clearance and/or approval might not be granted for a new or modified product or expanded uses of existing products on a timely basis, if at all.
Applicable regulations are subject to change as a result of legislative, administrative or judicial action, which may further increase costs or reduce sales. Any substantial increase in requirements that are imposed on us could potentially delay our development and commercialization of new medical device products. We cannot assure that clearance or approval for new uses of existing products, or new products could be obtained in a timely fashion, or at all. Also, our determination that our allograft products are eligible for regulation as human cellular and tissue-based product is limited to their current intended uses. In the future, we may wish to market our allograft products for new intended uses, which may require premarket clearance or approval under FDA medical device or biologic regulations, and could be time consuming and costly. Our failure to maintain clearances or approvals for existing products or to obtain clearance or approval for new or modified products could adversely affect our results of operations and financial condition.
In addition, we may be subject to intellectual property infringement claims from individuals and companies who have acquired or developed patent portfolios in the fields of advanced wound care or regenerative medicine for the purpose of developing competing products, or for the sole purpose of asserting claims against us. Any claims that our products or processes infringe the intellectual property rights of others, regardless of the merit or resolution of such claims, could cause us to incur significant costs in responding to, defending and resolving such claims, and may prohibit or otherwise impair our ability to commercialize new or existing products.
If we are unsuccessful in protecting and maintaining our intellectual property, our competitive position could be harmed.
Our ability to enforce our patents and those licensed to us, together with our other intellectual property, is subject to general litigation risks, as well as uncertainty as to the validity or enforceability of our intellectual property rights in various countries. Changes in either the intellectual property laws or in interpretations of intellectual property laws in the United States and other countries may diminish the value of our intellectual property. For instance, the U.S. Supreme Court has recently modified some tests used by the U.S. Patent and Trademark Office in granting patents during the past 20 years, which may decrease the likelihood that we will be able to obtain patents and increase the likelihood of challenge of any patents we obtain or license. In addition, the U.S. recently enacted sweeping changes to the U.S. patent system under the Leahy-Smith America Invents Act (“AIA”), including changes that would transition the U.S. from a “first-to-invent” system to a “first to file” system and alter the processes for challenging issued patents. These changes could increase the uncertainties and costs surrounding the prosecution of our patent applications and the enforcement or defense of our issued patents. The laws of some foreign countries may not protect our intellectual property rights to the same extent as the laws of the United States, if at all. We own or license numerous patents on our existing products and processes, and we file applications as appropriate for patents covering new technologies as such technologies are developed. However, the patents we own, or in which we have rights, may not be sufficiently broad to protect our technology position against competitors, or may not otherwise provide us with competitive advantages. We often retain certain knowledge that we consider proprietary as confidential and elect to protect such information as trade secrets, as business confidential information or as know-how. In these cases, we rely upon trade secrets, know-how and continuing technological innovation to maintain our competitive position. Our intellectual property rights may not prevent other companies from developing functionally equivalent products, developing substantially similar proprietary processes, or otherwise gaining access to our confidential know-how or trade secrets.

When we seek to enforce our intellectual property rights, we may be subject to claims that our rights are invalid, are otherwise unenforceable or are already licensed to the party against whom we are asserting a claim. When we assert our intellectual property rights, it is likely that the other party will seek to assert intellectual property rights of its own against us, which may adversely impact our business. All patents are subject to requests for reexamination by third parties and under the AIA additional methods of challenging the validity or enforceability of issued patents will be implemented. When such requests for reexamination are granted, some or all claims may require amendment or cancellation. Since 2007, multiple requests for reexamination of patents owned or licensed by KCI relating to our AHS business were granted by the U.S. Patent and Trademark Office. If we are unable to enforce our intellectual property rights our competitive position could be harmed. We and our affiliates are also involved in multiple intellectual property litigation suits in the United States and Europe. If any of our key patent claims are narrowed in scope or found to be invalid or unenforceable, or we otherwise do not prevail, our share in the markets where we compete could be negatively impacted due to increased competition and pricing of our products could decline significantly, either of which would negatively affect our financial condition and results of operations. For example, in the U.K. and Germany, where certain patent claims relating to NPWT were invalidated in 2009 litigation, we have experienced increased competition and reduced growth rates in AHS revenue as a result. In addition, third parties may become more aggressive in the marketing of competitive NPWT systems in the U.S. and internationally due to the Wake Forest royalty litigation and the invalidation of Wake Forest patent claims around the world. We derived approximately 76% of total revenue during the year ended December 31, 2011 from our NPWT products worldwide. For more information on our current intellectual property litigation, see "Business—Legal Proceedings."
We have agreements with third parties pursuant to which we license patented or proprietary technologies. These agreements commonly include royalty-bearing licenses. If we lose the right to license technologies essential to our businesses, or the costs to license these technologies materially increase, our businesses could be adversely impacted.
The adoption of healthcare reform in the U.S. may adversely affect our business and financial results.
On March 23, 2010, President Obama signed into law major healthcare reform legislation under the Patient Protection and Affordable Care Act of 2010 (“PPACA”) which was modified on March 30, 2010 by the enactment of the Health Care and Education Reconciliation Act of 2010. Under PPACA, it is expected that expanded healthcare coverage will be made available to an additional 30 million Americans. The increased costs to the U.S. government from PPACA are expected to be funded through a combination of payment reductions for providers over time and several new taxes. The PPACA imposes, among other things, an annual excise tax of 2.3% of any entity that manufactures or imports medical devices offered for sale in the United States beginning in 2013, resulting in an anticipated cost to the medical device industry of up to $20 billion over the next decade. We expect to be subject to this excise tax in the future on our sales of certain medical devices we manufacture, product or import. The PPACA also provides for the establishment of an Independent Medicare Advisory Board that could recommend changes in payment for physicians under certain circumstances beginning in 2014. In addition, PPACA authorizes certain voluntary demonstration projects beginning no later than 2013 around development of bundling payments for acute, inpatient hospital services, physician services, and post acute services for episodes of hospital care. PPACA increases fraud and abuse penalties and expands the scope and reach of the Federal Civil False Claims Act (“FCA”) and government enforcement tools, which may adversely impact healthcare companies.

The United States Supreme Court heard a constitutional challenge to the PPACA and in June 2012 held that the PPACA is constitutional. However, states are allowed to opt out of the expansion of eligibility criteria for Medicaid under the PPACA. In addition to PPACA, the effect of which cannot presently be quantified given its recent enactment, various healthcare reform proposals have also emerged at the state level. We cannot predict whether future healthcare initiatives will be implemented at the federal or state level or the effect any future legislation or regulation will have on us. However, we anticipate that the PPACA, as well as other healthcare reform measures that may be adopted in the future, may result in more rigorous coverage criteria and an additional downward pressure on the price that we receive for any approved product, and could adversely affect our business. Any reduction in reimbursement from Medicare or other government programs may result in a similar reduction in payments from private payors. Insurers may also refuse to provide any coverage of uses of approved products for medical indications other than those for which the FDA has granted market approvals, all of which may adversely affect our business, financial condition and results of operations, possibly materially.

We may not successfully identify and complete acquisitions or strategic alliances on favorable terms or achieve anticipated synergies relating to any acquisitions or alliances, and such acquisitions could result in unforeseen operating difficulties and expenditures, require significant management resources and require significant charges or write-downs.
We regularly review potential acquisitions of complementary businesses, technologies, services or products, as well as potential strategic alliances. We may be unable to find suitable acquisition candidates or appropriate partners with which to form alliances. Even if we identify appropriate acquisition or alliance candidates, we may be unable to complete the acquisitions or alliances on favorable terms, if at all. Future acquisitions may reduce our cash available for operations or other uses. In addition, the process of integrating an acquired business, technology, service or product into our existing operations could result in unforeseen difficulties and expenditures. Integration of an acquired company often requires significant expenditures as well as significant management resources that otherwise would be available for ongoing development of our other businesses. Moreover, we may not realize the anticipated financial or other benefits of an acquisition or alliance.
We may be required to take charges or write-downs in connection with acquisitions. Our financial results could be adversely affected by financial adjustments required by GAAP in connection with our acquisitions where significant goodwill or intangible assets are recorded. To the extent the value of goodwill or identifiable intangible assets with indefinite lives becomes impaired, we may be required to incur material charges relating to the impairment of those assets.
Divestitures of some of our businesses or product lines may adversely affect our business, results of operations and financial condition.

In regularly evaluating the performance of our businesses, we may decide to sell a business or product line. Even if we identify a divestiture opportunity, we may be unable to complete the divestiture on favorable terms, if at all. Any divestitures may result in significant charge-offs or write-downs, including those related to goodwill and other intangible assets, which could have a material adverse effect on our business, results of operations and financial condition. The process of divesting ourselves of a business or product line could result in unforeseen expenditures and risks, including complexities in separating operations, services, products and personnel. Divestitures often require the diversion of management's attention from other business concerns and the disruption of our business, and could result in potential loss of key employees.

On August 15, 2012, we announced that we had entered into an asset purchase agreement (the “Agreement”) with Getinge AB (“Getinge”). The transaction closed on November 8, 2012. At the closing of the transaction, Getinge paid KCI $247.1 million in cash, subject to certain adjustments. Under the terms of the Agreement, Getinge purchased certain assets and assumed certain liabilities, including our Therapeutic Support Systems™ (“TSS”) product portfolio. In addition, Getinge has offered employment to TSS employees and we have agreed to provide transition services to Getinge after the close of the transaction.

In connection with the transaction, a significant portion of our historic service center network has been transferred to Getinge. We have entered into leasing or licensing arrangements with Getinge in certain circumstances for a limited transition period to allow us to continue to use some of the service center facilities transferred to Getinge while we evaluate the service center needs of our AHS business on a stand-alone basis. There is no guarantee that we will be able to build or implement the new AHS service network in the time period we expect or at a cost that is satisfactory to us, perform transition services at a cost consistent with levels being reimbursed by Getinge, manage the incremental cost associated with this divestiture, or accomplish these activities without any significant disruption to the AHS business.

We may not be able to successfully manage these or other significant risks related to divesting a business or product line.

Changes in U.S. and international reimbursement regulations, policies and rules, or their interpretation, could reduce the reimbursement we receive for and adversely affect the demand for our products.
The demand for our products is highly dependent on the regulations, policies and rules of third-party payers in the United States and internationally, including the U.S. Medicare and Medicaid programs, as well as private insurance and managed care organizations that reimburse us for the sale and rental of our products. If coverage or payment regulations, policies or rules of existing third-party payers are revised in any material way in light of increased efforts to control healthcare spending or otherwise, the amount we may be reimbursed or the demand for our products may decrease, or the costs of furnishing or renting our products could increase.

In the United States, the reimbursement of our products by Medicare is subject to review by government contractors that administer payments under federal healthcare programs. These contractors are delegated certain authority to make local or regional determinations and policies for coverage and payment of biologicals, durable medical equipment (“DME”), medical devices, and related supplies in various care settings. Adverse interpretation or application of Medicare contractor coverage policies, adverse administrative coverage determinations or changes in coverage policies can lead to denials of our claims for payment and/or requests to recoup alleged overpayments made to us for our products. Such determinations and changes can often be challenged only through an administrative appeals process. From time to time, we have been engaged in dialogue with the medical directors of the various Medicare contractors, including the Durable Medical Equipment Medicare Administrative Contractors (“DMACs”) in order to clarify local coverage policies for our tissue matrix and NPWT products. In some instances relating to reimbursement of our NPWT products, the DMAC medical directors have indicated that their interpretation of the NPWT coverage policy differs from ours. Although we have informed the DMACs and medical directors of our positions and billing practices, our dialogue has yet to resolve all open issues. In the event that our interpretations of NPWT coverage policies in effect at any given time do not prevail, we could be subject to recoupment or refund of all or a portion of any disputed amounts as well as penalties, which could exceed our related revenue realization reserves, and could negatively impact our AHS revenue from Medicare placements in the United States.
In addition, the current Medicare NPWT coverage policy instructs the DMACs to initially deny payment for any NPWT placements that have extended beyond four months in the home; however, we are permitted to appeal such non-payment on a claim-by-claim basis. As of December 31, 2011, we had approximately $13.7 million in outstanding receivables relating to Medicare NPWT placements that have extended beyond four months in the home, including both unbilled items and claims where coverage or payment was initially denied. We are in the process of submitting all unbilled claims for payment and appealing the remaining claims through the appropriate administrative appeals processes necessary to obtain payment. We may not be successful in collecting these amounts. Further changes in policy or adverse determinations may result in increases in denied claims and outstanding receivables. In addition, if our appeals are unsuccessful and/or there are further policy changes, we may be unable to continue to provide the same types of services that are represented by these disputed claims in the future.
If we are unable to obtain expanded reimbursement for our products in foreign jurisdictions, our international expansion plans could be delayed and our plans for growth could be negatively impacted.
The successful global expansion of our business is dependent upon our ability to obtain expanded reimbursement for our products in the United States and in foreign jurisdictions. We are continuing our efforts to obtain reimbursement for Strattice and V.A.C. Therapy systems and related disposables in foreign jurisdictions. For V.A.C. Therapy systems and related disposables, these efforts have resulted in varying levels of reimbursement from private and public payers in multiple countries, mainly in the acute care setting. In these jurisdictions and others outside the United States, we continue to seek expanded home care reimbursement, which we believe is important in order to increase the demand for V.A.C. Therapy Systems and related disposables in these markets. For our LifeCell business, work has begun to secure appropriate coding, coverage and reimbursement for AlloDerm in Canada, and for Strattice throughout Europe, the Middle East and Africa. If we are unable to obtain expanded reimbursement, our international expansion plans could be delayed and our plans for growth could be negatively impacted. For a more detailed discussion of our reimbursement efforts, see “Business—Information Related to Business Units—Active Healing Solutions—Payment and Reimbursement Coverage; and LifeCell—Payment and Reimbursement Coverage.”
U.S. Medicare reimbursement of competitive products and the implementation of the Medicare competitive bidding program could reduce the reimbursement we receive and could adversely affect the demand for our V.A.C. Therapy Systems in the United States.
From time to time, Medicare publishes reimbursement policies and rates that may unfavorably affect the reimbursement and market for our products. Since 2005, Medicare has assigned NPWT reimbursement codes to several devices being marketed to compete with V.A.C. Therapy Systems. Due to the introduction of competitive products, the Centers for Medicare and Medicaid Services (“CMS”) and other third-party payers could attempt to reduce reimbursement rates on NPWT or its various components through competitive bidding or otherwise, which could negatively impact our AHS revenue from U.S. Medicare placements.
For the year ended December 31, 2011, U.S. Medicare placements of our NPWT products represented approximately 9.3% of our total revenue. In the future, our AHS revenue from U.S. Medicare placements of NPWT products is expected to be subject to Medicare’s durable medical equipment competitive bidding program. In August 2011, CMS announced that NPWT pumps and related supplies and accessories will be included in the next competitive bid process. Inclusion of NPWT products in the Medicare competitive bidding program could result in increased competition and reduced reimbursement for our Medicare placements. In the event that CMS adopts policies or procedures that are unfavorable to us, any resulting reduction in reimbursement could materially and adversely affect our business and operating results.

U.S. Medicare reimbursement changes applicable to facilities that use our products, such as hospitals and skilled nursing facilities, could adversely affect the demand for our products.
In 2006, CMS finalized new provisions for the hospital inpatient prospective payment system (“IPPS”) that included a significant change in the manner in which it determines the underlying relative weights used to calculate the diagnosis-related group (“DRG”) payment amount made to hospitals for certain patient conditions. In 2007, CMS began to phase-in the use of hospital costs rather than hospital charges for the DRG relative weight determination. As expected, payments have increased for hospitals serving more severely ill patients and decreased for those serving patients who are less severely ill. The fiscal year 2009 IPPS final rule, issued in 2008, announced the completion of the transition to the severity-adjusted DRGs. The changes to IPPS reimbursement procedures have placed downward pressure on prices paid by acute care hospitals to us and have somewhat affected the demand for our products used for inpatient services.
The initiation by U.S. and foreign healthcare, safety and reimbursement agencies of periodic inspections, assessments or studies of the products, services and billing practices we provide could lead to reduced public reimbursement or the inability to obtain reimbursement and could result in reduced demand for our products.
Due to the increased scrutiny and publicity of government efforts to contain rising healthcare costs, we may be subject to future assessments or studies by U.S. and foreign healthcare, safety and reimbursement agencies, which could lead to changes in reimbursement policies that adversely affect our business. We are also currently subject to multiple technology assessments related to our V.A.C. Therapy Systems in foreign countries where we conduct business. Any unfavorable results from these evaluations or technology assessments could result in reduced reimbursement or prevent us from obtaining reimbursement from third-party payers and could reduce the demand or acceptance of our V.A.C. Therapy Systems.
In March 2009, the U.S. Department of Health and Human Services Office of Inspector General (“OIG”) published a report on the comparative pricing of NPWT pumps. In that report, the OIG suggested that CMS is overpaying for NPWT pumps because the current price is based on the price of the V.A.C. Therapy System and did not consider the lower prices of new products added to the NPWT category since 2005. The OIG suggested that CMS should either competitively bid NPWT in the Second Round of DME Competitive Bidding or conduct an inherent reasonableness assessment. In August 2011, CMS announced it will include NPWT in Round Two of its DME Competitive Bidding program, which goes into effect July 1, 2013. This could negatively impact U.S. Medicare reimbursement of our products.
The OIG has also reiterated that it plans to continue to review DME suppliers’ use of certain claims modifiers to determine whether the underlying claims made appropriate use of such modifiers when billing to Medicare. Under the Medicare program, a DME supplier may use these modifiers to indicate that it has the appropriate documentation on file to support its claim for payment. Upon request, the supplier may be required to provide this documentation; however, recent reviews by Medicare regional contractors have indicated that some suppliers have been unable to furnish this information. The OIG intends to continue its work to determine the appropriateness of Medicare payments for certain DME items, including wound care equipment, by assessing whether the suppliers’ documentation supports the claim, whether the item was medically necessary, and/or whether the beneficiary actually received the item. The OIG also plans to review DME that is furnished to patients who are receiving home health services to determine whether the DME is properly billed separately from the home health agency’s reimbursement. In the event that these initiatives result in any assessments with respect to our claims, we could be subject to material refunds, recoupments or penalties. Such initiatives could also lead to further changes to reimbursement or documentation requirements for our products, which could be costly to administer. The results of U.S. or foreign government agency studies could factor into governmental or private reimbursement or coverage determinations for our products and could result in changes to coverage or reimbursement rules which could reduce the amounts we collect for our products and have a material adverse effect on our business.
We may be subject to claims audits that could harm our business and financial results.
As a healthcare supplier, we are subject to claims audits by government regulators, contractors and private payers. Our documentation, billing and other practices are subject to scrutiny by regulators, including claims audits. To ensure compliance with U.S. reimbursement regulations, the Medicare regional contractors and other government contractors periodically conduct audits of billing practices and request medical records and other documents to support claims submitted by us for payment of services rendered to our customers. Such audits may also be initiated as a result of recommendations made by government agencies, such as those in the June 2007 OIG report. For more information on claims audits, see Note 12 of the notes to the consolidated financial statements for the fiscal year ended December 31, 2011. CMS’s Medicaid Integrity Plan, a national strategy to detect and prevent Medicaid fraud and abuse, seeks to identify, recover and prevent inappropriate Medicaid payments through increased review of suppliers of Medicaid services. We could be subjected to such reviews in any number of states potentially resulting in demands for refunds or assessments of penalties against us, which could have a material adverse impact on our financial condition and results of operations.
In addition, our agreements with private payers commonly provide that payers may conduct claims audits to ensure that our billing practices comply with their policies. These audits can result in delays in obtaining reimbursement, denials of claims, or demands for significant refunds or recoupments of amounts previously paid to us.
We could be subject to governmental investigations regarding the submission of claims for payment for items and services furnished to federal and state healthcare program beneficiaries.
There are numerous rules and requirements governing the submission of claims for payment to federal and state healthcare programs. In many cases, these rules and regulations are not very clear and have not been interpreted on any official basis by government authorities. If we fail to adhere to these requirements, the government could allege we are not entitled to payment for certain claims and may seek to recoup past payments made. Governmental authorities could also take the position that claims we have submitted for payment violate the FCA. The recoupment of alleged overpayments and/or the imposition of penalties or exclusions under the FCA or similar state provisions could result in a significant loss of reimbursement and/or the payment of significant fines and may have a material adverse effect on our operating results. Even if we were ultimately to prevail, an investigation by governmental authorities of the submission of widespread claims in non-compliance with applicable rules and requirements could have a material adverse impact on our business as the costs of addressing such investigations could be significant.
In February 2009, we received a subpoena from the OIG seeking records regarding our billing practices under the local coverage policies of the four regional DMACs. In response to the initial request, we produced substantial documentation to the OIG and met with the U.S. Department of Justice in order to assist the government in its review. The government made additional informal requests in November and December 2009. We cooperated with all of the inquiries and provided substantial documentation to the OIG and the U.S. Attorneys’ office throughout 2009 and 2010. On May 9, 2011, we received notice that the U.S. Attorneys’ office had declined to intervene in qui tam actions filed against KCI by two former employees in Federal Court in California. The complaints contend that KCI violated the Federal False Claims Act by billing in a manner that was not consistent with the Local Coverage Determinations issued by the DME MACs and seek recovery of monetary damages. These cases were originally filed under seal pending the government's review of the allegations contained therein. Following the completion of the government's review and their decision to decline to intervene in such suits, the live pleadings were ordered unsealed on May 3, 2011. After reviewing the allegations, KCI filed motions seeking the dismissal of the suits on multiple grounds. On January 30, 2012, the Court granted two of KCI's motions dismissing all of the claims in one suit and dismissing all of the claims in the second suit with the exception of a retaliation claim, which has been stayed pending the appeal of the dismissed claims. On February 27, 2012 and June 15, 2012, respectively, the former employees each filed a Notice of Appeal to the U.S. Court of Appeals for the Ninth Circuit seeking to reverse the dismissal of their claims by the trial court. KCI fully intends to vigorously defend the appeals. For a description of other risks relating to governmental review and investigation of our businesses, see each of the risk factors entitled “The initiation by U.S. and foreign healthcare, safety and reimbursement agencies of periodic inspections, assessments or studies of the products, services and billing practices we provide could lead to reduced public reimbursement or the inability to obtain reimbursement and could result in reduced demand for our products;” “We may be subject to claims audits that could harm our business and financial results;” and “We could be subject to governmental investigations under the Anti-Kickback Statute, the Stark Law, the federal False Claims Act or similar state laws with respect to our business arrangements with prescribing physicians and other healthcare professionals.”
We could be subject to governmental investigations under the Anti-Kickback Statute, the Stark Law, the federal False Claims Act or similar state laws with respect to our business arrangements with prescribing physicians and other healthcare professionals.
We are subject to various federal, state and foreign laws pertaining to healthcare pricing and fraud and abuse, including prohibitions on kickbacks and the submission of false claims and restrictions on relationships with physicians and other referral sources. We have numerous business arrangements with physicians and other potential referral sources. Although we believe neither these arrangements nor the remuneration provided thereunder in any way violate the federal Anti-Kickback Statute, the Stark Law or similar state laws, governmental authorities could attempt to take the position that one or more of these arrangements, or the payments or other remuneration provided thereunder, violates these statutes or laws. In addition, if any of our arrangements were found to violate such laws, federal authorities or whistleblowers could take the position that our submission of claims for payment to a federal healthcare program for items or services realized as a result of such violations also violates the FCA. Imposition of penalties or exclusions for violations of the Anti-Kickback Statute, the Stark Law or similar state laws could result in a significant loss of reimbursement and may have a material adverse effect on our financial condition and results of operations. Even the assertion of a violation under any of these provisions could have a material adverse effect on our financial condition and results of operations.

Failure of any of our clinical studies or third-party assessments to demonstrate desired outcomes in proposed endpoints may reduce physician usage or result in pricing pressures that could have a negative impact on business performance.
We regularly conduct clinical studies designed to test a variety of endpoints associated with product performance and use across a number of applications. If, as a result of poor design, implementation or otherwise, a clinical study conducted by us or others fails to demonstrate statistically significant results supporting performance or use benefits or cost effectiveness of our products, physicians may elect not to use our products as a treatment for conditions that may benefit from them. Furthermore, in the event of an adverse clinical study outcome, our products may not achieve “standard-of-care” designations, where they exist, for the conditions in question, which could deter the adoption of our products. If we are unable to develop a body of statistically significant evidence from our clinical study program, whether due to adverse results or the inability to complete properly designed studies, domestic and international public and private payers could refuse to cover our products, limit the manner in which they cover our products, or reduce the price they are willing to pay or reimburse for our products. In the case of a pre-approval study or a study required by a regulatory body as a condition of approval, a regulatory body can revoke, modify or deny approval of the product in question.
Our business is partly dependent on major contracts with group purchasing organizations (“GPOs”) and integrated delivery networks (“IDNs”). Our relationships with these organizations pose several risks.
Our products can be contracted under national tenders or with larger hospital GPOs. The healthcare industry has been consolidating, and as a result, transactions with customers are larger and more complex. The purchasing power of these larger customers has increased, and may continue to increase, generating downward pressure on product pricing. The majority of our AHS U.S. hospital sales and rentals are made pursuant to contracts with GPOs. At any given time, we are typically at various stages of responding to bids and negotiating and renewing GPO agreements, including agreements that would otherwise expire. Failure to be included in certain of these agreements could have a material adverse effect on our business, including sales and rental revenues. The contracting practices of GPOs change frequently to meet the needs of their member hospitals. An emerging trend is for GPOs to offer committed programs or standardization programs, where one supplier may be chosen to serve designated members that elect to participate in the program. Participation by us in such programs may require increased discounting, and failure to participate or be selected for participation in such programs may result in a reduction of sales to the member hospitals. In addition, the industry is showing an increased focus on contracting directly with health systems or IDNs (which typically represents influential members and owners of GPOs). IDNs and health systems often make key purchasing decisions and have influence over a GPO’s contract decisions. This presents an opportunity to have more contracts directly with customers, but customers may request additional discounts or enhancements. GPOs, IDNs and large health care providers have communicated that their member hospitals have limited access to capital, and they have increased their focus on pricing and on limiting price increases. Some of our sales contracts contain restrictions on our ability to raise prices, therefore limiting our ability, in the short-term, to respond to significant increases in raw material prices or other factors.
The success of many of our products depends heavily on acceptance by healthcare professionals who prescribe and recommend our products and by end users of our products, and our failure to maintain a high level of confidence in our products could adversely affect our business.
We maintain customer relationships with numerous specialized nurses, surgeons, primary care physicians, home healthcare providers, other specialist physicians and other healthcare professionals. We believe that sales of our products depend significantly on their confidence in, and recommendations of, our products. In addition, our success depends on end users’ acceptance and confidence in the effectiveness, comfort and ease-of-use of our products, including our new products. In order to achieve acceptance by end users and healthcare professionals alike, we seek to educate patients and the healthcare community as to the distinctive characteristics, perceived benefits, clinical efficacy and cost-effectiveness of our products compared to alternative products, including the products offered by our competitors. Acceptance of our products also requires effective training of patients and healthcare professionals in the proper use and application of our products. Failure to effectively educate and train our customers and end-users and failure to continue to develop relationships with leading healthcare professionals and new patients could result in a less frequent recommendation or prescription of our products to patients, which may adversely affect our sales and profitability.

Because we depend upon a limited group of suppliers and, in some cases, exclusive suppliers for products essential to our business, we may incur significant product development costs and experience material delivery delays if we lose any significant supplier, which could materially impact our rental and sales of AHS and LifeCell products.
For both of our business units, we obtain some of our finished products and components from a limited group of suppliers, and we purchase certain supplies from single sources for reasons of quality assurance, cost- effectiveness, availability, or constraints resulting from regulatory requirements. While we work closely with suppliers to assure continuity of supply and maintain high quality and reliability, these efforts may not be successful. Manufacturing disruptions experienced by our suppliers may jeopardize our supply of finished products and components. A change in suppliers could require significant effort or investment in circumstances where the items supplied are integral to product performance or incorporate unique technology. Due to our substantial indebtedness, one or more of our suppliers may refuse to extend us credit with respect to our purchasing or leasing equipment, supplies, products or components, or may only agree to extend us credit on significantly less favorable terms or subject to more onerous conditions. This could significantly disrupt our ability to purchase or lease required equipment, supplies, products and components in a cost-effective and timely manner and could have a material adverse effect on our business. Any casualty, natural disaster or other significant disruption of any of our sole-source suppliers’ operations, or any unexpected loss of any existing exclusive supply contract could have a material adverse effect on our business. For more information regarding our sole-source supply arrangements, see “Business—Information Related to Business Units—Active Healing Solutions—Operations and Manufacturing and LifeCell—Operations and Manufacturing”
Increased prices for, or unavailability of, raw materials or sub-assemblies used in our products could adversely affect our profitability or revenues.

Our profitability is affected by the prices of the raw materials and sub-assemblies used in the manufacture of our products. These prices may fluctuate based on a number of factors beyond our control, including changes in supply and demand, general economic conditions, labor costs, fuel related delivery costs, competition, import duties, tariffs, currency exchange rates, and government regulation. Significant increases in the prices of raw materials or sub-assemblies that cannot be recovered through productivity gains, price increases or other methods could adversely affect our results of operations.

Any shortfall in our ability to procure unprocessed tissue or manufacture Strattice and AlloDerm in sufficient quantities to meet market demand would negatively impact our growth.
Demand for our tissue matrix products is significant and increasing in the United States, and we have expanded our manufacturing capabilities to meet this demand. In 2009, we finalized the validation of a new manufacturing suite in our existing facility that is now fully operational. We believe that demand for Strattice is likely to increase further during our planned expansion into additional countries in EMEA. Also, demand growth for AlloDerm continues to be strong in the U.S. in light of a demonstrated physician preference for AlloDerm in breast reconstruction applications. Sales of Strattice and AlloDerm may be constrained in the future by our ability to manufacture sufficient quantities to meet demand, as they were in 2009. Since 2010, our inventory levels of Strattice and AlloDerm have been maintained at levels sufficient to meet market demand. However, any inability to manufacture sufficient quantities of our products to meet demand in the future could have a material adverse effect on our LifeCell business. For more information respecting our procurement of tissue for our AlloDerm and Strattice products, see “Business—Information Related to Business Units—LifeCell—Operations and Manufacturing.”
If a natural or man-made disaster strikes our manufacturing facilities, we will be unable to manufacture our products for a substantial amount of time and our sales and profitability will decline.
Our facilities and the manufacturing equipment we use to produce our products would be costly to replace and could require substantial lead-time to repair or replace. The manufacture of all of our LifeCell regenerative medicine products is conducted exclusively at our sole manufacturing facility in Branchburg, New Jersey, where we completed validation of a new manufacturing suite that became operational in 2009. The manufacture of our AHS disposable supplies is conducted at our manufacturing facility in Athlone, Ireland and the manufacturing facility of Avail Medical Products, Inc., one of our third-party suppliers, in Mexico. Any temporary or permanent facility shut-down caused by casualty (property damage caused by fire or other perils), regulatory action, or other unexpected interruptions could cause a significant disruption in our ability to supply our LifeCell products or AHS products, which would impair our LifeCell or AHS revenue growth, respectively. We take precautions to safeguard the facilities, including security, health and safety protocols and off-site backup and storage of electronic data. Additionally, we maintain property insurance that includes coverage for business interruption. However, a natural disaster such as a fire or flood could affect our ability to maintain ongoing operations and cause us to incur additional expenses. Insurance coverage may not be adequate to fully cover losses in any particular case. Accordingly, damage to a facility or other property due to fire, flood or other natural disaster or casualty event could materially and adversely affect our revenues and results of operations.

Disruptions in service or damage to our data center could adversely affect our business.

Our information technologies and systems are vulnerable to damage or interruption from various causes, including (i) acts of God and other natural disasters, war and acts of terrorism and (ii) power losses, computer system failures, Internet and telecommunications or data network failures, operator error, losses of and corruption of data and similar events. While we maintain a backup of much of our operational and financial data at an offsite disaster recovery site and conduct business continuity planning to mitigate the adverse effects of a disruption, relocation or change in operating environment at the data center we utilize, the situations we plan for and the amount of insurance coverage we maintain may not be adequate in any particular case. Any resulting interruption, delay or cessation in service to our customers could impair or prohibit our ability to provide our services, reduce the attractiveness of our services to current or potential customers and adversely impact our financial condition and results of operations.

We may not be able to maintain our competitive advantages if we are not able to attract and retain key personnel.

Our success depends to a significant extent on our ability to attract and retain key members of our executive, technical, sales, marketing and engineering staff. While we have taken steps to retain such key personnel, there can be no assurance that we will be able to retain the services of individuals whose knowledge and skills are important to our businesses. Our success also depends on our ability to prospectively attract, expand, integrate, train and retain qualified management, technical, sales, marketing and engineering personnel. Because the competition for qualified personnel is intense, costs related to compensation and retention could increase significantly in the future.

Our international business operations are subject to risks, including risks arising from currency exchange rate fluctuations, which could adversely affect our operating results.

Our operations outside the United States, which represented approximately $416 million, or 23%, of our total revenue for the year ended December 31, 2011 and $391 million, or 22%, of our total revenue for the year ended December 31, 2010, are subject to certain legal, regulatory, social, political, and economic risks inherent in international business operations, including, but not limited to:

•	less stringent protection of intellectual property in some countries outside the United States;

•	trade protection measures and import and export licensing requirements;

•	changes in foreign regulatory requirements and tax laws;

•	alleged or actual violations of the Foreign Corrupt Practices Act of 1977, and similar local commercial anti-bribery and anti-corruption laws in the foreign jurisdictions in which we do business;

•	changes in foreign medical reimbursement programs and policies, and other healthcare reforms;

•	political and economic instability;

•	complex tax and cash management issues;

•	potential tax costs associated with repatriating cash from our non-U.S. subsidiaries; and

•	longer-term receivables than are typical in the United States, and greater difficulty of collecting receivables in certain foreign jurisdictions.
Because a significant portion of our business is conducted outside the United States, we face exposure to adverse movements in foreign currency exchange rates related to the value of the U.S. dollar. While we enter into foreign currency exchange contracts designed to reduce the short-term impact of foreign currency fluctuations, we cannot eliminate the risk, which may adversely affect our expected results.

If we fail to comply with the extensive array of laws and regulations that apply to our business, we could suffer civil or criminal penalties or be required to make significant changes to our operations that could reduce our revenue and profitability.
We are required to comply with extensive and complex laws and regulations at the federal, state and local government levels relating to among other things:

•	billing practices;

•	product pricing and price reporting;

•	quality of medical equipment and services and qualifications of personnel;

•	confidentiality, maintenance and security of patient medical records;

•	marketing and advertising, and related fees and expenses paid; and

•	business arrangements with other providers and suppliers of healthcare services.
For example, the Health Insurance Portability and Accountability Act defines two new federal crimes: (i) healthcare fraud and (ii) false statements relating to healthcare matters, the violation of which may result in fines, imprisonment, or exclusion from government healthcare programs. Further, under separate statutes, any improper submission of claims for payment, causing any claims to be submitted that are “not provided as claimed,” or improper price reporting for products, may lead to civil monetary penalties, criminal fines and imprisonment, and/or exclusion from participation in Medicare, Medicaid and other federally funded state health programs. We are subject to numerous other laws and regulations, the application of which could have a material adverse impact on our operating results. For more information regarding the application of regulations to our business see “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Other Matters.”
We are subject to regulation by the FDA and its foreign counterparts that could materially reduce the demand for and limit our ability to distribute our products and could cause us to incur significant compliance costs.
The production and marketing of substantially all of our products and our ongoing research and development activities are subject to regulation by the FDA and its foreign counterparts. Complying with FDA requirements and other applicable regulations imposes significant costs on our operations. If we fail to comply with applicable regulations or if postmarket safety issues arise, we could be subject to enforcement sanctions, our promotional practices may be restricted, and our marketed products could be subject to recall or otherwise impacted. Each of these potential actions could result in a material adverse effect on our operating results.
On May 9, 2011, LifeCell Corporation received a warning letter dated May 5, 2011 from the FDA following an inspection by the FDA at LifeCell in November 2010. The warning letter primarily related to KCI’s failure to submit required documentation to the FDA prior to conduct of certain clinical studies. The FDA also identified certain observed non-compliance with FDA regulations covering the promotion of LifeCell’s Strattice/LTM product in relation to these studies. KCI submitted a written response to the FDA on May 31, 2011 and has provided timely updates to the FDA since that time on the corrective actions undertaken by KCI. As part of these corrective actions, KCI has made a clinical study Investigational Device Exemption (IDE) filing with the FDA relating to its clinical studies. KCI continues to dialogue with the FDA regarding the corrective actions and we believe that the corrective actions likely will resolve the FDA’s concerns without a material impact on KCI’s business. However, KCI cannot give any assurances that the FDA will be satisfied with its response to the warning letter or as to the expected date of the resolution of the matters included in the warning letter.
In November 2009, the FDA issued a Preliminary Public Health Notice (“PHN”) notifying caregivers and patients of potential complications associated with the use of NPWT products. The FDA updated the notice in February 2011. The complications cited by the FDA and the recommendations for care givers and patients are consistent with the labeling and training we provide in our professional education programs. Although the FDA did not specifically tie KCI or V.A.C. Therapy to safety issues in the PHN, it is possible that the FDA’s recent focus on NPWT safety could lead to future inspections of our AHS quality systems by the FDA or its foreign counterparts. It is also possible that the PHN or future communications by the FDA regarding safety concerns related to NPWT could negatively impact demand for our products, which could have a material adverse effect on our operating results.

In addition, new FDA guidance and new and amended regulations that regulate the way we do business likely will result in increased compliance costs. Any substantial increase in requirements imposed on us could potentially delay our development and commercialization of new medical device products. In 2007, standardization agencies in Europe and Canada adopted the revised standard, IEC 60601, requiring labeling and electro-magnetic compatibility modifications to several product lines in order for them to remain state-of-the-art. Compliance with the IEC 60601 third edition series of standards is expected to be mandatory in Europe and Canada effective in 2012 and in the United States effective in 2013. These revised standards will entail increased costs relating to compliance with the new mandatory requirements that could adversely affect our operating results.
Adverse changes in general domestic and global economic conditions and instability and disruption of credit markets could adversely affect our operating results, financial condition or liquidity.
We are subject to risks arising from adverse changes in general domestic and global economic conditions, including recession or economic slowdown and disruption of credit markets. Recently, the credit and capital markets experienced extreme volatility and disruption, leading to recessionary conditions and depressed levels of consumer and commercial spending. We continue to see signs of weakness in the U.S. and global economies. We believe the economic downturn may generally decrease hospital census and the demand for elective surgeries. Also, the global financial crisis, continuing high levels of unemployment and general economic uncertainties have made it more difficult and more expensive for hospitals and health systems to obtain credit, which may contribute to pressures on their operating margins. We believe that rising unemployment reduces the number of individuals covered by private insurance, which has resulted in a noticeable increase in our charity-care placements and may increase the cost of uncompensated care for hospitals. Higher unemployment may also result in a shift in reimbursement patterns as unemployed individuals switch from private plans to public plans such as Medicaid or Medicare. If the economic downturn persists and unemployment remains high or increases, any significant shift in coverage for the unemployed may have an unfavorable impact on our reimbursement mix and may result in a decrease in our overall average unit prices.
Further disruption in the credit markets could impede our access to capital, which could be further adversely affected if we are unable to maintain our current credit ratings. Should we have limited access to additional financing sources, we may need to defer capital expenditures or seek other sources of liquidity, which may not be available to us on acceptable terms if at all. Similarly, if our suppliers face challenges in obtaining credit or other financial difficulties, they may be unable to provide the materials required to manufacture our products.
All of these factors related to the global economic situation, which are beyond our control, could negatively impact our business, results of operations, financial condition and liquidity.
We are exposed to product liability claims that may materially and adversely affect our revenues and results of operations.
Our businesses expose us to product liability risks inherent in the testing, manufacturing, marketing and use of medical products. We maintain product liability insurance; however, we cannot be certain that (i) the level of insurance will provide adequate coverage against potential liabilities, (ii) the type of claim will be covered by the terms of the insurance coverage, (iii) adequate product liability insurance will continue to be available in the future, or (iv) the insurance can be maintained on acceptable terms. The legal expenses associated with defending against product liability claims and the obligation to pay a product liability claim in excess of available insurance coverage would increase operating expenses and could materially and adversely affect our results of operations and financial position.
Some LifeCell products (AlloDerm, GRAFTJACKET, AlloCraft DBM and Repliform) contain donated human cadaveric tissue. The implantation of tissue products derived from donated cadaveric tissue creates the potential for transmission of communicable disease. LifeCell Corporation is accredited by the American Association of Tissue Banks and voluntarily complies with its guidelines. LifeCell Corporation and its tissue suppliers are registered with and regulated by the FDA and state regulatory bodies. These regulations have strict requirements for testing donors to prevent communicable disease transmission. However, there can be no assurance that our tissue suppliers will comply with such regulations intended to prevent communicable disease transmission, or even if such compliance is achieved, that our products have not been or will not be associated with disease transmission, or a patient otherwise infected with disease would not erroneously assert a claim that the use of our products resulted in disease transmission. LifeCell Corporation is currently named as a defendant in a number of lawsuits that are related to the distribution of its products, including multiple lawsuits relating to certain human-tissue based products because the organization that recovered the tissue, BTS, may not have followed FDA requirements for donor consent and/or screening to determine if risk factors for communicable diseases existed. Although LifeCell Corporation intends to defend against these actions, there can be no assurance that LifeCell Corporation will prevail. Any actual or alleged transmission of communicable disease could result in patient claims, litigation, distraction of management’s attention and potentially increased expenses. LifeCell Corporation is also a party to approximately 300 lawsuits filed by individuals alleging personal injury and seeking monetary damages for failed hernia repair procedures using LifeCell Corporation’s AlloDerm products. These cases have been consolidated for centralized management in Middlesex County, New Jersey. These cases are in the early stages of litigation and have not yet been set for trial. The law firms representing plaintiffs in these cases are actively soliciting and publicly advertising in an effort to recruit additional plaintiffs for hernia repair cases. The publicity around the BTS cases and the active solicitation of plaintiffs in the AlloDerm cases could potentially harm our reputation with our customers and disrupt our ability to market our products, which may materially and adversely impact the growth rates of our LifeCell business.
The National Organ Transplant Act (“NOTA”) could be interpreted in a way that could reduce our revenues and income in the future.
Procurement of certain human organs and tissue for transplantation is subject to the restrictions of NOTA, which prohibits the sale of any human organ or tissue, but permits the reasonable payment of costs associated with the removal, transportation, implantation, processing, preservation, quality control and storage of human tissue, including skin. We reimburse tissue banks for expenses incurred that are associated with the recovery and transportation of donated cadaveric human skin that the tissue bank processes and distributes. In addition to amounts paid to tissue banks to reimburse them for their expenses associated with the procurement and transportation of human skin, we include in our pricing structure certain costs associated with tissue processing, tissue preservation, quality control and storage of the tissue, and marketing and medical education expenses.
NOTA payment allowances may be interpreted to limit the amount of costs and expenses that we may recover in our pricing for our products, thereby negatively impacting our future revenues and profitability. If we are found to have violated NOTA’s prohibition on the sale of human tissue, we also are potentially subject to criminal enforcement sanctions that may materially and adversely affect our results of operations.
Risks Related to the Exchange Notes
Our substantial indebtedness could adversely affect our financial condition and prevent us from fulfilling our obligations under the Exchange Notes.
We have a significant amount of indebtedness. At December 31, 2011, we and our subsidiaries had approximately $4,780 million (excluding original issue discount) of aggregate principal amount of indebtedness outstanding, of which $4,030 million was secured indebtedness, and an additional $188 million of unused commitments available to be borrowed under our Revolving Credit Facility. Our substantial level of indebtedness increases the risk that we may be unable to generate cash sufficient to pay amounts due in respect of our indebtedness. Our substantial indebtedness could have other important consequences to you and significant effects on our business. For example, it could:

•	make it more difficult for us to satisfy our obligations with respect to the Exchange Notes and our other debt;

•	increase our vulnerability to adverse changes in general economic, industry and competitive conditions;

•
require us to dedicate a substantial portion of our cash flow from operations to make payments on our indebtedness, thereby reducing the availability of our cash flow to fund working capital, capital expenditures and other general corporate purposes;

•	limit our flexibility in planning for, or reacting to, changes in our business and the industry in which we operate;

•
require us to repatriate cash for debt service from our foreign subsidiaries resulting in dividend tax costs or require us to adopt other disadvantageous tax structures to accommodate debt service payments;

•	restrict us from capitalizing on business opportunities;

•	make it more difficult to satisfy our financial obligations, including payments on the Exchange Notes;

•	place us at a competitive disadvantage compared to our competitors that have less debt; and

•	limit our ability to borrow additional funds for working capital, capital expenditures, acquisitions, debt service requirements, execution of our business strategy or other general corporate purposes.

In addition, the credit agreement governing our Credit Facilities and the Indentures contain, and the agreements governing future indebtedness may contain, restrictive covenants that limit our ability to engage in activities that may be in our long-term best interests. Our failure to comply with those covenants could result in an event of default that, if not cured or waived, could result in the acceleration of all of our indebtedness.
KCI has nominal net worth and will depend on distributions from its subsidiaries or other guarantors to fulfill our obligations under the Exchange Notes.
KCI has nominal net worth. KCI is a holding company and its assets consist primarily of investments in its subsidiaries. KCI’s ability to service its debt obligations, including its ability to pay the interest on and principal of the Exchange Notes when due, will be dependent upon cash dividends and distributions or other transfers from its subsidiaries. Payments to KCI by its subsidiaries or other guarantors will be contingent upon their respective earnings and subject to any limitations on the ability of such entities to make payments or other distributions to us. Its subsidiaries and other guarantors are separate and distinct legal entities and have no obligation, other than under the guarantee of the Exchange Notes and guarantees of certain of its other indebtedness, to make any funds available to KCI. In addition, under U.S. federal and foreign bankruptcy laws and comparable provisions of state and foreign fraudulent transfer laws, its incurrence of joint and several liability in respect of its obligations under the Exchange Notes, could be voided in certain circumstances.
Despite our current level of indebtedness, we may still be able to incur substantially more debt. This could further exacerbate the risks associated with our substantial leverage.
We may be able to incur significant additional indebtedness in the future. Although the Indentures and the credit agreement governing our Credit Facilities limit our ability and the ability of our present and future subsidiaries to incur additional indebtedness, the terms of the Credit Facilities and the Indentures permit us to incur significant additional indebtedness. At December 31, 2011, we and our subsidiaries had approximately $4,780 million (excluding original issue discount on the Term Loan Facility and the second lien notes) of aggregate principal amount of indebtedness outstanding, of which $4,030 million was secured indebtedness, and an additional $188 million of unused commitments available to be borrowed under our Revolving Credit Facility. Moreover, all amounts outstanding at any time under our Credit Facilities are effectively senior to the notes to the extent of the value of the collateral. In addition, the credit agreement governing our Credit Facilities and the Indentures do not prohibit us from incurring obligations that do not constitute indebtedness as defined therein. To the extent that we incur additional indebtedness or such other obligations, the risk associated with our substantial indebtedness described above, including our possible inability to service our debt, will increase. In addition, because our Credit Facilities bear interest at variable rates of interest, we are exposed to risk from fluctuations in interest rates. We may enter into interest rate swaps that involve the exchange of floating for fixed rate interest payments in order to reduce interest rate volatility. However, we may not maintain interest rate swaps with respect to all of our variable rate indebtedness, and any swaps we enter into may not fully mitigate our interest rate risk, or may create additional risks.
To service our indebtedness, we will require a significant amount of cash. Our ability to generate cash depends on many factors beyond our control and any failure to meet our debt service obligations could harm our business, financial condition and results of operations.
Our ability to make payments on and to refinance our indebtedness, including the Exchange Notes, and to fund working capital needs and planned capital expenditures will depend on our ability to generate cash in the future. This, to a certain extent, is subject to general economic, financial, competitive, business, legislative, regulatory and other factors that are beyond our control.
If our business does not generate sufficient cash flow from operations or if future borrowings are not available to us in an amount sufficient to enable us to pay our indebtedness, including the Exchange Notes, or to fund our other liquidity needs, we may need to refinance all or a portion of our indebtedness, including the Exchange Notes, on or before the maturity thereof, sell assets, reduce or delay capital investments or seek to raise additional capital, any of which could have a material adverse effect on our operations. In addition, we may not be able to affect any of these actions, if necessary, on commercially reasonable terms or at all. Our ability to restructure or refinance our indebtedness, including the Exchange Notes, will depend on the condition of the capital markets and our financial condition at such time Any refinancing of our debt could be at higher interest rates and may require us to comply with more onerous covenants, which could further restrict our business operations. The terms of existing or future debt instruments, including the Indentures, may limit or prevent us from taking any of these actions. In addition, any failure to make scheduled payments of interest and principal on our outstanding indebtedness would likely result in a reduction of our credit rating, which could harm our ability to incur additional indebtedness on commercially reasonable terms or at all. Our inability to generate sufficient cash flow to satisfy our debt service obligations, or to refinance or restructure our obligations on commercially reasonable terms or at all, would have an adverse effect, which could be material, on our business, financial condition and results of operations, as well as on our ability to satisfy our obligations in respect of the Exchange Notes.

Our failure to comply with the agreements relating to our outstanding indebtedness, including as a result of events beyond our control, could result in an event of default that could materially and adversely affect our financial condition and results of operations.
If there were an event of default under any of the agreements relating to our outstanding indebtedness, the holders of the defaulted debt could cause all amounts outstanding with respect to that debt to be due and payable immediately. We cannot assure you that our assets or cash flow would be sufficient to fully repay borrowings under our outstanding debt instruments if accelerated upon an event of default. Further, if we are unable to repay, refinance or restructure our indebtedness under our secured debt, the holders of such debt could proceed against the collateral securing that indebtedness. In addition, any event of default or declaration of acceleration under one debt instrument could also result in an event of default under one or more of our other debt instruments. As a result, any default by us on our indebtedness could have a material adverse effect on our business and could impact our ability to make payments under the Exchange Notes.
The Indentures and the credit agreement governing our Credit Facilities will restrict our current and future operations, particularly our ability to respond to changes or to take certain actions.
The Indentures and the credit agreement governing our Credit Facilities will impose significant operating and financial restrictions and limit the issuer’s ability and our ability and its other restricted subsidiaries to:

•	incur additional indebtedness and guarantee indebtedness;

•	pay dividends or make other distributions in respect of, or repurchase or redeem, capital stock;

•	prepay, redeem or repurchase certain debt;

•	make loans and investments;

•	sell or otherwise dispose of assets;

•	sell stock of our subsidiaries;

•	incur liens;

•	enter into transactions with affiliates;

•	enter into agreements restricting our subsidiaries’ ability to pay dividends; and

•	consolidate, merge or sell all or substantially all of our assets.
As a result of these covenants and restrictions, we are and will be limited in how we conduct our business, and we may be unable to raise additional debt or equity financing to compete effectively or to take advantage of new business opportunities. In addition, we will be required to maintain specified financial ratios and satisfy other financial condition tests. The terms of any future indebtedness we may incur could include more restrictive covenants. We cannot assure you that we will be able to maintain compliance with these covenants in the future and, if we fail to do so, that we will be able to obtain waivers from the lenders and/or amend the covenants.
Our failure to comply with the restrictive covenants described above as well as others contained in our future debt instruments from time to time could result in an event of default, which, if not cured or waived, could result in our being required to repay these borrowings before their due date. If we are forced to refinance these borrowings on less favorable terms, our results of operations and financial condition could be adversely affected.
The lien on the collateral securing the Second Lien Exchange Notes is junior and subordinate to the lien on the collateral securing our Credit Facilities and certain other first lien obligations.

The Second Lien Exchange Notes will be secured by second priority liens granted by the issuer, the guarantors and any future guarantor on the issuer's assets and the assets of the guarantors that secure obligations under the Credit Facilities and certain hedging and cash management obligations, subject to certain permitted liens and encumbrances described in the security documents governing the Second Lien Exchange Notes.

As set out in more detail under “Description of Second Lien Exchange Notes,” the lenders under our Credit Facilities and holders of certain of the issuer's hedging and cash management obligations will be entitled to receive all proceeds from the realization of the collateral under certain circumstances, including upon default in payment on, or the acceleration of, any obligations under the issuer's Credit Facilities, or in the event of the issuer's, or any of the guarantors', bankruptcy, insolvency, liquidation, dissolution, reorganization or similar proceeding, to repay such obligations in full before the holders of the Second Lien Exchange Notes will be entitled to any recovery from such collateral.

In addition, the Second Lien Exchange Notes indenture and the related security documents permit the issuer and the guarantors to create additional liens under specified circumstances. Any obligations secured by such liens may further limit the recovery from the realization of the collateral available to satisfy holders of the Second Lien Exchange Notes.

Holders of the Second Lien Exchange Notes will not control decisions regarding collateral.

The lenders under our Credit Facilities, as holders of first priority lien obligations, control substantially all matters related to the collateral pursuant to the terms of the intercreditor agreement. The holders of the first priority lien obligations may cause the collateral agent thereunder (the “first lien agent”) to dispose of, release, or foreclose on, or take other actions with respect to, the collateral (including amendments of and waivers under the security documents) with which holders of the Second Lien Exchange Notes may disagree or that may be contrary to the interests of holders of the Second Lien Exchange Notes, even after a default under the Second Lien Exchange Notes. To the extent collateral is released from securing the first priority lien obligations in connection with any sale or other disposition thereof permitted by the New Credit Facility and the Intercreditor Agreement or in connection with the exercise of remedies by the agent under the Credit Facilities, the second priority liens securing the Second Lien Exchange Notes will also be released. In addition, the security documents related to the second priority liens generally provide that, so long as the first priority lien obligations are in effect, the holders of the first priority lien obligations may change, waive, modify or vary the security documents governing such first priority liens without the consent of the holders of the Second Lien Exchange Notes (except under certain limited circumstances) and that the security documents governing the second priority liens will be automatically changed, waived and modified in the same manner. Further, the security documents governing the second priority liens may not be amended in certain circumstances without the consent of the first lien agent until the first priority lien obligations are paid in full. The security agreement governing the second priority liens prohibits second priority lienholders from foreclosing on the collateral until payment in full of the first priority lien obligations.

In the event of a foreclosure by the holders of the first priority lien obligations, the proceeds from the sale of collateral may not be sufficient to satisfy all or any of the amounts outstanding under the Second Lien Exchange Notes after payment in full of the obligations secured by first priority liens on the collateral.

It may be difficult to realize the value of the collateral securing the Second Lien Exchange Notes.

The collateral securing the Second Lien Exchange Notes will be subject to any and all exceptions, defects, encumbrances, liens and other imperfections as may be accepted by the trustee for the Second Lien Exchange Notes and any other creditors that have the benefit of first liens on the collateral securing the Second Lien Exchange Notes from time to time, whether on or after the date the Second Lien Exchange Notes are issued. The existence of any such exceptions, defects, encumbrances, liens and other imperfections could adversely affect the value of the collateral securing the Second Lien Exchange Notes as well as the ability of the collateral agent to realize or foreclose on such collateral.

The value of the collateral at any time will depend on market and other economic conditions, including the availability of suitable buyers. By their nature, some or all of the pledged assets may be illiquid and may have no readily ascertainable market value. We cannot assure you that the fair market value of the collateral as of the date of this prospectus exceeds the principal amount of the debt secured thereby. The value of the assets pledged as collateral for the Second Lien Exchange Notes could be impaired in the future as a result of changing economic conditions, our failure to implement our business strategy, competition, unforeseen liabilities and other future events. Accordingly, there may not be sufficient collateral to pay all or any of the amounts due on the Second Lien Exchange Notes. Any claim for the difference between the amount, if any, realized by holders of the Second Lien Exchange Notes from the sale of the collateral securing the Second Lien Exchange Notes and the obligations under the Second Lien Exchange Notes will rank equally in right of payment with all of our other unsecured unsubordinated indebtedness and other obligations, including trade payables. Additionally, in the event that a bankruptcy case is commenced by or against us, if the value of the collateral is less than the amount of principal and accrued and unpaid interest on the Second Lien Exchange Notes and all other senior secured obligations, interest may cease to accrue on the Second Lien Exchange Notes from and after the date the bankruptcy petition is filed.

To the extent that third parties enjoy prior liens, such third parties may have rights and remedies with respect to the property subject to such liens that, if exercised, could adversely affect the value of the collateral. Additionally, the terms of the Second Lien Exchange Notes indenture allow us to issue additional notes and incur change of control refinancing indebtedness in certain circumstances. The Second Lien Exchange Notes indenture does not require that we maintain the current level of collateral or maintain a specific ratio of indebtedness to asset values. Under the Second Lien Exchange Notes indenture, any additional notes issued pursuant to the Second Lien Exchange Notes indenture and change of control refinancing indebtedness incurred in accordance with the terms of the Second Lien Exchange Notes indenture will rank pari passu with the Second Lien Exchange Notes and be entitled to the same rights and priority with respect to the collateral. Thus, the issuance of additional notes pursuant to the Second Lien Exchange Notes indenture may have the effect of significantly diluting your ability to recover payment in full from the then existing pool of collateral. Releases of collateral from the liens securing the Second Lien Exchange Notes will be permitted under some circumstances.

In the future, the obligation to grant additional security over assets, or a particular type or class of assets, whether as a result of the acquisition or creation of future assets or subsidiaries, the designation of a previously unrestricted subsidiary or otherwise, is subject to the provisions of the intercreditor agreement. The intercreditor agreement sets out a number of limitations on the rights of the holders of the Second Lien Exchange Notes to require security in certain circumstances, which may result in, among other things, the amount recoverable under any security provided by any subsidiary being limited and/or security not being granted over a particular type of class or assets. Accordingly, this may affect the value of the security provided by us and our subsidiaries. Furthermore, upon enforcement against any collateral or in insolvency, under the terms of the intercreditor agreement the claims of the holders of the Second Lien Exchange Notes to the proceeds of such enforcement will rank behind the claims of the holders of obligations under the Credit Facilities, which are first priority obligations, and holders of additional secured indebtedness (to the extent permitted to have priority by the Second Lien Exchange Notes indenture). The security interest of the collateral agent is subject to practical problems generally associated with the realization of security interests in collateral. For example, the collateral agent may need to obtain the consent of a third party to obtain or enforce a security interest in a contract. The collateral agent may not be able to obtain any such consent. Also, the consents of any third parties may not necessarily be given when required to facilitate a foreclosure on such assets. Accordingly, the collateral agent may not have the ability to foreclose upon those assets and the value of the collateral may significantly decrease.

The rights of holders of Second Lien Exchange Notes in the collateral may be adversely affected by the failure to perfect security interests in the collateral and other issues generally associated with the realization of security interests in the collateral.

Applicable law requires that a security interest in certain tangible and intangible assets can only be properly perfected and its priority retained through certain actions undertaken by the secured party. The liens on the collateral securing obligations under the Second Lien Exchange Notes from time to time owned by the issuer or the guarantors may not be perfected if the collateral trustee has not taken the actions necessary to perfect any of those liens upon or prior to the issuance of the Second Lien Exchange Notes. The inability or failure of the collateral trustee to promptly take all actions necessary to create properly perfected security interests in the collateral may result in the loss of the priority, or a defect in the perfection, of the security interest for the benefit of the noteholders to which they would have been otherwise entitled.

In addition, applicable law requires that certain property and rights acquired after the grant of a general security interest can only be perfected at the time such property and rights are acquired and identified. We cannot assure you that the collateral trustee will monitor, or that the issuer or the guarantors will inform such collateral trustee of, the future acquisition of property and rights that constitute collateral, and that the necessary action will be taken to properly perfect the security interest in such after acquired collateral. The collateral trustee for the Second Lien Exchange Notes has no obligation to monitor the acquisition of additional property or rights that constitute collateral or the perfection of any security interest. Such failure may result in the loss of the security interest in the collateral or the priority of the security interest in favor of the Second Lien Exchange Notes and the note guarantees against third parties.

The security interest of the collateral trustee will be subject to practical challenges generally associated with the realization of security interests in the collateral. For example, the collateral trustee may need to obtain the consent of a third party to obtain or enforce a security interest in an asset. The issuer cannot assure you that the collateral trustee will be able to obtain any such consent or that the consents of any third parties will be given when required to facilitate a foreclosure on such assets. As a result, the collateral trustee may not have the ability to foreclose upon those assets and the value of the collateral may significantly decrease. In addition, if the collateral trustee forecloses on our assets, including our stock or the stock of our subsidiaries, it may constitute a change of control or assignment under our long-term contracts with our customers, and the counterparties may be entitled to amend or terminate the contracts, which could adversely affect the value of the collateral.

The ability of the collateral agent to realize upon the capital stock securing the Second Lien Exchange Notes will be automatically limited to the extent the pledge of such capital stock would require the filing with the SEC of separate financial statements for any of our subsidiaries.

Under Rule 3-16 of Regulation S-X, if the par value, book value as carried by us or market value (whichever is greatest) of the capital stock of any subsidiary of Parent pledged as part of the collateral is greater than or equal to 20% of the aggregate principal amount of the Second Lien Exchange Notes then outstanding that are then registered or being registered, such subsidiary would be required to provide separate financial statements to the SEC. As a result, the Indenture and the related security documents provide that to the extent that separate financial statements of any of Parent's subsidiaries would be required by the rules of the SEC due to the fact that such subsidiary's capital stock secures registered notes, the pledge of such capital stock constituting collateral securing such registered notes will automatically be limited such that the value of the portion of such capital stock that the trustee of the registered notes may realize upon will, in the aggregate, be less than 20% of the aggregate principal amount of the then outstanding registered notes. See “Description of Second Lien Notes-Security-Release of Liens.” As a result, holders of the Second Lien Exchange Notes could lose the benefit of a portion or all of the security interest securing the Second Lien Exchange Notes in the capital stock or other securities of those subsidiaries. It may be more difficult, costly and time-consuming for the collateral agent to foreclose on the assets of a subsidiary than to foreclose on its capital stock or other securities, so the proceeds realized upon any such foreclosure could be significantly less than those that would have been received upon any sale of the capital stock or other securities of such subsidiary.

Security over all of the collateral may not be in place upon the date of issuance of the Second Lien Exchange Notes or may not be perfected on such date.

Certain security interests, including mortgages and related documentation, may not be in place on the date of issuance of the notes or will not be perfected on such date. We will be required to file or cause to filed financing statement's under the Uniform Commercial Code to perfect the security interests that can be perfected by such filings. We will be required to use commercially reasonable efforts to have all security interests that are required to be perfected by the security documents to be in place perfected no later than 90 days after the date of issuance of the secured priority notes, and to continue to use commercially reasonable efforts to take such actions to the extent such security interest has not been granted within 90 days after the date of issuance of the secured priority notes. Any issues that we are not able to resolve in connection with the delivery and recordation of such mortgages and security interests may negatively impact the value of the collateral To the extent a security interest in certain collateral is perfected following the date of issuance of the notes, or otherwise it might be avoidable in bankruptcy. See “-Any future pledge of collateral might be avoidable in bankruptcy.”

Bankruptcy laws may limit your ability to realize value from the collateral.

The right of the collateral agent to repossess and dispose of the collateral or to take certain other actions upon the occurrence of an event of default under the Second Lien Exchange Notes indenture or otherwise is likely to be significantly impaired or otherwise prohibited by applicable bankruptcy law if a bankruptcy case were to be commenced by or against the issuer and/or any guarantor before the collateral agent repossessed and disposed of the collateral and/or took certain other actions. Upon the commencement of a case under the bankruptcy code, a secured creditor such as the collateral agent is prohibited from repossessing its security from a debtor in a bankruptcy case, from disposing of security repossessed from such debtor, and/or taking certain other actions without bankruptcy court approval, which may not be given depending on the circumstances. Moreover, the bankruptcy code permits the debtor to continue to retain and use collateral even though the debtor is in default under the applicable debt instruments or otherwise, provided that the secured creditor is given “adequate protection” under the bankruptcy code. The meaning of the term “adequate protection” may vary according to circumstances and the particular bankruptcy court, but it is intended in general to protect the value of the secured creditor's interest in the collateral and may include cash payments or the granting of additional security if and at such times as the bankruptcy court in its discretion determines that the value of the secured creditor's interest in the collateral is declining during the pendency of the bankruptcy case or for certain other reasons. A bankruptcy court may determine that a secured creditor may not require actual monetary or other compensation for a diminution in the value of its collateral or other adequate protection if the value of the collateral exceeds the debt it secures or for other reasons.

In view of the lack of a precise definition of the term “adequate protection” and the broad discretionary power of a bankruptcy court with respect to what may be adequate protection and in general, it is impossible to predict:

how long payments, if any, under the Second Lien Exchange Notes could be delayed following commencement of a bankruptcy case;

whether or when the collateral agent could repossess or dispose of the collateral;

the value of the collateral at the time of the filing of the bankruptcy petition or some other relevant time thereafter; or

whether or to what extent holders of the Second Lien Exchange Notes would be compensated for any delay in payment or loss of value of the collateral through the requirement of “adequate protection” or otherwise.

In addition, the intercreditor agreement provides that, in the event of a bankruptcy, the trustee and the collateral agent may not object to a number of important matters following the filing of a bankruptcy petition so long as any first priority lien obligations are outstanding and other conditions set forth in the intercreditor agreement are met. After such a filing, the value of the collateral securing the Second Lien Exchange Notes could materially deteriorate because of such restrictions and the holders of the Second Lien Exchange Notes would be unable to raise an objection or take certain other actions. The right of the holders of obligations secured by first priority liens on the collateral to foreclose upon and sell the collateral upon the occurrence of an event of default or otherwise also would be subject to limitations under applicable bankruptcy laws if we or any of our subsidiaries becomes subject to a bankruptcy proceeding.

Any disposition of the collateral during a bankruptcy case would also require permission from the bankruptcy court. Furthermore, in the event a bankruptcy court determines the value of the collateral is not sufficient to repay all amounts due on first priority lien debt and, thereafter, the Second Lien Exchange Notes, the holders of the Second Lien Exchange Notes would hold a secured claim only to the extent of the value of the collateral to which the holders of the Second Lien Exchange Notes are entitled and unsecured claims with respect to such shortfall or deficiency, unless the holders of the Second Lien Exchange Notes were to elect otherwise under section 1111(b) of the bankruptcy code, in which case such holders would not be able to assert any such unsecured deficiency claims but rather would retain their entire secured claim. The bankruptcy code only permits the payment and accrual of post-petition interest, costs and attorney's fees to a secured creditor during a debtor's bankruptcy case to the extent the value of its collateral is determined by the bankruptcy court to exceed the aggregate outstanding principal amount of the obligations secured by the collateral, and the intercreditor agreement would require holders of the Second Lien Exchange Notes to turnover any recoveries to the holders of the first priority lien obligations if collateral value were insufficient and post-petition interest or other adequate protection were not provided to the holders of the first priority lien obligations. In such instance, any recovery for holders of the Second Lien Exchange Notes would be reduced.

Chiron Guernsey Holdings L.P. Inc., Chiron Guernsey GP Co. Limited, and Centaur Guernsey L.P. Inc. are subject to insolvency laws in the Island of Guernsey which may not be as favorable to unsecured creditors as insolvency laws in other jurisdictions.
Chiron Guernsey Holdings L.P. Inc., Chiron Guernsey GP Co. Limited, and Centaur Guernsey L.P. Inc. are incorporated or registered under the laws of the Island of Guernsey and insolvency proceedings with respect to each of these companies or limited partnerships could be required to proceed under the laws of the Island of Guernsey. In the event that insolvency proceedings with respect to a Guernsey company or limited partnership could proceed under the laws of more than one jurisdiction, a Guernsey Court would consider the question of which jurisdiction is the most appropriate center for the main insolvency proceedings and what level of international assistance may be appropriate to offer another jurisdiction seized of insolvency proceedings, based on common law principles.
Under certain circumstances a court could cancel the Exchange Notes or the related guarantees under fraudulent conveyance laws.
The issuer’s issuance of the Exchange Notes and the related guarantees may be subject to review under federal or state fraudulent transfer or conveyance law or similar laws. If the issuer becomes a debtor in a case under the bankruptcy code or encounters other financial difficulty, a court might avoid or cancel its obligations under the Exchange Notes. The court might do so, if it found that, when the issuer issued the Exchange Notes, (i) it received less than reasonably equivalent value or fair consideration and (ii) the issuer (1) was rendered insolvent, (2) was left with inadequate capital to conduct its business or (3) believed or reasonably should have believed that it would incur debts beyond its ability to pay. The court could also avoid the Exchange Notes, without regard to factors (i) and (ii), if it found that the issuer’s issued the Exchange Notes with actual intent to hinder, delay or defraud the issuer’s creditors.
Similarly, if one of the guarantors becomes a debtor in a case under the bankruptcy code or encounters other financial difficulty, a court might avoid or cancel its guarantee if it finds that when such guarantor issued its guarantee (or in some jurisdictions, when payments became due under the guarantee), factors (i) and (ii) above applied to such guarantor, such guarantor was a defendant in an action for money damages or had a judgment for money damages docketed against it (if, in either case, after final judgment the judgment is unsatisfied), or without regard to factors (i) and (ii), if it found that such guarantor issued its guarantee with actual intent to hinder, delay or defraud its creditors.

In addition, a court could avoid or undo any payment by the issuer or any guarantor pursuant to the Exchange Notes or a guarantee, and require the disgorgement and return to the issuer or guarantor of any payment or the return of any realized value to the issuer or the guarantor, as each case may be, or to a fund for the benefit of the creditors of the issuer or the guarantor. In addition, under inappropriate circumstances, a court could subordinate rather than avoid obligations under the Exchange Notes or the guarantees, and in that event, the guarantees would be subordinated (including structurally) to all of that guarantor’s other debt. If the court were to avoid, cancel or subordinate any guarantee, funds may not be available to pay the Exchange Notes from another guarantor or from any other source.
The test for determining solvency for purposes of the foregoing and below will vary depending on the law of the jurisdiction being applied. In general, a court would consider an entity insolvent either if the sum of its existing debts exceeds the fair value of all of its property, or its assets’ present fair saleable value is less than the amount required to pay the probable liability on its existing debts as they become due. For this analysis, “debts” includes contingent and unliquidated debts. A court could also find that an entity was insolvent if it either was engaged in business or a transaction, or was about to engaged in business or a transaction, with unreasonably small capital, or it intended to incur, or believed that it would incur, debts beyond its ability to pay as such debts matured.
The Indentures will limit the liability of each guarantor on its guarantee to the maximum amount that such guarantor can incur without risk that its guarantee will be subject to avoidance as a fraudulent transfer. This limitation will not necessarily protect such guarantees from fraudulent transfer challenges or, if it does, that the remaining amount due and collectible under the guarantees would suffice, if necessary, to pay the Exchange Notes in full when due. It is not clear, however, whether those limits would ultimately be adhered to or otherwise enforceable.
If a court avoided the issuer’s obligations under the Exchange Notes and the obligations of all of the guarantors under their guarantees, you could cease to be the issuer’s creditor or creditor of the guarantors and would likely have no source from which to recover amounts due under the Exchange Notes. Even if the guarantee of a guarantor is not avoided as a fraudulent transfer, a court may subordinate the guarantee to that guarantor’s other debt, and in that event, the guarantees would be subordinated (including structurally) to all of that guarantor’s other debt.
Your right to receive payments on the Exchange Notes will be effectively subordinated to the right of lenders who have a security interest in our assets to the extent of the value of those assets.
Subject to the restrictions in the Indenture, we may incur significant additional indebtedness secured by assets. If we are declared bankrupt or insolvent, or if we default under any of our existing or future indebtedness, including our Credit Facilities, that are secured by assets, the holders of such indebtedness could declare all of the funds borrowed thereunder, together with accrued interest, immediately due and payable. If we were unable to repay such indebtedness, the holders of such indebtedness could foreclose on such assets to the exclusion of holders of the Exchange Notes, even if an event of default exists under the Indenture at such time. Furthermore, if the holders of such indebtedness foreclose and sell the equity interests in any guarantor under the Exchange Notes, then that guarantor will be released from its guarantee of the Exchange Notes automatically and immediately upon such sale. In any such event, because the Exchange Notes will not be secured by such assets or the equity interests in guarantors, it is possible that there would be no assets remaining from which your claims could be satisfied or, if any assets remained, they might be insufficient to satisfy your claims fully.
The Exchange Notes will be effectively subordinated to the claims of the creditors of non-guarantor subsidiaries.
We conduct a substantial portion of our business through our subsidiaries. Certain of our subsidiaries do not guarantee the Exchange Notes. Claims of creditors of our non-guarantor subsidiaries, including trade creditors, will generally have priority with respect to the assets and earnings of such subsidiaries over the claims of our creditors, including holders of the Exchange Notes. The Indenture permits the incurrence of certain additional indebtedness by our non-guarantor subsidiaries in the future.
We may be unable to repurchase the Exchange Notes upon a change of control.
Upon the occurrence of specified kinds of change of control events, we will be required to offer to repurchase all outstanding Exchange Notes at a price equal to 101% of the principal amount of the Exchange Notes, together with accrued and unpaid interest to the date of repurchase.
However, it is possible that we will not have sufficient funds at the time of the change of control to make the required repurchase of the Exchange Notes. If we are required to repurchase the Exchange Notes, we would probably require third party financing. We cannot be sure that we would be able to obtain third party financing on acceptable terms, or at all.

One of the circumstances under which a change of control may occur is upon the sale or disposition of all or substantially all of our assets. However, the phrase “all or substantially all” will likely be interpreted under applicable state law and will be dependent upon particular facts and circumstances. As a result, there may be a degree of uncertainty in ascertaining whether a sale or disposition of “all or substantially all” of our capital stock or assets has occurred, in which case, the ability of a holder of the Exchange Notes to obtain the benefit of an offer to repurchase all of a portion of the Exchange Notes held by such holder may be impaired. See “Description of Second Lien Exchange Notes— Change of Control,” “Description of Senior Exchange Notes— Change of Control,” “Description of Second Lien Exchange Notes—Limitation on Sales of Assets and Subsidiary Stock” and “Description of Senior Exchange Notes—Limitation on Sales of Assets and Subsidiary Stock.”
It is also possible that the events that constitute a change of control may also be events of default under our Credit Facilities, the Old Notes and/or our senior notes. These events may permit the lenders under our Credit Facilities and lenders and/or holders of our Old Notes or senior notes to accelerate the indebtedness outstanding thereunder. If we are required to repurchase the Exchange Notes pursuant to a change of control offer and repay certain amounts outstanding under our Credit Facilities, our Old Notes and/or our senior notes if such indebtedness is accelerated, we would probably require third- party financing. We cannot be sure that we would be able to obtain third-party financing on acceptable terms, or at all. If the indebtedness under our Credit Facilities and/or our Old Notes is not paid, the lenders thereunder may seek to enforce security interests in the collateral securing such indebtedness, thereby limiting our ability to raise cash to purchase the Exchange Notes, and reducing the practical benefit of the offer to purchase provisions to the holders of the Exchange Notes. Any future debt agreements may contain similar provisions.
Also, if specified kinds of change of control events occur, we will have to make a change of control offer and might incur change of control refinancing indebtedness to repurchase all or a portion of the Exchange Notes validly tendered in connection therewith. If the aggregate principal amount of the change of control refinancing indebtedness that is outstanding at any time exceeds the aggregate principal amount of the remaining Exchange Notes that are outstanding at such time, the holders of the change of control refinancing indebtedness will, subject to the terms of the intercreditor agreement (if then outstanding), control all decisions regarding amendments, waivers and other modifications to such security documents as well as directions to be provided to the collateral agent with respect to the taking or its refraining from taking any action with respect to the collateral.
If the Exchange Notes are rated investment grade by both Standard & Poor’s and Moody’s, certain covenants contained in the Indenture will be suspended and you will lose the protection of these covenants unless or until the Exchange Notes subsequently fall back below investment grade.
The Indenture contains certain covenants that will be suspended for so long as the Exchange Notes are rated investment grade by both Standard & Poor’s Ratings Services and Moody’s Investors Service, Inc. These covenants restrict, among other things, our and our restricted subsidiaries’ ability to:

•	incur additional indebtedness or issue preferred stock;

•	make distributions or other restricted payments;

•	sell capital stock or other assets;

•	engage in transactions with affiliates; and

•	designate our subsidiaries as unrestricted.
Because these restrictions will not apply when the Exchange Notes are rated investment grade, we will be able to incur additional debt and consummate transactions that may impair our ability to satisfy our obligations with respect to the Exchange Notes. In addition, we will not have to make certain offers to repurchase the Exchange Notes. These covenants will only be restored if the credit ratings assigned to the Exchange Notes later fall below investment grade.

Ratings of the Exchange Notes may affect the market price and marketability of the Exchange Notes.
The Exchange Notes have been rated by Standard & Poor’s Ratings Services and Moody’s Investors Service, Inc. These ratings are limited in scope and do not address all material risks relating to an investment in the Exchange Notes, but rather reflect only the view of each rating agency at the time the rating is issued. An explanation of the significance of such rating may be obtained from such rating agency. There is no assurance that such credit ratings will remain in effect for any given period of time or that such ratings will not be lowered, suspended or withdrawn entirely by the ratings agencies, if, in each rating agency’s judgment, circumstances so warrant. It is also possible that such ratings may be lowered in connection with the application of the proceeds of this offering or in connection with future events, such as future acquisitions. Holders of Exchange Notes will have no recourse against us or any other parties in the event of a change in or suspension or withdrawal of such ratings. Any lowering, suspension or withdrawal of such ratings may have an adverse effect on the market price or marketability of the Exchange Notes.
Our principal equity holders’ interests may conflict with yours.
The Sponsors beneficially (directly and indirectly) own a substantial majority of our outstanding stock. As a result, the Sponsors are in a position to control all matters affecting us, including decisions regarding extraordinary business transactions, fundamental corporate transactions, appointment of members of our management, election of directors and our corporate and management policies.
The interests of the Sponsors could conflict with your interests. For example, if we encounter financial difficulties or are unable to pay our debts as they mature, the interests of the Sponsors might conflict with your interests as a holder of the Exchange Notes. The Sponsors may also have an interest in pursuing acquisitions, divestitures, financings or other transactions that, in their judgment, could enhance their equity investments, even though such transactions might involve risks to you as a holder of the Exchange Notes. See “Certain Relationships and Related Party Transactions” and “Security Ownership.”
Your ability to transfer the notes may be limited by the absence of an active trading market and an active trading market may not develop for the notes.
The notes will be a new issue of securities for which there is no established trading market for them or for the Old Notes. We do not intend to list the notes or any exchange notes on any national securities exchange or include the notes or any exchange notes in any automated quotation system. You may not be able to sell your notes at a particular time or at favorable prices. Therefore, an active market for the notes or the exchange notes may not develop or be maintained, which would adversely affect the market price and liquidity of the notes or the exchange notes. In that case, the holders of the Old Notes or the Exchange Notes may not be able to sell their notes at a particular time or at a favorable price. Accordingly, you may be required to bear the financial risk of your investment in the Exchange Notes indefinitely. The liquidity of any market for the notes will depend on a number of factors, including:

•	the number of holders of notes;

•	our operating performance and financial condition;

•	our ability to complete the offer to exchange the notes for the exchange notes;

•	the market for similar securities;

•	the interest of securities dealers in making a market in the notes;

•	prevailing interest rates; and

•	the aggregate principal amount of notes outstanding.
Even if an active trading market for the the Exchange Notes does develop, there is no guarantee that it will continue. Historically, the market for non-investment grade debt has been subject to severe disruptions that have caused substantial volatility in the prices of securities similar to the Exchange Notes. The market, if any, for the Exchange Notes may experience similar disruptions, and any such disruptions may adversely affect the liquidity in that market or the prices at which you may sell your Exchange Notes. In addition, subsequent to their initial issuance, the Exchange Notes may trade at a discount from their initial offering price, depending upon prevailing interest rates, the market for similar notes, our performance and other factors.

Holders of Old Notes who fail to exchange their Old Notes in the exchange offer will continue to be subject to restrictions on transfer.
If you do not exchange your Old Notes for Exchange Notes in the exchange offer, you will continue to be subject to the restrictions on transfer applicable to the Old Notes. The restrictions on transfer of your Old Notes arise because we issued the Old Notes under exemptions from, or in transactions not subject to, the registration requirements of the Securities Act and applicable state securities laws. In general, you may only offer or sell the Old Notes if they are registered under the Securities Act and applicable state securities laws, or offered and sold under an exemption from these requirements. We do not plan to register the Old Notes under the Securities Act. For further information regarding the consequences of tendering your Old Notes in the exchange offer, see the discussion below under the caption “Exchange Offer—Consequences of Failure to Exchange.”
You must comply with the exchange offer procedures in order to receive new, freely tradable Exchange Notes.
Delivery of Exchange Notes in exchange for Old Notes tendered and accepted for exchange pursuant to the exchange offer will be made only after timely receipt by the exchange agent of book-entry transfer of Old Notes into the exchange agent’s account at DTC, as depositary, including an Agent’s Message (as defined herein). We are not required to notify you of defects or irregularities in tenders of Old Notes for exchange. Exchange Notes that are not tendered or that are tendered but we do not accept for exchange will, following consummation of the exchange offer, continue to be subject to the existing transfer restrictions under the Securities Act and, upon consummation of the exchange offer, certain registration and other rights under the Registration Rights Agreements will terminate. See “Exchange Offer—Procedures for Tendering Old Notes” and “Exchange Offer—Consequences of Failure to Exchange.”
Some holders who exchange their Old Notes may be deemed to be underwriters, and these holders will be required to comply with the registration and prospectus delivery requirements in connection with any resale transaction.
If you exchange your Old Notes in the exchange offer for the purpose of participating in a distribution of the Exchange Notes, you may be deemed to have received restricted securities and, if so, will be required to comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction.
If we file a bankruptcy petition, or if a bankruptcy petition is filed against us, you may receive a lesser amount for your claim under the notes than you would have been entitled to receive under the Indenture governing the notes.
If we file a bankruptcy petition under the bankruptcy code after the issuance of the Exchange Notes, or if such a bankruptcy petition is filed against us, your claim against us for the principal amount of your Exchange Notes may be limited to an amount equal to:

•	the original issue price for the Exchange Notes; and

•	the portion of original issue discount that does not constitute “unmatured interest” for purposes of the bankruptcy code.
Any original issue discount that was not amortized as of the date of any bankruptcy filing would constitute unmatured interest. Accordingly, under these circumstances, you may receive a lesser amount than you would have been entitled to receive under the terms of the Indenture governing the Exchange Notes, even if sufficient funds are available.

USE OF PROCEEDS
This exchange offer is intended to satisfy our obligations under the Registration Rights Agreements. We will not receive any cash proceeds from the issuance of the Exchange Notes. In consideration for issuing the Exchange Notes contemplated in this prospectus, we will receive outstanding securities in like principal amount, the form and terms of which are substantially the same as the form and terms of the Exchange Notes, except as otherwise described in this prospectus. The Old Notes surrendered in exchange for the Exchange Notes will be retired and canceled. Accordingly, no additional debt will result from the exchange offer. We will bear the expense of the exchange offer.

CAPITALIZATION
The following table sets forth our unaudited consolidated cash and cash equivalents and capitalization as of September 30, 2012 on an actual basis.
The information in this table is presented and should be read in conjunction with the information under “Use of Proceeds,” “Selected Historical Consolidated Financial and Other Data,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Description of Certain Indebtedness” and the historical financial statements and related notes included elsewhere in this prospectus.

As of September 30, 2012
(dollars in millions)	Actual
Cash and cash equivalents	$307
Debt:
Term Loan Facility(1)	$2,259
Revolving Credit Facility(1)	—
Old Second Lien Notes(2)	1,750
3.25% Convertible Senior Notes	1
Less: original issue discount on Term Loan Facility and the second lien notes	(102)
Total secured debt	3,908
Old Senior Notes (3)	750
Less: original issue discount on Old Senior Notes	(4)
Total debt	4,654
Total shareholders’ equity	1,410
Total capitalization	$6,064

(1)
The Credit Facilities consists of (i) the Dollar Term B-1 Facility in an aggregate amount of $1,618 million, (ii) the Euro Term B-1 Facility in an aggregate amount of €249 million, (iii) the Term B-2 Facility in an aggregate amount of $323 million and (iv) the Revolving Credit Facility with a five-year maturity, providing for up to $200 million of revolving extensions of credit outstanding at any time (including revolving loans, swingline loans and letters of credit), excluding original issue discount. On November 7, 2012, we entered into an amendment to our senior credit facility. For additional information regarding the terms of the amendment, see "Recent Developments: 2012 Credit Agreement."

(2)	The Old Second Lien Notes consist of $1,750 million aggregate principal amount of 10.5% second lien notes, excluding original issue discount.

(3)
The Old Senior Notes were issued in an aggregate principal amount of $750 million of 12.5% senior notes, excluding original issue discount. Since September 30, 2012, we have repurchased $100 million aggregate principal amount of these 12.5% notes, leaving $650 million aggregate principal amount outstanding.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL INFORMATION
Merger Completed November 2011
The following pro forma condensed consolidated financial information has been developed by applying pro forma adjustments to the historical audited consolidated financial statements of Centaur included elsewhere in this prospectus. The unaudited pro forma condensed consolidated statement of operations of Centaur is presented to show how Centaur might have looked if the Merger had occurred on January 1, 2011.
The unaudited pro forma condensed consolidated statement of operations includes unaudited pro forma adjustments that are factually supportable and directly attributable to the Merger. In addition, the unaudited pro forma adjustments are expected to have a continuing impact on the consolidated results. The unaudited pro forma condensed consolidated statement of operations was prepared in conformity with accounting principles generally accepted in the United States (“GAAP”) in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 805—Business Combinations and are based on KCI’s historical audited statement of operations for the period from January 1, 2011 through November 3, 2011, and Centaur's historical audited statement of operations for the period from November 4, 2011 through December 31, 2011.
The unaudited pro forma condensed consolidated statement of operations does not include the following non-recurring items: (i) transaction costs associated with the Merger that are no longer capitalized as part of the acquisition; (ii) the write-off of previous debt issuance costs; and (iii) the additional expense associated with accelerated vesting of share-based compensation.
For purposes of preparing the unaudited pro forma condensed consolidated statement of operations, the Merger has been accounted for using the acquisition method of accounting which is based on ASC 805 which requires recognition and measurement of all identifiable assets acquired and liabilities assumed at their full fair value as of the date control is obtained. The valuation of the tangible and identifiable intangible assets acquired and liabilities assumed was used by management to prepare the unaudited condensed consolidated financial information. The unaudited pro forma condensed consolidated statement of operations is presented for informational purposes only. The unaudited pro forma condensed consolidated statement of operations does not purport to represent what our results of operations would have been had the Merger actually occurred on the date indicated, nor does it purport to project our results of operations for any future period. The unaudited pro forma condensed consolidated statement of operations should be read in conjunction with the information included under the headings “Selected Historical Consolidated Financial and Other Data,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and the consolidated financial statements of Centaur included elsewhere in this prospectus. All pro forma adjustments and their underlying assumptions are described more fully in the notes to our unaudited pro forma condensed consolidated statement of operations.

CENTAUR GUERNSEY L.P. INC. AND SUBSIDIARIES
Unaudited Pro Forma Condensed Consolidated Statement of Operations
Year ended December 31, 2011
(in thousands)

	Period from November 4 through December 31, 2011	Period from January 1 through November 3, 2011	Pro forma adjustments		Pro forma year ended December 31, 2011
	Successor	Predecessor
Revenue:
Rental	$142,962	$746,816	$—		$889,778
Sales	161,802	756,596	—		918,398
Total revenue	304,764	1,503,412	—		1,808,176

Rental expenses	85,142	350,912	88,735	(a)	524,789
Cost of sales	43,761	190,927	25,468	(b)	260,156
Gross profit	175,861	961,573	(114,203)		1,023,231

Selling, general and administrative expenses	217,717	565,512	(200,496	) (c)	582,733
Research and development expenses	14,117	69,601	—		83,718
Acquired intangible asset amortization	16,459	29,519	160,353	(c)	206,331
Operating earnings (loss)	(72,432)	296,941	(74,060)		150,449

Interest income and other	148	972	(1,070	) (d)	50
Interest expense	(114,992)	(61,931)	(307,813	) (e)	(484,736)
Foreign currency gain (loss)	22,250	(2,778)	—		19,472
Earnings (loss) from continuing operations before income taxes (benefit)	(165,026)	233,204	(382,943)		(314,765)
Income tax expense (benefit)	(46,330)	74,367	(149,222	) (f)	(121,185)
Earnings (loss) from continuing operations, before non-recurring expenses, directly attributable to the transaction	$(118,696)	$158,837	$(233,721)		$(193,580)

NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED
STATEMENT OF OPERATIONS
Note 1—Basis of Presentation
On November 4, 2011, KCI completed the Merger with Merger Sub, a direct subsidiary of Holdings and an indirect subsidiary of Centaur, pursuant to the terms of the Agreement and Plan of Merger, dated as of July 12, 2011, by and among Holdings, Merger Sub and KCI.

The Merger has been accounted for as a business combination using the acquisition method. The allocation of the total purchase price to KCI’s and LifeCell’s tangible and identifiable intangible assets was finalized during the third quarter of 2012 and was based on their estimated fair values as of the acquisition date. The excess of the purchase price over the identifiable intangible and net tangible assets, in the amount of $3.5 billion, was allocated to goodwill, which is not deductible for tax purposes.

The following tables represent the calculation of the total purchase price and the allocation of the purchase price (dollars in thousands):

(in thousands)
Cash used to acquire equity	$5,185,359
Cash and cash equivalents	(711,885)
Total purchase price	$4,473,474

Goodwill	$3,471,907
Identifiable intangible assets	2,890,570
Tangible assets acquired and liabilities assumed:
Accounts receivable	403,677
Inventories	194,628
Other current assets	43,919
Property, plant and equipment	596,985
Other non-current assets	15,177
Current liabilities	(328,000)
Long-term debt and other non-current liabilities	(1,502,318)
Noncurrent tax liabilities	(38,252)
Net deferred tax liability	(1,274,819)
Total purchase price	$4,473,474

Note 2—Pro Forma Adjustments and Assumptions
Adjustments included in the column under the heading “Pro forma adjustments” are related to the following:

(a)
Reflects the estimated additional depreciation expense resulting from the step up in value of equipment for short-term rental. Equipment for short-term rental is a component of property, plant and equipment. The estimated additional depreciation was calculated on a straight-line basis using the estimated remaining useful lives of the equipment for short-term rental.

(b)
Reflects the estimated additional cost of sales resulting from the sale of inventory at its estimated fair value. The estimated additional cost of sales was calculated based on the estimated number of inventory turns during the period.

(c)
Represents the estimated Sponsor advisory fee as further discussed in “Certain Relationships and Related Party Transactions,” the adjustment for depreciation expense based on the estimated fair value and estimated remaining useful lives of property, plant and equipment other than equipment for short-term rental, the elimination of nonrecurring transaction related costs and equity-based compensation expense directly associated with the Merger, and the net adjustments to amortization expense related to the change in fair value or new identifiable intangible assets acquired in the Merger from those being amortized in association with KCI’s acquisition of LifeCell in 2008. The revised amortization expense was calculated using the range of estimated useful lives of 2 to 20 years. The amounts allocated to the identifiable intangible assets and the estimated useful lives are based on fair value estimates under the guidance of ASC 805. The purchase price allocation was made only for the purpose of presenting unaudited pro forma condensed consolidated financial information. The calculation of the net adjustments to Selling, General and Administrative Expenses and Acquired Intangible Asset Amortization is as follows:

(in thousands)	Year ended December 31, 2011
Estimated Sponsor advisory fee	$5,149
Adjustment for additional depreciation expense associated with the step up of property, plant and equipment	9,770
Elimination of nonrecurring transaction related costs and acceleration of equity-based compensation expense directly associated with the Merger	(200,615)
Elimination of pre-Merger amortization expense classified as Selling, General and Administrative Expenses	(14,800)
Net adjustments to Selling, General and Administrative Expenses	$(200,496)

Additional amortization expense for acquired identifiable intangible assets	$189,871
Elimination of pre-Merger amortization expense included in Acquired Intangible Asset Amortization	(29,518)
Net adjustments to Acquired Intangible Asset Amortization	$160,353

(d)	Represents the reduction of interest income based on the historical cash balance as of January 1, 2011.

(e)	Reflects cash interest expense, discount amortization and debt issuance cost amortization associated with the following debt transactions:

(in thousands)	Year ended December 31, 2011
Pro forma interest expense related to the Credit Facilities of $2,300 million (including borrowings on the revolver as applicable) and the second lien notes of $1,750 million and the senior notes of $650 million (a 1/8% increase or decrease in our assumed interest rate would result in a corresponding change in our annual interest expense by $6.0 million)	$470,466
Elimination of interest expense related to long-term debt repaid from proceeds from the Merger, elimination of the write-off of previously-existing debt issuance costs, and the elimination of post-Merger interest expense included in the full-year pro forma interest expense disclosed above	(162,653)
Net adjustments	$307,813

(f)	Reflects the impact of the net tax benefit arising from the acquisition.

NONRECURRING CHARGES
The pro forma condensed consolidated statement of operations for the year ended December 31, 2011, does not reflect the impact of $145.6 million of transaction costs and the acceleration of $55.0 million of equity-based compensation expense directly related to the transaction or the write-off of $69.6 million of previously-existing debt issuance costs on interest expense. Under SEC rules and regulations relating to pro forma financial statements, these amounts are considered to be nonrecurring charges and are excluded from the pro forma statement of operations. However, Centaur’s historical statements of operations were impacted by these pro forma adjustments.

SELECTED HISTORICAL CONSOLIDATED FINANCIAL AND OTHER DATA
The following tables summarize our consolidated financial data for the periods presented. You should read the following financial information together with the information under “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our consolidated financial statements and the notes to those consolidated financial statements appearing elsewhere in this prospectus. The selected consolidated balance sheet data for fiscal years 2010 and 2011 and the selected consolidated statement of operations data for fiscal years 2009, 2010, the period from January 1 through November 3, 2011, and the period from November 4 through December 31, 2011 are derived from our audited consolidated financial statements included elsewhere in this prospectus. The selected consolidated statement of operations data for fiscal years 2007 and 2008 and the selected consolidated balance sheet data for fiscal years 2007, 2008 and 2009 are derived from our audited consolidated financial statements not included in this prospectus. The selected consolidated statement of operations data for the nine months ended September 30, 2011 and 2012 and the selected consolidated balance sheet data as of September 30, 2012 are derived from our unaudited consolidated financial statements included elsewhere in this prospectus. Reclassifications have been made to our results from prior years to conform to our current presentation (in thousands).

	Fiscal Year Ended December 31,						Nine Months Ended September 30,
	2007	2008(1)	2009	2010	Period from January 1 through November 3, 2011	Period from November 4 through December 31, 2011(2)	2011 (unaudited)	2012(2) (unaudited)
	Predecessor	Predecessor	Predecessor	Predecessor	Predecessor	Successor	Predecessor	Successor

Consolidated statement of operations data:
Revenue:
Rental	$869,290	$922,248	$919,359	$911,866	$746,816	$142,962	$671,960	$622,350
Sales	405,993	624,308	768,956	831,574	756,596	161,802	682,429	684,171
Total revenue	1,275,283	1,546,556	1,688,315	1,743,440	1,503,412	304,764	1,354,389	1,306,521
Rental expenses(3)	430,179	499,166	465,937	468,975	350,912	85,142	317,414	348,387
Cost of sales	122,712	193,098	225,680	229,522	190,927	43,761	171,823	190,454
Gross profit(3)	722,392	854,292	996,698	1,044,943	961,573	175,861	865,152	767,680
Selling, general and administrative expenses	353,364	424,175	502,765	530,718	565,512	217,717	423,446	445,781
Research and development expenses	43,430	74,261	91,467	85,591	69,601	14,117	62,411	53,686
Acquired intangible asset amortization	—	25,001	40,634	37,426	29,519	16,459	26,567	172,260
In-process research and development	—	61,571	—	—	—	—	—	—
Operating earnings (loss)	325,598	269,284	361,832	391,208	296,941	(72,432)	352,728	95,953

Interest income and Other	6,154	6,101	819	851	972	148	766	630
Interest expense(3)	(19,883)	(80,753)	(104,918)	(87,053)	(61,931)	(114,992)	(55,311)	(379,280)
Foreign currency gain (loss)	(624)	1,308	(4,004)	(4,500)	(2,778)	22,250	(2,142)	(1,872)
Earnings (loss) from continuing operations before income taxes	311,245	195,940	253,729	300,506	233,204	(165,026)	296,041	(284,569)
Income taxes (benefit) from continuing operations	109,842	86,651	92,848	89,668	74,367	(46,330)	82,359	(107,125)
Earnings (loss) from continuing operations	201,403	109,289	160,881	210,838	158,837	(118,696)	213,682	(177,444)
Earnings (loss) from discontinued operations, net of tax	35,741	57,155	67,821	45,246	32,101	3,827	26,887	(3,680)
Net earnings (loss)	$237,144	$166,444	$228,702	$256,084	$190,938	$(114,869)	$240,569	$(181,124)

	Fiscal Year Ended December 31,
	2007	2008(1)	2009	2010	2011(2)	September 30, 2012(2)(unaudited)
	Predecessor	Predecessor	Predecessor	Predecessor	Successor	Successor
Consolidated balance sheet data:
Cash and cash equivalents(4)	$265,993	$247,767	$263,157	$316,603	$215,426	$306,927
Working capital	482,301	405,205	417,327	512,388	479,913	525,289
Total assets	1,057,585	3,003,452	3,038,565	3,075,999	7,921,379	7,664,120
Total debt(5)	68,592	1,515,776	1,306,493	1,105,062	4,663,402	4,656,511
Total shareholders’ equity	677,020	903,370	1,177,471	1,483,079	1,593,444	1,410,138

(1)	Amounts include the impact of our acquisition of LifeCell Corporation in May 2008.

(2)	Amounts include the impact of the Merger in November 2011.

(3)
Amount for fiscal year 2007 includes $7.6 million in expense for the redemption premium paid in connection with the redemption of our previously-existing 7 3/8% senior subordinated notes combined with the write off of unamortized debt issuance costs associated with the previously-existing senior credit facility. Amount for period from November 4 through December 31, 2011 (successor) includes $32.3 million of fees associated with the Merger-related bridge financing.

(4)	Includes $5.6 million of deposits related to our former chief executive officer's deferred compensation account as of December 31, 2011.

(5)	Total debt equals current and long-term debt and capital lease obligations.

COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
(in thousands)

	Fiscal Year Ended December 31,											Nine Months Ended September 30,
	2007		2008(1)		2009		2010		Period from January 1 through November 3, 2011		Period from November 4 through December 31, 2011(2)	2011 (unaudited)		2012(2) (unaudited)
	Predecessor		Predecessor		Predecessor		Predecessor		Predecessor		Successor	Predecessor		Successor

Earnings (loss) before income taxes	$311,245		$195,940		$253,729		$300,506		$233,204		$(165,026)	$296,041		$(284,569)
Capitalized interest on long-term debt	—		—		—		—		—		—	—		(882)
Fixed charges	21,858		82,428		106,488		88,701		62,892		115,598	56,178		382,946
Earnings (loss) available for fixed charges	$333,103		$278,368		$360,217		$389,207		$296,096		$(49,428)	$352,219		$97,495

Interest expense on long-term debt (3)	$19,883		$80,753		$104,918		$87,053		$61,931		$114,992	$55,311		$379,280
Capitalized interest on long-term debt	—		—		—		—		—		—	—		882
Estimated interest in rent expense	1,975		1,675		1,570		1,648		961		606	867		2,784
Total fixed charges	$21,858		$82,428		$106,488		$88,701		$62,892		$115,598	$56,178		$382,946

Ratio of earnings to fixed charges (4)	15.2	x	3.4	x	3.4	x	4.4	x	4.7	x	—	6.3	x	0.3	x

(1)	Amounts include the impact of our acquisition of LifeCell Corporation in May 2008.

(2)	Amounts include the impact of the Merger in November 2011.

(3)
Amount for fiscal year 2007 includes $7.6 million in expense for the redemption premium paid in connection with the redemption of our previously-existing 7 3/8% senior subordinated notes combined with the write off of unamortized debt issuance costs associated with the previously-existing senior credit facility. Amount for period from November 4 through December 31, 2011 (successor) includes $32.3 million of fees associated with the Merger-related bridge financing.

(4)
For the period from November 4 through December 31, 2011, earnings were insufficient to cover our fixed charges by $165.0 million due primarily to Merger-related costs, including acquired intangible asset amortization and additional depreciation expense associated with the step-up in property, plant and equipment.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL
CONDITION AND RESULTS OF OPERATIONS
The following discussion should be read in conjunction with the consolidated financial statements and accompanying notes included in this prospectus. The following discussion contains forward-looking statements that reflect our plans, estimates and beliefs. Our actual results could differ materially from those discussed in the forward-looking statements. Factors that could cause or contribute to these differences include, but are not limited to, those discussed in our “Risk Factors.”
GENERAL

We are a leading global medical technology company devoted to the discovery, development, manufacturing and marketing of innovative, high-technology therapies and products that have been designed to leverage the body’s innate ability to heal, thus improving clinical outcomes while helping to reduce the overall cost of patient care. We have an infrastructure designed to meet the specific needs of medical professionals and patients across all healthcare settings, including acute care hospitals, extended care organizations and patients’ homes, both in the United States and abroad. Our primary business units serve the advanced wound care and regenerative medicine markets.

On November 4, 2011, Kinetic Concepts, Inc. (“KCI”) completed its merger (the “Merger”) with Chiron Merger Sub, Inc. (“Merger Sub”), a direct subsidiary of Chiron Holdings, Inc. (“Holdings”) and an indirect subsidiary of Centaur Guernsey L.P. Inc. (“Centaur”), pursuant to the terms of the Agreement and Plan of Merger, dated as of July 12, 2011 (the “Merger Agreement”), by and among Holdings, Merger Sub and KCI. As a result of the Merger, KCI is now a 100% owned subsidiary of Centaur. In connection with this transaction, LifeCell Corporation (“LifeCell”), formerly a 100% owned subsidiary of KCI, was promoted to be a sister corporation of KCI, such that each of KCI and LifeCell are now 100% owned subsidiaries of Centaur. Centaur is a non-operating holding company indirectly controlled by investment funds advised by Apax Partners (“Apax”) and controlled affiliates of Canada Pension Plan Investment Board (“CPPIB”) and the Public Sector Pension Investment Board (“PSP Investments” and with Apax and CPPIB, collectively, the “Sponsors”) and certain other co-investors. The condensed consolidated financial statements presented herein include the accounts of Centaur Guernsey L.P. Inc. for successor period and KCI predecessor period, together with its consolidated subsidiaries. All intercompany balances and transactions have been eliminated in consolidation. Unless otherwise noted in this report, the terms “we,” “us,” “our,” “Company,” or the “Centaur Companies” refers to Centaur Guernsey L.P. Inc. and subsidiaries.

The Merger has been accounted for as a business combination using the acquisition method. The allocation of the total purchase price to KCI’s and LifeCell’s net tangible and identifiable intangible assets was based on their estimated fair values as of the acquisition date.

Our consolidated statements of operations, statements of comprehensive income (loss) and statements of cash flows are presented for two periods: successor and predecessor. The Merger resulted in a new basis of accounting with the application of purchase accounting adjustments beginning on November 4, 2011 as the Merger occurred at the opening of business on November 4, 2011. The results of operations subsequent to the closing of the Merger reflect the impact of the new basis of accounting. The financial reporting periods presented herein for periods prior to November 4, 2011, represent our predecessor periods. The consolidated financial statements for all predecessor periods were prepared using the historical basis of accounting for KCI. The financial reporting periods presented herein for periods subsequent to and including November 4, 2011, represent our successor periods. As a result of the Merger and the associated preliminary purchase accounting adjustments, the consolidated financial statements of the successor period are not comparable to periods preceding the Merger.

On August 15, 2012, we announced that we had entered into an asset purchase agreement (the “Agreement”) with Getinge AB (“Getinge”). The transaction closed on November 8, 2012. At the closing of the transaction, Getinge paid KCI $247.1 million in cash, subject to certain adjustments. Under the terms of the Agreement, Getinge purchased certain assets and assumed certain liabilities, including our Therapeutic Support Systems™ ("TSS") product portfolio. In addition, Getinge has offered employment to TSS employees and we have agreed to provide transition services to Getinge after the close of the transaction.

As a result of our Agreement with Getinge, the assets and liabilities subject to the Agreement are presented separately in the September 30, 2012 condensed consolidated balance sheets as assets held for sale and liabilities related to assets held for sale, respectively. In accordance with the Codification, depreciation and amortization of the long-lived assets subject to the Agreement ceased as of August 15, 2012. Additionally, the results of the operations subject to the Agreement, excluding the allocation of general corporate overhead, are presented as discontinued operations in the consolidated statements of operations for all periods presented.

KCI

Our AHS business unit is focused on the development and commercialization of advanced wound care therapies based on our Negative Pressure Technology Platform which employs negative pressure in a variety of applications to promote wound healing through unique mechanisms of action and to speed recovery times while reducing the overall cost of treating patients with complex wounds. In addition, we continue to pursue development opportunities within the broader wound care market for technology outside of NPWT.

LifeCell

Our LifeCell business unit is focused on the development and commercialization of regenerative and reconstructive acellular tissue matrices for use in reconstructive, orthopedic, and urogynecologic surgical procedures to repair soft tissue defects, as well as for reconstructive and cosmetic procedures.  Existing products include our human-based AlloDerm® Regenerative Tissue Matrix (“AlloDerm”) and porcine-based Strattice™ Reconstructive Tissue Matrix (“Strattice”) in various configurations designed to meet the needs of patients and caregivers. In addition, LifeCell distributes SPY Elite, a real-time operating room based tissue perfusion system. The majority of our LifeCell revenue is generated from the clinical applications of challenging hernia repair and post-mastectomy breast reconstruction.

The Centaur Companies are principally engaged in the rental and sale of our products in over 25 countries. The Centaur Companies have research and development facilities in the United States and the United Kingdom, and we maintain manufacturing and engineering operations in Ireland, the United States, the United Kingdom and Belgium.

Historically, we have experienced a seasonal slowing of AHS unit demand beginning in the fourth quarter and continuing into the first quarter which we believe has been caused by year-end clinical treatment patterns, such as the postponement of elective surgeries and increased discharges of individuals from the acute care setting around the winter holidays.  LifeCell has also historically experienced a similar seasonal slowing of sales in the first and third quarter of each year.  Although we do not know if our historical experience will prove to be indicative of future periods, similar slow-downs may occur in subsequent periods.

RESULTS OF OPERATIONS
We have two reportable operating segments which correspond to our two global business units: AHS and LifeCell. We have three primary geographic regions for which we provide supplemental information: the Americas, which is comprised principally of the United States and includes Canada, Puerto Rico and Latin America; EMEA, which is comprised principally of Europe and includes the Middle East and Africa; and APAC, which is comprised of the Asia Pacific region. Revenue for each of our geographic regions in which we operate is disclosed for each of our business units. Certain prior period amounts have been reclassified to conform to the 2012 presentation.
Three and nine months ended September 30, 2012 compared to three and nine months ended September 30, 2011
Revenue by Operating Segment
The following table sets forth, for the periods indicated, business unit revenue as well as the percentage change in each line item, comparing the third quarter of 2012 (successor) to the third quarter of 2011 (predecessor) and the first nine months of 2012 (successor) to the first nine months of 2011 (predecessor) (dollars in thousands):

	Three months ended September 30,			Nine months ended September 30,
	2012	2011	% Change	2012	2011	% Change
	Successor	Predecessor		Successor	Predecessor
AHS revenue:
Rental	$205,415	$227,094	(9.5)%	$617,843	$670,827	(7.9)%
Sales	124,236	144,006	(13.7)	368,314	396,777	(7.2)
Total-AHS	329,651	371,100	(11.2)	986,157	1,067,604	(7.6)

LifeCell revenue:
Rental	1,741	543	220.6	4,507	1,133	297.8
Sales	104,481	96,898	7.8	315,857	285,652	10.6
Total-LifeCell	106,222	97,441	9.0	320,364	286,785	11.7

Total consolidated revenue:
Total rental revenue	207,156	227,637	(9.0)	622,350	671,960	(7.4)
Total sales revenue	228,717	240,904	(5.1)	684,171	682,429	0.3
Total revenue	$435,873	$468,541	(7.0)%	$1,306,521	$1,354,389	(3.5)%

For additional discussion on segment and operation information, see Note 8 of the notes to the condensed consolidated financial statements for the quarterly period ended September 30, 2012.

Revenue by Geography
The following table sets forth, for the periods indicated, rental and sales revenue by geography, as well as the percentage change in each line item, comparing the third quarter of 2012 (successor) to the third quarter of 2011 (predecessor) and the first nine months of 2012 (successor) to the first nine months of 2011 (predecessor) (dollars in thousands):

	Three months ended September 30,			Nine months ended September 30,
	2012	2011	% Change	2012	2011	% Change
	Successor	Predecessor		Successor	Predecessor

Americas revenue:
Rental	$171,934	$188,758	(8.9)%	$516,161	$554,036	(6.8)%
Sales	182,656	185,968	(1.8)	543,136	526,908	3.1
Total-Americas	354,590	374,726	(5.4)	1,059,297	1,080,944	(2.0)
EMEA revenue:
Rental	23,483	29,351	(20.0)	73,383	91,575	(19.9)
Sales	38,083	47,435	(19.7)	118,542	135,145	(12.3)
Total-EMEA	61,566	76,786	(19.8)	191,925	226,720	(15.3)
APAC revenue:
Rental	11,739	9,528	23.2	32,806	26,349	24.5
Sales	7,978	7,501	6.4	22,493	20,376	10.4
Total-APAC	19,717	17,029	15.8	55,299	46,725	18.3

Total consolidated revenue:
Total rental revenue	207,156	227,637	(9.0)	622,350	671,960	(7.4)
Total sales revenue	228,717	240,904	(5.1)	684,171	682,429	0.3
Total revenue	$435,873	$468,541	(7.0)%	$1,306,521	$1,354,389	(3.5)%

The change in total revenue compared to the prior-year period was due to lower AHS revenue, partially offset by increased LifeCell sales. Foreign currency exchange rate movements unfavorably impacted total revenue by 2% and 1%, respectively, for the third quarter and first nine months of 2012 compared to the corresponding periods of the prior year.

Revenue Relationship
The following table sets forth, for the periods indicated, the percentage relationship of each item to total revenue in the period, as well as the changes in each line item, comparing the third quarter of 2012 (successor) to the third quarter of 2011 (predecessor) and the first nine months of 2012 (successor) to the first nine months of 2011 (predecessor):

	Three months ended September 30,				Nine months ended September 30,
	2012	2011	Change		2012	2011	Change
	Successor	Predecessor			Successor	Predecessor
AHS revenue	75.6%	79.2%	(360	) bps	75.5%	78.8%	(330	) bps
LifeCell revenue	24.4	20.8	360	bps	24.5	21.2	330	bps
Total revenue	100.0%	100.0%			100.0%	100.0%

Americas revenue	81.4%	80.0%	140	bps	81.1%	79.9%	120	bps
EMEA revenue	14.1	16.4	(230	) bps	14.7	16.7	(200	) bps
APAC revenue	4.5	3.6	90	bps	4.2	3.4	80	bps
Total revenue	100.0%	100.0%			100.0%	100.0%

Rental revenue	47.5%	48.6%	(110	) bps	47.6%	49.6%	(200	) bps
Sales revenue	52.5	51.4	110	bps	52.4	50.4	200	bps
Total revenue	100.0%	100.0%			100.0%	100.0%
AHS Revenue
The following table sets forth, for the periods indicated, AHS rental and sales revenue, as well as the percentage change in each line item, comparing the third quarter of 2012 (successor) to the third quarter of 2011 (predecessor) and the first nine months of 2012 (successor) to the first nine months of 2011 (predecessor) (dollars in thousands):

	Three months ended September 30,			Nine months ended September 30,
	2012	2011	% Change	2012	2011	% Change
	Successor	Predecessor		Successor	Predecessor
AHS revenue:
Rental	$205,415	$227,094	(9.5)%	$617,843	$670,827	(7.9)%
Sales	124,236	144,006	(13.7)	368,314	396,777	(7.2)
Total AHS revenue	$329,651	$371,100	(11.2)%	$986,157	$1,067,604	(7.6)%

The decline in the third quarter and first nine months of 2012 of worldwide AHS revenue was attributable primarily to lower rental revenue and disposable and therapy unit sales volumes in established markets, partially offset by increased revenue from new products including Prevena, GraftJacket, ABThera and V.A.C.Ulta as well as higher rental and sales volumes from our Japan, Brazil and Turkey markets. The lower rental and disposable sales revenue in established markets resulted primarily from a combination of lower hospital procedural volumes and lower average pricing. We anticipate our average global pricing to decline moderately in the future as our competitors market products designed to compete with our AHS offering. Foreign currency exchange rate movements unfavorably impacted worldwide AHS revenues by 2%for the third quarter and first nine months of 2012 compared to the corresponding periods of the prior year.

LifeCell Revenue
The following table sets forth, for the periods indicated, LifeCell revenue, as well as the percentage change in each line item, comparing the third quarter of 2012 (successor) to the third quarter of 2011 (predecessor) and the first nine months of 2012 (successor) to the first nine months of 2011 (predecessor) (dollars in thousands):

	Three months ended September 30,			Nine months ended September 30,
	2012	2011	Change	2012	2011	Change
	Successor	Predecessor		Successor	Predecessor
LifeCell revenue:
Rental	$1,741	$543	220.6%	$4,507	$1,133	297.8%
Sales	104,481	96,898	7.8	315,857	285,652	10.6
Total LifeCell revenue	$106,222	$97,441	9.0%	$320,364	$286,785	11.7%

The growth in LifeCell revenue over the prior-year period was due primarily to increased demand for our acellular tissue matrix products as a result of continued market penetration and geographic expansion driven by revenue from the commercial launch of AlloDerm® Ready to Use. Foreign currency exchange rate movements did not have a significant impact on worldwide LifeCell revenue as compared to the prior-year period.

Rental Expenses

The following table presents rental expenses and the percentage relationship to total rental revenue comparing the third quarter of 2012 (successor) to the third quarter of 2011 (predecessor) and the first nine months of 2012 (successor) to the first nine months of 2011 (predecessor) (dollars in thousands):

	Three months ended September 30,				Nine months ended September 30,
	2012	2011	Change		2012	2011	Change
	Successor	Predecessor			Successor	Predecessor
Rental expenses	$100,810	$99,901	0.9%		$348,387	$317,414	9.8%
As a percent of total rental revenue	48.7%	43.9%	480	bps	56.0%	47.2%	880	bps

Rental, or field, expenses are comprised of both fixed and variable costs including facilities, field service, sales force compensation and royalties associated with our rental products. Rental expenses as a percent of total rental revenue during the third quarter and first nine months of 2012 increased from the prior-year periods due primarily to depreciation expense associated with the purchase accounting adjustments related to the step up in value of rental medical equipment (“RME”), which totaled $27.2 million and $90.4 million for the third quarter and first nine months of 2012, respectively, or 13.1% and 14.5% of total rental revenue, respectively, partially offset by lower product royalty costs on AHS revenue associated with our previous license agreement with Wake Forest University for which we ceased accruing royalties in the first quarter of 2011.

Cost of Sales

The following table presents cost of sales and the sales margin (calculated as sales revenue less cost of sales divided by sales revenue for the period indicated) comparing the third quarter of 2012 (successor) to the third quarter of 2011 (predecessor) and the first nine months of 2012 (successor) to the first nine months of 2011 (predecessor) (dollars in thousands):

	Three months ended September 30,				Nine months ended September 30,
	2012	2011	Change		2012	2011	Change
	Successor	Predecessor			Successor	Predecessor
Cost of sales	$58,613	$58,033	1.0%		$190,454	$171,823	10.8%
Sales margin	74.4%	75.9%	(150	) bps	72.2%	74.8%	(260	) bps

Cost of sales includes manufacturing costs, product costs and royalties associated with our “for sale” products. The decrease in our sales margin from the prior-year periods was due primarily to increased cost of sales associated with the purchase accounting adjustments related to the step up in value of inventory, which totaled $3.0 million and $25.5 million for the third quarter and first nine months of 2012, respectively, or 1.3% and 3.7% of total sales revenue, respectively. For the first nine months of 2012, this increase was partially offset by lower product royalty costs on AHS revenue associated with our previous license agreement with Wake Forest University.

Gross Profit Margin

The following table presents the gross profit margin (calculated as gross profit divided by total revenue for the periods indicated) comparing the third quarter of 2012 (successor) to the third quarter of 2011 (predecessor) and the first nine months of 2012 (successor) to the first nine months of 2011 (predecessor):

	Three months ended September 30,				Nine months ended September 30,
	2012	2011	Change		2012	2011	Change
	Successor	Predecessor			Successor	Predecessor
Gross profit margin	63.4%	66.3%	(290	) bps	58.8%	63.9%	(510	) bps

The gross profit margin decrease during the third quarter and first nine months of 2012 compared to the prior-year periods was due primarily to depreciation expense of $27.2 million and $90.4 million, respectively, and cost of sales of $3.0 million and $25.5 million, respectively, associated with the purchase accounting adjustments related to the step up in value of RME and inventory. This decrease was partially offset by lower royalty expense associated with our previous license agreement with Wake Forest University and higher gross margins associated with our LifeCell business unit. During the third quarter and first nine months of 2012, we did not record any royalty expense associated with our previously-existing licensing agreement with Wake Forest University. During the third quarter and first nine months of 2011, we recorded $0 million and $13.1 million, respectively, in royalty expense associated with our previously-existing licensing agreement with Wake Forest University.

Selling, General and Administrative Expenses

The following table presents selling, general and administrative expenses and the percentage relationship to total revenue comparing the third quarter of 2012 (successor) to the third quarter of 2011 (predecessor) and the first nine months of 2012 (successor) to the first nine months of 2011 (predecessor) (dollars in thousands):

	Three months ended September 30,				Nine months ended September 30,
	2012	2011	Change		2012	2011	Change
	Successor	Predecessor			Successor	Predecessor
Selling, general and administrative expenses	$142,778	$145,659	(2.0)%		$445,781	$423,446	5.3%
As a percent of total revenue	32.8%	31.1%	170	bps	34.1%	31.3%	280	bps
Selling, general and administrative (“SG&A”) expenses include administrative labor, incentive and sales compensation costs, insurance costs, professional fees, depreciation, bad debt expense and information systems costs, but excludes rental sales force compensation costs. General corporate overhead costs are not allocated to discontinued operations. During the third quarter of 2012, SG&A expenses increased due to a $9.7 million impairment charge associated with certain production equipment at our AHS manufacturing plant and inventory associated with our V.A.C. Via product, $19.9 million of restructuring and business optimization expenses, $2.9 million of additional depreciation expense associated with the acquisition-related step up in value of non-rental equipment, $1.8 million of Sponsors’ management fees and higher selling costs associated with our LifeCell division, as compared to the prior-year period. Other SG&A expenses declined by approximately $31.0 million during the third quarter of 2012 compared to the prior-year period as a result of cost reduction initiatives undertaken by the Company in addition to a decrease of $5.9 million in equity-based compensation expense.

SG&A increases during the first nine months of 2012 compared to the prior-year period included a $22.1 million impairment charge associated with certain production equipment at our AHS manufacturing plant and inventory associated with our V.A.C. Via product, $57.6 million of restructuring and business optimization expenses, $9.2 million of additional depreciation expense associated with the acquisition-related step up in value of non-rental equipment and $6.1 million of transaction costs and Sponsors’ management fees and higher selling costs associated with our LifeCell division. Other SG&A expenses declined by approximately $57.7 million during the first nine months of 2012 compared to the prior-year period as a result of cost reduction initiatives undertaken by the Company in addition to a decrease of $18.0 million in equity-based compensation expense.

Research and Development Expenses

The following table presents research and development expenses and the percentage relationship to total revenue comparing the third quarter of 2012 (successor) to the third quarter of 2011 (predecessor) and the first nine months of 2012 (successor) to the first nine months of 2011 (predecessor) (dollars in thousands):

	Three months ended September 30,				Nine months ended September 30,
	2012	2011	Change		2012	2011	Change
	Successor	Predecessor			Successor	Predecessor
Research and development expenses	$17,376	$20,806	(16.5)%		$53,686	$62,411	(14.0)%
As a percent of total revenue	4.0%	4.4%	(40	) bps	4.1%	4.6%	(50	) bps

Research and development expenses relate to our investments in clinical studies and the development of new and enhanced products and therapies. Our research and development efforts include the development of new and synergistic technologies across the continuum of wound care, including tissue regeneration, preservation and repair, as well as new applications of negative pressure technology. Our research and development program is also leveraging our core understanding of biological tissues in order to develop biosurgery products in our LifeCell business.

Acquired Intangible Asset Amortization

In connection with the Merger, we recorded $2.89 billion of identifiable intangible assets and recognized $49.7 million and $172.3 million of amortization expense during the third quarter and first nine months of 2012, respectively.

Interest Expense

Interest expense increased to $124.4 million and $379.3 million in the third quarter and first nine months of 2012, respectively, compared to $17.3 million and $55.3 million in the corresponding prior-year periods, due to substantially higher average debt balances at higher interest rates, and higher expense associated with interest rate swap and cap agreements.

Foreign Currency Loss

We recognized foreign currency transaction losses of $7.4 million and $1.9 million during the third quarter and first nine months of 2012, respectively, compared to losses of $2.1 million in each of the corresponding prior-year periods. The revaluation of the Term B-1 euro loan to U.S. dollars represented $6.5 million and $2.7 million of the foreign currency transaction gains during the third quarter and first nine months of 2012, respectively.

Earnings (Loss) from Discontinued Operations

Earnings (loss) from discontinued operations were $2.0 million and $(3.7) million for the three and nine months ended September 30, 2012, respectively, and $6.9 million and $26.9 million for the three and nine months ended September 30, 2011, respectively, related to the disposition of TSS assets. See Note 3 of the notes to condensed consolidated financial statements for the quarterly period ended September 30, 2012 for additional information on discontinued operations.

The Period from November 4 through December 31, 2001 (Successor), the Period from January 1 through November 3, 2011 (Predecessor) and Year ended December 31, 2010 (Predecessor)

Revenue by Operating Segment

The following table sets forth, for the periods indicated, business unit revenue (dollars in thousands):

	Period from November 4 through December 31, 2011	Period from January 1 through November 3, 2011	Year ended December 31, 2010

	Successor	Predecessor	Predecessor

AHS revenue:
Rental	$142,506	$745,457	$911,655
Sales	88,643	436,504	490,380
Total – AHS	231,149	1,181,961	1,402,035

LifeCell revenue:
Rental	456	1,359	211
Sales	73,159	320,092	341,194
Total – LifeCell	73,615	321,451	341,405

Total consolidated revenue:
Rental	142,962	746,816	911,866
Sales	161,802	756,596	831,574
Total consolidated revenue	$304,764	$1,503,412	$1,743,440

For additional discussion on segment and operation information, see Note 14 of the notes to the consolidated financial statements for the fiscal year ended December 31, 2011.

Revenue by Geography

The following table sets forth, for the periods indicated, rental and sales revenue by geography (dollars in thousands):

	Period from November 4 through December 31, 2011	Period from January 1 through November 3, 2011	Year ended December 31, 2010

	Successor	Predecessor	Predecessor

Americas revenue:
Rental	$118,492	$616,376	$755,831
Sales	127,479	585,340	646,219
Total – Americas	245,971	1,201,716	1,402,050

EMEA revenue:
Rental	17,661	100,916	134,739
Sales	29,053	148,682	164,933
Total – EMEA	46,714	249,598	299,672

APAC revenue:
Rental	6,809	29,524	21,296
Sales	5,270	22,574	20,422
Total – APAC	12,079	52,098	41,718

Total consolidated revenue:
Rental	142,962	746,816	911,866
Sales	161,802	756,596	831,574
Total consolidated revenue	$304,764	$1,503,412	$1,743,440

Total revenue for the period from November 4 through December 31, 2011 and the period from January 1 through November 3, 2011 increased due to higher LifeCell and AHS revenue. Foreign currency exchange movements favorably impacted total revenue during the periods in 2011 compared to the prior year.

Revenue Relationship

The following table sets forth, for the periods indicated, the percentage relationship of each item to total revenue in the period, as well as the changes in each line item:

	Period from November 4 through December 31, 2011	Period from January 1 through November 3, 2011	Year ended December 31, 2010

	Successor	Predecessor	Predecessor

AHS revenue	75.8%	78.6%	80.4%
LifeCell revenue	24.2	21.4	19.6
Total consolidated revenue	100.0%	100.0%	100.0%

Americas revenue	80.7%	79.9%	80.4%
EMEA revenue	15.3	16.6	17.2
APAC revenue	4.0	3.5	2.4
Total consolidated revenue	100.0%	100.0%	100.0%

Rental revenue	46.9%	49.7%	52.3%
Sales revenue	53.1	50.3	47.7
Total consolidated revenue	100.0%	100.0%	100.0%

AHS Revenue

The following table sets forth, for the periods indicated, AHS rental and sales revenue (dollars in thousands):

	Period from November 4 through December 31, 2011	Period from January 1 through November 3, 2011	Year ended December 31, 2010

	Successor	Predecessor	Predecessor

AHS revenue:
Rental	$142,506	$745,457	$911,655
Sales	88,643	436,504	490,380
Total AHS revenue	$231,149	$1,181,961	$1,402,035

AHS revenue for the period from November 4 through December 31, 2011 and the period from January 1 through November 3, 2011 increased as sales revenue was offset by lower rental revenue. Lower AHS rental revenue was due primarily to a combination of lower hospital procedural volumes, sales force disruption related to the Merger and lower average pricing. AHS sales revenue increases were attributable primarily to higher volumes from new markets and revenue associated with new products. Foreign currency exchange movements favorably impacted total AHS revenues during the periods in 2011 compared to the prior year.

LifeCell Revenue

The following table sets forth, for the periods indicated, LifeCell rental and sales revenue (dollars in thousands):

	Period from November 4 through December 31, 2011	Period from January 1 through November 3, 2011	Year ended December 31, 2010

	Successor	Predecessor	Predecessor

LifeCell revenue:
Rental	$456	$1,359	$211
Sales	73,159	320,092	341,194
Total LifeCell revenue	$73,615	$321,451	$341,405

Growth in LifeCell revenue for the period from November 4 through December 31, 2011 and the period from January 1 through November 3, 2011 was due primarily to increased demand for our acellular tissue matrix products as a result of continued market penetration and geographic expansion. LifeCell revenue generated from the use of AlloDerm, Strattice, and other acellular tissue matrix products in reconstructive surgical procedures, primarily challenging hernia repair and breast reconstruction, accounted for 93.8%, 93.9% and 93.6% of total LifeCell revenue for the period from November 4 through December 31, 2011, the period from January 1 through November 3, 2011 and the year ended December 31, 2011, respectively. Foreign currency exchange rate movements did not have a significant impact on worldwide LifeCell revenue.

Rental Expenses

The following table presents rental expenses and the percentage relationship to total rental revenue for the periods indicated (dollars in thousands):

	Period from November 4 through December 31, 2011	Period from January 1 through November 3, 2011	Year ended December 31, 2010

	Successor	Predecessor	Predecessor

Rental expenses	$85,142	$350,912	$468,975
As a percent of total rental revenue	59.6%	47.0%	51.4%

Rental, or field, expenses are comprised of both fixed and variable costs including facilities, field service, sales force compensation and royalties associated with our rental products. Rental expenses as a percent of total rental revenue during the period from November 4 through December 31, 2011 increased due to depreciation expense associated with the purchase accounting adjustments related to the step up in value of rental medical equipment (“RME”), which totaled $21.4 million, or 14.9% of total rental revenue for the period, partially offset by lower product royalty costs on AHS revenue associated with our previous license agreement with Wake Forest University. Rental expenses as a percent of total rental revenue during the period from January 1 through November 3, 2011 decreased due to lower product royalty costs on AHS revenue associated with our previous license agreement with Wake Forest University.

Cost of Sales

The following table presents cost of sales and the sales margin (calculated as sales revenue less cost of sales divided by sales revenue for the period indicated) (dollars in thousands):

	Period from November 4 through December 31, 2011	Period from January 1 through November 3, 2011	Year ended December 31, 2010

	Successor	Predecessor	Predecessor

Cost of sales	$43,761	$190,927	$229,522
Sales margin	73.0%	74.8%	72.4%

Cost of sales includes manufacturing costs, product costs and royalties associated with our “for sale” products. The increase in our sales margin during the period from November 4 through December 31, 2011 was due primarily to lower product royalty costs on AHS revenue associated with our previous license agreement with Wake Forest University and improved yields in our LifeCell business unit partially offset by cost of sales associated with the purchase accounting adjustments related to the step up in value of inventory, which totaled $7.3 million or 4.5% of total sales revenue for the period. The increase in our sales margin during the period from January 1 through November 3, 2011 was due primarily to lower product royalty costs on AHS revenue associated with our previous license agreement with Wake Forest University and improved yields in our LifeCell business unit.

Gross Profit Margin

The following table presents the gross profit margin (calculated as gross profit divided by total revenue for the periods indicated):

	Period from November 4 through December 31, 2011	Period from January 1 through November 3, 2011	Year ended December 31, 2010

	Successor	Predecessor	Predecessor

Gross profit margin	57.7%	64.0%	59.9%

The gross profit margin decrease during the period from November 4 through December 31, 2011 was due primarily to depreciation expense and cost of sales associated with the purchase accounting adjustments related to the step up in value of RME and inventory, partially offset by lower royalty expense associated with our previous license agreement with Wake Forest University and higher gross margins associated with our LifeCell business unit. The gross profit margin increase during the period from January 1 through November 3, 2011 was due primarily to lower royalty expense associated with our previous license agreement with Wake Forest University and higher gross margins associated with our LifeCell business unit. During the period from January 1 through November 3, 2011 and the year ended December 31, 2010, we recorded $13.6 million and $92.1 million, respectively, in royalty expense associated with our previously-existing licensing agreement with Wake Forest University. No royalty expense was recorded during the period from November 4 through December 31, 2011.

Selling, General and Administrative Expenses

The following table presents selling, general and administrative expenses and the percentage relationship to total revenue (dollars in thousands):

	Period from November 4 through December 31, 2011	Period from January 1 through November 3, 2011	Year ended December 31, 2010

	Successor	Predecessor	Predecessor

Selling, general and administrative expenses	$217,717	$565,512	$530,718
As a percent of total revenue	71.4%	37.6%	30.4%

Selling, general and administrative (“SG&A”) expenses include administrative labor, incentive and sales compensation costs, insurance costs, professional fees, depreciation, bad debt expense and information systems costs, but excludes rental sales force compensation costs. SG&A increased during the period from November 4 through December 31, 2011 due primarily to $145.6 million of transaction costs and management fees, $55.0 million related to the acceleration of equity-based compensation expense, $37.8 million of restructuring costs, higher selling and marketing costs associated with our LifeCell division and higher costs associated with geographic expansion. SG&A increased during the period from January 1 through November 3, 2011 primarily due to higher selling and marketing costs associated with our LifeCell division and higher costs associated with geographic expansion.

Research and Development Expenses

The following table presents research and development expenses and the percentage relationship to total revenue (dollars in thousands):

	Period from November 4 through December 31, 2011	Period from January 1 through November 3, 2011	Year ended December 31, 2010

	Successor	Predecessor	Predecessor

Research and development expenses	$14,117	$69,601	$85,591
As a percent of total revenue	4.6%	4.6%	4.9%

Research and development expenses relate to our investments in clinical studies and the development of new and enhanced products and therapies. Our research and development efforts include the development of new and synergistic technologies across the continuum of wound care, including tissue regeneration, preservation and repair, and new applications of negative pressure technology. Our research and development program is also leveraging our core understanding of biological tissues in order to develop biosurgery products in our LifeCell business. Research and development expenses as a percentage of total revenue was consistent for all periods presented.

Acquired Intangible Asset Amortization

In connection with the Merger, we recorded $2.89 billion of identifiable intangible assets and recognized $16.5 million of amortization expense during the period from November 4, 2011 through December 31, 2011. Prior to the merger, we recorded $486.7 million of identifiable definite-lived intangible assets during the second quarter of 2008 in connection with the LifeCell acquisition. Intangible asset amortization expense associated with the LifeCell acquisition was $29.5 million during the period from January 1, 2011 through November 3, 2011 compared to $37.4 million during the year ended December 31, 2010.

Operating Margin

The following table presents the operating margin, defined as operating earnings (loss) as a percentage of total revenue,:

	Period from November 4 through December 31, 2011	Period from January 1 through November 3, 2011	Year ended December 31, 2010

	Successor	Predecessor	Predecessor

Operating margin	(23.8)%	19.8%	22.4%

The decrease in our operating margin for the period from November 4 through December 31, 2011 was due primarily to the expenses associated with the Merger including transaction and restructuring costs, management fees, expenses associated with the purchase accounting adjustments related to the step up in value of RME and non-rental equipment and inventory, as well as the acceleration of equity-based compensation expense partially offset by lower royalty expense.

Interest Expense

Interest expense increased to $115.0 million during the period from November 4 through December 31, 2011 due to one-time commitment fees of $32.3 million associated with Merger-related bridge financing, higher average debt balances at higher interest rates, and higher expense associated with interest rate swap and cap agreements.

Foreign Currency Gain (Loss)

Foreign currency transaction gains were $22.3 million during the period from November 4 through December 31, 2011, of which $25.6 million related to the revaluation of the Term B-1 EURO loan to U.S. dollars, due primarily to significant volatility in the foreign currency markets. During the period from January 1 through November 3, 2011and the year ended December 31, 2010, foreign currency transaction losses were $2.8 million and $4.5 million, respectively due primarily to significant volatility in the foreign currency markets.

Year ended December 31, 2010 (Predecessor) compared to Year ended December 31, 2009 (Predecessor)
Revenue by Operating Segment
The following table sets forth, for the periods indicated, business unit revenue by geographic region, as well as the percentage change in each line item, comparing 2010 to 2009 (dollars in thousands):

	Year ended December 31,
	2010	2009	% Change
	Predecessor	Predecessor
AHS revenue:
Rental	$911,655	$919,359	(0.8)%
Sales	490,380	483,058	1.5
Total – AHS	1,402,035	1,402,417	—

LifeCell revenue:
Rental	211	—	—
Sales	341,194	285,898	19.3
Total – LifeCell	341,405	285,898	19.4

Total consolidated revenue:
Rental	911,866	919,359	(0.8)
Sales	831,574	768,956	8.1
Total consolidated revenue	$1,743,440	$1,688,315	3.3%

For additional discussion on segment and operation information, see Note 14 of the notes to the consolidated financial statements for the fiscal year ended December 31, 2011.

Revenue by Geography
The following table sets forth, for the periods indicated, rental and sales revenue by geography, as well as the percentage change in each line item, comparing 2010 to 2009 (dollars in thousands):

	Year ended December 31,
	2010	2009	Change
	Predecessor	Predecessor
Americas revenue:
Rental	$755,831	$754,409	0.2%
Sales	646,219	591,632	9.2
Total—Americas	1,402,050	1,346,041	4.2

EMEA revenue:
Rental	134,739	151,230	(10.9)
Sales	164,933	164,653	0.2
Total—EMEA	299,672	315,883	(5.1)

APAC revenue:
Rental	21,296	13,720	55.2
Sales	20,422	12,671	61.2
Total—APAC	41,718	26,391	58.1

Total consolidated revenue:
Rental	911,866	919,359	(0.8)
Sales	831,574	768,956	8.1
Total consolidated revenue	$1,743,440	$1,688,315	3.3%

The change in total revenue compared to the prior-year periods was due to increased LifeCell sales. Foreign currency exchange rate movements had a minimal impact on total revenue for 2010 as compared to the prior year.

Revenue Relationship
The following table sets forth, for the periods indicated, the percentage relationship of each item to total revenue in the period, as well as the changes in each line item, comparing 2010 to 2009:

	Year ended December 31,
	2010	2009	Change
	Predecessor	Predecessor

AHS revenue	80.4%	83.1%	(270	) bps
LifeCell revenue	19.6	16.9	270	bps
Total consolidated revenue	100.0%	100.0%

Americas revenue	80.4%	79.7%	70	bps
EMEA revenue	17.2	18.7	(150	) bps
APAC revenue	2.4	1.6	80	bps
Total consolidated revenue	100.0%	100.0%

Rental revenue	52.3%	54.5%	(220	) bps
Sales revenue	47.7	45.5	220	bps
Total consolidated revenue	100.0%	100.0%

AHS Revenue
The following table sets forth, for the periods indicated, AHS rental and sales revenue as well as the percentage change in each line item, comparing 2010 to 2009 (dollars in thousands):

	Year ended December 31,
	2010	2009	Change
	Predecessor	Predecessor
AHS revenue:
Rental	$911,655	$919,359	(0.8)%
Sales	490,380	483,058	1.5
Total AHS revenue	$1,402,035	$1,402,417	—%

Total AHS revenue for 2010 was comparable to the prior year. The decrease in AHS revenue during 2010 compared to the prior-year period was due primarily to a combination of lower rental volumes in highly-competitive markets and pricing pressure driven largely by governmental austerity measures partially offset by rental and sales volume growth for new products and expansion into new markets, particularly in Japan. Foreign currency exchange movements had a minimal impact on total AHS revenue for 2010 as compared to the prior year.

LifeCell Revenue
The following table sets forth, for the periods indicated, LifeCell revenue as well as the percentage change in each line item, comparing 2010 to 2009 (dollars in thousands):

	Year ended December 31,
	2010	2009	Change
	Predecessor	Predecessor
LifeCell revenue:
Rental	$211	$—	—%
Sales	341,194	285,898	19.3
Total – LifeCell	$341,405	$285,898	19.4%

LifeCell revenue generated from the use of AlloDerm, Strattice, and other acellular tissue matrix products in reconstructive surgical procedures, primarily challenging hernia repair and breast reconstruction, accounted for 93.6% and 92.1% of total LifeCell revenue for 2010 and 2009, respectively. The growth in LifeCell revenue over the prior year was due primarily to increased demand for our tissue matrix products due to continued market penetration and geographic expansion.
Rental Expenses
The following table presents rental expenses and the percentage relationship to total rental revenue comparing 2010 to 2009 (dollars in thousands):

	Year ended December 31,
	2010	2009	Change
	Predecessor	Predecessor
Rental expenses	$468,975	$465,937	0.7%
As a percent of total rental revenue	51.4%	50.7%	70	bps

Rental, or field, expenses are comprised of both fixed and variable costs including facilities, field service, sales force compensation and royalties associated with our rental products.
Cost of Sales
The following table presents cost of sales and the sales margin (calculated as sales revenue less cost of sales divided by sales revenue for the period indicated) comparing 2010 to 2009 (dollars in thousands):

	Year ended December 31,
	2010	2009	Change
	Predecessor	Predecessor
Cost of sales	$229,522	$225,680	1.7%
Sales margin	72.4%	70.7%	170	bps

Cost of sales includes manufacturing costs, product costs and royalties associated with our “for sale” products. The increase in our sales margin over the prior-year period was due primarily to lower product royalty costs on AHS revenue and growth in our LifeCell business unit.

Gross Profit Margin
The following table presents the gross profit margin (calculated as gross profit divided by total revenue for the periods indicated) comparing 2010 to 2009:

	Year ended December 31,
	2010	2009	Change
	Predecessor	Predecessor
Gross profit margin	59.9%	59.0%	90	bps

The gross profit margin increase was due primarily to lower product royalty expenses, increased productivity of our service operations and favorable product mix, specifically higher gross margins associated with the LifeCell business unit.
Selling, General and Administrative Expenses
The following table presents selling, general and administrative expenses and the percentage relationship to total revenue comparing 2010 to 2009 (dollars in thousands):

	Year ended December 31,
	2010	2009	Change
	Predecessor	Predecessor
Selling, general and administrative expenses	$530,718	$502,765	5.6%
As a percent of total revenue	30.4%	29.8%	60	bps

Selling, general and administrative (“SG&A”) expenses include administrative labor, incentive and sales compensation costs, insurance costs, professional fees, depreciation, bad debt expense and information systems costs, but excludes rental sales force compensation costs. SG&A expense increases in 2010 included continued investment associated with our entry in Japan, increased selling costs associated with the domestic growth and international expansion of our LifeCell business. Additionally, SG&A expenses for 2010 included $5.3 million in expenses related to employee separation costs related primarily to our Global Business Transformation project. SG&A expense in 2009 included approximately $9.4 million related to employee separation costs associated with the Company's workforce restructuring and other pre-tax charges.

Research and Development Expenses
The following table presents research and development expenses and the percentage relationship to total revenue comparing 2010 to 2009 (dollars in thousands):

	Year ended December 31,
	2010	2009	Change
	Predecessor	Predecessor
Research and development expenses	$85,591	$91,467	(6.4)%
As a percent of total revenue	4.9%	5.4%	(50	) bps

Research and development expenses relate to our investments in clinical studies and the development of new and enhanced products and therapies. Our research and development efforts include the development of new and synergistic technologies across the continuum of wound care, including tissue regeneration, preservation and repair, new applications of negative pressure technology. Our research and development program is also leveraging our core understanding of biological tissues in order to develop biosurgery products in our LifeCell business. R&D expenses during 2010 decreased from the prior year due primarily to the timing of certain programs. During the first quarter of 2010, the Company launched its Prevena in Europe and Canada. In the U.S., we received Food and Drug Administration (“FDA”) clearance in June 2010 and have now launched Prevena commercially. Prevena is the first and only powered negative pressure product designed specifically for management of surgically-closed incisions.

Acquired Intangible Asset Amortization

In connection with the LifeCell acquisition, we recorded $486.7 million of identifiable definite-lived intangible assets during the second quarter of 2008. During 2010 and 2009, we recorded approximately $37.4 million and $40.6 million, respectively, of amortization expense associated with these acquired intangible assets.

Operating Margin
The following table presents the operating margin, defined as operating earnings as a percentage of total revenue, comparing 2010 to 2009:

	Year ended December 31,
	2010	2009	Change
	Predecessor	Predecessor
Operating margin	22.4%	21.4%	100	bps

The decrease in our operating margin during 2010 was due primarily to employee separation costs recorded in 2010, partially offset by an improved gross profit margin. The decrease in our operating margin during 2010 was due primarily to expenses of $5.3 million recorded in the second quarter of 2010 related to employee separation costs, partially offset by an improved gross profit margin. Operating margin for 2009 was impacted by approximately $9.4 million related to employee separation costs associated with the Company's workforce restructuring and other pre-tax charges.

Interest Expense
Interest expense decreased to $87.1 million in 2010 compared to $104.9 million in the prior year due to scheduled and voluntary debt payments made during 2010 totaling $222.7 million and lower effective interest rates. Interest expense for 2010 includes write-offs of $2.3 million, as compared to $3.0 million for 2009, for unamortized deferred debt issuance costs associated with optional prepayments on our senior credit facility. On January 1, 2009, we adopted changes issued by the Financial Accounting Standards Board related to the accounting for convertible debt instruments that may be settled in cash upon conversion. As a result of the adoption of these changes, we recorded additional non-cash interest expense related to amortization of the discount on our convertible senior notes of $21.3 million in 2010 and $19.7 million in the prior year.
Foreign Currency Gain (Loss)
In 2010 and 2009, we recognized foreign currency exchange losses of $4.5 million and $4.0 million, respectively, due to continued volatility in currency exchange rates which were partially offset by our foreign currency hedging program.

LIQUIDITY AND CAPITAL RESOURCES
We expect to fund our operations through a combination of internally generated cash from operations and from occasional borrowings under our Revolving Credit Facility. Our primary uses of cash are working capital requirements, capital expenditures and debt service requirements. We anticipate that cash generated from operations together with amounts available under our Revolving Credit Facility will be sufficient to meet our future working capital requirements, capital expenditures and debt service obligations as they become due. However, our ability to fund future operating expenses and capital expenditures and our ability to meet future debt service obligations or refinance our indebtedness will depend on our future operating performance which will be affected by general economic, financial and other factors beyond our control. See “Risk Factors—Risks Relating to the Exchange Notes—To service our indebtedness, we will require a significant amount of cash.” Our ability to generate cash depends on many factors beyond our control, and any failure to meet our debt service obligations could harm our business, financial condition and results of operations. For further information on the terms of our Revolving Credit Facility, see Note 5 of the notes to the consolidated financial statements for the fiscal year ended December 31, 2011.

Historical — General
We require capital principally for working capital requirements, capital expenditures and debt service requirements. Additionally, from time to time, we may use capital for acquisitions and other investing and financing activities. Working capital is required principally to finance accounts receivable and inventory. Our working capital requirements vary from period-to-period depending on manufacturing volumes, the timing of shipments and the payment cycles of our customers and payers. Our capital expenditures consist primarily of manufactured rental assets, manufacturing equipment, computer hardware and software, expenditures related to leasehold improvements and expenditures related to our new corporate headquarters.

We may from time to time seek to retire or purchase our outstanding debt through cash purchases and/or exchanges for equity securities, in open market purchases, privately negotiated transactions or otherwise. Such repurchases or exchanges, if any, will depend on prevailing market conditions, our liquidity requirements, contractual restrictions and other factors. The amounts involved may be material.

Sources of Capital

Based upon the current level of operations, we believe our existing cash resources, as well as cash flows from operating activities and availability under our revolving credit facility will be adequate to meet our anticipated cash requirements for at least the next twelve months. Cash flows related to discontinued operations were not material for the nine months ended September 30, 2012 and 2011 and therefore have not been separately disclosed in the condensed consolidated statements of cash flows. We do not anticipate the absence of cash flows from discontinued operations to significantly affect our liquidity and capital resources. During the nine months ended 2012 and 2011, our primary source of capital was cash from operations. The following table summarizes the net cash provided and used by operating activities, investing activities and financing activities (dollars in thousands):

	Nine months ended September 30,
	2012	2011
	Successor	Predecessor
Net cash provided by operating activities	$185,875	$423,160
Net cash used by investing activities	(74,890)	(113,983)
Net cash provided (used) by financing activities	(19,792)	31,738
Effect of exchange rates changes on cash and cash equivalents	308	(725)
Net increase in cash and cash equivalents	$91,501	$340,190

As of September 30, 2012 and December 31, 2011, our principal sources of liquidity consisted of $306.9 million and $209.8 million (excluding $5.6 million of deposits related to our former chief executive officer's deferred compensation account), respectively, of cash and cash equivalents and availability under our revolving credit facility. The availability under the Revolving Credit Facility was $188.5 million and $187.8 million at September 30, 2012 and December 31, 2011, respectively, and was reduced for $11.5 million and $12.2 million, respectively, of letters of credit issued by banks which are party to the Senior Secured Credit Facility. In addition, we had $4.6 million and $5.7 million of letters of credit issued by a bank not party to the Senior Secured Credit Facility as of September 30, 2012 and December 31, 2011, respectively.

As of September 30, 2012 and December 31, 2011, we had $381.6 million and $402.0 million, respectively, of receivables outstanding, net of realization reserves. Trade accounts receivable, net of realization reserves, were outstanding for an average of 70 days at September 30, 2012 compared to 70 days at December 31, 2011.

Capital Expenditures

During the first nine months of 2012 and 2011, we made capital expenditures of $72.0 million and $89.0 million, respectively. Capital expenditures during the first nine months of 2012 and 2011 related primarily to expanding the rental fleet, the construction of our global headquarters building, and information technology projects and purchases.

Senior Secured Credit Facility

In November 2011, we entered into a senior secured credit facility consisting of (i) a $1.63 billion term B-1 facility (the “Senior Dollar Term B-1 Credit Facility”), (ii) a €250 million term B-1 facility (the “Senior Euro Term B-1 Credit Facility”), (iii) a $325 million term B-2 facility (the “Senior Term B-2 Credit Facility”), and (iv) a $200 million revolving credit facility (the “Senior Revolving Credit Facility”). The following table sets forth the amounts owed under the senior secured credit facility, the effective interest rates on such outstanding amounts, and the amount available for additional borrowing thereunder, as of September 30, 2012 (dollars in thousands):

Senior Secured Credit Facility	Maturity Date	Effective Interest Rate		Amount Outstanding (1)	Amount Available for Additional Borrowing
Senior Revolving Credit Facility	November 2016	—%		$—	$188,453	(2)
Senior Dollar Term B-1 Credit Facility	May 2018	7.71%	(3)	1,567,341	—
Senior Euro Term B-1 Credit Facility	May 2018	7.91%	(3)	304,827	—
Senior Term B-2 Credit Facility	November 2016	7.23%	(3)	314,374	—
Total				$2,186,542	$188,453
_____________________

(1)	Amount outstanding includes the original issue discount.

(2)
At September 30, 2012, the amount available under the revolving portion of our senior secured credit facility reflected a reduction of $11.5 million of letters of credit issued by banks which are party to the Senior Secured Credit Facility. In addition, we have $4.6 million of letters of credit issued by a bank not party to the Senior Secured Credit Facility.

(3)
The effective interest rate includes the effect of the original issue discount. Excluding the original issue discount, our nominal interest rate as of September 30, 2012 was 7.00% on the Senior Dollar Term B-1 Credit Facility, 7.00% on the Senior Euro Term B-1 Credit Facility and 6.50% on the Senior Term B-2 Credit Facility.

As of September 30, 2012, the Credit Facilities required we have a total leverage ratio of not to exceed 8.4:1 and an interest coverage ratio of at least 1.1:1. As of September 30, 2012, our actual total leverage ratio was 5.6:1 and our interest coverage ratio was 1.6:1. As of December 31, 2011, covenant requirements were not in effect. As of September 30, 2012, we were in compliance with all covenants under the senior secured credit agreement. For further information on the Senior Secured Credit Facility, see Note 5 of the notes to the consolidated financial statements for the fiscal year ended December 31, 2011.

On November 7, 2012, we entered into an amendment to our senior credit facility. As a result of the amendment we created new classes of Dollar Term C-1 Loans, Euro Term C-1 Loans and Term C-2 Loans, having the same rights and obligations as the Dollar Term B-1 Loans, Euro Term B-1 Loans and Term B-2 Loans as set forth in the Credit Agreement and Loan Documents, except as revised by the amendment. In connection with the amendment, Dollar Term B-1 Loans, Euro Term B-1 Loans and Term B-2 Loans were refinanced with Dollar Term C-1 Loans, Euro Term C-1 Loans and Term C-2 Loans, respectively.

Amounts outstanding under the Dollar Term C-1 Loans, the Term C-2 Loans and the Revolving Credit Facility (other than swing-line loans and unreimbursed drawings on letters of credit) bear interest, at our option, at a rate equal to either the base rate (defined as the highest of (i) Bank of America’s prime rate, (ii) the federal funds effective rate plus 0.50%, (iii) the eurocurrency rate (defined as the LIBOR rate, adjusted for statutory reserve requirements and subject to a floor of 1.25% in the case of loans under any of the term facilities) applicable for an interest period of one month plus 1.00%, and, (iv) for amounts outstanding under the term facilities only, 2.25%) or the eurocurrency rate, in each case plus an applicable margin. Amounts outstanding under the Euro Term C-1 Loans bear interest at the eurocurrency rate, and swing-line loans and unreimbursed drawings on letters of credit bear interest at the base rate. As of November 7, 2012, the applicable margin (i) under the Dollar Term C-1 Loans is 3.25% in the case of loans based on the base rate and 4.25% in the case of loans based on the eurocurrency rate, (ii) under the Euro Term C-1 Loans is 3.50% in the case of loans based on the base rate and 4.50% in the case of loans based on the eurocurrency rate, and (iii) under the Term C-2 Facility is 2.75% in the case of loans based on the base rate and 3.75% in the case of loans based on the eurocurrency rate. After the first fiscal quarter of 2013, the applicable margin will adjust and thereafter vary based on our total leverage ratio. The applicable margin (i) under the Dollar Term C-1 Loans will be 3.00% to 3.25% in the case of loans based on the base rate and 4.00% to 4.25% in the case of loans based on the eurocurrency rate, (ii) under the Euro Term C-1 Loans will be 3.25% to 3.50% in the case of loans based on the base rate and 4.25% to 4.50% in the case of loans based on the eurocurrency rate, and (iii) under the Term C-2 Facility will be 2.50% to 2.75% in the case of loans based on the base rate and 3.50% to 3.75% in the case of loans based on the eurocurrency rate.

10.5% Second Lien Senior Secured Notes

In November 2011, we issued $1.75 billion aggregate principal amount of second lien notes due 2018. Interest on the second lien notes accrues at the rate of 10.50% per annum and is payable semi-annually in cash on each May 1 and November 1, beginning on May 1, 2012, to the persons who are registered holders at the close of business on April 15 and October 15 immediately preceding the applicable interest payment date. The second lien notes were issued at a discount resulting in an effective interest rate of 10.87%. As of September 30, 2012, we were in compliance with all covenants under the second lien notes indenture. For further information on the second lien notes, see Note 5 of the notes to the consolidated financial statements for the fiscal year ended December 31, 2011.

12.5% Senior Unsecured Notes

In November 2011, we issued $750.0 million aggregate principal amount of senior unsecured notes due 2019; $650 million of which are still outstanding. Interest on the senior unsecured notes accrues at the rate of 12.50% per annum and is payable semi-annually in cash on each May 1 and November 1, beginning on May 1, 2012, to the persons who are registered holders at the close of business on April 15 and October 15 immediately preceding the applicable interest payment date. The senior unsecured notes were issued at a discount resulting in an effective interest rate of 12.62%. As of September 30, 2012, we were in compliance with all covenants under the senior unsecured notes indenture. For further information on the senior unsecured notes, see Note 5 of the notes to the consolidated financial statements for the fiscal year ended December 31, 2011.

Convertible Senior Notes

In 2008, we issued $690.0 million aggregate principal amount of 3.25% convertible senior notes due 2015 (the “Convertible Notes”).  The Convertible Notes are governed by the terms of an indenture dated as of April 21, 2008 (the “Indenture”). As a result of the Merger, the holders of the Convertible Notes have the right to require us to repurchase some or all of their Convertible Notes as provided in the Indenture. The repurchase price is the principal amount of the Convertible Notes plus accrued interest. As of September 30, 2012, $701,000 aggregate principal amount of the notes remained outstanding.

As of September 30, 2012, we were in compliance with all covenants under the Indenture. For further information on our Convertible Notes, see Note 5 of the notes to the consolidated financial statements for the fiscal year ended December 31, 2011.

Interest Rate Protection

At September 30, 2012 and December 31, 2011, we had three interest rate swap agreements to convert $1.5 billion of our outstanding variable rate debt to a fixed rate basis. These agreements become effective in 2013. Once effective, the aggregate notional amount decreases quarterly by amounts ranging from $1.7 million to $56.4 million until maturity. As of September 30, 2012 and December 31, 2011, we had interest rate cap agreements with remaining notional amounts of $1.6 billion that effectively limits the eurocurrency rate to 2% on a portion of the borrowings under our senior secured credit facility. The aggregate notional amount decreases quarterly by amounts ranging from $5.4 million to $17.7 million until maturity at December 31, 2013. Our interest rate protection agreements have not been designated as hedging instruments, and as such, we recognize the fair value of these instruments as an asset or liability with income or expense recognized in the current period.

For further information on our interest rate protection agreements, see Note 6 of the notes to the condensed consolidated financial statements for the quarterly period ended September 30, 2012.

Long-Term Commitments

The following table summarizes our long-term debt obligations, excluding discounts, as of September 30, 2012 for each of the periods indicated (dollars in thousands):

	Long-Term Debt Obligations
Year Payment Due	2012	2013	2014	2015	2016	Thereafter	Total
Long-term debt	$6,392	$22,763	$22,763	$22,763	$331,513	$4,353,735	$4,759,929

Contractual Obligations

We are committed to making cash payments in the future on long-term debt, capital leases, operating leases, licensing agreements and purchase commitments. We have not guaranteed the debt of any other party. The following table summarizes our contractual cash obligations as of December 31, 2011 for each of the years indicated (dollars in thousands):

	2012	2013-2014	2015-2016	Thereafter	Total(1)
Long-term debt obligations(2)	$23,491	$45,580	$354,330	$4,356,300	$4,779,701
Interest on long-term debt obligations(2)	436,491	868,292	858,719	780,393	2,943,895
Capital lease obligations	122	78	—	—	200
Operating lease obligations	44,316	52,049	25,416	42,210	163,991
Licensing agreements	750	563	1,000	—	2,313
Purchase obligations	31,486	10,512	—	—	41,998
Related party management fees(3)	5,148	10,296	10,296	35,178	60,918
Total	$541,804	$987,370	$1,249,761	$5,214,081	$7,993,016
_____________________
(1) This excludes our liability of $38.3 million for unrecognized tax benefits. We cannot make a reasonably reliable estimate of the amount and period of related future payments for such liability.
(2) Amounts and timing may be different from our estimated interest payments due to potential voluntary prepayments, borrowings and interest and foreign currency rate fluctuations.
(3) Represents fees for strategic and consulting services paid to entities affiliated with the Sponsors. For further discussion of related party management fees, see Note 13 of the notes to the consolidated financial statements for the fiscal year ended December 31, 2011.
OTHER MATTERS
We are party to lawsuits arising in the ordinary course of our business. Additionally, the manufacturing and marketing of medical products necessarily entails an inherent risk of product liability claims. We maintain multiple layers of product liability insurance coverage and we believe these policies and the amounts of coverage are appropriate and adequate. For additional discussion of our legal proceedings, see Note 7 of the notes to the condensed consolidated financial statements for the quarterly period ended September 30, 2012.

The U.S. and global economies continue to show signs of weakness. We believe the economic downturn may generally decrease hospital census and the demand for elective surgeries. Also, the global financial crisis, continuing high levels of unemployment and general economic uncertainties have made it more difficult and more expensive for hospitals and health systems to obtain credit which may contribute to pressures on their operating margins. We believe that rising unemployment reduces the number of individuals covered by private insurance which has resulted in a noticeable increase in our charity-care placements and may increase the cost of uncompensated care for hospitals. Higher unemployment may also result in a shift in reimbursement patterns as unemployed individuals switch from private plans to public plans such as Medicaid or Medicare. If the economic downturn persists and unemployment remains high or increases, any significant shift in coverage for the unemployed may have an unfavorable impact on our reimbursement mix and may result in a decrease in our overall average unit prices.

Recently, the FDA proposed certain regulatory reforms, which may result in substantial changes to the 510(k) clearance process for medical devices. If any of the FDA’s proposed reforms are established by statute or regulation, we expect that 510(k) submissions for our medical devices in the future may require significantly more data, including clinical data, and that obtaining 510(k) clearance may become more costly and time consuming. Any substantial increase in requirements which are imposed on us as a result of new statutory or regulatory requirements could potentially delay our development and commercialization of new medical device products.

In November 2009, the FDA issued a Preliminary Public Health Notice (“PHN”) notifying caregivers and patients of potential complications associated with the use of NPWT products. The FDA updated the notice in February 2011. The complications cited by the FDA and the recommendations for care-givers and patients are consistent with the labeling and training we provide in our professional education programs. We believe that our demonstrated commitment to the safety and efficacy of our products is consistent with the FDA’s messaging in the PHN. In our educational programs, we give detailed guidance to practitioners regarding the selection of patients, contraindications, patient risk factors and the warnings included in our labeling. In addition, V.A.C. Therapy patients receive detailed instructions on how to use our products as well as information on possible complications, patient risk factors, and warnings associated with using our products. These efforts, combined with our nation-wide 24-hour clinical support and service, as well as our provision of a continuum of care between care settings, set us apart as a leading NPWT provider in the United States and around the world. We continue to provide our customers with the highest level of clinical support and education to minimize the incidence of complications associated with our products. However, when complications associated with our products do occur, we file Medical Device Reports with the FDA consistent with the highest standards of quality, compliance and complaint reporting. V.A.C. Therapy is designed to safely treat complicated wounds, often on patients with severe comorbidities; reported complications are extremely rare. Although the FDA did not specifically tie us or V.A.C. Therapy to safety issues in the PHN, we have received and responded to several inquiries from customers and professional associations concerned about the notice. We will continue to monitor and respond to the concerns of our customers regarding the PHN and any similar communications by the FDA in the future.

In April 2011, LifeCell Corporation initiated a voluntary recall of specified lots of human-tissue based products because of information received indicating that the tissue may not have been suitable for transplant. We have notified the FDA of the voluntary recall and have recovered all affected product from the sole affected customer.  We initiated communications with the customer for the replacement of the product. This voluntary recall did not materially impact our revenue or cost of goods sold. Any defects that warrant material or widespread product recalls in the future could have a material adverse effect on our operating results.

In May 2011, LifeCell Corporation received a warning letter from the FDA following an inspection by the FDA at LifeCell in November 2010. The warning letter primarily related to LifeCell’s failure to submit required documentation to the FDA prior to conduct of certain clinical studies. The FDA also identified certain non-compliance with FDA regulations covering the promotion of LifeCell’s Strattice Tissue Matrix. LifeCell submitted a written response to the FDA on May 31, 2011. In a letter dated December 20, 2011, the FDA acknowledged that LifeCell's corrective actions were adequate to address the concerns raised in the warning letter.

In November 2010, KCI USA, Inc.’s Raleigh, North Carolina office was the subject of a Medicare audit of 31 claims conducted by the Zone Program Integrity Contractor (“ZPIC”).  In May 2011, based on an extrapolation of the ZPIC's audit results, the ZPIC determined that KCI USA, Inc. had been overpaid by Medicare in the amount of $5.8 million.  KCI appealed these claims to Redetermination and Reconsideration and reduced the overpayment to $4.2 million.  We will be appealing these claims to the next level of review.  Interest will accrue on the overpayment unless it is overturned on appeal. In addition to challenging the underlying clinical basis for the claims denials, KCI also challenged the validity of the sampling used to extrapolate the overpayment.  If the extrapolation is found to have been invalid, the extrapolation may be rejected even if the actual claims denials on which the extrapolation was based are not overturned. We cannot predict the outcome of theses appeals. However, we do not expect that the final determination with respect to the audit will have a material impact on our results of operations or financial position.
Critical Accounting Estimates
Critical accounting estimates as those that are, in management's opinion, very important to the portrayal of our financial condition and results of operations and require our management's most difficult, subjective or complex judgments. In preparing our financial statements in accordance with U.S. generally accepted accounting principles, we must often make estimates and assumptions that affect the reported amounts of assets, liabilities, revenue, expenses and related disclosures at the date of the financial statements and during the reporting period. Some of those judgments can be subjective and complex. Consequently, actual results could differ from our estimates. The accounting policies that are most subject to important estimates or assumptions are described below. Also, see Note 1 of the notes to the consolidated financial statements for the fiscal year ended December 31, 2011.

Revenue Recognition and Accounts Receivable Realization

We recognize revenue in accordance with the Revenue Recognition topic of the Codification when each of the following four criteria are met:

1)	a contract or sales arrangement exists;

2)	products have been shipped and title has transferred or services have been rendered;

3)	the price of the products or services is fixed or determinable; and

4)	collectibility is reasonably assured.

We recognize rental revenue based on the number of days a product is used by the patient/organization, (i) at the contracted rental rate for contracted customers and (ii) generally, retail price for non-contracted customers.  Sales revenue is recognized when products are shipped and title has transferred.  In addition, we establish realization reserves against revenue to provide for adjustments including capitation agreements, estimated credit memos, volume discounts, pricing adjustments, utilization adjustments, product returns, cancellations, estimated uncollectible amounts and payer adjustments based on historical experience. In addition, revenue is recognized net of administrative fees paid to group purchasing organizations (“GPO’s”).

The Americas trade accounts receivable consist of amounts due directly from acute and extended care organizations, third-party payers (“TPP”), both governmental and non-governmental, and patient pay accounts.  Included within the TPP accounts receivable balances are amounts that have been or will be billed to patients once the primary payer portion of the claim has been settled by the TPP.  EMEA and APAC trade accounts receivable consist of amounts due primarily from acute care organizations.

The domestic TPP reimbursement process requires extensive documentation, which has had the effect of slowing both the billing and cash collection cycles relative to the rest of the business, and therefore, could increase total accounts receivable.  Because of the extensive documentation required and the requirement to settle a claim with the primary payer prior to billing the secondary and/or patient portion of the claim, the collection period for a claim in our home care business may, in some cases, extend beyond one year prior to full settlement of the claim.

We utilize a combination of factors in evaluating the collectibility of our accounts receivable. For unbilled receivables, we establish reserves to allow for expected denied or uncollectible items.  In addition, items that remain unbilled for more than a specified period of time, or beyond an established billing window, are reserved against revenue.  For billed receivables, we generally establish reserves using a combination of factors including historic adjustment rates for credit memos and canceled transactions, historical collection experience, and the length of time receivables have been outstanding.  The reserve rates vary by payer group.  In addition, we record specific reserves for bad debt when we become aware of a customer's inability or refusal to satisfy its debt obligations, such as in the event of a bankruptcy filing. If circumstances change, such as higher than expected claims denials, post-payment claim recoupments, a material change in the interpretation of reimbursement criteria by a major customer or payer, or payment defaults or an unexpected material adverse change in a major customer's or payer's ability to meet its obligations, our estimates of the realizability of trade receivables could be reduced by a material amount.  A hypothetical 1% change in the collectibility of our billed receivables at December 31, 2011 would impact pre-tax earnings (loss) by an estimated $1.6 million.

Inventory

AHS inventories

Prior to the completion of the Merger on November 4, 2011, inventories were stated at the lower of cost or market (net realizable value), with cost being determined on a first-in, first-out basis. On November 4, 2011, inventories were recorded at fair value with the application of purchase accounting adjustments, with subsequent additions to inventory recorded at the lower of cost or market (net realizable value), with cost being determined on a first-in, first-out basis. Costs include material, labor and manufacturing overhead costs. Inventory expected to be converted into equipment for short-term rental is reclassified to property, plant and equipment. We review our inventory balances monthly for excess sale products or obsolete inventory levels. Inventory quantities of sale-only products in excess of anticipated demand are considered excess and are reserved at 100%. For rental products, we review both product usage and product life cycle to classify inventory as active, discontinued or obsolete. Obsolescence reserve balances are established on an increasing basis from 0% for active, high-demand products to 100% for obsolete products. The reserve is reviewed and, if necessary, adjustments are made on a monthly basis. We rely on historical information and production planning forecasts to support our reserve and utilize management's business judgment for "high risk" items, such as products that have a fixed shelf life. Once the value of inventory is reduced, we do not adjust the reserve balance until the inventory is sold or otherwise disposed.

LifeCell inventories

Prior to the completion of the Merger on November 4, 2011, inventories were stated at the lower of cost or market (net realizable value), with cost being determined on a first-in, first-out basis. On November 4, 2011, inventories were recorded at fair value with the application of purchase accounting adjustments, with subsequent additions to inventory recorded at the lower of cost or market (net realizable value), with cost being determined on a first-in, first-out basis. Inventories on hand include the cost of materials, freight, direct labor and manufacturing overhead. We record a provision for excess and obsolete inventory based primarily on inventory quantities on hand, the historical product sales and estimated forecast of future product demand and production requirements. In addition, we record a provision for tissue that will not meet tissue standards based on historic rejection rates.

Long-Lived Assets

Prior to the completion of the Merger on November 4, 2011, property, plant and equipment was stated at cost. On November 4, 2011, property, plant and equipment was recorded at fair value with the application of purchase accounting adjustments, with subsequent additions to property, plant and equipment recorded at cost. Betterments, which extend the useful life of the equipment, are capitalized. Depreciation on property, plant and equipment is calculated on the straight-line method over the estimated useful lives (20 to 30 years for buildings and between three and seven years for most of our other property and equipment) of the assets. If an event were to occur that indicates the carrying value of long-lived assets might not be recoverable, we would review property, plant and equipment for impairment using an undiscounted cash flow analysis and if an impairment had occurred on an undiscounted basis, we would compute the fair market value of the applicable assets on a discounted cash flow basis and adjust the carrying value accordingly.

Purchase Accounting

Business combinations are accounted for under the acquisition method. The total cost of an acquisition is allocated to the underlying identifiable net assets, based on their respective estimated fair values. The excess of the purchase price over the estimated fair values of the net assets acquired is recorded as goodwill. Determining the fair value of assets acquired and liabilities assumed requires management’s judgment and often involves the use of significant estimates and assumptions, including assumptions with respect to future cash inflows and outflows, discount rates, asset lives and market multiples, among other items.

The Merger has been accounted for as a business combination. The allocation of the total purchase price to KCI’s and LifeCell’s tangible and identifiable intangible assets was based on their estimated fair values as of the acquisition date.

Goodwill and Other Intangible Assets

Goodwill represents the excess purchase price over the fair value of net assets acquired. Goodwill is tested at least annually by reporting unit for impairment, or more frequently when events or changes in circumstances indicate that the asset might be impaired. Examples of such events or circumstances include, but are not limited to, a significant adverse change in legal or business climate, an adverse regulatory action or unanticipated competition.

Impairment is tested by comparing the carrying value of the reporting unit to the reporting unit’s fair value. The carrying value of each reporting unit is determined by taking the reported net assets of the consolidated entity, identifying reporting unit specific assets (including goodwill) and liabilities and allocating shared operational and administrative assets and liabilities to the appropriate reporting unit, which is the same as the segment to which they are assigned. The fair value of each reporting unit is primarily determined using discounted cash flow models using certain assumptions about expected future operating performance and appropriate discount rates determined by our management. When it is determined that the carrying value of goodwill may not be recoverable based upon the existence of one or more of the above indicators of impairment, the measurement of any impairment is determined and the carrying value is reduced as appropriate.

Identifiable intangible assets include developed technology, in process research and development, customer relationships, tradenames and patents. As a result of the Merger, the identifiable intangible assets are presented on a new basis of accounting with the application of preliminary purchase accounting adjustments. We amortize our identifiable definitive lived intangible assets over 2 to 20 years, depending on the estimated economic or contractual life of the individual asset. For indefinite lived intangible assets, impairment is tested by comparing the carrying value of the asset to the fair value of the reporting unit. When it is determined that the carrying value of identifiable intangible assets may not be recoverable based upon the existence of one or more of the above indicators of impairment, the measurement of any impairment is determined and the carrying value is reduced as appropriate.

There have been no impairments of goodwill or identifiable intangible assets during 2011, 2010 or 2009.

Our estimates of discounted cash flows may differ from actual cash flows due to, among other things, economic conditions, changes to our business model or changes in operating performance. Significant differences between these estimates and actual cash flows could materially affect our future financial results. These factors increase the risk of differences between projected and actual performance that could impact future estimates of fair value of all reporting units.

Income Taxes

Deferred income taxes are accounted for in accordance with the “Income Taxes” Topic of the FASB Accounting Standards Codification which requires the asset and liability method, whereby deferred tax assets and liabilities are recognized based on the tax effects of temporary differences between the financial statements and the tax bases of assets and liabilities, as measured by current enacted tax rates. When appropriate, we evaluate the need for a valuation allowance to reduce our deferred tax assets.

We also account for uncertain tax positions in accordance with the “Income Taxes” Topic of the FASB Accounting Standards Codification. Accordingly, a liability is recorded for unrecognized tax benefits resulting from uncertain tax positions taken or expected to be taken in a tax return. We recognize interest and penalties, if any, related to unrecognized tax benefits in income tax expense.

We have established a valuation allowance to reduce deferred tax assets associated with foreign net operating losses, certain state net operating losses and certain foreign deferred tax assets to an amount whose realization is more likely than not. We believe that the remaining deferred income tax assets will be realized based on reversals of existing taxable temporary differences and expected repatriation of foreign earnings. Accordingly, we believe that no additional valuation allowances are necessary.

Equity-based Compensation

We account for equity-based payments to employees in accordance with ASC 718, Compensation—Stock Compensation (“ASC 718”), which requires that equity-based payments (to the extent they are compensatory) be recognized in our consolidated statements of operations based on their fair values.

As required by ASC 718, we recognize equity-based compensation expense for equity-based payment awards that are expected to vest, including profit interests, appreciation rights, stock options, restricted stock awards and restricted stock units based on estimated fair values on the date of grant. For awards classified as liability awards, the fair value of these awards is reviewed on a regular basis and the expense associated with these awards is adjusted accordingly as the fair value changes. In determining whether an award is expected to vest, we use an estimated, forward-looking forfeiture rate based upon our historical forfeiture rates. To the extent our actual forfeitures are different than our estimates, we record a true-up for the differences in the period that the awards vest, and such true-ups could materially affect our operating results. We also consider whether there have been any significant changes in facts and circumstances that would affect our expected forfeiture rate.

We are also required to determine the fair value of equity-based awards at the grant date. Prior to the Merger, for option awards that were subject to service conditions and/or performance conditions, we estimated the fair values of employee stock awards using a Black-Scholes-Merton valuation model. Subsequent to the Merger, we estimate the fair values of employee incentive equity awards using a Black-Scholes-Merton valuation model. A discount for lack of marketability was applied to the per unit fair value to reflect increased risk arising from the inability to readily sell the Profits Interest Units and Appreciation Rights. These determinations require judgment, including estimating expected volatility. If actual results differ significantly from these estimates, equity-based compensation expense and our results of operations could be impacted.

In connection with the Merger, all outstanding stock options, restricted stock awards and restricted stock units at November 3, 2011 vested immediately prior to the completion of the Merger, therefore, on such date, we recognized expense of $55.0 million related to the acceleration of equity-based compensation.

Legal Proceedings and Other Loss Contingencies

We are subject to various legal proceedings, many involving routine litigation incidental to our business. The outcome of any legal proceeding is not within our complete control, is often difficult to predict and is resolved over very long periods of time. Estimating probable losses associated with any legal proceedings or other loss contingencies is very complex and requires the analysis of many factors including assumptions about potential actions by third parties. Loss contingencies are disclosed when there is at least a reasonable possibility that a loss has been incurred and are recorded as liabilities in the consolidated financial statements when it is both (1) probable or known that a liability has been incurred and (2) the amount of the loss is reasonably estimable. If the reasonable estimate of the loss is a range and no amount within the range is a better estimate, the minimum amount of the range is recorded as a liability. If a loss contingency is not probable or cannot be reasonably estimated, a liability is not recorded in the consolidated financial statements.

Recently Adopted Accounting Standards

In May 2011, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update No. 2011-04 “Fair Value Measurement (Topic 820): Amendments to Achieve Common Fair Value Measurement and Disclosure Requirements in U.S. GAAP and IFRSs.” The amendments in this update result in common fair value measurement and disclosure requirements in U.S. generally accepted accounting principles (“GAAP”) and International Financial Reporting Standards (“IFRSs”). Consequently, the amendments change the wording used to describe many of the requirements in GAAP for measuring fair value and for disclosing information about fair value measurements. The amendments in this update will be effective prospectively during interim and annual periods beginning after December 15, 2011. The adoption of this update did not have a material impact on our results of operations, financial position or disclosures.

In June 2011, the FASB issued Accounting Standards Update No. 2011-05 “Comprehensive Income (Topic 220): Presentation of Comprehensive Income.” The objective of this update is to improve the comparability, consistency, and transparency of financial reporting and to increase the prominence of items reported in other comprehensive income. The amendments require that all non owner changes in stockholders’ equity be presented either in a single continuous statement of comprehensive income or in two separate but consecutive statements. The amendments in this update should be applied retrospectively. For public entities, the amendments are effective for fiscal years, and interim periods within those years, beginning after December 15, 2011. For nonpublic entities, the amendments are effective for fiscal years ending after December 15, 2012, and interim and annual periods thereafter. Upon adoption of this update, we are no longer presenting the components of other comprehensive income as part of the consolidated statements of equity or within the associated footnotes and instead are presenting these items either in a single continuous statement of comprehensive income or in two separate but consecutive statements.

In December 2011, the FASB issued Accounting Standards Update No. 2011-12 “Comprehensive Income (Topic 220): Deferral of the Effective Date for Amendments to the Presentation of Reclassifications of Items Out of Accumulated Other Comprehensive Income in Accounting Standards Update No. 2011-05”. The objective of this update is to defer only those changes in Accounting Standards Update 2011-05 that relate to the presentation of reclassification adjustments. The amendments are being made to allow the Board time to redeliberate whether to present on the face of the financial statements the effects of reclassifications out of accumulated other comprehensive income on the components of net income and other comprehensive income for all periods presented. The amendments in this update are effective at the same time as the amendments in Accounting Standards Update No. 2011-05.

In July 2011, the FASB issued Accounting Standards Update No. 2011-07 “Health Care Entities (Topic 954): Presentation and Disclosure of Patient Service Revenue, Provision for Bad Debts, and the Allowance for Doubtful Accounts for Certain Health Care Entities.” The objective of this update is to provide financial statement users with greater transparency about a health care entity’s net patient service revenue and the related allowance for doubtful accounts. This update provides information to assist financial statement users in assessing an entity’s sources of net patient service revenue and related changes in its allowance for doubtful accounts. The amendments require health care entities that recognize significant amounts of patient service revenue at the time the services are rendered, to present the provision for bad debts related to patient service revenue as a deduction from revenue on their statement of operations. The amendments in this update should be applied retrospectively and will be effective for fiscal years, and interim periods within those years, beginning after December 15, 2011. The adoption of this update did not have a material impact on our results of operations, financial position or disclosures.
In July 2012, the Financial Accounting Standards Board issued Accounting Standards Update ("ASU") No. 2012-02, “Testing Indefinite-Lived Intangible Assets for Impairment.” ASU 2012-02 amends the guidance on testing indefinite-lived intangible assets, other than goodwill, for impairment. Under ASU 2012-02, an entity has the option of performing a qualitative assessment of whether it is more likely than not that the fair value of an entity’s indefinite-lived intangible asset is less than its carrying amount before calculating the fair value of the asset. If the conclusion is that it is more likely than not that the fair value of an indefinite-lived intangible asset is less than its carrying amount, the company would be required to calculate the fair value of the asset. ASU 2012-02 is effective for annual and interim impairment tests performed for fiscal years beginning after September 15, 2012, with early adoption permitted. We do not expect the adoption of this update to have a material impact on our results of operations, financial position or disclosures.

QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK
We are exposed to various market risks, including fluctuations in interest rates and variability in currency exchange rates. We have established policies, procedures and internal processes governing our management of market risk and the use of financial instruments to manage our exposure to such risk.

Interest Rate Risk

We have variable interest rate debt and other financial instruments which are subject to interest rate risk that could have a negative impact on our business if not managed properly. We have a risk management policy which is designed to reduce the potential negative earnings effect arising from the impact of fluctuating interest rates. We manage our interest rate risk on our borrowings through interest rate swap and cap agreements which effectively convert a portion of our variable rate borrowings to a fixed rate basis, thus reducing the impact of changes in interest rates on future interest expenses. We do not use financial instruments for speculative or trading purposes.

The table below provides information as of September 30, 2012 about our long-term debt and interest rate derivatives, both of which are sensitive to changes in interest rates. For long-term debt, the table presents principal cash flows and related weighted average interest rates by expected maturity dates. For interest rate derivatives, the table presents notional amounts and weighted average interest rates by expected (contractual) maturity dates. Weighted average interest rates of our interest rate derivatives are based on the nominal amounts which are used to calculate the contractual payments to be exchanged under the contract (dollars in thousands):

	Expected Maturity Date as of September 30, 2012
	2012	2013	2014	2015	Thereafter	Total	Fair Value
Long-term debt
Fixed rate	$701	$—	$—	$—	$2,500,000	$2,500,701	$2,559,764	(1)
Weighted average interest rate	3.250%	—%	—%	—%	11.100%	11.098%
Variable rate	$5,691	$22,763	$22,763	$22,763	$2,185,248	$2,259,228	$2,283,533
Weighted average interest rate(2)	6.929%	6.929%	6.929%	6.929%	6.929%	6.929%

Interest rate swaps(3)
Variable to fixed-notional amount	$—	$—	$74,900	$83,300	$1,379,700	$1,537,900	$(33,992)
Average pay rate	—%	—%	2.252%	2.252%	2.252%	2.252%
Average receive rate(4)	—%	—%	1.250%	1.250%	1.250%	1.250%

Interest rate caps(3)
Variable to fixed-notional amount	$17,700	$1,572,900	$—	$—	$—	$1,590,600	$28
Average receive rate(5)	—%	—%	—%	—%	—%	—%
_____________________

(1)	The fair value of our fixed rate debt is based on a limited number of trades and does not necessarily represent the purchase price of the entire portfolio.

(2)	The weighted average interest rate for all periods presented represents the nominal weighted average interest rate as of September 30, 2012. These rates reset quarterly.

(3)
Interest rate swaps and caps relate to the variable rate debt under long-term debt. The aggregate fair value of our interest rate swap agreements of $34.0 million was negative and was recorded as a long-term liability at September 30, 2012. The aggregate fair value of our interest rate cap agreements of $28,000 was recorded as a long-term asset at September 30, 2012. The interest rate swap agreements are not effective until December 2013. No amounts have been received under the interest rate cap agreements to date.

(4)	The average receive rate for future periods are based on the current period rates. These rates reset quarterly.

(5)
Our interest rate cap agreements effectively limit our interest rate to 2 percent, excluding the applicable margin, on the notional amount of our variable rate borrowings in periods when the interest rate, excluding the applicable margin, exceeds 2 percent.

Foreign Currency and Market Risk

We have direct operations in the United States, Canada, Western Europe, Australia, New Zealand, Japan, Singapore and South Africa, and we conduct additional business through distributors in Latin America, the Middle East, Eastern Europe and Asia. Our foreign operations are generally measured in their applicable local currencies. As a result, our financial results could be affected by factors such as changes in foreign currency exchange rates or weak economic conditions in the foreign markets in which we have operations. Exposure to these fluctuations is managed primarily through the use of natural hedges, whereby funding obligations and assets are both managed in the applicable local currency.

We face transactional currency exposures related to our foreign subsidiaries enter into transactions denominated in currencies other than their local currency. These nonfunctional currency exposures relate primarily to existing intercompany receivables and payables arising from intercompany purchases of manufactured products. We enter into foreign currency exchange contracts to mitigate the impact of currency fluctuations on transactions and anticipated cash flows denominated in nonfunctional currencies, thereby limiting risk that would otherwise result from changes in exchange rates. The periods of the foreign currency exchange contracts correspond to the periods of the exposed transactions and anticipated cash flows but generally do not extend beyond 12 months. We also face exposure to foreign currency fluctuations related to our Senior Euro Term C-1 Credit Facility.

At September 30, 2012, we had outstanding foreign currency exchange contracts to sell or purchase approximately $91.4 million of various currencies. Based on our overall transactional currency rate exposure, movements in the currency rates will not materially affect our financial condition. We are exposed to credit loss in the event of nonperformance by counterparties on their outstanding foreign currency exchange contracts.

International operations reported operating profit of $68.5 million for the first nine months of 2012. We estimate that a 10% fluctuation in the value of the U.S. dollar relative to these foreign currencies as of and for the nine months ended September 30, 2012, would change our net earnings (loss) for the first nine months of 2012 by approximately $450,000. Our analysis does not consider the implications that such fluctuations could have on the overall economic activity that could exist in such an environment in the United States or the foreign countries or on the results of operations of our foreign entities.

BUSINESS
Company Overview
KCI is comprised of our Active Healing Solutions ™ (“AHS”) business unit and is an indirect wholly-owned subsidiary of Centaur. In connection with the Merger, LifeCell Corporation (“LifeCell”), formerly a wholly-owned subsidiary of KCI, was promoted to be a sister corporation of KCI, such that each of KCI and LifeCell™ are now wholly-owned subsidiaries of Centaur. Unless explicitly stated otherwise, references in this section to “we,” “our,” “us” and the “Company” refer to Centaur Guernsey L.P. Inc. and its consolidated subsidiaries.

We are a leading global medical technology company devoted to the discovery, development, manufacturing and marketing of innovative, high-technology therapies and products that have been designed to leverage the body’s ability to heal, thus improving clinical outcomes while helping to reduce the overall cost of patient care. We have an infrastructure designed to meet the specific needs of medical professionals and patients across all healthcare settings, including acute care hospitals, extended care organizations and patients’ homes. We are engaged in the rental and sale of our products throughout the United States and in over 20 countries worldwide. Our primary business units serve the advanced wound care and regenerative medicine markets.

Our Active Healing SolutionsTM business unit (“AHS”) is focused on the development and commercialization of advanced wound care therapies primarily based on our Negative Pressure Technology Platform (“NPTP”) which employs negative pressure in a variety of applications to promote wound healing through unique mechanisms of action and to speed recovery times while reducing the overall cost of treating patients with complex wounds. NPTP comprises three primary product categories: Negative Pressure Wound Therapy (“NPWT”), Negative Pressure Surgical Management (“NPSM”) and Regenerative Medicine. NPWT, through our proprietary V.A.C.® Therapy portfolio, currently represents the primary source of revenue for the AHS business. We continue to develop and commercialize new products and therapies to address complex wounds in order to broaden and diversify our NPTP revenue streams. During 2010, we launched our PrevenaTM Incision Management System (“Prevena”) globally. Prevena is our newest NPSM product designed specifically for the management of surgically-closed incisions. In the acute care setting, we bill our customers directly for the rental and sale of our products. In the home care setting, we generally bill third-party payers directly.

Our LifeCellTM business unit is focused on the development and commercialization of regenerative and reconstructive acellular tissue matrices for use in reconstructive, orthopedic, and urogynecologic surgical procedures to repair soft tissue defects, as well as for reconstructive and cosmetic procedures. Existing products include our human-based AlloDerm® Regenerative Tissue Matrix (“AlloDerm”) and porcine-based StratticeTM Reconstructive Tissue Matrix (“Strattice”) in various configurations designed to meet the needs of patients and caregivers. The majority of our LifeCell revenue is generated from the clinical applications of challenging hernia repair and post-mastectomy breast reconstruction, which is generated primarily in the United States in the acute care setting on a direct billing basis. We continue efforts to penetrate markets with our other LifeCell products while developing and commercializing additional tissue matrix products and applications to expand into new markets and geographies. During January 2011, we launched our newest acellular dermal matrix, AlloDerm® Regenerative Tissue Matrix Ready to Use. AlloDerm® RTM Ready to Use provides all the regenerative features of AlloDerm in a sterile configuration with improved ease of use that does not require rehydration like the freeze-dried version of our AlloDerm products. In addition, LifeCell distributes SPY Elite, a real-time operating room based tissue perfusion system.

Our Competitive Strengths
We believe we have the following competitive strengths:
Innovation and Commercialization
We have a successful track record spanning over 35 years in commercializing novel technologies that change the clinical practice of medicine by addressing the critical unmet needs of clinicians, restoring the well-being of their patients and helping to reduce the overall cost of patient care. We seek to provide novel, transformative, clinically- efficacious solutions and treatment alternatives that increase patient compliance, enhance clinician performance and ease-of-use and ultimately improve healthcare outcomes. We leverage our scientific depth, clinical know- how and market experience, and we manage an active research and development program in all three of our businesses in support of our development and commercialization efforts. Currently we conduct our research and development activities with over 300 employees deployed globally. During fiscal years 2011 and 2010, we incurred R&D expenses of $83.7 million (4.6% of revenue) and $85.6 million (4.9% of revenue), respectively.

Product Differentiation and Superior Clinical Efficacy
We differentiate our portfolio of products by providing effective therapies, supported by a clinically-focused and highly-trained sales and service organization, which combine to produce clinically-proven, superior outcomes. The superior clinical efficacy of our products is supported by an extensive collection of published clinical studies, peer-reviewed journal articles and textbook citations, which aid adoption by clinicians.
In our AHS business, we successfully distinguish our NPWT products from competing offerings through unique marketing claims that have been cleared by the U.S. Food and Drug Administration (“FDA”). These unique claims mirror our novel mechanisms of actions with respect to the creation of an environment that promotes wound healing through the reduction of edema and promotion of granulation tissue formation and perfusion, ultimately preparing the wound bed for closure.
In our LifeCell business, we differentiate our products through clinically-proven performance demonstrating tissue acceptance, cell recruitment and incorporation, revascularization and angiogenesis and finally tissue remodeling and regeneration. Our proprietary tissue processes minimize the potential for specific rejection of transplanted tissue matrices, and our products offer improved ease-of-use while reducing the risk of complications, including adhesions to the implant. The benefits of using our tissue matrix products over the use of autografts and other processed and synthetic products include reduced susceptibility to infection, resorption, encapsulation, movement away from the transplanted area, and erosion through the skin along with reduced patient discomfort compared to autograft procedures.
Broad Reach and Customer Relationships
Our worldwide sales organization, consisting of approximately 1,580 employees, has fostered strong relationships with prescribers, patients, caregivers and payers over the past three decades by providing a high degree of clinical support and consultation along with our extensive education and training programs.
Because our products address the critical needs of patients who seek treatment in numerous locations where care is provided, we have built a broad and diverse customer network across all healthcare settings and among a wide variety of clinicians and specialized surgeons. We have strong relationships with an extensive list of acute care hospitals worldwide and long-term care facilities, skilled nursing facilities, home healthcare agencies and wound care clinics in the United States. Additionally, our LifeCell sales representatives interact with plastic surgeons, general surgeons, head and neck surgeons, trauma/acute care surgeons and others regarding the use and potential benefits of our tissue matrix products. As we continue to innovate our product portfolio and diversify our business, we plan to leverage our customer relationships to advance the commercialization of essential therapies to patients and caregivers worldwide.
Strong Market Leadership Positions in Core Businesses
Our V.A.C. Therapy devices were the first commercialized products in the global NPWT segment. As the pioneer in this area, we have amassed a wealth of clinical data supporting the efficacy of V.A.C. Therapy products. Furthermore, our LifeCell division holds a leading share in the U.S. Regenerative Medicine breast reconstruction and challenging hernia segments. Acquired in 2008, LifeCell posted over 16% annual revenue growth in the fiscal year ended December 31, 2011. In addition to our strong market positioning in the U.S. market, we have demonstrated growth in new segments and geographies, and we are shifting towards a more global revenue base.
Reimbursement Expertise
During the commercialization process for all of our therapies and products, we dedicate substantial resources to seeking and obtaining reimbursement from third-party payers in each of the countries where we operate. This process requires demonstration of clinical efficacy, determination of economic value and obtaining appropriate pricing and reimbursement for each product offering, which is critical to the commercial success of our products. We have also developed a core competency in post-commercialization reimbursement systems based on processes and technology built and refined over the course of our experience as a national provider. This expertise enables us to efficiently manage our collections and accounts receivable with third-party payers. including commercial and governmental insurers. We leverage a comprehensive set of skills and systems through our Advantage Center operation in the United States to manage billing and collections activities in support of our reimbursement efforts. Our focus on reimbursement provides us with an advantage both in product development and in the responsible management of our working capital. In addition, our expertise in reimbursement is a valuable skill for geographic and end market expansion efforts as demonstrated by our recent successes in Japan and in the post-acute care markets in the U.K. and Germany.

Extensive Service Center Network
With a network of 108 domestic and 59 international service centers, we are able to rapidly deliver, manage and service our products at major hospitals in the U.S., Canada, Australia, New Zealand, Singapore, South Africa, and most major European countries. We have approximately 690 service associates and 930 customer service representatives serving our customers globally. This network gives us the ability to deliver products to any major Level I U.S. trauma center rapidly. This extensive network and capability are critical to securing contracts with national GPOs and allows us to directly and efficiently serve the home care market. The network also provides a platform for the introduction of additional products in one or more care settings. For information on developments impacting our service center network, please see “Recent Developments—Sale of Therapeutic Support Systems Assets.”
Our Business Strategy
We are committed to consistently generating superior clinical outcomes for patients and caregivers using our products and therapies. Our differentiated products, competencies and know-how continue to drive trust and recognition of superior performance among our customers, which we believe translates into strong stakeholder value. We intend to execute on our strategic vision of sustaining leadership positions in each of our businesses by delivering unparalleled outcomes with compelling economic value for our customers and focusing on innovation, globalization and diversification. We are also focused on organizational readiness and are working to enhance our business processes and management systems through a corporate global business transformation initiative to enable us to effectively and efficiently carry out our strategic vision. Key components of our business strategy are outlined below.
Innovation
We focus on our core technologies as platforms for growth through the development of new products and clinical data that enable further penetration across the wound care continuum. In our AHS business, we also plan to leverage our highly successful NPWT franchise, now with its fourth generation V.A.C. Therapy System, into a more expansive portfolio based on the successful development and commercialization of next generation NPWT systems and dressings as well as new products to diversify our AHS revenue in the future.
In our AHS business, in 2009, we launched our first NPSM product, ABThera. ABThera is used as a temporary abdominal closure system to help manage challenging open abdomens. In July 2010, we launched a second NPSM product, Prevena, for the management of higher-risk surgical incisions. In the future, our goal is to commercialize advanced therapies for the treatment of complex wounds and hard tissue defects.
In our LifeCell business, in January 2010, we launched new clinical applications including parastomal hernia reinforcement and mastopexy and are continuing development of additional applications for lumpectomy and inguinal hernia. These additional applications will create additional uses and markets for our existing allograft and xenograft product suite. In addition, we are investing in advanced technologies in tissue engineering, genetically-modified animals, and new tissue types to address unmet clinical needs and to improve outcomes through regenerative medicine. In September 2010, LifeCell entered into an exclusive sales and marketing agreement with Novadaq® Technologies, Inc. (“Novadaq”) for the distribution of Novadaq’s SPY® Intraoperative Perfusion Assessment System in certain specified North American surgical markets. The SPY Intraoperative Perfusion Assessment System enables surgeons to see blood perfusion in tissue during surgical procedures, providing surgeons with real-time information needed to modify operative plans and optimize outcomes before the patient leaves the operating table.
Globalization
We endeavor to increase penetration in existing geographic markets while we expand availability of our product offerings in new countries. Currently, the majority of our revenue from each of our business units is generated in the Americas, while we have notable operations in Europe, Middle East and Africa (“EMEA”) and the Asia Pacific (“APAC”) regions. The goal of our globalization efforts is to increase the share of our revenue generated outside the United States over time while growing our business overall. In our AHS business, we entered the Japan market in April 2010 with our core NPWT product, the V.A.C. Therapy System and related disposables. In other countries, we have identified several opportunities for our NPWT products that may be best served initially by distributors. During the second half of 2010, we also launched NPWT products commercially in China and India. We are working aggressively to construct appropriate networks to launch and expand NPWT products in other emerging markets. We have also expanded our global NPWT dressing portfolio with the SimplaceTM Dressing and GranuFoamTM Bridge products, which are now widely available in the countries where we operate. Since 2009, LifeCell has successfully introduced Strattice into thirteen European countries.

Diversification
Beyond expanding our product offerings and revenue streams through innovation and globalization, we plan to seek additional opportunities to diversify our business through continued technology licensing and strategic acquisitions. We intend to build on the leadership positions held by our businesses through the evaluation and investment in adjacent or enabling technologies and synergistic growth opportunities, supplementing our continued organic innovation efforts.
Organizational Readiness
In an effort to implement our long-term strategy, our management team is focused on organizational readiness, with a goal of improved operations and management systems which transform us into a more agile, progressive and global enterprise. We are currently undertaking a global business transformation initiative designed to identify and implement efficiencies in our systems and operations through standardization and automation that translate into reduced costs and more effective decision-making. As a result of ongoing improvements to our manufacturing operations through improved sourcing and automation, as well as global consolidation of certain shared services, we look forward to substantial and permanent cost reductions by the end of 2012. For example, certain financial services supporting our United States and largest European businesses in addition to certain customer service functions are performed in our global shared services center in Budapest, Hungary. In addition, we have migrated our largest businesses outside the United States to a common enterprise resource planning platform over the past several years. We are also making significant progress in the rationalization of our service center and distribution infrastructure for our businesses, yielding additional cost savings. As we improve our operations and management systems over time, we will continue to look for new opportunities to augment our business processes and make infrastructure enhancements to improve our efficiency and agility as a company.
Corporate Organization
We are principally engaged in the rental and sale of our products throughout the United States and in 25 countries internationally. We have research and development facilities in the United States and the U.K., and we maintain manufacturing and engineering operations in the United States, the U.K., Ireland and Belgium. Our operations are run by our two separate business units: AHS and LifeCell. AHS is headquartered in San Antonio and LifeCell is headquartered in Bridgewater, New Jersey.

INFORMATION RELATED TO BUSINESS UNITS
Introduction and Revenue Summary
We have two reportable operating segments which correspond to our two business units: AHS and LifeCell. We have three primary geographic regions: the Americas, which is comprised principally of the United States and includes Canada, Puerto Rico and Latin America; EMEA, which is comprised principally of Europe and includes the Middle East and Africa; and APAC, which is comprised of the Asia Pacific region.
For the year ended December 31, 2011, we generated revenue of $1.81 billion. Approximately 78% of our 2011 revenue was from our AHS business unit, while our LifeCell business unit accounted for 22%,. Revenue from our Americas operations accounted for 80% of our fiscal year 2011 revenue, while our EMEA and APAC operations represented approximately 16% and 4% of total revenue, respectively.
For further information on our performance by reportable segment and financial performance attributable to significant geographic areas, see Note 14 of the notes to the consolidated financial statements for the fiscal year ended December 31, 2011.
ACTIVE HEALING SOLUTIONS
Description of Business
Our AHS business unit offers advanced wound healing and tissue repair systems that are targeted to meet the needs of specific care settings and wound or patient requirements and that incorporate our proprietary NPTP. NPTP comprises three primary product categories: NPWT, NPSM and regenerative medicine. NPWT currently represents the primary source of revenue for the AHS business. We continue to develop and commercialize new products and therapies to address complex wounds in order to broaden and diversify our revenue streams.

Our NPWT product portfolio is built upon our proprietary V.A.C. Therapy technology, which promotes wound healing by delivering a controlled and regulated negative pressure (a vacuum) to the wound bed through an open-cell foam dressing. This distributed negative pressure helps draw wound edges together, removes infectious materials and actively promotes granulation at the cellular level. Since its introduction, our V.A.C. Therapy technology has changed the way wounds are treated and managed. With more published clinical evidence than any competing offering, V.A.C. Therapy has been selected by prescribers as the treatment of choice for approximately 6 million patients worldwide. As part of our corporate strategy and to better address customer and patient needs, we are in the process of expanding from our suite of products to a broad, differentiated therapeutic portfolio. We launched our V.A.C.UltaTM Therapy System, another NPWT product, on a limited commercial basis in late 2011 and on a global basis in 2012. V.A.C.Ulta combines our existing V.A.C. Therapy technology with instillation capability in one device and is intended to augment and accelerate the wound healing process while targeting ease of use.
We are also making significant investments in the development and commercialization of new AHS products over the next several years. During 2010, we launched our Prevena product globally. Prevena is our newest NPSM product designed specifically for the management of surgically-closed incisions. In the future, our goal is to develop and commercialize new and next generation products for the treatment of chronic wounds and hard tissue defects.
Our AHS business offers an exclusive combination of technology, support and proven results that delivers 360 degrees of healing. In addition to the innovative therapy systems and dressings and the most evidence-based outcomes in the NPWT field, AHS also offers an extensive integrated service and delivery model, which includes support through the care continuum provided by on-call clinical experts that offer clinical assistance and education across all care settings.
Products and Clinical Applications
Our AHS products are designed to deliver highly-effective therapies in multiple clinical applications with the needs of physicians, nurses, and patients in mind for both the acute care and post-acute care settings. The table below provides a summary view of our NPTP products, including those that are already commercially available as well as those currently under development.

NPTP (Negative Pressure Technology Platform)
	NPWT (Negative Pressure Wound Therapy)		NPSM (Negative Pressure Surgical Management)
Care Setting	Acute	Post-Acute	Acute (Operating Room)
Products	InfoV.A.C.®	ActiV.A.C. ®	ABTheraTM	PrevenaTM
	V.A.C. ATS®	V.A.C. Freedom®(1)
V.A.C. Instill®
V.A.C.U1taTM

Clinical Application
Used primarily for creating an environment that promotes wound healing by preparing the wound bed for closure, reducing edema, promoting granulation tissue formation and perfusion, and by removing exudate and infectious material
Used primarily for management of the open abdomen, as a temporary bridging of abdominal wall openings where primary closure is not possible and/or repeated abdominal entries are necessary
Used primarily to manage surgical incisions by maintaining a closed environment to protect the incision site from external infectious sources, removing exudates, approximating incision edges and reducing edema

(1)	Certified for Joint Airworthiness by the U S Military. See “-NPWT Products- V.A.C. Freedom® Therapy System.”

NPWT Products
Each of the V.A.C. Therapy Systems in our NPWT portfolio consists of a therapy unit and four types of disposables: our proprietary dressings, an occlusive drape, a unique tubing system connecting the dressing to the therapy unit and a specialized canister. Our V.A.C. Therapy dressings are specially designed to address the unique physical characteristics of different wound types, such as large open wounds, surgical incisions, and diabetic foot ulcers, among others. The V.A.C. Therapy unit consists of a pump that generates controlled negative pressure and sophisticated internal software that controls and monitors the application of the therapy. The therapy can be programmed for individualized use based on prescriber preferences and requirements. The occlusive drape covers the dressing and secures the foam, thereby allowing negative pressure to be maintained at the wound site. The tubing system is both a means of delivering negative pressure therapy to a wound site as well as a proprietary feedback mechanism to measure and monitor therapy levels. The canister collects the fluids, or exudates, helps reduce odors through the use of special filters and provides for safe disposal of medical waste. Additionally, all of our V.A.C. Therapy units include safety alarms that respond in real time to signal users of any tubing blockage, dressing leakage or other condition that may interfere with appropriate therapy delivery. The systems have a number of on-screen user-assist features such as treatment guidelines.
Since the introduction of KCI's V.A.C. Therapy in 1996, over 750 clinical studies proving and supporting the superior clinical efficacy of our V.A.C. Therapy wound healing and tissue repair systems have been published in peer reviewed medical journals such as the International Wound Journal, the Journal of Wound Care and the Annals of Plastic Surgery. In addition, independent consensus conferences have issued guidelines for the use of NPWT for diabetic foot wounds, pressure ulcers, complex chest wounds, hospital-treated wounds and open abdominal wounds. The table below provides a summary description of each of our NPWT therapy systems and specialized dressings.

NPWT Products

NPWT Products	Description
InfoV.A.C. ® Therapy System
InfoV.A.C. provides a digital wound imaging feature that allows caregivers to monitor and document wound healing progress. Digital images can be reviewed on-screen or transferred electronically to help document patient progress, which enables convenient sharing of wound information among caregivers and payers who require evidence of wound healing. Technical advancements also include SensaT.R.A.C. Technology and Seal CheckTM Leak Detector, which simplify the application, monitoring and documentation of wound therapy.

ActiV.A.C.® Therapy System
ActiV.A.C. addresses the demand for a simpler, lighter, and lower profile design that enhances patient comfort and mobility. ActiV.A.C. features newly-developed technology that automatically documents the patient’s therapy history and treatment times Reports can be reviewed on-screen or downloaded to a computer and are electronically stored in the system. ActiV.A.C., which can be battery operated, incorporates SensaT.R.A.C. Technology and Seal Check Leak Detector, which simplifies the application, monitoring and documentation of wound therapy.

V.A.C.UItaTM Therapy System
V.A.C.Ulta is designed to incorporate all of the functionality of InfoV.A.C. and V.A.C. Instill into a single therapy system thereby enhancing efficiency and ease of use. The therapeutic highlight is V.A.C. VeraFloTM Therapy, which enhances V.A.C. Therapy with the controlled delivery and removal of topical solutions in the wound bed. V.A.C. VeraFlo Therapy expands the current NPWT market opportunity. The V.A.C.Ulta was launched in late 2011.

V.A.C. Instill® Therapy System
V.A.C. Instill has all the capabilities and features of the V.A.C. ATS® (described below), while also providing the ability to instill topical wound treatment solutions and suspensions into the wound bed.

V.A.C. ATS® Therapy System
V.A.C. ATS incorporates our proprietary T.R.A.C.TM Technology, which enables the system to monitor pressure at the wound site and automatically adjust system operation to maintain the desired therapy protocol. V.A.C. ATS is the initial therapy system commercialized in Japan.

V.A.C. Freedom® Therapy System
V.A.C. Freedom was designed to meet the requirements for a lightweight product suitable for ambulatory patients. V.A.C. Freedom also utilizes T.R.A.C. technology and T.R.A.C. dressings. With the introduction of ActiV.A.C. to the post-acute market, V.A.C. Freedom is primarily utilized in the long-term care market. In addition, V.A.C. Freedom has achieved Joint Airworthiness Certification status by the U.S. Military, following an extensive evaluation process testing the device’s safety for use on military aeromedical evacuation aircraft. The certification program is a shared U.S. Air Force-Army initiative and applies to specific U.S. Air Force aircraft and U.S. Army helicopters. The certification enables military caregivers to continue providing effective and uninterrupted treatment for injured military personnel that are being transported long distances from theatre hospitals to continental U.S. hospitals.

V.A.C. ® GranuFoamTM Bridge Dressing
The V.A.C. GranuFoam Bridge Dressing is specifically designed to allow the SensaT.R.A.C.TM Pad to be placed away from the wound site. This makes the V.A.C. GranuFoam Bridge Dressing an ideal dressing for diabetic foot wounds requiring NPWT and off-loading therapy. Because V.A.C. GranuFoam Bridge Dressing can be used with all existing V.A.C. Therapy Systems, and in combination with standard-of-care off-loading boots or devices, the V.A.C. GranuFoam Bridge Dressing improves patient mobility and allows patients to resume daily living activities. The V.A.C. GranuFoam Bridge Dressing, when used with an off-loading boot and V.A.C. Therapy, facilitates patient transition from acute facilities to non-acute care settings.

V.A.C. ® SimplaceTM Dressing
The V.A.C. Simplace Dressing features a newly designed GranuFoam Dressing and a 3MTM TegadermTM Dressing designed exclusively for use with our proprietary V.A.C. Therapy Systems. The unique features of the V.A.C. Simplace Dressing kit are designed to simplify and quicken the V.A.C. Therapy dressing application process, which results in improved adaptation of the technology with less training required. The new spiral shaped GranuFoam Dressing is pre-scored, which reduces the need to cut the foam and facilitates easier placement in the wound site. The 3M Tegaderm Dressing conforms to the body and flexes with the skin to help ensure the existence of an optimal wound-healing environment.

V.A.C. GranuFoam Silver® Dressing
The V.A.C. GranuFoam Silver Dressing combines the proven benefits of NPWT with the antimicrobial attributes of silver. The V.A.C. GranuFoam Silver Dressing is the only NPWT dressing that allows direct contact of silver to the wound, thereby eliminating the need for additional silver dressing layers that may inhibit negative pressure and granulation. Micro- bonded metallic silver is uniformly distributed throughout the dressing, providing continuous delivery of silver even after dressing sizing. A single application of V.A.C. GranuFoam Silver Dressing eliminates the need for adjunct silver dressings. The dressing offers a protective barrier to reduce certain infection-producing bacteria.

NPSM Products
The NPSM product portfolio consists of products designed specifically for use in the surgical suite. These products leverage the NPTP to address unique challenges that surgeons encounter during and after surgical procedures Each NPSM product offering includes a therapy unit, application-specific dressing, tubing set, drape, and canister. The levels of negative pressure for each therapy unit are pre-determined based on the surgical procedures the unit is designed to address. Relevant alarms and alerts are also built into the unit and are based on the specific surgical procedure. The dressings offered are designed to suit the needs of the surgeon during the surgical procedure. A tubing set connects the dressing to the therapy unit. A canister is also available to collect exudate and its size varies to accommodate levels of exudate observed for each type of surgical procedure. The table below provides a summary description of each of our NPSM therapy systems.
NPSM Therapy Systems

NPSM product	Description
PrevenaTM Incision Management System
Prevena is designed for the management of surgical incisions. Prevena provides a closed environment to protect the incision site from external infectious sources, removes exudates, approximates incision edges, and reduces edema, all of which assist with the management of surgical incisions. Prevena is fully disposable and includes a battery-powered, pre-programmed therapy unit delivering negative pressure, a peel and place dressing and a carrying case.

ABTheraTM Open Abdomen Negative Pressure Therapy System
ABThera is designed specifically for the management of patients with an open abdomen. The system includes a dedicated therapy unit delivering negative pressure, which is designed to be easy to use and is made available in the operating room. ABThera Therapy is a unique temporary abdominal closure technique, which helps achieve primary fascial closure, manage exudate, protect the abdominal contents and allow for rapid application.

Other Product
In January 2011, we entered into an agreement to license Wright Medical Technology, Inc.’s GRAFTJACKET® brand name, which our AHS business unit will use in marketing the LifeCell acellular human dermal-based regenerative tissue matrix for wound applications such as diabetic foot ulcers and venous stasis ulcers. Patients can be treated with GRAFTJACKET Matrix as part of the overall treatment regimen in a variety of care settings, including outpatient wound care clinics, physicians’ offices, or hospitals. GRAFTJACKET Matrix may be used in conjunction with V.A.C. Therapy, providing a convenient option in caring for chronic wounds. The addition of GRAFTJACKET Matrix allows us to offer both negative pressure wound therapy and regenerative tissue matrix for the treatment of hard-to-heal wounds, providing clinicians two leading modalities for treating patients across the wound healing continuum.
Customers
In U.S. acute care and long-term care facilities, we contract with healthcare facilities individually or through proprietary hospital groups and voluntary group purchasing organizations (“GPOs”) that represent large numbers of hospitals and long-term care facilities. Proprietary hospital groups own all of the hospitals which they represent and, as a result, can ensure compliance with an executed national agreement. Voluntary GPOs negotiate contracts on behalf of member hospital organizations, but cannot ensure that their members will comply with the terms of an executed national agreement. We bill these facilities directly for the rental and sale of our products. In the U.S. home care setting, we provide products and services to patients in the home and bill third-party payers, such as Medicare and private insurance, directly. For 2011, 2010 and 2009, U.S. Medicare placements accounted for 12%, 12% and 11%, of total AHS revenue, respectively. None of our individual customers or third party payers accounted for 10% or more of total AHS revenues for 2011, 2010 or 2009. Outside of the U.S., most of our AHS revenue is generated in the acute care setting on a direct billing basis. Sales and rentals of our AHS products accounted for approximately 78% of our total revenue in 2011. By geographic region, the Americas, EMEA and APAC represented 75%, 20% and 5%, respectively, of total 2011 AHS revenue.
Payment and Reimbursement Coverage
We have extensive contractual relationships and reimbursement coverage for our AHS products in the United States. We have contracts with nearly all major acute care hospital organizations and most major extended care organizations, either directly or through GPOs. As of December 31, 2011, our AHS business had contracts with private and governmental payer organizations covering over 200 million member lives in the United States. We are paid directly by hospitals and extended care organizations, who seek reimbursement for surgical procedures from both private and public payers. A substantial portion of AHS product placements, particularly placements in the home, are subject to reimbursement coverage from various public and private third-

party payers, including government-funded programs, such as the Medicare and Medicaid programs in the United States, and other publicly-funded health plans in foreign jurisdictions. As a result, the demand and payment for our products are dependent, in part, on the reimbursement policies of these payers.
In the U.S. home care market, our NPWT products are subject to Medicare Part B reimbursement and many U.S. insurers have adopted coverage criteria similar to Medicare standards. From time to time, the U.S. Medicare administrative agency, The Centers for Medicare and Medicaid Services (“CMS”) publishes reimbursement policies and rates that affect reimbursement for our Medicare placements in the home. CMS has included NPWT in round two of its Competitive Bidding program, which could negatively impact U.S. Medicare reimbursement of our products in select U.S. geographies beginning July 2013. Inclusion of NPWT in the Medicare competitive bidding program could result in reduced reimbursement for our Medicare placements and a loss of Medicare volume.
We are continuing our efforts to obtain expanded reimbursement for our NPWT products and related disposables in foreign jurisdictions. These efforts have resulted in varying levels of reimbursement from private and public payers in Japan, Germany, Austria, the Netherlands, Switzerland, Canada, South Africa, Australia and the U.K., primarily in the acute care setting. Generally, our NPWT products are covered and reimbursed in the inpatient hospital setting and to some extent, depending on the country, in post-acute or community-based care settings. However, in certain countries, such as Germany, the U.K., France and Spain, post-acute care coverage and reimbursement are largely provided on a case-by-case basis and multiple efforts are underway with certain countries to secure consistent coverage and reimbursement policies in community-based outpatient care settings. In targeted countries, we are utilizing accepted “coverage with evidence” mechanisms in close cooperation with local clinicians and clinical centers, government health ministry officials and, in some cases, private payers to obtain the necessary evidence to support adequate coverage and reimbursement.
In Germany, we receive reimbursement for our NPWT products in the acute care setting. While we do receive reimbursement today for patients treated in the home care setting, the process for this is not part of a standard home care reimbursement but instead performed on a patient-by-patient evaluation of possible coverage by the insurance company. We continue to seek expanded home care reimbursement and have been working with the German government and several German insurance agencies to design clinical trials and possibly a registry for the purposes of assessing payment and coverage for V.A.C. Therapy in the home. There have been delays in this process generally driven by a formal tender process. The tender is comprised of four regions for which we will bid, as will competitors, to receive the patient study population in a particular region. The study will not differentiate between providers of NPWT but will assess the effectiveness of NPWT versus the standard of care in Germany. In June 2011, we were awarded the legal maximum of three out of four regional contracts granted by Germany’s largest state health insurer. In these regions, KCI will be the exclusive contracted provider of NPWT with our V.A.C. Therapy system in the home care environment for the clinical evaluation of NPWT in diabetic foot ulcers and post-surgical wound dehiscences. During a two to three year evaluation period, the German government will perform two clinical evaluations to further validate NPWT clinical effectiveness and cost efficiency to support government directed reimbursement across Germany. Assessment of results and any coverage decisions will follow the conclusion of the studies.
In the APAC region, we are undertaking major coverage and reimbursement efforts for our NPWT products. The Ministry of Health Labor and Welfare (“MHLW”) approved our V.A.C. ATS Therapy System in November 2009, establishing a new device category of Negative Pressure Wound Therapy after the successful completion of our clinical trial in Japan and accelerated review process as a “High Needs Medical Device.” During the first quarter of 2010, we received reimbursement listing from Japan’s Health Insurance Bureau and subsequently launched NPWT commercially in Japan in April 2010. Our field sales organization is comprised of both account executives and clinical specialists and is deployed nationally. In accordance with the reimbursement review process by the MHLW, the listing for V.A.C. Therapy was reviewed during the first quarter of 2012 and the reimbursement rate was slightly reduced from the original listing. Our V.A.C. ATS Therapy System is one of two approved devices in the NPWT category in Japan. A competitive product offered by Smith & Nephew entered the market in August 2012, and we anticipate that additional competitive products will enter the market in early 2013. In Australia, where acute care reimbursement for the V.A.C. Therapy System has been approved for many years, we are seeking reimbursement approval for V.A.C. Therapy in the post acute or community-based settings. In this regard, negotiations are underway with the Australian health ministry, as well as that country’s largest private payers. In addition, during the second half of 2010, we launched NPWT commercially in China and India. We are working aggressively to construct appropriate networks to launch NPWT products in other APAC countries that are important to AHS’s growth, where we intend to dedicate substantial efforts to obtain reimbursement in the future.

Overall, the prospects of achieving broader global coverage and reimbursement for our NPWT products in both acute and post-acute settings are dependent upon the controls applied by governments and private payers with regard to rising healthcare costs balanced by the significant and growing evidence that our NPWT products have demonstrated the ability to prepare wounds for closure while reducing the overall costs associated with treatment. We believe that our plans to achieve positive coverage and reimbursement decisions for NPWT products outside the United States are supported by the growing need for clinical and economic evidence.
To ensure compliance with Medicare and other regulations to which we are subject, regional carriers often conduct audits and request patient records and other documents to support claims we submit for payment of services rendered to customers. From time to time, we receive inquiries from various government agencies requesting customer records and other documents. It is our policy to cooperate with all such requests for information. We also are subject to routine pre-payment and post-payment audits of reimbursement claims submitted to Medicare. These audits typically involve a review by Medicare, or its designated contractors and representatives, of documentation supporting the medical necessity of the therapy provided by us and could ultimately result in denial, recoupment or refund demands for claims submitted for Medicare reimbursement. In addition, Medicare or its contractors could place us on extended pre-payment review, which could slow our collections process for submitted claims. Initial audit findings of this type are subject to administrative remedies and appeals processes. Going forward, it is likely that we will be subject to periodic inspections, assessments and audits of our billing and collections practices.
Competition
Historically, our AHS therapies and systems have competed primarily with traditional wound care dressings, other advanced wound dressings (hydrogels, hydrocolloids, alginates), skin substitutes, products containing growth factors and other medical devices used for wound care. Many of these methods can be used to compete with our NPWT products or as adjunctive therapies that may complement our products. In recent years, as a result of the success of our V.A.C. Therapy System, a number of companies have announced or introduced products similar to, or designed to mimic the product component of, our NPWT solution, and others may do so in the future.
We believe that the principal competitive factors within our markets are clinical outcomes, cost of care and support and service, particularly across key care settings. Furthermore, we believe that a national presence with full distribution capabilities is important to serve large, national and regional healthcare GPOs and care systems. We believe our AHS business is well-positioned to compete effectively in advanced wound care markets based on our broad reach and relationships, the clinical efficacy and superior outcomes of our products, which is supported by a large body of evidence, and our differentiated global infrastructure, service and support. Multiple studies have demonstrated that our V.A.C. Therapy System, including its unique design, materials and mechanism of action provides a clinical advantage for treatment of wounds, including limb salvage in patients with diabetic foot ulcers.
Our AHS business primarily competes with Convatec, Molnlycke, Spiracur, Genadyne, Hartmann and Smith & Nephew. In addition there are several smaller regional companies that have introduced medical devices designed to compete with our products.
Sales and Marketing
We currently market our AHS products in the acute, extended and home care settings. We operate one of the largest sales organizations in the world dedicated to wound healing with negative pressure, which is comprised of approximately 1,580 employees. In each foreign market where we have a presence, we sell our products through our direct sales force or through local distributors with local expertise. Our U.S. dedicated AHS sales organization consists of approximately 700 individuals dedicated to the sale and placement of AHS products. Our international sales organization includes approximately 880 employees in 25 foreign countries. In addition, our LifeCell and AHS sales organizations are beginning to capitalize on synergistic opportunities involving commercialization of products used in surgical procedures, such as those involving the open abdomen. Because physicians and nurses are critical to the adoption and use of advanced medical systems, a major element of our marketing focus is to educate and train these medical practitioners in the application of our therapies, including the specific knowledge necessary to drive optimal clinical outcomes, restore patient well-being and reduce the cost of patient care. Our AHS sales organization includes approximately 575 clinical consultants, all of whom are healthcare professionals, whose principal responsibilities are to make product rounds, consult on complex cases and assist organizations and home health agencies in developing their patient-care protocols and educate facility staff on the use of our therapies. Additionally, these team members consult with our customers regarding the often demanding and complex paperwork required by Medicare and private insurance companies. In fulfilling the paperwork requirements, these specialists enhance the overall productivity of our sales force.

Seasonality
Historically, we have experienced a seasonal slowing of AHS unit demand beginning in the fourth quarter and continuing into the first quarter, which we believe has been caused by year-end clinical treatment patterns, such as the postponement of elective surgeries and increased discharges of individuals from the acute care setting around the winter holidays. Although we do not know if our historical experience will prove to be indicative of future periods, similar slow-downs may occur in subsequent periods.
Operations and Manufacturing
Our U.S. operations have a national 24-hour, seven days-a-week customer service communications system, which allows us to quickly and efficiently respond to our customers’ needs. Additionally, we have approximately 740 employees located in San Antonio at our Advantage Center operation who perform functions associated with customer service and sales administration. We maintain a secure and encrypted website, KCI Express®, allowing customers across all care settings to transact business with us directly and efficiently on the web. This website, www.kciexpress.com, provides AHS customers self-service applications designed to meet the specific needs in their care setting.
In the U.S., we distribute our AHS products through a network of 108 service centers and three strategically located distribution centers. Our U.S. network gives us the ability to deliver our products to any major Level I domestic trauma center rapidly. Our international operations distribute our products through a network of 59 service centers. These international service centers are strategically located within the regions and countries where we market our products and provide services similar to those provided in the U.S. market, but vary by country to ensure we meet the unique needs of our international customers. In addition, we manage a V.A.C. Therapy van fleet that has enhanced our efficiency and ability to better serve customers by providing increased mobility and accelerated turnaround of products.
On August 15, 2012, we announced that we had entered into an asset purchase agreement (the “Agreement”) with Getinge AB (“Getinge”). The transaction closed on November 8, 2012. At the closing of the transaction, Getinge paid KCI $247.1 million in cash, subject to certain adjustments. Under the terms of the Agreement, Getinge purchased certain assets and assumed certain liabilities, including our Therapeutic Support Systems™ (“TSS”) product portfolio. In addition, Getinge has offered employment to TSS employees and we have agreed to provide transition services to Getinge after the close of the transaction. In connection with the transaction, a significant portion of our historic service center  network will be transferred to Getinge. We may enter into leasing or licensing arrangements with Getinge in certain circumstances for a limited transition period to allow us to continue to use most of the service center facilities transferred to Getinge while we evaluate the service center needs of our AHS business on a stand-alone basis.
In addition to delivery, pick-up and technical support services, our service organization cleans, disinfects and reconditions products between rentals To ensure product availability, the service organization manages our rental fleet of over 90,000 V.A.C. Therapy units, deploying units to meet individual service center demand patterns while maintaining high levels of rental asset utilization. Services are provided by approximately 445 employees in the U.S. and 245 employees internationally.
Our manufacturing processes for AHS products involve producing final assemblies in accordance with a master production plan. Assembly of our products is accomplished using metal parts, plastics, electronics and other materials and component parts that are primarily purchased from outside suppliers. Component parts and materials are obtained from industrial distributors, original equipment manufacturers and contract manufacturers. The majority of parts and materials are readily available in the open market (steel, aluminum, plastics, fabric, etc.) for which price volatility is relatively low. Our manufacturing processes and quality systems are intended to comply with appropriate FDA and International Organization for Standardization (“ISO”) requirements.
Our manufacturing plant in Athlone, Ireland currently manufactures our V.A.C.Ulta, Prevena, ABThera and other V.A.C. Therapy units for our global markets. Our Ireland plant also manufactures certain disposable supplies, on a high-volume automation line, which have historically been supplied by Avail Medical Products, Inc., a subsidiary of Flextronics International Ltd. We plan to continue leveraging our existing infrastructure and manufacturing capabilities within our Athlone plant and expand internal production in the future. In 2007, we entered into a contract manufacturing agreement with Avail, which has a term of five years through November 2012 and may be renewed by agreement of both parties. Under this agreement, we have title to the raw materials used to manufacture our disposable supplies and retain title of all disposables inventory throughout the manufacturing process. The terms of this agreement provide that key indicators be provided to us that would alert us to any inability of Avail to perform under the agreement. Approximately 25%, 25% and 27% of our total revenue for the years ended December 31, 2011, 2010 and 2009, respectively, was generated from the sale of disposable supplies within our AHS business.

LIFECELL
Description of Business
Our LifeCell business unit develops, processes and markets novel biological soft tissue repair products made from human or animal sources that have been uniquely designed to harness the body’s natural healing processes to promote remodeling and regeneration of lost or damaged tissue while restoring function and well¬being. Soft tissue, such as skin, heart valves, blood vessels and nerve connective tissue, contains a complex, three-dimensional structure consisting of multiple forms of collagen, elastin, proteoglycans, other proteins and blood vessels making up the tissue matrix. As part of the body’s natural regenerative process, cells within a tissue continuously degrade and, in the process, replace the tissue matrix. However, in the event that a large portion of the body’s existing tissue matrix is destroyed or lost, such as from trauma or surgery, the body cannot effectively regenerate the damaged portion, resulting in scar formation. In such situations, surgeons consider a number of treatment options in the attempt to restore structure, function and physiology, including the use of implant materials. Alternatives include tissue transplants from one part of the patient’s body to the wound site (autograft transplants), processed allograft tissue derived from human cadaveric tissue, processed animal tissue (xenograft tissue) and synthetic products.
We believe the use of autograft tissue is disadvantageous due to the creation of a separate donor site wound and the associated pain, morbidity and scarring from this additional wound. We also believe there are disadvantages to using synthetic materials and certain biologic materials including their susceptibility to infection, resorption, encapsulation, movement away from the transplanted area, and erosion through the skin. Some biologic materials may include bovine collagen, which requires patient sensitivity testing.
We believe that our acellular tissue matrix products provide surgeons with benefits over other implant materials due to our approach to biomaterials processing, namely to produce advanced tissue matrix products the body recognizes as safe, thus encouraging acceptance and proper incorporation which in turn allows progression to healing and restoration. Our tissue matrix products undergo non-damaging proprietary processing, resulting in intact tissue matrices that are strong and support tissue regeneration by way of rapid revascularization (repopulation of blood vessels within the tissue) and remodeling. Our proprietary tissue processes remove cells from biologic tissues to minimize the potential for specific rejection of the transplanted tissue. Our tissue matrix products also offer ease of use and minimize risk of some complications, including adhesions to the implant.
In September 2010, LifeCell entered into an exclusive sales and marketing agreement with Novadaq® Technologies, Inc. (“Novadaq”) for the distribution of Novadaq’s SPY® Intraoperative Perfusion Assessment System in certain specified North American surgical markets. The SPY Intraoperative Perfusion Assessment System enables surgeons to see blood perfusion in tissue during surgical procedures, providing surgeons with real-time information needed to modify operative plans and optimize outcomes before the patient leaves the operating table. The newest version of the system, the SPY Elite Intraoperative Perfusion Assessment System, has been well received by surgeons and was launched at our sales meeting in January 2011. LifeCell will provide market development and commercialization activities, including professional education, clinical support, reimbursement and sales distribution. Novadaq will continue to be responsible for manufacturing and research and development.
Products and Clinical Applications
Our LifeCell product portfolio includes biological soft tissue repair products made from human and animal tissue for use in reconstructive, orthopedic and urogynecologic surgical procedures to repair or reinforce soft tissue defects or weaknesses.
Allograft-Based Regenerative Tissue Matrix Products
Our allograft-based tissue matrices are made from donated human skin tissue processed with our non-damaging proprietary technique. Our allograft products support the repair or reinforcement of damaged or weakened tissue by providing a foundation for regeneration of normal human soft tissue. Following transplant, our regenerative tissue matrix products revascularize and repopulate with the patient’s own cells becoming incorporated into the patient, thus providing a versatile scaffold with multiple surgical applications. The table below provides a description of our allograft tissue matrix products, common clinical applications and distribution channels.

Allograft Products

Product	Description	Distribution
AlloDerm® Regenerative Tissue Matrix
Human allograft tissue matrix product predominately used in general, plastic and reconstructive procedures:
• as an implant for soft tissue reconstruction or tissue deficit correction
• as a graft for tissue coverage or closure; and
• as a sling to provide support to tissue following nerve or muscle damage
Examples of application include:
• in cancer reconstruction procedures, including breast reconstruction following mastectomy procedures
• in surgical repair of abdominal wall defects, to repair defects resulting from trauma, previous surgery, hernia repair, infection, tumor resection or general failure of the musculofascial tissue
• in periodontal surgical procedures, to increase the amount of attached gum tissue supporting the teeth as an alternative to autologous connective tissue grafts
• for the treatment of third-degree and deep second-degree burns requiring skin grafting to replace lost skin

Our direct sales force handles the distribution of AlloDerm RTM for all applications other than periodontal applications.
BioHorizons Implant Systems, Inc. distributes the product in the U.S. and certain international markets of AlloDerm RTM for use in periodontal applications.

Cymetra® Micronized AlloDerm® Tissue
Micronized human allograft tissue matrix product ideally suited for the correction of soft-tissue defects requiring minimally invasive techniques
Example of application includes:
• injection laryngoplasty
Our direct sales force handles the distribution of Cymetra Micronized AlloDerm Tissue.
GRAFTJACKET® Regenerative Tissue Matrix
Human allograft tissue matrix product intended for use in repairing damaged or inadequate integumental tissue in orthopedic surgical procedures
Example of application includes:
• for rotator cuff tendon reinforcement
Wright MedicalTechnology Inc. distributes the product for orthopedic markets in the U.S. and certain international markets.
GRAFTJACKET® Xpress Flowable Soft Tissue Scaffold
Micronized human allograft tissue matrix product intended for the repair of damaged or inadequate integumental tissue, such as deep dermal wounds
Example of application includes:
• for tunneling diabetic foot ulcers
We distribute GraffJacket Xpress through our AHS division.
Repliform® Tissue Regeneration Matrix
Human allograft tissue matrix product intended for use in repairing damaged or inadequate integumental tissue in urogynecologic surgical procedures
Examples of application include:
• as a bladder sling in the treatment of stress urinary incontinence
• for the repair of pelvic floor defects
Boston Scientific Corporation distributes the product for use in urogynecology.

Xenograft-Based Reconstructive Tissue Matrix Products
Our xenograft-based tissue matrices are porcine skin tissue processed with our non-damaging proprietary processing technique that removes cells and significantly reduces a component believed to play a major role in the xenogeneic rejection response. Our xenograft tissue matrix products support the repair of damaged tissue by allowing rapid revascularization and cell repopulation with a patient’s own cells, providing a versatile scaffold for optimal remodeling into the patient’s own tissues. The table below provides a description of our xenograft tissue matrix products, common clinical applications and distribution channels.
Xenograft Products

Product	Clinical applications	Distribution
StratticeTM Reconstructive Tissue Matrix
Porcine reconstructive tissue matrix product intended for use as an implant to reinforce soft tissue where weakness exists and for the surgical repair of damaged or ruptured soft tissue membranes
Examples of application include:
• in cancer reconstruction procedures, including breast reconstruction following mastectomy procedures
• in surgical repair of abdominal wall defects, to repair defects resulting from trauma, previous surgery, hernia repair, infection, tumor resection or general failure of the musculofascial tissue
• in reinforcement and repair of parastomal hernias
• in breast augmentation revisionary and mastopexy procedures
Our direct sales force handles the distribution of StratticeTM for all applications.
ConexaTM Reconstructive Tissue Matrix
Porcine reconstructive tissue matrix product intended for use in soft tissue reinforcement
Example of application includes:
• for reinforcement of rotator cuff, patellar, achilles, biceps, quadriceps, or other tendons
Tornier distributes the product in the U.S. and certain international markets.

Customers
Our LifeCell sales accounted for approximately 22% of our total revenue in 2011. By geographic region, the Americas and EMEA represented approximately 97% and 3%, respectively, of total 2011 LifeCell revenue. Our tissue matrix products are used primarily by general, plastic and reconstruction surgeons for challenging abdominal wall/hernia repair, parastomal hernia repair and reinforcement, breast reconstruction post-mastectomy, mastopexy, head and neck trauma, and certain cosmetic surgical procedures. Hospitals and ambulatory surgical centers (“ASCs”) are the primary purchasers of our tissue matrix products.
Payment and Reimbursement Coverage
LifeCell has contractual relationships with hospitals and ASCs in the United States. For direct sales of our tissue matrix products, we are paid directly by hospitals and ASCs, who seek reimbursement for surgical procedures from both private and public insurers. In 2009, we launched Strattice in our EMEA geographic region, where we have initially contracted directly with hospitals for the use of Strattice in challenging hernia repair and breast reconstruction. LifeCell has introduced Strattice into thirteen European countries.
We have undertaken significant efforts to inform and educate private insurers about the clinical efficacy and economic value associated with the use of AlloDerm in the United States. The majority of national and regional insurers have adopted coverage policies for the use of AlloDerm in connection with surgical procedures, making AlloDerm more accessible in the United States. With the launch of Strattice in the first quarter of 2008, clinical studies were initiated to demonstrate favorable clinical outcomes. Published clinical experience is necessary to initiate insurance coverage. To date coverage of Strattice has been favorable on a case-by-case basis.

For the 2011 Healthcare Common Procedure Coding System (“HCPCS”) code set, we submitted to CMS a Coding Modification Recommendation requesting an appropriate HCPCS code for Strattice. In November 2010, CMS notified us that the appropriate HCPCS code for Medicare outpatient procedures would be C1781-Mesh (Implantable). LifeCell applied to the CMS for a distinct HCPCS product code for Strattice in December 2010. CMS granted Strattice a new HCPCS code effective January 1, 2012. HCPCS product codes are important to facilities for appropriate payment for Strattice when procedures are performed in a hospital outpatient setting or in an ASC.
Competition
Our LifeCell products compete with various commercially available products made from synthetic materials or biologic materials of human or animal tissue origin. Our tissue matrix products compete with products marketed by such companies as Covidien, C.R. Bard Inc., Johnson & Johnson, Integra LifeSciences Holdings Corporation, W.L. Gore & Associates, Cook, Inc., TEI Biosciences Inc., and Synovis Surgical Innovations. Two tissue processors, Musculoskeletal Transplant Foundation (“MTF”) and RTI Biologics Inc., distribute human tissue-based products that compete with our products. MTF distributes its products through a direct sales force and through Synthes, Inc. and Johnson & Johnson. RTI Biologics Inc. distributes its products through C.R. Bard Inc.
Sales and Marketing
We currently market tissue matrix products in the United States primarily for abdominal wall surgery, breast reconstruction post-mastectomy, general reconstruction and cosmetic applications through our LifeCell direct sales and marketing organization. As of October 31 2012, this organization had a dedicated sales, marketing and customer service staff of approximately 250 employees, including over 210 in the U.S. sales organization. LifeCell sales representatives are responsible for interacting with plastic surgeons, general surgeons, and head and neck surgeons to educate them regarding the use and potential benefits of our tissue matrix products. We execute a variety of professional medical education events including programs, national and international conferences, trade shows, and medical symposia. We also participate in numerous national fellowship programs. In addition, our LifeCell and AHS sales organizations are beginning to capitalize on synergistic opportunities involving commercialization of products used to manage certain clinically-challenging situations, such as those involving the open abdomen.
In addition to our direct sales and marketing efforts, we have arrangements with BioHorizons Implant Systems, Inc. (AlloDerm), Wright Medical Technology Inc. (GRAFTJACKET), Stryker Corporation (AlloCraft), Boston Scientific Corporation (Repliform), and Tornier (Conexa) for the distribution and marketing of our tissue matrix products in the United States and certain international markets.
Seasonality
Historically, our LifeCell business has experienced a seasonal slowing of sales in the third quarter of each year. This seasonality could be due to fewer surgeries being performed when patients and surgeons are on vacation. Although we do not know if our historical experience will prove to be indicative of future periods, similar slow-downs may occur in subsequent periods.
Operations and Manufacturing
We conduct our LifeCell manufacturing operations, including tissue processing, primary warehousing and distribution at a single location in Branchburg, New Jersey. Warehousing and distribution of products supporting our EMEA business are conducted from a distribution center in the Netherlands. We maintain inventory of our tissue matrix products for direct sales, and we periodically ship product to our distributors, which they maintain in inventory until final sale. We maintain a comprehensive quality assurance and quality control program, which includes documentation of all material specifications, operating procedures, equipment maintenance, and quality control test methods intended to comply with appropriate FDA and ISO requirements. In 2009, we finalized the validation of a new Strattice manufacturing suite in our existing facility that is now fully operational. We believe that demand for Strattice, especially larger product sizes, is likely to increase further as we expand the number of applications, products and geographies based on our corporate strategy. Also, demand for AlloDerm continues to be strong in the United States in light of a demonstrated physician preference for AlloDerm in breast reconstruction and head and neck applications.

Our allograft tissue matrix products are made from donated human skin tissue. In 2010, we obtained all of our donated human cadaveric tissue from tissue banks and organ procurement organizations in the United States. These tissue banks and organ procurement organizations are subject to federal and state regulations. Specifically, the National Organ Transplant Act (“NOTA”) prohibits the sale of any human organ or tissue but permits the reasonable payment of costs associated with the removal, transportation, implantation, processing, preservation, quality control and storage of human tissue. We reimburse tissue banks and organ procurement organizations for their expenses associated with the recovery, storage and transportation of donated human skin that they provide to us for processing. In addition, we require supplying tissue banks and organ procurement organizations to comply with the guidelines of, and be registered by, the FDA. NOTA does not apply to xenograft tissue products; however, our materials and tissue suppliers are subject to extensive regulatory requirements applicable to their operations.
Our LifeCell business is dependent on the availability of sufficient quantities of raw materials, including donated human cadaveric tissue, porcine tissue and other materials required for tissue processing. We currently receive human tissue from multiple U.S. tissue banks and organ procurement organizations.
Our xenograft tissue matrix products are made from porcine skin tissue. As of late 2010, we have two qualified porcine tissue suppliers. Our primary porcine tissue source is supplied by three separate breeding herd farms that are isolated for biosecurity. We also have qualified second sources for all of our specialized solutions that are essential to the processing of our xenograft tissue matrix products.
INFORMATION WITH RESPECT TO OUR BUSINESS IN GENERAL
U.S. Healthcare Reform
In the United States, healthcare reform legislation will most likely remain focused on reducing the cost of healthcare. We believe that efforts by private payers to contain costs through managed care and other methods will continue in the future as efforts to reform the healthcare system continue. The demand for our products and the amount we may be reimbursed for our products is in many cases dependent on the policies of third-party payers such as Medicare, Medicaid, private insurance and managed care organizations that reimburse us for the sale and rental of our products.
The many healthcare reform initiatives in the United States have caused healthcare providers to examine their cost structures and reassess the manner in which they provide healthcare services. This review, in turn, has led many healthcare providers to merge or consolidate with other members of their industry in an effort to reduce costs or achieve operating synergies. A substantial number of our customers, including proprietary hospital groups, GPOs, hospitals, national nursing home companies and national home healthcare agencies, have been affected by this consolidation. An extensive service and distribution network and a broad product line are key to servicing the needs of these larger provider networks. In addition, the consolidation of healthcare providers often results in the re-negotiation of contracts and the granting of price concessions. Finally, as GPOs and integrated healthcare systems increase in size, each contract represents a greater concentration of market share, and the adverse consequences of losing a particular contract increases.
Intellectual Property
To protect our proprietary rights in our products, new developments, improvements and inventions, we rely on a combination of patents, copyrights, trademarks, trade secrets and other laws, and contractual restrictions on disclosure, copying and transfer of title, including confidentiality agreements with vendors, strategic partners, co-developers, employees, consultants and other third parties. We seek patent protection in the United States and abroad. We have approximately 197 issued U.S. patents and 319 pending U.S. patent applications relating to our existing and prospective products. Globally, we have approximately 1,113 issued patents and 1,741 pending patent applications. Many of our specialized beds, medical devices and services are offered under proprietary trademarks and service marks. We have 57 trademarks registered with the U.S. Patent and Trademark Office. We also have agreements with third parties that provide for the licensing of patented and proprietary technology.
We have patent rights relating to our existing and prospective products related to our AHS business, in the form of owned and licensed patents, including approximately 191 issued U.S. patents and 268 U.S. patent applications pending. Our worldwide patent portfolio (including owned and licensed patent assets) relating to our AHS products includes approximately 1,060 issued patents and 1,611 pending patent applications, including protection in Europe, Canada, Australia, Japan and the U.S. Most of the patents in our patent portfolio have a term of 20 years from their date of priority.

We continuously innovate in the wound healing space, including further advances in NPWT technology. Some of our earliest improvements to the technology include our first generation wound site pressure feedback (T.R.A.C.TM) technology that has some patents expiring in 2016 and others in 2018. Our latest generation pressure feedback system (SensaT.R.A.C.TM) has patents that expire in 2024. Other patents related to our pressure control algorithms expire in 2021 and later. We also have a number of patents to specific dressings used in our NPWT systems that expire in the 2020s as well. Our next generation NPT products, including PrevenaTM Incision Management and ABTheraTM System for the treatment of the open abdomen, are protected by patents expiring in 2023 and later. Beginning in 1993, we licensed certain patents from Wake Forest University relating to NPWT (the “Wake Forest Patents”). The Wake Forest Patents expire in November 2012 in certain international markets and June 2014 in the U.S. The license agreement terminates according to its terms upon expiration of the licensed patents. Claims from two of the Wake Forest U.S. patents were held to be invalid in October 2010 by the U.S. District Court for the Western District of Texas. This followed revocations of Wake Forest's corresponding patents in Germany, the United Kingdom and Australia. In light of these rulings, we reassessed the validity of the patents and determined that continued payment of the royalties scheduled under the Wake Forest license is inappropriate. On February 28, 2011, we filed suit in the Federal District Court for the Western District of Texas seeking a declaratory judgment that we no longer owe royalties based on the patents in suit because the relevant patent claims are invalid or not infringed. On March 18, 2011 Wake Forest terminated the license agreement and sued KCI for breach of contract and patent infringement. These legal actions follow protracted but unsuccessful negotiations with Wake Forest to reach a reduced royalty rate or its equivalent due to the various invalidity rulings around the world. On August 13, 2012, the Court of Appeals for the Federal Circuit reversed the ruling of the District Court and remanded the case for resolution of several outstanding motions. This decision did not construe any prior art or rule that the patent claims are valid as a matter of law, and therefore does not alter our assessment that the patents are invalid. Going forward, during the pendency of the Wake Forest royalty litigation, we do not plan to accrue royalties. Historical royalties under the license agreement have been accrued and are reflected in our consolidated financial statements for the year ended December 31, 2010. In addition, we have accrued royalties under the license agreement through February 27, 2011. For additional information relating to our litigation, see “—Legal Proceedings.”

There are certain primary patents and patent applications that we rely upon to protect our regenerative medicine technology. Eight U.S. patents and 51 pending U.S. patent applications cover various aspects of our regenerative medicine technology, including various aspects of the products, methods and apparatus for using, preparing, preserving and freeze-drying tissue-based products. Our regenerative medicine technology also relies upon certain knowledge that we consider proprietary, and we protect such information as trade secrets, as business confidential information or as know-how. Additionally, we license rights to additional technologies, some of which are protected by patents owned by others. We also have applied for patent protection in several foreign countries. Because of the differences in patent laws and laws concerning proprietary rights, the extent of protection provided by U.S. patents or proprietary rights owned by or licensed to us may differ from that of their foreign counterparts. In addition, recent changes to the U.S. patent system, when implemented under the Leahy- Smith America Invents Act, may also impact the patent protection available to us in the United States.
We are subject to legal proceedings involving our patents that are significant to our business. These proceedings are discussed subsequently below in “—Legal Proceedings.”
Research, Development and Clinical Sciences
Our research and development efforts include the development of new and synergistic technologies across the continuum of wound care, including tissue regeneration, preservation and repair, and new applications of negative pressure technology. Our research and development program is also leveraging our core understanding of biological tissues in order to develop biosurgery products in our LifeCell business.
In 2011, we continued our successful track record of advancing therapies in our AHS and LifeCell businesses through new product introductions and significant enhancements to existing products. Our development and commercialization of our NPTP products, including proprietary, differentiated disposable dressings, has established us as a leader in advanced wound care and tissue healing. We are committed to clinical research that continues to demonstrate the benefits of our technologies.With the integration of LifeCell products, we now offer a portfolio of tissue matrix products that are used in a variety of surgical procedures including: breast reconstruction, abdominal wall reconstruction, and orthopedic repair. From LifeCell, we also gained valuable competencies in biological matrix and tissue regeneration technologies to complement our product development efforts.
We continue to focus our efforts in developing new cost-effective products and technologies that result in superior clinical outcomes. One of our primary focuses for innovation is to gain greater insights into areas of high clinical needs, where we can bring new product solutions with novel technologies to help clinicians address these problems. In addition, we strive to improve the value proposition of our products by increasing their clinical and economic benefits and by improving their ease of use.

We are devoted to the discovery, development and commercialization of innovative, high-technology therapies and products that are designed to leverage the body’s ability to heal, thus improving clinical outcomes while helping to reduce the overall cost of patient care. Significant investments in our 2011 research, development and clinical sciences include:

▪	new products designed to simplify use and tailored to the needs of different wound types and care settings;

▪	new applications of negative pressure technology and unique differentiated dressings for other therapeutic modalities;

▪	development of new surgical applications for regenerative tissue matrices;

▪	research on new technologies in wound healing and tissue repair;

▪	research programs designed to expand our product line in the rapidly growing biosurgery market; and

▪	initiation, execution or support of a number of clinical trials, registries, development studies, and investigator initiated trials.
Expenditures for research and development, including clinical trials, in each of the periods below, were as follows (dollars in thousands):

	Period from November 4 through December 31, 2011	Period from January 1 through November 3, 2011	Year ended December 31,
			2010
	Successor	Predecessor	Predecessor

Research and development expenses	$14,117	$69,601	$85,591
As a percent of total revenue	4.6%	4.6%	4.9%

Working Capital Management
We maintain inventory parts, supplies and disposables to support customer needs in our service centers, manufacturing facilities and distribution warehouses. We also maintain inventory for conversion to our AHS rental fleet in our manufacturing facilities. Our AHS rental equipment cannot be used without the disposables that support our therapy systems. As such, we generally ship disposable inventory directly to the customer.
Our payment terms with acute care and extended care organizations are consistent with industry standards and generally provide for payment within 30 days of invoice. Our payment terms with third-party payers, including Medicare and private insurance, generally vary from 30 to 45 days, which is consistent with industry standards and is regulated by contract and state law. A portion of our receivables relate to unbilled revenues arising in the normal course of business. A portion of our revenues remain unbilled for a period of time due to monthly billing cycles requested by our acute care or extended care organization customers or due to our internal paperwork processing and compliance procedures regarding billing third-party payers.
Regulatory Matters
Regulation of Medical Devices in the United States
The development, manufacture, sale and distribution of our medical device products are subject to comprehensive federal and state governmental regulation. Most notably, all of our medical devices sold in the United States are subject to the Federal Food, Drug, and Cosmetic Act (“FDC Act”) as implemented and enforced by the FDA. The FDA and, in some cases, other government agencies administer requirements covering the design, development, testing, safety, effectiveness, manufacturing, labeling, promotion, advertising, distribution and post-market surveillance of our products.

Unless an exemption applies, each medical device that we market must first receive either premarket notification clearance (by filing a 510(k) submission) or premarket approval (by filing a premarket approval application (“PMA”)) from the FDA pursuant to the FDC Act. In addition, certain modifications made to marketed devices also may require 510(k) clearance or approval of a PMA supplement. To obtain 510(k) clearance, we are required to submit information to the FDA to demonstrate that our device is “substantially equivalent” to another legally marketed device. The FDA’s 510(k) clearance process usually takes from four to twelve months, but it may last longer. To obtain PMA approval, we are required to submit significantly more information to the FDA and must demonstrate that our device is safe and effective for its intended use. The process of obtaining PMA approval is much more costly, uncertain and may take three or more years. We cannot be sure that 510(k) clearance or PMA approval will be obtained for any product that we propose to market.
After a device is placed on the market, numerous regulatory requirements continue to apply. Those regulatory requirements include the following: device listing and establishment registration; adherence to the FDA’s good manufacturing practices, as set forth in the Quality System Regulation (“QSR”), which requires stringent controls and procedures for device design, testing, processing, handling, storage, distribution, installation, servicing, corrective and preventative actions, complaint handling, documentation, record-keeping, and other quality assurance requirements; labeling requirements; promotion and marketing restrictions, including FDA prohibitions against the promotion of off-label uses or indications; reporting of adverse events and device malfunctions; post-approval restrictions or conditions, including post-approval study commitments; post-market surveillance requirements; the FDA’s recall authority, whereby it can ask for or require the recall of products from the market; and requirements relating to voluntary corrections or removals.
Our manufacturing facilities, as well as those of certain of our suppliers, are subject to periodic and for- cause inspections to verify compliance with the QSR and other FDA regulatory requirements. If the FDA were to find that we or certain of our suppliers have failed to comply with applicable regulations, it could institute a wide variety of enforcement actions, ranging from a public warning letter to more severe sanctions, such as product recalls or seizures, monetary sanctions, consent decrees, injunctions to halt the manufacture or distribution of products, civil or criminal sanctions, refusal to grant clearances or approvals, delays in granting clearances or approvals, import detentions of products made outside of the United States, restrictions on operations, or withdrawal or suspension of existing approvals. The FDA also has the authority to request the repair or replacement of devices or the refund of the cost of any medical device manufactured or distributed by us.

In May 2011, LifeCell received a warning letter dated May 5, 2011 from the FDA following an inspection by the FDA at LifeCell in November 2010. The Warning Letter primarily related to the Company's failure to submit required documentation to the FDA prior to conduct of certain clinical studies. The FDA also identified certain observed non-compliance with FDA regulations covering the promotion of LifeCell's Strattice/LTM product for use with breast implants. The Company submitted a written response to the FDA on May 31, 2011. In a letter dated December 20, 2011, the FDA acknowledged that LifeCell's corrective actions were adequate to address the concerns raised in the warning letter.
Regulation of Medical Devices Outside of the United States
Medical device laws also are in effect in many of the non-U.S. markets in which we do business. These laws range from comprehensive device approval requirements for some or all of our products to requests for product data or certifications. Inspection of and controls over manufacturing, as well as monitoring of device- related adverse events, also are components of most of these regulatory systems. Most of our business is subject to varying degrees of governmental regulation in the countries in which we operate, and the general trend is toward increasingly stringent regulation. For example, the European Commission (“EC”) has harmonized national regulations for the control of medical devices through European Medical Device Directives with which manufacturers must comply. Under these regulations, manufacturing plants must have received CE certification from a “notified body” in order to be able to sell products within the member states of the European Union. Medical devices deemed to be in the high risk classifications, such as Strattice, further undergo a distinct design review by the notified body prior to certification. Certification allows manufacturers to stamp the products with a “CE” mark. Products covered by the EC regulations that do not bear the CE mark may not be sold or distributed within the European Union.

Human Tissue Regulation
The FDA regulatory requirements for the human allograft tissue processed and distributed by our LifeCell tissue regeneration business unit are complex and constantly evolving. The FDA has established regulatory requirements for human cells, tissues and cellular and tissue-based products (“HCT/Ps”). Certain HCT/Ps are regulated solely under Section 361 of the Public Health Service Act and are referred to as “Section 361 HCT/Ps,” while other HCT/Ps are subject to the FDA’s regulatory requirements for medical devices and/or biologics. The FDA will consider an HCT/P to be a Section 361 HCT/P if the HCT/P: (i) is not more than minimally manipulated; (ii) is intended solely for homologous use; (iii) is not combined with a device, drug or biologic (with limited exceptions); and (iv) does not have a systemic effect and is not dependent upon metabolic activity for its primary function (with certain exceptions). A product that is regulated as a Section 361 HCT/P generally may be commercially distributed without prior FDA clearance or approval. However, all HCT/Ps, including Section 361 HCT/Ps, must comply with the FDA’s regulations for donor screening and Good Tissue Practices, as described further below.
We believe that AlloDerm, Cymetra, GRAFTJACKET and Repliform satisfy the FDA requirements for regulation solely as Section 361 HCT/Ps and, therefore, are not subject to FDA’s requirements for medical devices and biologics and do not require FDA clearance or approval prior to commercial distribution. Correspondence between LifeCell and the FDA supports that AlloDerm, Cymetra, GRAFTJACKET, and Repliform are appropriately regulated as Section 361 HCT/Ps for specific intended uses. We believe our marketing and promotion of these products is consistent with these intended uses. However, there is a risk that the FDA could disagree with our conclusions. AlloCraft DBM is regulated both as a HCT/P and as a medical device and has received 510(k) clearance. Our xenograft products, e.g. Strattice, are regulated as medical devices and have all received 510(k) clearance.
The FDA has established regulations for HCT/Ps (including Section 361 HCT/Ps) that require tissue donors to be screened and tested for relevant communicable diseases and require manufacturers of HCT/Ps to follow Good Tissue Practices in their recovery, processing, storage, labeling, packaging and distribution of HCT/Ps to prevent the introduction, transmission or spread of communicable diseases. Moreover, the FDA has the authority to inspect our facilities; to detain, recall or destroy our HCT/Ps; and order us to cease manufacturing if we fail to comply with these requirements. The FDA regulations for HCT/Ps also require us to report adverse reactions, and deviations from donor screening and other applicable requirements. Product listing and establishment registration requirements also apply to our HCT/Ps.
In addition to the FDA regulations applicable to our products, procurement of certain human organs and tissue is subject to other federal requirements, such as NOTA, which prohibits the sale of any human organ or tissue. A few but increasing number of states, including Florida, California, Oklahoma, Illinois, New York and Maryland, impose their own regulatory requirements on establishments involved in the processing, handling, storage and distribution of human tissue. Noncompliance with state requirements may include some or all of the risks associated with noncompliance with FDA regulation, as well as other risks.
The regulation of our human tissue products outside the United States varies by country and is complex and constantly evolving. A limited amount of our human tissue products are currently distributed in several countries internationally. Certain countries regulate our human tissue products as pharmaceutical products, requiring us to make extensive filings and obtain regulatory approvals before selling our product. Certain countries classify our products as human tissue for transplantation but may restrict its import or sale. Certain foreign countries have laws similar to NOTA. These laws may restrict the amount that we can charge for our products and may restrict our ability to export or distribute our products to licensed not-for-profit organizations in those countries. Other countries have no applicable regulations regarding the import or sale of human tissue products similar to our products, creating uncertainty as to what standards we may be required to meet. Noncompliance with foreign country requirements may include some or all of the risks associated with noncompliance with FDA regulation as well as other risks.
Healthcare Laws
We are subject to various federal, state and local laws in the United States targeting fraud and abuse in the healthcare industry, which generally prohibit us from soliciting, offering, receiving or paying any remuneration in order to induce the ordering or purchasing of items or services that are in any way paid for by Medicare, Medicaid or other government-sponsored healthcare programs. Healthcare costs have been and continue to be a subject of study, investigation and regulation by governmental agencies and legislative bodies around the world. The U.S. federal government continues to scrutinize potentially fraudulent practices affecting Medicare, Medicaid and other government healthcare programs. Payers have become more influential in the marketplace and increasingly are focused on drug and medical device pricing, appropriate drug and medical device utilization and the quality and costs of healthcare. Violations of fraud and abuse-related laws are punishable by criminal or civil sanctions, including substantial fines, imprisonment and exclusion from participation in healthcare programs such as Medicare and Medicaid and health programs outside of the United States.

Medical Record Confidentiality and Privacy Laws
The Health Insurance Portability and Accountability Act (“HIPAA”), as amended by the Health Information Technology for Economic and Clinical Health Act (the “HITECH Act”), includes a variety of provisions that impact our business, including provisions relating to the privacy of individually identifiable protected health information (“PHI”), the security of PHI and the standardization of certain electronic transactions, such as an electronic claim to a health plan. Sanctions for violating HIPAA include criminal penalties and civil sanctions. HIPAA’s privacy regulations impose restrictions on the use and disclosure of PHI. We maintain a secure and encrypted website, KCI Express®, allowing customers across all care settings to transact business with us directly and efficiently on the web. This website provides AHS customers self-service applications designed to meet the specific needs in their care setting and is maintained in compliance with HIPAA security standards. The HIPAA security standards impose obligations to safeguard the security and integrity of electronic PHI. HIPAA regulations regarding standardization of electronic data billing transactions also impact our business. We continue to work with all of our business associates with whom we share PHI and who process standardized transactions covered by the regulations in order to make the transition to standardized electronic transactions and medical data code sets as smooth as possible. However, the healthcare industry’s continued transition to standardized electronic transactions and medical data code sets may create billing difficulties or business interruptions for us.
Other Regulatory Requirements
We are also subject to the U.S. Foreign Corrupt Practices Act and similar anti-bribery laws applicable in non-U.S. jurisdictions that generally prohibit companies and their intermediaries from making improper payments to non-U.S. government officials for the purpose of obtaining or retaining business. Because of the predominance of government-sponsored healthcare systems around the world, most of our customer relationships outside of the United States are with governmental entities and are therefore subject to such anti-bribery laws. Our policies mandate compliance with these anti-bribery laws. We operate in many parts of the world that have experienced governmental corruption to some degree, and in certain circumstances strict compliance with anti-bribery laws may conflict with local customs and practices. In the sale, delivery and servicing of our medical devices and software outside of the United States, we must also comply with various export control and trade embargo laws and regulations, including those administered by the Department of Treasury’s Office of Foreign Assets Control and the Department of Commerce’s Bureau of Industry and Security, which may require licenses or other authorizations for transactions relating to certain countries and/or with certain individuals identified by the U.S. government. Our policies require our employees to complete a training and compliance program, and we have internal controls, policies, and procedures aimed at providing employees with guidance related to the proper conduct of international business.
For more information regarding the application of regulations to our business see “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Other Matters.”
Environmental Matters
Our manufacturing operations worldwide are subject to many requirements under environmental laws. In the United States, the U.S. Environmental Protection Agency and similar state agencies administer laws that restrict the emission of pollutants into the air, discharges of pollutants into bodies of water and disposal of pollutants on the ground. Violations of these laws can result in significant civil and criminal penalties and incarceration. The failure to obtain a permit for certain activities may be a violation of environmental law and subject the owner and operator to civil and criminal sanctions. Most environmental agencies also have the power to shut down an operation if it is operating in violation of environmental law. U.S. laws also typically allow citizens to bring private enforcement actions. Outside of the United States, the environmental laws and their enforcement vary and may be more burdensome. For example, some European countries impose environmental taxes or require manufacturers to take back used products at the end of their useful life, and others restrict the materials that manufacturers may use in their products and require redesign and labeling of products. Although such laws do not currently have a significant impact on our products, they are expanding rapidly in Europe. We have management programs and processes in place that are intended to minimize the potential for violations of these laws.
Other environmental laws, primarily in the United States, address the contamination of land, surface water and groundwater and require the clean-up of such contamination. These laws impose strict and, in certain circumstances, joint and several liability for investigation and clean-up costs on the current owner or operator as well as a prior owner or operator of contaminated property. In addition, if a parcel is contaminated by the release of regulated materials, such as through its historic use as a disposal site, any person or company that has contributed to that contamination, whether or not it has a legal interest in the land, may be subject to a requirement to clean up the parcel. Costs to investigate and remediate contamination if incurred by us could be significant.

Employees
As of October 31, 2012, excluding employees conveyed as part of the Divestiture, we had approximately 5,120 employees worldwide, the majority of whom are located in North America. Other major concentrations of employees are located in Europe and at our manufacturing, research and development and engineering operations based in the U.K. and Ireland. None of our North American employees are represented by a labor union. In various countries outside of North America, we interact with trade unions and work councils that represent a limited number of employees. We believe that our relationship with our employees is generally good.
Legal Proceedings
Intellectual Property Litigation

As the owner and exclusive licensee of patents, from time to time, we are a party to proceedings challenging these patents, including challenges in U.S. federal courts, foreign courts, foreign patent offices and the U.S. Patent and Trademark Office (“USPTO”). Additionally, from time to time, we are a party to litigation we initiate against others we contend infringe these patents, which often results in counterclaims regarding the validity of such patents. It is not possible to reliably predict the outcome of the proceedings described below. However, if we are unable to effectively enforce our intellectual property rights, third parties may become more aggressive in the marketing of competitive products around the world.

KCI/Wake Forest/Smith & Nephew U.S. Intellectual Property Litigation

In 1993, KCI exclusively licensed several patent applications from Wake Forest University relating to negative pressure wound therapy (“NPWT”) that ultimately issued in several countries. In the following years, KCI developed and began marketing V.A.C.® Therapy, the first commercially available NPWT system. In 2003, BlueSky Medical launched the first competitive NPWT system. Unlike KCI, BlueSky commercialized a gauze-based system that utilized pumps manufactured by Medela AG (“Medela”). Shortly thereafter, KCI and Wake Forest sued BlueSky and Medela for infringement of the patents KCI licensed from Wake Forest. Following a jury trial in the Federal District Court for the Western District of Texas (“Western District”) in 2006, a judgment was entered holding that BlueSky's gauze-based NPWT system did not infringe these patents. That judgment was appealed to the United States Court of Appeals for the Federal Circuit (“Federal Circuit”), which affirmed the judgment of the trial court. In April 2007, Smith & Nephew PLLC acquired BlueSky and began commercializing NPWT products. Shortly thereafter, in May 2007, KCI and Wake Forest filed a patent infringement lawsuit against Smith & Nephew asserting patent infringement. In January 2009, Smith & Nephew launched a foam-based NPWT system at which point KCI and Wake Forest amended their claims against Smith & Nephew to assert additional patent claims. This case was tried by a jury in February 2010. Following the trial, the jury found that the patent claims asserted were not invalid and also found that Smith & Nephew was infringing the asserted patent claims. However, in October 2010, the Western District granted a motion for judgment as a matter of law filed by Smith & Nephew and entered an order invalidating the Wake Forest patent claims asserted in the case. This decision followed the revocations of the UK and German equivalents of the Wake Forest patents and was later followed by the revocation of the Australian equivalent. The litigation resulting in these revocations is detailed below. Wake Forest appealed this decision to the Federal Circuit.

Since 2009, a host of companies began offering NPWT systems, both gauze-based and foam-based, across the globe. None of these companies licensed the Wake Forest patents. To the contrary, many initiated proceedings, in courts and with patent offices, seeking to have the patents declared invalid. These proceedings are also detailed below.

In light of the multiple rulings declaring the patents invalid, KCI reassessed the validity of the patents and determined that continued payment of the royalties scheduled under the 1993 license agreement with Wake Forest was inappropriate. KCI withdrew from the Smith & Nephew litigation and on February 28, 2011, filed suit in the Western District seeking a declaratory judgment that, among other things, KCI no longer owes royalties to Wake Forest because the relevant patent claims are invalid or not infringed. Historical royalties under the license agreement, although disputed, were accrued through February 27, 2011 and are reflected in our condensed consolidated financial statements. For the year ended December 31, 2010, royalty payments to Wake Forest under the license agreement were approximately $86 million. No royalty payments were made to Wake Forest during the first half of 2012 or the year ended December 31, 2011.

On March 18, 2011, Wake Forest provided KCI with written notice of termination of the license agreement and filed suit in Forsyth County Superior Court, North Carolina, alleging breach of contract by KCI. In its termination notice, Wake Forest demanded that KCI cease manufacturing and selling licensed products. KCI subsequently removed that action from state court to the Federal District Court for the Middle District of North Carolina, after which Wake Forest amended its complaint to add allegations of patent infringement. KCI moved to have the North Carolina case transferred to the Western District, and Wake

Forest moved to have the case in the Western District transferred to the Middle District of North Carolina. On July 26, 2011, the Western District denied Wake Forest's motion to transfer the case. Accordingly, the litigation between Wake Forest and KCI will proceed in the Western District of Texas. Contemporaneous with the denial of Wake Forest's motion to transfer, the Western District stayed the action pending a decision by the Court of Appeals for the Federal Circuit in the Smith & Nephew litigation described above.

On August 13, 2012, the Court of Appeals for the Federal Circuit reversed the ruling of the District Court in the Smith & Nephew litigation, and remanded the case for resolution of several outstanding motions. The decision addressed the sufficiency of evidence before the jury and the procedural posture that resulted, in the view of the panel, that the lower court was bound by the jury findings in that case alone. It did not construe any prior art or rule that the patent claims are valid as a matter of law. Smith & Nephew subsequently filed a motion for an extension of time to file a motion for rehearing en banc at the Federal Circuit Court of Appeals. Smith & Nephew timely filed their brief and at least four amicus briefs were filed, including one from the Federal Circuit Bar Association, in support of their position that the court cannot be bound by the advisory verdict of the jury on the question of obviousness.

The August 13, 2012 decision did not construe any prior art or rule that the patent claims are valid as a matter of law, and therefore does not alter our assessment that the Wake Forest patents are invalid. On November 1, 2012, Smith & Nephew announced it had reached a global settlement with Wake Forest to resolve all patent disputes between them related to NPWT. Following the settlement, the Federal Circuit appeal was dismissed. The case between Wake Forest and KCI has been set for trial in April 2014. KCI continues to believe that it does not infringe any valid claims of the Wake Forest patents and that its defenses to Wake Forest's claims are meritorious. We intend to vigorously defend against any such claims and KCI will continue to manufacture and sell V.A.C. ® Therapy products. It is not possible to predict the outcome of this litigation nor is it possible to estimate any damages that may be awarded if we are unsuccessful in the litigation. We believe that any damages awarded as a reasonable royalty in this case would be substantially less than our previous royalty obligation to Wake Forest, because the prior license agreement provided KCI with worldwide exclusive rights, whereas any infringement damages in the case would be based on US non-exclusive rights. We also plan to assert multiple counter-claims against Wake Forest which we believe can further reduce our potential exposure to a damages award.

In addition, as a result of the Wake Forest royalty litigation, KCI will not join Wake Forest in the continued enforcement of the Wake Forest Patents against alleged infringers. Instead, KCI is in the process of withdrawing from each of the cases described below that involve the Wake Forest patents.

Other US Intellectual Property Litigation

In May 2007, contemporaneous with the filing of the lawsuit against Smith & Nephew which is detailed above, KCI and Wake Forest filed a case against Medela, for the manufacture, use and sale of NPWT products alleging infringement of the Wake Forest patents. Medela responded by alleging, among other things, that the Wake Forest patents are invalid. Following the October 2010 judgment invalidating the claims in the Wake Forest patents, the case against Medela was stayed and remains stayed to this date. Following the Wake Forest royalty litigation described above, KCI is seeking to withdraw from the case.

In January 2008, KCI and Wake Forest filed a patent infringement lawsuit against Innovative Therapies, Inc. (“ITI”) in the U.S. District Court for the Middle District of North Carolina. The federal complaint alleged that a NPWT device introduced by ITI in 2007 infringed three Wake Forest patents. ITI responded by alleging, among other things, that the Wake Forest patents are invalid. This case is currently stayed. Following the Wake Forest royalty litigation described above, KCI is seeking to withdraw from the case.

In December 2008, KCI, its affiliates and Wake Forest filed a patent infringement lawsuit against Boehringer Wound Systems, LLC, Boehringer Technologies, LP, and Convatec, Inc. in the U.S. District Court for the Middle District of North Carolina. The federal complaint alleged that a NPWT device manufactured by Boehringer and commercialized by Convatec infringed Wake Forest patents. In February 2009, the defendants filed their answer which includes affirmative defenses and counterclaims alleging non-infringement and invalidity of the Wake Forest patents. This case was stayed by the Federal District Court. Following the Wake Forest royalty litigation described above, KCI is seeking to withdraw from the case.

International Intellectual Property Litigation

In June 2007, Medela filed a patent nullity suit in the German Federal Patent Court against Wake Forest's German patent corresponding to European Patent No. EP0620720 (“the '720 Patent”). In March 2008 and February 2009, Mölnlycke Health Care AB and Smith & Nephew, respectively, joined the nullity suit against the '720 Patent. In March 2009, the German Federal Patent Court ruled that the claims of the '720 Patent were invalid and revoked the German patent corresponding to the '720 Patent. A hearing on Wake Forest's appeal, previously set for April 26, 2012 was postponed and has been rescheduled for February 13, 2013. The patent's statutory term expired in November 2012.

In March 2009, KCI and its affiliates and Wake Forest filed a patent infringement lawsuit asserting the Australian counterpart to the Wake Forest Patents against Smith & Nephew in the Federal Court of Australia, requesting preliminary injunctive relief to prohibit the commercialization of a Smith & Nephew negative pressure wound therapy dressing kit. A full trial on validity and infringement of the Wake Forest patent involved in the case was held in 2010. In September 2011, the Federal Court ruled the asserted claims to be invalid and not infringed by Smith & Nephew's product. Wake Forest appealed the decision and oral arguments were heard before the appellate court in May 2012. Following the settlement between Wake Forest and Smith & Nephew described above, the Federal Court dismissed the appeal on November 30, 2012 without addressing Wake Forest's appeal, and remitted the case to the lower court for costs and damages relating to the initial action filed in 2009. The dismissal renders the ruling of non-infringement and invalidity of the asserted claims final. The patent's statutory term expired in November 2012.

LifeCell Litigation

LifeCell Corporation is a party to approximately 300 lawsuits filed by individuals alleging personal injury and seeking monetary damages for failed hernia repair procedures using LifeCell Corporation's AlloDerm products. These cases have been consolidated for case management purposes in Middlesex County, New Jersey. The cases are in the early stages of litigation, and none have been set for trial. Although it is not possible to reliably predict the outcome of the litigation, we believe that our defenses to these claims are meritorious and we will defend against these suits vigorously. We have insurance that covers these claims and lawsuits and believe that after the application of our self-insured retention, which is $500,000 per occurrence for products liability claims, such policies will cover litigation expenses, settlement costs and damage awards, if any, arising from these suits. Recently, we resolved a dispute with our primary products liability carrier and these consolidated cases are being treated as a single occurrence and therefore do not require the exhaustion of a separate self-insured retention to trigger coverage. Based on our existing insurance coverage and our defenses to these cases, we do not expect them to have a material impact on our results of operations or our financial position. As these cases are in their early stages with much discovery still to be conducted, the plaintiffs have yet to set forth their alleged damages. As such, it is impossible for the company to predict or estimate potential losses if our defenses to these cases are unsuccessful.

Other Litigation

In February 2009, we received a subpoena from the U.S. Department of Health and Human Services Office of Inspector General (“OIG”) seeking records regarding our billing practices under the local coverage policies of the four regional Durable Medical Equipment Medicare Administrative Contractors (“DME MACs”). KCI cooperated with the OIG's inquiry and provided substantial documentation to the OIG and the U.S. Attorneys' office in response to its request. On May 9, 2011, KCI received notice that the U.S. Attorneys' office had declined to intervene in qui tam actions filed against KCI on March 20, 2008 and September 29, 2008 by two former employees in the U.S. District Court, Central District of California, Western Division. These cases are captioned United States of America, ex rel. Geraldine Godecke v. Kinetic Concepts, Inc., et al. and United States of America, ex rel. Steven J. Hartpence v. Kinetic Concepts, Inc. et al. The complaints contend that KCI violated the Federal False Claims Act by billing in a manner that was not consistent with the Local Coverage Determinations issued by the DME MACs and seek recovery of monetary damages. These cases were originally filed under seal pending the government's review of the allegations contained therein. Following the completion of the government's review and their decision to decline to intervene in such suits, the live pleadings were ordered unsealed on May 3, 2011. After reviewing the allegations, KCI filed motions seeking the dismissal of the suits on multiple grounds. On January 30, 2012, the Court granted two of KCI's motions dismissing all of the claims in the Hartpence suit and dismissing all of the claims in the Godecke suit with the exception of a retaliation claim, which has been stayed pending the appeal of the dismissed claims. On February 27, 2012 and June 15, 2012, respectively, Hartpence and Godecke each filed a Notice of Appeal to the U.S. Court of Appeals for the Ninth Circuit seeking to reverse the dismissal of their claims by the trial court. KCI fully intends to vigorously defend the appeals.

We are party to several additional lawsuits arising in the ordinary course of our business. Additionally, the manufacturing and marketing of medical products necessarily entails an inherent risk of product liability claims. We maintain multiple layers of product liability insurance coverage and we believe these policies and the amounts of coverage are appropriate and adequate.

PROPERTIES

Our principal office is owned by us and is located in San Antonio, Texas. In addition, we lease office space in San Antonio, Texas that is used for our customer service center, our research and development and medical facility, our information technology personnel and training, and for general corporate purposes. We conduct domestic manufacturing, shipping, receiving, repair, engineering and storage activities at facilities in San Antonio, Texas. Throughout the U.S., we also lease approximately 108 domestic service centers.

LifeCell's corporate headquarters is in a leased facility located in Bridgewater, New Jersey. We conduct our LifeCell manufacturing operations, including tissue processing, warehousing and distribution at a leased facility in Branchburg, New Jersey, which includes office, laboratory, manufacturing and warehouse space. In addition, we lease additional warehouse and laboratory space in Readington, New Jersey.

We lease office space for general corporate purposes. Internationally, we lease 59 service centers. International manufacturing, research and development and engineering operations are based in the United Kingdom, Ireland and Belgium. Our manufacturing plant in Athlone, Ireland currently manufactures our V.A.C.Ulta, Prevena, ABThera and other V.A.C. Therapy units and also manufactures certain V.A.C. Therapy disposable products for our global markets. In addition, the Ireland plant manages third-party manufacturers, global purchasing, supplier agreements and distribution of our V.A.C. Therapy products.

We believe that all buildings, machinery and equipment are in good condition, suitable for their purposes and are maintained on a basis consistent with sound operations and that our current facilities will be adequate to meet our needs for 2012.

The following is a summary of our primary facilities:

Owned
Location	Description	Segment	or Leased

KCI Headquarters- San Antonio, TX	Corporate Headquarters	KCI	Owned

LifeCell Headquarters -Bridgewater, NJ	LifeCell Corporate Offices	LifeCell	Leased

LifeCell Manufacturing - Branchburg, NJ	Manufacturing Plant	LifeCell	Leased

KCI North V - San Antonio, TX	R&D and Medical Facility	AHS	Leased

KCI North VI - San Antonio, TX	Billings, Collections and Customer Service	AHS	Leased

KCI North VII - San Antonio, TX	Information Technology and Training	Shared Services	Leased

KCII Shared Services - Budapest, Hungary	Financial and Other Shared Services	Shared Services	Leased

KCII R&D - Dorset, United Kingdom	R&D and Administrative Offices	AHS	Leased

KCII Manufacturing - Athlone, Ireland	Manufacturing Plant	AHS	Leased

KCII Manufacturing - Peer, Belgium	Manufacturing Plant	AHS	Leased

DIRECTORS AND EXECUTIVE OFFICERS
Information Concerning our Directors
Our governing board of directors are the directors of Chiron Holdings GP, Inc. (“GP”), the general partner of Chiron Guernsey Holdings L.P. Inc., which is the parent of Centaur Guernsey L.P. Inc. The composition of the board of GP was determined by funds advised by the Sponsors. The following is information about the directors of the GP.

Name	Age	Position
William J. Gumina	42	Director; Chairman of the Board
Lisa N. Colleran	55	Director; President and Chief Executive Officer of LifeCell Corporation
Steven Dyson	39	Director
Jim Fasano	43	Director
Timothy Guertin	63	Director
Erik Levy	38	Director
John F. Megrue Jr.	54	Director
Jim A. Pittman	48	Director
Warren Roll	36	Director
Joseph F. Woody	47	Director; President and Chief Executive Officer of Kinetic Concepts, Inc.

Biographical information concerning the directors of GP is set forth below.
William "Buddy" J. Gumina joined as a Director on November 4, 2011, and currently serves as Chairman of the Board. He joined Apax Partners in 1998 and serves as a Partner and Global Co-head of Apax's Healthcare team. Prior to joining Apax, Mr. Gumina worked in investment banking from 1992 to 1994, while employed by Kidder, Peabody, and in private equity from 1996 to 1998, while employed by Donaldson, Lufkin & Jenrette Merchant Banking Partners. Throughout his tenure as a finance professional, he has worked on deals involving large healthcare organizations such as TriZetto, Qualitest Pharmaceuticals, Spectrum Laboratories, Encompass Home Health, Voyager HospiceCare and MagnaCare Holdings. Currently, Mr. Gumina serves as a Director and Chairman of the Compensation Committee of TriZetto. He holds a Bachelor's degree in Political Science from Yale University and a Master of Business Administration degree from Harvard Graduate School of Business Administration. We believe Mr. Gumina's qualifications to serve on our board of directors include his extensive business and financial experience related to the healthcare industry. Mr. Gumina also possesses company board experience.
Lisa N. Colleran joined as a Director on April 24, 2012 and currently serves as president and chief executive officer of LifeCell Corporation. Prior to her appointment as president of LifeCell in 2008, Ms. Colleran served as Senior Vice President of Commercial Operations for LifeCell with responsibility for sales and marketing, surgeon education, new product launches, and business development, as well as leading the company's tissue services organization. Since joining LifeCell in 2002, Ms. Colleran has served as Vice President of Marketing and Business Development and Senior Vice President of Commercial Operations. Prior to joining LifeCell, Ms. Colleran spent 20 years at Baxter Healthcare Corporation in various roles of increasing responsibility in sales, marketing, business development and general management with international experience. She was appointed Vice President, Marketing for Baxter's U.S. Renal business in 1997 and served in that role until 2001 when she was promoted to Vice President/General Manager of the company's Renal Pharmaceuticals Business. As the President and Chief Executive Officer of LifeCell Corporation, Ms. Colleran brings to our board of directors extensive leadership, industry, operations, risk management, financial and strategic planning experience, as well as in-depth knowledge of our LifeCell business.

Steven Dyson joined as a Director on November 4, 2011. Mr. Dyson began his employment at Apax Partners in 2000. Currently, he is a Partner in the Healthcare team. Mr. Dyson has worked on many significant deals with companies such as Unilabs, Capio, General Healthcare Group and Zeneus Pharma. Prior to joining Apax, Mr. Dyson worked at McKinsey & Co. He currently serves as a Director and a member of the Compensation Committee of Unilabs and as a Director of several subsidiary holding companies of General Healthcare Group. Mr. Dyson earned a Master's degree in Biochemistry from Oxford University and a Doctor of Philosophy degree in Biology from Cambridge University. We believe Mr. Dyson's qualifications to serve on our board of directors include his extensive business and financial experience related to the healthcare industry. Mr. Dyson also possesses company board experience.

Jim Fasano joined as a Director on November 4, 2011. Mr. Fasano joined CPPIB in 2004 and has been a member of its Principal Investing Group since its inception. Currently, he is responsible for CPPIB's direct investments in private equity. Prior to joining CPPIB, Mr. Fasano worked in the Investment Banking group at Merrill Lynch & Co., focusing on companies in the media and telecommunications sectors. He also worked as a member of the Mergers & Acquisitions group at RBC Capital Markets and a Commissioned Officer in the Canadian Armed Forces. Mr. Fasano currently serves on the boards of IMS Health, LHP Hospital Group and AWAS Aviation Capital. He holds a Bachelor of Engineering degree from the Royal Military College of Canada and an International Master of Business Administration degree from the University of Chicago Graduate School of Business. We believe Mr. Fasano's qualifications to serve on our board of directors include his extensive business and financial experience. Mr. Fasano also possesses company board experience.

Timothy E. Guertin is expected to join as a Director in December 2012.  Mr. Guertin has over 35 years of experience in the healthcare industry.   Prior to joining the board of directors, Mr. Guertin served multiple leadership roles at Varian Medical Systems, Inc.  He served as President from 2005 to September, 2012 and Chief Executive Officer from 2006 to September, 2012.  Mr. Guertin additionally worked at Varian Medical Systems, Inc. in the capacity of Chief Operating Officer from 2004 to 2006, Corporate Executive Vice President from 2002 to 2005, President of the Oncology Systems business unit of the company from 1992 to 2005, and Corporate Vice President from 1992 to 2002.  Mr. Guertin is currently a member of the board of directors for Varian Medical Systems, Inc., and Teradyne, Inc.  Mr. Guertin is also a board member for the Radiation Oncology Institute. We believe Mr. Guertin's qualifications to serve on our board of directors include his extensive leadership, business, and financial experience related to the healthcare industry.  Mr. Guertin also possesses company board experience.

Erik Levy joined as a Director on November 4, 2011. Mr. Levy is a Senior Principal with CPPIB and a founding member of CPPIB's private equity program. Over the years he has led or participated in several investments including Skype Technologies, IMS Health and Bank of America Merchant Services. Mr. Levy served as a Director of Skype from 2009 to 2011 and currently serves on CPPIB's Private Debt Investment Committee. Prior to joining CPPIB, Mr. Levy worked at Bain & Company and Mercer. Mr. Levy holds a Master of Business Administration degree from the Rotman School of Management at the University of Toronto and a Bachelor of Science degree in Actuarial Mathematics from Concordia University. We believe Mr. Levy's qualifications to serve on our board of directors include his extensive business and financial experience, along with his investing experience in the healthcare industry.

John F. Megrue Jr. joined as a Director on November 4, 2011. Mr. Megrue joined Apax Partners in 2005 and currently serves as the Chief Executive Officer of Apax Partners L.P., U.S. Mr. Megrue is a member of the Global Executive Committee, Investment and Approval Committees, and the Global Co-Head of Retail & Consumer Group. He originally joined Apax in 1988; and rejoined in 2005 from Saunders, Karp & Megrue. Mr. Megrue graduated with a BS in Mechanical Engineering from Cornell University and an MBA from the Wharton School of the University of Pennsylvania. Mr. Megrue is an active Board member of the following Apax portfolio companies: Advantage Sales & Marketing, Bob's Discount Furniture, HUB International ltd., and Rue21. Mr. Megrue is currently chairing the Business Leadership Council for the Global Plan Towards the Elimination of New HIV Infections Among Children by 2015. Mr. Megrue also serves as a Director on the Board of Millennium Promise, as well as Grameen America. We believe Mr. Megrue brings to the board of directors extensive leadership, operations, financial, business, and strategic planning experience. Mr. Megrue also possesses company board experience.

Jim A. Pittman joined as a Director on November 4, 2011. Mr. Pittman joined PSP Investments as Vice President of Private Equity in February of 2005 and has co-led the strategy and investment of an over $6 billion international Private Equity portfolio, including $2.2 billion of direct deals and co-investments. From 2002 to 2005, he was Executive Vice-President and CFO of Provincial Aerospace, an internationally diversified aerospace and aviation operations company focused on aircraft modifications and operations. Prior to Provincial, he was CFO and co-owner of two other operating businesses in the areas of technology and pharmaceutical clinical trials. Mr. Pittman received his Chartered Accountant designation in 1990 while articling with Deloitte & Touche, and he currently sits on the Board of Directors for Telesat Canada, Herbal Magic Inc., The Institutional Limited Partners Association, Haymarket Financial and Noodles and Company. We believe Mr. Pittman brings to the board of directors extensive leadership, operations, financial, accounting, business, and strategic planning experience. Mr. Pittman also possesses company board experience.

Warren Roll joined as a Director on November 4, 2011. Mr. Roll serves as a Director of PSP Investments Private Equity, which he joined in February 2011. He has over 12 years of experience financing healthcare, technology and media companies. From 2008 to 2011, Mr. Roll served as a Director at Aver Media, an international media fund specialized in financing and advising media and new media companies globally. Prior to Aver, he was Vice President, Investment Banking, at Blackmont Capital and an investment banker at Desjardins Securities, where he helped raise in excess of $800 million for Canadian public and private companies. Mr. Roll holds a Bachelor's and Master's degree from the Richard Ivey School of Business at the University of Western Ontario. We believe Mr. Roll's qualifications to serve on our board of directors include his extensive business and financial experience related to the healthcare industry.

Joseph F. Woody joined as a Director on April 24, 2012 and currently serves as president and chief executive officer for KCI. Woody has more than 20 years experience in the healthcare sector. Prior to joining KCI in November 2011, Woody served as global president of Vascular Therapies for Covidien. At Covidien, he was responsible for the $2.6B acquisition and integration of ev3. Previously, Woody served as global president, Smith & Nephew Advanced Wound Management, and held other leadership positions at Alliance Imaging, Inc., Acuson and GE Medical Systems. As the President and Chief Executive Officer of Kinetic Concepts, Inc., Mr. Woody brings to our board of directors extensive leadership, industry, operations, risk management, financial and strategic planning experience, as well as in-depth knowledge of our KCI business.

The following is information about the directors of KCI and KCI USA:

Name	Age	Position
Joseph F. Woody	47	Director, President and Chief Executive Officer
John T. Bibb	39	Director, Executive Vice President, General Counsel

Biographical information concerning the directors of KCI and KCI USA is set forth below.
Joseph F. Woody became a Director of KCI and KCI USA in September 2012 and also serves as a Director of GP. Mr. Woody’s biographical information is set forth above under the caption “Information Concerning our Directors.”
John T. Bibb became a Director of KCI in November 2011 and has been a Director of KCI USA since August 2007. Mr. Bibb joined KCI in 2003 and currently serves as Executive Vice President, General Counsel. Mr. Bibb previously served as Associate General Counsel, Corporate, Securities, Mergers and Acquisitions and was promoted to his current role of General Counsel in April 2011. From 2008 to 2010, Mr. Bibb also served in the capacity of general counsel for LifeCell Corporation. Prior to joining KCI, Mr. Bibb practiced law at the law firms of Baker Botts, L.L.P. and Cox Smith Matthews Incorporated. As the Executive Vice President, General Counsel of Kinetic Concepts, Inc., Mr. Bibb brings to our board of directors extensive leadership, industry, risk management, and strategic planning experience, as well as in-depth knowledge of our KCI business.

Information Concerning our Executive Officers
The following is information about the executive officers of KCI and KCI USA:

Name	Age	Position
Joseph F. Woody	47	Director, President and Chief Executive Officer
John T. Bibb	39	Director, Executive Vice President, General Counsel
Peter Arnold	51	Senior Vice President, Innovation and Strategic Marketing
David Ball	53	Senior Vice President, Operations
James L. Cunniff	47	Senior Vice President, Americas
Teresa A. Johnson	47	Vice President, Interim Chief Financial Officer
Rohit Kashyap, Ph.D.	42	Senior Vice President, Strategy and Business Development
David A. Lillback	64	Senior Vice President, Human Resources
Michael E. Mathews	50	Senior Vice President, International
Ronald P. Silverman, M.D., FACS	43	Senior Vice President, Chief Medical Officer

Biographical information of our executive officers is set forth below:
Joseph F. Woody, our President and Chief Executive Officer, also serves as a Director of GP, KCI and KCI USA. Mr. Woody’s biographical information is set forth above under the caption “Information Concerning our Directors.”
John T. Bibb, our Executive Vice President and General Counsel, also serves as a Director of KCI and KCI USA. Mr. Bibb’s biographical information is set forth above under the caption “Information Concerning our Directors.”
Peter Arnold, our Senior Vice President, Innovation and Strategic Marketing, joined KCI in May 2012. Mr. Arnold has extensive leadership experience in both public and private sector management. He most recently established Newcastle Science City, an innovation incubator and 19 acre science development in the UK. Previously, Mr. Arnold worked at Smith & Nephew as the Group Director of Technology and as the Worldwide Director of Wound Management Development at Johnson & Johnson.
David Ball, our Senior Vice President, Operations, joined KCI in May 2011. Prior to joining KCI, Mr. Ball spent 30 years holding various leadership positions at GE, Hill-Rom and Harris Corporation. Most recently Mr. Ball served as Vice President and Global and General Manager, Premium Business Segment, Surgical Imaging at GE Healthcare. During his tenure at GE, he led global R&D, quality, sustaining engineering and marketing teams focused on best-in-class surgical products as well as full FDA compliance.
James L. Cunniff, joined KCI in May 2012 and serves as Senior Vice President of the Americas. Mr. Cunniff has 25 years of experience in the healthcare industry. Prior to joining KCI, he spent 14 years in various leadership roles at Stryker Corporation, most recently as President of the Emerging Markets Division. Previously, Mr. Cunniff was President of the Medical Division, Pacific Division and South Pacific at Stryker. He also held various roles in sales and marketing at Baxter Healthcare.
Teresa Johnson, our Vice President and interim Chief Financial Officer, has been with KCI for more than a decade serving in various leadership roles in finance and operations. Before joining KCI in 2002, Ms. Johnson spent 14 years working for top public accounting firms, including Arthur Andersen LLP and Price Waterhouse LLP.
Rohit Kashyap, Ph.D., joined KCI in 1998 and currently is our Senior Vice President, Strategy and Business Development. Prior to that, he was Senior Vice President, TSS Europe and Global Strategic Marketing. From 2007 - March 2010 he was our Senior Vice President, Corporate Development. Mr. Kashyap has served various roles in strategic planning, global marketing, and research and development in his career at KCI.
David A. Lillback joined KCI in December 2010 and currently serves as Senior Vice President, Human Resources. Prior to joining KCI, Mr. Lillback served as Senior Vice President and Global Head of Human Resources for Mylan Inc., a generics and specialty pharmaceutical company. He also has held executive positions at Sanofi-aventis, LaRoche Industries and Kaiser.
Michael E. Mathews, our Senior Vice President, International, joined KCI in July 2012. Mr. Mathews has broad global experience in pharmaceuticals, biotech, OTC and consumer packaged goods. Prior to joining KCI, Mathews spent most of his 25-year professional career at Bayer Health Care, where he was most recently Senior Vice President and Region Head, North America for Bayer Diabetes Care.
Ronald P. Silverman, M.D., FACS joined KCI in August 2010 and currently serves as Senior Vice President and Chief Medical Officer. Prior to joining KCI, Dr. Silverman served as chief of the Division of Plastic Surgery and is currently an associate professor of Surgery at the University of Maryland School of Medicine. Dr. Silverman has held academic positions at John Hopkins School of Medicine, Harvard School of Medicine and served as chief of plastic surgery at the Baltimore Veterans Administration Medical Center. Dr. Silverman continues an active clinical practice with focus on cosmetic and reconstructive surgery, complex wound management, abdominal wall reconstruction and tissue engineering for reconstructive surgery.

EXECUTIVE COMPENSATION
Compensation Discussion and Analysis
The following Compensation Discussion and Analysis describes the material features of the compensation policies and decisions for the executive officers identified in the Summary Compensation Table (the “Named Executive Officers” or “NEOs”). This discussion is intended to help you understand the detailed information provided in the tables below.
Background
On November 4, 2011, KCI completed a transaction pursuant to which KCI was merged with an indirect subsidiary of Centaur. In connection with the Merger, LifeCell, formerly a wholly-owned subsidiary of KCI, was promoted to be a sister corporation of KCI, such that each of KCI and LifeCell are now wholly-owned subsidiaries of Centaur. KCI is now comprised primarily of our AHS business unit. Centaur is a non-operating holding limited partnership controlled indirectly by the Sponsors and certain other co-investors. Unless otherwise noted, the terms “we,” “us,” “our,” or the “Company,” refers to Centaur and its subsidiaries.
Named Executive Officers
We will report compensation for the following executive officers for fiscal year 2012:

•	Joseph F. Woody, President and Chief Executive Officer, KCI

•	Lisa N. Colleran, President and Chief Executive Officer, LifeCell

•	Teresa A. Johnson, Vice President and Interim Chief Financial Officer

•	Peter Arnold, Senior Vice President Innovation & Strategic Marketing

•	James L. Cunniff, Senior Vice President, Americas, KCI

•	Michael E. Mathews, Senior Vice President, International, KCI

•	Catherine M. Burzik, former President and Chief Executive Officer

•	Martin J. Landon, former Executive Vice President and Chief Financial Officer
Mr. Woody was promoted to the position of President and Chief Executive Officer upon Ms. Burzik's departure in January 2012. Ms. Johnson assumed the role of Interim Chief Financial Officer upon Mr. Landon's resignation in July 2012. Additionally, we will describe the compensation of Stephen D. Seidel, our former Global President, Therapeutic Support Systems, who would have been among the three other most highly compensated executive officers but for the fact that he was not serving as an executive officer of KCI at the end of 2012. Compensation for Lisa N. Colleran is disclosed because she serves an important policymaking role as Chief Executive Officer of LifeCell and as a member of the parent company board of directors.

Compensation Philosophy and Objectives
Our executive compensation program is designed to be competitive and efficient and to attract, retain and motivate highly qualified executive talent, while appropriately aligning executive incentives with Company and shareholder objectives. To accomplish this, compensation paid to executive officers is designed to align compensation rewards with our financial performance, the individual performance of the executive, and the competitive industry compensation norms. Our executive compensation programs are designed to encourage appropriate and acceptable levels of risk-taking by management in furtherance of the Company's short-term and long-term strategic plans to increase shareholder value.
To meet these objectives, our compensation program balances short-term and long-term goals and mixes fixed and performance based compensation related to the overall financial performance of the Company. We don't believe our compensation program encourages risk taking by the Named Executive Officers which could result in a material adverse effect on the Company's financial position, results of operations or cash flows. The compensation program is intended to reinforce the importance of performance and accountability at various operational levels, and a significant portion of total compensation is provided in the form of cash compensation incentives that reward performance as measured against established financial goals. Each element of our compensation program is reviewed individually and considered collectively with the other elements of our compensation program to ensure that it is consistent with the goals and objectives of both that particular element of compensation and our overall compensation program.
Compensation Oversight and Process
Executive compensation and related issues are administered by the compensation committee of Chiron Holdings GP, Inc., the general partner of Chiron Guernsey Holdings L.P. Inc., the parent of Centaur.
None of our executive officers have served as a member of the compensation committee (or other committee serving an equivalent function) of any other entity whose executive officers served as a director of our Company or member of our compensation committee.
The compensation committee operates under a written charter adopted by our Board and has responsibility for discharging the responsibilities of the Board relating to the review of the compensation of our executive officers and making recommendations to the non-executive directors for approval. The compensation committee oversees our executive compensation practices and is responsible for review and oversight of our compensation plans and policies, the annual review of all executive officer compensation, administration of our equity plans, and the approval of equity grants to executive officers. The compensation committee meets at least quarterly in person and periodically approves and adopts, or makes recommendations to the Board for, matters relating to compensation, including the approval of equity grants to employees. The compensation committee engages the services of independent outside advisors.
The Chief Executive Officers, the most senior Human Resources officers, and the General Counsel of KCI and LifeCell attend regular compensation committee meetings but do not participate in discussions relating to the determination of their own compensation. The Chief Executive Officers make salary, bonus and equity grant recommendations with respect to the named executive officers to the compensation committee. The Human Resources, Finance and Legal departments provide support to the compensation committee. However, each meeting concludes with an executive session during which only the compensation committee members are present.
The day-to-day design and administration of compensation plans and policies applicable to our employees in general are handled by the Human Resources, Finance, and Legal departments of the Company. The compensation committee remains responsible for overall administration and maintenance of our compensation plans and policies.
In February 2011, Aon Hewitt, an independent consultant on executive compensation (the “2011 compensation consultant”), provided the compensation committee with assistance in analyzing the Company's compensation strategy, including generating data discussed under the sections entitled “Peer Group” and “Competitive Market Surveys” below. The 2011 compensation consultant was directed to identify trends in executive compensation, assist with the determination of pay programs, assess competitive pay levels and mix (e.g., proportion of base salary to incentive pay, proportion of annual incentives to long-term incentives, and benefits), and advise on establishing appropriate compensation levels for our named executive officers. In 2012 the compensation committee engaged Towers Watson as its consultant on executive compensation (the “2012 compensation consultant”) for fiscal year 2013.
Risk Oversight

The role of the Board of Directors and its committees in the risk oversight process includes receiving regular reports from members of senior management on areas of material risk to the Company, including operational, financial, legal, regulatory, and strategic and reputational risks. The Board of Directors (or the appropriate committee in the case of risks that are under the purview of a particular Committee) receives these reports from the appropriate “risk owner” within the organization to enable the Board of Directors to understand our risk identification, risk management, and risk mitigation strategies.

The audit committee has responsibility for oversight of our internal audit function and receives regular updates from management on risk management initiatives undertaken by the Company. The audit committee provides the Board of Directors with regular updates on KCI's enterprise risk management program and any significant changes in identified risks and changes in risk management programs. The compliance committee assists the audit committee in its periodic review of our compliance with laws and regulations and the results of internal compliance programs. The compensation committee, with input from the audit and compliance committees, conducts periodic reviews of KCI's incentive compensation arrangements and practices to assess the extent to which such arrangements and practices encourage excessive risk-taking behavior by executive officers and employees. The review takes into account the degree to which our incentive plans match our business strategy and shareholder interests, upside limits or controls on maximum payouts, the balance of performance measures in plans, and the Board of Director's ability to make changes in the plan as necessary. The compensation committee is authorized to alter or recommend to the Board of Directors alterations to incentive compensation arrangements as necessary to manage appropriate risk-taking behavior.

The charters for the audit committee, the compliance committee, and the compensation committee provide that each of the committees may meet with management, consultants and advisors as each committee deems appropriate. The committees also receive and review reports from management with respect to the applicable risk exposures of the Company. When a committee receives a report from management, the committee chair routinely reports to the full Board of Directors on identified risk exposures. This enables the Board of Directors and its committees to coordinate the risk oversight role, particularly with respect to risk interrelationships that are addressed by each committee.

Peer Group
The compensation committee compares our compensation elements against a peer group of medical device and other companies with size and growth characteristics similar to the Company based upon data and recommendations from the compensation consultant. The compensation committee annually evaluates the peer group and will make changes to the peer group from time to time, as it deems appropriate. There were no changes in the peer group from 2011 to 2012. For 2012, the companies comprising this peer group were:

•	Beckman Coulter

•	C.R. Bard, Inc.

•	DaVita, Inc.

•	Dentsply International, Inc.

•	Edwards Lifesciences Corporation

•	Hill-Rom Holdings Inc.

•	Hospira, Inc.

•	IDEXX Laboratories, Inc.

•	Intuitive Surgical, Inc.

•	Life Technologies Corporation

•	Lincare Holdings Inc.

•	PerkinElmer Inc.

•	ResMed Inc.

•	Steris Corp.

•	Teleflex Incorporated

•	Varian Medical Systems, Inc.

•	Zimmer Holdings, Inc.

During the fourth quarter of 2012, the compensation committee approved changes to the peer group, data for which will be used for benchmarking 2013 compensation decisions. For 2013, three companies were added to the peer group and six companies were replaced from the 2012 peer group; these changes brought the peer group more in line with the size and scope of the company. The companies comprising our 2013 peer group are:

•	C.R. Bard, Inc.

•	Dentsply International, Inc.

•	Edwards Lifesciences Corporation

•	Haemonetics Corporation

•	Hill-Rom Holdings Inc.

•	Hologic Inc.

•	Hospira, Inc.

•	IDEXX Laboratories, Inc.

•	Lincare Holdings Inc.

•	ResMed Inc.

•	Teleflex Incorporated

•	Varian Medical Systems, Inc.

•	Wright Medical Group Inc.

•	Zimmer Holdings, Inc.

Competitive Market Surveys

Typically, the compensation committee obtains compensation market analyses on an annual basis from the compensation consultant in order to understand the competitive positioning of our executive pay practices and to assist with the Committee's determinations on the appropriate level and mix of executive compensation. The market analyses include a review of proxy disclosure information from our competitive peer group, as well as general market compensation from 700 general industry companies with annual revenues between $1 billion and $5 billion. In addition to the two sources listed above, for 2011 data we used a selection of size appropriate Health Care/Medical Devices and Pharmaceutical company data from the Aon Hewitt TCM compensation survey. All compensation survey information is derived from our compensation consultant. All 2011 survey data was regressed to best approximate our revenue of $2.1 billion. Regressing the survey data to $2.1 billion gives us results that are appropriate for our revenue size among our peer and industry group.
Elements of Compensation
We seek to reward executives for measurable results in meeting and exceeding objectives and to reinforce a sense of ownership, entrepreneurial spirit and long-term shareholder value. Consistent with this philosophy, we use multiple components of executive compensation, with an emphasis on variable compensation and long-term incentives. The Company's performance-based compensation elements are guided by the Committee's long term objectives of maintaining market competitiveness and retention value, while recognizing current performance. The main elements of our compensation for executives are base salary, annual incentive bonus, long-term incentives, and benefits, as discussed in more detail in the following paragraphs.
Executive Base Salaries

Executive base salary levels are set to be competitive, with reference to the market analyses obtained by the compensation committee. Base salary for each executive officer is generally targeted to approximate the 50th percentile of market for comparable positions based on the benchmark data, taking into account the competitive environment and the experience and accomplishments of a particular executive. There may be situations where specialized knowledge, skills or accomplishments are recognized in which this goal can be exceeded. The base salary levels of our named executive officers also reflect a combination of other factors including the executive's position and responsibilities, experience, specific competencies, comparable salaries of our other executives, our overall annual budget for merit increases and the executive's individual contributions to our performance. Base salary is an element of compensation used to determine the annual incentive bonus (as a percentage of salary) for the named executive officers. The weight given to each of these factors varies by the individual executive, as the compensation committee deems appropriate. Formal performance reviews of the Chief Executive Officer are completed by the Board of Directors, and the Chief Executive Officer completes reviews for all other executive officers. Performance reviews are conducted annually to assess these factors, along with the market data obtained by the compensation committee. Based on the performance reviews, the compensation committee approves and adopts, or makes recommendations to the Board of Directors for adjustments to executive base salaries, which are typically made effective on April 1 of each year. Assessment of each executive's individual performance includes consideration of the executive's contributions to Company financial performance and Corporate Scorecard Objectives, as well as judgment, creativity, effectiveness in leading and developing subordinates, execution capability, contributions to improvements in the quality of our products, services and operations, and consistency of behavior with our guiding principles.

The Compensation Committee determined that it would not make any adjustments to executive base salaries in April 2012 and did not obtain a market analysis from the 2012 compensation consultant in connection with executive compensation decisions made in the first quarter of 2012.

Pursuant to a transition arrangement entered into with the Company on November 2, 2011 (as modified by a Completion of Transition letter agreement dated December 28, 2011) in connection with the Merger, Ms. Burzik served as the Chief Executive Officer of KCI and LifeCell and was entitled to receive compensation at a gross monthly rate of $350,000 until her separation date on January 4, 2012.

In 2012, the base salaries for Mr. Woody, Ms. Colleran, Mr. Landon and Mr. Seidel were $625,000, $460,000, $462,000 and $391,000, respectively. In May, or in the case of Mr. Mathews, August, 2012 Messrs. Arnold, Cunniff, and Mathews joined KCI with base salaries of £250,000, $400,000 and $400,000, respectively. In July 2012 Ms. Johnson's salary was increased from $285,500 to $322,575 in connection with Mr. Landon's departure and her increased responsibilities as our Interim Chief Financial Officer.

Effective January 1, 2013, the compensation committee increased Mr. Woody's salary from $625,000 to $825,000 and Ms. Colleran's salary from $460,000 to $575,000, based on market analyses provided by the 2012 compensation consultant and to reflect their respective roles as President and Chief Executive Officer of KCI and LifeCell following Ms. Burzik's departure from the Company. The compensation committee has not yet made any 2013 compensation decisions with respect to the other named executive officers.
Annual Incentive Bonus for Executives

Our annual incentive bonus program is designed to focus the attention of each executive on goals and activities that are critical to our success. The compensation committee sets the corporate financial performance targets and personal objectives for the Chief Executive Officer and for other executives based on recommendations from the Chief Executive Officer and Human Resources. These performance targets and objectives are designed to encourage strong annual financial results and to increase long-term shareholder value. The Annual Incentive Bonus Guidelines (the “AIB”) are pre-established by the compensation committee each year and communicated to the Company's executive officers. However, pursuant to the terms of the AIB, the compensation committee retains the discretion to award some, all, or none of the bonuses described in the guidelines, depending on certain factors.

Target bonus percentages (as a percentage of base pay) for each named executive officer, when established, were generally targeted to approximate the 62nd to 75th percentile of market for comparable positions based on the benchmark data provided by the compensation consultant. This targeting is designed to create a “pay-at-risk” annual compensation profile. Based on this market analysis, in 2011 the compensation committee of KCI set target bonuses for the named executive officers ranging at 80% of base pay, except for Mr. Woody and Ms. Colleran, whose target bonus was set at 100% of base pay. For 2012, the Compensation Committee determined that it would not make any adjustments to executive target bonus percentages and did not obtain a market analysis from the 2012 compensation consultant in connection with executive compensation decisions made in the first quarter of 2012.

Ms. Burzik was not eligible to receive a 2012 bonus pursuant to her transition arrangement entered into with the Company on November 2, 2011 (as modified by a Completion of Transition letter agreement dated December 28, 2011).

In 2012, the target bonus percentages for Mr. Woody, Ms. Colleran, Mr. Landon and Mr. Seidel were 100%, 80%, 80% and 80%, respectively. In May, or in the case of Mr. Mathews, August, 2012 Messrs. Arnold, Cunniff, and Mathews joined KCI with target bonus percentages of 60%, 70% and 70%, respectively. Ms Johnson is in an interim role and retains her previous bonus target of 40% for 2012.

Effective January 1, 2013, the compensation committee increased Ms. Colleran's target bonus percentage to 100%, based on market analyses provided by the 2012 compensation consultant and to reflect her role as President and Chief Executive Officer of LifeCell. The compensation committee has not yet made any 2013 compensation decisions with respect to the other named executive officers' target bonus percentages.

The 2012 AIB was designed to reward participants for their contributions to the Company's achievement of established strategic and financial goals. Both KCI and LifeCell follow the same AIB plan design using the same financial metrics. The only difference between the KCI and LifeCell plan is in the weighting of each company's respective Consolidated Financial Metric (“CFM”) and scorecard goals. CFM and scorecard targets goals are specific to the KCI and LifeCell businesses. Bonus payments under the 2012 AIB for each company are based on the company's CFM, which consisted of financial performance targets for revenue, earnings before interest, taxes, depreciation, and amortization (“EBITDA”) and cash flows. The compensation committee retains discretion under the AIB to adjust actual results by removing the impact of foreign currency exchange rate fluctuations and unusual items in the calculation of the CFM. The calculated earned payout based on each adjusted CFM performance metric is adjusted between 10% and 20% for each 1% of outperformance or underperformance, as the case may be, against the respective CFM performance target. The 2012 AIB does not provide for bonuses if we fail to attain established minimums of performance versus target for certain CFM performance targets as established under the guidelines and approved by the compensation committee. Those thresholds are between 90% and 95% of target depending on the particular CFM performance metric.

Bonus payments under the 2012 AIB are also based on the achievement of the applicable company's Corporate Scorecard Objectives, which incorporate both operational and financial performance measures with target objectives specific to the KCI or LifeCell business and the Company's shared services operations. The specified target objectives, which are revised each year, are related to the following areas:

•	market penetration (account conversions and customer retention);

•	innovation (product pipeline targets);

•	geographic expansion (emerging markets);

•	execution (new product growth); and

•	employee satisfaction.

The scorecard is made up of objective goals that are aligned with our corporate strategy, financial goals, and operational goals. Threshold, target and stretch are defined for each scorecard goal. Actual results for each goal are provided after the end of the plan year and these results are then compared against the threshold, target and stretch levels to determine the achievement of each scorecard goal. Below threshold results receive 0% achievement, target receives 100% achievement, and stretch and above performance receives 150% achievement. Attainment between the threshold, target and stretch levels results in pro rated achievement. The resulting scoring for each business is reviewed with the Compensation Committee of the Board of Directors to validate and approve the results.
A further assessment of each executive's individual performance (taking into account performance against personal objectives and other factors) is made and used as a multiple ranging from 0% to 150% and applied to calculate the final bonus payout for each executive. The individual multiple is a direct multiple of the calculated award pool percentage, which is determined based on the achievement of individual CFM metrics, which are each subject to an overall cap of 200%. The compensation committee establishes personal objectives for each executive based on recommendations by the Chief Executive Officer and the most senior Human Resources executive with a view towards primarily-objective, metrically-driven goals. However, some personal objectives by nature have a subjective component. As such, in selected instances, the compensation committee may exercise its discretion with respect to whether such subjective goals have been achieved and may adjust bonus calculations which may yield higher or lower bonus amounts than would result from a purely formulaic approach. In certain instances, the compensation committee may also determine to award no bonus, such as in the case of termination of employment of an executive officer. In establishing corporate and individual objectives under the incentive bonus program, the compensation committee sets goals at levels it believes are significant but achievable with rigorous personal commitment. An executive's actual bonus is the product of the Target Bonus, the applicable Company Performance Multiplier and the Individual Multiplier.
No participant will be entitled to any payments under the Bonus Plan until the individual's award is approved by our Compensation Committee. Our Compensation Committee has not yet made bonus determinations for the 2012 year. We expect that our Compensation Committee will set the bonus amounts for the 2012 AIB during the first quarter of the 2013 year. For 2013, target bonus percentages (as a percentage of base pay) for LifeCell executive officers, including Ms. Colleran, will be generally targeted to approximate the 75th percentile of market for comparable positions based on benchmark data. Target bonus percentages (as a percentage of base pay) for KCI executive officers will continue to be targeted to approximate the 62nd to 75th percentile of market for comparable positions based on the benchmark data.

Executive Long-Term Incentives
Long-Term Incentives Summary Tables
Our long-term incentive equity grant practices result in a significant portion of each named executives’ compensation being contingent on positive Company and individual performance. The following table illustrates the extent to which, over the last three fiscal years of the Company, named executive officer compensation has been comprised of such performance-based compensation.
In 2010, 2011 and 2012, our long-term incentive awards to executive officers were structured as described in the table below. Please refer to the “2012 Summary Compensation Table” for detailed information regarding individual awards to executives in the applicable years.

Award Year	LTI Award Element	Percentage of LTI Award Value (1)	Percentage of Shares Subject to Award (2)	Vesting Schedule
2010	Stock Options	70%	83%	Ratable vesting of 25% each year
	Performance-based Restricted Stock Units	30%	17%	Vesting, if any, determined at the end of the three-year performance period based on achievement of certain free cash flow targets
2011	Stock Options	32%	50%	Ratable vesting of 25% each year
	Performance-based Restricted Stock Units	68%	50%	Vesting, if any, determined at the end of the three-year performance period based on achievement of certain free cash flow targets
2011 Post Merger	Time-based Profits Interest Units	54%	50%	Ratable vesting of 25% each year
	Performance-based Profits Interest Units	46%	50%	Vesting, if any, determined based on achievement of certain performance targets based on the Sponsors' multiple of invested capital upon the occurrence of certain defined exit events
2012	Time-based Profits Interest Units	54%	50%	Ratable vesting of 25% each year
	Performance-based Profits Interest Units	46%	50%	Vesting, if any, determined based on achievement of certain performance targets based on the Sponsors' multiple of invested capital upon the occurrence of certain defined exit events

(1)	As measured using the same factors and assumptions used in Footnote 4 to the “2012 Summary Compensation Table” below.

(2)	Calculated assuming vesting at target attainment.

Long-Term Incentive Program Design
KCI historically placed significant emphasis on long-term incentives in executive compensation. Long-term incentives are designed to promote sustained shareholder value by encouraging executives to set and execute strategic goals that provide for continued long-term growth and profitability. Historically, KCI used an annual equity grant of stock options, restricted stock, restricted stock units and/or performance shares to motivate the performance of named executive officers. This combination of equity-based incentives was intended to align executives' interests with KCI's achievement of financial objectives that enhance shareholder value, and enable KCI to competitively attract, retain and motivate executive talent in a marketplace where such incentives are prevalent.
Prior to the Merger, KCI historically used a combination of stock options, restricted stock, restricted stock units and/or performance shares for equity awards. The compensation committee targeted long-term incentive compensation for named executive officers between the 50th and 75th percentile of market for comparable positions based on the benchmark data. The value actually realized with respect to stock-based awards would depend on the Company's achievement of goals and stock price performance-based return. The Committee exercised judgment in determining the levels of annual equity grants, considering the competitiveness of grants relative to comparable positions within the benchmark data, relative job responsibilities, an executive's target cash and total compensation levels and an assessment of each executive's performance and potential, as well as retention considerations. In addition to market and individual considerations, the compensation committee of KCI also evaluated annual burn rates (share usage) and compensation expense in making annual executive compensation determinations.
Subsequent to the Merger, on November 11, 2011, the Board of Directors of Chiron Holdings GP, Inc. ("GP"), in its capacity as general partner of Chiron Guernsey Holdings L.P. Inc., approved the Chiron Guernsey Holdings L.P. Inc. Executive Equity Incentive Plan. Named executive officers were eligible to participate in the incentive plan, pursuant to which recipients of profits interest units are eligible to share in the value realized by the Company's private owners in a future liquidation event. The vesting of a portion of the awards will depend on the achievement of certain performance conditions based on achieving certain levels of multiple of invested capital and are subject to the satisfaction of market conditions based upon the occurrence of a major liquidity event in the future. The Committee exercises judgment in determining the levels of profits interest unit awards, considering the competitiveness of the awards, relative job responsibilities, an executive's target cash and total compensation levels and an assessment of each executive's performance and potential, as well as retention considerations.
Long-Term Incentive Awards Description
In 2010, annual equity grants for named executive officers were composed of stock option grants (with time-based vesting over four years) representing 70% of the value of the annual award and performance-based restricted stock units representing 30% of the value of the annual award, where award value is measured using the same factors and assumptions used in Footnote 4 to the “2012 Summary Compensation Table” below, based on the recommendations of the compensation consultant and current trends in executive compensation.
Prior to the Merger in 2011, annual equity grants to the named executive officers were comprised of a combination of stock options and performance-based restricted stock units, with 50% of the shares subject to equity awards granted as performance-based restricted stock units, assuming they vest at target, and the remaining 50% of the shares subject to equity awards granted as stock options (with time-based vesting over four years). The stock option grants represented 32% of the value of the annual award and the performance-based restricted stock units represented 68% of the value of the annual award, where award value is measured using the same factors and assumptions used in Footnote 4 to the “2012 Summary Compensation Table” below, based on the recommendations of the compensation consultant and current trends in executive compensation.
Subsequent to the Merger in 2011, long term incentive compensation grants were comprised of profits interest units, with 50% of the awards vesting ratably over a period of four years and the remaining 50% vesting at graduated levels upon the attainment of certain performance conditions established by GP. The performance conditions are based on achieving certain levels of multiple of invested capital ("MOIC") and subject to the satisfaction of market conditions based upon the occurrence of a major liquidity event in the future. The performance based portion of the 2011 awards vests one third when 1.5 MOIC is reached, two thirds when 2.0 MOIC is reached and 100% when 2.5 MOIC is reached. Each profits interest unit will be entitled to share in distributions to the extent that the aggregate distributions received in respect of an equity unit exceeds the value of such equity unit as of the date the applicable interest unit grant (“Distribution Threshold”). Distributions to be made in respect of any unvested awards shall be deferred until the date, if any, on which such awards become vested, at which point the distributions will be made. In 2012 the compensation committee awarded 28,171, 500,000, 625,000, 625,000, 27,563, and 169,098 profits interest units with a Distribution Threshold of $5.00 to Messrs. Woody, Arnold, Cunniff, Mathews and Mlles. Colleran and Johnson, respectively. Ms. Burzik and Messrs. Landon and Seidel did not receive long term incentive compensation in 2012.
Other Benefits and Perquisites
We provide the named executive officers with health and welfare benefits that are available to all our employees. International plans may vary, but employees and executives generally participate in health and welfare programs designed to attract and retain employees in a competitive marketplace while providing protection against any hardships otherwise arising from an illness, disability or death. We do not currently offer pension arrangements or supplemental executive retirement plans to the named executive officers, and strive to ensure that any other perquisites are limited in nature and value.
Along these lines, we also make available to our executive officers a limited amount of benefits and perquisites that the compensation committee believes are reasonable and consistent with the overall executive compensation program. These executive benefits and perquisites are intended to serve as part of a competitive total compensation program and to enhance the executive's ability to efficiently perform his or her responsibilities and minimize distractions. The compensation committee periodically reviews the levels of perquisites and other personal benefits provided to named executive officers. The named executive officers are provided with reimbursement for tax planning services. This amount is only available as a reimbursement, not as a guaranteed amount, and was limited in 2012 to an expenditure of $10,000 for our Chief Executive Officer and up to $5,000 for the other named executive officers. We also provide named executive officers with an annual executive physical exam, and this benefit was limited in 2012 to an expenditure of $2,000 for all of our named executive officers. The attributed costs of these personal benefits are included in the “All Other Compensation” column of the 2012 Summary Compensation Table below.
In 2012, the Company paid an aggregate of $143,000 in monthly housing and travel expenses for Mr. Woody, consistent with his employment agreement, which entitles Mr. Woody to a monthly housing and travel allowance with a tax reimbursement for any associated income taxes. The Company also paid Mr. Cunniff an aggregate of $15,207 in accordance with KCI's executive relocation policy, and $200,198 to Mr. Mathews in connection with his relocation overseas. Mr. Mathews also received a sign-on bonus of $165,900 and an additional $209,105 paid in connection with his overseas assignment in 2012. Under his service agreement dated May 14, 2012, Mr. Arnold and his family are entitled to access to and use of a company-provided car.
Termination Payments
We entered into severance arrangements with our named executive officers (by entering into employment and/or retention agreements) based on market practice as identified by the compensation consultant, which recognizes that senior executives are often unwilling to join and/or remain at a company without the assurance that they will be provided with a customary severance package if they are terminated by the Company other than for cause. The severance arrangements are designed with a view to ensuring our executive officers' employment and preventing the distraction and loss of key employees which might otherwise occur in connection with rumored or actual fundamental corporate changes, and to promote retention despite the uncertainties of a contemplated or pending transaction. The compensation committee determined which particular events would trigger payment based on current market practice. These agreements have been structured with the terms and payout levels described below based on benchmark data provided by the compensation consultant. Please refer to the “Potential Payments Upon Termination or Change in Control,” below, for more information regarding potential payments upon termination.
As more fully described under the heading “Effect of Change in Control on Executive Compensation,” for equity grants to employees under the 2004 Equity Plan and 2008 Omnibus Stock Incentive Plan, unless otherwise provided in an award agreement, if a participant's employment or service is terminated by the Company other than for “Cause” (as defined in the applicable plan and described in “Potential Payments Upon Termination or Change in Control,” below) within 24 months following a change in control, then all outstanding options, shares of restricted stock and restricted stock units immediately vest. For equity grants to employees made pursuant to the 2008 Omnibus Stock Incentive Plan award agreements, all outstanding options, shares of restricted stock and restricted stock units immediately vest upon death or disability. The compensation committee determined which particular events would trigger payment based on recommendations from the compensation consultant and then-current practices within the peer group. In connection with the Merger, vesting of outstanding stock options was accelerated upon closing of the Merger, and all performance-based restricted stock units vested at target.
Effective November 8, 2012, Mr. Seidel ceased to be the Global President, Therapeutic Support Systems, and, in connection therewith, entered into a separation agreement that contained a general release of claims in favor of KCI, its affiliates and its subsidiaries and pursuant to which he agreed to remain available to assist with transition matters through February 28, 2013. Mr. Seidel's separation agreement also contains a non-competition covenant, a non-solicitation covenant, and a perpetual confidentiality provision. In partial consideration for Mr. Seidel's obligations under the separation agreement, Mr. Seidel received certain accrued benefits and a lump sum cash termination payment in the amount of $1,907,600. In addition, he will receive a payment of $157,000 on or prior to March 15, 2013, and he is eligible to receive continued health benefits for up to 18 months following the date of termination.

Effect of Change in Control on Executive Compensation
Under the 2004 Equity Plan and the 2008 Omnibus Stock Incentive Plan, if a participant's employment or service is terminated by the Company other than for “Cause” (as defined in the applicable plan and described in “Potential Payments Upon Termination or Change in Control,” below) within 24 months following a change in control, then all outstanding options, shares of restricted stock and restricted stock units immediately vest. In addition, under the 2004 Equity Plan, unless otherwise provided in an award agreement, upon a change in control, all outstanding options, shares of restricted stock and restricted stock units vest immediately unless such awards are either assumed or an equitable substitution is made. In connection with the Merger, vesting of stock options and restricted stock awards was accelerated upon closing of the Merger, and restricted stock units were accelerated and vested at target.
Pursuant to the Profits Interest Unit Award Agreements for awards issued under the Chiron Guernsey L.P. Inc. Executive Equity Incentive Plan and subject to continued employment through the date of the change in control (or if a change in control occurs within 105 days of a termination without "Cause" or a resignation for "Good Reason" (each, as defined in the plan)), all time vesting profits interest units not previously forfeited will vest upon the consummation of a change of control, and all performance vesting units vest as and when the applicable performance vesting conditions are satisfied.

In general, named executive officers will not be entitled to tax reimbursement (“tax gross-up”) payments with respect to perquisites or other compensation. Pursuant to Ms. Burzik's 2006 offer letter, if it is determined that any payments to her would be subject to any excise tax under Section 4999 of the Internal Revenue Code of 1986, as amended (the “Code”), KCI will pay Ms. Burzik a gross-up payment in an amount such that, after payment by her of all income and other taxes imposed on the gross-up payment, she retains an amount of the gross-up payment sufficient to pay such excise tax. Ms. Burzik was paid a $1,368 gross-up in 2012.

Pursuant to Ms. Colleran's employment agreement, if it is determined that any payments to her would be subject to the excise tax under Code Section 4999 in the event of a change in control, she is subject to a “Better After Tax” provision. This “Better After Tax” provision reduces Ms. Colleran's change in control payments if she would receive more on an after tax basis due to the reduction. Otherwise, Ms. Colleran's change in control payments are not reduced, and if Ms. Colleran is subject to the excise tax, Ms. Colleran's employment agreement does not provide any gross-up payment for the excise tax.
Mr. Woody is not entitled to any tax gross-ups for any excise tax under Code Sections 280G and 4999 under his employment agreement.
Please refer to “Potential Payments Upon Termination or Change in Control,” below, for more information regarding the effects of a change in control on executive compensation.
Total Compensation
Historically, KCI's target pay philosophy positioned total compensation for its executive officers between the 50th and 75th percentiles of market. Actual compensation may fall outside that range based on a variety of factors, including individual performance, additional responsibilities and length of tenure in a particular position. Because 2012 compensation for our named executive officers was impacted by a number of unique factors, including the compensation committee's decision not to adjust compensation for executive officers in the first quarter of 2012 and pending decisions with respect to 2012 bonus payments, it is not possible to provide a meaningful comparison of 2012 compensation for named executive officers against benchmark data, nor against the actual, comparable amounts paid by peer group companies in 2012. The Company believes that all named executive officers are appropriately compensated based on their roles in the organization.
Management Stock Ownership Guidelines
Subsequent to the Merger in 2011, the Board of KCI abandoned the Management Stock Ownership Guidelines.
Tax, Accounting, and Regulatory Considerations

We consider the effect of tax, accounting and other regulatory requirements in designing and implementing compensation programs so that our programs meet regulatory requirements and efficiently deliver compensation. While these factors may impact plan designs, ultimately, decisions reflect the pay strategy of the Company and the program intent.

Section 162(m) Policy

Code Section 162(m) generally places a $1,000,000 limit on the amount of non-performance based compensation that KCI may deduct in any one year with respect to its Chief Executive Officer and the three next most highly compensated executive officers, other than the Chief Financial Officer. Certain performance-based compensation approved by shareholders is not subject to the deduction limit. KCI’s shareholder-approved 2004 Equity Plan and 2008 Omnibus Stock Incentive Plan were qualified so that certain awards under the plan constituted performance-based compensation not subject to Code Section 162(m). Prior to the Merger the compensation committee of KCI had not adopted a policy that all compensation must be deductible. Code Section 162(m) no longer applies subsequent to the Merger.
Insider Trading Policy and Policy Against Hedging

Our insider trading policy prohibits directors, employees and certain of their family members from purchasing or selling any type of security, whether issued by us or another company, while such person is aware of material non-public information relating to the issuer of the security or from providing such material non-public information to any person who may trade while aware of such information. This policy also prohibits directors and employees from engaging in short sales with respect to our securities, or entering into puts, calls or other “derivative” transactions with respect to our securities. Our insider trading policy also prohibits hedging transactions involving Company securities. We also have procedures that require trades by directors and executive officers to be pre-cleared by our General Counsel or his staff.

Policy on Recovery of Compensation

In February 2010, the Board of Directors formally adopted a Compensation Adjustment Policy. The goal of the policy is to ensure the fair and accurate payment of bonus and incentive compensation to executive officers based on the Company’s actual financial performance if subsequent information is revealed which leads to a restatement of financial results. Under the policy, in the event of a restatement of the Company’s financial results due to material noncompliance with any then-applicable financial reporting requirement under either GAAP or the federal securities laws, the Board may require executive officers of the Company to repay any portion of bonus or incentive compensation payments which are in excess of the amounts that would have been paid based on the restated financial results. In addition, the Board has the discretion to cause the Company to make incremental payouts to executive officers and other employees if any restatement of the Company’s financial results indicates that the Company should have made higher bonus or incentive compensation payments than those actually made.

The material in the following report is not “soliciting material,” is not deemed “filed” with the SEC, and is not incorporated by reference into any filing of KCI under the Securities Act of 1933 or the Securities Exchange Act of 1934, whether made before or after the date hereof and irrespective of any general incorporation language in such filing.
Compensation Committee Report
Our compensation committee has reviewed and discussed the "Compensation Discussion and Analysis" section of this prospectus with our management. Based upon this review and discussion, the compensation committee recommended to the Board of Directors that the "Compensation Discussion and Analysis" section be included in this prospectus on Form S-4.
        Respectfully submitted by the Compensation Committee of the Board of Directors
William J. Gumina
Erik Levy
Jim Pittman

2012 Summary Compensation Table
The following table sets forth the total compensation earned for services rendered during fiscal year 2012 for: (1) the individuals serving as our principal executive officers and principal financial officers during fiscal year 2012; and (2) the three other most highly compensated executive officers during fiscal year 2012 (which we refer to collectively as our named executive officers), as well as one additional individual who would have been among the three other most highly compensated executive officers but for the fact that the individual was not serving as an executive officer of the Company at the end of our last completed fiscal year. In addition, we have disclosed compensation for the chief executive officer of LifeCell Corporation, KCI's sister company, because she serves an important policymaking role as chief executive officer of Lifecell and as a member of the parent company board of directors. 2011 and 2010 compensation is presented for executives who were also named executive officers in 2011 and 2010. In accordance with SEC rules, 2011 and 2010 compensation is not presented for Messrs. Arnold, Cunniff and Mathews, or for Ms. Johnson, because they were not named executive officers in those years. Although Mr. Seidel was not a named executive officer in 2011, his compensation for 2011 is presented because he was a named executive officer in 2010. The 2012 Summary Compensation Table and the Grants of Plan-Based Awards in 2012 table should be viewed together for a more complete representation of both the annual and long-term incentive compensation elements of our program.

Name and Principal Position (1)	Year	Salary (2) ($)	Bonus (3) ($)	Stock Awards (4) ($)	Option Awards (4) ($)	Non-Equity Incentive Plan Compensation (5) ($)	All Other Compen- sation (6) ($)	Total ($)
Catherine M. Burzik Former Chief Executive Officer and President (7)	2012	52,500		—	—	—	6,200,858	6,253,358
	2011	1,445,833		2,705,120	1,266,935	558,940	3,065,715	9,042,543
	2010	882,500	—	1,218,000	2,745,115	883,097	19,322	5,748,034
Martin J. Landon Former Executive Vice President and Chief Financial Officer (8)	2012	262,750	—	—	—	—	9,311	272,061
	2011	451,500	—	1,015,586	3,252,136	286,902	6,488	5,012,612
	2010	420,000	—	304,500	724,405	301,392	6,279	1,756,576
Lisa N. Colleran President and Chief Executive Officer, LifeCell	2012	460,000	—	—	34,178	575,000	8,000	1,077,178
	2011	434,463	—	816,200	3,158,754	282,920	6,861	4,699,198
	2010	397,500	418,600	258,825	610,026	270,984	6,611	1,962,546
Joseph F. Woody President and Chief Executive Officer, KCI	2012	625,000	—	—	34,932	825,000	210,783	1,695,715
	2011	59,186	804,000	—	2,837,735	58,219	96,333	3,855,473
Teresa A. Johnson, VP and Interim Chief Financial Officer, KCI	2012	301,538	—	—	209,682	120,615	9,307	641,142
Peter Arnold, SVP Innovation and Strategic Marketing (9)	2012	234,602	—	—	620,000	140,761	2,128	997,491
James L. Cuniff, SVP Americas, KCI	2012	236,111	—	—	775,000	165,278	24,062	1,200,451
Michael E. Mathews, SVP International, KCI	2012	200,000	165,900	—	775,000	140,000	415,459	1,696,359
Stephen D. Seidel (10) Former Global President, Therapeutic Support Systems	2012	334,720	—	—	—	—	1,968,495	2,303,215
	2011	391,000	—	483,890	226,628	160,268	7,206	1,268,992
	2010	388,125	40,000	213,150	495,646	153,428	6,925	1,297,274

(1)	The material terms of each named executive officer's employment agreement or arrangement is described below, under the heading “Executive Officer Employment Agreements.”

(2)	The column “Salary” indicates the amount of base salary paid to the named executive officer during the fiscal year.

(3)	The 2012 Bonus amount paid to Mr. Mathews was a sign-on bonus.

(4)
The columns “Stock Awards” and “Option Awards” indicate the aggregate grant date fair value of awards in the year they were granted, computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718 (“FASB ASC Topic 718”). The 2011 and 2010 performance-based awards have been recorded at target on the grant date. The maximum value of the stock awards is two times the target amount. For a discussion of valuation assumptions, please see Note 10 of the notes to the consolidated financial statements for the fiscal year ended December 31, 2011. Post Merger profits interest units were added to the option awards column combining pre-Merger and post-Merger value. Please also refer to the “Grants of Plan-Based Awards in 2012” table below for additional information regarding equity awards granted in 2012.

(5)
In the column “Non-Equity Incentive Plan Compensation,” we disclose the dollar value of all earnings for services performed during the fiscal year pursuant to awards under non-equity incentive plans, including our Annual Incentive Bonus Guidelines, or AIB. Whether an award is included with respect to any particular fiscal year depends on whether the relevant performance measure was satisfied during the fiscal year. For example, our AIB awards are annual awards and the payments under those awards are made based upon the achievement of financial results and personal objectives measured as of December 31 of each fiscal year; accordingly, the amount we report for AIB corresponds to the fiscal year for which the award was earned even though such payment was made after the end of such fiscal year. The compensation committee has not determined awards to be made under the 2012 AIB. The amounts reported in this column for the 2012 year reflect estimates of the amounts that will be paid pursuant to our 2012 AIB. These values reflect each named executive officer's “target” bonus amount. We expect that the bonuses will be determined and paid in the first quarter of 2013, and we will file a Form 8-K at that time in order to disclose the amounts that are actually paid.

(6)	In the column “All Other Compensation,” we disclose:

•	An aggregate of $143,000 in housing and travel expense reimbursements for Mr. Woody;

•	An aggregate of $15,207 in relocation expenses paid to Mr. Cunniff;

•	Mr. Mathews in 2012 received $200,198 in connection with his relocation overseas and an additional $209,105 paid in connection with his overseas assignment.

•	Perquisites unless the aggregate amount of such perquisites was less than $10,000;

•	Our contributions to the Company's retirement plans;

•	All “gross-ups” or other amounts reimbursed during the fiscal year for the payment of taxes; and

•	Any life insurance premiums we paid during the year for the benefit of a named executive officer.

(7)	Ms. Burzik's employment with the Company ended on January 4, 2012.

(8)	Mr. Landon's employment with the Company ended on July 17, 2012.

(9)	M. Arnold's compensation is reflected in USD using a conversion rate of 1.6 US dollars per British pound.

(10)	Mr. Seidel's employment with the Company ended on November 8, 2012.
In accordance with SEC regulations, we report use of corporate resources by our executive officers as a perquisite or other personal benefit unless it is “integrally and directly related” to the performance of the executive's duties. SEC rules require us to report this and other perquisites at our aggregate incremental cost. The amounts in the “All Other Compensation” column do not include any perquisites if the aggregate amount of such perquisites was less than $10,000.
Executive Officer Employment Agreements and Transition Arrangements
Upon hiring each of the named executive officers, the Company and the named executive officer executed an offer letter or employment agreement, as applicable, outlining the terms of employment for such officer. Each of these letters or agreements sets forth standard terms summarizing salary, bonus and benefits. These offer letters and employment agreements are described below.
Catherine M. Burzik . On October 16, 2006, Ms. Burzik executed a written offer letter with the Company providing for her employment as President and Chief Executive Officer beginning on November 6, 2006. Her initial annual base salary was $800,000. Ms. Burzik was eligible to receive an annual performance-based bonus with a target bonus of 110% of her annual base salary pursuant to the Company's AIB. Ms. Burzik was initially granted options to purchase 332,000 shares of KCI stock under the 2004 Equity Plan, which vested fully on November 6, 2010. Ms. Burzik also initially received a restricted stock grant of 88,200 shares under the 2004 Equity Plan, which vested fully on November 6, 2009. Pursuant to a transition arrangement entered into with the Company on November 2, 2011 (as modified by a Completion of Transition letter agreement dated December 28, 2011) in connection with the Merger, Ms. Burzik served as the Chief Executive Officer of KCI and LifeCell and was entitled to receive compensation at a gross monthly rate of $350,000 until her separation date on January 4, 2012 and to continue to participate in all retirement, welfare benefit, and perquisite plans and programs on the same basis as senior officers of KCI and LifeCell. Ms. Burzik was also eligible for severance benefits upon termination of her employment as presented in the “Executive Benefits and Payments Upon Termination Table,” below.
Martin J. Landon . In 1994, Mr. Landon executed a written offer letter with the Company providing for his employment as Senior Director of Corporate Development, and since 2002 served as the Company's Chief Financial Officer. Mr. Landon's base salary for calendar year 2012 was $462,000, and he was also eligible to receive an annual performance-based bonus pursuant to the Company's AIB. Mr. Landon's target bonus for 2012 was 80% of his annual base salary. Mr. Landon was also eligible for severance benefits in the event his employment was terminated upon the occurrence of certain events as discussed in “Potential Payments Upon Termination or Change in Control,” below. Mr. Landon resigned from the Company in July 2012.

Lisa N. Colleran . In April 2008, Ms. Colleran executed an employment agreement with LifeCell Corporation providing for her employment as Vice President, Commercial Operations. Ms. Colleran is currently serving as President and Chief Executive Officer of LifeCell Corporation. Ms. Colleran's base salary in 2012 was $460,000. Her salary changed from $460,000 to $575,000 effective January 1, 2013 based on competitive position and strong performance. For 2012, Ms Colleran was eligible to receive an annual performance-based bonus pursuant to the Company's AIB. Ms. Colleran's target bonus for 2012 will be 100% of her 2013 base salary. Ms. Colleran is also eligible for severance benefits in the event her employment is terminated upon the occurrence of certain events as discussed in “Potential Payments Upon Termination or Change in Control,” below.
Joseph F. Woody . In November 2011, Mr. Woody executed an employment agreement with KCI providing for his employment as the Global President of Active Healing Solutions business unit of KCI. Under his employment agreement, Mr. Woody's base salary in 2012 was $625,000, subject to annual review and increase by KCI. His salary changed from $625,000 to $825,000 effective January 1, 2013 based on competitive position and strong performance. For 2011, Mr. Woody received a one-time signing bonus of $804,000 and $58,219 as a pro-rated portion of his annual performance-based bonus, which for 2012 will be a target of 100% of his 2013 base salary. Mr. Woody is also eligible for severance benefits in the event his employment is terminated upon the occurrence of certain events as discussed in “Potential Payments Upon Termination or Change in Control,” below.

Stephen D. Seidel. In 2005, Mr. Seidel executed a written offer letter with KCI providing for his employment as Senior Vice President, General Counsel and Secretary. At the time of Mr. Seidel's departure from KCI, he served as Global President, Therapeutic Support Systems. Mr. Seidel's base salary for calendar year 2012 was $391,000, and he was also eligible to receive an annual performance-based bonus pursuant to the Company's AIB. Mr. Seidel's target bonus for 2012 was 80% of his annual base salary. Mr. Seidel was also eligible for severance benefits upon termination of his employment as presented in the “Executive Benefits and Payments Upon Termination Table,” below. Mr. Seidel resigned from the Company in November 2012.
Michael E. Mathews . In August 2012, Mr. Mathews executed a written offer letter with KCI providing for his employment as Senior Vice President, International. Pursuant to his agreement, Mr. Mathews's base salary in 2012 was $400,000 and he was also eligible to receive an annual performance-based bonus pursuant to KCI's AIB. Mr. Mathews's target bonus for 2012 is 70% of his annual base salary, which will be pro-rated based on his service with KCI in 2012. Pursuant to his agreement, Mr. Mathews will also receive a monthly housing allowance up to £10,000 per month during his assignment in the United Kingdom, an annual allowance of $32,000, which represents the goods and services differential between the United Kingdom and the United States, work permits and schooling costs for dependents, a monthly car allowance of £1,100, and a tax true-up amount so that Mr. Mathews is only required to pay taxes on his compensation that he would have paid had he been located in the United States. In connection with his relocation, Mr. Mathews was entitled to relocation benefits for moving his household effects and family to and from the UK for the assignment in accordance with the Company's moving and relocation policy as in effect from time to time. For 2012, Mr. Mathews also received a one-time signing bonus of $165,900.

James L. Cunniff . In April 2012, Mr. Cunniff executed a written offer letter with KCI providing for his employment as Senior Vice President, Americas. Pursuant to his offer letter, Mr. Cunniff's base salary in 2012 was $400,000 and he was also eligible to receive an annual performance-based bonus pursuant to KCI's AIB. Mr. Cunniff's target bonus for 2012 is 70% of his annual base salary, which will be pro-rated based on his service with KCI in 2012.

Peter Arnold . In May 2012, Mr. Arnold executed a written service agreement with KCI UK Holdings, Limited (“KCI UK”), a UK subsidiary of KCI, providing for his employment as Senior Vice President, Innovation and Strategic Marketing. The service agreement for Mr. Arnold provides for at-will employment and for a term of employment from May 21, 2012 until Mr. Arnold's 65th birthday, unless Mr. Arnold's employment is otherwise terminated. Pursuant to his service agreement, Mr. Arnold's annual base salary in 2012 was £250,000 and he was also eligible to receive an annual performance-based bonus pursuant to KCI's AIB. Mr. Arnold's target bonus for 2012 is 60% of his annual base salary, which will be pro-rated based on his service with KCI in 2012.

Teresa A. Johnson . In 2002, Ms. Johnson executed a written offer letter with the Company providing for her employment as Assistant Controller, Special Projects, and since July 2012 has served as the Company's Interim Chief Financial Officer. As of July 2012, Ms. Johnson's base salary was $322,575, and she was also eligible to receive an annual performance-based bonus pursuant to the Company's AIB. Ms. Johnson's target bonus for 2012 was 40% of her annual base salary. Ms. Johnson is also eligible for severance benefits in the event her employment is terminated upon the occurrence of certain events as discussed in “Potential Payments Upon Termination or Change in Control,” below.

Grants of Plan-Based Awards in 2012
The following table provides information concerning awards in 2012.

		Estimated Future Payouts Under Non Equity Incentive Plan Awards (1)			Estimated Future Payouts Under Equity Incentive Plan Stock Unit Awards			Option Awards: Number of Securities Underlying Options(4) (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards (3) ($)
Name	Grant Date	Threshold (2) ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Catherine M. Burzik		—	—	—	—	—	—	—	—	—

Martin J. Landon		—	—	—	—	—	—	—	—	—

Lisa N. Colleran (5)		—	575,000	1,638,750	—	—	—	—	—	—
	7/26/2012	—	—	—	—	—	—	27,563	—	34,178

Joseph F. Woody(5)		—	825,000	2,351,250	—	—	—	—	—	—
	7/26/2012	—	—	—	—	—	—	28,171	—	34,932

Teresa A. Johnson		—	120,615	343,753	—	—	—	—	—	—
	4/23/2012	—	—	—	—	—	—	81,000	—	100,440
	6/28/2012	—	—	—	—	—	—	83,333	—	103,333
	7/26/2012	—	—	—	—	—	—	4,765	—	5,909

Peter Arnold (6)(7)		—	140,761	401,169	—	—	—	—	—	—
	5/21/2012	—	—	—	—	—	—	485,998	—	602,638
	7/26/2012	—	—	—	—	—	—	14,002	—	17,362

James L. Cunniff (6)		—	165,278	471,042	—	—	—	—	—	—
	5/30/2012	—	—	—	—	—	—	607,498	—	753,298
	7/26/2012	—	—	—	—	—	—	17,502	—	21,702

Michael E. Mathews (6)		—	140,000	399,000	—	—	—	—	—	—
	5/30/2012	—	—	—	—	—	—	607,498	—	753,298
	7/26/2012	—	—	—	—	—	—	17,502	—	21,702

Stephen D. Seidel		—	—	—	—	—	—	—	—	—

(1)
These columns report the range of potential amounts pursuant to awards under non-equity incentive plans, including our Annual Incentive Bonus guidelines, or AIB. The compensation committee has not determined awards to be made under the 2012 AIB.

(2)	The 2012 AIB does not provide for a threshold payout; therefore, this column is left blank intentionally.

(3)	This column reports the FASB ASC Topic 718 value of awards granted during 2012.

(4)	Awards made in 2012 were profits interest units with a distribution threshold of $5 per unit.

(5)	Ms. Colleran and Mr. Woody is eligible to receive a 2012 bonus based on a target bonus of 100% of his 2013 salary.

(6)	Messrs. Arnold, Cunniff and Mathews are eligible to receive a pro rata bonus based on their start date with the company.

(7)	M. Arnold's compensation is reflected in USD using a conversion rate of 1.6 US dollars per British pound.

Material Terms of Plans that Govern Share-Based Awards
On November 11, 2011, the Board of Directors of Chiron Holdings GP, Inc. in its capacity as general partner of Chiron Guernsey Holdings L.P. Inc., approved the Chiron Guernsey Holdings L.P. Inc. Executive Equity Incentive Plan. At the time of plan adoption, the maximum aggregate number of interest units available for awards under the plan was 23,352,535, subject to adjustment as provided for in the plan. In July 2012 the limited partnership agreement of Chiron Guernsey Holdings L.P. Inc. was amended to allow for a maximum of 23,641,333 interest units available for awards under the plan. The vesting terms and expiration of each award shall be fixed by the compensation committee. The distribution threshold for awards granted under this plan is established by the compensation committee, which shall not be less than an amount equal to the fair market value of a limited partnership unit as of such date. “Fair Market Value” means the fair market value per limited partnership unit as determined by the compensation committee in good faith based upon the amount such limited partnership unit would have received as a distribution in the event of a liquidation of the limited partnership as of the date of determination, provided that, for the avoidance of doubt, no valuation discount (including for lack of marketability or minority interest) shall be taken into account when such determination is made.
Outstanding Equity Awards at 2012 Fiscal Year-End
The following table provides information concerning unexercised profits interest units that have not vested and equity incentive plan awards for each named executive officer outstanding as of the end of 2012. Each outstanding award is represented by a separate row, which indicates the number of securities underlying the award.

For profits interest unit awards, the table below discloses the distribution threshold and the expiration date.

The value of the profits interests unit awards are $1.33 per unit for the time based portion and $1.15 per unit for the performance-based portion. The valuation is based on FASB ASC Topic 718. The potential future value of the profits interests awards are directly related to the multiple on invested capital ("MOIC") received in a change in control transaction.

	Option Awards (1)					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable(2)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)(2)	Option Exercise Price ($)	Option Expiration Date(5)	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Catherine M. Burzik	—	—	—	—	—	—	—	—	—

Martin J. Landon	—	—	—	—	—	—	—	—	—

Lisa N. Colleran	279,888	839,664	1,119,552	5.00	—	—	—	—	—
	3,445	10,337	13,782	5.00

Joseph F. Woody (3)	468,101	780,170	1,040,226	5.00	—	—	—	—	—
	3,521	10,565	14,086	5.00

Teresa A. Johnson	24,696	74,088	98,784	5.00	—	—	—	—	—
	—	40,500	40,500	5.00
	—	41,667	41,667	5.00
	423	1,960	2,383	5.00

Peter Arnold	—	242,999	242,999	5.00	—	—	—	—	—
	—	7,001	7,001	5.00

James L. Cunniff	—	303,749	303,749	5.00	—	—	—	—	—
	—	8,751	8,751	5.00

Michael E. Mathews (4)	41,667	262,082	303,749	5.00	—	—	—	—	—
	—	8,751	8,751	5.00

Stephen D. Seidel	—	—	—	—	—	—	—	—	—

(1) Amounts listed are profits interest units with a distribution threshold of $5.00.
(2) Vesting for awards above are 50% time based and 50% performance based. The time based portion vests 25% after one year and the remaining 75% vests quarterly in equal amounts over the next 36 months so that vesting is 100% complete in 4 years. The performance portion vests one third when "MOIC" reaches 1.5x, two thirds when MOIC reaches 2.0x and 100% when MOIC reaches 2.5x where x is the original invested capital in the merger. The performance based portion also requires an event where the current owners receive payment such as in a change in control, public offering, or leveraged recapitalization.
(3) Mr. Woody received 208,045 profits interest units that were fully vested and nonforfeitable on the date of grant.
(4) Mr. Mathews received 41,667 profits interest units that were fully vested and nonforfeitable on the date of grant.
(5) Profits interest units have no expiration date.

Potential Payments Upon Termination or Change in Control
The information below describes and estimates certain compensation that would become payable under existing plans and arrangements if the named executive officer's employment had terminated on December 31, 2011 (other than for Ms. Burzik and Mr. Seidel, whose actual compensation payable in connection with their separation is described below, and other than Mr. Landon, who received no compensation in connection with his resignation from the Company), given the named executive officer's compensation and service levels as of such date. These benefits are in addition to benefits available generally to salaried employees, such as distributions under the Company's bonus plans, disability benefits and accrued salary and vacation benefits.
Due to the number of factors that affect the nature and amount of any benefits provided upon the events discussed below, any actual amounts paid or distributed may be different from those estimated below. Factors that could affect these amounts include the timing during the year of any such event and the valuation of the Company at that time. There can be no assurance that a termination or change in control would produce the same or similar results as those described below if any assumption used to prepare this information is not correct in fact.
Burzik Offer Letter. Under Ms. Burzik's offer letter, in the event she had left the employment of KCI for “Good Reason” or if she had been terminated by the Company for any reason other than for “Cause,” she was eligible for the following severance pay and benefits: (i) a lump sum payment equal to two times her then prevailing base salary and target bonus; (ii) reimbursement of COBRA premiums for up to a total maximum of 18 months; and (iii) a pro-rated payment of her incentive bonus based upon actual performance.
Under her offer letter, Ms. Burzik was also entitled to receive compensation equal to three times her then-prevailing base salary and target bonus in the event her employment was terminated at or after a change in control. If any lump sum payment to Ms. Burzik was to be individually or together with any other amounts paid or payable constitute an “excess parachute payment” within the meaning of Code Section 280G, and applicable regulations thereunder, the amounts to be paid would have increased such that Ms. Burzik would receive the amount of compensation provided in her contract after payment of the tax imposed by Section 280G.
If any payment, distribution or other benefit to Ms. Burzik, arising in connection with the terms and conditions of her offer letter were subject to any tax under Code Section 4999, then KCI was obligated to pay Ms. Burzik an additional payment in an amount (“Gross-Up Payment”) such that, after payment by Ms. Burzik of all income and other taxes imposed on the Gross-Up Payment, she would have retained an amount of the Gross-Up Payment sufficient to pay the excise tax imposed on the payment.
Under Ms. Burzik's offer letter, “Good Reason” generally means the occurrence of any of the following without her prior written consent: (i) a material reduction of her authorities, duties, or responsibilities as an executive officer or director of KCI, provided that following a change in control, it shall be considered Good Reason if she determines, in good faith, that she cannot continue her duties as Chief Executive Officer of KCI; (ii) KCI's requiring her to be based at a location in excess of fifty miles from KCI's headquarters in San Antonio; (iii) a material reduction of her base salary or target bonus percentage as in effect from time to time; (iv) the failure of KCI to obtain a satisfactory agreement from any successor company to assume and agree to perform KCI's obligations under her offer letter and deliver a copy thereof to her; or (v) the failure of the Board to nominate or re-nominate her to serve on the Board.
Under Ms. Burzik's offer letter, “Cause” generally means conduct involving one or more of the following: (i) the substantial and continuing failure to render services to KCI or any subsidiary or affiliate, provided that KCI or any subsidiary or affiliate provides her with adequate notice of such failure and, if such failure is capable of cure, she fails to cure such failure within 30 days of the notice; (ii) dishonesty, gross negligence, or breach of fiduciary duty; (iii) an indictment of, conviction of, or no contest plea to, an act of theft, fraud or embezzlement; (iv) the commission of a felony; or (v) a material breach of the terms of an agreement between her, on the one hand, and KCI or any subsidiary or affiliate on the other hand or a material breach of any material Company policy.
Ms. Burzik entered into a transition agreement, dated November 2, 2011, prior to the closing of and in connection with the Merger, with Chiron Guersney Holdings L.P., Inc., Chiron Guersney L.P., Inc., Chiron Topco, Inc., Chiron Holdings, Inc. and Chiron Merger Sub, Inc. (as modified by the Completion of Transition letter agreement dated December 28, 2011). Pursuant to the transition arrangement, Ms. Burzik served as the Chief Executive Officer of KCI and LifeCell and was entitled to receive compensation at a gross monthly rate of $350,000 until her separation date on January 4, 2012. In connection with her termination of employment, Ms. Burzik received separation payments consisting of (i) a lump sum cash payment equal to three times her current base salary and target annual bonus, such amount having been previously funded by KCI and LifeCell in a “rabbi” trust (ii) a pro rata payment of her incentive bonus based on actual performance for 2011 through the closing of the Merger, (iii) up to 18 months of continued health benefits, and (iv) accrued and unpaid base salary, accrued and unused vacation time, and accrued and vested benefits under the employee benefit plans of KCI. To the extent that the foregoing severance payments and benefits would cause Ms. Burzik to be liable for excise taxes by reason of the application of Sections 280G and 4999 of the Internal Revenue Code, Ms. Burzik will be entitled to an additional gross-up payment to indemnify her for the effect of the excise taxes. Ms. Burzik continues to remain subject to certain non-competition, non-solicitation, and confidentiality covenants contained in the award documentation for certain previously granted stock option and restricted stock unit awards.
Colleran Employment Agreement. Under the terms of Ms. Colleran's employment agreement dated November 4, 2011, Ms. Colleran will be entitled to the following severance pay and benefits if she is terminated by LifeCell without “Cause,” or if she terminates her employment for “Good Reason,” subject to her compliance with certain restrictive covenant obligations and to execution of a release of claims in favor of LifeCell, its affiliates and its subsidiaries: (i) a lump sum cash payment equal to one times a pro rated annual bonus determined based on the greater of the annual bonus for the previous fiscal year or the target annual bonus for the year of termination (or two times the annual target bonus for the year of termination, if such termination occurs within 24 months following a change in control); (ii) a lump sum cash payment equal to 12 months' base salary (or 24 months if such termination occurs within 24 months of a change in control); and (iii) 12 months of subsidized COBRA coverage (or 18 months of coverage, if such termination occurs within 24 months following a change in control) and an additional six months of COBRA coverage at LifeCell's sole expense. In the event Ms. Colleran is terminated as a result of her death or disability, she will be entitled to a pro rata bonus (based on the greater of the prior fiscal year's annual bonus or the target bonus for the year of termination), payable in a lump sum.

Pursuant to Ms. Colleran's employment agreement, if it is determined that any payments to her would be subject to the excise tax under Code Section 4999 in the event of a change in control, she is subject to a “Better After Tax” provision. This “Better After Tax” provision reduces Ms. Colleran's change in control payments if she would receive more on an after tax basis due to the reduction. Otherwise, Ms. Colleran's change in control payments are not reduced, and if she is subject to the excise tax, Ms. Colleran's employment agreement does not provide any gross-up payment for the excise tax.

Ms. Colleran's employment agreement contains (i) perpetual confidentiality restrictions that protect LifeCell's proprietary information, developments and other intellectual property and confidential and proprietary materials received from third parties for certain limited purposes, (ii) a non-competition covenant that prohibits Ms. Colleran from competing against LifeCell or its affiliates during the term of employment and for two years after termination of employment, and (iii) a non-solicitation covenant that prohibits Ms. Colleran from actively soliciting customers, suppliers, employees, agents or consultants of LifeCell or its affiliates during the term of employment and for two years after termination of employment.

Under Ms. Colleran's employment agreement, “Cause” generally means her (i) conviction of, guilty plea to or confession of guilt of a felony or a criminal act involving moral turpitude, (ii) commission of a fraudulent, illegal or dishonest act in respect of LifeCell or its successors, (iii) willful misconduct or gross negligence that reasonably could be expected to be injurious to the business, operations or reputation of LifeCell or its successors (monetarily or otherwise), (iv) material violation of LifeCell's policies or procedures in effect from time to time, provided that to the extent the violation is subject to cure, she will have a reasonable opportunity to cure the violation after written notice thereof, (v) material failure to perform her duties as assigned from time to time, provided that to the extent the failure is subject to cure, she will have a reasonable opportunity to cure the non-performance after written notice, (vi) breach of the terms of her restrictive covenants, or (vii) other material breach of her representations, warranties, covenants and other obligation under the employment agreement, provided that to the extent the breach of a covenant or other obligation is subject to cure, she will have a reasonable opportunity to cure the breach after written notice.

Under Ms. Colleran's employment agreement, “Good Reason” generally means (i) the failure of LifeCell, without Ms. Colleran's consent, to pay any amounts due to her or to fulfill any other material obligations under the agreement, other than failures that are remedied by LifeCell within 30 days after receipt of written notice; (ii) action by LifeCell that results in a material diminution, without Ms. Colleran's consent, in her duties and responsibilities (other than isolated actions not taken in bad faith and that are remedied by LifeCell within 30 days after receipt of written notice); (iii) any material decrease in Ms. Colleran's annual base salary; or (iv) any move of the offices of LifeCell without Ms. Colleran's consent, such that she would be required to commute more than 25 miles more each way than she commutes immediately prior to the relocation.

Woody Employment Agreement. Under the terms of Mr. Woody's employment agreement dated November 10, 2011, Mr. Woody will be entitled to the following severance pay and benefits if he is terminated by KCI without “Cause,” or if he terminates his employment for “Good Reason,” subject to compliance with certain restrictive covenant obligations and to execution of a release of claims in favor of KCI, its affiliates and its subsidiaries: (i) a lump sum cash payment equal to one times his then-current annual target bonus, and (ii) a lump sum cash payment equal to one times his then-current annual base salary (or the sum of the foregoing multiplied by (a) 1.5 if the performance of equal or greater than 90% of the applicable business plan goals have been achieved, or (b) 2 if such termination occurs within 24 months of a change in control); and (iii) 12 months of subsidized COBRA coverage (or 18 months if either the 1.5 or 2 times multiple in (i) above is used). In the event Mr. Woody is terminated as a result of his death or disability, he will be entitled to a pro rata bonus for the year of termination (determined based on actual results).

Mr. Woody's employment agreement contains (i) perpetual confidentiality restrictions that protect proprietary information, developments and other intellectual property and confidential and proprietary materials of KCI, its affiliates and its subsidiaries, which was received from third parties for certain limited purposes, (ii) a non-competition covenant that prohibits Mr. Woody from competing against the KCI, its affiliates, or its subsidiaries during the term of employment and for two years after termination of employment, and (iii) a non-solicitation covenant that prohibits Mr. Woody from actively soliciting customers, suppliers, employees, agents or consultants of KCI, its affiliates or its subsidiaries during the term of employment and for two years after termination of employment.

Under Mr. Woody's employment agreement, “Cause” generally means his (i) substantial and continuing failure to render services to KCI or any subsidiary or affiliate in accordance with his obligations and position with KCI or any subsidiary or affiliate, subject to his having received; adequate notice of such failure and his inability to cure such failure within 30 days after such notice; (ii) gross negligence, or breach of fiduciary duty; (iii) of, or no contest plea to, an act of theft, fraud or embezzlement, or a felony; or (iv) material breach of the terms of any agreement between him and either KCI or any subsidiary or affiliate or a material breach of any KCI policy, subject to his having received; adequate notice of such failure and his inability to cure such failure within 30 days after such notice.

Under Mr. Woody's employment agreement, “Good Reason” generally means (i) the material reduction of his title, duties, authority, responsibilities and/or reporting relationship, all from that which existed at the commencement of his employment, which is not cured within 30 days after his providing written notice to KCI; (ii) the reduction of his base salary (which is not cured within 30 days after his providing written notice) or target bonus percentage to below 100%; (iii) his relocation to a business location in excess of 50 miles from KCI's headquarters in San Antonio (which is not cured within 30 days after his providing written notice); (iv) KCI's the failure to obtain a satisfactory agreement from any successor of KCI to assume and agree to perform KCI's obligations under his employment Agreement and deliver a copy thereof to Mr. Woody, unless such assumption occurs by operation of law; or (v) KCI's material breach of any of its obligations under the employment agreement where KCI has failed to cure such breach within 30 days written notice from Mr. Woody.

Mathews Employment Agreement . Under the terms of Mr. Mathews's written offer letter, dated August 3, 2012, in the event of an involuntary termination of Mr. Mathews's employment by KCI, he is entitled to receive a severance payment equal to his annual base salary plus his annual target bonus, contingent on his execution of a waiver and general release of claims in favor of KCI. If Mr. Mathews is terminated during his assignment in the UK under his employment agreement, KCI will assume all reasonable, approved relocation and travel expenses incurred in moving Mr. Mathews's personal effects, household furnishings and family back to the US.

Arnold Service Agreement. Under the terms of Mr. Arnold's service agreement, dated May 14, 2012, in the event of a termination by KCI UK of Mr. Arnold's employment for any reason, Mr. Arnold is entitled to six months' written notice (the “ Notice Period ”) or, if KCI UK in its sole discretion terminates Mr. Arnold's employment immediately for certain reasons, payment of the base salary that Mr. Arnold would have been entitled to during the Notice Period in lieu of notice as of the date of termination. KCI UK may require Mr. Arnold to sign a general release of claims in favor of KCI UK before he is entitled to any payment in lieu of his Notice Period. The certain reasons for immediate termination under Mr. Arnold's agreement are if Mr. Arnold (i) is unable to properly perform his duties by reason of other obligations, illness, an accident or otherwise for a period of at least 180 working days within a 12-month period, (ii) fails or neglects efficiently and diligently to discharge his duties or is guilty of any serious or repeated breach of his obligations under his service agreement, in the reasonable opinion of KCI UK, (iii) is guilty of serious misconduct or any other conduct that is likely to prejudicially affect the interest of KCI UK, a subsidiary or holding company of KCI UK, or KCI (collectively, the “KCI UK Group”), in the reasonable opinion of KCI UK, or is convicted of a non-traffic arrestable offense, (iv) becomes bankrupt or makes an arrangement with his creditors, (v) breaches of any code of conduct, rule or regulation that applies to him during his employment with KCI UK, or (vi) ceases to be eligible to work in the United Kingdom, as contemplated by his service agreement.

Mr. Arnold's service agreement contains (i) a perpetual confidentiality covenant that protects the KCI UK Group's proprietary information, intellectual property and other confidential information, (ii) a non-competition covenant that prohibits Mr. Arnold from being concerned with a business that competes or is likely to compete against any business in which Mr. Arnold was actively involved during his employment with KCI UK and that is carried on by the KCI UK Group for either 12 months after termination of employment, if Mr. Arnold continues to work under his service agreement with KCI UK during the Notice Period, or six months, if Mr. Arnold receives payment in lieu of notice for six months, and (iii) a non-solicitation covenant that prohibits Mr. Arnold from actively soliciting business or customers or inducing suppliers, distributors, employees and independent contractors to cease their relationships with any member of the KCI UK Group for either 12 months after termination of employment, if Mr. Arnold continues to work under his service agreement with KCI UK during the Notice Period, or six months, if Mr. Arnold receives payment in lieu of notice for six months. In exchange for compliance with the non-competition and non-solicitation covenants, Mr. Arnold is entitled to a one-time lump sump payment equal to either one year of his base salary plus his target bonus under KCI's AIB, if such covenants apply for 12 months, or six months of his base salary plus his target bonus under the AIB, if such covenants apply for six months.

Bibb Offer Letter Agreement. KCI entered into an employment offer letter dated April 7, 2011 with John Bibb to serve as Senior Vice President and General Counsel of KCI. The offer letter provides for at-will employment with no fixed term of employment, an annual base salary of $340,000, a discretionary incentive bonus opportunity with a target bonus value equal to 60% of Mr. Bibb's annual base salary, and perquisites consisting of up to $5,000 per year for tax planning assistance and $2,000 per year for a physical exam. In addition, the offer letter provides for the issuance of equity awards, consisting of a combination of stock options, restricted stock units and shares, with a target value of $550,000 based on a Black-Scholes valuation model. The offer letter also contemplates the execution of a retention agreement with Mr. Bibb as further described below.

Seidel Separation Agreement. Effective November 8, 2012, Mr. Seidel ceased to be the Global President, Therapeutic Support Systems, and, in connection therewith, entered into a separation agreement with KCI. Under his separation agreement, which contains a general release of claims in favor of KCI, its affiliates and its subsidiaries, Mr. Seidel agreed to remain available to assist with transitional matters from the date of his termination of employment through February 28, 2013 (such period, the “Transition Period”). In consideration of his obligations under the separation agreement, Mr. Seidel received a lump sum cash termination amount of $1,907,600 on or around November 16, 2012 and is entitled to receive (i) a cash payment of $157,000 on or prior to March 15, 2013, (ii) 18 months of continued health benefits and (iii) during the Transition Period, $250.00 per hour for performance of services provided by Mr. Seidel for KCI, provided that if he works more than four hours performing such services, then KCI shall pay him the greater of eight hours or the number of hours actually spent performing such services.

Mr. Seidel's separation agreement contains (i) a perpetual confidentiality covenant that protects KCI's trade secrets, future developments, proprietary information and other confidential information, (ii) a non-competition covenant that prohibits Mr. Seidel from being a partner, associate, employee, agent, principal, or in any other capacity, participating with or becoming associated with any person, firm, partnership, corporation or other entity that is primarily engaged in the marketing, rental or sale of specialized therapeutic support systems for a period of two years following termination of employment and (iii) a non-solicitation covenant that prohibits Mr. Seidel from actively soliciting employees, agents, consultants, customers, or suppliers of KCI, its subsidiaries and affiliates during a period of one year following termination of employment.

Executive Retention Agreements . KCI has entered into an executive retention agreement with Mr. Bibb. The executive retention agreement generally provides for at-will employment. In the event that the executive is terminated by reason of death or physical or mental incapacity, by KCI for “Cause,” or by the executive without “Good Reason,” the executive generally will be entitled to earned but unpaid salary and accrued and unused vacation, but generally will not otherwise be entitled to receive any additional severance benefits. The executive retention agreement provides that upon termination of employment by KCI without “Cause” or by the executive for “Good Reason,” subject to the executive's execution of a release in favor of KCI, its affiliates, and its subsidiaries, the executive will be entitled to receive (i) earned and unpaid salary and payment of accrued and unused vacation time, (ii) a lump sum cash termination payment equal to one times the sum of executive's annual base salary and annual target bonus (or, in the case of such termination not in connection with a change in control, the annual average bonus over the prior three years), and (iii) reimbursement of COBRA premiums for up to 12 months following the date of such termination.

Alternatively, if the executive is terminated without Cause or resigns for Good Reason within 24 months following a change in control, the executive is eligible for a severance payment amount of two times the sum of his base salary and annual target bonus, and reimbursement of COBRA premiums for up to 18 months.

Key Employee Retention Agreement . KCI has entered into a key employee retention agreement with Ms. Johnson. The key employee retention agreement provides for at-will employment. In the event that the employee is terminated by reason of death or physical or mental incapacity, by KCI for “Cause,” or by the employee without “Good Reason,” the employee generally will be entitled to earned but unpaid salary and accrued and unused vacation, but generally will not otherwise be entitled to receive any additional severance benefits. The key employee retention agreement provide that upon termination of employment by KCI without “Cause” or by the employee for “Good Reason,” subject to the employee's execution of a release in favor of KCI, its affiliates, and its subsidiaries, the employee will be entitled to receive (i) earned and unpaid salary and payment of accrued and unused vacation time, (ii) a lump sum cash termination payment equal to one times the employee's annual base salary, and (iii) reimbursement of COBRA premiums for up to 12 months following the date of such termination. Alternatively, if the employee is terminated without Cause or resigns for Good Reason within 24 months following a change in control, the employee is eligible for a severance payment of one times the sum of her annual base salary and annual target bonus, and reimbursement of COBRA premiums for up to 12 months.

Under both the Executive Retention Agreement and Key Employee Retention Agreements described above, “Good Reason” generally means the occurrence of any of the following: (i) the material reduction of the executive's duties and/or responsibilities, which is not cured within 30 days after the executive provides written notice to the Company; provided, however, it shall not be considered Good Reason if, upon or following a change in control, the executive's duties and responsibilities remain the same as those prior to the change in control but the executive's title and/or reporting relationship is changed; (ii) the material reduction of the executive's base salary (which is not cured within 30 days after the executive provides written notice), other than across-the-board decreases in base salary applicable to all executive officers of the Company; or (iii) the relocation of the executive to a business location in excess of 50 miles from the Company's headquarters in San Antonio (which is not cured within 30 days after the executive provides written notice).

Under both the Executive Retention Agreement and Key Employee Retention Agreements described above, “Cause” generally means conduct involving one or more of the following: (i) the substantial and continuing failure of the executive to render services to the Company or any subsidiary or affiliate in accordance with the executive's obligations and position with the Company, subsidiary or affiliate; provided that the Company or any subsidiary or affiliate provides the executive with adequate notice of such failure and, if such failure is capable of cure, the executive fails to cure such failure within 30 days of the notice; (ii) dishonesty, gross negligence, or breach of fiduciary duty; (iii) the executive's indictment of, conviction of, or no contest plea to, an act of theft, fraud or embezzlement; (iv) the commission of a felony; or (v) a material breach of the terms of an agreement between the executive and the Company or between the executive and any subsidiary or affiliate of the Company or a material breach of any Company policy.

Chiron Guernsey Holdings L.P. Inc. Executive Equity Incentive Plan. Executives of the Company are eligible to receive equity awards under the Chiron Guernsey Holdings L.P. Inc. Executive Equity Incentive Plan, which was adopted subsequent to the Merger. The plan generally provides for the grant of profits interest awards at the discretion of the compensation committee who serves as the administrator of the plan at the direction of the GP. In November 2011, Messrs. Bibb, Landon and Woody and Ms. Colleran were granted awards under the plan, which generally have the terms described below and entitle each executive to share in a portion of the capital appreciation of Chiron Guernsey Holdings L.P. Inc. after return to the Sponsors of their invested capital.

Fifty percent of the awards are subject to time-based vesting conditions and generally vest over a four-year period with 25% of the time-based tranche becoming vested on the first anniversary of the grant date and the remainder of the time-based award becoming vested in quarterly installments over the following three-year period. The other fifty percent of the awards are subject to performance-based vesting conditions and generally vest on a liquidity event (generally including a change in control, an initial public offering or a leveraged recapitalization of the Company) as to one-third of the performance-based tranche if the Sponsors receive a cumulative return of 1.5 times their invested capital in the Company, as to an additional one-third of the performance-based tranche if the Sponsors receive a cumulative return of 2.0 times their invested capital in the Company, and as to an additional one-third of the performance-based tranche if the Sponsors receive a cumulative return of 2.5 times their invested capital in the Company.

In the event of an executive's termination of employment without “Cause” or for “Good Reason,” the portion of the time-based tranche that would have vested on the next scheduled vesting date will become vested on the date of such termination, and the remaining unvested portion of the time-based award may become fully vested if a change in control occurs within 105 days following the date of such termination, disregarding the prior termination of employment for such purposes. In addition, in the event of an executive's termination of employment without “Cause” or for “Good Reason,” the performance-based tranche will remain eligible to become vested if a liquidity event occurs within six months following such termination and the applicable cumulative return thresholds are satisfied.

For Ms. Colleran and Messrs. Landon and Woody, in the event of certain divestitures of individual business segments of the Company and certain corresponding terminations of employment, (i) the time-based tranche may become fully vested if the executive remains employed through such divestiture and uses best efforts to effect such divestiture, and (ii) the performance-based tranche may remain eligible to become vested upon a liquidity event occurring within two years following such termination if the executive remains employed through such divestiture and uses best efforts to effect such divestiture, and the business unit subject to the divestiture achieves certain pre-established business plan goals as of the date of the divestiture.

For all named executive officers, in the event of a reorganization and corresponding termination of employment, the performance-based tranche may remain eligible to become vested upon a liquidity event occurring within two years following such termination if the business unit for which the employee performs services achieves certain pre-established business plan goals as of the date of the reorganization.

The profits interest awards are subject to customary repurchase rights, restrictions on transfer and other security holder rights, and the executives have the right to require the profits interests to be repurchased at fair market value by Chiron Guernsey Holdings L.P. Inc. upon a termination due to death or physical or mental incapacity.

Under the Executive Equity Incentive Plan, “Cause” means conduct involving one or more of the following: (i) the substantial and continuing failure of the participant to render services to the Company in accordance with the participant's obligations and position with the Company, provided that the Company provides the participant with adequate notice of such failure and, if such failure is capable of cure, the participant fails to cure such failure within 30 days of the notice; (ii) dishonesty, gross negligence or breach of fiduciary duty; (iii) the participant's indictment of, conviction of, or no contest plea to, an act of theft, fraud or embezzlement; (iv) the commission of a felony; or (v) a material breach of the terms of any agreement between the participant, on the one hand, and the Company on the other hand or a material breach of any material Company policy.

Under the Executive Equity Incentive Plan, “Good Reason” means one or more of the following: (i) the material reduction of participant's duties and/or responsibilities, which is not cured within 30 days after the participant provides written notice to the Company; provided however, it shall not be considered Good Reason if, upon or following a change in control, the participant's duties and responsibilities remain the same as those prior to a change in control but the participant's title and/or reporting relationship is changed; (ii) the material reduction of participant's base salary (which is not cured within 30 days after the participant provides written notice), other than across-the-board decreases in base salary applicable to all executive officers of the Company; or (iii) the relocation of the participant to a business location in excess of 50 miles from the participant's place of employment on the date of grant (which is not cured within 30 days after the participant provides written notice). To be considered a resignation from employment on an account of Good Reason, the participant must provide written notice to the Company (stating that participant believes one or more of the Good Reason conditions described above exists) within 30 days following the initial existence of such condition, and must resign within 30 days following the Company's failure to cure such condition.

Executive Benefits and Payments Upon Termination Table
The following table shows the potential payments to our named executive officers under existing agreements, plans or other arrangements for various scenarios involving a change in control or termination of employment, in each case assuming the termination date was December 31, 2012 (other than for Ms. Burzik and Mr. Seidel, whose actual compensation payable in connection with their separation is described below, and other than Mr. Landon, who received no compensation in connection with his resignation from the Company).

Name	Good Reason Termination (1)($)	Involuntary Not for Cause Termination (1)($)	Change in Control(2)($)	Termination Following a Change in Control ($)	Termination Due to Death or Disability($)
Joseph F. Woody
Severance (3)	1,875,000	1,875,000	—	2,500,000	—
COBRA premium reimbursements (4)	18,213	18,213	—	18,213	—
Total	1,893,213	1,893,213	—	2,518,213	—

Lisa N. Colleran
Severance	920,000	920,000	—	1,840,000	—
COBRA premium reimbursements (4)	18,213	18,213	—	18,213	—
Total	938,213	938,213	—	1,858,213	—

Teresa A. Johnson
Severance	322,575	322,575	—	451,605	—
COBRA premium reimbursements (4)	—	—	—	—	—
Total	322,575	322,575	—	451,605	—

Peter Arnold
Severance	—	—	—	—	—
COBRA premium reimbursements (4)	—	—	—	—	—
Total	—	—	—	—	—

James L. Cunniff
Severance	680,000	680,000	—	680,000	—
COBRA premium reimbursements (4)	18,764	18,764	—	18,764	—
Total	698,764	698,764	—	698,764	—

Michael E. Mathews
Severance	680,000	680,000	—	680,000	—
COBRA premium reimbursements (4)	—	—	—	—	—
Total	680,000	680,000	—	680,000	—

Stephen D. Seidel
Severance	1,956,409	1,956,409	—	1,956,409	—
COBRA premium reimbursements (4)	28,152	28,152	—	28,152	—
Total	1,984,561	1,984,561	—	1,984,561	—

Catherine M. Burzik (5)
Severance	6,192,859	6,192,859	—	6,192,859	—
COBRA premium reimbursements (4)	28,152	28,152	—	28,152	—
Total	6,221,011	6,221,011	—	6,221,011	—

(1)	This column assumes that no liquidity event or change in control would occur within 105 days after termination.

(2)	This column assumes that long-term incentives were assumed by a successor corporation.

(3)	The se amounts assume the Business Plan Condition (as defined in Mr. Woody’s Employment Agreement) has been met.

(4)	This amount is based on the estimated annual cost of health care premiums to KCI, and represents the maximum potential reimbursement amount.

(5)	Ms. Burzik is eligible to receive COBRA premium reimbursements as per her transition agreement.

2012 Director Compensation Table
The following table provides information concerning the compensation of the non-employee, independent members of the Board of Directors for 2012.

Name	Fees Earned or Paid in Cash ($)	Stock Awards (1) ($)	Option Awards(1) ($)	All Other Compensation ($)	Total ($)
Ronald Matricaria (2) (3)	112,500	—	1,935,049	37,500	2,085,049
Timothy E. Guertin	25,000	—	—	—	25,000

(1)
The columns “Stock Awards” and “Option Awards” indicate the aggregate grant date fair value in the year the awards were granted, computed in accordance with FASB ASC Topic 718. For a discussion on valuation assumptions, see Note 10 of the notes to the consolidated financial statements for the fiscal year ended December 31, 2011. Profits interest units were added to the option awards column.

(2)	Mr. Matricaria resigned from the board of directors effective as of March 31, 2012. All profits interest units granted were forfeited upon his resignation.

(3)	In connection with his resignation, Mr. Matricaria received a separation payment of $37,500.

SECURITY OWNERSHIP
Security Ownership of Certain Beneficial
Owners and Management and Related Shareholder Matters
The following table sets forth certain information regarding the ownership of limited partnership interests of Centaur Guernsey L.P. Inc. as of September 1, 2012 for: (1) each director; (2) each of the executive officers, including those named in the 2011 Summary Compensation Table; (3) all of our executive officers and directors as a group; and (4) all those known by us to be beneficial owners of more than five percent of our limited partnership interests.

		Limited Partnership Interests Beneficially Owned (1)
Name		# of Units	% of A-1 Class
Chiron A S.à r.l.. c/o Apax Partners, L.P. 601 Lexington Avenue, 53rd Floor New York, New York 10022	……………………………………	54,028,151	15.82%
Chiron B1 S.à r.l. c/o Apax Partners, L.P. 601 Lexington Avenue, 53rd Floor New York, New York 10022	……………………………………	92,960,329	27.23%
Eagle AIV, L.P. c/o Apax Partners, L.P. 601 Lexington Avenue, 53rd Floor New York, New York 10022	……………………………………	23,158,035	6.78%
CPP Investment Board Private Holdings Inc. Canada Pension Plan Investment Board One Queen Street East, Suite 2600 P.O. Box 101 Toronto, Ontario M5C 2W5	……………………………………	84,221,670	24.67%
Port-aux-Choix Private Investments II Inc. Public Sector Pension Investment Board 1250 Rene-Levesque Blvd. West Suite 900 Montreal, Quebec H3B 4W8	……………………………………	73,086,029	21.41%

	Limited Partnership Interests Beneficially Owned (1)
Directors and Executive Officers (2)	# of Units	% of A-2 Class
Joseph F.Woody…………………………..……………………………………………………	50,000	4.67%
Lisa N. Colleran………………………..……….…………………………………………	314,497	29.38%
John T. Bibb………………………..………………..………………………………………….	148,956	13.92%
David A. Lillback………………………..………….………………………………………….	97,030	9.07%
Rohit Kashyap, Ph.D…………………………..……………………………………………	140,987	13.17%
Ron P. Silverman, M.D., FACS…………………………..…………………………………	40,021	3.74%
David Ball………………………..………………………………………………………….	8,547	0.80%
Teresa A. Johnson………………………..…………………………………………………….	21,764	2.03%
Total Officers and Directors	821,802	76.78%

*	Less than one percent (1%).

(1)	Class A-1 interests represent 99.7% of the limited partnership interests. Class A-2 interests possess no voting rights and a lower distribution priority than Class A-1 interests.

(2)	Unless otherwise indicated the address of each individual listed in this table is c/o Kinetic Concepts, Inc., 12930 IH 10 West, San Antonio, Texas 78249.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS
Review, Approval and Ratification of Transactions with Related Persons

Our Code of Conduct details numerous obligations for all Company directors, executive officers and employees relating to (a) responsibilities to the organization, (b) fair dealing, (c) conflicts of interest, (d) bribery and corruption laws, (e) responsibilities to other employees, (f) interacting with the government, (g) international business, and (h) healthcare laws, and provides guidance on the disclosure or reporting of activities that create or appear to create an actual or potential conflict of interest.

In addition, the stockholders' agreement of Chiron Holdings GP, Inc. provides that certain related party transactions must be approved by a majority of the votes of the Board of Directors, including all of the votes of the directors designated by the non-interested Sponsor.

It is not possible to describe the many types of transactions covered by these policies meaningfully. The policies are intended to cover significant transactions such as contracts, investments, purchase orders or acquisitions or divestitures between the Company and its officers and directors or their affiliates.

Services Agreements
In connection with the Merger, we entered into the service agreements as described below. The aggregate ongoing annual fees under such services agreements do not exceed approximately $6 million per annum in the aggregate.
KCI and LifeCell each entered into material event services agreements with each of the Sponsors, their affiliates or their designees (each, a “Material Event Services Agreement”) pursuant to which KCI and LifeCell retain each of the Sponsors, their affiliates or their designees to provide consulting services to KCI or LifeCell (as applicable) relating to the structuring and documentation of the acquisition of such company, financial and business due diligence with respect to the acquisition of such company, financing required for the acquisition of such company, future financings and refinancing, exit events, and acquisitions and divestitures. The Material Event Services Agreements provide that each of the Sponsors, their affiliates or their designees will only serve as a consultant and not be involved in the management or operations of KCI or LifeCell (as applicable) Each Material Event Services Agreement remains in effect until a change of control or similar transaction or until the parties mutually agree to terminate it, in which case the Material Event Services Agreement will terminate at the next anniversary of the date of the Material Event Services Agreement. Each Material Event Services Agreement will also terminate upon the consummation of an initial public offering unless prior to such consummation KCI or LifeCell (as applicable) elects to continue such agreement. Each Material Event Services Agreement provides for an upfront closing fee payable to each of the Sponsors, their affiliates or their designees at the closing of the Merger. In connection with such agreements, each of KCI and LifeCell provide customary exculpation and indemnification provisions in favor of each of the Sponsors, their affiliates or their designees in connection with the services they provide to each of KCI and LifeCell.
In connection with the Merger, KCI entered into a service agreement with US Holdco (the “US Holdco Service Agreement”) pursuant to which KCI retained US Holdco to provide strategic services to KCI relating to financing and strategic business planning, add-on investments and analysis. The US Holdco Service Agreement provides that US Holdco will only serve as a consultant and not be involved in the management or operations of KCI. The US Holdco Service Agreement will remain in effect until a change of control or similar transaction or until the parties mutually agree to terminate it, in which case the US Holdco Service Agreement will terminate at the next anniversary of the date of the US Holdco Service Agreement. The US Holdco Service Agreement will also terminate upon the consummation of an initial public offering unless prior to such consummation KCI elects to continue such agreement. The US Holdco Service Agreement provides for an ongoing annual advisory service fee payable to US Holdco in four equal quarterly installments. Upon the termination of the US Holdco Service Agreement, a payment for foregone services fees may become payable to US Holdco. KCI agrees to indemnify US Holdco and its partners, shareholders, members, controlling persons, affiliates, directors, officers, fiduciaries, managers, employees and agents for certain losses arising under the US Holdco Service Agreement, losses relating to the Merger Agreement (as applicable), losses arising from advice or services provided by US Holdco to KCI and losses arising from indemnities and hold harmless obligations entered into by US Holdco in connection with the Merger Agreement.

In connection with the Merger, US Holdco entered into service agreements with each of the Sponsors, their affiliates or their designees (each, a “Sponsor Service Agreement”) pursuant to which US Holdco retained each of the Sponsors, their affiliates or their designees to provide consulting services to US Holdco relating to financing and strategic business planning and in order to assist US Holdco in fulfilling its obligations under the US Holdco Service Agreement with KCI. The Sponsor Service Agreements provide that each of the Sponsors, their affiliates or their designees will only serve as a consultant and not be involved in the management or operations of US Holdco. Each Sponsor Service Agreements remains in effect until a change of control or similar transaction or until the parties mutually agree to terminate it, in which case the Sponsor Service Agreement will terminate at the next anniversary of the date of the Sponsor Service Agreement. Each Sponsor Service Agreement will also terminate upon the consummation of an initial public offering unless prior to such consummation US Holdco elects to continue such agreement. Each Sponsor Service Agreement provides for an ongoing annual advisory service fee payable to each of the Sponsors, their affiliates or their designees in four equal quarterly installments. Upon the termination of a Sponsor Service Agreement, a payment for foregone services fees may become payable to the appropriate Sponsor. US Holdco agrees to indemnify each of the Sponsors and their partners, shareholders, members, controlling persons, affiliates, designees, directors, officers, fiduciaries, managers, employees and agents for certain losses arising under the Sponsor Service Agreement, losses relating to the Merger Agreement (as applicable), losses arising from advice or services provided by each of the Sponsors, their affiliates or their designees to US Holdco and losses arising from indemnities and hold harmless obligations entered into by each of the Sponsors, their affiliates or their designees in connection with the Merger Agreement.
In connection with the Merger, LifeCell entered into a service agreement with the general partner of Chiron Guernsey Holdings L.P. Inc. (“Guernsey Holdings”), Chiron Holdings GP, Inc. (“GP”), a Delaware corporation (the “GP Service Agreement”), pursuant to which LifeCell retained GP to provide strategic services to LifeCell relating to financing and strategic business planning, add-on investments and analysis. The GP Service Agreement provides that GP will only serve as a consultant and not be involved in the management or operations of LifeCell. The GP Service Agreement will remain in effect until a change of control or similar transaction or until the parties mutually agree to terminate it, in which case the GP Service Agreement will terminate at the next anniversary of the date of the GP Service Agreement. The GP Service Agreement will also terminate upon the consummation of an initial public offering unless prior to such consummation LifeCell elects to continue such agreement. The GP Service Agreement provides for an ongoing annual advisory service fee payable to GP in four equal quarterly installments. Upon the termination of the GP Service Agreement, a payment for foregone services fees may become payable to GP. LifeCell will agree to indemnify GP and its partners, shareholders, members, controlling persons, affiliates, directors, officers, fiduciaries, managers, employees and agents for certain losses arising under the GP Service Agreement, losses relating to the Merger Agreement (as applicable), losses arising from advice or services provided by GP to LifeCell and losses arising from indemnities and hold harmless obligations entered into by GP in connection with the Merger Agreement.
In connection with the Merger, GP entered into service agreements with each of the Sponsors, their affiliates or their designees (each, a “GP Sponsor Service Agreement”) pursuant to which GP retained each of the Sponsors, their affiliates or their designees to provide consulting services to GP relating to financing and strategic business planning and in order to assist GP in fulfilling its obligations under the GP Service Agreement with LifeCell. The GP Sponsor Service Agreements provide that each of the Sponsors, their affiliates or their designees will only serve as a consultant and not be involved in the management or operations of GP. Each GP Sponsor Service Agreement will remain in effect until a change of control or similar transaction or until the parties mutually agree to terminate it, in which case the GP Sponsor Service Agreement will terminate at the next anniversary of the date of the GP Sponsor Service Agreement. Each GP Sponsor Service Agreement will also terminate upon the consummation of an initial public offering unless prior to such consummation GP elects to continue such agreement. The GP Sponsor Service Agreements provide for an ongoing annual advisory service fee payable to each of the Sponsors, their affiliates or their designees in four equal quarterly installments. Upon the termination of a GP Sponsor Service Agreement, a payment for foregone services fees may become payable to the appropriate Sponsor. GP will agree to indemnify each of the Sponsors and their partners, shareholders, members, controlling persons, affiliates, designees, directors, officers, fiduciaries, managers, employees and agents for certain losses arising under the GP Sponsor Service Agreement, losses relating to the Merger Agreement (as applicable), losses arising from advice or services provided by each of the Sponsors, their affiliates or their designees to GP and losses arising from indemnities and hold harmless obligations entered into by each of the Sponsors, their affiliates or their designees in connection with the Merger Agreement.
Management Investment

Subsequent to the Merger, Messrs. Arnold, Ball, Bibb, Cone, Cunniff, Kashyap, Landon, Lillback, Mathews, Silverman, and Woody, and Mlles. Colleran and Johnson have each entered into subscription agreements with Guernsey Holdings and GP, pursuant to which each individual agreed to subscribe for and acquire from Guernsey Holdings Class A-2 Units of Guernsey Holdings (each, a “Subscription”). In connection with the Subscription, each individual became a party to the limited partnership agreement of Guernsey Holdings as a limited partner of Guernsey Holdings. In connection with his resignation from the Company in July 2012, Mr. Landon entered into a repurchase agreement with Guernsey Holdings and GP, pursuant to which Guernsey Holdings repurchased all of Mr. Landon's Class A-2 units from Mr. Landon at par.

Matricaria Services Agreement

       In connection with Mr. Matricaria's appointment to the board of directors of GP, Mr. Matricaria and GP entered into an Executive Chariman Services Agreement, pursuant to which Mr. Matricaria would serve as a non-executive Chairman of the board of directors of GP until December 31, 2015.  During the term of Mr. Matricaria's service as a director, he was entitled to a service fee of $450,000 for calendar year 2012 and $150,000 for each calendar year thereafter, in each case payable in regular quarterly installments. Mr. Matricaria's services agreement also contains a non-competition covenant that prohibits Mr. Matricaria from competing against the Company during the term of his service and for a period of two years following the termination of his services, a non-solicitation covenant that prohibits Mr. Matricaria from actively soliciting the Company's employees, customers, or suppliers during the term of his service and for a period of two years following the termination of his services, and a perpetual confidentiality provision. Mr. Matricaria resigned from the board effective as of March 31, 2012, pursuant to a letter agreement dated March 28, 2012 regarding the Mutual Separation and Termination of his Non-Executive Chairman Services Agreement in exchange for a cash separation payment of $37,500.00.

Guertin Offer Letter

In connection with Mr. Guertin's appointment to the board of directors of GP, Mr. Guertin executed a written offer letter with GP regarding his appointment to the board of GP as a non-executive director. Pursuant to the offer letter, we agreed to pay our independent director, Mr. Guertin, an annual director fee of $100,000, payable in regular quarterly installments, beginning in the fourth quarter of fiscal year 2012.

Indemnification Agreements

On November 4, 2011, the Managers also entered into an indemnification agreement with the Company and its parent entities (the “Indemnification Agreement”). The Indemnification Agreement contains customary exculpation and indemnification provisions in favor of the Managers and certain of their affiliates.

In January 2013, the Centaur Guernsey L.P. Inc., Chiron Guernsey GP Co. Limited, KCI, KCI USA and LifeCell entered into an indemnification agreement with each of the directors of Chiron Holdings GP, Chiron Guernsey GP Co. Limited, KCI, KCI USA and LifeCell. The indemnification agreements contain customary exculpation and indemnification provisions in favor of the directors and certain of their affiliates.

Agreements with Officers

In addition, we have certain agreement with our officers which are described in the section entitled "Executive Compensation."
DESCRIPTION OF CERTAIN INDEBTEDNESS
The following is a summary of certain provisions of the instruments evidencing our material indebtedness. This summary does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all of the provisions of the agreements, including the definitions of certain terms therein that are not otherwise defined in this prospectus.
Credit Facilities
On November 4, 2011, KCI and KCI USA, as co-borrowers, Parent, US Holdco, Holdings and, with respect to certain representations and warranties, Chiron Guernsey GP Co. Limited, entered into the Credit Facilities with Bank of America, N.A., as administrative and collateral agent, Morgan Stanley Senior Funding, Inc. and Credit Suisse Securities (USA) LLC, as syndication agents, Royal Bank of Canada, as documentation agent, UBS Securities LLC, as co-manager, Merrill Lynch, Pierce, Fenner & Smith Incorporated, Morgan Stanley Senior Funding, Inc., Credit Suisse Securities (USA) LLC and RBC Capital Markets, LLC, as joint lead arrangers and bookrunners, and the lenders party thereto from time to time. The following is a summary description of certain terms of our Credit Facilities. The terms of the credit agreement and related documentation for the Credit Facilities are under discussion, and accordingly their definitive terms may vary from those described below.
The Credit Facilities provide for an aggregate maximum borrowing of approximately $2,500 million equivalent including (i) first lien term loans in an aggregate amount of $1,630 million (the “Dollar Term B-1 Facility”), (ii) first lien term loans in an aggregate amount of €250 million (the “Euro Term B-1 Facility” and, together with the Dollar Term B-1 Facility, the “Term B-1 Facility”), (iii) first lien term loans in an aggregate amount of $325 million (the “Term B-2 Facility” and, together with the Term B-1 Facility, the “Original

Term Loan Facility”) and (iv) the Revolving Credit Facility, providing for up to $200 million of revolving extensions of credit outstanding at any time (including revolving loans, swingline loans and letters of credit).
As of September 30, 2012, the Credit Facilities required we have a total leverage ratio of not to exceed 8.4:1 and an interest coverage ratio of at least 1.1:1. As of September 30, 2012, our actual total leverage ratio was 5.6:1 and our interest coverage ratio was 1.6:1. As of December 31, 2011, covenant requirements were not in effect.
On November 7, 2012, we entered into an amendment to our senior credit facility. As a result of the amendment we refinanced all outstanding amounts under the Original Term Loan Facility with the proceeds of (i) first lien term loans in an aggregate amount of approximately $1,618 million (the “Dollar Term C-1 Facility”), (ii) first lien term loans in an aggregate amount of approximately €249 million (the “Euro Term C-1 Facility” and, together with the Dollar Term C-1 Facility, the “Term C-1 Facility”), (iii) first lien term loans in an aggregate amount of approximately $323 million (the “Term C-2 Facility” and, together with the Term C-1 Facility, the “Term Loan Facilities”). The newly created classes of Dollar Term C-1 Loans, Euro Term C-1 Loans and Term C-2 Loans have the same rights and obligations as the Dollar Term B-1 Loans, Euro Term B-1 Loans and Term B-2 Loans as set forth in the Credit Agreement and Loan Documents, except as revised by the amendment.

Maturity; prepayments
The Revolving Credit Facility has a five-year maturity. The Term C-1 Facility has a six-and-a-half-year maturity. The Term C-2 Facility has a five-year maturity. The principal amount of each of the Term Loan Facilities amortizes in quarterly installments equal to 1.0% of the original principal amount of each of the respective Term Loan Facilities per annum until the respective final maturity date.
Subject to certain exceptions, the Credit Facilities are subject to mandatory prepayments in amounts equal to:

•
100% of the net cash proceeds from any non-ordinary course sale or other disposition of assets (including insurance and condemnation proceeds and sale leaseback proceeds) by Parent or any of its restricted subsidiaries subject to customary reinvestment provisions and certain other exceptions;

•	100% of the net cash proceeds from issuances or incurrences of debt by Parent or any of its restricted subsidiaries (other than certain indebtedness permitted by the Credit Facilities); and

•	50% (with stepdowns to 25% and 0% based upon achievement of specified total leverage ratios) of annual excess cash flow of Parent or any of its restricted subsidiaries.
With respect to the Revolving Credit Facility, voluntary prepayments and commitment reductions are permitted at any time in minimum amounts to be agreed. With respect to the Term Facilities, voluntary prepayments are permitted at any time in minimum amounts to be agreed, subject to a soft call prepayment penalty in an amount equal to 1% of such prepayment if prepaid during the first year following the amendment date.
Security; guarantees
The obligations of KCI and KCI USA under the Credit Facilities and any swap agreements and cash management arrangements provided by any lender, agent or lead arranger party to the Credit Facilities or any of their respective affiliates are guaranteed by Parent, US Holdco, Holdings, LifeCell and each direct and indirect, existing and future, domestic material wholly-owned restricted subsidiary of KCI.
The Credit Facilities and any swap agreements and cash management arrangements provided by any lender, agent or lead arranger party to the Credit Facilities or any of their respective affiliates are expected to be secured on a first priority basis by a perfected security interest in substantially all of KCI’s and each guarantor’s tangible and intangible assets (subject to certain exceptions), including U.S. owned intellectual property, owned real property above a value to be agreed and, subject to certain exceptions and limitations, all of the capital stock of US Holdco, Holdings, LifeCell and its restricted subsidiaries, KCI and each of its wholly owned direct and indirect restricted subsidiaries (limited, in the case of foreign subsidiaries, to 65% of the capital stock of first tier material foreign subsidiaries).

Interest
At KCI’s election, the interest rate per annum applicable to the loans under the Credit Facilities is based on a fluctuating rate of interest determined by reference to either (i) a eurocurrency rate determined by reference to the London interbank offered rate for dollars, adjusted for statutory reserve requirements or (ii) an alternative base rate determined by reference to the highest of (a) the rate of interest established by the administrative agent as its corporate base rate, (b) 0.50% above the federal funds effective rate and (c) the eurocurrency rate plus 1.00%, in each case, plus a spread. With respect to the Term Loan Facility, there is a minimum eurocurrency rate of 1.25% and a minimum alternative base rate of 2.25%.
As of November 7, 2012, the applicable margin (i) under the Dollar Term C-1 Loans is 3.25% in the case of loans based on the base rate and 4.25% in the case of loans based on the eurocurrency rate, (ii) under the Euro Term C-1 Loans is 3.50% in the case of loans based on the base rate and 4.50% in the case of loans based on the eurocurrency rate, and (iii) under the Term C-2 Facility is 2.75% in the case of loans based on the base rate and 3.75% in the case of loans based on the eurocurrency rate. After the first fiscal quarter of 2013, the applicable margin will adjust and thereafter vary based on our total leverage ratio. The applicable margin (i) under the Dollar Term C-1 Loans will be 3.00% to 3.25% in the case of loans based on the base rate and 4.00% to 4.25% in the case of loans based on the eurocurrency rate, (ii) under the Euro Term C-1 Loans will be 3.25% to 3.50% in the case of loans based on the base rate and 4.25% to 4.50% in the case of loans based on the eurocurrency rate, and (iii) under the Term C-2 Facility will be 2.50% to 2.75% in the case of loans based on the base rate and 3.50% to 3.75% in the case of loans based on the eurocurrency rate.
Fees
We will pay certain recurring fees with respect to the Credit Facilities, including (i) fees on the unused commitments of the lenders under the Revolving Credit Facility, (ii) letter of credit fees on the aggregate face amounts of outstanding letters of credit plus a fronting fee to each issuing bank and (iii) administration fees.
Covenants
The Credit Facilities contain a number of customary affirmative and negative covenants that, among other things, limit or restrict the ability of Parent and its restricted subsidiaries to:

•	incur additional indebtedness (including guarantee obligations);

•	incur liens;

•	engage in certain fundamental changes, including changes in the nature of their business;

•	sell assets;

•	pay dividends and make other payments in respect of capital stock;

•	make acquisitions, investments, loans and advances;

•	pay and modify the terms of certain indebtedness;

•	engage in certain transactions with affiliates;

•	enter into negative pledge clauses and clauses restricting subsidiary distributions; and

•	change, the passive holding company status of Holdings (with exceptions to permit Holdings to incur certain debt).
In addition, Parent and its restricted subsidiaries are required to maintain a maximum total leverage ratio and a minimum interest coverage ratio on a quarterly basis, subject to customary equity cure rights.

Events of default
The Credit Facilities contain customary events of default, including nonpayment of principal, interest, fees or other amounts; material inaccuracy of a representation or warranty when made; violation of a covenant; cross-default to material indebtedness; bankruptcy or other insolvency events; certain ERISA events; material judgments; actual or asserted invalidity of any guarantee or security document or subordination provisions; non-perfection of security interest; and a change of control. Failure to comply with the above- described financial ratios or the other provisions of the credit agreement for the Credit Facilities (subject to certain grace periods) could, absent a waiver or an amendment from the lenders under the Credit Facilities, restrict availability under the Revolving Credit Facility and permit the acceleration of all outstanding borrowings under the Credit Facilities.
Terms subject to change
The terms described above are subject to change. The availability of the Credit Facilities is subject to a number of conditions, including the consummation of the Merger. To the extent that any of these conditions are not satisfied, the Credit Facilities may not be available on the terms described herein or at all.

Exchange Offer
Purpose of the Exchange Offer
The exchange offer is designed to provide holders of Old Notes with an opportunity to acquire Exchange Notes which, unlike the Old Notes, will be freely transferable at all times, subject to any restrictions on transfer imposed by state “blue sky” laws and provided that the holder is not our affiliate within the meaning of the Securities Act and represents that the Exchange Notes are being acquired in the ordinary course of the holder’s business and the holder is not engaged in, and does not intend to engage in, a distribution of the Exchange Notes.
The Old Second Lien Notes were originally issued and sold on November 4, 2011, to the initial purchasers, pursuant to the purchase agreement dated October 25, 2011. The Old Senior Notes were originally issued and sold on November 4, 2011, to the initial purchasers, pursuant to the purchase agreement dated November 4, 2011. The Old Notes were issued and sold in transactions not registered under the Securities Act in reliance upon the exemption provided by Section 4(2) of the Securities Act. The resale of the Old Notes by the initial purchasers to investors was done in reliance upon the exemptions provided by Rule 144A and Regulation S promulgated under the Securities Act. The Old Notes may not be reoffered, resold or transferred other than (i) to us or our subsidiaries, (ii) to a qualified institutional buyer in compliance with Rule 144A promulgated under the Securities Act, (iii) outside the United States to a non-U.S. person within the meaning of Regulation S under the Securities Act, (iv) pursuant to the exemption from registration provided by Rule 144 promulgated under the Securities Act (if available) or (v) pursuant to an effective registration statement under the Securities Act.
In connection with the original issuance and sale of the Old Notes, we entered into the Registration Rights Agreements, pursuant to which we agreed to file with the SEC a registration statement covering the exchange by us of the Exchange Notes for the Old Notes, pursuant to the exchange offer. The Registration Rights Agreements provide that we will file with the SEC an exchange offer registration statement on an appropriate form under the Securities Act and offer to holders of Old Notes who are able to make certain representations the opportunity to exchange their Old Notes for Exchange Notes.
Under existing interpretations by the Staff of the SEC as set forth in no-action letters issued to third parties in other transactions, the Exchange Notes would, in general, be freely transferable after the exchange offer without further registration under the Securities Act; provided, however, that in the case of broker-dealers participating in the exchange offer, a prospectus meeting the requirements of the Securities Act must be delivered by such broker-dealers in connection with resales of the Exchange Notes. We have agreed to furnish a prospectus meeting the requirements of the Securities Act to any such broker-dealer for use in connection with any resale of any Exchange Notes acquired in the exchange offer. A broker-dealer that delivers such a prospectus to purchasers in connection with such resales will be subject to certain of the civil liability provisions under the Securities Act and will be bound by the provisions of the Registration Rights Agreements (including certain indemnification rights and obligations).
We do not intend to seek our own interpretation regarding the exchange offer, and we cannot assure you that the staff of the SEC would make a similar determination with respect to the Exchange Notes as it has in other interpretations to third parties.
Each holder of Old Notes that exchanges such Old Notes for Exchange Notes in the exchange offer will be deemed to have made certain representations, including representations that (i) any Exchange Notes to be received by it will be acquired in the ordinary course of its business, (ii) it has no arrangement or understanding with any person to participate in the distribution (within the meaning of the Securities Act) of Exchange Notes and (iii) it is not our affiliate as defined in Rule 405 under the Securities Act, or if it is an affiliate, it will comply with the registration and prospectus delivery requirements of the Securities Act to the extent applicable.
If the holder is not a broker-dealer, it will be required to represent that it is not engaged in, and does not intend to engage in, the distribution of Old Notes or Exchange Notes. If the holder is a broker-dealer that will receive Exchange Notes for its own account in exchange for Old Notes that were acquired as a result of market-making activities or other trading activities, it will be required to acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Notes.

Terms of the Exchange Offer; Period for Tendering Outstanding Old Notes
Upon the terms and subject to the conditions set forth in this prospectus, we will accept any and all Old Notes that were acquired pursuant to Rule 144A or Regulation S validly tendered and not withdrawn prior to 5:00 p.m., New York City time, on the expiration date of the exchange offer. We will issue $1,000 principal amount of Exchange Notes in exchange for each $1,000 principal amount of Old Notes accepted in the exchange offer. Holders may tender some or all of their Old Notes pursuant to the exchange offer. However, Old Notes may be tendered only for a minimum principal amount of $2,000 and in integral multiples of $1,000.
The form and terms of the Exchange Notes are the same as the form and terms of the outstanding Old Notes except that:

(1)	the Exchange Notes will be registered under the Securities Act and will not have legends restricting their transfer;

(2)	the Exchange Notes will not contain the registration rights and liquidated damages provisions contained in the outstanding Old Notes; and

(3)	interest on the Exchange Notes will accrue from the last interest date on which interest was paid on your Old Notes.
The Exchange Notes will evidence the same debt as the Old Notes and will be entitled to the benefits of the Indenture.
We intend to conduct the exchange offer in accordance with the applicable requirements of the Exchange Act and the rules and regulations of the SEC.
We will be deemed to have accepted validly tendered Old Notes when, as and if we have given oral or written notice of our acceptance to the exchange agent. The exchange agent will act as agent for the tendering holders for the purpose of receiving the Exchange Notes from us.
If any tendered Old Notes are not accepted for exchange because of an invalid tender or the occurrence of specified other events set forth in this prospectus, the certificates for any unaccepted Old Notes will be promptly returned, without expense, to the tendering holder.
Holders who tender Old Notes in the exchange offer will not be required to pay brokerage commissions or fees or transfer taxes with respect to the exchange of Old Notes pursuant to the exchange offer. We will pay all charges and expenses, other than transfer taxes in certain circumstances, in connection with the exchange offer. See “Fees and expenses” and “Transfer taxes” below.
The exchange offer will remain open for at least 20 full business days. The term “expiration date” will mean 5:00 p.m., New York City time, on , 2012, unless we, in our sole discretion, extend the exchange offer, in which case the term “expiration date” will mean the latest date and time to which the exchange offer is extended.
To extend the exchange offer, prior to 9:00 a.m., New York City time, on the next business day after the previously scheduled expiration date, we will:

(1)	notify the exchange agent of any extension by oral notice (promptly confirmed in writing) or written notice, and

(2)	mail to the registered holders an announcement of any extension, and issue a notice by press release or other public announcement before such expiration date.
We reserve the right, in our sole discretion:

(1)	if any of the conditions below under the heading “—Conditions to the Exchange Offer” shall have not been satisfied,

(a)	to delay accepting any Old Notes in the case of an extension of the exchange offer,

(b)	to extend the exchange offer, or

(c)	to terminate the exchange offer, or

(2)
to amend the terms of the exchange offer in any manner, provided however, that if we amend the exchange offer to make a material change, including the waiver of a material condition, we will extend the exchange offer, if necessary, to keep the exchange offer open for at least five business days after such amendment or waiver; provided further, that if we amend the exchange offer to change the percentage of Old Notes being exchanged or the consideration being offered, we will extend the exchange offer, if necessary, to keep the exchange offer open for at least ten business days after such amendment or waiver.

Any delay in acceptance, extension, termination or amendment will be followed as promptly as practicable by written notice to the registered holders.
Procedures for Tendering Old Notes Through Brokers and Banks
Since the Old Notes are represented by global book-entry notes, DTC, as depositary, or its nominee is treated as the registered holder of the Old Notes and will be the only entity that can tender your Old Notes for Exchange Notes. Therefore, to tender Old Notes subject to this exchange offer and to obtain Exchange Notes, you must instruct the institution where you keep your Old Notes to tender your Old Notes on your behalf so that they are received on or prior to the expiration of this exchange offer.
The letter of transmittal that may accompany this prospectus may be used by you to give such instructions.
YOU SHOULD CONSULT YOUR ACCOUNT REPRESENTATIVE AT THE BROKER OR BANK WHERE YOU KEEP YOUR OLD NOTES TO DETERMINE THE PREFERRED PROCEDURE.
IF YOU WISH TO ACCEPT THIS EXCHANGE OFFER, PLEASE INSTRUCT YOUR BROKER OR ACCOUNT REPRESENTATIVE IN TIME FOR YOUR OLD NOTES TO BE TENDERED BEFORE THE 5:00 PM (NEW YORK CITY TIME) DEADLINE ON , 2012.
Deemed Representations
To participate in the exchange offer, we require that you represent to us that:

(1)	you or any other person acquiring Exchange Notes in exchange for your Old Notes in the exchange offer is acquiring them in the ordinary course of business;

(2)
neither you nor any other person acquiring Exchange Notes in exchange for your Old Notes in the exchange offer is engaging in or intends to engage in a distribution of the Exchange Notes within the meaning of the federal securities laws;

(3)
neither you nor any other person acquiring Exchange Notes in exchange for your Old Notes has an arrangement or understanding with any person to participate in the distribution of Exchange Notes issued in the exchange offer;

(4)	neither you nor any other person acquiring Exchange Notes in exchange for your Old Notes is our “affiliate” as defined under Rule 405 of the Securities Act; and

(5)
if you or another person acquiring Exchange Notes in exchange for your Old Notes is a broker-dealer and you acquired the Old Notes as a result of market-making activities or other trading activities, you acknowledge that you will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of the Exchange Notes.

BY TENDERING YOUR OLD NOTES YOU ARE DEEMED TO HAVE MADE THESE REPRESENTATIONS.
Broker-dealers who cannot make the representations in item (5) of the paragraph above cannot use this exchange offer prospectus in connection with resales of the Exchange Notes issued in the exchange offer.
If you are our “affiliate,” as defined under Rule 405 of the Securities Act, if you are a broker-dealer who acquired your Old Notes in the initial offering and not as a result of market-making or trading activities, or if you are engaged in or intend to engage in or have an arrangement or understanding with any person to participate in a distribution of Exchange Notes acquired in the exchange offer, you or that person:

(1)	may not rely on the applicable interpretations of the Staff of the SEC and therefore may not participate in the exchange offer; and

(2)	must comply with the registration and prospectus delivery requirements of the Securities Act or an exemption therefrom when reselling the Old Notes.
You may tender some or all of your Old Notes in this exchange offer. However, your Old Notes may be tendered only in integral multiples of $1,000.
When you tender your outstanding Old Notes and we accept them, the tender will be a binding agreement between you and us as described in this prospectus.
The method of delivery of outstanding Old Notes and all other required documents to the exchange agent is at your election and risk.
We will decide all questions about the validity, form, eligibility, acceptance and withdrawal of tendered Old Notes, and our reasonable determination will be final and binding on you. We reserve the absolute right to:

(1)	reject any and all tenders of any particular Old Note not properly tendered;

(2)	refuse to accept any Old Note if, in our reasonable judgment or the judgment of our counsel, the acceptance would be unlawful; and

(3)	waive any defects or irregularities or conditions of the exchange offer as to any particular Old Notes before the expiration of the offer.
Our interpretation of the terms and conditions of the exchange offer will be final and binding on all parties. You must cure any defects or irregularities in connection with tenders of Old Notes as we will reasonably determine. Neither we, the exchange agent nor any other person will incur any liability for failure to notify you or any defect or irregularity with respect to your tender of Old Notes. If we waive any terms or conditions pursuant to (3) above with respect to a noteholder, we will extend the same waiver to all noteholders with respect to that term or condition being waived.
Procedures for Brokers and Custodian Banks; DTC ATOP Account
In order to accept this exchange offer on behalf of a holder of Old Notes you must submit or cause your DTC participant to submit an Agent’s Message as described below.
The exchange agent, on our behalf will seek to establish an Automated Tender Offer Program (“ATOP”) account with respect to the outstanding Old Notes at DTC promptly after the delivery of this prospectus. Any financial institution that is a DTC participant, including your broker or bank, may make book-entry tender of outstanding Old Notes by causing the book-entry transfer of such Old Notes into our ATOP account in accordance with DTC’s procedures for such transfers. Concurrently with the delivery of Old Notes, an Agent’s Message in connection with such book-entry transfer must be transmitted by DTC to, and received by, the exchange agent on or prior to 5:00 pm, New York City Time on the expiration date. The confirmation of a book entry transfer into the ATOP account as described above is referred to herein as a “Book-Entry Confirmation.”

The term “Agent’s Message” means a message transmitted by the DTC participants to DTC, and thereafter transmitted by DTC to the exchange agent, forming a part of the Book-Entry Confirmation which states that DTC has received an express acknowledgment from the participant in DTC described in such Agent’s Message stating that such participant and beneficial holder agree to be bound by the terms of this exchange offer.
Each Agent’s Message must include the following information:

(1)	Name of the beneficial owner tendering such Old Notes;

(2)	Account number of the beneficial owner tendering such Old Notes;

(3)	Principal amount of Old Notes tendered by such beneficial owner; and

(4)	A confirmation that the beneficial holder of the Old Notes tendered has made the representations for our benefit set forth under “—Deemed Representations” above.
BY SENDING AN AGENT’S MESSAGE THE DTC PARTICIPANT IS DEEMED TO HAVE CERTIFIED THAT THE BENEFICIAL HOLDER FOR WHOM NOTE ARE BEING TENDERED HAS BEEN PROVIDED WITH A COPY OF THIS PROSPECTUS.
The delivery of Old Notes through DTC, and any transmission of an Agent’s Message through ATOP, is at the election and risk of the person tendering Old Notes. We will ask the exchange agent to instruct DTC to promptly return those Old Notes, if any, that were tendered through ATOP but were not accepted by us, to the DTC participant that tendered such Old Notes on behalf of holders of the Old Notes.
Acceptance of Outstanding Old Notes for Exchange; Delivery of Exchange Notes
We will accept validly tendered Old Notes when the conditions to the exchange offer have been satisfied or we have waived them. We will have accepted your validly tendered Old Notes when we have given oral or written notice to the exchange agent. The exchange agent will act as agent for the tendering holders for the purpose of receiving the Exchange Notes from us. If we do not accept any tendered Old Notes for exchange by book-entry transfer because of an invalid tender or other valid reason, we will credit the Notes to an account maintained with DTC promptly after the exchange offer terminates or expires.
THE AGENT’S MESSAGE MUST BE TRANSMITTED TO EXCHANGE AGENT ON OR BEFORE 5:00 PM, NEW YORK CITY TIME, ON THE EXPIRATION DATE.
Withdrawal Rights
You may withdraw your tender of outstanding notes at any time before 5:00 p.m., New York City time, on the expiration date.
For a withdrawal to be effective, you should contact your bank or broker where your Old Notes are held and have them send an ATOP notice of withdrawal so that it is received by the exchange agent before 5:00 p.m., New York City time, on the expiration date. Such notice of withdrawal must:

(1)	specify the name of the person that tendered the Old Notes to be withdrawn;

(2)
identify the Old Notes to be withdrawn, including the CUSIP number and principal amount at maturity of the Old Notes; specify the name and number of an account at the DTC to which your withdrawn Old Notes can be credited.

We will decide all questions as to the validity, form and eligibility of the notices and our determination will be final and binding on all parties. Any tendered Old Notes that you withdraw will not be considered to have been validly tendered. We will promptly return any outstanding Old Notes that have been tendered but not exchanged, or credit them to the DTC account. You may re-tender properly withdrawn Old Notes by following one of the procedures described above before the expiration date.

Conditions on the Exchange Offer
Notwithstanding any other provision of the exchange offer, or any extension of the exchange offer, we will not be required to accept for exchange, or to issue Exchange Notes in exchange for, any outstanding Old Notes and may terminate the exchange offer (whether or not any Old Notes have been accepted for exchange) or amend the exchange offer, if any of the following conditions has occurred or exists or has not been satisfied, or has not been waived by us in our sole reasonable discretion, prior to the expiration date:
there is instituted, pending or to the knowledge of the Issuers, threatened any action or proceeding before, or any injunction, order or decree issued by, any court or governmental agency or other governmental regulatory or administrative agency or commission:

(1)
seeking to restrain or prohibit the making or completion of the exchange offer or any other transaction contemplated by the exchange offer, or assessing or seeking any damages as a result of this transaction; or

(2)	resulting in a material delay in our ability to accept for exchange or exchange some or all of the Old Notes in the exchange offer; or

(3)
any statute, rule, regulation, order or injunction has been sought, proposed, introduced, enacted, promulgated or deemed applicable to the exchange offer or any of the transactions contemplated by the exchange offer by any governmental authority, domestic or foreign; or

any action has been taken, to the knowledge of the Issuers, proposed or threatened, by any governmental authority, domestic or foreign, that, in our sole reasonable judgment, would directly or indirectly result in any of the consequences referred to in clauses (1), (2) or (3) above or, in our sole reasonable judgment, would result in the holders of Exchange Notes having obligations with respect to resales and transfers of Exchange Notes which are greater than those described in the interpretation of the SEC referred to above, or would otherwise make it inadvisable to proceed with the exchange offer; or the following has occurred:

(1)	any general suspension of or general limitation on prices for, or trading in, securities on any national securities exchange or in the over-the-counter market; or

(2)	any limitation by a governmental authority which adversely affects our ability to complete the transactions contemplated by the exchange offer; or

(3)
a declaration of a banking moratorium or any suspension of payments in respect of banks in the United States or any limitation by any governmental agency or authority which adversely affects the extension of credit; or

(4)
a commencement of a war, armed hostilities or other similar international calamity directly or indirectly involving the United States, or, in the case of any of the preceding events existing at the time of the commencement of the exchange offer, a material acceleration or worsening of these calamities; or

any change, or any development involving a prospective change, has occurred in our business, financial condition, operations or prospects and those of our subsidiaries taken as a whole that is or may be adverse to us, or we have become aware of facts that have or may have an adverse impact on the value of the Old Notes or the Exchange Notes, which in our sole reasonable judgment in any case makes it inadvisable to proceed with the exchange offer and/or with such acceptance for exchange or with such exchange; or
there shall occur a change in the current interpretation by the Staff of the SEC which permits the Exchange Notes issued pursuant to the exchange offer in exchange for Old Notes to be offered for resale, resold and otherwise transferred by holders thereof (other than broker-dealers and any such holder which is our affiliate within the meaning of Rule 405 promulgated under the Securities Act) without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that such Exchange Notes are acquired in the ordinary course of such holders’ business and such holders have no arrangement or understanding with any person to participate in the distribution of such Exchange Notes; or
any law, statute, rule or regulation shall have been adopted or enacted which, in our reasonable judgment, would impair our ability to proceed with the exchange offer; or

a stop order shall have been issued by the SEC or any state securities authority suspending the effectiveness of the registration statement, or proceedings shall have been initiated or, to our knowledge, threatened for that purpose, or any governmental approval has not been obtained, which approval we shall, in our sole reasonable discretion, deem necessary for the consummation of the exchange offer as contemplated hereby; or
we have received an opinion of counsel experienced in such matters to the effect that there exists any actual or threatened legal impediment (including a default or prospective default under an agreement, indenture or other instrument or obligation to which we are a party or by which we are bound) to the consummation of the transactions contemplated by the exchange offer.
If we determine in our sole reasonable discretion that any of the foregoing events or conditions has occurred or exists or has not been satisfied, we may, subject to applicable law, terminate the exchange offer (whether or not any Old Notes have been accepted for exchange) or may waive any such condition or otherwise amend the terms of the exchange offer in any respect. If such waiver or amendment constitutes a material change to the exchange offer, we will promptly disclose such waiver or amendment by means of a prospectus supplement that will be distributed to the registered holders of the Old Notes and will extend the exchange offer to the extent required by Rule 14e-1 promulgated under the Exchange Act.
These conditions are for our sole benefit and we may assert them regardless of the circumstances giving rise to any of these conditions, or we may waive them, in whole or in part, in our sole reasonable discretion, provided that we will not waive any condition with respect to an individual holder of Old Notes unless we waive that condition for all such holders. Any reasonable determination made by us concerning an event, development or circumstance described or referred to above will be final and binding on all parties. Our failure at any time to exercise any of the foregoing rights will not be a waiver of our rights and each such right will be deemed an ongoing right which may be asserted at any time before the expiration of the exchange offer.
Exchange Agent
Wilmington Trust, National Association has been appointed as Exchange Agent in connection with the Exchange Offer. Questions and requests for assistance, as well as requests for additional copies of this prospectus or of the letter of transmittal, should be directed to the Exchange Agent at its offices at Wilmington Trust, National Association, c/o Wilmington Trust Company, Corporate Capital Markets, Rodney Square North, 1100 North Market Street, Wilmington, Delaware 19890-1626. The Exchange Agent’s telephone number is (302) 636-6181 and facsimile number is (302) 636-4139.
Fees and Expenses
The principal solicitation is being made through DTC by Wilmington Trust, National Association, as exchange agent. We will pay the exchange agent customary fees for its services, reimburse the exchange agent for its reasonable out-of-pocket expenses incurred in connection with the provisions of these services and pay other registration expenses, including registration and filing fees, fees and expenses of compliance with federal securities and state blue sky securities laws, printing expenses, messenger and delivery services and telephone, fees and disbursements to our counsel, application and filing fees and any fees and disbursements to our independent certified public accountants. We will not make any payment to brokers, dealers, or others soliciting acceptances of the exchange offer except for reimbursement of mailing expenses.
Additional solicitations may be made by telephone, facsimile or in person by our and our affiliates’ officers, employees and by persons so engaged by the exchange agent.
Accounting Treatment
The Exchange Notes will be recorded at the same carrying value as the existing Old Notes, as reflected in our accounting records on the date of exchange. Accordingly, we will recognize no gain or loss for accounting purposes. The expenses of the exchange offer will be capitalized and expensed over the term of the Exchange Notes.
Transfer Taxes
If you tender outstanding Old Notes for exchange you will not be obligated to pay any transfer taxes. However, if you instruct us to register Exchange Notes in the name of, or request that your Old Notes not tendered or not accepted in the exchange offer be returned to, a person other than the registered tendering holder, you will be responsible for paying any transfer tax owed.

YOU MAY SUFFER ADVERSE CONSEQUENCES IF YOU FAIL TO EXCHANGE OUTSTANDING OLD NOTES.
If you do not tender your outstanding Old Notes, you will not have any further registration rights, except for the rights described in the Registration Rights Agreements and described above, and your Old Notes will continue to be subject to the provisions of the indenture governing the Old Notes regarding transfer and exchange of the Old Notes and the restrictions on transfer of the Old Notes imposed by the Securities Act and states securities law when we complete the exchange offer. These transfer restrictions are required because the Old Notes were issued under an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and applicable state securities laws. Accordingly, if you do not tender your Old Notes in the exchange offer, your ability to sell your Old Notes could be adversely affected. Once we have completed the exchange offer, holders who have not tendered notes will not continue to be entitled to any increase in interest rate that the indenture governing the Old Notes provides for if we do not complete the exchange offer.
Consequences of Failure to Exchange
The Old Notes that are not exchanged for Exchange Notes pursuant to the exchange offer will remain restricted securities. Accordingly, the Old Notes may be resold only:

(1)	to us upon redemption thereof or otherwise;

(2)
so long as the outstanding securities are eligible for resale pursuant to Rule 144A, to a person inside the United States who is a qualified institutional buyer within the meaning of Rule 144A under the Securities Act in a transaction meeting the requirements of Rule 144A, in accordance with Rule 144 under the Securities Act, or pursuant to another exemption from the registration requirements of the Securities Act, which other exemption is based upon an opinion of counsel reasonably acceptable to us;

(3)	outside the United States to a foreign person in a transaction meeting the requirements of Rule 904 under the Securities Act; or

(4)	pursuant to an effective registration statement under the Securities Act, in each case in accordance with any applicable securities laws of any state of the United States.
Shelf Registration
The Registration Rights Agreements also require that we file a shelf registration statement if:

(1)	we cannot file a registration statement for the exchange offer because the exchange offer is not permitted by law or SEC policy;

(2)	a law or SEC policy prohibits a holder from participating in the exchange offer;

(3)	a holder cannot resell the Exchange Notes it acquires in the exchange offer without delivering a prospectus and this prospectus is not appropriate or available for resales by the holder; or

(4)	a holder is a broker-dealer and holds notes acquired directly from us or one of our affiliates.
We will also register the Exchange Notes under the securities laws of jurisdictions that holders may request before offering or selling notes in a public offering. We do not intend to register Exchange Notes in any jurisdiction unless a holder requests that we do so.
Old Notes may be subject to restrictions on transfer until:

(1)	a person other than a broker-dealer has exchanged the Old Notes in the exchange offer;

(2)	a broker-dealer has exchanged the Old Notes in the exchange offer and sells them to a purchaser that receives a prospectus from the broker, dealer on or before the sale;

(3)	the Old Notes are sold under an effective shelf registration statement that we have filed; or

(4)	the Old Notes are sold to the public under Rule 144 of the Securities Act.

DESCRIPTION OF SECOND LIEN EXCHANGE NOTES
In this description, references to the “ Second Lien Notes ” are to the Second Lien Exchange Notes, unless the context otherwise requires. We issued the Old Second Lien Notes and will issue the Second Lien Exchange Notes pursuant to an indenture (the “ Second Lien Notes Indenture ”) dated as of November 4, 2011, among Kinetic Concepts, Inc., a Texas corporation (“ KCI ”), KCI USA, Inc., a Delaware corporation, (“KCI USA”), Chiron Merger Sub, Inc., a Texas corporation (“ Chiron ”), the Guarantors and Wilmington Trust, National Association, as trustee (the “ Trustee ”). Upon consummation of the Acquisition, Chiron was merged into and survived by KCI. In this Description of Second Lien Exchange Notes, (i) the term “Issuer” refers only to KCI and KCI USA, as joint and several co-issuers of the Second Lien Notes, and not any of their Subsidiaries, and (ii) the term “Company” refers to Parent.

The terms of the Second Lien Notes include those stated in the Second Lien Notes Indenture and, except as specified below, those made part of such Second Lien Notes Indenture by reference to the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”). The Second Lien Notes are subject to all such terms pursuant to the provisions of the Second Lien Notes Indenture, and Holders of the Second Lien Notes are referred to the Second Lien Notes Indenture and the Trust Indenture Act for a statement thereof.

The following is a summary of the material provisions of the Second Lien Notes Indenture. Because this is a summary, it may not contain all the information that is important to you. You should read the Second Lien Notes Indenture in its entirety. Copies of the Second Lien Notes Indenture are available as described under “Where You Can Find More Information.” You can find the definitions of certain terms used in this description under “—Certain Definitions.”

Brief Description of the Second Lien Exchange Notes and the Second Lien Note Guarantees

The Second Lien Notes will be:

•	general senior obligations of the Issuer secured by a Second Priority Lien in the Collateral;

•	pari passu in right of payment with any existing and future Senior Indebtedness (including the Credit Agreement) of the Issuer;

•	effectively subordinated to all Secured Indebtedness of the Issuer (including the Credit Agreement) that is secured by a Lien that is senior or prior to the Second Priority Liens;

•	senior in right of payment to any future Subordinated Indebtedness of the Issuer;

•	fully and unconditionally guaranteed on a senior secured basis by each Guarantor; and

•	structurally subordinated to any existing and future Indebtedness and other liabilities, including preferred stock, of Non-Guarantors.

Each Note Guarantee (as defined below) will be:

•	a general senior obligation of the Guarantor secured by a Second Priority Lien in the Collateral;

•	pari passu in right of payment with any existing and future Senior Indebtedness (including the Credit Agreement) of the Guarantor;

•	effectively subordinated to all Secured Indebtedness of the Guarantor (including the Credit Agreement) that is secured by a Lien that is senior or prior to the Second Priority Liens; and

•	senior in right of payment to any future Subordinated Indebtedness of the Guarantor.

Principal, Maturity and Interest

We are offering to exchange $1,750 million of Second Lien Notes for $1,750 million of Second Lien Exchange Notes. The Second Lien Exchange Notes will mature on November 1, 2018.

The Second Lien Notes will be issued in minimum denominations of $2,000 and in integral multiples of $1,000 in excess thereof. The rights of Holders of beneficial interests in the Second Lien Notes to receive the payments on such Second Lien Notes are subject to applicable procedures of DTC. If the due date for any payment in respect of any Second Lien Notes is not a Business Day at the place at which such payment is due to be paid, the Holder thereof will not be entitled to payment of the amount due until the next succeeding Business Day at such place, and will not be entitled to any further interest or other payment as a result of any such delay.

The Issuer will issue an aggregate principal amount of $1,750,000,000 of Second Lien Notes on the Issue Date. The Second Lien Notes will mature on November 1, 2018. Interest on the Second Lien Notes will accrue at the rate per annum set forth on the cover of this prospectus and will be payable, in cash, semi-annually in arrears on May 1 and November 1 of each year, commencing on May 1, 2012, to Holders of record on the immediately preceding April 15 and October 15, respectively. Interest on the Second Lien Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of original issuance. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months. Each interest period will end on (but not include) the relevant interest payment date.

Additional Notes

The Issuer may issue additional Second Lien Notes (the “Additional Notes”) from time to time under the Second Lien Notes Indenture. The Second Lien Notes Indenture will provide for the issuance of additional notes having identical terms and conditions to the Second Lien Notes offered hereby, subject to compliance with the covenants contained in the Second Lien Notes Indenture. Additional Notes will be part of the same issue as the Second Lien Notes offered hereby under the Second Lien Notes Indenture for all purposes, including waivers, amendments, redemptions and offers to purchase.

Payments

Principal of, and premium, if any, interest and Additional Interest, if any, on the Second Lien Notes will be payable at the office or agency of the Issuer maintained for such purpose (the “Paying Agent”) or, at the option of the paying agent, payment of interest and Additional Interest, if any, may be made by check mailed to the Holders of the Second Lien Notes at their respective addresses set forth in the register of Holders provided that all payments of principal, premium, if any, interest and Additional Interest, if any, with respect to Second Lien Notes represented by one or more global notes registered in the name of or held by the DTC or its nominee will be made by wire transfer of immediately available funds to the accounts specified by the Holders thereof. Until otherwise designated by the Issuer, the Issuer’s office or agency will be the office of the Trustee maintained for such purpose.

Guarantees

The obligations of the Issuer under the Second Lien Notes and the Second Lien Notes Indenture will initially be, jointly and severally, fully and unconditionally guaranteed on a senior secured basis (the “Note Guarantees”) by Parent, Topco, Holdings, LifeCell and each existing and future wholly-owned Subsidiary that Guarantees the Issuer’s obligations under the Credit Agreement. Following the Issue Date, Subsidiaries will be required to Guarantee the Second Lien Notes to the extent described in “Certain Covenants—Limitation on Guarantees.”

Each Note Guarantee will be limited to the maximum amount that would not render the Guarantor’s obligations subject to avoidance under applicable fraudulent conveyance provisions of the United States Bankruptcy Code or any comparable provision of foreign or state law to comply with corporate benefit, financial assistance and other laws. By virtue of this limitation, a Guarantor’s obligation under its Note Guarantee could be significantly less than amounts payable with respect to the Second Lien Notes, or a Guarantor may have effectively no obligation under its Note Guarantee. See “Risk Factors—Risks Related to the Notes—Under certain circumstances a court could cancel the notes or the related guarantees and the security interests that secure the second lien notes and any guarantees under fraudulent conveyance laws.”

The Note Guarantee of a Guarantor will terminate upon:

(1)
other than in the case of Parent, Topco, Holdings or any other direct or indirect parent of the Issuer, a sale or other disposition (including by way of consolidation or merger) of the Capital Stock of such Guarantor or the sale or disposition of all or substantially all the assets of the Guarantor (other than to the Company or a Restricted Subsidiary) otherwise permitted by the Second Lien Notes Indenture,

(2)
the designation in accordance with the Second Lien Notes Indenture of the Guarantor as an Unrestricted Subsidiary or the occurrence of any event after which the Guarantor is no longer a Restricted Subsidiary,

(3)	defeasance or discharge of the Second Lien Notes, as provided in “—Defeasance” and “—Satisfaction and Discharge,” or

(4)	upon the achievement of Investment Grade Status by the Second Lien Notes; provided that such Note Guarantee shall be reinstated upon the Reversion Date.

  The Parent will waive its Guernsey customary law rights in respect of the Note Guarantee whereby the Parent may otherwise have required that (i) recourse be had to the assets of another Person before any claim is enforced against the Parent and (ii) any liability be divided or apportioned with any other Person or reduced.

Claims of creditors of Non-Guarantor Subsidiaries, including trade creditors, secured creditors and creditors holding debt and guarantees issued by those Subsidiaries, and claims of preferred and minority stockholders (if any) of those Subsidiaries and claims against joint ventures generally will have priority with respect to the assets and earnings of those Subsidiaries and joint ventures over the claims of creditors of the Company, including Holders of the Second Lien Notes. The Second Lien Notes and each Note Guarantee therefore will be effectively subordinated to creditors (including trade creditors) and preferred and minority stockholders (if any) of Subsidiaries of the Company (other than the Guarantors) and joint ventures. Although the Second Lien Notes Indenture limits the incurrence of Indebtedness, Disqualified Stock and Preferred Stock of Restricted Subsidiaries, the limitation is subject to a number of significant exceptions. Moreover, the Second Lien Notes Indenture does not impose any limitation on the incurrence by Restricted Subsidiaries of liabilities that are not considered Indebtedness, Disqualified Stock or Preferred Stock under the Second Lien Notes Indenture. See “—Certain Covenants—Limitation on Indebtedness.”

Security

General

The Second Lien Notes and the Issuer’s and Guarantors’ obligations under the Second Lien Notes Indenture and the Note Guarantees and any future Second Lien Indebtedness will be secured by Second Priority Liens granted by the Issuer, the Guarantors and any future Guarantor on substantially all of the assets of the Issuer and the Guarantors (whether now owned or hereafter arising or acquired), subject to certain exceptions, Permitted Liens and encumbrances described in the Second Lien Notes Indenture and the Security Documents.

In the Security Documents, the Issuer and the Guarantors, subject to certain exceptions described below or as set forth in the Security Documents, grant security interests in (collectively, excluding the Excluded Property, the “Collateral”):

(1)	100% of the Capital Stock of certain existing and future wholly owned Domestic Subsidiaries of the Company;

(2)	65% of the Voting Stock of certain existing and future wholly owned material “first tier” Foreign Subsidiaries of the Issuer or any Guarantor;

(3)
substantially all of the other property and assets (including fee-owned real property and tangible and intangible personal property such as, among other assets, intellectual property, investment property, accounts receivable, inventory, equipment and contract rights), in each case, that are held by the Issuer or any of the Guarantors, to the extent that such assets secure the First Priority Obligations and to the extent that a second priority security interest is able to be granted or perfected therein.

The Second Lien Notes Indenture and the Security Documents exclude certain property from the Collateral (the “ Excluded Property ”), including:

(1)	any property or assets owned by any Foreign Subsidiaries;

(2)	any fee-owned real property with a value of less than the amount provided in the Security Documents held by the Issuer or any Guarantor and all leasehold interests in real property;

(3)
any vehicle covered by a certificate of title or ownership, any other assets subject to certificates of title to the extent a lien therein cannot be perfected by the filing of a UCC financing statement (or equivalent), letter of credit rights and commercial tort claims;

(4)	any deposit accounts, securities accounts or cash, other than any proceeds of other Collateral;

(5)	any assets where a pledge and security interest thereon is prohibited by applicable law, rule or regulation;

(6)
any lease, license or other agreement or any property subject to a purchase money security interest, Capitalized Lease Obligations or similar arrangements, in each case, to the extent permitted under the Second Lien Notes Indenture to the extent that a grant of a security interest therein would violate or invalidate such lease, license or agreement, purchase money, capital lease or a similar arrangement or create a right of termination in favor of any other party thereto (other than the Issuer or a Guarantor) after giving effect to the applicable anti-assignment provisions of the Uniform Commercial Code or other applicable law, other than proceeds and receivables thereof, the assignment of which is expressly deemed effective under applicable law notwithstanding such prohibition; and

(7)	certain other exceptions described in the Security Documents.

Subject to the foregoing, if property that is intended to be Collateral is acquired by the Issuer or a Guarantor (including property of a Person that becomes a new Guarantor) that is not automatically subject to a perfected security interest under the Security Documents, then the Issuer or such Guarantor will provide a Second Priority Lien over such property (or, in the case of a new Guarantor, such of its property) in favor of the Collateral Agent and deliver certain certificates and opinions in respect thereof, all as and to the extent required by the Second Lien Notes Indenture, the Intercreditor Agreement or the Security Documents.

As set out in more detail below, upon an enforcement event or insolvency or liquidation proceeding, proceeds from the Collateral will be applied first to satisfy First Priority Obligations and then ratably to satisfy obligations under the Second Lien Notes and Future Second Lien Indebtedness. In addition, the Second Lien Notes Indenture permits the Issuer and the Guarantors to create additional Liens under specified circumstances. See the definition of “Permitted Liens.”

The Collateral is pledged to (1) the collateral agent under the Credit Agreement, on a first priority basis, for the ratable benefit of the First Priority Secured Parties to secure the First Priority Obligations and (2) the Collateral Agent, on a second priority basis, for the benefit of the Trustee and the Holders of the Second Lien Notes and holders of Future Second Lien Indebtedness. The Second Priority Obligations constitute claims separate and apart from (and of a different class from) the First Priority Obligations. The Second Priority Obligations are junior and subordinate to the First Priority Obligations.

After the Discharge of Senior Lender Claims to the extent any Future Second Lien Indebtedness is outstanding, in the case of an Event of Default under the Second Lien Notes Indenture or an event of default under any agreement or instrument evidencing Future Second Lien Indebtedness, the Collateral Agent will exercise remedies and sell the Collateral at the direction of the holders of the majority in the aggregate outstanding principal amount of all Second Priority Obligations; provided that if the Collateral Agent has asked the holders of Second Priority Obligations for instructions and the applicable holders have not yet responded to such request, the Collateral Agent will be authorized to take such actions which the Collateral Agent believes to be reasonably required to promote and protect the interests of the holders of the Second Priority Obligations and/or to preserve the value of the Collateral.

To the extent that Liens (including Permitted Liens), rights or easements granted to third parties encumber assets located on property owned by the Issuer or the Guarantors, including the Collateral, such third parties may exercise rights and remedies with respect to the property subject to such Liens that could adversely affect the value of the Collateral and the ability of the Collateral Agent, the Trustee or the Holders of the Second Lien Notes to realize or foreclose on Collateral.

Certain Bankruptcy Limitations

The right of the Collateral Agent to repossess and dispose of the Collateral upon the occurrence of an Event of Default would be significantly impaired by bankruptcy law in the event that a bankruptcy case were to be commenced by or against the Issuer or any Guarantor prior to the Collateral Agent’s having repossessed and disposed of the Collateral. Upon the commencement of a case for relief under Title 11 of the United States Code, as amended (the “Bankruptcy Code”), a secured creditor such as the Collateral Agent is prohibited from repossessing its security from a debtor in a bankruptcy case, or from disposing of security without bankruptcy court approval.

In view of the broad equitable powers of a U.S. bankruptcy court, it is impossible to predict how long payments under the Second Lien Notes could be delayed following commencement of a bankruptcy case, whether or when the Collateral Agent could repossess or dispose of the Collateral, the value of the Collateral at any time during a bankruptcy case or whether or to what extent Holders of the Second Lien Notes would be compensated for any delay in payment or loss of value of the Collateral. The Bankruptcy Code permits only the payment and/or accrual of Post-Petition Interest, costs and attorneys’ fees to a secured creditor during a debtor’s bankruptcy case to the extent the value of such creditor’s interest in the Collateral is determined by the bankruptcy court to exceed the aggregate outstanding principal amount of the obligations secured by the Collateral.

Furthermore, in the event a bankruptcy court determines that the value of the Collateral is not sufficient to repay all amounts due on the Second Lien Notes, the Holders of the Second Lien Notes would hold secured claims only to the extent of the value of the Collateral to which the Holders of the Second Lien Notes are entitled, and unsecured claims with respect to such shortfall.

Release of Liens

The Security Documents, the Intercreditor Agreement and the Second Lien Notes Indenture provide that the Second Priority Liens securing the Note Guarantee of any Guarantor will be automatically released when such Guarantor’s Note Guarantee is released in accordance with the terms of the Second Lien Notes Indenture. In addition, the Second Priority Liens securing the obligations under the Second Lien Notes and the Second Lien Notes Indenture will be released (a) in whole, upon a legal defeasance or a covenant defeasance of the Second Lien Notes as set forth below under “—Defeasance,” (b) in whole, upon satisfaction and discharge of the Second Lien Notes Indenture, (c) in whole, upon payment in full of principal, interest and all other obligations on the Second Lien Notes issued under the Second Lien Notes Indenture, (d) in whole or in part, with the consent of the requisite Holders of the Second Lien Notes in accordance with the provisions under “—Amendments and Waivers,” including consents obtained in connection with a tender offer or exchange offer for, or purchase of, Second Lien Notes and (e) in part, as to any asset constituting Collateral (A) that is sold or otherwise disposed of (I) by the Company or any of the Guarantors in a transaction permitted by “—Certain Covenants—Limitation on Sales of Assets and Subsidiary Stock” and by the Security Documents (to the extent of the interest sold or disposed of) or otherwise permitted by the Second Lien Notes Indenture and the Security Documents, if all other Liens on that asset securing the First Priority Obligations then secured by that asset (including all commitments thereunder) are released or (II) in connection with the taking of an enforcement action by the First Priority Designated Agent in respect of the First Priority Obligations, (B) that is held by a Guarantor that ceases to be a Guarantor, (C) that becomes Excluded Property or (D) that is otherwise released in accordance with, and as expressly provided for by the terms of, the Second Lien Notes Indenture, the Intercreditor Agreement and the Security Documents; provided that, on the date of Discharge of Senior Lender Claims, the Second Priority Liens on the Collateral will not be released, except to the extent that such Collateral or any portion thereof was disposed of in compliance with the terms of the Intercreditor Agreement in order to repay First Priority Obligations secured by such Collateral; provided further that, in no event shall the Second Priority Liens on the Collateral have priority over any First Priority Liens, whether arising prior to or after the date of such Discharge of Senior Lender Claims. See “—Intercreditor Agreement.”

To the extent required under the TIA, the Company will comply with Section 313(b) of the TIA, relating to reports, and, following qualification of the Second Lien Notes Indenture under the TIA (if required), Section 314(d) of the TIA, relating to the release of property and to the substitution therefor of any property to be pledged as Collateral for the Second Lien Notes. Any certificate or opinion required by Section 314(d) of the TIA may be made by an officer of the Company except in cases where Section 314(d) requires that such certificate or opinion be made by an independent engineer, appraiser or other expert, who shall be reasonably satisfactory to the Trustee. So long as we do not qualify the Second Lien Notes Indenture under the TIA, Section 314(d) of the TIA will not apply to the Second Lien Notes Indenture. In every instance that the Trustee or the Collateral Agent is asked to acknowledge a release, the Company shall deliver an Officers’ Certificate stating that all conditions to the release in the Second Lien Notes Indenture, the Security Documents and the Intercreditor Agreement have been satisfied.

The Capital Stock of any Subsidiary of the Company will constitute Collateral securing the Second Lien Notes and the related Note Guarantees only to the extent that such Capital Stock can secure such Second Lien Notes and Note Guarantees without Rule 3-16 of Regulation S-X (or any other law, rule or regulation) requiring separate financial statements of such Subsidiary to be filed with the SEC (or any other governmental agency). In the event that Rule 3-16 of Regulation S-X requires or is amended, modified or interpreted by the SEC to require (or is replaced with another rule or regulation, or any other law, rule or regulation is adopted, which would require) the filing with the SEC (or any other governmental agency) of separate financial statements of any such Subsidiary due to the fact that such Subsidiary’s Capital Stock secures the Second Lien Notes and the Note Guarantees, then such Capital Stock shall automatically be deemed not to be part of the Collateral securing the Second Lien Notes and Note Guarantees (but only to the extent necessary to not be subject to such requirement). In such event, the Security Documents may be amended or modified, without the consent of any Holder, to the extent necessary to release the security interests on the Capital Stock that are so deemed to no longer constitute part of the Collateral.

In the event that Rule 3-16 of Regulation S-X is amended, modified or interpreted by the SEC to permit (or is replaced with another rule or regulation, or any other law, rule or regulation is adopted, which would permit) such Subsidiary’s Capital Stock to secure the Second Lien Notes and the Note Guarantees in excess of the amount then pledged without the filing with the SEC (or any other governmental agency) of separate financial statements of any such Subsidiary, then the Capital Stock of such Subsidiary shall automatically be deemed to be a part of the Collateral securing the Second Lien Notes and Note Guarantees (but only to the extent such Subsidiary would not be subject to any such financial statement requirement). In such event, the Security Documents may be amended or modified, without the consent of any Holder, to the extent necessary to subject to the Liens under the Security Documents such additional Capital Stock.

In accordance with the limitations set forth in the two immediately preceding paragraphs, as of the date of this prospectus, the Collateral securing the Second Lien Notes and the Note Guarantees will include Capital Stock of any Subsidiaries of the Company only to the extent that the applicable value of such Capital Stock (on an entity-by-entity basis) is less than 20% of the aggregate principal amount of the Second Lien Notes (including any Additional Notes) outstanding. The applicable value of the Capital Stock of any entity is deemed to be the greatest of its par value, book value or market value. The portion of the Capital Stock of the Subsidiaries constituting Collateral securing the Second Lien Notes and the related Note Guarantees may decrease or increase as the value of such Capital Stock changes as described above (but not, for the avoidance of doubt, above the maximum percentage of such Capital Stock required to be pledged as Collateral). See “Risk Factors—Risks Related to the Notes—The ability of the collateral agent to realize upon the capital stock securing the second lien notes will be automatically limited to the extent the pledge of such capital stock would require the filing with the SEC of separate financial statements for any of our subsidiaries.”

Intercreditor Agreement

The Collateral Agent and the First Lien Agent entered into the Intercreditor Agreement, which may be amended from time to time to add other parties holding Future Second Lien Indebtedness and other First Priority Obligations permitted to be incurred under the Second Lien Notes Indenture. Pursuant to the terms of the Intercreditor Agreement, at any time prior to the Discharge of Senior Lender Claims, except as otherwise provided in the Intercreditor Agreement, each First Lien Agent and the holders of the First Priority Obligations has the exclusive right to enforce rights, exercise remedies (including setoff and the right to credit bid their debt) and to make determinations regarding the release, disposition or restrictions with respect to Collateral without any consultation with, or the consent of, the Trustee or the Holders, and the Collateral Agent and Trustee are not permitted to enforce the security interests even if an Event of Default under the Second Lien Notes Indenture has occurred and the Notes have been accelerated except (a) in any insolvency or liquidation proceeding, as necessary to file a proof of claim or statement of interest with respect to such Second Lien Notes, (b) as necessary to take any action in order to create, prove, perfect, preserve or protect (but not enforce) its rights in, and the perfection and priority of its Lien on, the Collateral securing the Second Priority Liens, (c) in any insolvency or liquidation proceeding commenced by or against the Issuer or any Guarantor, the Collateral Agent may file any necessary or responsive pleadings in opposition to any motion, adversary proceeding or other pleading filed by any person objecting to or otherwise seeking disallowance of the claim or Lien of the Collateral Agent or the Holders, (d) the Collateral Agent may file any pleadings, objections, motions, or agreements which assert rights available to unsecured creditors of the Issuer or any Guarantor arising under any insolvency or liquidation proceeding or applicable non-bankruptcy law and (e) the Collateral Agent or the Holders may vote on any plan of reorganization in any insolvency or liquidation proceeding of the Issuer or any Guarantor, in each case (a) through (e) above to the extent such action is not inconsistent with, or could not result in a resolution inconsistent with, the terms of the Intercreditor Agreement. See “Risk Factors—Risks Related to the Notes—The lien on the Collateral securing the Second Lien Notes is junior and subordinate to the lien on the collateral securing our Credit Facilities and certain other first lien obligations.”

So long as the Discharge of Senior Lender Claims has not occurred, the Collateral or proceeds thereof received in connection with the sale or other disposition of, or collection on, such Collateral upon the exercise of remedies as a secured party, shall be applied by the First Priority Designated Agent to the First Priority Obligations in such order as specified in the relevant First Priority Documents until the Discharge of Senior Lender Claims has occurred. Upon the Discharge of Senior Lender Claims, the First Priority Designated Agent shall deliver promptly to the Collateral Agent any Collateral or proceeds thereof held by it in the same form as received, with any necessary endorsements or as a court of competent jurisdiction may otherwise direct. After the Discharge of Senior Lender Claims, the Collateral Agent in accordance with the provisions of the Second Lien Notes Indenture and the Security Documents will distribute all cash proceeds (after payment of the costs of enforcement and collateral administration and any other amounts owed to the Collateral Agent, the Trustee and any other second priority agent) of the Collateral received by it ratably to amounts owing to the holders of Second Priority Obligations secured by such Collateral in accordance with the terms of the Security Documents and the Second Lien Notes Indenture. The proceeds from the sale of the Collateral remaining after the satisfaction of all First Priority Obligations may not be sufficient to satisfy the obligations owed to the Holders. None of the Collateral has been appraised in connection with the offering of the Second Lien Notes. The fair market value of the Collateral is subject to fluctuations based on factors that include, among others, the condition of our industry, our ability to implement our business strategy, the ability to sell the Collateral in an orderly sale, general economic conditions, the availability of buyers and similar factors. The amount to be received upon a sale of the Collateral would be dependent on numerous factors, including but not limited to the actual fair market value of the Collateral at such time and the timing and the manner of the sale. By its nature, portions of the Collateral may be illiquid and may have no readily ascertainable market value. Likewise, there can be no assurance that the Collateral will be saleable, or, if saleable, that there will not be substantial delays in its liquidation. In the event of a foreclosure, liquidation, bankruptcy or similar proceeding, we cannot assure you that the proceeds from any sale or liquidation of the Collateral will be sufficient to pay our obligations under the Second Lien Notes. In addition, the fact that the First Priority Lenders will receive proceeds from enforcement of the Collateral before Holders of the Second Lien Notes and that other Persons may have First Priority Liens in respect of Collateral subject to Permitted Liens could have a material adverse effect on the amount that Holders of the Second Lien Notes would receive upon a sale or other disposition of the Collateral. Accordingly, there can be no assurance that proceeds of any sale of the Collateral pursuant to the Second Lien Notes Indenture and the related Security Documents following an Event of Default would be sufficient to satisfy, or would not be substantially less than, amounts due under the Second Lien Notes. In addition, in the event of a bankruptcy, the ability of the Holders to realize upon any of the Collateral may be subject to certain bankruptcy law limitations as described below.

If the proceeds from a sale or other disposition of the Collateral were not sufficient to repay all amounts due on the Second Lien Notes, the Holders of the Second Lien Notes (to the extent not repaid from the proceeds of the sale of the Collateral) would have only an unsecured claim against the remaining assets of the Issuer and the Guarantors.

In the event that the First Priority Designated Agent or the holders of First Priority Obligations enter into any amendment, waiver or consent in respect of or replace any security document securing First Priority Obligations, then such amendment, waiver or consent shall apply automatically to any comparable provision of each comparable Security Document without the consent of the Collateral Agent or the Holders; provided, that such amendment, waiver or consent does not materially adversely affect the rights of the Collateral Agent, Trustee and the Holders or the interests of the Collateral Agent, Trustee and the Holders in the Collateral and not the other creditors of the Issuer or such Guarantor, as the case may be, that have a security interest in the affected collateral in a like or similar manner (without regard to the fact that the Lien of such security documents securing First Priority Obligations is senior to the Lien of the comparable Security Document). The First Priority Designated Agent shall give written notice of such amendment, waiver or consent to the Collateral Agent; provided that the failure to give such notice shall not affect the effectiveness of such amendment, waiver or consent.

In addition, the Intercreditor Agreement will provide that, prior to the Discharge of Senior Lender Claims, the Intercreditor Agreement may be amended, without the consent of the Collateral Agent, the Trustee and the Holders, to add additional secured creditors holding First Priority Obligations or Future Second Lien Indebtedness so long as such First Priority Obligations or Future Second Lien Indebtedness are not prohibited by the provisions of the Second Lien Notes Indenture. Any provider of additional extensions of credit, the First Priority Designated Agent and the Collateral Agent shall be entitled to rely on the determination of officers of the Issuer that such modifications do not violate the provisions of the Second Lien Notes Indenture or the Second Priority Documents if such determination is set forth in an Officer’s Certificate delivered to such party, the First Priority Designated Agent and the Collateral Agent; provided, however, that such determination will not affect whether or not the Issuer has complied with its undertakings in the Second Lien Notes Indenture or the Second Priority Documents.

In addition, if the Issuer or any Guarantor is subject to any insolvency or liquidation proceeding, the Collateral Agent, the Trustee and the Holders agree that:

(1)
if any First Lien Agent shall desire to permit the use of cash collateral or to permit the Issuer or any Guarantor to obtain financing under Section 363 or Section 364 of the United States Bankruptcy Code or any similar provision in any bankruptcy law (“DIP Financing”), then the Collateral Agent and the holders agree not to object to, and will not support any objection to, such use of cash collateral or DIP Financing and will not request adequate protection or any other relief in connection therewith (except to the extent permitted by clause (5) below) and, to the extent the Liens securing First Priority Obligations are subordinated or pari passu with such DIP Financing, will subordinate its Liens in the Collateral to (x) the Liens securing such DIP Financing (and all Obligations relating thereto), (y) any adequate protection provided to such First Lien Agent or the holders of First Priority Obligations or (z) any carve-out for fees agreed to by such First Lien Agent or the holders of First Priority Obligations, in each case on the same basis as their Liens are subordinated to the Liens securing the First Priority Obligations;

(2)
they will not object to, will not support any objection to and will not otherwise contest any motion for relief from the automatic stay or from any injunction against foreclosure or enforcement in respect of First Priority Obligations made by the First Lien Agent or any holder of such obligations;

(3)
they will not object to, will not support any objection to and will not otherwise contest any order relating to a sale of assets of the Issuer or any Guarantor for which the First Lien Agent has consented that provides, to the extent the sale is to be free and clear of Liens, that the Liens securing First Priority Obligations and the Second Lien Notes will attach to the proceeds of the sale on the same basis of priority as the existing Liens in accordance with the Intercreditor Agreement;

(4)
until the Discharge of Senior Lender Claims, none of them will seek relief from the automatic stay or any other stay in any insolvency or liquidation proceeding in respect of the collateral, without the prior written consent of the First Lien Agent and the required lenders under the Credit Agreement;

(5)
none of them shall contest (or support any other Person contesting) (a) any request by the First Lien Agent or the holders of First Priority Obligations for adequate protection, (b) any objection by the First Lien Agent or the holders of First Priority Obligations to any motion, relief, action or proceeding based on the First Lien Agent’s or the holders of First Priority Obligations’ claiming a lack of adequate protection or (c) the payment of interest, fees, expenses or other amounts to the First Lien Agent or the holders of First Priority Obligations. Notwithstanding the foregoing, in any insolvency or liquidation proceeding, (i) if the holders of First Priority Obligations (or any subset thereof) are granted adequate protection in the form of additional collateral and/or superpriority claims in connection with any DIP Financing or use of cash collateral under Section 363 or Section 364 of Title 11 of the United States Bankruptcy Code or any similar law, then the Collateral Agent (A) may seek or request adequate protection in the form of (x) a replacement Lien on such additional collateral, which Lien is subordinated to the Liens securing the First Priority Obligations and such DIP Financing (and all Obligations relating thereto) on the same basis as the other Liens securing the Second Lien Notes are so subordinated to the Liens securing First Priority Obligations under the Intercreditor Agreement and (y) superpriority claims junior in all respects to the superpriority claims granted to the holders of First Priority Obligations, and (B) agrees that it will not seek or request, and will not accept, without the express written consent of the First Lien Agent, adequate protection in any other form, and (ii) (A) in the event the Collateral Agent seeks or requests adequate protection and such adequate protection is granted in the form of additional collateral, then the Collateral Agent and the Holders agree that the holders of the First Priority Obligations shall also be granted a senior Lien on such additional collateral as security for the applicable First Priority Obligations and any such DIP Financing and that any Lien on such additional collateral securing the Second Lien Notes shall be subordinated to the Liens on such collateral securing the First Priority Obligations and any such DIP Financing (and all Obligations relating thereto) and any other Liens granted to the holders of First Priority Obligations as adequate protection on the same basis as the other Liens securing the Second Lien Notes are so subordinated to such Liens securing First Priority Obligations under the Intercreditor Agreement, and (B) in the event the Collateral Agent seeks or requests adequate protection and such adequate protection is granted in the form of a superpriority claim, then the Collateral Agent and the Holders agree that the holders of the First Priority Obligations shall also be granted a superpriority claim, which superpriority claim will be senior in all respects to the superpriority claim granted to the Collateral Agent and the Holders. Notwithstanding the foregoing, if the holders of First Priority Obligations are deemed by a court of competent jurisdiction in any insolvency or liquidation proceeding to be entitled to receive adequate protection in the form of payments in the amount of current Post-Petition Interest, incurred fees and expenses or other cash payments, then the Collateral Agent and the Holders shall not be prohibited from seeking or receiving adequate protection in the form of payments in the amount of current Post-Petition Interest, incurred fees and expenses or other cash payments; and

(6)
until the Discharge of Senior Lender Claims has occurred, the Collateral Agent, on behalf of itself and each Holder, (i) will not assert or enforce any claim under Section 506(c) of the United States Bankruptcy Code senior to or on a parity with the Liens securing the First Priority Obligations for costs or expenses of preserving or disposing of any collateral, and (ii) waives any claim it may have arising out of the election by any holder of First Priority Obligations of the application of Section 1111(b)(2) of the United States Bankruptcy Code.

Subject to the terms of the Security Documents, the Issuer and the Guarantors have the right to remain in possession and retain exclusive control of the Collateral securing the Second Lien Notes (other than any cash, securities, obligations and Cash Equivalents constituting part of the Collateral and deposited with the First Priority Designated Agent in accordance with the provisions of the Security Documents and other than as set forth in the Security Documents), to freely operate the Collateral and to collect, invest and dispose of any income therefrom.

No Impairment of the Security Interests

Except as otherwise permitted under the Second Lien Notes Indenture, the Intercreditor Agreement and the Security Documents, neither the Issuer nor any of the Guarantors will be permitted to take any action, or knowingly omit to take any action, which action or omission would have the result of materially impairing the security interest with respect to the Collateral for the benefit of the Trustee, the Collateral Agent and the Holders of the Second Lien Notes.

Additional Amounts

All payments made by any Foreign Guarantor under or with respect to any Note Guarantee will be made free and clear of and without withholding or deduction for, or on account of, any present or future tax, duty, levy, assessment or other governmental charge, including any related interest, penalties or additions to tax (“Taxes”), unless such withholding or deduction of such Taxes is then required by law. If any deduction or withholding for, or on account of, any Taxes imposed or levied by or on behalf of (1) any jurisdiction in which any Foreign Guarantor is incorporated or organized, engaged in business for tax purposes or resident for tax purposes, or any political subdivision thereof or therein or (2) any jurisdiction from or through which payment is made by or on behalf of any Foreign Guarantor, or any political subdivision thereof or therein (each, a “Relevant Tax Jurisdiction”) will at any time be required to be made in respect of any payments made by any Foreign Guarantor under or with respect to any Guarantee, including payments of principal, redemption price, interest or premium, the relevant Foreign Guarantor will pay such additional amounts (the “Additional Amounts”) as may be necessary in order that the net amounts received in respect of such payments by each beneficial owner after such withholding or deduction by the applicable withholding agent (including any such withholding or deduction from such Additional Amounts) will equal the respective amounts that would have been received in respect of such payments in the absence of such withholding or deduction; provided, however, that no Additional Amounts will be payable with respect to:

(1) any Taxes, to the extent such Taxes would not have been imposed but for the existence of any actual or deemed present or former connection between the Holder or the beneficial owner of the Second Lien Notes and the Relevant Tax Jurisdiction (including being a resident of such jurisdiction for Tax purposes), other than any connection arising solely from the ownership or disposition of such Second Lien Note, the enforcement of such Second Lien Note or any Note Guarantee or the receipt of any payments under or with respect to such Second Lien Note or a Note Guarantee;

(2) any Tax imposed on or with respect to any payment by a Foreign Guarantor to the Holder if such Holder is a fiduciary or partnership or person other than the sole beneficial owner of such payment to the extent that Taxes would not have been imposed on such payment had the beneficiary, partner or other beneficial owner directly held the Second Lien Note, provided that there is no material cost or commercial or legal restriction to transferring the notes to the beneficiary, partner or other beneficial owner;

(3) any Taxes, to the extent such Taxes were imposed as a result of the presentation (where presentation is required in order to receive payment) of a Second Lien Note for payment more than 30 days after the relevant payment is first made available for payment to the Holder (except to the extent that the Holder would have been entitled to Additional Amounts had the Second Lien Note been presented on the last day of such 30 day period);

(4) any estate, inheritance, gift, sales, transfer or similar Taxes;

(5) any Taxes withheld, deducted or imposed on a payment to an individual that are required to be made pursuant to European Council Directive 2003/48/EC or any other directive implementing the conclusions of the ECOFIN Council meeting of November 26 and 27, 2000 on the taxation of savings income, or any law implementing or complying with or introduced in order to conform to, such directive;

(6) any U.S. federal withholding taxes;

(7) any Taxes payable other than by deduction or withholding from payments under or with respect to a Second Lien Note or any Note Guarantee of such Second Lien Note;

(8) any Taxes, to the extent such Taxes are imposed or withheld by reason of the failure of the Holder or beneficial owner of Second Lien Notes, to comply with any timely reasonable written request of any Foreign Guarantor addressed to the Holder or beneficial owner to satisfy any certification, identification, information or other reporting requirements, whether required by statute, treaty, regulation or administrative practice of a Relevant Tax Jurisdiction, as a precondition to exemption from, or reduction in the rate of deduction or withholding of, Taxes imposed by the Relevant Tax Jurisdiction (including, without limitation, a certification that the Holder or beneficial owner is not resident in the Relevant Tax Jurisdiction), but in each case only to the extent the Holder or beneficial owner is legally eligible to provide such certification or documentation;

(9) any combination of items (1) through (8) above.

In addition to the foregoing, each Foreign Guarantor will also pay and indemnify the Holder for any present or future stamp, issue, registration, court or documentary Taxes, or any other excise or property Taxes, duties or similar levies (including related penalties, interest and additions to Tax) which are levied by any Relevant Tax Jurisdiction (for the avoidance of doubt, excluding the United States, any state thereof or the District of Columbia or any political subdivision thereof or therein) on the execution, delivery, issuance, or registration of the Second Lien Notes Indenture, the Second Lien Notes, any Note Guarantee or any other document or instrument referred to therein, or the receipt of any payments under or with respect to, or enforcement of, the Second Lien Notes Indenture, the Second Lien Notes, any Note Guarantee or any other such document or instrument. No Guarantor will, however, pay any such amounts that are imposed on or result from a sale or other transfer or disposition of a note by a Holder or a beneficial owner and that would not have been imposed or resulted but for the existence of any actual or deemed present or former connection between such Holder or beneficial owner of the Second Lien Note and the Relevant Tax Jurisdiction, other than any connection arising solely from the ownership or disposition of such Second Lien Note, the enforcement of such Second Lien Note or any Note Guarantee or the receipt of any payments under or with respect to such Second Lien Note or a Note Guarantee.

If any Foreign Guarantor becomes aware that it will be obligated to pay Additional Amounts with respect to any payment under or with respect to the Second Lien Notes or any Note Guarantee, such Foreign Guarantor will deliver to the Trustee on a date that is at least 30 days prior to the date of that payment (unless the obligation to pay Additional Amounts arises less than 30 days prior to that payment date, in which case the Foreign Guarantor shall notify the Trustee promptly thereafter) an Officer’s Certificate stating the fact that Additional Amounts will be payable and the amount estimated to be so payable. The Officer’s Certificate must also set forth any other information reasonably necessary to enable the paying agent to pay such Additional Amounts to Holders on the relevant payment date. The Trustee shall be entitled to rely solely on such Officer’s Certificate as conclusive proof that such payments are necessary.

The relevant Foreign Guarantor will make all withholdings and deductions required by law to be withheld or deducted by it and will remit the full amount deducted or withheld to the relevant Tax authority in accordance with applicable law. The relevant Foreign Guarantor will use its reasonable efforts to obtain Tax receipts from each relevant Tax authority evidencing the payment of any Taxes so deducted or withheld. The relevant Foreign Guarantor will furnish to the Trustee (or to a Holder or beneficial owner upon written request), within a reasonable time after the date the payment of any Taxes so deducted or withheld is made, certified copies of Tax receipts evidencing payment by or such Foreign Guarantor, or if, notwithstanding such entity’s efforts to obtain receipts, receipts are not obtained, other evidence of payments by such entity.

Whenever in the Second Lien Notes Indenture or in this “Description of Second Lien Exchange Notes” there is referred to, in any context, the payment of principal, interest, premium, redemption price or other amounts with respect to any Second Lien Note, such reference shall be deemed to include the payment of Additional Amounts to the extent that, in such context, Additional Amounts are, were or would be payable in respect thereof.

The above obligations survive any termination, defeasance or discharge of the Second Lien Notes Indenture, any transfer by a Holder or beneficial owner of its Second Lien Notes, and apply, mutatis mutandis, to any successor Persons to any Foreign Guarantor and to any jurisdiction in which any successor Person to any Foreign Guarantor is incorporated or organized, engaged in business for tax purposes or resident for tax purposes or any jurisdiction from or through which payment is made by or on behalf of such Person on any Second Lien Note, Note Guarantee, and any political subdivision thereof or therein.

Optional Redemption

Except as set forth in the next three paragraphs, the Second Lien Notes are not redeemable at the option of the Issuer.

At any time prior to November 1, 2015, the Issuer may redeem the Second Lien Notes in whole or in part, at their option, upon not less than 30 nor more than 60 days’ prior notice at a redemption price equal to 100% of the principal amount of such Second Lien Notes plus the Applicable Premium as of, and accrued and unpaid interest and Additional Interest, if any, to the redemption date.

At any time and from time to time on or after November 1, 2015, the Issuer may redeem the Second Lien Notes in whole or in part, upon not less than 30 nor more than 60 days’ notice at a redemption price equal to the percentage of principal amount set forth below plus accrued and unpaid interest, if any, on the Second Lien Notes redeemed, to the applicable date of redemption, if redeemed during the twelve-month period beginning on November 1 of the year indicated below:

Year	Percentage
2015	105.250%
2016	102.625%
2017 and thereafter	100.000%

At any time and from time to time prior to November 1, 2014, the Issuer may redeem Second Lien Notes with the net cash proceeds received by the Issuer from any Equity Offering at a redemption price equal to 110.50% plus accrued and unpaid interest to the redemption date, in an aggregate principal amount for all such redemptions not to exceed 35% of the original aggregate principal amount of the Second Lien Notes (including Additional Notes); provided that

(1)	in each case the redemption takes place not later than 180 days after the closing of the related Equity Offering, and

(2)
not less than 50% of the original aggregate principal amount of the Second Lien Notes issued under the Second Lien Notes Indenture remains outstanding immediately thereafter (excluding Second Lien Notes held by the Company or any of its Restricted Subsidiaries).

Notice of redemption will be provided as set forth under “—Selection and Notice” below.

Any redemption and notice of redemption may, at the Issuer’s discretion, be subject to the satisfaction of one or more conditions precedent (including, in the case of a redemption related to an Equity Offering, the consummation of such Equity Offering).

If the optional redemption date is on or after an interest record date and on or before the related interest payment date, the accrued and unpaid interest will be paid to the Person in whose name the Second Lien Note is registered at the close of business on such record date, and no additional interest will be payable to Holders whose Second Lien Notes will be subject to redemption by the Issuer.

Unless the Issuer defaults in the payment of the redemption price, interest will cease to accrue on the Second Lien Notes or portions thereof called for redemption on the applicable redemption date.

Sinking Fund

The Issuer is not required to make mandatory redemption payments or sinking fund payments with respect to the Second Lien Notes. However, under certain circumstances, the Issuer may be required to offer to purchase Second Lien Notes as described under the captions “Change of Control” and “Certain Covenants—Limitations on Sales of Assets and Subsidiary Stock.” The Issuer may at any time and from time to time purchase Second Lien Notes in the open market or otherwise.

Selection and Notice

If less than all of the Second Lien Notes are to be redeemed at any time, the Trustee will select the Second Lien Notes for redemption in compliance with the requirements of the principal securities exchange, if any, on which the Second Lien Notes are listed, as certified to the Trustee by the Issuer, and in compliance with the requirements of DTC, or if Second Lien Notes are not so listed or such exchange prescribes no method of selection and the Second Lien Notes are not held through DTC or DTC prescribes no method of selection, on a pro rata basis, subject to adjustments so that no Note in an unauthorized denomination is redeemed in part and further; provided, however, that no Second Lien Note of $2,000 in aggregate principal amount or less shall be redeemed in part.

Notices of redemption will be delivered electronically or mailed by first-class mail at least 30 days but not more than 60 days before the redemption date to each Holder of Second Lien Notes to be redeemed at the address of such Holder appearing in the security register or otherwise in accordance with the procedures of DTC, except that redemption notices may be delivered electronically or mailed more than 60 days prior to a redemption date if the notice is issued in connection with a defeasance of the Second Lien Notes or a satisfaction and discharge of the Second Lien Notes Indenture.

If any Second Lien Note is to be redeemed in part only, the notice of redemption that relates to that Second Lien Note shall state the portion of the principal amount thereof to be redeemed, in which case a portion of the original Second Lien Note will be issued in the name of the Holder thereof upon cancellation of the original Second Lien Note. In the case of a global note, an appropriate notation will be made on such Second Lien Note to decrease the principal amount thereof to an amount equal to the unredeemed portion thereof. Subject to the terms of the applicable redemption notice (including any conditions contained therein), Second Lien Notes called for redemption become due on the date fixed for redemption. On and after the redemption date, unless the Issuer defaults in the payment of the redemption price, interest ceases to accrue on Second Lien Notes or portions of them called for redemption.

Change of Control

The Second Lien Notes Indenture provides that if a Change of Control occurs, unless the Issuer has previously or concurrently delivered a redemption notice with respect to all the outstanding Second Lien Notes as described under “—Optional Redemption,” the Issuer will make an offer to purchase all of the Second Lien Notes pursuant to the offer described below (the “Change of Control Offer”) at a price in cash (the “Change of Control Payment”) equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest, if any, to but excluding the date of repurchase, subject to the right of Holders of the Second Lien Notes of record on the relevant record date to receive interest due on the relevant interest payment date. Within 30 days following any Change of Control, the Issuer will deliver notice of such Change of Control Offer electronically or by first-class mail, with a copy to the Trustee, to each Holder of Second Lien Notes at the address of such Holder appearing in the security register or otherwise in accordance with the procedures of DTC, describing the transaction or transactions that constitute the Change of Control and offering to repurchase the Second Lien Notes for the specified purchase price on the date specified in the notice, which date will be no earlier than 30 days and no later than 60 days from the date such notice is delivered, pursuant to the procedures required by the Second Lien Notes Indenture and described in such notice.

The Issuer will comply, to the extent applicable, with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws or regulations are applicable in connection with the repurchase of Second Lien Notes pursuant to a Change of Control Offer. To the extent that the provisions of any securities laws or regulations conflict with the provisions of the Second Lien Notes Indenture, the Issuer will comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations described in the Second Lien Notes Indenture by virtue thereof.

Except as described above with respect to a Change of Control, the Second Lien Notes Indenture does not contain provisions that permit the Holders of the Second Lien Notes to require that the Issuer repurchase or redeem the Second Lien Notes in the event of a takeover, recapitalization or similar transaction.

The Credit Agreement provides, and future credit agreements or other agreements to which the Issuer becomes a party may provide, that certain change of control events with respect to the Issuer or the Issuer, as the case may be, would constitute a default thereunder (including a Change of Control under the Second Lien Notes Indenture) and prohibit or limit the Issuer from purchasing any Second Lien Notes pursuant to this covenant. In the event the Issuer is prohibited from purchasing the Second Lien Notes, the Issuer could seek the consent of its lenders to the purchase of the Second Lien Notes or could attempt to refinance the borrowings that contain such prohibition. If the Issuer does not obtain such consent or repay such borrowings, they will remain prohibited from purchasing the Second Lien Notes. In such case, the Issuer’s failure to purchase tendered Second Lien Notes would constitute an Event of Default under the Second Lien Notes Indenture.

Our ability to pay cash to the Holders of Second Lien Notes following the occurrence of a Change of Control may be limited by our then-existing financial resources. Therefore, sufficient funds may not be available when necessary to make any required repurchases. The Change of Control purchase feature of the Second Lien Notes may in certain circumstances make more difficult or discourage a sale or takeover of us and, thus, the removal of incumbent management. The Change of Control purchase feature is a result of negotiations between the Initial Purchasers and us. We have no present intention to engage in a transaction involving a Change of Control after the Issue Date, although it is possible that we could decide to do so in the future.

Subject to the limitations discussed below, we could, in the future, enter into certain transactions, including acquisitions, refinancings or other recapitalizations, that would not constitute a Change of Control under the Second Lien Notes Indenture, but that could increase the amount of Indebtedness outstanding at such time or otherwise affect our capital structure or credit ratings. Restrictions on our ability to incur additional Indebtedness are contained in the covenants described under “Certain Covenants—Limitation on Indebtedness” and “Certain Covenants—Limitation on Liens.” Such restrictions in the Second Lien Notes Indenture can be waived only with the consent of the Holders of a majority in principal amount of the Second Lien Notes then outstanding. Except for the limitations contained in such covenants, however, the Second Lien Notes Indenture will not contain any covenants or provisions that may afford Holders of the Second Lien Notes protection in the event of a highly leveraged transaction.

The Issuer will not be required to make a Change of Control Offer following a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in the Second Lien Notes Indenture applicable to a Change of Control Offer made by the Issuer and purchases all Second Lien Notes validly tendered and not withdrawn under such Change of Control Offer. Notwithstanding anything to the contrary herein, a Change of Control Offer may be made in advance of a Change of Control, conditional upon such Change of Control, if a definitive agreement is in place for the Change of Control at the time of making of the Change of Control Offer.

If Holders of not less than 90% in aggregate principal amount of the outstanding Second Lien Notes validly tender and do not withdraw such Second Lien Notes in a Change of Control Offer and the Issuer, or any third party making a Change of Control Offer in lieu of the Issuer as described above, purchases all of the Second Lien Notes validly tendered and not withdrawn by such Holders, the Issuer or such third party will have the right, upon not less than 30 nor more than 60 days’ prior notice, given not more than 30 days following such purchase pursuant to the Change of Control Offer described above, to redeem all Second Lien Notes that remain outstanding following such purchase at a price in cash equal to 101% of the principal amount thereof plus accrued and unpaid interest to but excluding the date of redemption.

The definition of “Change of Control” includes a disposition of all or substantially all of the assets of the Company and its Subsidiaries, taken as a whole, to any Person. Although there is a limited body of case law interpreting the phrase “substantially all,” there is no precise established definition of the phrase under applicable law. Accordingly, in certain circumstances there may be a degree of uncertainty as to whether a particular transaction would involve a disposition of “all or substantially all” of the assets of the Issuer and its Subsidiaries, taken as a whole. As a result, it may be unclear as to whether a Change of Control has occurred and whether a Holder of Second Lien Notes may require the Issuer to make an offer to repurchase the Second Lien Notes as described above.

The provisions under the Second Lien Notes Indenture relative to the Issuer’s obligation to make an offer to repurchase the Second Lien Notes as a result of a Change of Control may be waived or modified with the written consent of the Holders of a majority in principal amount of the Second Lien Notes then outstanding.

Certain Covenants

Set forth below are summaries of certain covenants that are contained in the Second Lien Notes Indenture.

Suspension of Covenants on Achievement of Investment Grade Status

Following the first day:

(a)	the Second Lien Notes have achieved Investment Grade Status; and

(b)	no Default or Event of Default has occurred and is continuing under the Second Lien Notes Indenture,

then, beginning on that day and continuing until the Reversion Date (as defined below), the Company and its Restricted Subsidiaries will not be subject to the provisions of the Second Lien Notes Indenture summarized under the following headings (collectively, the “Suspended Covenants”):

•	“—Limitation on Restricted Payments,”

•	“—Limitation on Indebtedness,”

•	“—Limitation on Restrictions on Distributions from Restricted Subsidiaries,”

•	“—Limitation on Affiliate Transactions,”

•	“—Limitation on Sales of Assets and Subsidiary Stock,”

•	“—Limitation on Guarantees,” and

•	The provisions of clause (3) of the first paragraph of “—Merger and Consolidation.”

If at any time the Second Lien Notes cease to have such Investment Grade Status or if a Default or Event of Default occurs and is continuing, then the Suspended Covenants will thereafter be reinstated as if such covenants had never been suspended (the “Reversion Date”) and be applicable pursuant to the terms of the Second Lien Notes Indenture (including in connection with performing any calculation or assessment to determine compliance with the terms of the Second Lien Notes Indenture), unless and until the Second Lien Notes subsequently attain Investment Grade Status and no Default or Event of Default is in existence (in which event the Suspended Covenants shall no longer be in effect for such time that the Second Lien Notes maintain an Investment Grade Status and no Default or Event of Default is in existence); provided, however, that no Default, Event of Default or breach of any kind shall be deemed to exist under the Second Lien Notes Indenture, the Registration Rights Agreement, the Second Lien Notes or the Note Guarantees with respect to the Suspended Covenants based on, and none of the Company or any of its Subsidiaries shall bear any liability for, any actions taken or events occurring during the Suspension Period (as defined below), or any actions taken at any time pursuant to any contractual obligation arising prior to the Reversion Date, regardless of whether such actions or events would have been permitted if the applicable Suspended Covenants remained in effect during such period. The period of time between the date of suspension of the covenants and the Reversion Date is referred to as the “Suspension Period.”

On the Reversion Date, all Indebtedness Incurred during the Suspension Period will be classified to have been Incurred pursuant to the first paragraph of “—Limitation on Indebtedness” or one of the clauses set forth in the second paragraph of “—Limitation on Indebtedness” (to the extent such Indebtedness would be permitted to be Incurred thereunder as of the Reversion Date and after giving effect to the Indebtedness Incurred prior to the Suspension Period and outstanding on the Reversion Date). To the extent such Indebtedness would not be so permitted to be Incurred pursuant to the first and second paragraphs of “—Limitation on Indebtedness,” such Indebtedness will be deemed to have been outstanding on the Issue Date, so that it is classified as permitted under clause (4)(c) of the second paragraph of “—Limitation on Indebtedness.” Calculations made after the Reversion Date of the amount available to be made as Restricted Payments under “—Limitation on Restricted Payments” will be made as though the covenants described under “—Limitation on Restricted Payments” had been in effect since the Issue Date and throughout the Suspension Period. Accordingly, Restricted Payments made during the Suspension Period will reduce the amount available to be made as Restricted Payments under the first paragraph of “—Limitation on Restricted Payments.” During the Suspension Period, any future obligation to grant further Note Guarantees shall be suspended. All such further obligation to grant Note Guarantees shall be reinstated upon the Reversion Date.

There can be no assurance that the Second Lien Notes will ever achieve or maintain Investment Grade Status.

Limitation on Indebtedness

The Company will not, and will not permit any of its Restricted Subsidiaries to, Incur any Indebtedness (including Acquired Indebtedness); provided, however, that the Company and any of its Restricted Subsidiaries may Incur Indebtedness (including Acquired Indebtedness), if on the date of such Incurrence and after giving pro forma effect thereto (including pro forma application of the proceeds thereof), the Fixed Charge Coverage Ratio for the Company and its Restricted Subsidiaries is greater than 2.00 to 1.00; provided, further, that Non-Guarantors may not Incur Indebtedness if, after giving pro forma effect to such Incurrence (including a pro forma application of the net proceeds therefrom), more than an aggregate of $100.0 million of Indebtedness of Non-Guarantors would be outstanding pursuant to this paragraph.

The first paragraph of this covenant will not prohibit the Incurrence of the following Indebtedness:

(1)
Indebtedness Incurred pursuant to any Credit Facility (including letters of credit or bankers’ acceptances issued or created under any Credit Facility), and any Refinancing Indebtedness in respect thereof and Guarantees in respect of such Indebtedness in a maximum aggregate principal amount at any time outstanding not exceeding (i) $2,850.0 million, plus (ii) in the case of any refinancing of any Indebtedness permitted under this clause or any portion thereof, the aggregate amount of fees, underwriting discounts, premiums and other costs and expenses Incurred in connection with such refinancing, less (iii) in the event of a LifeCell Disposition, the aggregate amount equal to the product of (A) the dollar amount set forth in clause (i) above and (B) the percentage that the Consolidated EBITDA of the property or assets in such LifeCell Disposition represented of Consolidated EBITDA of the Company, in each case for the period of the most recent four consecutive fiscal quarters ending prior to the date of such determination for which internal consolidated financial statements of the Company are available, with such pro forma adjustments as are consistent with the pro forma adjustments set forth in the definition of “Fixed Charge Coverage Ratio” and as determined in good faith by the Company;

(2)
Guarantees by the Company or any Restricted Subsidiary of Indebtedness of the Company or any Restricted Subsidiary so long as the Incurrence of such Indebtedness is permitted under the terms of the Second Lien Notes Indenture;

(3)
Indebtedness of the Company owing to and held by any Restricted Subsidiary or Indebtedness of a Restricted Subsidiary owing to and held by the Company or any Restricted Subsidiary; provided, however, that:

(a)
any subsequent issuance or transfer of Capital Stock or any other event which results in any such Indebtedness being beneficially held by a Person other than the Company or a Restricted Subsidiary of the Company; and

(b)	any sale or other transfer of any such Indebtedness to a Person other than the Company or a Restricted Subsidiary of the Company,

shall be deemed, in each case, to constitute an Incurrence of such Indebtedness by the Company or such Restricted Subsidiary, as the case may be;

(4)
Indebtedness represented by (a) the Second Lien Notes (other than any Additional Notes), including any Guarantee thereof, (b) any Second Lien Exchange Notes issued in exchange for such Second Lien Notes (including any Guarantee thereof), (c) any Indebtedness (other than Indebtedness incurred pursuant to clauses (1) and (3)) outstanding on the Issue Date, including the Senior Unsecured Debt issued on the Issue Date and the Redemption Note issued on the Issue Date, (d) Refinancing Indebtedness Incurred in respect of any Indebtedness described in this clause or clauses (5), (10) or (14) of this paragraph or Incurred pursuant to the first paragraph of this covenant, and (e) Management Advances;

(5)
Indebtedness of (x) the Company or any Restricted Subsidiary Incurred or issued to finance an acquisition or (y) Persons that are acquired by the Company or any Restricted Subsidiaries or merged into or consolidated with the Company or a Restricted Subsidiary in accordance with the terms of the Second Lien Notes Indenture; provided that after giving effect to such acquisition, merger or consolidation, either

(a)	the Company would be permitted to Incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph of this covenant, or

(b)	the Fixed Charge Coverage Ratio of the Company and the Restricted Subsidiary would not be lower than immediately prior to such acquisition, merger or consolidation;

(6)	Hedging Obligations (excluding Hedging Obligations entered into for speculative purposes);

(7)
Indebtedness represented by Capitalized Lease Obligations or Purchase Money Obligations in an aggregate outstanding principal amount which, when taken together with the principal amount of all other Indebtedness Incurred pursuant to this clause and then outstanding, does not exceed the greater of (a) $150.0 million and (b) 1.75% of Total Assets at the time of Incurrence and any Refinancing Indebtedness in respect thereof;

(8)
Indebtedness in respect of (a) workers’ compensation claims, self-insurance obligations, performance, indemnity, surety, judgment, appeal, advance payment, customs, value added or other tax or other guarantees or other similar bonds, instruments or obligations and completion guarantees and warranties provided by the Company or a Restricted Subsidiary or relating to liabilities, obligations or guarantees Incurred in the ordinary course of business, (b) the honoring by a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds in the ordinary course of business; provided, however, that such Indebtedness is extinguished within five Business Days of Incurrence; (c) customer deposits and advance payments received in the ordinary course of business from customers for goods or services purchased in the ordinary course of business; (d) letters of credit, bankers’ acceptances, guarantees or other similar instruments or obligations issued or relating to liabilities or obligations Incurred in the ordinary course of business, and (e) any customary cash management, cash pooling or netting or setting off arrangements in the ordinary course of business;

(9)
Indebtedness arising from agreements providing for guarantees, indemnification, obligations in respect of earn-outs or other adjustments of purchase price or, in each case, similar obligations, in each case, Incurred or assumed in connection with the acquisition or disposition of any business or assets or Person or any Capital Stock of a Subsidiary (other than Guarantees of Indebtedness Incurred by any Person acquiring or disposing of such business or assets or such Subsidiary for the purpose of financing such acquisition or disposition); provided that the maximum liability of the Company and its Restricted Subsidiaries in respect of all such Indebtedness in connection with a Disposition shall at no time exceed the gross proceeds, including the fair market value of non-cash proceeds (measured at the time received and without giving effect to any subsequent changes in value), actually received by the Company and its Restricted Subsidiaries in connection with such disposition;

(10)
Indebtedness in an aggregate outstanding principal amount which, when taken together with any Refinancing Indebtedness in respect thereof and the principal amount of all other Indebtedness Incurred pursuant to this clause and then outstanding, will not exceed 100% of the Net Cash Proceeds received by the Company from the issuance or sale (other than to a Restricted Subsidiary) of its Capital Stock (other than Disqualified Stock, Designated Preferred Stock or an Excluded Contribution) or otherwise contributed to the equity (other than through the issuance of Disqualified Stock, Designated Preferred Stock or an Excluded Contribution) of the Company, in each case, subsequent to the Issue Date; provided, however, that (i) any such Net Cash Proceeds that are so received or contributed shall not increase the amount available for making Restricted Payments to the extent the Company and its Restricted Subsidiaries Incur Indebtedness in reliance thereon and (ii) any Net Cash Proceeds that are so received or contributed shall be excluded for purposes of Incurring Indebtedness pursuant to this clause to the extent the Company or any of its Restricted Subsidiaries makes a Restricted Payment;

(11)
Indebtedness of Non-Guarantors in an aggregate amount not to exceed the greater of (a) $250.0 million and (b) 3.0% of Total Assets of non-Guarantors at any time outstanding and any Refinancing Indebtedness in respect thereof;

(12)
Indebtedness consisting of promissory notes issued by the Company or any of its Subsidiaries to any current or former employee, director or consultant of the Company, any of its Subsidiaries or any Parent Entity (or permitted transferees, assigns, estates, or heirs of such employee, director or consultant), to finance the purchase or redemption of Capital Stock of the Company or any Parent Entity that is permitted by the covenant described below under “—Limitation on Restricted Payments”;

(13)
Indebtedness of the Company or any of its Restricted Subsidiaries consisting of (i) the financing of insurance premiums or (ii) take-or-pay obligations contained in supply arrangements, in each case Incurred in the ordinary course of business;

(14)	Indebtedness (including Indebtedness arising out of a Sale and Leaseback Transaction) in respect of the New Headquarters in an amount not to exceed $55.0 million at any time outstanding; and

(15)
Indebtedness in an aggregate outstanding principal amount which, when taken together with any Refinancing Indebtedness in respect thereof and the principal amount of all other Indebtedness Incurred pursuant to this clause and then outstanding, will not exceed the greater of (a) $300.0 million and (b) 3.5% of Total Assets.

For purposes of determining compliance with, and the outstanding principal amount of any particular Indebtedness Incurred pursuant to and in compliance with, this covenant:

(1)
subject to clause (3) below, in the event that Indebtedness meets the criteria of more than one of the types of Indebtedness described in the first and second paragraphs of this covenant, the Company, in its sole discretion, will classify, and may from time to time reclassify, such item of Indebtedness and only be required to include the amount and type of such Indebtedness in one of the clauses of the second paragraph or the first paragraph of this covenant;

(2)
subject to clause (3) below, additionally, all or any portion of any item of Indebtedness may later be classified as having been Incurred pursuant to any type of Indebtedness described in the first and second paragraphs of this covenant so long as such Indebtedness is permitted to be Incurred pursuant to such provision at the time of reclassification;

(3)
all Indebtedness outstanding on the Issue Date under the Credit Agreement shall be deemed to have been Incurred on the Issue Date under clause (1) of the second paragraph of the description of this covenant and may not be reclassified at any time pursuant to clause (1) or (2) of this paragraph;

(4)
Guarantees of, or obligations in respect of letters of credit, bankers’ acceptances or other similar instruments relating to, or Liens securing, Indebtedness that is otherwise included in the determination of a particular amount of Indebtedness shall not be included;

(5)
if obligations in respect of letters of credit, bankers’ acceptances or other similar instruments are Incurred pursuant to any Credit Facility and are being treated as Incurred pursuant to clause (1), (6), (8), (11) or (15) of the second paragraph above or the first paragraph above and the letters of credit, bankers’ acceptances or other similar instruments relate to other Indebtedness, then such other Indebtedness shall not be included;

(6)
the principal amount of any Disqualified Stock of the Company or a Restricted Subsidiary, or Preferred Stock of a Restricted Subsidiary, will be equal to the greater of the maximum mandatory redemption or repurchase price (not including, in either case, any redemption or repurchase premium) or the liquidation preference thereof;

(7)
Indebtedness permitted by this covenant need not be permitted solely by reference to one provision permitting such Indebtedness but may be permitted in part by one such provision and in part by one or more other provisions of this covenant permitting such Indebtedness; and

(8)
the amount of any Indebtedness outstanding as of any date shall be (a) the accreted value thereof in the case of any Indebtedness issued with original issue discount and (b) the principal amount of Indebtedness, or liquidation preference thereof, in the case of any other Indebtedness.

Accrual of interest, accrual of dividends, the accretion of accreted value, the accretion or amortization of original issue discount, the payment of interest in the form of additional Indebtedness, the payment of dividends in the form of additional shares of Preferred Stock or Disqualified Stock or the reclassification of commitments or obligations not treated as Indebtedness due to a change in GAAP, will not be deemed to be an Incurrence of Indebtedness for purposes of the covenant described under this “—Limitation on Indebtedness.”

If at any time an Unrestricted Subsidiary becomes a Restricted Subsidiary, any Indebtedness of such Subsidiary shall be deemed to be Incurred by a Restricted Subsidiary of the Company as of such date (and, if such Indebtedness is not permitted to be Incurred as of such date under the covenant described under this “—Limitation on Indebtedness,” the Company shall be in default of this covenant).

Notwithstanding any other provision of this covenant, the maximum amount of Indebtedness that the Company or a Restricted Subsidiary may Incur pursuant to this covenant shall not be deemed to be exceeded solely as a result of fluctuations in the exchange rate of currencies. The principal amount of any Indebtedness Incurred to refinance other Indebtedness, if Incurred in a different currency from the Indebtedness being refinanced, shall be calculated based on the currency exchange rate applicable to the currencies in which such Refinancing Indebtedness is denominated that is in effect on the date of such refinancing.

The Second Lien Notes Indenture will provide that the Issuer will not, and will not permit any Guarantor to, directly or indirectly, Incur any Indebtedness (including Acquired Indebtedness) that is subordinated or junior in right of payment to any Indebtedness of the Issuer or such Guarantor, as the case may be, unless such Indebtedness is expressly subordinated in right of payment to the Second Lien Notes or such Guarantor’s Note Guarantee to the extent and in the same manner as such Indebtedness is subordinated to other Indebtedness of the Company or such Guarantor, as the case may be.

The Second Lien Notes Indenture will not treat (1) unsecured Indebtedness as subordinated or junior to Secured Indebtedness merely because it is unsecured or (2) Senior Indebtedness as subordinated or junior to any other Senior Indebtedness merely because it has a junior priority with respect to the same collateral or is secured by different collateral.

Limitation on Restricted Payments

The Company will not, and will not permit any of its Restricted Subsidiaries, directly or indirectly, to:

(1)
declare or pay any dividend or make any distribution on or in respect of the Company’s or any Restricted Subsidiary’s Capital Stock (including any payment in connection with any merger or consolidation involving the Company or any of its Restricted Subsidiaries) except:

(a)	dividends or distributions payable in Capital Stock of the Company (other than Disqualified Stock) or in options, warrants or other rights to purchase such Capital Stock of the Company; and

(b)
dividends or distributions payable to the Company or a Restricted Subsidiary (and, in the case of any such Restricted Subsidiary making such dividend or distribution, to holders of its Capital Stock other than the Company or another Restricted Subsidiary on no more than a pro rata basis);

(2)
purchase, redeem, retire or otherwise acquire for value any Capital Stock of the Company or any Parent Entity of the Company held by Persons other than the Company or a Restricted Subsidiary of the Company;

(3)
purchase, repurchase, redeem, defease or otherwise acquire or retire for value, prior to scheduled maturity, scheduled repayment or scheduled sinking fund payment, any Subordinated Indebtedness (other than (a) any such purchase, repurchase, redemption, defeasance or other acquisition or retirement in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in each case, due within one year of the date of purchase, repurchase, redemption, defeasance or other acquisition or retirement and (b) any Indebtedness Incurred pursuant to clause (3) of the second paragraph of the covenant described under “—Limitation on Indebtedness”); or

(4)	make any Restricted Investment;

(any such dividend, distribution, purchase, redemption, repurchase, defeasance, other acquisition, retirement or Restricted Investment referred to in clauses (1) through (4) are referred to herein as a “Restricted Payment”), if at the time the Company or such Restricted Subsidiary makes such Restricted Payment:

(a)	a Default shall have occurred and be continuing (or would result immediately thereafter therefrom);

(b)
the Company is not able to Incur an additional $1.00 of Indebtedness pursuant to the first paragraph under the “—Limitation on Indebtedness” covenant after giving effect, on a pro forma basis, to such Restricted Payment; or

(c)
the aggregate amount of such Restricted Payment and all other Restricted Payments made subsequent to the Issue Date (and not returned or rescinded) (including Permitted Payments permitted below by clauses (1) (without duplication), (6), (10), (11) and (17) of the next succeeding paragraph, but excluding all other Restricted Payments permitted by the next succeeding paragraph) would exceed the sum of (without duplication):

(i)
50% of Consolidated Net Income for the period (treated as one accounting period) from the first day of the first fiscal quarter commencing after October 1, 2011 to the end of the most recent fiscal quarter ending prior to the date of such Restricted Payment for which internal consolidated financial statements of the Company are available (or, in the case such Consolidated Net Income is a deficit, minus 100% of such deficit);

(ii)
100% of the aggregate Net Cash Proceeds, and the fair market value of property or assets or marketable securities, received by the Company from the issue or sale of its Capital Stock (other than Disqualified Stock or Designated Preferred Stock) subsequent to the Issue Date or otherwise contributed to the equity (other than through the issuance of Disqualified Stock or Designated Preferred Stock) of the Company subsequent to the Issue Date (other than (w) Net Cash Proceeds or property or assets or marketable securities received from an issuance or sale of such Capital Stock to a Restricted Subsidiary or an employee stock ownership plan or trust established by the Company or any Subsidiary of the Company for the benefit of its employees to the extent funded by the Company or any Restricted Subsidiary, (x) Net Cash Proceeds or property or assets or marketable securities to the extent that any Restricted Payment has been made from such proceeds in reliance on clause (6) of the next succeeding paragraph, (y) Excluded Contributions and (z) Net Cash Proceeds or property or assets consisting of the Capital Stock or assets of any member of the LifeCell Group or received from a LifeCell Disposition);

(iii)
100% of the aggregate Net Cash Proceeds, and the fair market value of property or assets or marketable securities, received by the Company or any Restricted Subsidiary from the issuance or sale (other than to the Company or a Restricted Subsidiary of the Company or an employee stock ownership plan or trust established by the Company or any Subsidiary of the Company for the benefit of their employees to the extent funded by the Company or any Restricted Subsidiary) by the Company or any Restricted Subsidiary subsequent to the Issue Date of any Indebtedness, Disqualified Stock or Designated Preferred Stock that has been converted into or exchanged for Capital Stock of the Company (other than Disqualified Stock or Designated Preferred Stock) plus, without duplication, the amount of any cash, and the fair market value of property or assets or marketable securities, received by the Company or any Restricted Subsidiary upon such conversion or exchange;

(iv)
100% of the aggregate amount received in cash and the fair market value, as determined in good faith by the Company, of marketable securities or other property received by means of: (i) the sale or other disposition (other than to the Company or a Restricted Subsidiary) of Restricted Investments made by the Company or its Restricted Subsidiaries and repurchases and redemptions of such Restricted Investments from the Company or its Restricted Subsidiaries and repayments of loans or advances, and releases of guarantees, which constitute Restricted Investments by the Company or its Restricted Subsidiaries, in each case after the Issue Date; or (ii) the sale (other than to the Company or a Restricted Subsidiary) of the stock of an Unrestricted Subsidiary or a distribution from an Unrestricted Subsidiary (other than to the extent of the amount of the Investment that constituted a Permitted Investment) or a dividend from an Unrestricted Subsidiary after the Issue Date; and

(v)
in the case of the redesignation of an Unrestricted Subsidiary as a Restricted Subsidiary or the merger or consolidation of an Unrestricted Subsidiary into the Company or a Restricted Subsidiary or the transfer of all or substantially all of the assets of an Unrestricted Subsidiary to the Company or a Restricted Subsidiary after the Issue Date, the fair market value of the Investment in such Unrestricted Subsidiary (or the assets transferred), as determined in good faith of the Company at the time of the redesignation of such Unrestricted Subsidiary as a Restricted Subsidiary or at the time of such merger or consolidation or transfer of assets (after taking into consideration any Indebtedness associated with the Unrestricted Subsidiary so designated or merged or consolidated or Indebtedness associated with the assets so transferred), other than to the extent of the amount of the Investment that constituted a Permitted Investment.

The foregoing provisions will not prohibit any of the following (collectively, “Permitted Payments”):

(1)
the payment of any dividend or distribution within 60 days after the date of declaration thereof, if at the date of declaration such payment would have complied with the provisions of the Second Lien Notes Indenture or the redemption, repurchase or retirement of Indebtedness if, at the date of any irrevocable redemption notice, such payment would have complied with the provisions of the Second Lien Notes Indenture;

(2)
any purchase, repurchase, redemption, defeasance or other acquisition or retirement of Capital Stock or Subordinated Indebtedness made by exchange (including any such exchange pursuant to the exercise of a conversion right or privilege in connection with which cash is paid in lieu of the issuance of fractional shares) for, or out of the proceeds of the substantially concurrent sale of, Capital Stock of the Company (other than Disqualified Stock or Designated Preferred Stock) (“Refunding Capital Stock”) or a substantially concurrent contribution to the equity (other than through the issuance of Disqualified Stock or Designated Preferred Stock or through an Excluded Contribution) of the Company; provided, however, that to the extent so applied, the Net Cash Proceeds, or fair market value of property or assets or of marketable securities, from such sale of Capital Stock or such contribution will be excluded from clause (c) of the preceding paragraph;

(3)
any purchase, repurchase, redemption, defeasance or other acquisition or retirement of Subordinated Indebtedness made by exchange for, or out of the proceeds of the substantially concurrent sale of, Subordinated Indebtedness that constitutes Refinancing Indebtedness permitted to be Incurred pursuant to the covenant described under “—Limitation on Indebtedness” above;

(4)
any purchase, repurchase, redemption, defeasance or other acquisition or retirement of Preferred Stock of the Company or a Restricted Subsidiary made by exchange for or out of the proceeds of the substantially concurrent sale of Preferred Stock of the Company or a Restricted Subsidiary, as the case may be, that, in each case, is permitted to be Incurred pursuant to the covenant described under “—Limitation on Indebtedness” above;

(5)	any purchase, repurchase, redemption, defeasance or other acquisition or retirement of Subordinated Indebtedness or Disqualified Stock or Preferred Stock of a Restricted Subsidiary:

(a)
from Net Available Cash to the extent permitted under “—Limitation on Sales of Assets and Subsidiary Stock” below, but only if the Company shall have first complied with the terms described under “—Limitation on Sales of Assets and Subsidiary Stock” and purchased all Second Lien Notes tendered pursuant to any offer to repurchase all the Second Lien Notes required thereby, prior to purchasing, repurchasing, redeeming, defeasing or otherwise acquiring or retiring such Subordinated Indebtedness, Disqualified Stock or Preferred Stock; or

(b)
to the extent required by the agreement governing such Subordinated Indebtedness, Disqualified Stock or Preferred Stock, following the occurrence of a Change of Control (or other similar event described therein as a “change of control”), but only if the Company shall have first complied with the terms described under “—Change of Control” and purchased all Second Lien Notes tendered pursuant to the offer to repurchase all the Second Lien Notes required thereby, prior to purchasing, repurchasing, redeeming, defeasing or otherwise acquiring or retiring such Subordinated Indebtedness, Disqualified Stock or Preferred Stock; or

(c)
consisting of Acquired Indebtedness (other than Indebtedness Incurred (A) to provide all or any portion of the funds utilized to consummate the transaction or series of related transactions pursuant to which such Person became a Restricted Subsidiary or was otherwise acquired by the Company or a Restricted Subsidiary or (B) otherwise in connection with or contemplation of such acquisition);

(6)
a Restricted Payment to pay for the repurchase, retirement or other acquisition or retirement for value of Capital Stock (other than Disqualified Stock) of the Company or of any Parent Entity held by any future, present or former employee, director or consultant of the Company, any of its Subsidiaries or of any Parent Entity (or permitted transferees, assigns, estates, trusts or heirs of such employee, director or consultant) either pursuant to any management equity plan or stock option plan or any other management or employee benefit plan or agreement or upon the termination of such employee, director or consultant’s employment or directorship; provided, however, that the aggregate Restricted Payments made under this clause do not exceed $30.0 million in any calendar year (with unused amounts in any calendar year being carried over to succeeding calendar years subject to a maximum of $60.0 million in any calendar year); provided further that such amount in any calendar year may be increased by an amount not to exceed:

(a)
the cash proceeds from the sale of Capital Stock (other than Disqualified Stock or Designated Preferred Stock or Excluded Contributions) of the Company and, to the extent contributed to the capital of the Company (other than through the issuance of Disqualified Stock or Designated Preferred Stock or an Excluded Contribution), Capital Stock of any Parent Entity, in each case to members of management, directors or consultants of the Company, any of its Subsidiaries or any Parent Entity that occurred after the Issue Date, to the extent the cash proceeds from the sale of such Capital Stock have not otherwise been applied to the payment of Restricted Payments by virtue of clause (c) of the preceding paragraph; plus

(b)	the cash proceeds of key man life insurance policies received by the Company and its Restricted Subsidiaries after the Issue Date; less

(c)	the amount of any Restricted Payments made in previous calendar years pursuant to clauses (a) and (b) of this clause;

and provided further that cancellation of Indebtedness owing to the Company or any Restricted Subsidiary from members of management, directors, employees or consultants of the Company, or any Parent Entity or Restricted Subsidiaries in connection with a repurchase of Capital Stock of the Company or any Parent Entity will not be deemed to constitute a Restricted Payment for purposes of this covenant or any other provision of the Second Lien Notes Indenture;

(7)
the declaration and payment of dividends on Disqualified Stock or Preferred Stock of a Restricted Subsidiary, Incurred in accordance with the terms of the covenant described under “—Limitation on Indebtedness” above;

(8)
purchases, repurchases, redemptions, defeasances or other acquisitions or retirements of Capital Stock deemed to occur upon the exercise of stock options, warrants or other rights in respect thereof if such Capital Stock represents a portion of the exercise price thereof;

(9)	dividends, loans, advances or distributions to any Parent Entity or other payments by the Company or any Restricted Subsidiary in amounts equal to (without duplication):

(a)	the amounts required for any Parent Entity to pay any Parent Entity Expenses or any Related Taxes; or

(b)	amounts constituting or to be used for purposes of making payments to the extent specified in clauses (2), (3), (5) and (11) of the second paragraph under “—Limitation on Affiliate Transactions”;

(10)
the declaration and payment by the Company of, dividends on the common stock or common equity interests of the Company or any Parent following a public offering of such common stock or common equity interests, in an amount not to exceed 6% of the proceeds received by or contributed to the Company in or from any public offering in any fiscal year;

(11)
payments by the Company, or loans, advances, dividends or distributions to any Parent Entity to make payments, to holders of Capital Stock of the Company or any Parent Entity in lieu of the issuance of fractional shares of such Capital Stock, provided, however, that any such payment, loan, advance, dividend or distribution shall not be for the purpose of evading any limitation of this covenant or otherwise to facilitate any dividend or other return of capital to the holders of such Capital Stock (as determined in good faith by the Board of Directors);

(12)	Restricted Payments that are made with Excluded Contributions;

(13)
(i) the declaration and payment of dividends on Designated Preferred Stock of the Company issued after the Issue Date; and (ii) the declaration and payment of dividends on Refunding Capital Stock that is Preferred Stock in excess of the dividends declarable and payable thereon pursuant to clause (2) of this paragraph; provided, however, that, in the case of clause (i), the amount of all dividends declared or paid pursuant to this clause shall not exceed the Net Cash Proceeds received by the Company or the aggregate amount contributed in cash to the equity (other than through the issuance of Disqualified Stock or an Excluded Contribution of the Company), from the issuance or sale of such Designated Preferred Stock; provided further, in the case of clause (ii), that for the most recently ended four fiscal quarters for which internal financial statements are available immediately preceding the date of issuance of such Designated Preferred Stock, after giving effect to such payment on a pro forma basis the Company would be permitted to Incur at least $1.00 of additional Indebtedness pursuant to the test set forth in the first paragraph of the covenant described under “—Limitation on Indebtedness”;

(14)
dividends or other distributions of Capital Stock of, or Indebtedness owed to the Company or a Restricted Subsidiary by, Unrestricted Subsidiaries (unless the Unrestricted Subsidiary’s principal asset is cash and Cash Equivalents);

(15)
distributions or payments of Securitization Fees, sales contributions and other transfers of Securitization Assets and purchases of Securitization Assets pursuant to a Securitization Repurchase Obligation, in each case in connection with a Qualified Securitization Financing;

(16)
any Restricted Payment made in connection with the Transactions and the fees and expenses related thereto or used to fund amounts owed to Affiliates (including dividends to any Parent Entity of the Company to permit payment by such Parent Entity of such amounts);

(17)
so long as no Default or Event of Default has occurred and is continuing (or would result from), Restricted Payments (including loans or advances) in an aggregate amount outstanding at the time made not to exceed $175.0 million;

(18)
so long as no Default or Event of Default has occurred and is continuing (or would result therefrom), mandatory redemptions of Disqualified Stock issued as a Restricted Payment or as consideration for a Permitted Investment; provided that the amount of such redemptions are no greater than the amount that constituted a Restricted Payment or Permitted Investment; and

(19)
Restricted Payments consisting of the proceeds received from the LifeCell Disposition; provided that after giving pro forma effect to the LifeCell Disposition and the making of Restricted Payments pursuant to this clause (19), the Consolidated Total Leverage Ratio is less than or equal to 1.5 to 1.0.

For purposes of determining compliance with this covenant, in the event that a Restricted Payment meets the criteria of more than one of the categories of Permitted Payments described in clauses (1) through (18) above, or is permitted pursuant to the first paragraph of this covenant, the Company will be entitled to classify such Restricted Payment (or portion thereof) on the date of its payment or later reclassify such Restricted Payment (or portion thereof) in any manner that complies with this covenant.

The amount of all Restricted Payments (other than cash) shall be the fair market value on the date of such Restricted Payment of the asset(s) or securities proposed to be paid, transferred or issued by the Company or such Restricted Subsidiary, as the case may be, pursuant to such Restricted Payment. The fair market value of any cash Restricted Payment shall be its face amount, and the fair market value of any non-cash Restricted Payment, property or assets other than cash shall be determined conclusively by the Board of Directors of the Company acting in good faith.

Limitation on Liens

The Company will not, and will not permit any Restricted Subsidiary to, directly or indirectly, create, Incur or permit to exist any Lien (other than Permitted Liens) upon any of its property or assets (including Capital Stock of a Restricted Subsidiary of the Company), whether owned on the Issue Date or acquired after that date, which Lien secures any Indebtedness.

Limitation on Restrictions on Distributions from Restricted Subsidiaries

The Company will not, and will not permit any Restricted Subsidiary to, create or otherwise cause or permit to exist or become effective any consensual encumbrance or consensual restriction on the ability of any Restricted Subsidiary to:

(A)	pay dividends or make any other distributions in cash or otherwise on its Capital Stock or pay any Indebtedness or other obligations owed to the Company or any Restricted Subsidiary;

(B)	make any loans or advances to the Company or any Restricted Subsidiary; or

(C)	sell, lease or transfer any of its property or assets to the Company or any Restricted Subsidiary;

provided that (x) the priority of any Preferred Stock in receiving dividends or liquidating distributions prior to dividends or liquidating distributions being paid on common stock and (y) the subordination of (including the application of any standstill requirements to) loans or advances made to the Company or any Restricted Subsidiary to other Indebtedness Incurred by the Company or any Restricted Subsidiary shall not be deemed to constitute such an encumbrance or restriction.

The provisions of the preceding paragraph will not prohibit:

(1)
any encumbrance or restriction pursuant to (a) any Credit Facility, (b) the Senior Unsecured Debt, including any Guarantee thereof, (c) the Redemption Note, or (d) any other agreement or instrument, in each case, in effect at or entered into on the Issue Date;

(2)	the Second Lien Notes Indenture, the Second Lien Notes, the Security Documents, the Intercreditor Agreement the Note Guarantees, the Second Lien Exchange Notes and any Guarantees thereof;

(3)
any encumbrance or restriction pursuant to an agreement or instrument of a Person or relating to any Capital Stock or Indebtedness of a Person, entered into on or before the date on which such Person was acquired by or merged, consolidated or otherwise combined with or into the Company or any Restricted Subsidiary, or was designated as a Restricted Subsidiary or on which such agreement or instrument is assumed by the Company or any Restricted Subsidiary in connection with an acquisition of assets (other than Capital Stock or Indebtedness Incurred as consideration in, or to provide all or any portion of the funds utilized to consummate, the transaction or series of related transactions pursuant to which such Person became a Restricted Subsidiary or was acquired by the Company or was merged, consolidated or otherwise combined with or into the Company or any Restricted Subsidiary or entered into in contemplation of or in connection with such transaction) and outstanding on such date; provided that, for the purposes of this clause, if another Person is the Successor Company, any Subsidiary thereof or agreement or instrument of such Person or any such Subsidiary shall be deemed acquired or assumed by the Company or any Restricted Subsidiary when such Person becomes the Successor Company;

(4)	any encumbrance or restriction:

(a)
that restricts in a customary manner the subletting, assignment or transfer of any property or asset that is subject to a lease, license or similar contract or agreement, or the assignment or transfer of any lease, license or other contract or agreement;

(b)
contained in mortgages, pledges, charges or other security agreements permitted under the Second Lien Notes Indenture and the Security Documents or securing Indebtedness of the Company or a Restricted Subsidiary permitted under the Second Lien Notes Indenture and the Security Documents to the extent such encumbrances or restrictions restrict the transfer or encumbrance of the property or assets subject to such mortgages, pledges, charges or other security agreements; or

(c)	pursuant to customary provisions restricting dispositions of real property interests set forth in any reciprocal easement agreements of the Company or any Restricted Subsidiary;

(5)
any encumbrance or restriction pursuant to Purchase Money Obligations and Capitalized Lease Obligations permitted under the Second Lien Notes Indenture and the Security Documents, in each case, that impose encumbrances or restrictions on the property so acquired;

(6)
any encumbrance or restriction imposed pursuant to an agreement entered into for the direct or indirect sale or disposition to a Person of all or substantially all the Capital Stock or assets of the Company or any Restricted Subsidiary (or the property or assets that are subject to such restriction) pending the closing of such sale or disposition;

(7)	customary provisions in leases, licenses, joint venture agreements and other similar agreements and instruments;

(8)	encumbrances or restrictions arising or existing by reason of applicable law or any applicable rule, regulation or order, or required by any regulatory authority;

(9)	any encumbrance or restriction on cash or other deposits or net worth imposed by customers under agreements entered into in the ordinary course of business;

(10)	any encumbrance or restriction pursuant to Hedging Obligations;

(11)
other Indebtedness, Disqualified Stock or Preferred Stock of Foreign Subsidiaries permitted to be Incurred or issued subsequent to the Issue Date pursuant to the provisions of the covenant described under “—Limitation on Indebtedness” that impose restrictions solely on the Foreign Subsidiaries party thereto or their Subsidiaries;

(12)	restrictions created in connection with any Qualified Securitization Financing that, in the good faith determination of the Company, are necessary or advisable to effect such Securitization Facility;

(13)
any encumbrance or restriction arising pursuant to an agreement or instrument relating to any Indebtedness permitted to be Incurred subsequent to the Issue Date pursuant to the provisions of the covenant described under “—Limitation on Indebtedness” if the encumbrances and restrictions contained in any such agreement or instrument taken as a whole are not materially less favorable to the Holders than (i) the encumbrances and restrictions contained in the Credit Agreement, together with the security documents associated therewith as in effect on the Issue Date or (ii) in comparable financings (as determined in good faith by the Company) and where, in the case of clause (ii), either (a) the Company determines at the time of issuance of such Indebtedness that such encumbrances or restrictions will not adversely affect, in any material respect, the Company’s ability to make principal or interest payments on the Second Lien Notes or (b) such encumbrance or restriction applies only during the continuance of a default relating to such Indebtedness;

(14)	any encumbrance or restriction existing by reason of any lien permitted under “—Limitation on Liens;” or

(15)
any encumbrance or restriction pursuant to an agreement or instrument effecting a refinancing of Indebtedness Incurred pursuant to, or that otherwise refinances, an agreement or instrument referred to in clauses (1) to (14) of this paragraph or this clause (an “Initial Agreement”) or contained in any amendment, supplement or other modification to an agreement referred to in clauses (1) to (14) of this paragraph or this clause (15); provided, however, that the encumbrances and restrictions with respect to such Restricted Subsidiary contained in any such agreement or instrument are no less favorable in any material respect to the Holders taken as a whole than the encumbrances and restrictions contained in the Initial Agreement or Initial Agreements to which such refinancing or amendment, supplement or other modification relates (as determined in good faith by the Company).

Limitation on Sales of Assets and Subsidiary Stock

The Company will not, and will not permit any of its Restricted Subsidiaries to, make any Asset Disposition unless:

(1)
the Company or such Restricted Subsidiary, as the case may be, receives consideration (including by way of relief from, or by any other Person assuming responsibility for, any liabilities, contingent or otherwise) at least equal to the fair market value (such fair market value to be determined on the date of contractually agreeing to such Asset Disposition), as determined in good faith by the Board of Directors of the Company, of the shares and assets subject to such Asset Disposition (including, for the avoidance of doubt, if such Asset Disposition is a Permitted Asset Swap);

(2)
in any such Asset Disposition, or series of related Asset Dispositions (except to the extent the Asset Disposition is a Permitted Asset Swap), at least 75% of the consideration from such Asset Disposition (including by way of relief from, or by any other Person assuming responsibility for, any liabilities, contingent or otherwise) received by the Company or such Restricted Subsidiary, as the case may be, is in the form of cash or Cash Equivalents; and

(3)	an amount equal to 100% of the Net Available Cash from such Asset Disposition is applied by the Company or such Restricted Subsidiary, as the case may be:

(a)
to the extent the Company or any Restricted Subsidiary, as the case may be, elects (or is required by the terms of any Indebtedness), (i) to prepay, repay or purchase any Indebtedness of a Non-Guarantor or that is secured by a Lien (in each case, other than Indebtedness owed to the Company or any Restricted Subsidiary) or any First Priority Obligations, including Indebtedness under the Credit Agreement (or any Refinancing Indebtedness in respect thereof) within 450 days from the later of (A) the date of such Asset Disposition and (B) the receipt of such Net Available Cash; provided, however, that, in connection with any prepayment, repayment or purchase of Indebtedness pursuant to this clause (a), the Company or such Restricted Subsidiary will retire such Indebtedness and will cause the related commitment (if any) to be reduced in an amount equal to the principal amount so prepaid, repaid or purchased; or (ii) to prepay, repay or purchase Pari Passu Indebtedness at a price of no more than 100% of the principal amount of such Pari Passu Indebtedness plus accrued and unpaid interest to the date of such prepayment, repayment or purchase; provided further that, to the extent the Issuer redeems, repays or repurchases Pari Passu Indebtedness pursuant to this clause (ii), the Issuer shall equally and ratably reduce Obligations under the Second Lien Notes as provided under “Optional Redemption,” through open-market purchases (to the extent such purchases are at or above 100% of the principal amount thereof) or by making an offer (in accordance with the procedures set forth below for an Asset Disposition Offer) to all Holders to purchase their Second Lien Notes at 100% of the principal amount thereof, plus the amount of accrued but unpaid interest, if any, on the amount of Second Lien Notes that would otherwise be prepaid; provided further, that, in addition to the foregoing, the Net Available Cash from an Asset Disposition of Collateral may not be applied to prepay, repay or purchase any Indebtedness other than First Priority Obligations, Second Lien Notes or Pari Passu Indebtedness of the Issuer or a Guarantor secured by a Lien on such Collateral; and/or

(b)
to the extent the Company or such Restricted Subsidiary elects, to invest in or commit to invest in Additional Assets (including by means of an investment in Additional Assets by a Restricted Subsidiary with Net Available Cash received by the Company or another Restricted Subsidiary) within 450 days from the later of (i) the date of such Asset Disposition and (ii) the receipt of such Net Available Cash; provided, however, that any such reinvestment in Additional Assets made pursuant to a definitive binding agreement or a commitment approved by the Board of Directors of the Company that is executed or approved within such time will satisfy this requirement, so long as such investment is consummated within 180 days of such 450th day; and

(4)	if such Asset Disposition involves the disposition of Collateral, the Company or such Subsidiary has complied with the provisions of the Second Lien Notes Indenture and the Security Documents;

provided that, pending the final application of any such Net Available Cash in accordance with clause (a) or clause (b) above, the Company and its Restricted Subsidiaries may temporarily reduce Indebtedness or otherwise use such Net Available Cash in any manner not prohibited by the Second Lien Notes Indenture; provided further that notwithstanding the foregoing, in the event that after giving pro forma effect to the LifeCell Disposition the Consolidated Total Leverage Ratio is less than or equal to 1.5 to 1.0, clauses (2) and (3) above shall not apply with respect to the LifeCell Disposition.

Any Net Available Cash from Asset Dispositions that is not applied or invested or committed to be applied or invested as provided in the preceding paragraph will be deemed to constitute “Excess Proceeds” under the Second Lien Notes Indenture. On the 451st day after an Asset Disposition, if the aggregate amount of Excess Proceeds under the Second Lien Notes Indenture exceeds $50.0 million, the Issuer will within 10 Business Days be required to make an offer (“Asset Disposition Offer”) to all Holders of Second Lien Notes issued under such Second Lien Notes Indenture and, to the extent the Issuer elects, to all holders of other outstanding Pari Passu Indebtedness, to purchase the maximum principal amount of Second Lien Notes and any such Pari Passu Indebtedness to which the Asset Disposition Offer applies that may be purchased out of the Excess Proceeds, at an offer price in respect of the Second Lien Notes in an amount equal to 100% of the principal amount of the Second Lien Notes and Pari Passu Indebtedness, in each case, plus accrued and unpaid interest, if any, to, but not including, the date of purchase, in accordance with the procedures set forth in the Second Lien Notes Indenture or the agreements governing the Pari Passu Indebtedness, as applicable, and, with respect to the Second Lien Notes, in minimum denominations of $2,000 and in integral multiples of $1,000 in excess thereof. The Issuer will deliver notice of such Asset Disposition Offer electronically or by first-class mail, with a copy to the Trustee, to each Holder of Second Lien Notes at the address of such Holder appearing in the security register or otherwise in accordance with the procedures of DTC, describing the transaction or transactions that constitute the Asset Disposition and offering to repurchase the Second Lien Notes for the specified purchase price on the date specified in the notice, which date will be no earlier than 30 days and no later than 60 days from the date such notice is delivered, pursuant to the procedures required by the Second Lien Notes Indenture and described in such notice.

To the extent that the aggregate amount of Second Lien Notes and Pari Passu Indebtedness so validly tendered and not properly withdrawn pursuant to an Asset Disposition Offer is less than the Excess Proceeds, the Issuer may use any remaining Excess Proceeds for any purpose not prohibited by the Second Lien Notes Indenture. If the aggregate principal amount of the Second Lien Notes surrendered in any Asset Disposition Offer by Holders and other Pari Passu Indebtedness surrendered by holders or lenders, collectively, exceeds the amount of Excess Proceeds, the Excess Proceeds shall be allocated among the Second Lien Notes and Pari Passu Indebtedness to be purchased on a pro rata basis on the basis of the aggregate principal amount of tendered Second Lien Notes and Pari Passu Indebtedness. Upon completion of any Asset Disposition Offer, the amount of Excess Proceeds shall be reset at zero.

To the extent that any portion of Net Available Cash payable in respect of the Second Lien Notes is denominated in a currency other than U.S. dollars, the amount thereof payable in respect of the Second Lien Notes shall not exceed the net amount of funds in U.S. dollars that is actually received by the Company upon converting such portion into U.S. dollars.

For the purposes of clause (2) of the first paragraph of this covenant, the following will be deemed to be cash:

(1)
the assumption by the transferee of Indebtedness or other liabilities contingent or otherwise of the Company or a Restricted Subsidiary (other than Subordinated Indebtedness of the Company or a Guarantor) and the release of the Company or such Restricted Subsidiary from all liability on such Indebtedness or other liability in connection with such Asset Disposition;

(2)
securities, notes or other obligations received by the Company or any Restricted Subsidiary of the Company from the transferee that are converted by the Company or such Restricted Subsidiary into cash or Cash Equivalents within 180 days following the closing of such Asset Disposition;

(3)
Indebtedness of any Restricted Subsidiary that is no longer a Restricted Subsidiary as a result of such Asset Disposition, to the extent that the Company and each other Restricted Subsidiary are released from any Guarantee of payment of such Indebtedness in connection with such Asset Disposition;

(4)	consideration consisting of Indebtedness of the Company (other than Subordinated Indebtedness) received after the Issue Date from Persons who are not the Company or any Restricted Subsidiary; and

(5)
any Designated Non-Cash Consideration received by the Company or any Restricted Subsidiary in such Asset Dispositions having an aggregate fair market value, taken together with all other Designated Non-Cash Consideration received pursuant to this covenant that is at that time outstanding, not to exceed the greater of $150.0 million and 1.75% of Total Assets (with the fair market value of each item of Designated Non-Cash Consideration being measured at the time received and without giving effect to subsequent changes in value).

The Issuer will comply, to the extent applicable, with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws or regulations are applicable in connection with the repurchase of Second Lien Notes pursuant to this covenant. To the extent that the provisions of any securities laws or regulations conflict with the provisions of the Second Lien Notes Indenture, the Company will comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations described in the Second Lien Notes Indenture by virtue thereof.

The Credit Agreement will prohibit or limit, and future credit agreements or other agreements to which the Issuer becomes a party may prohibit or limit, the Issuer from purchasing any Second Lien Notes pursuant to this covenant. In the event the Issuer is prohibited from purchasing the Second Lien Notes, the Issuer could seek the consent of its lenders to the purchase of the Second Lien Notes or could attempt to refinance the borrowings that contain such prohibition. If the Issuer does not obtain such consent or repay such borrowings, it will remain prohibited from purchasing the Second Lien Notes. In such case, the Issuer’s failure to purchase tendered Second Lien Notes would constitute an Event of Default under the Second Lien Notes Indenture.

Limitation on Affiliate Transactions

The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, enter into or conduct any transaction (including the purchase, sale, lease or exchange of any property or the rendering of any service) with any Affiliate of the Company (an “Affiliate Transaction”) involving aggregate value in excess of $5.0 million unless:

(1)
the terms of such Affiliate Transaction taken as a whole are not materially less favorable to the Company or such Restricted Subsidiary, as the case may be, than those that could be obtained in a comparable transaction at the time of such transaction or the execution of the agreement providing for such transaction in arm’s length dealings with a Person who is not such an Affiliate; and

(2)	in the event such Affiliate Transaction involves an aggregate value in excess of $25.0 million, the terms of such transaction have been approved by a majority of the members of the Board of Directors.

Any Affiliate Transaction shall be deemed to have satisfied the requirements set forth in clause (2) of this paragraph if such Affiliate Transaction is approved by a majority of the Disinterested Directors, if any.

The provisions of the preceding paragraph will not apply to:

(1)	any Restricted Payment permitted to be made pursuant to the covenant described under “—Limitation on Restricted Payments,” or any Permitted Investment;

(2)
any issuance or sale of Capital Stock, options, other equity-related interests or other securities, or other payments, awards or grants in cash, securities or otherwise pursuant to, or the funding of, or entering into, or maintenance of, any employment, consulting, collective bargaining or benefit plan, program, agreement or arrangement, related trust or other similar agreement and other compensation arrangements, options, warrants or other rights to purchase Capital Stock of the Company, any Restricted Subsidiary or any Parent Entity, restricted stock plans, long-term incentive plans, stock appreciation rights plans, participation plans or similar employee benefits or consultants’ plans (including valuation, health, insurance, deferred compensation, severance, retirement, savings or similar plans, programs or arrangements) or indemnities provided on behalf of officers, employees, directors or consultants approved by the Board of Directors of the Company, in each case in the ordinary course of business;

(3)	any Management Advances and any waiver or transaction with respect thereto;

(4)
any transaction between or among the Company and any Restricted Subsidiary (or entity that becomes a Restricted Subsidiary as a result of such transaction), or between or among Restricted Subsidiaries;

(5)
the payment of compensation, reasonable fees and reimbursement of expenses to, and customary indemnities (including under customary insurance policies) and employee benefit and pension expenses provided on behalf of, directors, officers, consultants or employees of the Company or any Restricted Subsidiary of the Company (whether directly or indirectly and including through any Person owned or controlled by any of such directors, officers or employees);

(6)
the entry into and performance of obligations of the Company or any of its Restricted Subsidiaries under the terms of any transaction arising out of, and any payments pursuant to or for purposes of funding, any agreement or instrument in effect as of or on the Issue Date, as these agreements and instruments may be amended, modified, supplemented, extended, renewed or refinanced from time to time in accordance with the other terms of this covenant or to the extent not more disadvantageous to the Holders in any material respect;

(7)	any customary transaction with a Securitization Subsidiary effected as part of a Qualified Securitization Financing;

(8)
transactions with customers, clients, suppliers or purchasers or sellers of goods or services, in each case in the ordinary course of business, which are fair to the Company or the relevant Restricted Subsidiary in the reasonable determination of the Board of Directors or the senior management of the Company or the relevant Restricted Subsidiary, or are on terms no less favorable than those that could reasonably have been obtained at such time from an unaffiliated party;

(9)
any transaction between or among the Company or any Restricted Subsidiary and any Affiliate of the Company or an Associate or similar entity that would constitute an Affiliate Transaction solely because the Company or a Restricted Subsidiary owns an equity interest in or otherwise controls such Affiliate, Associate or similar entity;

(10)
issuances or sales of Capital Stock (other than Disqualified Stock or Designated Preferred Stock) of the Company or options, warrants or other rights to acquire such Capital Stock and the granting of registration and other customary rights in connection therewith or any contribution to capital of the Company or any Restricted Subsidiary;

(11)
without duplication in respect of payments made pursuant to clause (12) hereof, (a) payments by the Company or any Restricted Subsidiary to any Permitted Holder (whether directly or indirectly) of annual customary management, consulting, monitoring or advisory fees and related expenses and (b) customary payments by the Company or any Restricted Subsidiary to any Permitted Holder (whether directly or indirectly, including through any Parent Entity) for financial advisory, financing, underwriting or placement services or in respect of other investment banking activities, including in connection with acquisitions or divestitures; provided that, in each case, such payments are made pursuant to an agreement in effect on the Issue Date, or any amendment or replacement agreement thereto (so long as such amendment is not materially disadvantageous to the Holders when taken as a whole as compared to the applicable agreement as in effect on the Issue Date);

(12)	payment to any Permitted Holder of all reasonable out of pocket expenses Incurred by such Permitted Holder in connection with its direct or indirect investment in the Company and its Subsidiaries;

(13)	the Transactions and the payment of all fees and expenses related to the Transactions;

(14)
transactions in which the Company or any Restricted Subsidiary, as the case may be, delivers to the Trustee a letter from an Independent Financial Advisor stating that such transaction is fair to the Company or such Restricted Subsidiary from a financial point of view or meets the requirements of clause (1) of the preceding paragraph;

(15)
the existence of, or the performance by the Company or any Restricted Subsidiaries of its obligations under the terms of, any equityholders agreement (including any registration rights agreement or purchase agreements related thereto) to which it is party as of the Issue Date and any similar agreement that it may enter into thereafter; provided, however, that the existence of, or the performance by the Company or any Restricted Subsidiary of its obligations under any future amendment to the equityholders’ agreement or under any similar agreement entered into after the Issue Date will only be permitted under this clause to the extent that the terms of any such amendment or new agreement are not otherwise disadvantageous to the Holders in any material respects;

(16)
any purchases by the Company’s Affiliates of Indebtedness or Disqualified Stock of the Company or any of its Restricted Subsidiaries; provided that (i) such purchases by the Company’s Affiliates are on the same terms as such purchases by such Persons who are not the Company’s Affiliates and (ii) in each instance, the Company’s Affiliates purchase no more than 15.0% of any such issue of Indebtedness or Disqualified Stock; and

(17)
transactions entered into by an Unrestricted Subsidiary with an Affiliate prior to the redesignation of any such Unrestricted Subsidiary as a Restricted Subsidiary as described under the caption “Designation of Restricted and Unrestricted Subsidiaries.”

Designation of Restricted and Unrestricted Subsidiaries

The Boards of Directors of the Company may designate any Restricted Subsidiary (other than the Issuer or any of its Parent Entities) to be an Unrestricted Subsidiary if that designation would not cause a Default. If a Restricted Subsidiary is designated as an Unrestricted Subsidiary, the aggregate fair market value of all outstanding Investments owned by the Company and its Restricted Subsidiaries in the Subsidiary designated as Unrestricted will be deemed to be an Investment made as of the time of the designation and will reduce the amount available for Restricted Payments under the covenant described above under the caption “—Certain Covenants—Limitation on Restricted Payments” or under one or more clauses of the definition of Permitted Investments, as determined by the Company. That designation will only be permitted if the Investment would be permitted at that time and if the Restricted Subsidiary otherwise meets the definition of an Unrestricted Subsidiary. The Boards of Directors of the Company may redesignate any Unrestricted Subsidiary to be a Restricted Subsidiary if that redesignation would not cause a Default.

Any designation of a Subsidiary of the Company as an Unrestricted Subsidiary will be evidenced to the Trustee by filing with the Trustee a resolution of the Board of Directors of the Company giving effect to such designation and an Officer’s Certificate certifying that such designation complies with the preceding conditions and was permitted by the covenant described above under the caption “—Certain Covenants—Limitation on Restricted Payments.” If, at any time, any Unrestricted Subsidiary would fail to meet the preceding requirements as an Unrestricted Subsidiary, it will thereafter cease to be an Unrestricted Subsidiary for purposes of the Second Lien Notes Indenture and any Indebtedness of such Subsidiary will be deemed to be incurred by a Restricted Subsidiary of the Company as of such date and, if such Indebtedness is not permitted to be incurred as of such date under the covenant described under the caption “—Certain Covenants—Limitation on Indebtedness,” the Company will be in default of such covenant.

The Board of Directors of the Company may at any time designate any Unrestricted Subsidiary to be a Restricted Subsidiary of the Company; provided that such designation will be deemed to be an incurrence of Indebtedness by a Restricted Subsidiary of the Company of any outstanding Indebtedness of such Unrestricted Subsidiary, and such designation will only be permitted if (1) such Indebtedness is permitted under the covenant described under the caption “—Certain Covenants—Limitation on Indebtedness,” calculated on a pro forma basis as if such designation had occurred at the beginning of the applicable reference period; and (2) no Default or Event of Default would be in existence following such designation. Any such designation by the

Board of Directors of the Company shall be evidenced to the Trustee by filing with the Trustee a certified copy of a resolution of the Board of Directors of the Company giving effect to such designation and an Officer’s Certificate certifying that such designation complies with the preceding conditions.

Reports

Notwithstanding that the Company may not be subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act or otherwise report on an annual and quarterly basis on forms provided for such annual and quarterly reporting pursuant to rules and regulations promulgated by the SEC, the Second Lien Notes Indenture will require the Company to file with the SEC within 15 days after the dates set forth below:

(1)
within 90 days (135 days in the case of the first fiscal year after the Issue Date) after the end of each fiscal year, all financial information that would be required to be contained in an annual report on Form 10-K, or any successor or comparable form, filed with the SEC, including a “Management’s discussion and analysis of financial condition and results of operations” and a report on the annual financial statements by the Company’s independent registered public accounting firm;

(2)
within 45 days (75 days in the case of the first fiscal quarter after the Issue Date) after the end of each of the first three fiscal quarters of each fiscal year, all financial information that would be required to be contained in a quarterly report on Form 10-Q, or any successor or comparable form, file with the SEC; and

(3)
within the time periods specified for filing current reports on Form 8-K, all current reports that would be required to be filed with the SEC on Form 8-K if the Company were required to file such reports;

in each case, in a manner that complies in all material respects with the requirements specified in such form. Notwithstanding the foregoing, the Company shall not be so obligated to file such reports with the SEC (i) if the SEC does not permit such filing or (ii) prior to the consummation of an exchange offer or the effectiveness of a shelf registration statement as required by the Registration Rights Agreement, so long as if clause (i) or (ii) is applicable the Company makes available such information to prospective purchasers of Second Lien Notes, in addition to providing such information to the Trustee and the Holders of the Second Lien Notes, in each case, at the Company’s expense and by the applicable date the Company would be required to file such information pursuant to the immediately preceding sentence. To the extent any such information is not so filed or furnished, as applicable, within the time periods specified above and such information is subsequently filed or furnished, as applicable, the Company will be deemed to have satisfied its obligations with respect thereto at such time and any Default with respect thereto shall be deemed to have been cured; provided that such cure shall not otherwise affect the rights of the Holders under “Events of Default” if Holders of at least 30% in principal amount of the then total outstanding Second Lien Notes have declared the principal, premium, if any, interest and any other monetary obligations on all the then outstanding Second Lien Notes to be due and payable immediately and such declaration shall not have been rescinded or cancelled prior to such cure. In addition, to the extent not satisfied by the foregoing, the Company will agree that, for so long as any Second Lien Notes are outstanding, it will furnish to Holders and to securities analysts and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act. The Company will deliver the financial statements and information of the type required to be delivered pursuant to clause (2) of the first sentence of this “—Reports” covenant with respect to the fiscal quarter ended September 30, 2011, which, notwithstanding the foregoing, shall not be required to give pro forma effect to the Transactions, shall not be required to contain financial statement footnote disclosure and shall not be required to contain consolidating financial data with respect to the Issuer and the Guarantors on the one hand and Non-Guarantors on the other of the type contemplated by Rule 3-10 of Regulation S-X promulgated under the Securities Act or otherwise.

Substantially concurrently with the furnishing or making such information available to the Trustee pursuant to the immediately preceding paragraph, the Company shall also post copies of such information required by the immediately preceding paragraph on a website (which may be nonpublic and may be maintained by the Company or a third party) to which access will be given to Holders, prospective investors in the Second Lien Notes (which prospective investors shall be limited to “qualified institutional buyers” within the meaning of Rule 144A of the Securities Act or non-U.S. persons (as defined in Regulation S under the Securities Act) that certify their status as such to the reasonable satisfaction of the Company), and securities analysts and market making financial institutions that are reasonably satisfactory to the Company.

The Company will also hold quarterly conference calls for the Holders of the Second Lien Notes to discuss financial information for the previous quarter (it being understood that such quarterly conference call may be the same conference call as with the Company’s equity investors and analysts). The conference call will be following the last day of each fiscal quarter of the Company and not later than 10 Business Days from the time that the Company distributes the financial information as set forth in the second preceding paragraph. No fewer than two days prior to the conference call, the Company will issue a press release announcing the time and date of such conference call and providing instructions for Holders, securities analysts and prospective investors to obtain access to such call.

In the event that any Parent Entity of the Company becomes a guarantor of the Second Lien Notes, the Second Lien Notes Indenture will permit the Company to satisfy its obligations in this covenant with respect to financial information relating to the Company by furnishing financial information relating to such parent; provided that the same is accompanied by consolidating information that explains in reasonable detail the differences between the information relating to such parent, on the one hand, and the information relating to the Company and its Restricted Subsidiaries on a standalone basis, on the other hand.

Limitation on Guarantees

The Company (a) will not permit any of its Wholly Owned Domestic Subsidiaries that are Restricted Subsidiaries (and non-Wholly Owned Domestic Subsidiaries if such non-Wholly Owned Domestic Subsidiaries guarantee, or are a co-issuer of, other capital markets debt securities of the Company or any Restricted Subsidiary or guarantee all or a portion of, or are a co-borrower under, the Credit Agreement), other than a Guarantor, to (i) Guarantee the payment of any Indebtedness of the Company or any Guarantor or (ii) incur any Indebtedness under the Credit Agreement and (b) will not permit any other Restricted Subsidiary to Guarantee the payment of any Indebtedness under the Credit Agreement, in each case, unless:

(1)
such Restricted Subsidiary within 30 days (i) executes and delivers a supplemental indenture to the Second Lien Notes Indenture and joinder or supplement to the Registration Rights Agreement providing for a senior Guarantee by such Restricted Subsidiary, except that with respect to a guarantee of Indebtedness of the Company or any Guarantor, if such Indebtedness is by its express terms subordinated in right of payment to the Second Lien Notes or such Guarantor’s Note Guarantee, any such guarantee by such Restricted Subsidiary with respect to such Indebtedness shall be subordinated in right of payment to such Guarantee substantially to the same extent as such Indebtedness is subordinated to the Second Lien Notes or such Guarantor’s Note Guarantee and (ii) executes and delivers a supplement or joinder to the Security Documents or new Security Documents and takes all actions required thereunder to perfect the Liens created thereunder; provided that if such Indebtedness is by its express terms subordinated in right of payment to the Second Lien Notes or such Guarantor’s Note Guarantee, any such Guarantee by such Restricted Subsidiary with respect to such Indebtedness shall be subordinated in right of payment to such Note Guarantee with respect to the Second Lien Notes substantially to the same extent as such Indebtedness is subordinated to the Second Lien Notes or such Guarantor’s Guarantee of the Second Lien Notes; and

(2)
such Restricted Subsidiary waives and will not in any manner whatsoever claim or take the benefit or advantage of, any rights of reimbursement, indemnity or subrogation or any other rights against the Company or any other Restricted Subsidiary as a result of any payment by such Restricted Subsidiary under its Guarantee until payment in full of Obligations under the Second Lien Notes Indenture; and

(3)	such Restricted Subsidiary shall deliver to the Trustee an Opinion of Counsel stating that:

(a)	such Guarantee has been duly executed and authorized; and

(b)
such Guarantee constitutes a valid, binding and enforceable obligation of such Restricted Subsidiary, except insofar as enforcement thereof may be limited by bankruptcy, insolvency or similar laws (including all laws relating to fraudulent transfers) and except insofar as enforcement thereof is subject to general principals of equity;

provided that this covenant shall not be applicable (i) to any guarantee of any Restricted Subsidiary that existed at the time such Person became a Restricted Subsidiary and was not incurred in connection with, or in contemplation of, such Person becoming a Restricted Subsidiary, or (ii) in the event that the Guarantee of the Company’s obligations under the Second Lien Notes or the Second Lien Notes Indenture by such Subsidiary would not be permitted under applicable law.

The Company may elect, in its sole discretion, to cause any Subsidiary that is not otherwise required to be a Guarantor to become a Guarantor, in which case, such Subsidiary shall only be required to comply with the 30-day period described above.

Amendment of Security Documents

The Issuer shall not amend, modify or supplement, or permit or consent to any amendment, modification or supplement of, the Security Documents in any way that would be adverse to the Holders of the Second Lien Notes in any material respect, except as described above under “—Security” or as permitted under “—Amendments and Waivers.”

After-Acquired Property

The Second Lien Notes Indenture will provide that, from and after the Issue Date, upon the acquisition by the Issuer or any Guarantor of any Second Priority After-Acquired Property, the Issuer or such Guarantor shall execute and deliver such mortgages, deeds of trust, security instruments, financing statements, certificates and opinions of counsel as shall be necessary to vest in the Collateral Agent a perfected security interest, subject only to Permitted Liens, in such Second Priority After-Acquired Property and to have such Second Priority After-Acquired Property (but subject to certain limitations, if applicable, including as described under “—Security”) added to the Collateral, and thereupon all provisions of the Second Lien Notes Indenture relating to the Collateral shall be deemed to relate to such Second Priority After-Acquired Property to the same extent and with the same force and effect; provided, however, that if granting such second priority security interest in such Second Priority After-Acquired Property requires the consent of a third party, the Issuer will use commercially reasonable efforts to obtain such consent with respect to the second priority interest for the benefit of the Trustee and the Collateral Agent on behalf of the Holders of the Second Lien Notes; provided further, however, that if such third party does not consent to the granting of such second priority security interest after the use of such commercially reasonable efforts, the Issuer or such Guarantor, as the case may be, will not be required to provide such security interest.

Merger and Consolidation

The Parent and the Issuer

The Second Lien Notes Indenture will provide that Parent will not consolidate with or merge with or into, or convey, transfer or lease all or substantially all its assets to, any Person and (ii) at all times, KCI will not consolidate with or merge with or into, or convey, transfer or lease all or substantially all its assets to, any Person, in each case, unless:

(1)
(a) in the case of Parent, the resulting, surviving or transferee Person (the “Successor Parent”) will expressly assume, by supplemental indenture, executed and delivered to the Trustee, in form satisfactory to the Trustee, all the obligations of the Parent under the Second Lien Notes, the Second Lien Notes Indenture and the Security Documents;

(b) in the case of KCI, the resulting, surviving or transferee Person (the “Successor Issuer”; each of Successor Issuer and Successor Parent, a “Successor Company”) will be a Person organized and existing under the laws of the United States of America, any State of the United States or the District of Columbia and the Successor Issuer (if not the Issuer) will expressly assume, by supplemental indenture, executed and delivered to the Trustee and the Collateral Agent, in form satisfactory to the Trustee and the Collateral Agent, all the obligations of KCI under the Second Lien Notes and the Second Lien Notes Indenture and the Security Documents and if such Successor Issuer is not a corporation, a co-obligor of the Second Lien Notes is a corporation organized or existing under such laws;

(2)
immediately after giving effect to such transaction (and treating any Indebtedness that becomes an obligation of the applicable Successor Company or any Subsidiary of the applicable Successor Company as a result of such transaction as having been Incurred by the applicable Successor Company or such Subsidiary at the time of such transaction), no Default or Event of Default shall have occurred and be continuing;

(3)
immediately after giving effect to such transaction, either (a) the applicable Successor Company would be able to Incur at least an additional $1.00 of Indebtedness pursuant to the first paragraph of the covenant described under “—Limitation on Indebtedness” or (b) the Fixed Charge Coverage Ratio would not be lower than it was immediately prior to giving effect to such transaction; and

(4)
the Issuer shall have delivered to the Trustee and the Collateral Agent an Officer’s Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and such supplemental indenture (if any) comply with the Second Lien Notes Indenture and an Opinion of Counsel stating that such supplemental indenture (if any) has been duly authorized, executed and delivered and is a legal, valid and binding agreement enforceable against the applicable Successor Company (in each case, in form satisfactory to the Trustee and the Collateral Agent), provided that in giving an Opinion of Counsel, counsel may rely on an Officer’s Certificate as to any matters of fact, including as to satisfaction of clauses (2) and (3) above.

For purposes of this covenant, the sale, lease, conveyance, assignment, transfer, or other disposition of all or substantially all of the properties and assets of one or more Subsidiaries of the Company, which properties and assets, if held by the Company instead of such Subsidiaries, would constitute all or substantially all of the properties and assets of the Company on a consolidated basis, shall be deemed to be the transfer of all or substantially all of the properties and assets of the Company.

The Successor Company will succeed to, and be substituted for, and may exercise every right and power of, the Company under the Second Lien Notes, the Second Lien Notes Indenture and the Security Documents but in the case of a lease of all or substantially all its assets, the predecessor company will not be released from its obligations under such Second Lien Notes, Second Lien Notes Indenture or the Security Documents.

Notwithstanding the preceding clause (1)(a) (which does not apply to transactions referred to in this sentence), (a) Parent may consolidate or otherwise combine with, merge into or transfer all or part of its properties and assets to Holdings (with either entity as the surviving Person), (b) Parent may consolidate or otherwise combine with, merge into or transfer all or part of its properties and assets to Topco (with either entity as the surviving Person) and (c) Holdings may consolidate or otherwise combine with, merge into or transfer all or part of its properties and assets to Topco (with either entity as the surviving Person); provided that, in each case, after giving effect to any such transaction, at least one of Parent, Topco or Holdings shall remain as an immediate parent of KCI.

Notwithstanding the preceding clauses (2), (3) and (4) (which do not apply to transactions referred to in this sentence), (a) any Restricted Subsidiary (other than Holdings or Topco) of the Company may consolidate or otherwise combine with, merge into or transfer all or part of its properties and assets to the Company and (b) any Restricted Subsidiary may consolidate or otherwise combine with, merge into or transfer all or part of its properties and assets to any other Restricted Subsidiary. Notwithstanding the preceding clauses (2) and (3) (which do not apply to the transactions referred to in this sentence), the Company may consolidate or otherwise combine with or merge into an Affiliate incorporated or organized for the purpose of changing the legal domicile of the Company, reincorporating the Company in another jurisdiction, or changing the legal form of the Company.

There is no precise established definition of the phrase “substantially all” under applicable law. Accordingly, in certain circumstances there may be a degree of uncertainty as to whether a particular transaction would involve “all or substantially all” of the property or assets of a Person.

The foregoing provisions (other than the requirements of clause (2) of the first paragraph of this covenant) shall not apply to the creation of a new Subsidiary as a Restricted Subsidiary of the Company.

Guarantors

No Guarantor (other than Parent) may

(1)	consolidate with or merge with or into any Person, or

(2)	sell, convey, transfer or dispose of, all or substantially all its assets, in one transaction or a series of related transactions, to any Person, or

(3)	permit any Person to merge with or into the Guarantor,

unless

(A)	the other Person is the Company or any Restricted Subsidiary that is Guarantor or becomes a Guarantor concurrently with the transaction; or

(B)
(1) either (x) a Guarantor is the continuing Person or (y) the resulting, surviving or transferee Person expressly assumes all of the obligations of the Guarantor under its Guarantee of the Second Lien Notes, the Second Lien Notes Indenture and the Security Documents; and

(2) immediately after giving effect to the transaction, no Default has occurred and is continuing; or

(C)
the transaction constitutes a sale or other disposition (including by way of consolidation or merger) of the Guarantor or the sale or disposition of all or substantially all the assets of the Guarantor (in each case other than to the Company or a Restricted Subsidiary) otherwise permitted by the Second Lien Notes Indenture.

There is no precise established definition of the phrase “substantially all” under applicable law. Accordingly, in certain circumstances there may be a degree of uncertainty as to whether a particular transaction would involve “all or substantially all” of the property or assets of a Person.

Events of Default

Each of the following is an Event of Default under the Second Lien Notes Indenture:

(1)	default in any payment of interest or Additional Interest, if any, on any Second Lien Note when due and payable, continued for 30 days;

(2)
default in the payment of the principal amount of or premium, if any, on any Second Lien Note issued under the Second Lien Notes Indenture when due at its Stated Maturity, upon optional redemption, upon required repurchase, upon declaration or otherwise;

(3)
failure to comply for 60 days after written notice by the Trustee on behalf of the Holders or by the Holders of 30% in principal amount of the outstanding Second Lien Notes with any agreement or obligation contained in the Second Lien Notes Indenture or the Security Documents;

(4)
default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Company or any of its Restricted Subsidiaries (or the payment of which is Guaranteed by the Company any of its Restricted Subsidiaries) other than Indebtedness owed to the Company or a Restricted Subsidiary whether such Indebtedness or Guarantee now exists, or is created after the date hereof, which default:

(a)	is caused by a failure to pay principal of such Indebtedness, at its stated final maturity (after giving effect to any applicable grace periods) provided in such Indebtedness (“payment default”); or

(b)	results in the acceleration of such Indebtedness prior to its stated final maturity (the “cross acceleration provision”);

and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a payment default or the maturity of which has been so accelerated, aggregates $75.0 million or more;

(5)
certain events of bankruptcy, insolvency or court protection in the United States or other applicable jurisdictions of Parent, the Issuer or a Significant Subsidiary or group of Restricted Subsidiaries that together (as of the latest audited consolidated financial statements for the Company and its Restricted Subsidiaries), would constitute a Significant Subsidiary (the “bankruptcy provisions”);

(6)
failure by the Company or any Significant Subsidiary (or group of Restricted Subsidiaries that together (as of the latest audited consolidated financial statements for the Company and its Restricted Subsidiaries) would constitute a Significant Subsidiary), to pay final judgments aggregating in excess of $75.0 million other than any judgments covered by indemnities provided by, or insurance policies issued by, reputable and creditworthy companies, which final judgments remain unpaid, undischarged and unstayed for a period of more than 60 days after such judgment becomes final, and in the event such judgment is covered by insurance, an enforcement proceeding has been commenced by any creditor upon such judgment or decree which is not promptly stayed (the “judgment default provision”);

(7)
any Guarantee of the Second Lien Notes ceases to be in full force and effect, other than (1) in accordance with the terms of the Second Lien Notes Indenture, (2) a Guarantor denies or disaffirms its obligations under its Guarantee of the Second Lien Notes, other than in accordance with the terms thereof or upon release of such Note Guarantee in accordance with the Second Lien Notes Indenture or (3) in connection with the bankruptcy of a Guarantor, so long as the aggregate assets of such Guarantor and any other Guarantor whose Note Guarantee ceased or ceases to be in full force as a result of a bankruptcy are less than $75.0 million;

(8)
unless such Liens have been released in accordance with the provisions of the Security Documents, Second Priority Liens with respect to all or substantially all of the Collateral cease to be valid or enforceable, or the Company shall assert or any Guarantor shall assert, in any pleading in any court of competent jurisdiction, that any such security interest is invalid or unenforceable and, in the case of any such Guarantor, the Company fails to cause such

Guarantor to rescind such assertions within 30 days after the Company has actual knowledge of such assertions; or

(9)
the failure by the Company or any Guarantor to comply for 60 days after notice with its other agreements contained in the Security Documents except for a failure that would not be material to the Holders of the Second Lien Notes and would not materially affect the value of the Collateral taken as a whole (together with the defaults described in clauses (8) and (9) the “security default provisions”).

However, a default under clauses (3), (4), (6) or (9) of this paragraph will not constitute an Event of Default until the Trustee or the Holders of 30% in principal amount of the outstanding Second Lien Notes notify the Company of the default and, with respect to clauses (3), (6) and (9) the Company does not cure such default within the time specified in clauses (3), (6) and (9), as applicable, of this paragraph after receipt of such notice.

If an Event of Default (other than an Event of Default described in clause (5) above with respect to the Parent or the Issuer) occurs and is continuing, the Trustee by notice to the Issuer or the Holders of at least 30% in principal amount of the outstanding Second Lien Notes by written notice to the Issuer and the Trustee, may declare the principal of, premium, if any, and accrued and unpaid interest, including Additional Interest, if any, on all the Second Lien Notes to be due and payable. Upon such a declaration, such principal, premium and accrued and unpaid interest, including Additional Interest, if any, will be due and payable immediately. In the event of a declaration of acceleration of the Second Lien Notes because an Event of Default described in clause (4) under “Events of Default” has occurred and is continuing, the declaration of acceleration of the Second Lien Notes shall be automatically annulled if the event of default or payment default triggering such Event of Default pursuant to clause (4) shall be remedied or cured, or waived by the holders of the Indebtedness, or the Indebtedness that gave rise to such Event of Default shall have been discharged in full, in each case, within 30 days after the declaration of acceleration with respect thereto and if (1) the annulment of the acceleration of the Second Lien Notes would not conflict with any judgment or decree of a court of competent jurisdiction and (2) all existing Events of Default, except nonpayment of principal, premium or interest, including Additional Interest, if any, on the Second Lien Notes that became due solely because of the acceleration of the Second Lien Notes, have been cured or waived.

If an Event of Default described in clause (5) above with respect to Parent or the Issuer occurs and is continuing, the principal of, premium, if any, and accrued and unpaid interest, including Additional Interest, if any, on all the Second Lien Notes will become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holders.

The Holders of a majority in principal amount of the outstanding Second Lien Notes under the Second Lien Notes Indenture may waive all past or existing Defaults or Events of Default (except with respect to nonpayment of principal, premium or interest, or Additional Interest, if any) and rescind any such acceleration with respect to such Second Lien Notes and its consequences if rescission would not conflict with any judgment or decree of a court of competent jurisdiction.

If an Event of Default occurs and is continuing, the Trustee will be under no obligation to exercise any of the rights or powers under the Second Lien Notes Indenture at the request or direction of any of the Holders unless such Holders have offered to the Trustee indemnity or security satisfactory to the Trustee against any loss, liability or expense. Except to enforce the right to receive payment of principal or interest when due, no Holder may pursue any remedy with respect to the Second Lien Notes Indenture or the Second Lien Notes unless:

(1)	such Holder has previously given the Trustee written notice that an Event of Default is continuing;

(2)	Holders of at least 30% in principal amount of the outstanding Second Lien Notes have requested in writing the Trustee to pursue the remedy;

(3)	such Holders have offered in writing the Trustee security or indemnity satisfactory to the Trustee against any loss, liability or expense;

(4)	the Trustee has not complied with such request within 60 days after the receipt of the written request and the offer of security or indemnity; and

(5)
the Holders of a majority in principal amount of the outstanding Second Lien Notes have not given the Trustee a written direction that, in the opinion of the Trustee, is inconsistent with such request within such 60-day period.

Subject to certain restrictions and the Security Documents, the Holders of a majority in principal amount of the outstanding Second Lien Notes are given the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee. The Second Lien Notes Indenture will provide that, in the event an Event of Default has occurred and is continuing, the Trustee will be required in the exercise of its powers to use the degree of care that a prudent person would use in the conduct of its own affairs. The Trustee, however, may refuse to follow any direction that conflicts with law or the Second Lien Notes Indenture or that the Trustee determines is unduly prejudicial to the rights of any other Holder or that would involve the Trustee in personal liability. Prior to taking any action under the Second Lien Notes Indenture, the Trustee will be entitled to indemnification satisfactory to it against all losses and expenses caused by taking or not taking such action.

The Second Lien Notes Indenture will provide that if a Default occurs and is continuing and the Trustee is informed of such occurrence by the Issuer, the Trustee must give notice of the Default to the Holders within 60 days after being notified by the Issuer. Except in the case of a Default in the payment of principal of, or premium, if any, or interest on any Second Lien Note, the Trustee may withhold notice if and so long as a committee of trust officers of the Trustee in good faith determines that withholding notice is in the interests of the Holders. The Issuer is required to deliver to the Trustee, within 120 days after the end of each fiscal year, an Officer’s Certificate indicating whether the signers thereof know of any Default that occurred during the previous year. The Issuer is required to deliver to the Trustee, within 30 days after the occurrence thereof, written notice of any events of which it is aware which would constitute certain Defaults, their status and what action the Issuer is taking or proposes to take in respect thereof.

The Second Lien Notes will provide for the Trustee to take action on behalf of the Holders in certain circumstances, but only if the Trustee is indemnified to its satisfaction. It may not be possible for the Trustee to take certain actions in relation to the Second Lien Notes and, accordingly, in such circumstances the Trustee will be unable to take action, notwithstanding the provision of an indemnity to it, and it will be for Holders to take action directly.

Amendments and Waivers

Subject to certain exceptions, the Note Documents, the Security Documents and the Intercreditor Agreement may be amended, supplemented or otherwise modified with the consent of the Holders of a majority in principal amount of the Second Lien Notes then outstanding (including consents obtained in connection with a purchase of, or tender offer or exchange offer for, such Second Lien Notes) and, subject to certain exceptions, any default or compliance with any provisions thereof may be waived with the consent of the Holders of a majority in principal amount of the Second Lien Notes then outstanding (including consents obtained in connection with a purchase of, or tender offer or exchange offer for, such Second Lien Notes). However, an amendment or waiver may not, with respect to any such Second Lien Notes held by a non-consenting Holder:

(1)	reduce the principal amount of such Second Lien Notes whose Holders must consent to an amendment;

(2)	reduce the stated rate of or extend the stated time for payment of interest on any such Second Lien Note (other than provisions relating to Change of Control and Asset Dispositions);

(3)	reduce the principal of or extend the Stated Maturity of any such Second Lien Note;

(4)
reduce the premium payable upon the redemption of any such Second Lien Note or change the time at which any such Second Lien Note may be redeemed, in each case as described above under “—Optional Redemption;”

(5)	make any such Second Lien Note payable in currency other than that stated in such Second Lien Note;

(6)
impair the right of any Holder to receive payment of principal of and interest on such Holder’s Second Lien Notes on or after the due dates therefor or to institute suit for the enforcement of any such payment on or with respect to such Holder’s Second Lien Notes;

(7)
waive a Default or Event of Default with respect to the nonpayment of principal, premium or interest (except pursuant to a rescission of acceleration of the Second Lien Notes by the Holders of at least a majority in aggregate principal amount of such Second Lien Notes and a waiver of the payment default that resulted from such acceleration);

(8)
make any change in the provisions in the Intercreditor Agreement or the Second Lien Notes Indenture dealing with the application of proceeds of Collateral that would adversely affect the Holders of the Second Lien Notes in any material respect; or

(9)	make any change in the amendment or waiver provisions which require the Holders’ consent described in this sentence.

Without the consent of the Holders of at least two-thirds in aggregate principal amount of the Second Lien Notes then outstanding, no amendment or waiver may release all or substantially all of the Collateral from the Lien of the Second Lien Notes Indenture and the Security Documents with respect to the Second Lien Notes.

Notwithstanding the foregoing, without the consent of any Holder, the Issuer, the Trustee and the other parties thereto, as applicable, may amend or supplement any Note Documents or any Security Documents and the Issuer may direct the Trustee, and the Trustee shall, enter into an amendment to the Intercreditor Agreement, to:

(1)
cure any ambiguity, omission, mistake, defect, error or inconsistency, conform any provision to this “Description of Second Lien Exchange Notes,” or reduce the minimum denomination of the Second Lien Notes;

(2)	provide for the assumption by a successor Person of the obligations of the Issuer under any Note Document;

(3)	provide for uncertificated Second Lien Notes in addition to or in place of certificated Second Lien Notes;

(4)	add to the covenants or provide for a Note Guarantee for the benefit of the Holders or surrender any right or power conferred upon the Company or any Restricted Subsidiary;

(5)	make any change that does not adversely affect the rights of any Holder in any material respect;

(6)
at the Issuer’s election, comply with any requirement of the SEC in connection with the qualification of the Second Lien Notes Indenture under the Trust Indenture Act, if such qualification is required;

(7)	make such provisions as necessary (as determined in good faith by the Issuer) for the issuance of Second Lien Exchange Notes and Additional Notes;

(8)
provide for any Restricted Subsidiary to provide a Note Guarantee in accordance with the Covenant described under “—Certain Covenants—Limitation on Indebtedness,” to add Guarantees with respect to the Second Lien Notes, to add security to or for the benefit of the Second Lien Notes, or to confirm and evidence the release, termination, discharge or retaking of any Guarantee or Lien with respect to or securing the Second Lien Notes when such release, termination, discharge or retaking is provided for under the Second Lien Notes Indenture;

(9)
evidence and provide for the acceptance and appointment under the Second Lien Notes Indenture of a successor Trustee pursuant to the requirements thereof or to provide for the accession by the Trustee to any Note Document;

(10)
make any amendment to the provisions of the Second Lien Notes Indenture relating to the transfer and legending of Second Lien Notes as permitted by the Second Lien Notes Indenture, including to facilitate the issuance and administration of Second Lien Notes and the Second Lien Exchange Notes; provided, however, that (i) compliance with the Second Lien Notes Indenture as so amended would not result in Second Lien Notes being transferred in violation of the Securities Act or any applicable securities law and (ii) such amendment does not adversely affect the rights of Holders to transfer Second Lien Notes in any material respect;

(11)
mortgage, pledge, hypothecate or grant any other Lien in favor of the Collateral Agent for the benefit of the Trustee on behalf of the Holders of the Second Lien Notes, as additional security for the payment and performance of all or any portion of the Second Priority Obligations, in any property or assets, including any which are required to be mortgaged, pledged or hypothecated, or in which a Lien is required to be granted to or for the benefit of the Trustee or the Collateral Agent pursuant to the Second Lien Notes Indenture, any of the Security Documents or otherwise;

(12)
provide for the release of Collateral from the Lien pursuant to the Second Lien Notes Indenture, the Security Documents and the Intercreditor Agreement when permitted or required by the Security Documents, the Second Lien Notes Indenture or the Intercreditor Agreement; or

(13)	secure any Future Second Lien Indebtedness to the extent permitted under the Second Lien Notes Indenture and the Security Documents.

The consent of the Holders is not necessary under the Second Lien Notes Indenture to approve the particular form of any proposed amendment of any Note Document. It is sufficient if such consent approves the substance of the proposed amendment. A consent to any amendment or waiver under the Second Lien Notes Indenture by any Holder of Second Lien Notes given in connection with a tender of such Holder’s Second Lien Notes will not be rendered invalid by such tender.

In addition, the Intercreditor Agreement will provide that, subject to certain exceptions, any amendment, waiver or consent to any of the collateral documents with respect to First Priority Obligations will apply automatically to the comparable Security Documents.

Defeasance

The Issuer at any time may terminate all obligations of the Issuer under the Second Lien Notes and the Second Lien Notes Indenture (“legal defeasance”) and cure all then existing Defaults and Events of Default, except for certain obligations, including those respecting the defeasance trust, the rights, powers, trusts, duties, immunities and indemnities of the Trustee and the obligations of the Issuer in connection therewith and obligations concerning issuing temporary Second Lien Notes, registrations of Second Lien Notes, mutilated, destroyed, lost or stolen Second Lien Notes and the maintenance of an office or agency for payment and money for security payments held in trust.

The Issuer at any time may terminate the obligations of the Company and the Restricted Subsidiaries under the covenants described under “—Certain Covenants” (other than clauses (1) and (2) of “—Merger and Consolidation”) and “—Change of Control” and the default provisions relating to such covenants described under “—Events of Default” above, the operation of the cross-default upon a payment default, the cross acceleration provisions, the bankruptcy provisions with respect to the Company and Significant Subsidiaries, the judgment default provision, the guarantee provision and the security default provision described under “—Events of Default” above (“covenant defeasance”).

The Issuer at its option at any time may exercise its legal defeasance option notwithstanding its prior exercise of its covenant defeasance option. If the Issuer exercises its legal defeasance option, payment of the Second Lien Notes may not be accelerated because of an Event of Default with respect to the Second Lien Notes and the Security Documents so long as no Second Lien Notes are then outstanding. If the Issuer exercises its covenant defeasance option with respect to the Second Lien Notes, payment of the Second Lien Notes may not be accelerated because of an Event of Default specified in clause (3), (4), (5) (with respect only to Significant Subsidiaries), (6), (7) or (9) under “—Events of Default” above.

In order to exercise either defeasance option, the Issuer must irrevocably deposit in trust (the “defeasance trust”) with the Trustee cash in dollars or U.S. Government Obligations or a combination thereof for the payment of principal, premium, if any, and interest on the Second Lien Notes to redemption or maturity, as the case may be, and must comply with certain other conditions, including delivery to the Trustee of:

(1)
an Opinion of Counsel in the United States stating that Holders of the Second Lien Notes will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such deposit and defeasance and will be subject to U.S. federal income tax on the same amounts and in the same manner and at the same times as would have been the case if such deposit and defeasance had not occurred (and in the case of legal defeasance only, such Opinion of Counsel in the United States must be based on a ruling of the U.S. Internal Revenue Service or change in applicable U.S. federal income tax law since the issuance of the Second Lien Notes);

(2)
an Opinion of Counsel stating that, as of the date of such opinion and subject to customary assumptions and exclusions, following the deposit, the trust funds will not be subject to the effect of Section 546 or 547 of Title 11 of the United States Code, as amended;

(3)	an Officer’s Certificate stating that the deposit was not made by the Issuer with the intent of defeating, hindering, delaying, defrauding or preferring any creditors of the Company; and

(4)
an Officer’s Certificate and an Opinion of Counsel (which opinion of counsel may be subject to customary assumptions and exclusions), each stating that all conditions precedent provided for or relating to legal defeasance or covenant defeasance, as the case may be, have been complied with.

Satisfaction and Discharge

The Second Lien Notes Indenture will be discharged and cease to be of further effect (except as to surviving rights of conversion or transfer or exchange of the Second Lien Notes, as expressly provided for in the Second Lien Notes Indenture) as to all outstanding Second Lien Notes when (1) either (a) all the Second Lien Notes previously authenticated and delivered (other than certain lost, stolen or destroyed Second Lien Notes and certain Second Lien Notes for which provision for payment was previously made and thereafter the funds have been released to the Issuer) have been delivered to the Trustee for cancellation; or (b) all Second Lien Notes not previously delivered to the Trustee for cancellation (i) have become due and payable, (ii) will become due and payable at their Stated Maturity within one year or (iii) are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Issuer;

(2) the Issuer has deposited or caused to be deposited with the Trustee, money in dollars or U.S. Government Obligations, or a combination thereof, as applicable, in an amount sufficient to pay and discharge the entire indebtedness on the Second Lien Notes not previously delivered to the Trustee for cancellation, for principal, premium, if any, and interest to the date of deposit (in the case of Second Lien Notes that have become due and payable), or to the Stated Maturity or redemption date, as the case may be; (3) the Issuer has paid or caused to be paid all other sums payable under the Second Lien Notes Indenture; and (4) the Issuer has delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel each stating that all conditions precedent under the “—Satisfaction and Discharge” section of the Second Lien Notes Indenture relating to the satisfaction and discharge of the Second Lien Notes Indenture have been complied with; provided that any such counsel may rely on any Officer’s Certificate as to matters of fact (including as to compliance with the foregoing clauses (1), (2) and (3)).

No Personal Liability of Directors, Officers, Employees and Shareholders

No director, officer, employee, incorporator or shareholder of the Company or any of their respective Subsidiaries or Affiliates, as such, shall have any liability for any obligations of the Issuer under the Note Documents or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Second Lien Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Second Lien Notes. Such waiver may not be effective to waive liabilities under the U.S. federal securities laws and it is the view of the SEC that such a waiver is against public policy.

Concerning the Trustee

Wilmington Trust, National Association has been appointed as Trustee under the Second Lien Notes Indenture. The Second Lien Notes Indenture provides that, except during the continuance of an Event of Default, the Trustee will perform only such duties as are set forth specifically in such Second Lien Notes Indenture. During the existence of an Event of Default, the Trustee will exercise such of the rights and powers vested in it under the Second Lien Notes Indenture and use the same degree of care that a prudent Person would use in conducting its own affairs. The permissive rights of the Trustee to take or refrain from taking any action enumerated in the Second Lien Notes Indenture will not be construed as an obligation or duty.

The Second Lien Notes Indenture imposes certain limitations on the rights of the Trustee, should it become a creditor of the Issuer, to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim as security or otherwise. The Trustee will be permitted to engage in other transactions with the Company and its Affiliates and Subsidiaries.

The Second Lien Notes Indenture sets out the terms under which the Trustee may retire or be removed, and replaced. Such terms will include, among others, (1) that the Trustee may be removed at any time by the Holders of a majority in principal amount of then outstanding Second Lien Notes, or may resign at any time by giving written notice to the Issuer and (2) that if the Trustee at any time (a) has or acquires a conflict of interest that is not eliminated, (b) fails to meet certain minimum limits regarding the aggregate of its capital and surplus or (c) becomes incapable of acting as Trustee or becomes insolvent or bankrupt, then the Issuer may remove the Trustee, or any Holder who has been a bona fide Holder for not less than 6 months may petition any court for removal of the Trustee and appointment of a successor Trustee.

Any removal or resignation of the Trustee shall not become effective until the acceptance of appointment by the successor Trustee.

The Second Lien Notes Indenture contains provisions for the indemnification of the Trustee for any loss, liability, taxes, fees and expenses incurred without gross negligence or willful misconduct on its part, arising out of or in connection with the acceptance or administration of the Second Lien Notes Indenture.

Notices

All notices to Holders of Second Lien Notes will be validly given if mailed to them at their respective addresses in the register of the Holders of the Second Lien Notes, if any, maintained by the registrar. For so long as any Second Lien Notes are represented by global notes, all notices to Holders of the Second Lien Notes will be delivered to DTC, delivery of which shall be deemed to satisfy the requirements of this paragraph, which will give such notices to the Holders of Book-Entry Interests.

Each such notice shall be deemed to have been given on the date of such publication or, if published more than once on different dates, on the first date on which publication is made; provided that, if notices are mailed, such notice shall be deemed to have been given on the later of such publication and the seventh day after being so mailed. Any notice or communication mailed to a Holder shall be mailed to such Person by first-class mail or other equivalent means and shall be sufficiently given to him if so mailed within the time prescribed. Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders. If a notice or communication is mailed in the manner provided above, it is duly given, whether or not the addressee receives it.

Enforceability of Judgments

Since certain assets of Parent are held by Subsidiaries located outside the United States, any judgment obtained in the United States against either of them, including judgments with respect to the payment of principal, premium, if any, interest, Additional Amounts, if any, and any redemption price and any purchase price with respect to the Second Lien Notes, may not be collectable within the United States.

Consent to Jurisdiction and Service

In relation to any legal action or proceedings arising out of or in connection with the Indenture and the Second Lien Notes, Parent will in the Indenture irrevocably submit to the jurisdiction of the federal and state courts in the Borough of Manhattan in the City of New York, County and State of New York, United States.

Governing Law

The Second Lien Notes Indenture and the Second Lien Notes, including any Note Guarantees, and the rights and duties of the parties thereunder shall be governed by and construed in accordance with the laws of the State of New York.

Certain Definitions

“ Acquired Indebtedness” means Indebtedness (1) of a Person or any of its Subsidiaries existing at the time such Person becomes a Restricted Subsidiary, or (2) assumed in connection with the acquisition of assets from such Person, in each case whether or not Incurred by such Person in connection with such Person becoming a Restricted Subsidiary of the Company or such acquisition or (3) of a Person at the time such Person merges with or into or consolidates or otherwise combines with the Company or any Restricted Subsidiary. Acquired Indebtedness shall be deemed to have been Incurred, with respect to clause (1) of the preceding sentence, on the date such Person becomes a Restricted Subsidiary and, with respect to clause (2) of the preceding sentence, on the date of consummation of such acquisition of assets and, with respect to clause (3) of the preceding sentence, on the date of the relevant merger, consolidation or other combination.

“Acquisition” means the acquisition of KCI by Chiron pursuant to the Merger Agreement.

“Additional Assets” means:

(1)
any property or assets (other than Capital Stock) used or to be used by the Company, a Restricted Subsidiary or otherwise useful in a Similar Business (it being understood that capital expenditures on property or assets already used in a Similar Business or to replace any property or assets that are the subject of such Asset Disposition shall be deemed an investment in Additional Assets);

(2)
the Capital Stock of a Person that is engaged in a Similar Business and becomes a Restricted Subsidiary as a result of the acquisition of such Capital Stock by the Company or a Restricted Subsidiary of the Company; or

(3)	Capital Stock constituting a minority interest in any Person that at such time is a Restricted Subsidiary of the Company.

“Additional Interest” means all additional interest then owing pursuant to the Registration Rights Agreement.

“Affiliate” of any specified Person means any other Person, directly or indirectly, controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, “control” when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Applicable Premium” means the greater of (A) 1.0% of the principal amount of such Second Lien Note and (B) on any redemption date, the excess (to the extent positive) of:

(a)
the present value at such redemption date of (i) the redemption price of such Second Lien Note at November 1, 2015 (such redemption price (expressed in percentage of principal amount) being set forth in the table under “—Optional Redemption (excluding accrued but unpaid interest)), plus (ii) all required interest payments due on such Second Lien Note to and including such date set forth in clause (i) (excluding accrued but unpaid interest), computed upon the redemption date using a discount rate equal to the Applicable Treasury Rate at such redemption date plus 50 basis points; over

(b)	the outstanding principal amount of such Second Lien Note;

in each case, as calculated by the Issuer or on behalf of the Issuer by such Person as the Company shall designate.

“Applicable Treasury Rate” means the yield to maturity at the time of computation of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15 (519) which has become publicly available at least two Business Days (but not more than five Business Days) prior to the redemption date (or, if such statistical release is not so published or available, any publicly available source of similar market data selected by the Company in good faith)) most nearly equal to the period from the redemption date to November 1, 2015; provided, however, that if the period from the redemption date to November 1, 2015 is not equal to the constant maturity of a United States Treasury security for which a weekly average yield is given, the Applicable Treasury Rate shall be obtained by linear interpolation (calculated to the nearest one-twelfth of a year) from the weekly average yields of United States Treasury securities for which such yields are given, except that if the period from the redemption date to such applicable date is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year shall be used.

“Asset Disposition” means:

(a)
the sale, conveyance, transfer or other disposition, whether in a single transaction or a series of related transactions, of property or assets (including by way of a Sale and Leaseback Transaction) of the Company (other than Capital Stock of the Company) or any of its Restricted Subsidiaries (each referred to in this definition as a “disposition”); or

(b)
the issuance or sale of Capital Stock of any Restricted Subsidiary (other than Preferred Stock or Disqualified Stock of Restricted Subsidiaries issued in compliance with the covenant described under “—Certain Covenants—Limitation on Indebtedness” or directors’ qualifying shares and shares issued to foreign nationals as required under applicable law), whether in a single transaction or a series of related transactions;

in each case, other than:

(1)	a disposition by a Restricted Subsidiary to the Company or by the Company or a Restricted Subsidiary to a Restricted Subsidiary;

(2)	a disposition of cash, Cash Equivalents or Investment Grade Securities;

(3)	a disposition of inventory or other assets in the ordinary course of business;

(4)
a disposition of obsolete, surplus or worn out equipment or other assets or equipment or other assets that are no longer useful in the conduct of the business of the Company and its Restricted Subsidiaries;

(5)	transactions permitted under “—Certain Covenants—Merger and Consolidation—The Parent and the Issuer” or a transaction that constitutes a Change of Control;

(6)
an issuance of Capital Stock by a Restricted Subsidiary to the Company or to another Restricted Subsidiary or as part of or pursuant to an equity incentive or compensation plan approved by the Board of Directors;

(7)
any dispositions of Capital Stock, properties or assets in a single transaction or series of related transactions with a fair market value (as determined in good faith by the Company) of less than $25.0 million;

(8)
any Restricted Payment that is permitted to be made, and is made, under the covenant described above under “—Certain Covenants—Limitation on Restricted Payments” and the making of any Permitted Payment or Permitted Investment or, solely for purposes of clause (3) of the first paragraph under “—Certain Covenants—Limitation on Sales of Assets and Subsidiary Stock,” asset sales, the proceeds of which are used to make such Restricted Payments or Permitted Investments;

(9)	dispositions in connection with Permitted Liens;

(10)
dispositions of receivables in connection with the compromise, settlement or collection thereof in the ordinary course of business or in bankruptcy or similar proceedings and exclusive of factoring or similar arrangements;

(11)
the licensing or sub-licensing of intellectual property or other general intangibles and licenses, sub-licenses, leases or subleases of other property, in each case, in the ordinary course of business;

(12)	foreclosure, condemnation or any similar action with respect to any property or other assets;

(13)
the sale or discount (with or without recourse, and on customary or commercially reasonable terms and for credit management purposes) of accounts receivable or notes receivable arising in the ordinary course of business, or the conversion or exchange of accounts receivable for notes receivable;

(14)	any disposition of Capital Stock, Indebtedness or other securities of an Unrestricted Subsidiary;

(15)
any disposition of Capital Stock of a Restricted Subsidiary pursuant to an agreement or other obligation with or to a Person (other than the Company or a Restricted Subsidiary) from whom such Restricted Subsidiary was acquired, or from whom such Restricted Subsidiary acquired its business and assets (having been newly formed in connection with such acquisition), made as part of such acquisition and in each case comprising all or a portion of the consideration in respect of such sale or acquisition;

(16)	to the extent allowable under Section 1031 of the Code, any exchange of like property (excluding any boot thereon) for use in a Similar Business;

(17)
any disposition of Securitization Assets, or participations therein, in connection with any Qualified Securitization Financing, or the disposition of an account receivable in connection with the collection or compromise thereof in the ordinary course of business;

(18)
any financing transaction with respect to property constructed, acquired, replaced, repaired or improved (including any reconstruction, refurbishment, renovation and/or development of real property) by the Company or any Restricted Subsidiary after the Issue Date, including Sale and Leaseback Transactions and asset securitizations, permitted by the Second Lien Notes Indenture;

(19)	any surrender or waiver of contract rights or the settlement, release or surrender of contract, tort or other claims of any kind; and

(20)	any Sale and Leaseback Transaction in respect of the New Headquarters.

“Associate” means (i) any Person engaged in a Similar Business of which the Company or its Restricted Subsidiaries are the legal and beneficial owners of between 20% and 50% of all outstanding Voting Stock and (ii) any joint venture entered into by the Company or any Restricted Subsidiary of the Company.

“Board of Directors” means (1) with respect to the Company or any corporation, the board of directors or managers, as applicable, of the corporation, or any duly authorized committee thereof; (2) with respect to any partnership, the board of directors or other governing body of the general partner of the partnership or any duly authorized committee thereof; and (3) with respect to any other Person, the board or any duly authorized committee of such Person serving a similar function. Whenever any provision requires any action or determination to be made by, or any approval of, a Board of Directors, such action, determination or approval shall be deemed to have been taken or made if approved by a majority of the directors on any such Board of Directors (whether or not such action or approval is taken as part of a formal board meeting or as a formal board approval).

“Business Day” means each day that is not a Saturday, Sunday or other day on which banking institutions in New York, New York, United States or the jurisdiction of the place of payment are authorized or required by law to close.

“Capital Stock” of any Person means any and all shares of, rights to purchase, warrants, options or depositary receipts for, or other equivalents of or partnership or other interests in (however designated), equity of such Person, including any Preferred Stock, but excluding any debt securities convertible into such equity.

“Capitalized Lease Obligations” means an obligation that is required to be classified and accounted for as a capitalized lease for financial reporting purposes on the basis of GAAP. The amount of Indebtedness represented by such obligation will be the capitalized amount of such obligation at the time any determination thereof is to be made as determined on the basis of GAAP, and the Stated Maturity thereof will be the date of the last payment of rent or any other amount due under such lease prior to the first date such lease may be terminated without penalty.

“Cash Equivalents” means:

(1)
(a) United States dollars, euro, or any national currency of any member state of the European Union; or (b) any other foreign currency held by the Company and the Restricted Subsidiaries in the ordinary course of business;

(2)
securities issued or directly and fully Guaranteed or insured by the United States or Canadian governments, a member state of the European Union or, in each case, any agency or instrumentality of thereof (provided that the full faith and credit of such country or such member state is pledged in support thereof), having maturities of not more than two years from the date of acquisition;

(3)
certificates of deposit, time deposits, eurodollar time deposits, overnight bank deposits or bankers’ acceptances having maturities of not more than one year from the date of acquisition thereof issued by any Lender or by any bank or trust company (a) whose commercial paper is rated at least “A-2” or the equivalent thereof by S&P or at least “P-2” or the equivalent thereof by Moody’s (or if at the time neither is issuing comparable ratings, then a comparable rating of another Nationally Recognized Statistical Rating Organization) or (b) (in the event that the bank or trust company does not have commercial paper which is rated) having combined capital and surplus in excess of $100.0 million;

(4)	repurchase obligations for underlying securities of the types described in clauses (2) and (3) entered into with any bank meeting the qualifications specified in clause (3) above;

(5)
commercial paper rated at the time of acquisition thereof at least “A-2” or the equivalent thereof by S&P or “P-2” or the equivalent thereof by Moody’s or carrying an equivalent rating by a Nationally Recognized Statistical Rating Organization, if both of the two named rating agencies cease publishing ratings of investments or, if no rating is available in respect of the commercial paper, the issuer of which has an equivalent rating in respect of its long-term debt, and in any case maturing within one year after the date of acquisition thereof;

(6)
readily marketable direct obligations issued by any state of the United States of America, any province of Canada, any member of the European Union or any political subdivision thereof, in each case, having one of the two highest rating categories obtainable from either Moody’s or S&P (or, if at the time, neither is issuing comparable ratings, then a comparable rating of another Nationally Recognized Statistical Rating Organization) with maturities of not more than two years from the date of acquisition;

(7)
Indebtedness or Preferred Stock issued by Persons with a rating of “A-” or higher from S&P or “A3” or higher from Moody’s (or, if at the time, neither is issuing comparable ratings, then a comparable rating of another Nationally Recognized Statistical Rating Organization) with maturities of 12 months or less from the date of acquisition;

(8)
bills of exchange issued in the United States, Canada, a member state of the European Union or Japan eligible for rediscount at the relevant central bank and accepted by a bank (or any dematerialized equivalent);

(9)	interests in any investment company, money market or enhanced high yield fund which invests 95% or more of its assets in instruments of the type specified in clauses (1) through (8) above; and

(10)	for purposes of clause (2) of the definition of “Asset Disposition,” the marketable securities portfolio owned by the Company and its Subsidiaries on the Issue Date.

Notwithstanding the foregoing, Cash Equivalents shall include amounts denominated in currencies other than those set forth in clause (1) above, provided that such amounts are converted into any currency listed in clause (1) as promptly as practicable and in any event within 10 Business Days following the receipt of such amounts.

“Cash Management Services” means any of the following to the extent not constituting a line of credit (other than an overnight draft facility that is not in default): ACH transactions, treasury and/or cash management services, including controlled disbursement services, overdraft facilities, foreign exchange facilities, deposit and other accounts and merchant services.

“Change of Control” means:

(1)
the Company becomes aware of (by way of a report or any other filing pursuant to Section 13(d) of the Exchange Act, proxy, vote, written notice or otherwise) any “person” or “group” of related persons (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act as in effect on the Issue Date), other than one or more Permitted Holders, is or becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act as in effect on the Issue Date), directly or indirectly, of more than 50% of the total voting power of the Voting Stock of the Company; or

(2)
the sale, lease, transfer, conveyance or other disposition (other than by way of merger, consolidation or other business combination transaction), in one or a series of related transactions, of all or substantially all of the assets of the Company and its Restricted Subsidiaries taken as a whole to a Person, other than a Restricted Subsidiary or one or more Permitted Holders.

“Code” means the United States Internal Revenue Code of 1986, as amended.

“Collateral Agent” means the Trustee in its capacity as “Collateral Agent” under the Second Lien Notes Indenture and under the Security Documents or any successor or assign thereto in such capacity.

“Consolidated Depreciation and Amortization Expense” means, with respect to any Person for any period, the total amount of depreciation and amortization expense, including amortization of deferred financing fees of such Person and its Restricted Subsidiaries for such period on a consolidated basis and otherwise determined in accordance with GAAP.

“Consolidated EBITDA” for any period means the Consolidated Net Income for such period:

(1)	increased (without duplication) by:

(a) provision for taxes based on income or profits or capital, including state, franchise and similar taxes and foreign withholding taxes of such Person paid or accrued during such period deducted (and not added back) in computing Consolidated Net Income; plus

(b) Fixed Charges of such Person for such period (including (x) net losses on Hedging Obligations or other derivative instruments entered into for the purpose of hedging interest rate risk and (y) costs of surety bonds in connection with financing activities, plus amounts excluded from the definition of “Consolidated Interest Expense” pursuant to clauses (t) through (z) in clause (1) thereof), to the extent the same were deducted (and not added back) in calculating such Consolidated Net Income; plus

(c) Consolidated Depreciation and Amortization Expense of such Person for such period to the extent the same were deducted (and not added back) in computing Consolidated Net Income; plus

(d) any expenses or charges (other than depreciation or amortization expense) related to any Equity Offering, Permitted Investment, acquisition, disposition, recapitalization or the incurrence of Indebtedness permitted to be incurred by the Second Lien Notes Indenture (including a refinancing thereof) (whether or not successful), including (i) such fees, expenses or charges related to the offering of the Second Lien Notes and the Senior Unsecured Debt, the Credit Agreement and any Securitization Fees, and (ii) any amendment or other modification of the Second Lien Notes, the Senior Unsecured Debt, the Credit Agreement and any Securitization Fees, in each case, deducted (and not added back) in computing Consolidated Net Income; plus

(e) the amount of any restructuring charge or reserve, integration cost or other business optimization expense or cost associated with establishing new facilities that is deducted (and not added back) in such period in computing Consolidated Net Income, including any one-time costs incurred in connection with acquisitions after the Issue Date, and costs related to the closure and/or consolidation of facilities; provided that the aggregate amount of cash charges and cash costs that are included in this clause (e) shall not exceed 15% of Consolidated EBITDA in any four-quarter period; plus

(f) any other non-cash charges, write-downs, expenses, losses or items reducing Consolidated Net Income for such period including any impairment charges or the impact of purchase accounting, (excluding any such non-cash charge, write-down or item to the extent it represents an accrual or reserve for a cash expenditure for a future period) or other items classified by the Company as special items less other non-cash items of income increasing Consolidated Net Income (excluding any such non-cash item of income to the extent it represents a receipt of cash in any future period); plus

(g) the amount of management, monitoring, advisory, consulting, refinancing, subsequent transaction and exit fees (including termination fees) and related indemnities and expenses paid or accrued in such period to the Sponsor to the extent permitted under “Certain Covenants—Limitation on Affiliate Transactions”; plus

(h) the amount of “run-rate” cost savings projected by the Company in good faith to be realized as a result of specified actions either taken or initiated prior to or during such period (calculated on a pro forma basis as though such cost savings had been realized on the first day of such period), net of the amount of actual benefits realized or expected to be realized prior to or during such period from such actions; provided that (x) such cost savings are reasonably identifiable, reasonably attributable to the actions specified and reasonably anticipated to result from such actions, (y) such actions have been taken or initiated and the benefits resulting therefrom are anticipated by the Company to be realized within twelve (12) months and (z) the aggregate amount added back pursuant to this clause (h) for any period shall not exceed 15% of Consolidated EBITDA for such period; plus

(i) the amount of loss on sale of Securitization Assets and related assets to the Securitization Subsidiary in connection with a Qualified Securitization Financing; plus

(j) any costs or expense incurred by the Company or a Restricted Subsidiary pursuant to any management equity plan or stock option plan or any other management or employee benefit plan or agreement or any stock subscription or shareholder agreement, to the extent that such cost or expenses are funded with cash proceeds contributed to the capital of the Company or net cash proceeds of an issuance of Capital Stock of the Company (other than Disqualified Stock) solely to the extent that such net cash proceeds are excluded from the calculation set forth in clause (c) of the first paragraph under “Certain Covenants—Limitation on Restricted Payments;” plus

(k) cash receipts (or any netting arrangements resulting in reduced cash expenditures) not representing Consolidated EBITDA or Consolidated Net Income in any period to the extent non-cash gains relating to such income were deducted in the calculation of Consolidated EBITDA pursuant to clause (2) below for any previous period and not added back; plus

(l) any net loss included in the Consolidated Net Income attributable to non-controlling interests pursuant to the application of Accounting Standards Codification Topic 810-10-45 (“Topic 810”); plus

(m) realized foreign exchange losses resulting from the impact of foreign currency changes on the valuation of assets or liabilities on the balance sheet of the Company and its Restricted Subsidiaries; plus

(n) net realized losses from Hedging Obligations or embedded derivatives that require similar accounting treatment and the application of Accounting Standard Codification Topic 815 and related pronouncements; plus

(o) any costs or expenses incurred in connection with the separation of the LifeCell Group on the Issue Date; and

(p) royalty payments to Wake Forest University or its affiliates in respect of certain patents relating to negative pressure wound therapy products, which have been accrued in any period ending on or prior to February 27, 2011;

(2)
decreased (without duplication) by: (a) non-cash gains increasing Consolidated Net Income of such Person for such period, excluding any non-cash gains to the extent they represent the reversal of an accrual or reserve for a potential cash item that reduced Consolidated EBITDA in any prior period and any non-cash gains with respect to cash actually received in a prior period so long as such cash did not increase Consolidated EBITDA in such prior period; plus (b) realized foreign exchange income or gains resulting from the impact of foreign currency changes on the valuation of assets or liabilities on the balance sheet of the Company and its Restricted Subsidiaries; plus (c) any net realized income or gains from Hedging Obligations or embedded derivatives that require similar accounting treatment and the application of Accounting Standards Codification Topic 815 and related pronouncements, plus (d) any net income included in Consolidated Net Income attributable to non-controlling interests pursuant to the application of Topic 810; and

(3)	increased or decreased (without duplication) by, as applicable, any adjustments resulting for the application of Accounting Standards Codification Topic 460 or any comparable regulation.

“Consolidated Interest Expense” means, with respect to any Person for any period, without duplication, the sum of:

(1)
consolidated interest expense of such Person and its Restricted Subsidiaries for such period, to the extent such expense was deducted (and not added back) in computing Consolidated Net Income (including (a) amortization of original issue discount resulting from the issuance of Indebtedness at less than par, (b) all commissions, discounts and other fees and charges owed with respect to letters of credit or bankers acceptances, (c) non-cash interest payments (but excluding any non-cash interest expense attributable to the movement in the mark to market valuation of Hedging Obligations or other derivative instruments pursuant to GAAP), (d) the interest component of Capitalized Lease Obligations, and (e) net payments, if any, pursuant to interest rate Hedging Obligations with respect to Indebtedness), and excluding (t) penalties and interest relating to taxes, (u) any additional cash interest owing pursuant to any registration rights agreement, (v) accretion or accrual of discounted liabilities other than Indebtedness, (w) any expense resulting from the discounting of any Indebtedness in connection with the application of purchase accounting in connection with any acquisition, (x) amortization of deferred financing fees, debt issuance costs, commissions, fees and expenses, (y) any expensing of bridge, commitment and other financing fees, and (z) interest with respect to Indebtedness of any parent of such Person appearing upon the balance sheet of such Person solely by reason of push-down accounting under GAAP; plus

(2)	consolidated capitalized interest of such Person and its Restricted Subsidiaries for such period, whether paid or accrued; less

(3)	interest income for such period.

For purposes of this definition, interest on a Capitalized Lease Obligation shall be deemed to accrue at an interest rate reasonably determined by such Person to be the rate of interest implicit in such Capitalized Lease Obligation in accordance with GAAP.

“Consolidated Net Income” means, for any period, the net income (loss) of the Company and its Restricted Subsidiaries determined on a consolidated basis on the basis of GAAP; provided, however, that there will not be included in such Consolidated Net Income:

(1)
subject to the limitations contained in clause (3) below, any net income (loss) of any Person if such Person is not a Restricted Subsidiary, except that the Company’s equity in the net income of any such Person for such period will be included in such Consolidated Net Income up to the aggregate amount of cash or Cash Equivalents actually distributed or that (as reasonably determined by an Officer of the Company) could have been distributed by such Person during such period to the Company or a Restricted Subsidiary as a dividend or other distribution or return on investment (subject, in the case of a dividend or other distribution or return on investment to a Restricted Subsidiary, to the limitations contained in clause (2) below);

(2)
solely for the purpose of determining the amount available for Restricted Payments under clause (c)(i) of the first paragraph of the covenant described under “—Certain Covenants—Limitation on Restricted Payments,” any net income (loss) of any Restricted Subsidiary (other than the Guarantors) if such Subsidiary is subject to restrictions, directly or indirectly, on the payment of dividends or the making of distributions by such Restricted Subsidiary, directly or indirectly, to the Company or a Guarantor by operation of the terms of such Restricted Subsidiary’s charter or any agreement, instrument, judgment, decree, order, statute or governmental rule or regulation applicable to such Restricted Subsidiary or its shareholders (other than (a) restrictions that have been waived or otherwise released, (b) restrictions pursuant to the Credit Agreement, the Senior Unsecured Debt, the Second Lien Notes, the Redemption Note, or the Second Lien Notes Indenture, and (c) restrictions specified in clause (13)(i) of the second paragraph of the covenant described under “—Certain Covenants—Limitation on Restrictions on Distributions from Restricted Subsidiaries”), except that the Company’s equity in the net income of any such Restricted Subsidiary for such period will be included in such Consolidated Net Income up to the aggregate amount of cash or Cash Equivalents actually distributed or that could have been distributed by such Restricted Subsidiary during such period to the Company or another Restricted Subsidiary as a dividend or other distribution (subject, in the case of a dividend to another Restricted Subsidiary, to the limitation contained in this clause);

(3)
any net gain (or loss) realized upon the sale or other disposition of any asset or disposed operations of the Company or any Restricted Subsidiaries (including pursuant to any sale/leaseback transaction) which is not sold or otherwise disposed of in the ordinary course of business (as determined in good faith by an Officer or the Board of Directors of the Company);

(4)
any extraordinary, exceptional, unusual or nonrecurring gain, loss, charge or expense (including relating to the Transaction Expenses) or any charges, expenses or reserves in respect of any restructuring, redundancy or severance expense;

(5)	the cumulative effect of a change in accounting principles;

(6)
any (i) non-cash compensation charge or expense arising from any grant of stock, stock options or other equity based awards and any non-cash deemed finance charges in respect of any pension liabilities or other provisions and (ii) income (loss) attributable to deferred compensation plans or trusts shall be excluded;

(7)
all deferred financing costs written off and premiums paid or other expenses incurred directly in connection with any early extinguishment of Indebtedness and any net gain (loss) from any write-off or forgiveness of Indebtedness;

(8)
any unrealized gains or losses in respect of Hedging Obligations or any ineffectiveness recognized in earnings related to qualifying hedge transactions or the fair value of changes therein recognized in earnings for derivatives that do not qualify as hedge transactions, in each case, in respect of Hedging Obligations;

(9)
any unrealized foreign currency translation or transaction gains or losses in respect of Indebtedness of any Person denominated in a currency other than the functional currency of such Person and any unrealized foreign exchange gains or losses relating to translation of assets and liabilities denominated in foreign currencies;

(10)
any unrealized foreign currency translation or transaction gains or losses in respect of Indebtedness or other obligations of the Company or any Restricted Subsidiary owing to the Company or any Restricted Subsidiary;

(11)
any purchase accounting effects including, but not limited to, adjustments to inventory, property and equipment, software and other intangible assets and deferred revenue in component amounts required or permitted by GAAP and related authoritative pronouncements (including the effects of such adjustments pushed down to the Company and the Restricted Subsidiaries), as a result of any consummated acquisition, or the amortization or write-off of any amounts thereof (including any write-off of in process research and development);

(12)	any goodwill or other intangible asset impairment charge or write-off;

(13)	any after-tax effect of income (loss) from the early extinguishment or cancellation of Indebtedness or Hedging Obligations or other derivative instruments;

(14)	accruals and reserves that are established within twelve months after the Issue Date that are so required to be established as a result of the Transactions in accordance with GAAP;

(15)
any net unrealized gains and losses resulting from Hedging Obligations or embedded derivatives that require similar accounting treatment and the application of Accounting Standards Codification Topic 815 and related pronouncements; and

(16)
the amount of any expense to the extent a corresponding amount is received in cash (or to the extent that the Company has made the determination that there exists reasonable evidence that such amount will be reimbursed) by the Company and the Restricted Subsidiaries from a Person other than the Company or any Restricted Subsidiaries under any agreement providing for reimbursement of any such expense, provided such reimbursement payment has not been included in determining Consolidated Net Income (it being understood that if the amounts received in cash under any such agreement in any period exceed the amount of expense in respect of such period, such excess amounts received may be carried forward and applied against expense in future periods).

“Consolidated Secured Leverage” means the sum of the aggregate outstanding Secured Indebtedness for borrowed money of the Company and its Restricted Subsidiaries less the aggregate amount of cash and Cash Equivalents of the Company and its Restricted Subsidiaries not to exceed the greater of $300.0 million and 40% of Consolidated EBITDA of the Company for the period of the most recent four consecutive fiscal quarters ending prior to the date of such determination for which internal consolidated financial statements of the Company are available with such pro forma adjustments as are consistent with the pro forma adjustments set forth in the definition of “Fixed Charge Coverage Ratio” and as determined in good faith by the Company.

“Consolidated Secured Leverage Ratio” means, as of any date of determination, the ratio of (x) Consolidated Secured Leverage at such date to (y) the aggregate amount of Consolidated EBITDA for the period of the most recent four consecutive fiscal quarters ending prior to the date of such determination for which internal consolidated financial statements of the Company are available, in each case with such pro forma adjustments as are consistent with the pro forma adjustments set forth in the definition of “Fixed Charge Coverage Ratio”; provided that, for the purpose of determining Consolidated Secured Leverage, the aggregate amount of cash and Cash Equivalents of the Company and its Restricted Subsidiaries shall be determined without giving pro forma effect to the proceeds of Indebtedness Incurred on such date.

“Consolidated Total Leverage” means the sum of the aggregate outstanding Indebtedness for borrowed money of the Company and its Restricted Subsidiaries less the aggregate amount of cash and Cash Equivalents of the Company and its Restricted Subsidiaries.

“ Consolidated Total Leverage Ratio ” means, as of any date of determination, the ratio of (x) Consolidated Total Leverage at such date to (y) the aggregate amount of Consolidated EBITDA for the period of the most recent four consecutive fiscal quarters ending prior to the date of such determination for which internal consolidated financial statements of the Company are available, in each case with such pro forma adjustments as are consistent with the pro forma adjustments set forth in the definition of “Fixed Charge Coverage Ratio;” provided that, for the purpose of determining Consolidated Total Leverage, the aggregate amount of cash and Cash Equivalents of the Company and its Restricted Subsidiaries shall be determined without giving pro forma effect to (i) the proceeds of Indebtedness Incurred on such date and (ii) for purposes of clause (19) of the second paragraph of the covenant described under “Certain Covenants—Limitation on Restricted Payments” cash and Cash Equivalents received from the LifeCell Disposition.

“Contingent Obligations” means, with respect to any Person, any obligation of such Person guaranteeing in any manner, whether directly or indirectly, any operating lease, dividend or other obligation that does not constitute Indebtedness (“primary obligations”) of any other Person (the “primary obligor”), including any obligation of such Person, whether or not contingent:

(1)	to purchase any such primary obligation or any property constituting direct or indirect security therefor;

(2)	to advance or supply funds:

(a)	for the purchase or payment of any such primary obligation; or

(b)	to maintain the working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor; or

(3)
to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation against loss in respect thereof.

“Credit Agreement” means the Credit Agreement to be entered into by and among Parent, KCI, Chiron, Holdings, Topco, Chiron Guernsey GP Co. Limited, the guarantors party thereto, Bank of America, N.A., as administrative agent and collateral agent, and the other lenders party thereto, together with the related documents thereto (including the revolving loans thereunder, any letters of credit and reimbursement obligations related thereto, any Guarantees and security documents), as amended, extended, renewed, restated, refunded, replaced, refinanced, supplemented, modified or otherwise changed (in whole or in part, and without limitation as to amount, terms, conditions, covenants and other provisions) from time to time, and any one or more agreements (and related documents) governing Indebtedness, including indentures, incurred to refinance, substitute, supplement, replace or add to (including increasing the amount available for borrowing or adding or removing any Person as a borrower, issuer or guarantor thereunder, in whole or in part, the borrowings and commitments then outstanding or permitted to be outstanding under such Credit Agreement or one or more successors to the Credit Agreement or one or more new credit agreements.

“Credit Facility” means, with respect to the Company or any of its Subsidiaries, one or more debt facilities, indentures or other arrangements (including the Credit Agreement or commercial paper facilities and overdraft facilities) with banks, other financial institutions or investors providing for revolving credit loans, term loans, notes, receivables financing (including through the sale of receivables to such institutions or to special purpose entities formed to borrow from such institutions against such receivables), letters of credit or other Indebtedness, in each case, as amended, restated, modified, renewed, refunded, replaced, restructured, refinanced, repaid, increased or extended in whole or in part from time to time (and whether in whole or in part and whether or not with the original administrative agent and lenders or another administrative agent or agents or other banks or institutions and whether provided under the original Credit Agreement or one or more other credit or other agreements, indentures, financing agreements or otherwise) and in each case including all agreements, instruments and documents executed and delivered pursuant to or in connection with the foregoing (including any notes and letters of credit issued pursuant thereto and any Guarantee and collateral agreement, patent and trademark security agreement, mortgages or letter of credit applications and other Guarantees, pledges, agreements, security agreements and collateral documents). Without limiting the generality of the foregoing, the term “Credit Facility” shall include any agreement or instrument (1) changing the maturity of any Indebtedness Incurred thereunder or contemplated thereby, (2) adding Subsidiaries of the Company as additional borrowers or guarantors thereunder, (3) increasing the amount of Indebtedness Incurred thereunder or available to be borrowed thereunder or (4) otherwise altering the terms and conditions thereof.

“Credit Facility Documents” means the collective reference to any Credit Facility, any notes issued pursuant thereto and the guarantees thereof, and the collateral documents relating thereto, as amended, supplemented, restated, renewed, refunded, replaced, restructured, repaid, refinanced or otherwise modified, in whole or in part, from time to time.

“Default” means any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default; provided that any Default that results solely from the taking of an action that would have been permitted but for the continuation of a previous Default will be deemed to be cured if such previous Default is cured prior to becoming an Event of Default.

“Designated Non-Cash Consideration” means the fair market value (as determined in good faith by the Company) of non-cash consideration received by the Company or one of its Restricted Subsidiaries in connection with an Asset Disposition that is so designated as Designated Non-Cash Consideration pursuant to an Officer’s Certificate, setting forth the basis of such valuation, less the amount of cash or Cash Equivalents received in connection with a subsequent payment, redemption, retirement, sale or other disposition of such Designated Non-Cash Consideration. A particular item of Designated Non-Cash Consideration will no longer be considered to be outstanding when and to the extent it has been paid, redeemed or otherwise retired or sold or otherwise disposed of in compliance with the covenant described under “—Certain Covenants—Limitation on Sales of Assets and Subsidiary Stock.”

“Designated Preferred Stock” means, with respect to the Company, Preferred Stock (other than Disqualified Stock) (a) that is issued for cash (other than to the Company or a Subsidiary of the Company or an employee stock ownership plan or trust established by the Company or any such Subsidiary for the benefit of their employees to the extent funded by the Company or such Subsidiary) and (b) that is designated as “Designated Preferred Stock” pursuant to an Officer’s Certificate of the Company at or prior to the issuance thereof, the Net Cash Proceeds of which are excluded from the calculation set forth in clause (c)(ii) of the second paragraph of the covenant described under “—Certain Covenants—Limitation on Restricted Payments.”

“Discharge of Senior Lender Claims” means, except to the extent otherwise provided in the Intercreditor Agreement, the payment in full in cash (except for contingent indemnities and cost and reimbursement obligations to the extent no claim has been made) of (a) all Obligations in respect of all outstanding First Priority Obligations and, with respect to letters of credit or letter of credit guaranties outstanding thereunder, delivery of cash collateral or backstop letters of credit in respect thereof in compliance with the Credit Agreement, in each case after or concurrently with the termination of all commitments to extend credit thereunder and (b) any other First Priority Obligations that are due and payable or otherwise accrued and owing at or prior to the time such principal and interest are paid; provided that the Discharge of Senior Lender Claims shall not be deemed to have occurred if such payments are made with the proceeds of other First Priority Obligations that constitute an exchange or replacement for or a refinancing of such Obligations or First Priority Obligations. In the event the First Priority Obligations are modified and the Obligations are paid over time or otherwise modified pursuant to Section 1129 of the Bankruptcy Code, the First Priority Obligations shall be deemed to be discharged when the final payment is made, in cash, in respect of such indebtedness and any obligations pursuant to such new indebtedness shall have been satisfied.

“Disinterested Director” means, with respect to any Affiliate Transaction, a member of the Board of Directors of the Company having no material direct or indirect financial interest in or with respect to such Affiliate Transaction. A member of the Board of Directors of the Company shall be deemed not to have such a financial interest by reason of such member’s holding Capital Stock of the Company or any options, warrants or other rights in respect of such Capital Stock.

“Disqualified Stock” means, with respect to any Person, any Capital Stock of such Person which by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable) or upon the happening of any event:

(1)	matures or is mandatorily redeemable for cash or in exchange for Indebtedness pursuant to a sinking fund obligation or otherwise; or

(2)
is or may become (in accordance with its terms) upon the occurrence of certain events or otherwise redeemable or repurchasable for cash or in exchange for Indebtedness at the option of the holder of the Capital Stock in whole or in part, in each case on or prior to the earlier of (a) the Stated Maturity of the Second Lien Notes or (b) the date on which there are no Second Lien Notes outstanding; provided, however, that (i) only the portion of Capital Stock which so matures or is mandatorily redeemable, is so convertible or exchangeable or is so redeemable at the option of the holder thereof prior to such date will be deemed to be Disqualified Stock and (ii) any Capital Stock that would constitute Disqualified Stock solely because the holders thereof have the right to require the Company to repurchase such Capital Stock upon the occurrence of a change of control or asset sale (howsoever defined or referred to) shall not constitute Disqualified Stock if any such redemption or repurchase obligation is subject to compliance by the relevant Person with the covenant described under “—Certain Covenants—Limitation on Restricted Payments;” provided, however, that if such Capital Stock is issued to any plan for the benefit of employees of the Company or its Subsidiaries or by any such plan to such employees, such Capital Stock shall not constitute Disqualified Stock solely because it may be required to be repurchased by the Company or its Subsidiaries in order to satisfy applicable statutory or regulatory obligations.

“Domestic Subsidiary” means, with respect to any Person, any Restricted Subsidiary of such Person other than a Foreign Subsidiary.

“DTC” means The Depository Trust Company or any successor securities clearing agency.

“Equity Offering” means (x) a sale of Capital Stock of KCI (other than Disqualified Stock) other than offerings registered on Form S-8 (or any successor form) under the Securities Act or any similar offering in other jurisdictions, or (y) the sale of Capital Stock or other securities, the proceeds of which are contributed to the equity (other than through the issuance of Disqualified Stock or Designated Preferred Stock or through an Excluded Contribution) of KCI or any of its Restricted Subsidiaries.

“Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder, as amended.

“Excluded Contribution” means Net Cash Proceeds or property or assets received by the Company as capital contributions to the equity (other than through the issuance of Disqualified Stock or Designated Preferred Stock) of the Company after the Issue Date or from the issuance or sale (other than to a Restricted Subsidiary or an employee stock ownership plan or trust established by the Company or any Subsidiary of the Company for the benefit of their employees to the extent funded by the Company or any Restricted Subsidiary) of Capital Stock (other than Disqualified Stock or Designated Preferred Stock) of the Company, in each case, to the extent designated as an Excluded Contribution pursuant to an Officer’s Certificate of the Company.

“fair market value” may be conclusively established by means of an Officer’s Certificate or resolutions of the Board of Directors of the Company setting out such fair market value as determined by such Officer or such Board of Directors in good faith.

“First Lien Agent” means individually and/or collectively, (i) Bank of America, N.A., in its capacity as administrative agent and collateral agent under the Credit Agreement, together with its successors in such capacity and (ii) any Person elected, designated or appointed as the administrative agent, trustee, collateral agent or similar representative with respect to documents evidencing any First Priority Obligations.

“First Priority Credit Documents” means the Credit Agreement and each of the other agreements, documents and instruments providing for or evidencing any other First Priority Obligation and any other document or instrument executed or delivered at any time in connection with any First Priority Obligation (including any intercreditor or joinder agreement among holders of First Priority Obligations but excluding documents governing Hedging Obligations), to the extent such are effective at the relevant time, as each may be amended, extended, renewed, restated, refunded, replaced, refinanced, supplemented, modified or otherwise changed from time to time.

“First Priority Designated Agent” has the meaning given to such term in the Intercreditor Agreement.

“First Priority Documents” means the First Priority Credit Documents and any and all documents governing the Hedging Obligations.

“First Priority Lenders” means the lenders from time to time party to the Credit Agreement, together with their respective successors and assigns; provided that the term “First Priority Lender” shall in any event also include each letter of credit issuer and swingline lender under the Credit Agreement.

“First Priority Liens” means all Liens that secure the First Priority Obligations.

“First Priority Obligations” means (i) any and all amounts payable under or in respect of any Credit Facility and the other Credit Facility Documents as amended, restated, supplemented, waived, replaced, restructured, repaid, refunded, refinanced or otherwise modified from time to time (including after termination of the Credit Agreement), including principal, premium (if any), interest (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to the Issuer whether or not a claim for Post-Petition Interest is allowed in such proceedings), fees, charges, expenses, reimbursement obligations, guarantees and all other amounts payable thereunder or in respect of, in each case, to the extent secured by a Permitted Lien incurred or deemed incurred pursuant to clause (19) and (31) of the definition of “Permitted Liens”, and (ii) all other Obligations of the Company or any of its Restricted Subsidiaries in respect of Hedging Obligations or Obligations in respect of cash management services in each case owing to a Person that is a holder of Indebtedness described in clause (i) above or an Affiliate of such holder at the time of entry into such Hedging Obligations or Obligations in respect of cash management services.

“First Priority Secured Party” has the meaning given to such term in the Intercreditor Agreement.

“Fixed Charge Coverage Ratio” means, with respect to any Person on any determination date, the ratio of Consolidated EBITDA of such Person for the most recent four consecutive fiscal quarters ending immediately prior to such determination date for which internal consolidated financial statements are available to the Fixed Charges of such Person for four consecutive fiscal quarters. In the event that the Company or any Restricted Subsidiary Incurs, assumes, Guarantees, redeems, defeases, retires or extinguishes any Indebtedness (other than Indebtedness incurred under any revolving credit facility unless such Indebtedness has been permanently repaid and has not been replaced) or issues or redeems Disqualified Stock or Preferred Stock subsequent to the commencement of the period for which the Fixed Charge Coverage Ratio is being calculated but prior to or simultaneously with the event for which the calculation of the Fixed Charge Coverage Ratio is made (the “Fixed Charge Coverage Ratio Calculation Date”), then the Fixed Charge Coverage Ratio shall be calculated giving pro forma effect to such Incurrence, assumption, Guarantee, redemption, defeasance, retirement or extinguishment of Indebtedness, or such issuance or redemption of Disqualified Stock or Preferred Stock, as if the same had occurred at the beginning of the applicable four-quarter period; provided, however, that the pro forma calculation shall not give effect to any Indebtedness Incurred on such determination date pursuant to the provisions described in the second paragraph under “—Certain Covenants—Limitation on Indebtedness.”

For purposes of making the computation referred to above, any Investments, acquisitions, dispositions, mergers, consolidations and disposed operations that have been made by the Company or any of its Restricted Subsidiaries, during the four-quarter reference period or subsequent to such reference period and on or prior to or simultaneously with the Fixed Charge Coverage Ratio Calculation Date shall be calculated on a pro forma basis assuming that all such Investments, acquisitions, dispositions, mergers, consolidations and disposed or discontinued operations (and the change in any associated fixed charge obligations and the change in Consolidated EBITDA resulting therefrom) had occurred on the first day of the four-quarter reference period. If since the beginning of such period any Person that subsequently became a Restricted Subsidiary or was merged with or into the Company or any of its Restricted Subsidiaries since the beginning of such period shall have made any Investment, acquisition, disposition, merger, consolidation or disposed or discontinued operation that would have required adjustment pursuant to this definition, then the Fixed Charge Coverage Ratio shall be calculated giving pro forma effect thereto for such period as if such Investment, acquisition, disposition, merger, consolidation or disposed operation had occurred at the beginning of the applicable four-quarter period.

For purposes of this definition, whenever pro forma effect is to be given to a transaction, the pro forma calculations shall be made in good faith by a responsible financial or chief accounting officer of the Company (including cost savings; provided that (x) such cost savings are reasonably identifiable, reasonably attributable to the action specified and reasonably anticipated to result from such actions and (y) such actions have been taken or initiated and the benefits resulting therefrom are anticipated by the Company to be realized within twelve (12) months). If any Indebtedness bears a floating rate of interest and is being given pro forma effect, the interest on such Indebtedness shall be calculated as if the rate in effect on the Fixed Charge Coverage Ratio Calculation Date had been the applicable rate for the entire period (taking into account any Hedging Obligations applicable to such Indebtedness). Interest on a Capitalized Lease Obligation shall be deemed to accrue at an interest rate reasonably determined by a responsible financial or accounting officer of the Company to be the rate of interest implicit in such Capitalized Lease Obligation in accordance with GAAP. For purposes of making the computation referred to above, interest on any Indebtedness under a revolving credit facility computed with a pro forma basis shall be computed based upon the average daily balance of such Indebtedness during the applicable period except as set forth in the first paragraph of this definition. Interest on Indebtedness that may optionally be determined at an interest rate based upon a factor of a prime or similar rate, a eurocurrency interbank offered rate, or other rate, shall be determined to have been based upon the rate actually chosen, or if none, then based upon such optional rate chosen as the Company may designate.

“Fixed Charges” means, with respect to any Person for any period, the sum of:

(1)	Consolidated Interest Expense of such Person for such Period;

(2)	all cash dividends or other distributions paid (excluding items eliminated in consolidation) on any series of Preferred Stock of any Subsidiary of such Person during such period; and

(3)	all cash dividends or other distributions paid (excluding items eliminated in consolidation) on any series of Disqualified Stock during this period.

“Foreign Guarantors” means any Guarantor organized or incorporated in any jurisdiction other than the United States, any state thereof or the District of Columbia.

“Foreign Subsidiary” means, with respect to any Person, any Subsidiary of such Person that is not organized or existing under the laws of the United States, any state thereof or the District of Columbia, and any Subsidiary of such Subsidiary.

“Future Second Lien Indebtedness” means other Indebtedness of the Issuer and/or the Guarantors that is equally and ratably secured with the Second Lien Notes as permitted by the Second Lien Notes Indenture and is designated by the Issuer as Future Second Lien Indebtedness; provided that the trustee, agent or other authorized representative for the holders of such Indebtedness executes a joinder to the Security Documents and the Intercreditor Agreement.

“GAAP” means generally accepted accounting principles in the United States of America as in effect on the date of any calculation or determination required hereunder. Except as otherwise set forth in the Second Lien Notes Indenture, all ratios and calculations based on GAAP contained in the Second Lien Notes Indenture shall be computed in accordance with GAAP. At any time after the Issue Date, the Company may elect to establish that GAAP shall mean the GAAP as in effect on or prior to the date of such election; provided that any such election, once made, shall be irrevocable. At any time after the Issue Date, the Company may elect to apply IFRS accounting principles in lieu of GAAP and, upon any such election, references herein to GAAP shall thereafter be construed to mean IFRS (except as otherwise provided in the Second Lien Notes Indenture), including as to the ability of the Company to make an election pursuant to the previous sentence; provided that any such election, once made, shall be irrevocable; provided, further, that any calculation or determination in the Second Lien Notes Indenture that require the application of GAAP for periods that include fiscal quarters ended prior to the Company’s election to apply IFRS shall remain as previously calculated or determined in accordance with GAAP; provided, further again, that the Company may only make such election if it also elects to report any subsequent financial reports required to be made by the Company, including pursuant to Section 13 or Section 15(d) of the Exchange Act and the covenants set forth under “Reports,” in IFRS. The Company shall give notice of any such election made in accordance with this definition to the Trustee and the Holders.

“Governmental Authority” means any nation, sovereign or government, any state, province, territory or other political subdivision thereof, and any entity or authority exercising executive, legislative, judicial, regulatory, self-regulatory or administrative functions of or pertaining to government, including a central bank or stock exchange.

“Guarantee” means any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Indebtedness of any other Person, including any such obligation, direct or indirect, contingent or otherwise, of such Person:

(1)
to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness of such other Person (whether arising by virtue of partnership arrangements, or by agreements to keep-well, to purchase assets, goods, securities or services, to take-or-pay or to maintain financial statement conditions or otherwise); or

(2)
entered into primarily for purposes of assuring in any other manner the obligee of such Indebtedness of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part);

provided, however, that the term “Guarantee” will not include endorsements for collection or deposit in the ordinary course of business. The term “Guarantee” used as a verb has a corresponding meaning.

“Guarantor” means Parent and any Restricted Subsidiary that Guarantees the Second Lien Notes, until such Note Guarantee is released in accordance with the terms of the Second Lien Notes Indenture.

“Hedging Obligations” means, with respect to any person, the obligations of such Person under any interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, commodity swap agreement, commodity cap agreement, commodity collar agreement, foreign exchange contracts, currency swap agreement or similar agreement providing for the transfer or mitigation of interest rate, commodity price or currency risks either generally or under specific contingencies.

“Holder” means each Person in whose name the Second Lien Notes are registered on the Registrar’s books, which shall initially be the respective nominee of DTC.

“Holdings” means Chiron Holdings, Inc., a Delaware corporation, or any successors or assigns thereto.

“Incur” means issue, create, assume, enter into any Guarantee of, incur, extend or otherwise become liable for; provided, however, that any Indebtedness or Capital Stock of a Person existing at the time such Person becomes a Restricted Subsidiary (whether by merger, consolidation, acquisition or otherwise) will be deemed to be Incurred by such Restricted Subsidiary at the time it becomes a Restricted Subsidiary and the terms “Incurred” and “Incurrence” have meanings correlative to the foregoing and any Indebtedness pursuant to any revolving credit or similar facility shall only be “Incurred” at the time any funds are borrowed thereunder.

“Indebtedness” means, with respect to any Person on any date of determination (without duplication):

(1)	the principal of indebtedness of such Person for borrowed money;

(2)	the principal of obligations of such Person evidenced by bonds, debentures, notes or other similar instruments;

(3)
all reimbursement obligations of such Person in respect of letters of credit, bankers’ acceptances or other similar instruments (the amount of such obligations being equal at any time to the aggregate then undrawn and unexpired amount of such letters of credit or other instruments plus the aggregate amount of drawings thereunder that have been reimbursed) (except to the extent such reimbursement obligations relate to trade payables and such obligations are satisfied within 30 days of Incurrence);

(4)
the principal component of all obligations of such Person to pay the deferred and unpaid purchase price of property (except trade payables), which purchase price is due more than one year after the date of placing such property in service or taking final delivery and title thereto;

(5)	Capitalized Lease Obligations of such Person;

(6)
the principal component of all obligations, or liquidation preference, of such Person with respect to any Disqualified Stock or, with respect to any Restricted Subsidiary, any Preferred Stock (but excluding, in each case, any accrued dividends);

(7)
the principal component of all Indebtedness of other Persons secured by a Lien on any asset of such Person, whether or not such Indebtedness is assumed by such Person; provided, however, that the amount of such Indebtedness will be the lesser of (a) the fair market value of such asset at such date of determination (as determined in good faith by the Company) and (b) the amount of such Indebtedness of such other Persons;

(8)	Guarantees by such Person of the principal component of Indebtedness of other Persons to the extent Guaranteed by such Person; and

(9)
to the extent not otherwise included in this definition, net obligations of such Person under Hedging Obligations (the amount of any such obligations to be equal at any time to the net payments under such agreement or arrangement giving rise to such obligation that would be payable by such Person at the termination of such agreement or arrangement).

The term “Indebtedness” shall not include any lease, concession or license of property (or Guarantee thereof) which would be considered an operating lease under GAAP as in effect on the Issue Date, any prepayments of deposits received from clients or customers in the ordinary course of business, or obligations under any license, permit or other approval (or Guarantees given in respect of such obligations) Incurred prior to the Issue Date or in the ordinary course of business.

The amount of Indebtedness of any Person at any time in the case of a revolving credit or similar facility shall be the total amount of funds borrowed and then outstanding. The amount of any Indebtedness outstanding as of any date shall be (a) the accreted value thereof in the case of any Indebtedness issued with original issue discount and (b) the principal amount of Indebtedness, or liquidation preference thereof, in the case of any other Indebtedness.

Notwithstanding the above provisions, in no event shall the following constitute Indebtedness:

(i)	Contingent Obligations Incurred in the ordinary course of business;

(ii)	Cash Management Services;

(iii)
in connection with the purchase by the Company or any Restricted Subsidiary of any business, any post-closing payment adjustments to which the seller may become entitled to the extent such payment is determined by a final closing balance sheet or such payment depends on the performance of such business after the closing; provided, however, that, at the time of closing, the amount of any such payment is not determinable and, to the extent such payment thereafter becomes fixed and determined, the amount is paid in a timely manner; or

(iv)
for the avoidance of doubt, any obligations in respect of workers’ compensation claims, early retirement or termination obligations, pension fund obligations or contributions or similar claims, obligations or contributions or social security or wage Taxes.

“Independent Financial Advisor” means an investment banking or accounting firm of international standing or any third party appraiser of international standing; provided, however, that such firm or appraiser is not an Affiliate of the Company.

“Intercreditor Agreement” means the intercreditor agreement among Bank of America, N.A., as agent under the Credit Facility Documents and the Collateral Agent, as it may be amended from time to time in accordance with the Second Lien Notes Indenture.

“Investment” means, with respect to any Person, all investments by such Person in other Persons (including Affiliates) in the form of any direct or indirect advance, loan or other extensions of credit (other than advances or extensions of credit to customers, suppliers, directors, officers or employees of any Person in the ordinary course of business, and excluding any debt or extension of credit represented by a bank deposit other than a time deposit) or capital contribution to (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), or the Incurrence of a Guarantee of any obligation of, or any purchase or acquisition of Capital Stock, Indebtedness or other similar instruments issued by, such other Persons and all other items that are or would be classified as investments on a balance sheet prepared on the basis of GAAP; provided, however, that endorsements of negotiable instruments and documents in the ordinary course of business will not be deemed to be an Investment. If the Company or any Restricted Subsidiary issues, sells or otherwise disposes of any Capital Stock of a Person that is a Restricted Subsidiary such that, after giving effect thereto, such Person is no longer a Restricted Subsidiary, any Investment by the Company or any Restricted Subsidiary in such Person remaining after giving effect thereto will be deemed to be a new Investment at such time.

For purposes of “—Certain Covenants—Limitation on Restricted Payments” and “—Designation of Restricted and Unrestricted Subsidiaries”:

(1)
“Investment” will include the portion (proportionate to the Company’s equity interest in a Restricted Subsidiary to be designated as an Unrestricted Subsidiary) of the fair market value of the net assets of such Restricted Subsidiary of the Company at the time that such Restricted Subsidiary is designated an Unrestricted Subsidiary; provided, however, that upon a redesignation of such Subsidiary as a Restricted Subsidiary, the Company will be deemed to continue to have a permanent “Investment” in an Unrestricted Subsidiary in an amount (if positive) equal to (a) the Company’s “Investment” in such Subsidiary at the time of such redesignation less (b) the portion (proportionate to the Company’s equity interest in such Subsidiary) of the fair market value of the net assets (as conclusively determined by the Board of Directors of the Company in good faith) of such Subsidiary at the time that such Subsidiary is so re-designated a Restricted Subsidiary; and

(2)
any property transferred to or from an Unrestricted Subsidiary will be valued at its fair market value at the time of such transfer, in each case as determined in good faith by the Board of Directors of the Company.

“Investment Grade Securities” means:

(1)	securities issued or directly and fully Guaranteed or insured by the United States or Canadian government or any agency or instrumentality thereof (other than Cash Equivalents);

(2)	securities issued or directly and fully guaranteed or insured by a member of the European Union, or any agency or instrumentality thereof (other than Cash Equivalents);

(3)
debt securities or debt instruments with a rating of “A—” or higher from S&P or “A3” or higher by Moody’s or the equivalent of such rating by such rating organization or, if no rating of Moody’s or S&P then exists, the equivalent of such rating by any other Nationally Recognized Statistical Ratings Organization, but excluding any debt securities or instruments constituting loans or advances among the Company and its Subsidiaries; and

(4)
investments in any fund that invests exclusively in investments of the type described in clauses (1), (2) and (3) above which fund may also hold cash and Cash Equivalents pending investment or distribution.

“Investment Grade Status” shall occur when the Second Lien Notes receive both of the following:

(1)	a rating of “BBB-” or higher from S&P; and

(2)	a rating of “Baa3” or higher from Moody’s;

or the equivalent of such rating by either such rating organization or, if no rating of Moody’s or S&P then exists, the equivalent of such rating by any other Nationally Recognized Statistical Ratings Organization.

“Issue Date” means November 4, 2011.

“Junior Priority Indebtedness” means other Indebtedness of the Issuer and/or the Guarantors that is secured by Liens on the Collateral ranking junior in priority to the Liens securing the Second Lien Notes as permitted by the Second Lien Notes Indenture and is designated by the Issuer as Junior Priority Indebtedness.

“Lien” means any mortgage, pledge, security interest, encumbrance, lien or charge of any kind (including any conditional sale or other title retention agreement or lease in the nature thereof).

“LifeCell” means LifeCell Corporation, a Delaware corporation.

“LifeCell Group” means the Subsidiaries of the Company constituting the LifeCell group of companies, which, as of the Issue Date, consist of LifeCell and its Subsidiary, LifeCell Canada Inc.

“LifeCell Restructuring” means the Transactions occurring on the Issue Date by which LifeCell becomes a wholly owned direct or indirect subsidiary of Parent.

“Management Advances” means loans or advances made to, or Guarantees with respect to loans or advances made to, directors, officers, employees or consultants of any Parent Entity, the Company or any Restricted Subsidiary:

(1)
(a) in respect of travel, entertainment or moving related expenses Incurred in the ordinary course of business or (b) for purposes of funding any such person’s purchase of Capital Stock (or similar obligations) of the Company, its Subsidiaries or any Parent Entity with (in the case of this sub-clause (b)) the approval of the Board of Directors;

(2)	in respect of moving related expenses Incurred in connection with any closing or consolidation of any facility or office; or

(3)	not exceeding $15.0 million in the aggregate outstanding at any time.

“Management Stockholders” means the members of management of the Company (or its direct parent) who are holders of Capital Stock of the Company or of any Parent Entity on the Issue Date or will become holders of such Capital Stock in connection with the Acquisition.

“Merger Agreement” means that certain Agreement and Plan of Merger, dated as of July 12, 2011, by and among Holdings, Chiron and the Company.

“Moody’s” means Moody’s Investors Service, Inc. or any of its successors or assigns that is a Nationally Recognized Statistical Rating Organization.

“Nationally Recognized Statistical Rating Organization” means a nationally recognized statistical rating organization within the meaning of Rule 436 under the Securities Act.

“Net Available Cash” from an Asset Disposition means cash payments received (including any cash payments received by way of deferred payment of principal pursuant to a note or installment receivable or otherwise and net proceeds from the sale or other disposition of any securities received as consideration, but only as and when received, but excluding any other consideration received in the form of assumption by the acquiring person of Indebtedness or other obligations relating to the properties or assets that are the subject of such Asset Disposition or received in any other non-cash form) therefrom, in each case net of:

(1)
all legal, accounting, investment banking, title and recording tax expenses, commissions and other fees and expenses Incurred, and all Taxes paid or required to be paid or accrued as a liability under GAAP (after taking into account any available tax credits or deductions and any tax sharing agreements), as a consequence of such Asset Disposition;

(2)
all payments made on any Indebtedness which is secured by any assets subject to such Asset Disposition, in accordance with the terms of any Lien upon such assets, or which by applicable law be repaid out of the proceeds from such Asset Disposition;

(3)
all distributions and other payments required to be made to minority interest holders (other than any Parent Entity, the Company or any of its respective Subsidiaries) in Subsidiaries or joint ventures as a result of such Asset Disposition; and

(4)
the deduction of appropriate amounts required to be provided by the seller as a reserve, on the basis of GAAP, against any liabilities associated with the assets disposed of in such Asset Disposition and retained by the Company or any Restricted Subsidiary after such Asset Disposition.

“Net Cash Proceeds,” with respect to any issuance or sale of Capital Stock, means the cash proceeds of such issuance or sale net of attorneys’ fees, accountants’ fees, underwriters’ or placement agents’ fees, listing fees, discounts or commissions and brokerage, consultant and other fees and charges actually Incurred in connection with such issuance or sale and net of taxes paid or payable as a result of such issuance or sale (after taking into account any available tax credit or deductions and any tax sharing arrangements).

“New Headquarters” means the Company’s world headquarters in San Antonio, Texas.

“Non-Guarantor” means any Restricted Subsidiary that is not a Guarantor. The Issuer shall not be considered a “Non-Guarantor” for purposes of the Second Lien Notes Indenture.

“Note Documents” means the Second Lien Notes (including Additional Notes), the Note Guarantees, the Security Documents and the Second Lien Notes Indenture.

“Obligations” means any principal, interest (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to the Issuer or any Guarantor whether or not a claim for Post-Petition Interest is allowed in such proceedings), penalties, fees, indemnifications, reimbursements (including, without limitation, reimbursement obligations with respect to letters of credit and bankers’ acceptances), damages and other liabilities payable under the documentation governing any Indebtedness.

“Officer” means, with respect to any Person, (1) the Chairman of the Board of Directors, the Chief Executive Officer, the President, the Chief Financial Officer, any Vice President, the Treasurer, any Managing Director, or the Secretary (a) of such Person or (b) if such Person is owned or managed by a single entity, of such entity, or (2) any other individual designated as an “Officer” for the purposes of the Second Lien Notes Indenture by the Board of Directors of such Person.

“Officer’s Certificate” means, with respect to any Person, a certificate signed by one Officer of such Person.

“Opinion of Counsel” means a written opinion from legal counsel reasonably satisfactory to the Trustee. The counsel may be an employee of or counsel to the Company or its Subsidiaries.

“Parent” means Centaur Guernsey L.P. Inc., a Guernsey limited partnership, or any successors or assigns thereto.

“Parent Entity” means any direct or indirect parent of the Company.

“Parent Entity Expenses” means:

(1)
costs (including all professional fees and expenses) Incurred by any Parent Entity in connection with reporting obligations under or otherwise Incurred in connection with compliance with applicable laws, rules or regulations of any governmental, regulatory or self-regulatory body or stock exchange, the Second Lien Notes Indenture or any other agreement or instrument relating to Indebtedness of the Company or any Restricted Subsidiary, including in respect of any reports filed with respect to the Securities Act, Exchange Act or the respective rules and regulations promulgated thereunder;

(2)
customary indemnification obligations of any Parent Entity owing to directors, officers, employees or other Persons under its charter or by-laws or pursuant to written agreements with any such Person to the extent relating to the Company and its Subsidiaries;

(3)	obligations of any Parent Entity in respect of director and officer insurance (including premiums therefor) to the extent relating to the Company and its Subsidiaries;

(4)
general corporate overhead expenses, including professional fees and expenses and other operational expenses of any Parent Entity related to the ownership or operation of the business of the Company or any of its Restricted Subsidiaries; and

(5)	expenses Incurred by any Parent Entity in connection with any public offering or other sale of Capital Stock or Indebtedness:

(x)	where the net proceeds of such offering or sale are intended to be received by or contributed to the Company or a Restricted Subsidiary,

(y)	in a pro-rated amount of such expenses in proportion to the amount of such net proceeds intended to be so received or contributed, or

(z)
otherwise on an interim basis prior to completion of such offering so long as any Parent Entity shall cause the amount of such expenses to be repaid to the Company or the relevant Restricted Subsidiary out of the proceeds of such offering promptly if completed.

“Pari Passu Indebtedness” means Indebtedness of the Company which ranks equally in right of payment to the Second Lien Notes or of any Guarantor if such Indebtedness ranks equally in right of payment to the Guarantees of the Second Lien Notes.

“Paying Agent” means any Person authorized by the Company to pay the principal of (and premium, if any) or interest on any Second Lien Note on behalf of the Company.

“Permitted Asset Swap” means the concurrent purchase and sale or exchange of assets used or useful in a Similar Business or a combination of such assets and cash, Cash Equivalents between the Company or any of its Restricted Subsidiaries and another Person; provided that any cash or Cash Equivalents received in excess of the value of any cash or Cash Equivalents sold or exchanged must be applied in accordance with the covenant described under “—Certain Covenants—Limitation on Sales of Assets and Subsidiary Stock.”

“Permitted Holders” means, collectively, (1) the Sponsor, (2) any one or more Persons, together with such Persons’ Affiliates, whose beneficial ownership constitutes or results in a Change of Control in respect of which a Change of Control Offer is made in accordance with the requirements of the Second Lien Notes Indenture, (3) Management Stockholders, (4) any Person who is acting solely as an underwriter in connection with a public or private offering of Capital Stock of any Parent Entity or the Company, acting in such capacity, and (5) any group (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act or any successor provision) of which any of the foregoing are members; provided that, in the case of such group and without giving effect to the existence of such group or any other group, the Sponsor and the Management Stockholders, collectively, have beneficial ownership of more than 50% of the total voting power of the Voting Stock of the Company or any of its direct or indirect Parent Entities held by such group.

“Permitted Investment” means (in each case, by the Company or any of its Restricted Subsidiaries):

(1)
Investments in (a) a Restricted Subsidiary (including the Capital Stock of a Restricted Subsidiary) or the Company or (b) a Person (including the Capital Stock of any such Person) that will, upon the making of such Investment, become a Restricted Subsidiary;

(2)
Investments in another Person if such Person is engaged in any Similar Business and as a result of such Investment such other Person is merged, consolidated or otherwise combined with or into, or transfers or conveys all or substantially all its assets to, the Company or a Restricted Subsidiary;

(3)	Investments in cash, Cash Equivalents or Investment Grade Securities;

(4)	Investments in receivables owing to the Company or any Restricted Subsidiary created or acquired in the ordinary course of business;

(5)
Investments in payroll, travel and similar advances to cover matters that are expected at the time of such advances ultimately to be treated as expenses for accounting purposes and that are made in the ordinary course of business;

(6)	Management Advances;

(7)
Investments received in settlement of debts created in the ordinary course of business and owing to the Company or any Restricted Subsidiary or in exchange for any other Investment or accounts receivable held by the Company or any such Restricted Subsidiary, or as a result of foreclosure, perfection or enforcement of any Lien, or in satisfaction of judgments or pursuant to any plan of reorganization or similar arrangement including upon the bankruptcy or insolvency of a debtor or otherwise with respect to any secured Investment or other transfer of title with respect to any secured Investment in default;

(8)	Investments made as a result of the receipt of non-cash consideration from a sale or other disposition of property or assets, including an Asset Disposition;

(9)
Investments existing or pursuant to agreements or arrangements in effect on the Issue Date and any modification, replacement, renewal or extension thereof; provided that the amount of any such Investment may not be increased except (a) as required by the terms of such Investment as in existence on the Issue Date or (b) as otherwise permitted under the Second Lien Notes Indenture;

(10)	Hedging Obligations, which transactions or obligations are Incurred in compliance with “—Certain Covenants—Limitation on Indebtedness”;

(11)
pledges or deposits with respect to leases or utilities provided to third parties in the ordinary course of business or Liens otherwise described in the definition of “Permitted Liens” or made in connection with Liens permitted under the covenant described under “—Certain Covenants—Limitation on Liens”;

(12)	any Investment to the extent made using Capital Stock of the Company (other than Disqualified Stock) or Capital Stock of any Parent Entity as consideration;

(13)
any transaction to the extent constituting an Investment that is permitted and made in accordance with the provisions of the second paragraph of the covenant described under “—Certain Covenants—Limitation on Affiliate Transactions” (except those described in clauses (1), (3), (6), (8), (9), (12) and (14) of that paragraph);

(14)
Investments consisting of purchases and acquisitions of inventory, supplies, materials and equipment or licenses or leases of intellectual property, in any case, in the ordinary course of business and in accordance with the Second Lien Notes Indenture;

(15)
(i) Guarantees of Indebtedness of the Company or any of its Restricted Subsidiaries not prohibited by the covenant described under “—Certain Covenants—Limitation on Indebtedness” and (other than with respect to Indebtedness) guarantees, keepwells and similar arrangements in the ordinary course of business, and (ii) performance guarantees with respect to obligations incurred by the Company or any of its Restricted Subsidiaries that are permitted by the Second Lien Notes Indenture;

(16)
Investments consisting of earnest money deposits required in connection with a purchase agreement, or letter of intent, or other acquisitions to the extent not otherwise prohibited by the Second Lien Notes Indenture;

(17)
Investments of a Restricted Subsidiary acquired after the Issue Date or of an entity merged into the Company or merged into or consolidated with a Restricted Subsidiary after the Issue Date to the extent that such Investments were not made in contemplation of or in connection with such acquisition, merger or consolidation and were in existence on the date of such acquisition, merger or consolidation;

(18)	Investments consisting of licensing of intellectual property pursuant to joint marketing arrangements with other Persons;

(19)	contributions to a “rabbi” trust for the benefit of employees or other grantor trust subject to claims of creditors in the case of a bankruptcy of the Company;

(20)
Investments in joint ventures and Unrestricted Subsidiaries having an aggregate fair market value, when taken together with all other Investments made pursuant to this clause that are at the time outstanding, not to exceed the greater of $175.0 million and 2.0% of Total Assets at the time of such Investment (with the fair market value of each Investment being measured at the time made and without giving effect to subsequent changes in value);

(21)
additional Investments having an aggregate fair market value, taken together with all other Investments made pursuant to this clause (21) that are at that time outstanding, not to exceed the greater of $200.0 million and 2.5% of Total Assets (with the fair market value of each Investment being measured at the time made and without giving effect to subsequent changes in value) plus the amount of any distributions, dividends, payments or other returns in respect of such Investments (without duplication for purposes of the covenant described in the section entitled

“—Certain Covenants—Limitation on Restricted Payments” of any amounts applied pursuant to clause (c) of the first paragraph of such covenant); provided that if such Investment is in Capital Stock of a Person that subsequently becomes a Restricted Subsidiary, such Investment shall thereafter be deemed permitted under clause (1) or (2) above and shall not be included as having been made pursuant to this clause (21); and

(22)
Investments entered into by an Unrestricted Subsidiary with an Affiliate prior to the redesignation of any such Unrestricted Subsidiary as a Restricted Subsidiary as described under the caption “Designation of Restricted and Unrestricted Subsidiaries.”

“Permitted Liens” means, with respect to any Person:

(1)	Liens on assets or property of a Restricted Subsidiary (other than the Issuer) that is not a Guarantor securing Indebtedness of any Restricted Subsidiary that is not a Guarantor;

(2)
pledges, deposits or Liens under workmen’s compensation laws, unemployment insurance laws, social security laws or similar legislation, or insurance related obligations (including pledges or deposits securing liability to insurance carriers under insurance or self-insurance arrangements), or in connection with bids, tenders, completion guarantees, contracts (other than for borrowed money) or leases, or to secure utilities, licenses, public or statutory obligations, or to secure surety, indemnity, judgment, appeal or performance bonds, guarantees of government contracts (or other similar bonds, instruments or obligations), or as security for contested taxes or import or customs duties or for the payment of rent, or other obligations of like nature, in each case Incurred in the ordinary course of business;

(3)
Liens imposed by law, including carriers’, warehousemen’s, mechanics’, landlords’, materialmen’s and repairmen’s or other like Liens, in each case for sums not yet overdue for a period of more than 60 days or that are bonded or being contested in good faith by appropriate proceedings;

(4)
Liens for taxes, assessments or other governmental charges not yet delinquent or which are being contested in good faith by appropriate proceedings; provided that appropriate reserves required pursuant to GAAP have been made in respect thereof;

(5)
encumbrances, ground leases, easements (including reciprocal easement agreements), survey exceptions, or reservations of, or rights of others for, licenses, rights of way, sewers, electric lines, telegraph and telephone lines and other similar purposes, or zoning, building codes or other restrictions (including minor defects or irregularities in title and similar encumbrances) as to the use of real properties or Liens incidental to the conduct of the business of the Company and its Restricted Subsidiaries or to the ownership of their properties which do not in the aggregate materially adversely affect the value of said properties or materially impair their use in the operation of the business of the Company and its Restricted Subsidiaries;

(6)
Liens (a) on assets or property of the Company or any Restricted Subsidiary securing Hedging Obligations or Cash Management Services permitted under the Second Lien Notes Indenture; (b) that are contractual rights of set-off or, in the case of clause (i) or (ii) below, other bankers’ Liens (i) relating to treasury, depository and cash management services or any automated clearing house transfers of funds in the ordinary course of business and not given in connection with the issuance of Indebtedness, (ii) relating to pooled deposit or sweep accounts to permit satisfaction of overdraft or similar obligations incurred in the ordinary course of business of the Company or any Subsidiary or (iii) relating to purchase orders and other agreements entered into with customers of the Company or any Restricted Subsidiary in the ordinary course of business; (c) on cash accounts securing Indebtedness incurred under clause (8)(c) of the second paragraph of the covenant described under “—Certain Covenants—Limitation on Indebtedness” with financial institutions; (d) encumbering reasonable customary initial deposits and margin deposits and similar Liens attaching to commodity trading accounts or other brokerage accounts incurred in the ordinary course of business, consistent with past practice and not for speculative purposes; and/or (e) (i) of a collection bank arising under Section 4-210 of the Uniform Commercial Code on items in the course of collection and (ii) in favor of a banking institution arising as a matter of law encumbering deposits (including the right of set-off) arising in the ordinary course of business in connection with the maintenance of such accounts and (iii) arising under customary general terms of the account bank in relation to any bank account maintained with such bank and attaching only to such account and the products and proceeds thereof, which Liens, in any event, do not to secure any Indebtedness;

(7)	leases, licenses, subleases and sublicenses of assets (including real property and intellectual property rights), in each case entered into in the ordinary course of business;

(8)
Liens arising out of judgments, decrees, orders or awards not giving rise to an Event of Default so long as (a) any appropriate legal proceedings which may have been duly initiated for the review of such judgment, decree, order or award have not been finally terminated, (b) the period within which such proceedings may be initiated has not expired or (c) no more than 60 days have passed after (i) such judgment, decree, order or award has become final or (ii) such period within which such proceedings may be initiated has expired;

(9)
Liens (i) on assets or property of the Company or any Restricted Subsidiary for the purpose of securing Capitalized Lease Obligations or Purchase Money Obligations, or securing the payment of all or a part of the purchase price of, or securing other Indebtedness Incurred to finance or refinance the acquisition, improvement or construction of, assets or property acquired or constructed in the ordinary course of business; provided that (a) the aggregate principal amount of Indebtedness secured by such Liens is otherwise permitted to be Incurred under the Second Lien Notes Indenture and (b) any such Liens may not extend to any assets or property of the Company or any Restricted Subsidiary other than assets or property acquired, improved, constructed or leased with the proceeds of such Indebtedness and any improvements or accessions to such assets and property and (ii) any interest or title of a lessor under any Capitalized Lease Obligations or operating lease;

(10)
Liens arising from Uniform Commercial Code financing statement filings (or similar filings in other applicable jurisdictions) regarding operating leases entered into by the Company and its Restricted Subsidiaries in the ordinary course of business;

(11)	Liens existing on the Issue Date, excluding Liens securing the Credit Agreement;

(12)
Liens on property, other assets or shares of stock of a Person at the time such Person becomes a Restricted Subsidiary (or at the time the Company or a Restricted Subsidiary acquires such property, other assets or shares of stock, including any acquisition by means of a merger, consolidation or other business combination transaction with or into the Company or any Restricted Subsidiary); provided, however, that such Liens are not created, Incurred or assumed in anticipation of or in connection with such other Person becoming a Restricted Subsidiary (or such acquisition of such property, other assets or stock); provided, further, that such Liens are limited to all or part of the same property, other assets or stock (plus improvements, accession, proceeds or dividends or distributions in connection with the original property, other assets or stock) that secured (or, under the written arrangements under which such Liens arose, could secure) the obligations to which such Liens relate;

(13)
Liens on assets or property of the Company or any Restricted Subsidiary securing Indebtedness or other obligations of the Company or such Restricted Subsidiary owing to the Company or another Restricted Subsidiary, or Liens in favor of the Company or any Restricted Subsidiary;

(14)
Liens securing Refinancing Indebtedness Incurred to refinance Indebtedness that was previously so secured, and permitted to be secured under the Second Lien Notes Indenture; provided that any such Lien is limited to all or part of the same property or assets (plus improvements, accessions, proceeds or dividends or distributions in respect thereof) that secured (or, under the written arrangements under which the original Lien arose, could secure) the Indebtedness being refinanced or is in respect of property that is or could be the security for or subject to a Permitted Lien hereunder;

(15)
(a) mortgages, liens, security interests, restrictions, encumbrances or any other matters of record that have been placed by any government, statutory or regulatory authority, developer, landlord or other third party on property over which the Company or any Restricted Subsidiary of the Company has easement rights or on any leased property and subordination or similar arrangements relating thereto and (b) any condemnation or eminent domain proceedings affecting any real property;

(16)	any encumbrance or restriction (including put and call arrangements) with respect to Capital Stock of any joint venture or similar arrangement pursuant to any joint venture or similar agreement;

(17)
Liens on property or assets under construction (and related rights) in favor of a contractor or developer or arising from progress or partial payments by a third party relating to such property or assets;

(18)	Liens arising out of conditional sale, title retention, hire purchase, consignment or similar arrangements for the sale of goods entered into in the ordinary course of business;

(19)
Liens securing Indebtedness permitted to be Incurred under Credit Facilities, including any letter of credit facility relating thereto, that was permitted by the terms of the Second Lien Notes Indenture to be Incurred pursuant to clause (1) of the second paragraph under “—Certain Covenants—Limitation on Indebtedness”; provided that (A) in the case of Liens securing any Indebtedness constituting First Priority Obligations or Future Second Lien Indebtedness, the holders of such Indebtedness, or their duly appointed agent, shall become party to the Intercreditor Agreement and (B) in the case of Liens securing any Junior Priority Indebtedness, the holders of such Junior Priority Indebtedness, or their duly appointed agent, shall become a party to an Intercreditor agreement with the Trustee on terms that are customary for such financings as determined by the Company in good faith reflecting the subordination of such Liens to the liens securing the Second Lien Notes;

(20)	[Intentionally Omitted];

(21)
Liens to secure Indebtedness of any Foreign Subsidiary permitted by clause (11) of the second paragraph of the covenant described under “—Certain Covenants—Limitation on Indebtedness” covering only the assets of such Foreign Subsidiary;

(22)	Liens on Capital Stock or other securities or assets of any Unrestricted Subsidiary that secure Indebtedness of such Unrestricted Subsidiary;

(23)	any security granted over the marketable securities portfolio described in clause (9) of the definition of “Cash Equivalents” in connection with the disposal thereof to a third party;

(24)
Liens on specific items of inventory of other goods and proceeds of any Person securing such Person’s obligations in respect of bankers’ acceptances issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods;

(25)	Liens on equipment of the Company or any Restricted Subsidiary and located on the premises of any client or supplier in the ordinary course of business;

(26)
Liens on assets or securities deemed to arise in connection with and solely as a result of the execution, delivery or performance of contracts to sell such assets or securities if such sale is otherwise permitted by the Second Lien Notes Indenture;

(27)
Liens arising by operation of law or contract on insurance policies and the proceeds thereof to secure premiums thereunder, and Liens, pledges and deposits in the ordinary course of business securing liability for premiums or reimbursement or indemnification obligations of (including obligations in respect of letters of credit or bank guarantees for the benefits of) insurance carriers;

(28)	Liens solely on any cash earnest money deposits made in connection with any letter of intent or purchase agreement permitted hereunder;

(29)
Liens (i) on cash advances in favor of the seller of any property to be acquired in an Investment permitted pursuant to Permitted Investments to be applied against the purchase price for such Investment, and (ii) consisting of an agreement to sell any property in an asset sale permitted under the covenant described under “—Certain Covenants—Limitation on Sales of Assets and Subsidiary Stock,” in each case, solely to the extent such Investment or asset sale, as the case may be, would have been permitted on the date of the creation of such Lien;

(30)	Liens securing Indebtedness and other obligations in an aggregate principal amount not to exceed $100.0 million at any one time outstanding;

(31)
Liens incurred to secure Obligations in respect of any Indebtedness permitted to be Incurred pursuant to the covenant described under “—Certain Covenants—Limitation on Indebtedness;” provided that, with respect to liens securing Obligations permitted under this clause, at the time of Incurrence and after giving pro forma effect thereto, the Consolidated Secured Leverage Ratio would be no greater than 4.25 to 1.0; provided that (A) in the case of Liens securing any Indebtedness constituting First Priority Obligations or Future Second Lien Indebtedness, the holders of such Indebtedness, or their duly appointed agent, shall become party to the Intercreditor Agreement and (B) in the case of Liens securing any Junior Priority Indebtedness, the holders of such Junior Priority Indebtedness, or their duly appointed agent, shall become a party to an intercreditor agreement with the Trustee on terms that are customary for such financings as determined by the Company in good faith reflecting the subordination of such Liens to the liens securing the Second Lien Notes;

(32)
Liens on the property and assets constituting the New Headquarters securing Indebtedness permitted by clause (14) of the second paragraph of the covenant described under “—Certain Covenants—Limitation on Indebtedness”;

(33)
Liens securing any Obligations in respect of the Second Lien Notes issued on the Issue Date, the Second Lien Notes Indenture or the Security Documents, including, for the avoidance of doubt, obligations in respect of Exchange Notes and the Guarantees thereof; or

(34)	Liens on the Collateral in favor of any Collateral Agent for the benefit of the Holders relating to such Collateral Agent’s administrative expenses with respect to the Collateral.

For purposes of this definition, the term Indebtedness shall be deemed to include interest on such Indebtedness including interest which increases the principal amount of such Indebtedness.

“Person” means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, limited liability company, government or any agency or political subdivision thereof or any other entity.

“Post-Petition Interest” means any interest or entitlement to fees or expenses or other charges that accrue after the commencement of any bankruptcy or insolvency proceeding, whether or not allowed or allowable as a claim in any such bankruptcy or insolvency proceeding.

“Preferred Stock,” as applied to the Capital Stock of any Person, means Capital Stock of any class or classes (however designated) which is preferred as to the payment of dividends or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such Person, over shares of Capital Stock of any other class of such Person.

“Purchase Money Obligations” means any Indebtedness Incurred to finance or refinance the acquisition, leasing, construction or improvement of property (real or personal) or assets (including Capital Stock), and whether acquired through the direct acquisition of such property or assets or the acquisition of the Capital Stock of any Person owning such property or assets, or otherwise.

“Qualified Securitization Financing” means any Securitization Facility of a Securitization Subsidiary that meets the following conditions: (i) the board of directors of the Company shall have determined in good faith that such Qualified Securitization Financing (including financing terms, covenants, termination events and other provisions) is in the aggregate economically fair and reasonable to the Company and its Restricted Subsidiaries, (ii) all sales of Securitization Assets and related assets by the Company or any Restricted Subsidiary to the Securitization Subsidiary or any other Person are made at fair market value (as determined in good faith by the Company), (iii) the financing terms, covenants, termination events and other provisions thereof shall be market terms (as determined in good faith by the Company) and may include Standard Securitization Undertakings and (iv) the Obligations under such Securitization Facility are non-recourse (except for customary representations, warranties, covenants and indemnities made in connection with such facilities) to the Company or any of its Restricted Subsidiaries (other than a Securitization Subsidiary). The grant of a security interest in any Securitization Assets of the Company or any of its Restricted Subsidiaries (other than a Securitization Subsidiary) to secure Indebtedness under the Credit Agreement shall not be deemed a Qualified Securitization Financing.

“Redemption Note” means the note issued by LifeCell to KCI on the Issue Date as part of the LifeCell Restructuring.

“Refinance” means refinance, refund, replace, renew, repay, modify, restate, defer, substitute, supplement, reissue, resell, extend or increase (including pursuant to any defeasance or discharge mechanism) and the terms “refinances,” “refinanced” and “refinancing” as used for any purpose in the Second Lien Notes Indenture shall have a correlative meaning.

“Refinancing Indebtedness” means Indebtedness that is Incurred to refund, refinance, replace, exchange, renew, repay or extend (including pursuant to any defeasance or discharge mechanism) any Indebtedness existing on the Issue Date or Incurred in compliance with the Second Lien Notes Indenture (including Indebtedness of the Company that refinances Indebtedness of any Restricted Subsidiary and Indebtedness of any Restricted Subsidiary that refinances Indebtedness of the Company or another Restricted Subsidiary) including Indebtedness that refinances Refinancing Indebtedness; provided, however, that:

(1)
(a) such Refinancing Indebtedness has a Weighted Average Life to Maturity at the time such Refinancing Indebtedness is Incurred which is not less than the remaining Weighted Average Life to Maturity of the Indebtedness, Disqualified Stock or Preferred Stock being refunded or refinanced; and (b) to the extent such Refinancing Indebtedness refinances Subordinated Indebtedness, Disqualified Stock or Preferred Stock, such Refinancing Indebtedness is Subordinated Indebtedness, Disqualified Stock or Preferred Stock;

(2)	Refinancing Indebtedness shall not include:

(i) Indebtedness, Disqualified Stock or Preferred Stock a Subsidiary of the Company that is not a Guarantor that refinances Indebtedness, Disqualified Stock or Preferred Stock of the Issuer or a Guarantor; or

(ii) Indebtedness, Disqualified Stock or Preferred Stock of the Company or a Restricted Subsidiary that refinances Indebtedness, Disqualified Stock or Preferred Stock of an Unrestricted Subsidiary; and

(3)
such Refinancing Indebtedness has an aggregate principal amount (or if Incurred with original issue discount, an aggregate issue price) that is equal to or less than the aggregate principal amount (or if Incurred with original issue discount, the aggregate accreted value) then outstanding (plus fees and expenses, including any premium and defeasance costs) under the Indebtedness being Refinanced.

Refinancing Indebtedness in respect of any Credit Facility or any other Indebtedness may be Incurred from time to time after the termination, discharge or repayment of any such Credit Facility or other Indebtedness.

“Registration Rights Agreement” means (i) the Registration Rights Agreement related to the Second Lien Notes to be dated as of the Issue Date, among the Issuer, the Guarantors and the Initial Purchasers, as amended or supplemented, and (ii) any other registration rights agreement entered into in connection with the issuance of Additional Notes in a private offering by the Issuer after the Issue Date.

“Related Taxes” means:

(1)
any Taxes, including sales, use, transfer, rental, ad valorem, value added, stamp, property, consumption, franchise, license, capital, registration, business, customs, net worth, gross receipts, excise, occupancy, intangibles or similar Taxes (other than (x) Taxes measured by income and (y) withholding imposed on payments made by any Parent Entity), required to be paid (provided such Taxes are in fact paid) by any Parent Entity by virtue of its:

(a)
being organized or having Capital Stock outstanding (but not by virtue of owning stock or other equity interests of any corporation or other entity other than, directly or indirectly, the Company or any of the Company’s Subsidiaries);

(b)	being a holding company parent, directly or indirectly, of the Company or any of the Company’s Subsidiaries;

(c)	receiving dividends from or other distributions in respect of the Capital Stock of, directly or indirectly, the Company or any of the Company’s Subsidiaries; or

(d)	having made any payment in respect to any of the items for which the Company is permitted to make payments to any Parent Entity pursuant to “—Certain Covenants—Limitation on Restricted Payments” ; or

(2)
if and for so long as the Company is a member of a group filing a consolidated or combined tax return with any Parent Entity, any Taxes measured by income for which such Parent Entity is liable up to an amount not to exceed with respect to such Taxes the amount of any such Taxes that the Company and its Subsidiaries would have been required to pay on a separate company basis or on a consolidated basis if the Company and its Subsidiaries had paid tax on a consolidated, combined, group, affiliated or unitary basis on behalf of an affiliated group consisting only of the Company and its Subsidiaries.

“Restricted Investment” means any Investment other than a Permitted Investment.

“Restricted Subsidiary” means any Subsidiary of the Company other than an Unrestricted Subsidiary.

“S&P” means Standard & Poor’s Investors Ratings Services or any of its successors or assigns that is a Nationally Recognized Statistical Rating Organization.

“Sale and Leaseback Transaction” means any arrangement providing for the leasing by the Company or any of its Restricted Subsidiaries of any real or tangible personal property, which property has been or is to be sold or transferred by the Company or such Restricted Subsidiary to a third Person in contemplation of such leasing.

“SEC” means the U.S. Securities and Exchange Commission or any successor thereto.

“Second Lien Exchange Notes” means any notes issued in exchange for Second Lien Notes pursuant to the Registration Rights Agreement or similar agreement.

“Second Priority After-Acquired Property” means property (other than Excluded Property) that is intended to be Collateral acquired by the Issuer or a Guarantor (including property of a Person that becomes a new Guarantor) after the date of the Indenture that is not automatically subject to a perfected security interest under the Security Documents, which the Issuer or such Guarantor will provide a Second Priority Lien over such property (or, in the case of a new Guarantor, such of its property) in favor of the Collateral Agent and deliver certain certificates and opinions in respect thereof, all as and to the extent required by the Indenture, the Intercreditor Agreement or the Security Documents.

“Second Priority Documents” means all agreements, documents and instruments evidencing Second Priority Obligations and any Liens and security interests securing such obligations.

“Second Priority Liens” means all Liens in favor of the Collateral Agent on Collateral securing the Second Priority Obligations.

“Second Priority Obligations” means all Obligations of the Issuer and the Guarantors under the Second Lien Notes, the Second Lien Notes Indenture and the Security Documents and all Obligations in respect of the Future Second Lien Indebtedness.

“Secured Indebtedness” means any Indebtedness secured by a Lien other than Indebtedness with respect to Cash Management Services.

“Securities Act” means the U.S. Securities Act of 1933, as amended, and the rules and regulations of the SEC promulgated thereunder, as amended.

“Securitization Asset” means any accounts receivable, real estate asset, mortgage receivables or related assets, in each case subject to a Securitization Facility.

“Securitization Facility” means any of one or more securitization financing facilities as amended, supplemented, modified, extended, renewed, restated or refunded from time to time, pursuant to which the Company or any of its Restricted Subsidiaries sells its Securitization Assets to either (a) Person that is not a Restricted Subsidiary or (b) a Securitization Subsidiary that in turn sells Securitization Assets to a person that is not a Restricted Subsidiary.

“Securitization Fees” means distributions or payments made directly or by means of discounts with respect to any Securitization Asset or participation interest therein issued or sold in connection with, and other fees paid to a person that is not a Restricted Subsidiary in connection with, any Qualified Securitization Financing.

“Securitization Repurchase Obligation” means any obligation of a seller of Securitization Assets in a Qualified Securitization Financing to repurchase Securitization Assets arising as a result of a breach of a representation, warranty or covenant or otherwise, including as a result of a receivable or portion thereof becoming subject to any asserted defense, dispute, offset or counterclaim of any kind as a result of any action taken by, any failure to take action by or any other event relating to the seller.

“Securitization Subsidiary” means any Subsidiary in each case formed for the purpose of and that solely engages in one or more Qualified Securitization Financings and other activities reasonably related thereto.

“Security Documents” means any security agreements, pledge agreements, collateral assignments, mortgages, deeds of trust, trust deeds or other instruments evidencing or creating or purporting to create any security interests in favor of the Collateral Agent for its benefit and for the benefit of the Trustee and the Holders of the Second Lien Notes, in all or any portion of the Collateral, as amended, extended, renewed, restated, refunded, replaced, refinanced, supplemented, modified or otherwise changed from time to time.

“Senior Unsecured Debt” means the Issuer’s $650 million aggregate principal amount of senior unsecured notes, senior unsecured credit facilities or a combination thereof to be issued as of the Issue Date.

“Significant Subsidiary” means any Restricted Subsidiary that would be a “significant subsidiary” as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act, as such regulation is in effect on the Issue Date.

“Similar Business” means (a) any businesses, services or activities engaged in by the Company or any of its Subsidiaries or any Associates on the Issue Date and (b) any businesses, services and activities engaged in by the Company or any of its Subsidiaries or any Associates that are related, complementary, incidental, ancillary or similar to any of the foregoing or are extensions or developments of any thereof.

“Sponsor” means each of Apax Partners, L.L.P., the Canada Pension Plan Investment Board and the Public Sector Pension Investment Board and their respective Affiliates (other than operating portfolio companies) and funds or partnerships managed or advised by any of them or any of their respective Affiliates.

“Standard Securitization Undertakings” means representations, warranties, covenants and indemnities entered into by the Company or any Subsidiary of the Company which the Company has determined in good faith to be customary in a Securitization Financing, including those relating to the servicing of the assets of a Securitization Subsidiary, it being understood that any Securitization Repurchase Obligation shall be deemed to be a Standard Securitization Undertaking.

“Stated Maturity” means, with respect to any security, the date specified in such security as the fixed date on which the payment of principal of such security is due and payable, including pursuant to any mandatory redemption provision, but shall not include any contingent obligations to repay, redeem or repurchase any such principal prior to the date originally scheduled for the payment thereof.

“Subordinated Indebtedness” means, with respect to any person, any Indebtedness (whether outstanding on the Issue Date or thereafter Incurred) which is expressly subordinated in right of payment to the Second Lien Notes pursuant to a written agreement.

“Subsidiary” means, with respect to any Person:

(1)
any corporation, association, or other business entity (other than a partnership, joint venture, limited liability company or similar entity) of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time of determination owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person or a combination thereof; or

(2)	any partnership, joint venture, limited liability company or similar entity of which:

(a)
more than 50% of the capital accounts, distribution rights, total equity and voting interests or general or limited partnership interests, as applicable, are owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person or a combination thereof whether in the form of membership, general, special or limited partnership interests or otherwise; and

(b)	such Person or any Subsidiary of such Person is a controlling general partner or otherwise controls such entity.

“Taxes” means all present and future taxes, levies, imposts, deductions, charges, duties and withholdings and any charges of a similar nature (including interest, penalties and other liabilities with respect thereto) that are imposed by any government or other taxing authority.

“TIA” means the Trust Indenture Act of 1939, as amended.

“Topco” means Chiron Topco, Inc., a Delaware corporation, or any successors or assigns thereto.

“Total Assets” means, as of any date, the total consolidated assets of the Company and its Restricted Subsidiaries on a consolidated basis, as shown on the most recent consolidated balance sheet of the Company and its Restricted Subsidiaries, determined on a pro forma basis in a manner consistent with the pro forma basis contained in the definition of Fixed Charge Coverage Ratio.

“Transaction Expenses” means any fees or expenses incurred or paid by Parent, Topco, Holdings, the Company or any Restricted Subsidiary in connection with the Transactions.

“Transactions” means the equity contribution by the Sponsor, transactions contemplated by the Merger Agreement, the offering of the Senior Unsecured Debt and the Second Lien Notes, the entry into the Credit Agreement and the application of proceeds thereof, the LifeCell Restructuring, the issuance of the Redemption Note, the consummation of any other transactions in connection with the foregoing and the payment of the fees and expenses incurred in connection with any of the foregoing.

“Unrestricted Subsidiary” means:

(1)
any Subsidiary (other than the Issuer or any direct or indirect parent entity of the Issuer) of the Company that at the time of determination is an Unrestricted Subsidiary (as designated by the Board of Directors of the Company in the manner provided below); and

(2)	any Subsidiary of an Unrestricted Subsidiary.

The Board of Directors of the Company may designate any Subsidiary (other than the Issuer or any direct or indirect parent entity of the Issuer) of the Company, respectively (including any newly acquired or newly formed Subsidiary or a Person becoming a Subsidiary through merger, consolidation or other business combination transaction, or Investment therein) to be an Unrestricted Subsidiary only if:

(1)
such Subsidiary or any of its Subsidiaries does not own any Capital Stock or Indebtedness of, or own or hold any Lien on any property of, the Company or any other Subsidiary of the Company which is not a Subsidiary of the Subsidiary to be so designated or otherwise an Unrestricted Subsidiary; and

(2)	such designation and the Investment of the Company in such Subsidiary complies with “—Certain Covenants—Limitation on Restricted Payments.”

“U.S. Government Obligations” means securities that are (1) direct obligations of the United States of America for the timely payment of which its full faith and credit is pledged or (2) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America the timely payment of which is unconditionally Guaranteed as a full faith and credit obligation of the United States of America, which, in either case, are not callable or redeemable at the option of the issuers thereof, and shall also include a depositary receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act), as custodian with respect to any such U.S. Government Obligations or a specific payment of principal of or interest on any such U.S. Government Obligations held by such custodian for the account of the holder of such depositary receipt, provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depositary receipt from any amount received by the custodian in respect of the U.S. Government Obligations or the specific payment of principal of or interest on the U.S. Government Obligations evidenced by such depositary receipt.

“Voting Stock” of a Person means all classes of Capital Stock of such Person then outstanding and normally entitled to vote in the election of directors.

“Weighted Average Life to Maturity” means, when applied to any Indebtedness, Disqualified Stock or Preferred Stock, as the case may be, at any date, the quotient obtained by dividing:

(1)
the sum of the products of the number of years from the date of determination to the date of each successive scheduled principal payment of such Indebtedness or redemption or similar payment with respect to such Disqualified Stock or Preferred Stock multiplied by the amount of such payment, by

(2)	the sum of all such payments.

“Wholly Owned Domestic Subsidiary” means a Domestic Subsidiary of the Company, all of the Capital Stock of which (other than directors’ qualifying shares or shares required by any applicable law or regulation to be held by a Person other than the Company or another Domestic Subsidiary) is owned by the Company or another Domestic Subsidiary.

DESCRIPTION OF SENIOR EXCHANGE NOTES

In this description, references to the “Senior Notes” are to the Senior Exchange Notes, unless the context otherwise requires. We issued the Old Senior Notes and will issue the Senior Exchange Notes pursuant to an indenture (the “Senior Notes Indenture”) dated as of November 4, 2011, among Kinetic Concepts, Inc., a Texas corporation (“KCI”), KCI USA, Inc., a Delaware corporation, Chiron Merger Sub, Inc., a Texas corporation (“Chiron”), the Guarantors and Wilmington Trust, National Association, as trustee (the “Trustee”). Upon consummation of the Acquisition, Chiron was merged into and survived by KCI. In this Description of Senior Exchange Notes, (i) the term “Issuer” refers only to KCI and KCI USA, as joint and several co-issuers of the Senior Exchange Notes, and not any of their Subsidiaries, and (ii) the term “Company” refers to Parent.

The terms of the Senior Notes include those stated in the Senior Notes Indenture and, except as specified below, those made part of such Senior Notes Indenture by reference to the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”). The Senior Notes are subject to all such terms pursuant to the provisions of the Senior Notes Indenture, and Holders of the Senior Notes are referred to the Senior Notes Indenture and the Trust Indenture Act for a statement thereof.

The following is a summary of the material provisions of the Senior Notes Indenture. Because this is a summary, it may not contain all the information that is important to you. You should read the Senior Notes Indenture in its entirety. Copies of the Senior Notes Indenture are available as described under “Where You Can Find More Information.” You can find the definitions of certain terms used in this description under “-Certain Definitions.”

Brief Description of the Senior Exchange Notes and the Note Guarantees

The Senior Notes will be:

general unsecured senior obligations of the Issuer;

pari passu in right of payment with any existing and future Senior Indebtedness (including the Credit Agreement and the Second Lien Notes) of the Issuer;

effectively subordinated to all Secured Indebtedness of the Issuer (including the Credit Agreement and the Second Lien Notes) to the extent of the value of the assets securing such Indebtedness;

senior in right of payment to any future Subordinated Indebtedness of the Issuer;

fully and unconditionally guaranteed on a senior unsecured basis by each Guarantor;

structurally subordinated to any existing and future Indebtedness and other liabilities, including preferred stock, of Non-Guarantors; and

subject to registration with the SEC pursuant to the Registration Rights Agreements.

Each Note Guarantee (as defined below) will be:

a general unsecured senior obligation of the Guarantor;

pari passu in right of payment with any existing and future Senior Indebtedness (including the Credit Agreement and the Second Lien Notes) of the Guarantor;

effectively subordinated to all Secured Indebtedness of the Guarantor (including the Credit Agreement and the Second Lien Notes) to the extent of the value of the assets securing such Indebtedness; and

senior in right of payment to any future Subordinated Indebtedness of the Guarantor.

Principal, Maturity and Interest

We are offering to exchange $650 million of Old Senior Notes for $650 million of Senior Exchange Notes. The Senior Exchange Notes will mature on November 1, 2019.

The Senior Notes will be issued in minimum denominations of $2,000 and in integral multiples of $1,000 in excess thereof. The rights of Holders of beneficial interests in the Senior Notes to receive the payments on such Senior Notes are subject to applicable procedures of DTC. If the due date for any payment in respect of any Senior Notes is not a Business Day at the place at which such payment is due to be paid, the Holder thereof will not be entitled to payment of the amount due until the next succeeding Business Day at such place, and will not be entitled to any further interest or other payment as a result of any such delay.

The Issuer will issue an aggregate principal amount of $650.0 million of Senior Notes on the Issue Date. The Senior Notes will mature on November 1, 2019. Interest on the Senior Notes will accrue at the rate per annum set forth on the cover of this prospectus and will be payable, in cash, semi-annually in arrears on May 1 and November 1 of each year, commencing on May 1, 2012, to Holders of record on the immediately preceding April 15 and October 15, respectively. Interest on the Senior Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of original issuance. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months. Each interest period will end on (but not include) the relevant interest payment date.

Additional Notes

The Issuer may issue additional Senior Notes (the “Additional Notes”) from time to time under the Senior Notes Indenture. The Senior Notes Indenture will provide for the issuance of additional notes having identical terms and conditions to the Senior Notes offered hereby, subject to compliance with the covenants contained in the Senior Notes Indenture. Additional Notes will be part of the same issue as the Senior Notes offered hereby under the Senior Notes Indenture for all purposes, including waivers, amendments, redemptions and offers to purchase.

Notwithstanding anything in this “Description of Senior Notes” to the contrary, the Issuer shall make cash payments (including payments of accrued interest and prepayments of principal) in respect of the Notes on each interest payment date beginning with the first interest payment date after the fifth anniversary of the issuance of the Notes in such amounts as shall be necessary so that no Note is treated as an “applicable high yield discount obligation” within the meaning of Section 163(i)(1) of the Code (each such cash payment, an “AHYDO Amount”). The Issuer may rely on the advice of its legal and tax advisors when determining the amount and timing of AHYDO Amounts, and any such determination made by the Borrower in good faith shall be dispositive for purposes of the mandatory redemption in the absence of manifest error. Each AHYDO Amount pursuant to the mandatory redemption will be applied against and reduce the amount due under the applicable Note at such time (and shall be treated by the Issuer and the Holders as a payment of accrued interest (including original issue discount) on such Note for U.S. federal income tax purposes).

Payments

Principal of, and premium, if any, interest and Additional Interest, if any, on the Senior Notes will be payable at the office or agency of the Issuer maintained for such purpose (the “Paying Agent”) or, at the option of the paying agent, payment of interest and Additional Interest, if any, may be made by check mailed to the Holders of the Senior Notes at their respective addresses set forth in the register of Holders provided that all payments of principal, premium, if any, interest and Additional Interest, if any, with respect to the Senior Notes represented by one or more global notes registered in the name of or held by the DTC or its nominee will be made by wire transfer of immediately available funds to the accounts specified by the Holders thereof. Until otherwise designated by the Issuer, the Issuer's office or agency will be the office of the Trustee maintained for such purpose.

Guarantees

The obligations of the Issuer under the Senior Notes and the Senior Notes Indenture will initially be, jointly and severally, fully and unconditionally guaranteed on a senior unsecured basis (the “Note Guarantees”) by Parent, Topco, Holdings, LifeCell and each existing and future wholly-owned Subsidiary that Guarantees the Issuer's obligations under the Credit Agreement. Following the Issue Date, Subsidiaries will be required to Guarantee the Senior Notes to the extent described in “Certain Covenants-Limitation on Guarantees.”

Each Note Guarantee will be limited to the maximum amount that would not render the Guarantor's obligations subject to avoidance under applicable fraudulent conveyance provisions of the United States Bankruptcy Code or any comparable provision of foreign or state law to comply with corporate benefit, financial assistance and other laws. By virtue of this limitation, a Guarantor's obligation under its Note Guarantee could be significantly less than amounts payable with respect to the Senior Notes, or a Guarantor may have effectively no obligation under its Note Guarantee. See “Risk Factors-Risks Related to the Notes-Under certain circumstances a court could cancel the notes or the related guarantees that guarantee the senior notes and any guarantees under fraudulent conveyance laws.”

The Note Guarantee of a Guarantor will terminate upon:

(1)
other than in the case of Parent, Topco, Holdings or any other direct or indirect parent of the Issuer, a sale or other disposition (including by way of consolidation or merger) of the Capital Stock of such Guarantor or the sale or disposition of all or substantially all the assets of the Guarantor (other than to the Company or a Restricted Subsidiary) otherwise permitted by the Senior Notes Indenture,

(2)
the designation in accordance with the Senior Notes Indenture of the Guarantor as an Unrestricted Subsidiary or the occurrence of any event after which the Guarantor is no longer a Restricted Subsidiary,

(3)	defeasance or discharge of the Senior Notes, as provided in “-Defeasance” and “-Satisfaction and Discharge,” or

(4)	upon the achievement of Investment Grade Status by the Senior Notes; provided that such Note Guarantee shall be reinstated upon the Reversion Date.

The Parent will waive its Guernsey customary law rights in respect of the Note Guarantee whereby the Parent may otherwise have required that (i) recourse be had to the assets of another Person before any claim is enforced against the Parent and (ii) any liability be divided or apportioned with any other Person or reduced.

Claims of creditors of Non-Guarantor Subsidiaries, including trade creditors, secured creditors and creditors holding debt and guarantees issued by those Subsidiaries, and claims of preferred and minority stockholders (if any) of those Subsidiaries and claims against joint ventures generally will have priority with respect to the assets and earnings of those Subsidiaries and joint ventures over the claims of creditors of the Company, including Holders of the Senior Notes. The Senior Notes and each Note Guarantee therefore will be effectively subordinated to creditors (including trade creditors) and preferred and minority stockholders (if any) of Subsidiaries of the Company (other than the Guarantors) and joint ventures. Although the Senior Notes Indenture limits the incurrence of Indebtedness, Disqualified Stock and Preferred Stock of Restricted Subsidiaries, the limitation is subject to a number of significant exceptions. Moreover, the Senior Notes Indenture does not impose any limitation on the incurrence by Restricted Subsidiaries of liabilities that are not considered Indebtedness, Disqualified Stock or Preferred Stock under the Senior Notes Indenture. See “-Certain Covenants-Limitation on Indebtedness.”

Additional Amounts

All payments made by any Foreign Guarantor under or with respect to any Note Guarantee will be made free and clear of and without withholding or deduction for, or on account of, any present or future tax, duty, levy, assessment or other governmental charge, including any related interest, penalties or additions to tax (“Taxes”), unless such withholding or deduction of such Taxes is then required by law. If any deduction or withholding for, or on account of, any Taxes imposed or levied by or on behalf of (1) any jurisdiction in which any Foreign Guarantor is incorporated or organized, engaged in business for tax purposes or resident for tax purposes, or any political subdivision thereof or therein or (2) any jurisdiction from or through which payment is made by or on behalf of any Foreign Guarantor, or any political subdivision thereof or therein (each, a “Relevant Tax Jurisdiction”) will at any time be required to be made in respect of any payments made by any Foreign Guarantor under or with respect to any Guarantee, including payments of principal, redemption price, interest or premium, the relevant Foreign Guarantor will pay such additional amounts (the “Additional Amounts”) as may be necessary in order that the net amounts received in respect of such payments by each beneficial owner after such withholding or deduction by the applicable withholding agent (including any such withholding or deduction from such Additional Amounts) will equal the respective amounts that would have been received in respect of such payments in the absence of such withholding or deduction; provided, however, that no Additional Amounts will be payable with respect to:

(1)
any Taxes, to the extent such Taxes would not have been imposed but for the existence of any actual or deemed present or former connection between the Holder or the beneficial owner of the Senior Notes and the Relevant Tax Jurisdiction (including being a resident of such jurisdiction for Tax purposes), other than any connection arising solely from the ownership or disposition of such Senior Note, the enforcement of such Senior Note or any Note Guarantee or the receipt of any payments under or with respect to such Senior Note or a Note Guarantee;

(2)
any Tax imposed on or with respect to any payment by a Foreign Guarantor to the Holder if such Holder is a fiduciary or partnership or person other than the sole beneficial owner of such payment to the extent that Taxes would not have been imposed on such payment had the beneficiary, partner or other beneficial owner directly held the Senior Note, provided that there is no material cost or commercial or legal restriction to transferring the notes to the beneficiary, partner or other beneficial owner;

(3)
any Taxes, to the extent such Taxes were imposed as a result of the presentation (where presentation is required in order to receive payment) of a Senior Note for payment more than 30 days after the relevant payment is first made available for payment to the Holder (except to the extent that the Holder would have been entitled to Additional Amounts had the Senior Note been presented on the last day of such 30 day period);

(4)	any estate, inheritance, gift, sales, transfer or similar Taxes;

(5)
any Taxes withheld, deducted or imposed on a payment to an individual that are required to be made pursuant to European Council Directive 2003/48/EC or any other directive implementing the conclusions of the ECOFIN Council meeting of November 26 and 27, 2000 on the taxation of savings income, or any law implementing or complying with or introduced in order to conform to, such directive;

(6)	any U.S. federal withholding taxes;

(7)	any Taxes payable other than by deduction or withholding from payments under or with respect to a Senior Note or any Note Guarantee of such Senior Note;

(8)
any Taxes, to the extent such Taxes are imposed or withheld by reason of the failure of the Holder or beneficial owner of Senior Notes, to comply with any timely reasonable written request of any Foreign Guarantor addressed to the Holder or beneficial owner to satisfy any certification, identification, information or other reporting requirements, whether required by statute, treaty, regulation or administrative practice of a Relevant Tax Jurisdiction, as a precondition to exemption from, or reduction in the rate of deduction or withholding of, Taxes imposed by the Relevant Tax Jurisdiction (including, without limitation, a certification that the Holder or beneficial owner is not resident in the Relevant Tax Jurisdiction), but in each case only to the extent the Holder or beneficial owner is legally eligible to provide such certification or documentation;

(9)	any combination of items (1) through (8) above.

In addition to the foregoing, each Foreign Guarantor will also pay and indemnify the Holder for any present or future stamp, issue, registration, court or documentary Taxes, or any other excise or property Taxes, duties or similar levies (including related penalties, interest and additions to Tax) which are levied by any Relevant Tax Jurisdiction (for the avoidance of doubt, excluding the United States, any state thereof or the District of Columbia or any political subdivision thereof or therein) on the execution, delivery, issuance, or registration of the Senior Notes Indenture, the Senior Notes, any Note Guarantee or any other document or instrument referred to therein, or the receipt of any payments under or with respect to, or enforcement of, the Senior Notes Indenture, the Senior Notes, any Note Guarantee or any other such document or instrument. No Guarantor will, however, pay any such amounts that are imposed on or result from a sale or other transfer or disposition of a note by a Holder or a beneficial owner and that would not have been imposed or resulted but for the existence of any actual or deemed present or former connection between such Holder or beneficial owner of the Senior Note and the Relevant Tax Jurisdiction, other than any connection arising solely from the ownership or disposition of such Senior Note, the enforcement of such Senior Note or any Note Guarantee or the receipt of any payments under or with respect to such Senior Note or a Note Guarantee.

If any Foreign Guarantor becomes aware that it will be obligated to pay Additional Amounts with respect to any payment under or with respect to the Senior Notes or any Note Guarantee, such Foreign Guarantor will deliver to the Trustee on a date that is at least 30 days prior to the date of that payment (unless the obligation to pay Additional Amounts arises less than 30 days prior to that payment date, in which case the Foreign Guarantor shall notify the Trustee promptly thereafter) an Officer's Certificate stating the fact that Additional Amounts will be payable and the amount estimated to be so payable. The Officer's Certificate must also set forth any other information reasonably necessary to enable the paying agent to pay such Additional Amounts to Holders on the relevant payment date. The Trustee shall be entitled to rely solely on such Officer's Certificate as conclusive proof that such payments are necessary.

The relevant Foreign Guarantor will make all withholdings and deductions required by law to be withheld or deducted by it and will remit the full amount deducted or withheld to the relevant Tax authority in accordance with applicable law. The relevant Foreign Guarantor will use its reasonable efforts to obtain Tax receipts from each relevant Tax authority evidencing the payment of any Taxes so deducted or withheld. The relevant Foreign Guarantor will furnish to the Trustee (or to a Holder or beneficial owner upon written request), within a reasonable time after the date the payment of any Taxes so deducted or withheld is made, certified copies of Tax receipts evidencing payment by or such Foreign Guarantor, or if, notwithstanding such entity's efforts to obtain receipts, receipts are not obtained, other evidence of payments by such entity.

Whenever in the Senior Notes Indenture or in this “Description of Senior Exchange Notes” there is referred to, in any context, the payment of principal, interest, premium, redemption price or other amounts with respect to any Senior Note, such reference shall be deemed to include the payment of Additional Amounts to the extent that, in such context, Additional Amounts are, were or would be payable in respect thereof.

The above obligations survive any termination, defeasance or discharge of the Senior Notes Indenture, any transfer by a Holder or beneficial owner of its Senior Notes, and apply, mutatis mutandis, to any successor Persons to any Foreign Guarantor and to any jurisdiction in which any successor Person to any Foreign Guarantor is incorporated or organized, engaged in business for tax purposes or resident for tax purposes or any jurisdiction from or through which payment is made by or on behalf of such Person on any Senior Note, Note Guarantee, and any political subdivision thereof or therein.

Optional Redemption

Except as set forth in the next three paragraphs, the Senior Notes are not redeemable at the option of the Issuer.

At any time prior to November 1, 2015, the Issuer may redeem the Senior Notes, in whole or in part, at their option, upon not less than 30 nor more than 60 days' prior notice at a redemption price equal to 100% of the principal amount of such Senior Notes plus the relevant Applicable Premium as of, and accrued and unpaid interest and Additional Interest, if any, to the redemption date.

At any time and from time to time on or after November 1, 2015, the Issuer may redeem the Senior Notes, in whole or in part, upon not less than 30 nor more than 60 days' notice at a redemption price equal to the percentage of principal amount set forth below plus accrued and unpaid interest, if any, on the Senior Notes redeemed, to the applicable date of redemption, if redeemed during the twelve-month period beginning on November 1 of the year indicated below:

Year	Senior Notes Percentage
2015	106.250%
2016	103.125%
2017 and thereafter	100.000%

At any time and from time to time prior to November 1, 2014, the Issuer may redeem Senior Notes with the net cash proceeds received by the Issuer from any Equity Offering at a redemption price equal to 112.500% plus accrued and unpaid interest to the redemption date, in an aggregate principal amount for all such redemptions not to exceed 35% of the original aggregate principal amount of the Senior Notes (including Additional Notes); provided that

(1)	in each case the redemption takes place not later than 180 days after the closing of the related Equity Offering, and

(2)
not less than 50% of the original aggregate principal amount of the Senior Notes issued under the Senior Notes Indenture remains outstanding immediately thereafter (excluding Senior Notes held by the Company or any of its Restricted Subsidiaries).

Notice of redemption will be provided as set forth under “-Selection and Notice” below.

Any redemption and notice of redemption may, at the Issuer's discretion, be subject to the satisfaction of one or more conditions precedent (including, in the case of a redemption related to an Equity Offering, the consummation of such Equity Offering).

If the optional redemption date is on or after an interest record date and on or before the related interest payment date, the accrued and unpaid interest will be paid to the Person in whose name the Senior Note is registered at the close of business on such record date, and no additional interest will be payable to Holders whose Senior Notes will be subject to redemption by the Issuer.

Unless the Issuer defaults in the payment of the redemption price, interest will cease to accrue on the Senior Notes or portions thereof called for redemption on the applicable redemption date.

Sinking Fund

The Issuer is not required to make mandatory redemption payments or sinking fund payments with respect to the Senior Notes. However, under certain circumstances, the Issuer may be required to offer to purchase Senior Notes as described under the captions “Change of Control” and “Certain Covenants-Limitations on Sales of Assets and Subsidiary Stock.” The Issuer may at any time and from time to time purchase Senior Notes in the open market or otherwise.

Selection and Notice

If less than all of the Senior Notes are to be redeemed at any time, the Trustee will select the Senior Notes for redemption in compliance with the requirements of the principal securities exchange, if any, on which the Senior Notes are listed, as certified to the Trustee by the Issuer, and in compliance with the requirements of DTC, or if Senior Notes are not so listed or such exchange prescribes no method of selection and the Senior Notes are not held through DTC or DTC prescribes no method of selection, on a pro rata basis, subject to adjustments so that no Note in an unauthorized denomination is redeemed in part and further; provided, however, that no Senior Note of $2,000 in aggregate principal amount or less shall be redeemed in part.

Notices of redemption will be delivered electronically or mailed by first-class mail at least 30 days but not more than 60 days before the redemption date to each Holder of Senior Notes to be redeemed at the address of such Holder appearing in the security register or otherwise in accordance with the procedures of DTC, except that redemption notices may be delivered electronically or mailed more than 60 days prior to a redemption date if the notice is issued in connection with a defeasance of the Senior Notes or a satisfaction and discharge of the Senior Notes Indenture.

If any Senior Note is to be redeemed in part only, the notice of redemption that relates to that Senior Note shall state the portion of the principal amount thereof to be redeemed, in which case a portion of the original Senior Note will be issued in the name of the Holder thereof upon cancellation of the original Senior Note. In the case of a global note, an appropriate notation will be made on such Senior Note to decrease the principal amount thereof to an amount equal to the unredeemed portion thereof. Subject to the terms of the applicable redemption notice (including any conditions contained therein), Senior Notes called for redemption become due on the date fixed for redemption. On and after the redemption date, unless the Issuer defaults in the payment of the redemption price, interest ceases to accrue on Senior Notes or portions of them called for redemption.

Change of Control

The Senior Notes Indenture provides that if a Change of Control occurs, unless the Issuer has previously or concurrently delivered a redemption notice with respect to all the outstanding Senior Notes as described under “-Optional Redemption,” the Issuer will make an offer to purchase all of the Senior Notes pursuant to the offer described below (the “Change of Control Offer”) at a price in cash (the “Change of Control Payment”) equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest, if any, to but excluding the date of repurchase, subject to the right of Holders of the Senior Notes of record on the relevant record date to receive interest due on the relevant interest payment date. Within 30 days following any Change of Control, the Issuer will deliver notice of such Change of Control Offer electronically or by first-class mail, with a copy to the Trustee, to each Holder of Senior Notes at the address of such Holder appearing in the security register or otherwise in accordance with the procedures of DTC, describing the transaction or transactions that constitute the Change of Control and offering to repurchase the Senior Notes for the specified purchase price on the date specified in the notice, which date will be no earlier than 30 days and no later than 60 days from the date such notice is delivered, pursuant to the procedures required by the Senior Notes Indenture and described in such notice.

The Issuer will comply, to the extent applicable, with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws or regulations are applicable in connection with the repurchase of Senior Notes pursuant to a Change of Control Offer. To the extent that the provisions of any securities laws or regulations conflict with the provisions of the Senior Notes Indenture, the Issuer will comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations described in the Senior Notes Indenture by virtue thereof.

Except as described above with respect to a Change of Control, the Senior Notes Indenture does not contain provisions that permit the Holders of the Senior Notes to require that the Issuer repurchase or redeem the Senior Notes in the event of a takeover, recapitalization or similar transaction.

The Credit Agreement provides, and future credit agreements or other agreements to which the Issuer becomes a party may provide, that certain change of control events with respect to the Company or the Issuer, as the case may be, would constitute a default thereunder (including a Change of Control under the Senior Notes Indenture) and prohibit or limit the Issuer from purchasing any Senior Notes pursuant to this covenant. In the event the Issuer is prohibited from purchasing the Senior Notes, the Issuer could seek the consent of its lenders to the purchase of the Senior Notes or could attempt to refinance the borrowings that contain such prohibition. If the Issuer does not obtain such consent or repay such borrowings, they will remain prohibited from purchasing the Senior Notes. In such case, the Issuer's failure to purchase tendered Senior Notes would constitute an Event of Default under the Senior Notes Indenture.

Our ability to pay cash to the Holders of Senior Notes following the occurrence of a Change of Control may be limited by our then-existing financial resources. Therefore, sufficient funds may not be available when necessary to make any required repurchases. The Change of Control purchase feature of the Senior Notes may in certain circumstances make more difficult or discourage a sale or takeover of us and, thus, the removal of incumbent management. The Change of Control purchase feature is a result of negotiations between the Initial Purchasers and us. We have no present intention to engage in a transaction involving a Change of Control after the Issue Date, although it is possible that we could decide to do so in the future.

Subject to the limitations discussed below, we could, in the future, enter into certain transactions, including acquisitions, refinancings or other recapitalizations, that would not constitute a Change of Control under the Senior Notes Indenture, but that could increase the amount of Indebtedness outstanding at such time or otherwise affect our capital structure or credit ratings. Restrictions on our ability to incur additional Indebtedness are contained in the covenants described under “Certain Covenants-Limitation on Indebtedness” and “Certain Covenants-Limitation on Liens.” Such restrictions in the Senior Notes Indenture can be waived only with the consent of the Holders of a majority in principal amount of the Senior Notes then outstanding. Except for the limitations contained in such covenants, however, the Senior Notes Indenture will not contain any covenants or provisions that may afford Holders of the Senior Notes protection in the event of a highly leveraged transaction.

The Issuer will not be required to make a Change of Control Offer following a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in the Senior Notes Indenture applicable to a Change of Control Offer made by the Issuer and purchases all Senior Notes validly tendered and not withdrawn under such Change of Control Offer. Notwithstanding anything to the contrary herein, a Change of Control Offer may be made in advance of a Change of Control, conditional upon such Change of Control, if a definitive agreement is in place for the Change of Control at the time of making of the Change of Control Offer.

If Holders of not less than 90% in aggregate principal amount of the outstanding Senior Notes validly tender and do not withdraw such Senior Notes in a Change of Control Offer and the Issuer, or any third party making a Change of Control Offer in lieu of the Issuer as described above, purchases all of the Senior Notes validly tendered and not withdrawn by such Holders, the Issuer or such third party will have the right, upon not less than 30 nor more than 60 days' prior notice, given not more than 30 days following such purchase pursuant to the Change of Control Offer described above, to redeem all Senior Notes that remain outstanding following such purchase at a price in cash equal to 101% of the principal amount thereof plus accrued and unpaid interest to but excluding the date of redemption.

The definition of “Change of Control” includes a disposition of all or substantially all of the assets of the Company and its Subsidiaries, taken as a whole, to any Person. Although there is a limited body of case law interpreting the phrase “substantially all,” there is no precise established definition of the phrase under applicable law. Accordingly, in certain circumstances there may be a degree of uncertainty as to whether a particular transaction would involve a disposition of “all or substantially all” of the assets of the Issuer and its Subsidiaries, taken as a whole. As a result, it may be unclear as to whether a Change of Control has occurred and whether a Holder of Senior Notes may require the Issuer to make an offer to repurchase the Senior Notes as described above.

The provisions under the Senior Notes Indenture relative to the Issuer's obligation to make an offer to repurchase the Senior Notes as a result of a Change of Control may be waived or modified with the written consent of the Holders of a majority in principal amount of the Senior Notes then outstanding.

Certain Covenants

Set forth below are summaries of certain covenants that are contained in the Senior Notes Indenture.

Suspension of Covenants on Achievement of Investment Grade Status

Following the first day:

(a)	the Senior Notes have achieved Investment Grade Status; and

(b)	no Default or Event of Default has occurred and is continuing under the Senior Notes Indenture,

then, beginning on that day and continuing until the Reversion Date (as defined below), the Company and its Restricted Subsidiaries will not be subject to the provisions of the Senior Notes Indenture summarized under the following headings (collectively, the “Suspended Covenants”):

“-Limitation on Restricted Payments,”

“-Limitation on Indebtedness,”

“-Limitation on Restrictions on Distributions from Restricted Subsidiaries,”

“-Limitation on Affiliate Transactions,”

“-Limitation on Sales of Assets and Subsidiary Stock,”

“-Limitation on Guarantees,” and

The provisions of clause (3) of the first paragraph of “-Merger and Consolidation.”

If at any time the Senior Notes cease to have such Investment Grade Status or if a Default or Event of Default occurs and is continuing, then the Suspended Covenants will thereafter be reinstated as if such covenants had never been suspended (the “Reversion Date”) and be applicable pursuant to the terms of the Senior Notes Indenture (including in connection with performing any calculation or assessment to determine compliance with the terms of the Senior Notes Indenture), unless and until the Senior Notes subsequently attain Investment Grade Status and no Default or Event of Default is in existence (in which event the Suspended Covenants shall no longer be in effect for such time that the Senior Notes maintain an Investment Grade Status and no Default or Event of Default is in existence); provided, however, that no Default, Event of Default or breach of any kind shall be deemed to exist under the Senior Notes Indenture, the Registration Rights Agreement, the Senior Notes or the Note Guarantees with respect to the Suspended Covenants based on, and none of the Company or any of its Subsidiaries shall bear any liability for, any actions taken or events occurring during the Suspension Period (as defined below), or any actions taken at any time pursuant to any contractual obligation arising prior to the Reversion Date, regardless of whether such actions or events would have been permitted if the applicable Suspended Covenants remained in effect during such period. The period of time between the date of suspension of the covenants and the Reversion Date is referred to as the “Suspension Period.”

On the Reversion Date, all Indebtedness Incurred during the Suspension Period will be classified to have been Incurred pursuant to the first paragraph of “-Limitation on Indebtedness” or one of the clauses set forth in the second paragraph of “-Limitation on Indebtedness” (to the extent such Indebtedness would be permitted to be Incurred thereunder as of the Reversion Date and after giving effect to the Indebtedness Incurred prior to the Suspension Period and outstanding on the Reversion Date). To the extent such Indebtedness would not be so permitted to be Incurred pursuant to the first and second paragraphs of “-Limitation on Indebtedness,” such Indebtedness will be deemed to have been outstanding on the Issue Date, so that it is classified as permitted under clause (4)(c) of the second paragraph of “-Limitation on Indebtedness.” Calculations made after the Reversion Date of the amount available to be made as Restricted Payments under “-Limitation on Restricted Payments” will be made as though the covenants described under “-Limitation on Restricted Payments” had been in effect since the Issue Date and throughout the Suspension Period. Accordingly, Restricted Payments made during the Suspension Period will reduce the amount available to be made as Restricted Payments under the first paragraph of “-Limitation on Restricted Payments.” During the Suspension Period, any future obligation to grant further Note Guarantees shall be suspended. All such further obligation to grant Note Guarantees shall be reinstated upon the Reversion Date.

There can be no assurance that the Senior Notes will ever achieve or maintain Investment Grade Status.

Limitation on Indebtedness

The Company will not, and will not permit any of its Restricted Subsidiaries to, Incur any Indebtedness (including Acquired Indebtedness); provided, however, that the Company and any of its Restricted Subsidiaries may Incur Indebtedness (including Acquired Indebtedness), if on the date of such Incurrence and after giving pro forma effect thereto (including pro forma application of the proceeds thereof), the Fixed Charge Coverage Ratio for the Company and its Restricted Subsidiaries is greater than 2.00 to 1.00; provided, further, that Non-Guarantors may not Incur Indebtedness if, after giving pro forma effect to such Incurrence (including a pro forma application of the net proceeds therefrom), more than an aggregate of $100.0 million of Indebtedness of Non-Guarantors would be outstanding pursuant to this paragraph.

The first paragraph of this covenant will not prohibit the Incurrence of the following Indebtedness:

(1)
Indebtedness Incurred pursuant to any Credit Facility (including letters of credit or bankers' acceptances issued or created under any Credit Facility), and any Refinancing Indebtedness in respect thereof and Guarantees in respect of such Indebtedness in a maximum aggregate principal amount at any time outstanding not exceeding (i) $2,850.0 million, plus (ii) in the case of any refinancing of any Indebtedness permitted under this clause or any portion thereof, the aggregate amount of fees, underwriting discounts, premiums and other costs and expenses Incurred in connection with such refinancing, less (iii) in the event of a LifeCell Disposition, the aggregate amount equal to the product of (A) the dollar amount set forth in clause (i) above and (B) the percentage that the Consolidated EBITDA of the property or assets in such LifeCell Disposition represented of Consolidated EBITDA of the Company, in each case for the period of the most recent four consecutive fiscal quarters ending prior to the date of such determination for which internal consolidated financial statements of the Company are available, with such pro forma adjustments as are consistent with the pro forma adjustments set forth in the definition of “Fixed Charge Coverage Ratio” and as determined in good faith by the Company;

(2)
Guarantees by the Company or any Restricted Subsidiary of Indebtedness of the Company or any Restricted Subsidiary so long as the Incurrence of such Indebtedness is permitted under the terms of the Senior Notes Indenture;

(3)
Indebtedness of the Company owing to and held by any Restricted Subsidiary or Indebtedness of a Restricted Subsidiary owing to and held by the Company or any Restricted Subsidiary; provided, however, that:

(a)
any subsequent issuance or transfer of Capital Stock or any other event which results in any such Indebtedness being beneficially held by a Person other than the Company or a Restricted Subsidiary of the Company; and

(b)	any sale or other transfer of any such Indebtedness to a Person other than the Company or a Restricted Subsidiary of the Company,

shall be deemed, in each case, to constitute an Incurrence of such Indebtedness by the Company or such Restricted Subsidiary, as the case may be;

(4)
Indebtedness represented by (a) the Senior Notes (other than any Additional Notes), including any Guarantee thereof, (b) any Senior Exchange Notes issued in exchange for such Senior Notes (including any Guarantee thereof), (c) any Indebtedness (other than Indebtedness incurred pursuant to clauses (1) and (3)) outstanding on the Issue Date, including the Second Lien Notes issued on the Issue Date, any exchange notes issued in exchange for such Second Lien Notes and any Guarantees thereof and the Redemption Note issued on the Issue Date, (d) Refinancing Indebtedness Incurred in respect of any Indebtedness described in this clause or clauses (5), (10) or (14) of this paragraph or Incurred pursuant to the first paragraph of this covenant, and (e) Management Advances;

(5)
Indebtedness of (x) the Company or any Restricted Subsidiary Incurred or issued to finance an acquisition or (y) Persons that are acquired by the Company or any Restricted Subsidiaries or merged into or consolidated with the Company or a Restricted Subsidiary in accordance with the terms of the Senior Notes Indenture; provided that after giving effect to such acquisition, merger or consolidation, either

(a)	the Company would be permitted to Incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph of this covenant, or

(b)	the Fixed Charge Coverage Ratio of the Company and the Restricted Subsidiary would not be lower than immediately prior to such acquisition, merger or consolidation;

(6)	Hedging Obligations (excluding Hedging Obligations entered into for speculative purposes);

(7)
Indebtedness represented by Capitalized Lease Obligations or Purchase Money Obligations in an aggregate outstanding principal amount which, when taken together with the principal amount of all other Indebtedness Incurred pursuant to this clause and then outstanding, does not exceed the greater of (a) $150.0 million and (b) 1.75% of Total Assets at the time of Incurrence and any Refinancing Indebtedness in respect thereof;

(8)
Indebtedness in respect of (a) workers' compensation claims, self-insurance obligations, performance, indemnity, surety, judgment, appeal, advance payment, customs, value added or other tax or other guarantees or other similar bonds, instruments or obligations and completion guarantees and warranties provided by the Company or a Restricted Subsidiary or relating to liabilities, obligations or guarantees Incurred in the ordinary course of business, (b) the honoring by a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds in the ordinary course of business; provided, however, that such Indebtedness is extinguished within five Business Days of Incurrence; (c) customer deposits and advance payments received in the ordinary course of business from customers for goods or services purchased in the ordinary course of business; (d) letters of credit, bankers' acceptances, guarantees or other similar instruments or obligations issued or relating to liabilities or obligations Incurred in the ordinary course of business, and (e) any customary cash management, cash pooling or netting or setting off arrangements in the ordinary course of business;

(9)
Indebtedness arising from agreements providing for guarantees, indemnification, obligations in respect of earn-outs or other adjustments of purchase price or, in each case, similar obligations, in each case, Incurred or assumed in connection with the acquisition or disposition of any business or assets or Person or any Capital Stock of a Subsidiary (other than Guarantees of Indebtedness Incurred by any Person acquiring or disposing of such business or assets or such Subsidiary for the purpose of financing such acquisition or disposition); provided that the maximum liability of the Company and its Restricted Subsidiaries in respect of all such Indebtedness in connection with a Disposition shall at no time exceed the gross proceeds, including the fair market value of non-cash proceeds (measured at the time received and without giving effect to any subsequent changes in value), actually received by the Company and its Restricted Subsidiaries in connection with such disposition;

(10)
Indebtedness in an aggregate outstanding principal amount which, when taken together with any Refinancing Indebtedness in respect thereof and the principal amount of all other Indebtedness Incurred pursuant to this clause and then outstanding, will not exceed 100% of the Net Cash Proceeds received by the Company from the issuance or sale (other than to a Restricted Subsidiary) of its Capital Stock (other than Disqualified Stock, Designated Preferred Stock or an Excluded Contribution) or otherwise contributed to the equity (other than through the issuance of Disqualified Stock, Designated Preferred Stock or an Excluded Contribution) of the Company, in each case, subsequent to the Issue Date; provided, however, that (i) any such Net Cash Proceeds that are so received or contributed shall not increase the amount available for making Restricted Payments to the extent the Company and its Restricted Subsidiaries Incur Indebtedness in reliance thereon and (ii) any Net Cash Proceeds that are so received or contributed shall be excluded for purposes of Incurring Indebtedness pursuant to this clause to the extent the Company or any of its Restricted Subsidiaries makes a Restricted Payment;

(11)
Indebtedness of Non-Guarantors in an aggregate amount not to exceed the greater of (a) $250.0 million and (b) 3.0% of Total Assets of non-Guarantors at any time outstanding and any Refinancing Indebtedness in respect thereof;

(12)
Indebtedness consisting of promissory notes issued by the Company or any of its Subsidiaries to any current or former employee, director or consultant of the Company, any of its Subsidiaries or any Parent Entity (or permitted transferees, assigns, estates, or heirs of such employee, director or consultant), to finance the purchase or redemption of Capital Stock of the Company or any Parent Entity that is permitted by the covenant described below under “-Limitation on Restricted Payments”;

(13)
Indebtedness of the Company or any of its Restricted Subsidiaries consisting of (i) the financing of insurance premiums or (ii) take-or-pay obligations contained in supply arrangements, in each case Incurred in the ordinary course of business;

(14)	Indebtedness (including Indebtedness arising out of a Sale and Leaseback Transaction) in respect of the New Headquarters in an amount not to exceed $55.0 million at any time outstanding; and

(15)
Indebtedness in an aggregate outstanding principal amount which, when taken together with any Refinancing Indebtedness in respect thereof and the principal amount of all other Indebtedness Incurred pursuant to this clause and then outstanding, will not exceed the greater of (a) $300.0 million and (b) 3.5% of Total Assets.

For purposes of determining compliance with, and the outstanding principal amount of any particular Indebtedness Incurred pursuant to and in compliance with, this covenant:

(1)
subject to clause (3) below, in the event that Indebtedness meets the criteria of more than one of the types of Indebtedness described in the first and second paragraphs of this covenant, the Company, in its sole discretion, will classify, and may from time to time reclassify, such item of Indebtedness and only be required to include the amount and type of such Indebtedness in one of the clauses of the second paragraph or the first paragraph of this covenant;

(2)
subject to clause (3) below, additionally, all or any portion of any item of Indebtedness may later be classified as having been Incurred pursuant to any type of Indebtedness described in the first and second paragraphs of this covenant so long as such Indebtedness is permitted to be Incurred pursuant to such provision at the time of reclassification;

(3)
all Indebtedness outstanding on the Issue Date under the Credit Agreement shall be deemed to have been Incurred on the Issue Date under clause (1) of the second paragraph of the description of this covenant and may not be reclassified at any time pursuant to clause (1) or (2) of this paragraph;

(4)
Guarantees of, or obligations in respect of letters of credit, bankers' acceptances or other similar instruments relating to, or Liens securing, Indebtedness that is otherwise included in the determination of a particular amount of Indebtedness shall not be included;

(5)
if obligations in respect of letters of credit, bankers' acceptances or other similar instruments are Incurred pursuant to any Credit Facility and are being treated as Incurred pursuant to clause (1), (6), (8), (11) or (15) of the second paragraph above or the first paragraph above and the letters of credit, bankers' acceptances or other similar instruments relate to other Indebtedness, then such other Indebtedness shall not be included;

(6)
the principal amount of any Disqualified Stock of the Company or a Restricted Subsidiary, or Preferred Stock of a Restricted Subsidiary, will be equal to the greater of the maximum mandatory redemption or repurchase price (not including, in either case, any redemption or repurchase premium) or the liquidation preference thereof;

(7)
Indebtedness permitted by this covenant need not be permitted solely by reference to one provision permitting such Indebtedness but may be permitted in part by one such provision and in part by one or more other provisions of this covenant permitting such Indebtedness; and

(8)
the amount of any Indebtedness outstanding as of any date shall be (a) the accreted value thereof in the case of any Indebtedness issued with original issue discount and (b) the principal amount of Indebtedness, or liquidation preference thereof, in the case of any other Indebtedness.

Accrual of interest, accrual of dividends, the accretion of accreted value, the accretion or amortization of original issue discount, the payment of interest in the form of additional Indebtedness, the payment of dividends in the form of additional shares of Preferred Stock or Disqualified Stock or the reclassification of commitments or obligations not treated as Indebtedness due to a change in GAAP, will not be deemed to be an Incurrence of Indebtedness for purposes of the covenant described under this “-Limitation on Indebtedness.”

If at any time an Unrestricted Subsidiary becomes a Restricted Subsidiary, any Indebtedness of such Subsidiary shall be deemed to be Incurred by a Restricted Subsidiary of the Company as of such date (and, if such Indebtedness is not permitted to be Incurred as of such date under the covenant described under this “-Limitation on Indebtedness,” the Company shall be in default of this covenant).

Notwithstanding any other provision of this covenant, the maximum amount of Indebtedness that the Company or a Restricted Subsidiary may Incur pursuant to this covenant shall not be deemed to be exceeded solely as a result of fluctuations in the exchange rate of currencies. The principal amount of any Indebtedness Incurred to refinance other Indebtedness, if Incurred in a different currency from the Indebtedness being refinanced, shall be calculated based on the currency exchange rate applicable to the currencies in which such Refinancing Indebtedness is denominated that is in effect on the date of such refinancing.

The Senior Notes Indenture will provide that the Issuer will not, and will not permit any Guarantor to, directly or indirectly, Incur any Indebtedness (including Acquired Indebtedness) that is subordinated or junior in right of payment to any Indebtedness of the Issuer or such Guarantor, as the case may be, unless such Indebtedness is expressly subordinated in right of payment to the Senior Notes or such Guarantor's Note Guarantee to the extent and in the same manner as such Indebtedness is subordinated to other Indebtedness of the Company or such Guarantor, as the case may be.

The Senior Notes Indenture will not treat (1) unsecured Indebtedness as subordinated or junior to Secured Indebtedness merely because it is unsecured or (2) Senior Indebtedness as subordinated or junior to any other Senior Indebtedness merely because it has a junior priority with respect to the same collateral or is secured by different collateral.

Limitation on Restricted Payments

The Company will not, and will not permit any of its Restricted Subsidiaries, directly or indirectly, to:

(1)
declare or pay any dividend or make any distribution on or in respect of the Company's or any Restricted Subsidiary's Capital Stock (including any payment in connection with any merger or consolidation involving the Company or any of its Restricted Subsidiaries) except:

(a)	dividends or distributions payable in Capital Stock of the Company (other than Disqualified Stock) or in options, warrants or other rights to purchase such Capital Stock of the Company; and

(b)
dividends or distributions payable to the Company or a Restricted Subsidiary (and, in the case of any such Restricted Subsidiary making such dividend or distribution, to holders of its Capital Stock other than the Company or another Restricted Subsidiary on no more than a pro rata basis);

(2)
purchase, redeem, retire or otherwise acquire for value any Capital Stock of the Company or any Parent Entity of the Company held by Persons other than the Company or a Restricted Subsidiary of the Company;

(3)
purchase, repurchase, redeem, defease or otherwise acquire or retire for value, prior to scheduled maturity, scheduled repayment or scheduled sinking fund payment, any Subordinated Indebtedness (other than (a) any such purchase, repurchase, redemption, defeasance or other acquisition or retirement in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in each case, due within one year of the date of purchase, repurchase, redemption, defeasance or other acquisition or retirement and (b) any Indebtedness Incurred pursuant to clause (3) of the second paragraph of the covenant described under “-Limitation on Indebtedness”); or

(4)	make any Restricted Investment;

(any such dividend, distribution, purchase, redemption, repurchase, defeasance, other acquisition, retirement or Restricted Investment referred to in clauses (1) through (4) are referred to herein as a “Restricted Payment”), if at the time the Company or such Restricted Subsidiary makes such Restricted Payment:

(a)	a Default shall have occurred and be continuing (or would result immediately thereafter therefrom);

(b)
the Company is not able to Incur an additional $1.00 of Indebtedness pursuant to the first paragraph under the “-Limitation on Indebtedness” covenant after giving effect, on a pro forma basis, to such Restricted Payment; or

(c)
the aggregate amount of such Restricted Payment and all other Restricted Payments made subsequent to the Issue Date (and not returned or rescinded) (including Permitted Payments permitted below by clauses (1) (without duplication), (6), (10), (11) and (17) of the next succeeding paragraph, but excluding all other Restricted Payments permitted by the next succeeding paragraph) would exceed the sum of (without duplication):

(i)
50% of Consolidated Net Income for the period (treated as one accounting period) from the first day of the first fiscal quarter commencing after October 1, 2011 to the end of the most recent fiscal quarter ending prior to the date of such Restricted Payment for which internal consolidated financial statements of the Company are available (or, in the case such Consolidated Net Income is a deficit, minus 100% of such deficit);

(ii)
100% of the aggregate Net Cash Proceeds, and the fair market value of property or assets or marketable securities, received by the Company from the issue or sale of its Capital Stock (other than Disqualified Stock or Designated Preferred Stock) subsequent to the Issue Date or otherwise contributed to the equity (other than through the issuance of Disqualified Stock or Designated Preferred Stock) of the Company subsequent to the Issue Date (other than (w) Net Cash Proceeds or property or assets or marketable securities received from an issuance or sale of such Capital Stock to a Restricted Subsidiary or an employee stock ownership plan or trust established by the Company or any Subsidiary of the Company for the benefit of its employees to the extent funded by the Company or any Restricted Subsidiary, (x) Net Cash Proceeds or property or assets or marketable securities to the extent that any Restricted Payment has been made from such proceeds in reliance on clause (6) of the next succeeding paragraph, (y) Excluded Contributions and (z) Net Cash Proceeds or property or assets consisting of the Capital Stock or assets of any member of the LifeCell Group or received from a LifeCell Disposition);

(iii)
100% of the aggregate Net Cash Proceeds, and the fair market value of property or assets or marketable securities, received by the Company or any Restricted Subsidiary from the issuance or sale (other than to the Company or a Restricted Subsidiary of the Company or an employee stock ownership plan or trust established by the Company or any Subsidiary of the Company for the benefit of their employees to the extent funded by the Company or any Restricted Subsidiary) by the Company or any Restricted Subsidiary subsequent to the Issue Date of any Indebtedness, Disqualified Stock or Designated Preferred Stock that has been converted into or exchanged for Capital Stock of the Company (other than Disqualified Stock or Designated Preferred Stock) plus, without duplication, the amount of any cash, and the fair market value of property or assets or marketable securities, received by the Company or any Restricted Subsidiary upon such conversion or exchange;

(iv)
100% of the aggregate amount received in cash and the fair market value, as determined in good faith by the Company, of marketable securities or other property received by means of: (i) the sale or other disposition (other than to the Company or a Restricted Subsidiary) of Restricted Investments made by the Company or its Restricted Subsidiaries and repurchases and redemptions of such Restricted Investments from the Company or its Restricted Subsidiaries and repayments of loans or advances, and releases of guarantees, which constitute Restricted Investments by the Company or its Restricted Subsidiaries, in each case after the Issue Date; or (ii) the sale (other than to the Company or a Restricted Subsidiary) of the stock of an Unrestricted Subsidiary or a distribution from an Unrestricted Subsidiary (other than to the extent of the amount of the Investment that constituted a Permitted Investment) or a dividend from an Unrestricted Subsidiary after the Issue Date; and

(v)
in the case of the redesignation of an Unrestricted Subsidiary as a Restricted Subsidiary or the merger or consolidation of an Unrestricted Subsidiary into the Company or a Restricted Subsidiary or the transfer of all or substantially all of the assets of an Unrestricted Subsidiary to the Company or a Restricted Subsidiary after the Issue Date, the fair market value of the Investment in such Unrestricted Subsidiary (or the assets transferred), as determined in good faith of the Company at the time of the redesignation of such Unrestricted Subsidiary as a Restricted Subsidiary or at the time of such merger or consolidation or transfer of assets (after taking into consideration any Indebtedness associated with the Unrestricted Subsidiary so designated or merged or consolidated or Indebtedness associated with the assets so transferred), other than to the extent of the amount of the Investment that constituted a Permitted Investment.

The foregoing provisions will not prohibit any of the following (collectively, “Permitted Payments”):

(1)
the payment of any dividend or distribution within 60 days after the date of declaration thereof, if at the date of declaration such payment would have complied with the provisions of the Senior Notes Indenture or the redemption, repurchase or retirement of Indebtedness if, at the date of any irrevocable redemption notice, such payment would have complied with the provisions of the Senior Notes Indenture;

(2)
any purchase, repurchase, redemption, defeasance or other acquisition or retirement of Capital Stock or Subordinated Indebtedness made by exchange (including any such exchange pursuant to the exercise of a conversion right or privilege in connection with which cash is paid in lieu of the issuance of fractional shares) for, or out of the proceeds of the substantially concurrent sale of, Capital Stock of the Company (other than Disqualified Stock or Designated Preferred Stock) (“Refunding Capital Stock”) or a substantially concurrent contribution to the equity (other than through the issuance of Disqualified Stock or Designated Preferred Stock or through an Excluded Contribution) of the Company; provided, however, that to the extent so applied, the Net Cash Proceeds, or fair market value of property or assets or of marketable securities, from such sale of Capital Stock or such contribution will be excluded from clause (c) of the preceding paragraph;

(3)
any purchase, repurchase, redemption, defeasance or other acquisition or retirement of Subordinated Indebtedness made by exchange for, or out of the proceeds of the substantially concurrent sale of, Subordinated Indebtedness that constitutes Refinancing Indebtedness permitted to be Incurred pursuant to the covenant described under “-Limitation on Indebtedness” above;

(4)
any purchase, repurchase, redemption, defeasance or other acquisition or retirement of Preferred Stock of the Company or a Restricted Subsidiary made by exchange for or out of the proceeds of the substantially concurrent sale of Preferred Stock of the Company or a Restricted Subsidiary, as the case may be, that, in each case, is permitted to be Incurred pursuant to the covenant described under “-Limitation on Indebtedness” above;

(5)	any purchase, repurchase, redemption, defeasance or other acquisition or retirement of Subordinated Indebtedness or Disqualified Stock or Preferred Stock of a Restricted Subsidiary:

(a)
from Net Available Cash to the extent permitted under “-Limitation on Sales of Assets and Subsidiary Stock” below, but only if the Company shall have first complied with the terms described under “-Limitation on Sales of Assets and Subsidiary Stock” and purchased all Senior Notes tendered pursuant to any offer to repurchase all the Senior Notes required thereby, prior to purchasing, repurchasing, redeeming, defeasing or otherwise acquiring or retiring such Subordinated Indebtedness, Disqualified Stock or Preferred Stock; or

(b)
to the extent required by the agreement governing such Subordinated Indebtedness, Disqualified Stock or Preferred Stock, following the occurrence of a Change of Control (or other similar event described therein as a “change of control”), but only if the Company shall have first complied with the terms described under “-Change of Control” and purchased all Senior Notes tendered pursuant to the offer to repurchase all the Senior Notes required thereby, prior to purchasing, repurchasing, redeeming, defeasing or otherwise acquiring or retiring such Subordinated Indebtedness, Disqualified Stock or Preferred Stock; or

(c)
consisting of Acquired Indebtedness (other than Indebtedness Incurred (A) to provide all or any portion of the funds utilized to consummate the transaction or series of related transactions pursuant to which such Person became a Restricted Subsidiary or was otherwise acquired by the Company or a Restricted Subsidiary or (B) otherwise in connection with or contemplation of such acquisition);

(6)
a Restricted Payment to pay for the repurchase, retirement or other acquisition or retirement for value of Capital Stock (other than Disqualified Stock) of the Company or of any Parent Entity held by any future, present or former employee, director or consultant of the Company, any of its Subsidiaries or of any Parent Entity (or permitted transferees, assigns, estates, trusts or heirs of such employee, director or consultant) either pursuant to any management equity plan or stock option plan or any other management or employee benefit plan or agreement or upon the termination of such employee, director or consultant's employment or directorship; provided, however, that the aggregate Restricted Payments made under this clause do not exceed $30.0 million in any calendar year (with unused amounts in any calendar year being carried over to succeeding calendar years subject to a maximum of $60.0 million in any calendar year); provided further that such amount in any calendar year may be increased by an amount not to exceed:

(a)
the cash proceeds from the sale of Capital Stock (other than Disqualified Stock or Designated Preferred Stock or Excluded Contributions) of the Company and, to the extent contributed to the capital of the Company (other than through the issuance of Disqualified Stock or Designated Preferred Stock or an Excluded Contribution), Capital Stock of any Parent Entity, in each case to members of management, directors or consultants of the Company, any of its Subsidiaries or any Parent Entity that occurred after the Issue Date, to the extent the cash proceeds from the sale of such Capital Stock have not otherwise been applied to the payment of Restricted Payments by virtue of clause (c) of the preceding paragraph; plus

(b)	the cash proceeds of key man life insurance policies received by the Company and its Restricted Subsidiaries after the Issue Date; less

(c)	the amount of any Restricted Payments made in previous calendar years pursuant to clauses (a) and (b) of this clause;

and provided further that cancellation of Indebtedness owing to the Company or any Restricted Subsidiary from members of management, directors, employees or consultants of the Company, or any Parent Entity or Restricted Subsidiaries in connection with a repurchase of Capital Stock of the Company or any Parent Entity will not be deemed to constitute a Restricted Payment for purposes of this covenant or any other provision of the Senior Notes Indenture;

(7)
the declaration and payment of dividends on Disqualified Stock or Preferred Stock of a Restricted Subsidiary, Incurred in accordance with the terms of the covenant described under “-Limitation on Indebtedness” above;

(8)
purchases, repurchases, redemptions, defeasances or other acquisitions or retirements of Capital Stock deemed to occur upon the exercise of stock options, warrants or other rights in respect thereof if such Capital Stock represents a portion of the exercise price thereof;

(9)	dividends, loans, advances or distributions to any Parent Entity or other payments by the Company or any Restricted Subsidiary in amounts equal to (without duplication):

(a)	the amounts required for any Parent Entity to pay any Parent Entity Expenses or any Related Taxes; or

(b)	amounts constituting or to be used for purposes of making payments to the extent specified in clauses (2), (3), (5) and (11) of the second paragraph under “-Limitation on Affiliate Transactions”;

(10)
the declaration and payment by the Company of, dividends on the common stock or common equity interests of the Company or any Parent following a public offering of such common stock or common equity interests, in an amount not to exceed 6% of the proceeds received by or contributed to the Company in or from any public offering in any fiscal year;

(11)
payments by the Company, or loans, advances, dividends or distributions to any Parent Entity to make payments, to holders of Capital Stock of the Company or any Parent Entity in lieu of the issuance of fractional shares of such Capital Stock, provided, however, that any such payment, loan, advance, dividend or distribution shall not be for the purpose of evading any limitation of this covenant or otherwise to facilitate any dividend or other return of capital to the holders of such Capital Stock (as determined in good faith by the Board of Directors);

(12)	Restricted Payments that are made with Excluded Contributions;

(13)
(i) the declaration and payment of dividends on Designated Preferred Stock of the Company issued after the Issue Date; and (ii) the declaration and payment of dividends on Refunding Capital Stock that is Preferred Stock in excess of the dividends declarable and payable thereon pursuant to clause (2) of this paragraph; provided, however, that, in the case of clause (i), the amount of all dividends declared or paid pursuant to this clause shall not exceed the Net Cash Proceeds received by the Company or the aggregate amount contributed in cash to the equity (other than through the issuance of Disqualified Stock or an Excluded Contribution of the Company), from the issuance or sale of such Designated Preferred Stock; provided further, in the case of clause (ii), that for the most recently ended four fiscal quarters for which internal financial statements are available immediately preceding the date of issuance of such Designated Preferred Stock, after giving effect to such payment on a pro forma basis the Company would be permitted to Incur at least $1.00 of additional Indebtedness pursuant to the test set forth in the first paragraph of the covenant described under “-Limitation on Indebtedness”;

(14)
dividends or other distributions of Capital Stock of, or Indebtedness owed to the Company or a Restricted Subsidiary by, Unrestricted Subsidiaries (unless the Unrestricted Subsidiary's principal asset is cash and Cash Equivalents);

(15)
distributions or payments of Securitization Fees, sales contributions and other transfers of Securitization Assets and purchases of Securitization Assets pursuant to a Securitization Repurchase Obligation, in each case in connection with a Qualified Securitization Financing;

(16)
any Restricted Payment made in connection with the Transactions and the fees and expenses related thereto or used to fund amounts owed to Affiliates (including dividends to any Parent Entity of the Company to permit payment by such Parent Entity of such amounts);

(17)
so long as no Default or Event of Default has occurred and is continuing (or would result from), Restricted Payments (including loans or advances) in an aggregate amount outstanding at the time made not to exceed $175.0 million;

(18)
so long as no Default or Event of Default has occurred and is continuing (or would result therefrom), mandatory redemptions of Disqualified Stock issued as a Restricted Payment or as consideration for a Permitted Investment; provided that the amount of such redemptions are no greater than the amount that constituted a Restricted Payment or Permitted Investment; and

(19)
Restricted Payments consisting of the proceeds received from the LifeCell Disposition; provided that after giving pro forma effect to the LifeCell Disposition and the making of Restricted Payments pursuant to this clause (19), the Consolidated Total Leverage Ratio is less than or equal to 1.5 to 1.0.

For purposes of determining compliance with this covenant, in the event that a Restricted Payment meets the criteria of more than one of the categories of Permitted Payments described in clauses (1) through (18) above, or is permitted pursuant to the first paragraph of this covenant, the Company will be entitled to classify such Restricted Payment (or portion thereof) on the date of its payment or later reclassify such Restricted Payment (or portion thereof) in any manner that complies with this covenant.

The amount of all Restricted Payments (other than cash) shall be the fair market value on the date of such Restricted Payment of the asset(s) or securities proposed to be paid, transferred or issued by the Company or such Restricted Subsidiary, as the case may be, pursuant to such Restricted Payment. The fair market value of any cash Restricted Payment shall be its face amount, and the fair market value of any non-cash Restricted Payment, property or assets other than cash shall be determined conclusively by the Board of Directors of the Company acting in good faith.

Limitation on Liens

The Company will not, and will not permit any Restricted Subsidiary to, directly or indirectly, create, Incur or permit to exist any Lien (other than Permitted Liens) upon any of its property or assets (including Capital Stock of a Restricted Subsidiary of the Company), whether owned on the Issue Date or acquired after that date, which Lien secures any Indebtedness.

Limitation on Restrictions on Distributions from Restricted Subsidiaries

The Company will not, and will not permit any Restricted Subsidiary to, create or otherwise cause or permit to exist or become effective any consensual encumbrance or consensual restriction on the ability of any Restricted Subsidiary to:

(A)	pay dividends or make any other distributions in cash or otherwise on its Capital Stock or pay any Indebtedness or other obligations owed to the Company or any Restricted Subsidiary;

(B)	make any loans or advances to the Company or any Restricted Subsidiary; or

(C)	sell, lease or transfer any of its property or assets to the Company or any Restricted Subsidiary;

provided that (x) the priority of any Preferred Stock in receiving dividends or liquidating distributions prior to dividends or liquidating distributions being paid on common stock and (y) the subordination of (including the application of any standstill requirements to) loans or advances made to the Company or any Restricted Subsidiary to other Indebtedness Incurred by the Company or any Restricted Subsidiary shall not be deemed to constitute such an encumbrance or restriction.

The provisions of the preceding paragraph will not prohibit:

(1)
any encumbrance or restriction pursuant to (a) any Credit Facility, (b) the Second Lien Notes, including any Guarantee thereof, (c) the Redemption Note, or (d) any other agreement or instrument, in each case, in effect at or entered into on the Issue Date;

(2)	the Senior Notes Indenture, the Senior Notes, the Note Guarantees, the Senior Exchange Notes and any Guarantees thereof;

(3)
any encumbrance or restriction pursuant to an agreement or instrument of a Person or relating to any Capital Stock or Indebtedness of a Person, entered into on or before the date on which such Person was acquired by or merged, consolidated or otherwise combined with or into the Company or any Restricted Subsidiary, or was designated as a Restricted Subsidiary or on which such agreement or instrument is assumed by the Company or any Restricted Subsidiary in connection with an acquisition of assets (other than Capital Stock or Indebtedness Incurred as consideration in, or to provide all or any portion of the funds utilized to consummate, the transaction or series of related transactions pursuant to which such Person became a Restricted Subsidiary or was acquired by the Company or was merged, consolidated or otherwise combined with or into the Company or any Restricted Subsidiary or entered into in contemplation of or in connection with such transaction) and outstanding on such date; provided that, for the purposes of this clause, if another Person is the Successor Company, any Subsidiary thereof or agreement or instrument of such Person or any such Subsidiary shall be deemed acquired or assumed by the Company or any Restricted Subsidiary when such Person becomes the Successor Company;

(4)	any encumbrance or restriction:

(a)
that restricts in a customary manner the subletting, assignment or transfer of any property or asset that is subject to a lease, license or similar contract or agreement, or the assignment or transfer of any lease, license or other contract or agreement;

(b)
contained in mortgages, pledges, charges or other security agreements permitted under the Senior Notes Indenture or securing Indebtedness of the Company or a Restricted Subsidiary permitted under the Senior Notes Indenture to the extent such encumbrances or restrictions restrict the transfer or encumbrance of the property or assets subject to such mortgages, pledges, charges or other security agreements; or

(c)	pursuant to customary provisions restricting dispositions of real property interests set forth in any reciprocal easement agreements of the Company or any Restricted Subsidiary;

(5)
any encumbrance or restriction pursuant to Purchase Money Obligations and Capitalized Lease Obligations permitted under the Senior Notes Indenture, in each case, that impose encumbrances or restrictions on the property so acquired;

(6)
any encumbrance or restriction imposed pursuant to an agreement entered into for the direct or indirect sale or disposition to a Person of all or substantially all the Capital Stock or assets of the Company or any Restricted Subsidiary (or the property or assets that are subject to such restriction) pending the closing of such sale or disposition;

(7)	customary provisions in leases, licenses, joint venture agreements and other similar agreements and instruments;

(8)	encumbrances or restrictions arising or existing by reason of applicable law or any applicable rule, regulation or order, or required by any regulatory authority;

(9)	any encumbrance or restriction on cash or other deposits or net worth imposed by customers under agreements entered into in the ordinary course of business;

(10)	any encumbrance or restriction pursuant to Hedging Obligations;

(11)
other Indebtedness, Disqualified Stock or Preferred Stock of Foreign Subsidiaries permitted to be Incurred or issued subsequent to the Issue Date pursuant to the provisions of the covenant described under “-Limitation on Indebtedness” that impose restrictions solely on the Foreign Subsidiaries party thereto or their Subsidiaries;

(12)	restrictions created in connection with any Qualified Securitization Financing that, in the good faith determination of the Company, are necessary or advisable to effect such Securitization Facility;

(13)
any encumbrance or restriction arising pursuant to an agreement or instrument relating to any Indebtedness permitted to be Incurred subsequent to the Issue Date pursuant to the provisions of the covenant described under “-Limitation on Indebtedness” if the encumbrances and restrictions contained in any such agreement or instrument taken as a whole are not materially less favorable to the Holders than (i) the encumbrances and restrictions contained in the Credit Agreement, together with the security documents associated therewith as in effect on the Issue Date or (ii) in comparable financings (as determined in good faith by the Company) and where, in the case of clause (ii), either (a) the Company determines at the time of issuance of such Indebtedness that such encumbrances or restrictions will not adversely affect, in any material respect, the Company's ability to make principal or interest payments on the Senior Notes or (b) such encumbrance or restriction applies only during the continuance of a default relating to such Indebtedness;

(14)	any encumbrance or restriction existing by reason of any lien permitted under “-Limitation on Liens;” or

(15)
any encumbrance or restriction pursuant to an agreement or instrument effecting a refinancing of Indebtedness Incurred pursuant to, or that otherwise refinances, an agreement or instrument referred to in clauses (1) to (14) of this paragraph or this clause (an “Initial Agreement”) or contained in any amendment, supplement or other modification to an agreement referred to in clauses (1) to (14) of this paragraph or this clause (15); provided, however, that the encumbrances and restrictions with respect to such Restricted Subsidiary contained in any such agreement or instrument are no less favorable in any material respect to the Holders taken as a whole than the encumbrances and restrictions contained in the Initial Agreement or Initial Agreements to which such refinancing or amendment, supplement or other modification relates (as determined in good faith by the Company).

Limitation on Sales of Assets and Subsidiary Stock

The Company will not, and will not permit any of its Restricted Subsidiaries to, make any Asset Disposition unless:

(1)
the Company or such Restricted Subsidiary, as the case may be, receives consideration (including by way of relief from, or by any other Person assuming responsibility for, any liabilities, contingent or otherwise) at least equal to the fair market value (such fair market value to be determined on the date of contractually agreeing to such Asset Disposition), as determined in good faith by the Board of Directors of the Company, of the shares and assets subject to such Asset Disposition (including, for the avoidance of doubt, if such Asset Disposition is a Permitted Asset Swap);

(2)
in any such Asset Disposition, or series of related Asset Dispositions (except to the extent the Asset Disposition is a Permitted Asset Swap), at least 75% of the consideration from such Asset Disposition (including by way of relief from, or by any other Person assuming responsibility for, any liabilities, contingent or otherwise) received by the Company or such Restricted Subsidiary, as the case may be, is in the form of cash or Cash Equivalents; and

(3)	an amount equal to 100% of the Net Available Cash from such Asset Disposition is applied by the Company or such Restricted Subsidiary, as the case may be:

(a)
to the extent the Company or any Restricted Subsidiary, as the case may be, elects (or is required by the terms of any Indebtedness), (i) to prepay, repay or purchase any Indebtedness of a Non-Guarantor or that is secured by a Lien (in each case, other than Indebtedness owed to the Company or any Restricted Subsidiary) or Indebtedness under the Second Lien Notes or the Credit Agreement (or any Refinancing Indebtedness in respect thereof) within 450 days from the later of (A) the date of such Asset Disposition and (B) the receipt of such Net Available Cash; provided, however, that, in connection with any prepayment, repayment or purchase of Indebtedness pursuant to this clause (a), the Company or such Restricted Subsidiary will retire such Indebtedness and will cause the related commitment (if any) to be reduced in an amount equal to the principal amount so prepaid, repaid or purchased; or (ii) to prepay, repay or purchase Pari Passu Indebtedness at a price of no more than 100% of the principal amount of such Pari Passu Indebtedness plus accrued and unpaid interest to the date of such prepayment, repayment or purchase; provided further that, to the extent the Issuer redeems, repays or repurchases Pari Passu Indebtedness pursuant to this clause (ii), the Issuer shall equally and ratably reduce Obligations under the Senior Notes as provided under “Optional Redemption,” through open-market purchases (to the extent such purchases are at or above 100% of the principal amount thereof) or by making an offer (in accordance with the procedures set forth below for an Asset Disposition Offer) to all Holders to purchase their Senior Notes at 100% of the principal amount thereof, plus the amount of accrued but unpaid interest, if any, on the amount of Senior Notes that would otherwise be prepaid; and/or

(b)
to the extent the Company or such Restricted Subsidiary elects, to invest in or commit to invest in Additional Assets (including by means of an investment in Additional Assets by a Restricted Subsidiary with Net Available Cash received by the Company or another Restricted Subsidiary) within 450 days from the later of (i) the date of such Asset Disposition and (ii) the receipt of such Net Available Cash; provided, however, that any such reinvestment in Additional Assets made pursuant to a definitive binding agreement or a commitment approved by the Board of Directors of the Company that is executed or approved within such time will satisfy this requirement, so long as such investment is consummated within 180 days of such 450th day; and

provided that, pending the final application of any such Net Available Cash in accordance with clause (a) or clause (b) above, the Company and its Restricted Subsidiaries may temporarily reduce Indebtedness or otherwise use such Net Available Cash in any manner not prohibited by the Senior Notes Indenture; provided further that notwithstanding the foregoing, in the event that after giving pro forma effect to the LifeCell Disposition the Consolidated Total Leverage Ratio is less than or equal to 1.5 to 1.0, clauses (2) and (3) above shall not apply with respect to the LifeCell Disposition.

Any Net Available Cash from Asset Dispositions that is not applied or invested or committed to be applied or invested as provided in the preceding paragraph will be deemed to constitute “Excess Proceeds” under the Senior Notes Indenture. On the 451st day after an Asset Disposition, if the aggregate amount of Excess Proceeds under the Senior Notes Indenture exceeds $50.0 million, the Issuer will within 10 Business Days be required to make an offer (“Asset Disposition Offer”) to all Holders of Senior Notes issued under such Senior Notes Indenture and, to the extent the Issuer elects, to all holders of other outstanding Pari Passu Indebtedness, to purchase the maximum principal amount of Senior Notes and any such Pari Passu Indebtedness to which the Asset Disposition Offer applies that may be purchased out of the Excess Proceeds, at an offer price in respect of the Senior Notes in an amount equal to 100% of the principal amount of the Senior Notes and Pari Passu Indebtedness, in each case, plus accrued and unpaid interest, if any, to, but not including, the date of purchase, in accordance with the procedures set forth in the Senior Notes Indenture or the agreements governing the Pari Passu Indebtedness, as applicable, and, with respect to the Senior Notes, in minimum denominations of $2,000 and in integral multiples of $1,000 in excess thereof. The Issuer will deliver notice of such Asset Disposition Offer electronically or by first-class mail, with a copy to the Trustee, to each Holder of Senior Notes at the address of such Holder appearing in the security register or otherwise in accordance with the procedures of DTC, describing the transaction or transactions that constitute the Asset Disposition and offering to repurchase the Senior Notes for the specified purchase price on the date specified in the notice, which date will be no earlier than 30 days and no later than 60 days from the date such notice is delivered, pursuant to the procedures required by the Senior Notes Indenture and described in such notice.

To the extent that the aggregate amount of Senior Notes and Pari Passu Indebtedness so validly tendered and not properly withdrawn pursuant to an Asset Disposition Offer is less than the Excess Proceeds, the Issuer may use any remaining Excess Proceeds for any purpose not prohibited by the Senior Notes Indenture. If the aggregate principal amount of the Senior Notes surrendered in any Asset Disposition Offer by Holders and other Pari Passu Indebtedness surrendered by holders or lenders, collectively, exceeds the amount of Excess Proceeds, the Excess Proceeds shall be allocated among the Senior Notes and Pari Passu Indebtedness to be purchased on a pro rata basis on the basis of the aggregate principal amount of tendered Senior Notes and Pari Passu Indebtedness. Upon completion of any Asset Disposition Offer, the amount of Excess Proceeds shall be reset at zero.

To the extent that any portion of Net Available Cash payable in respect of the Senior Notes is denominated in a currency other than U.S. dollars, the amount thereof payable in respect of the Senior Notes shall not exceed the net amount of funds in U.S. dollars that is actually received by the Company upon converting such portion into U.S. dollars.

For the purposes of clause (2) of the first paragraph of this covenant, the following will be deemed to be cash:

(1)
the assumption by the transferee of Indebtedness or other liabilities contingent or otherwise of the Company or a Restricted Subsidiary (other than Subordinated Indebtedness of the Company or a Guarantor) and the release of the Company or such Restricted Subsidiary from all liability on such Indebtedness or other liability in connection with such Asset Disposition;

(2)
securities, notes or other obligations received by the Company or any Restricted Subsidiary of the Company from the transferee that are converted by the Company or such Restricted Subsidiary into cash or Cash Equivalents within 180 days following the closing of such Asset Disposition;

(3)
Indebtedness of any Restricted Subsidiary that is no longer a Restricted Subsidiary as a result of such Asset Disposition, to the extent that the Company and each other Restricted Subsidiary are released from any Guarantee of payment of such Indebtedness in connection with such Asset Disposition;

(4)	consideration consisting of Indebtedness of the Company (other than Subordinated Indebtedness) received after the Issue Date from Persons who are not the Company or any Restricted Subsidiary; and

(5)
any Designated Non-Cash Consideration received by the Company or any Restricted Subsidiary in such Asset Dispositions having an aggregate fair market value, taken together with all other Designated Non-Cash Consideration received pursuant to this covenant that is at that time outstanding, not to exceed the greater of $150.0 million and 1.75% of Total Assets (with the fair market value of each item of Designated Non-Cash Consideration being measured at the time received and without giving effect to subsequent changes in value).

The Issuer will comply, to the extent applicable, with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws or regulations are applicable in connection with the repurchase of Senior Notes pursuant to this covenant. To the extent that the provisions of any securities laws or regulations conflict with the provisions of the Senior Notes Indenture, the Company will comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations described in the Senior Notes Indenture by virtue thereof.

The Credit Agreement will prohibit or limit, and future credit agreements or other agreements to which the Issuer becomes a party may prohibit or limit, the Issuer from purchasing any Senior Notes pursuant to this covenant. In the event the Issuer is prohibited from purchasing the Senior Notes, the Issuer could seek the consent of its lenders to the purchase of the Senior Notes or could attempt to refinance the borrowings that contain such prohibition. If the Issuer does not obtain such consent or repay such borrowings, it will remain prohibited from purchasing the Senior Notes. In such case, the Issuer's failure to purchase tendered Senior Notes would constitute an Event of Default under the Senior Notes Indenture.

Limitation on Affiliate Transactions

The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, enter into or conduct any transaction (including the purchase, sale, lease or exchange of any property or the rendering of any service) with any Affiliate of the Company (an “Affiliate Transaction”) involving aggregate value in excess of $5.0 million unless:

(1)
the terms of such Affiliate Transaction taken as a whole are not materially less favorable to the Company or such Restricted Subsidiary, as the case may be, than those that could be obtained in a comparable transaction at the time of such transaction or the execution of the agreement providing for such transaction in arm's length dealings with a Person who is not such an Affiliate; and

(2)	in the event such Affiliate Transaction involves an aggregate value in excess of $25.0 million, the terms of such transaction have been approved by a majority of the members of the Board of Directors.

Any Affiliate Transaction shall be deemed to have satisfied the requirements set forth in clause (2) of this paragraph if such Affiliate Transaction is approved by a majority of the Disinterested Directors, if any.

The provisions of the preceding paragraph will not apply to:

(1)	any Restricted Payment permitted to be made pursuant to the covenant described under “-Limitation on Restricted Payments,” or any Permitted Investment;

(2)
any issuance or sale of Capital Stock, options, other equity-related interests or other securities, or other payments, awards or grants in cash, securities or otherwise pursuant to, or the funding of, or entering into, or maintenance of, any employment, consulting, collective bargaining or benefit plan, program, agreement or arrangement, related trust or other similar agreement and other compensation arrangements, options, warrants or other rights to purchase Capital Stock of the Company, any Restricted Subsidiary or any Parent Entity, restricted stock plans, long-term incentive plans, stock appreciation rights plans, participation plans or similar employee benefits or consultants' plans (including valuation, health, insurance, deferred compensation, severance, retirement, savings or similar plans, programs or arrangements) or indemnities provided on behalf of officers, employees, directors or consultants approved by the Board of Directors of the Company, in each case in the ordinary course of business;

(3)	any Management Advances and any waiver or transaction with respect thereto;

(4)
any transaction between or among the Company and any Restricted Subsidiary (or entity that becomes a Restricted Subsidiary as a result of such transaction), or between or among Restricted Subsidiaries;

(5)
the payment of compensation, reasonable fees and reimbursement of expenses to, and customary indemnities (including under customary insurance policies) and employee benefit and pension expenses provided on behalf of, directors, officers, consultants or employees of the Company or any Restricted Subsidiary of the Company (whether directly or indirectly and including through any Person owned or controlled by any of such directors, officers or employees);

(6)
the entry into and performance of obligations of the Company or any of its Restricted Subsidiaries under the terms of any transaction arising out of, and any payments pursuant to or for purposes of funding, any agreement or instrument in effect as of or on the Issue Date, as these agreements and instruments may be amended, modified, supplemented, extended, renewed or refinanced from time to time in accordance with the other terms of this covenant or to the extent not more disadvantageous to the Holders in any material respect;

(7)	any customary transaction with a Securitization Subsidiary effected as part of a Qualified Securitization Financing;

(8)
transactions with customers, clients, suppliers or purchasers or sellers of goods or services, in each case in the ordinary course of business, which are fair to the Company or the relevant Restricted Subsidiary in the reasonable determination of the Board of Directors or the senior management of the Company or the relevant Restricted Subsidiary, or are on terms no less favorable than those that could reasonably have been obtained at such time from an unaffiliated party;

(9)
any transaction between or among the Company or any Restricted Subsidiary and any Affiliate of the Company or an Associate or similar entity that would constitute an Affiliate Transaction solely because the Company or a Restricted Subsidiary owns an equity interest in or otherwise controls such Affiliate, Associate or similar entity;

(10)
issuances or sales of Capital Stock (other than Disqualified Stock or Designated Preferred Stock) of the Company or options, warrants or other rights to acquire such Capital Stock and the granting of registration and other customary rights in connection therewith or any contribution to capital of the Company or any Restricted Subsidiary;

(11)
without duplication in respect of payments made pursuant to clause (12) hereof, (a) payments by the Company or any Restricted Subsidiary to any Permitted Holder (whether directly or indirectly) of annual customary management, consulting, monitoring or advisory fees and related expenses and (b) customary payments by the Company or any Restricted Subsidiary to any Permitted Holder (whether directly or indirectly, including through any Parent Entity) for financial advisory, financing, underwriting or placement services or in respect of other investment banking activities, including in connection with acquisitions or divestitures; provided that, in each case, such payments are made pursuant to an agreement in effect on the Issue Date, or any amendment or replacement agreement thereto (so long as such amendment is not materially disadvantageous to the Holders when taken as a whole as compared to the applicable agreement as in effect on the Issue Date);

(12)	payment to any Permitted Holder of all reasonable out of pocket expenses Incurred by such Permitted Holder in connection with its direct or indirect investment in the Company and its Subsidiaries;

(13)	the Transactions and the payment of all fees and expenses related to the Transactions;

(14)
transactions in which the Company or any Restricted Subsidiary, as the case may be, delivers to the Trustee a letter from an Independent Financial Advisor stating that such transaction is fair to the Company or such Restricted Subsidiary from a financial point of view or meets the requirements of clause (1) of the preceding paragraph;

(15)
the existence of, or the performance by the Company or any Restricted Subsidiaries of its obligations under the terms of, any equityholders agreement (including any registration rights agreement or purchase agreements related thereto) to which it is party as of the Issue Date and any similar agreement that it may enter into thereafter; provided, however, that the existence of, or the performance by the Company or any Restricted Subsidiary of its obligations under any future amendment to the equityholders' agreement or under any similar agreement entered into after the Issue Date will only be permitted under this clause to the extent that the terms of any such amendment or new agreement are not otherwise disadvantageous to the Holders in any material respects;

(16)
any purchases by the Company's Affiliates of Indebtedness or Disqualified Stock of the Company or any of its Restricted Subsidiaries; provided that (i) such purchases by the Company's Affiliates are on the same terms as such purchases by such Persons who are not the Company's Affiliates and (ii) in each instance, the Company's Affiliates purchase no more than 15.0% of any such issue of Indebtedness or Disqualified Stock; and

(17)
transactions entered into by an Unrestricted Subsidiary with an Affiliate prior to the redesignation of any such Unrestricted Subsidiary as a Restricted Subsidiary as described under the caption “Designation of Restricted and Unrestricted Subsidiaries.”

Designation of Restricted and Unrestricted Subsidiaries

The Boards of Directors of the Company may designate any Restricted Subsidiary (other than the Issuer or any of its Parent Entities) to be an Unrestricted Subsidiary if that designation would not cause a Default. If a Restricted Subsidiary is designated as an Unrestricted Subsidiary, the aggregate fair market value of all outstanding Investments owned by the Company and its Restricted Subsidiaries in the Subsidiary designated as Unrestricted will be deemed to be an Investment made as of the time of the designation and will reduce the amount available for Restricted Payments under the covenant described above under the caption “-Certain Covenants-Limitation on Restricted Payments” or under one or more clauses of the definition of Permitted Investments, as determined by the Company. That designation will only be permitted if the Investment would be permitted at that time and if the Restricted Subsidiary otherwise meets the definition of an Unrestricted Subsidiary. The Boards of Directors of the Company may redesignate any Unrestricted Subsidiary to be a Restricted Subsidiary if that redesignation would not cause a Default.

Any designation of a Subsidiary of the Company as an Unrestricted Subsidiary will be evidenced to the Trustee by filing with the Trustee a resolution of the Board of Directors of the Company giving effect to such designation and an Officer's Certificate certifying that such designation complies with the preceding conditions and was permitted by the covenant described above under the caption “-Certain Covenants-Limitation on Restricted Payments.” If, at any time, any Unrestricted Subsidiary would fail to meet the preceding requirements as an Unrestricted Subsidiary, it will thereafter cease to be an Unrestricted Subsidiary for purposes of the Senior Notes Indenture and any Indebtedness of such Subsidiary will be deemed to be incurred by a Restricted Subsidiary of the Company as of such date and, if such Indebtedness is not permitted to be incurred as of such date under the covenant described under the caption “-Certain Covenants-Limitation on Indebtedness,” the Company will be in default of such covenant.

The Board of Directors of the Company may at any time designate any Unrestricted Subsidiary to be a Restricted Subsidiary of the Company; provided that such designation will be deemed to be an incurrence of Indebtedness by a Restricted Subsidiary of the Company of any outstanding Indebtedness of such Unrestricted Subsidiary, and such designation will only be permitted if (1) such Indebtedness is permitted under the covenant described under the caption “-Certain Covenants-Limitation on Indebtedness,” calculated on a pro forma basis as if such designation had occurred at the beginning of the applicable reference period; and (2) no Default or Event of Default would be in existence following such designation. Any such designation by the Board of Directors of the Company shall be evidenced to the Trustee by filing with the Trustee a certified copy of a resolution of the Board of Directors of the Company giving effect to such designation and an Officer's Certificate certifying that such designation complies with the preceding conditions.

Reports

Notwithstanding that the Company may not be subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act or otherwise report on an annual and quarterly basis on forms provided for such annual and quarterly reporting pursuant to rules and regulations promulgated by the SEC, the Senior Notes Indenture will require the Company to file with the SEC within 15 days after the dates set forth below:

(1)
within 90 days (135 days in the case of the first fiscal year after the Issue Date) after the end of each fiscal year, all financial information that would be required to be contained in an annual report on Form 10-K, or any successor or comparable form, filed with the SEC, including a “Management's discussion and analysis of financial condition and results of operations” and a report on the annual financial statements by the Company's independent registered public accounting firm;

(2)
within 45 days (75 days in the case of the first fiscal quarter after the Issue Date) after the end of each of the first three fiscal quarters of each fiscal year, all financial information that would be required to be contained in a quarterly report on Form 10-Q, or any successor or comparable form, file with the SEC; and

(3)
within the time periods specified for filing current reports on Form 8-K, all current reports that would be required to be filed with the SEC on Form 8-K if the Company were required to file such reports;

in each case, in a manner that complies in all material respects with the requirements specified in such form. Notwithstanding the foregoing, the Company shall not be so obligated to file such reports with the SEC (i) if the SEC does not permit such filing or (ii) prior to the consummation of an exchange offer or the effectiveness of a shelf registration statement as required by the Registration Rights Agreement, so long as if clause (i) or (ii) is applicable the Company makes available such information to prospective purchasers of Senior Notes, in addition to providing such information to the Trustee and the Holders of the Senior Notes, in each case, at the Company's expense and by the applicable date the Company would be required to file such information pursuant to the immediately preceding sentence. To the extent any such information is not so filed or furnished, as applicable, within the time periods specified above and such information is subsequently filed or furnished, as applicable, the Company will be deemed to have satisfied its obligations with respect thereto at such time and any Default with respect thereto shall be deemed to have been cured; provided that such cure shall not otherwise affect the rights of the Holders under “Events of Default” if Holders of at least 30% in principal amount of the then total outstanding Senior Notes have declared the principal, premium, if any, interest and any other monetary obligations on all the then outstanding Senior Notes to be due and payable immediately and such declaration shall not have been rescinded or cancelled prior to such cure. In addition, to the extent not satisfied by the foregoing, the Company will agree that, for so long as any Senior Notes are outstanding, it will furnish to Holders and to securities analysts and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act. The Company will deliver the financial statements and information of the type required to be delivered pursuant to clause (2) of the first sentence of this “-Reports” covenant with respect to the fiscal quarter ended September 30, 2011, which, notwithstanding the foregoing, shall not be required to give pro forma effect to the Transactions, shall not be required to contain financial statement footnote disclosure and shall not be required to contain consolidating financial data with respect to the Issuer and the Guarantors on the one hand and Non-Guarantors on the other of the type contemplated by Rule 3-10 of Regulation S-X promulgated under the Securities Act or otherwise.

Substantially concurrently with the furnishing or making such information available to the Trustee pursuant to the immediately preceding paragraph, the Company shall also post copies of such information required by the immediately preceding paragraph on a website (which may be nonpublic and may be maintained by the Company or a third party) to which access will be given to Holders, prospective investors in the Senior Notes (which prospective investors shall be limited to “qualified institutional buyers” within the meaning of Rule 144A of the Securities Act or non-U.S. persons (as defined in Regulation S under the Securities Act) that certify their status as such to the reasonable satisfaction of the Company), and securities analysts and market making financial institutions that are reasonably satisfactory to the Company.

The Company will also hold quarterly conference calls for the Holders of the Senior Notes to discuss financial information for the previous quarter (it being understood that such quarterly conference call may be the same conference call as with the Company's equity investors and analysts). The conference call will be following the last day of each fiscal quarter of the Company and not later than 10 Business Days from the time that the Company distributes the financial information as set forth in the second preceding paragraph. No fewer than two days prior to the conference call, the Company will issue a press release announcing the time and date of such conference call and providing instructions for Holders, securities analysts and prospective investors to obtain access to such call.

In the event that any Parent Entity of the Company becomes a guarantor of the Senior Notes, the Senior Notes Indenture will permit the Company to satisfy its obligations in this covenant with respect to financial information relating to the Company by furnishing financial information relating to such parent; provided that the same is accompanied by consolidating information that explains in reasonable detail the differences between the information relating to such parent, on the one hand, and the information relating to the Company and its Restricted Subsidiaries on a standalone basis, on the other hand.

Limitation on Guarantees

The Company (a) will not permit any of its Wholly Owned Domestic Subsidiaries that are Restricted Subsidiaries (and non-Wholly Owned Domestic Subsidiaries if such non-Wholly Owned Domestic Subsidiaries guarantee, or are a co-issuer of, other capital markets debt securities of the Company or any Restricted Subsidiary or guarantee all or a portion of, or are a co-borrower under, the Credit Agreement), other than a Guarantor, to (i) Guarantee the payment of any Indebtedness of the Company or any Guarantor or (ii) incur any Indebtedness under the Credit Agreement and (b) will not permit any other Restricted Subsidiary to Guarantee the payment of any Indebtedness under the Credit Agreement, in each case, unless:

(1)
such Restricted Subsidiary within 30 days executes and delivers a supplemental indenture to the Senior Notes Indenture and joinder or supplement to the Registration Rights Agreement providing for a senior Guarantee by such Restricted Subsidiary, except that with respect to a guarantee of Indebtedness of the Company or any Guarantor, if such Indebtedness is by its express terms subordinated in right of payment to the Senior Notes or such Guarantor's Note Guarantee, any such guarantee by such Restricted Subsidiary with respect to such Indebtedness shall be subordinated in right of payment to such Guarantee substantially to the same extent as such Indebtedness is subordinated to the Senior Notes or such Guarantor's Note Guarantee; provided that if such Indebtedness is by its express terms subordinated in right of payment to the Senior Notes or such Guarantor's Note Guarantee, any such Guarantee by such Restricted Subsidiary with respect to such Indebtedness shall be subordinated in right of payment to such Guarantee with respect to the Senior Notes substantially to the same extent as such Indebtedness is subordinated to the Senior Notes or such Guarantor's Guarantee of the Senior Notes; and

(2)
such Restricted Subsidiary waives and will not in any manner whatsoever claim or take the benefit or advantage of, any rights of reimbursement, indemnity or subrogation or any other rights against the Company or any other Restricted Subsidiary as a result of any payment by such Restricted Subsidiary under its Guarantee until payment in full of Obligations under the Senior Notes Indenture; and

(3)	such Restricted Subsidiary shall deliver to the Trustee an Opinion of Counsel stating that:

(a)	such Guarantee has been duly executed and authorized; and

(b)
such Guarantee constitutes a valid, binding and enforceable obligation of such Restricted Subsidiary, except insofar as enforcement thereof may be limited by bankruptcy, insolvency or similar laws (including all laws relating to fraudulent transfers) and except insofar as enforcement thereof is subject to general principals of equity;

provided that this covenant shall not be applicable (i) to any guarantee of any Restricted Subsidiary that existed at the time such Person became a Restricted Subsidiary and was not incurred in connection with, or in contemplation of, such Person becoming a Restricted Subsidiary, or (ii) in the event that the Guarantee of the Company's obligations under the Senior Notes or the Senior Notes Indenture by such Subsidiary would not be permitted under applicable law.

The Company may elect, in its sole discretion, to cause any Subsidiary that is not otherwise required to be a Guarantor to become a Guarantor, in which case, such Subsidiary shall only be required to comply with the 30-day period described above.

Merger and Consolidation

The Parent and the Issuer

The Senior Notes Indenture will provide that Parent will not consolidate with or merge with or into, or convey, transfer or lease all or substantially all its assets to, any Person and (ii) at all times, KCI will not consolidate with or merge with or into, or convey, transfer or lease all or substantially all its assets to, any Person, in each case, unless:

(1)
(a) in the case of Parent, the resulting, surviving or transferee Person (the “Successor Parent”) will expressly assume, by supplemental indenture, executed and delivered to the Trustee, in form satisfactory to the Trustee, all the obligations of the Parent under the Senior Notes and the Senior Notes Indenture;

(b) in the case of KCI, the resulting, surviving or transferee Person (the “Successor Issuer”; each of Successor Issuer and Successor Parent, a “Successor Company”) will be a Person organized and existing under the laws of the United States of America, any State of the United States or the District of Columbia and the Successor Issuer (if not the Issuer) will expressly assume, by supplemental indenture, executed and delivered to the Trustee, in form satisfactory to the Trustee, all the obligations of KCI under the Senior Notes and the Senior Notes Indenture and if such Successor Issuer is not a corporation, a co-obligor of the Senior Notes is a corporation organized or existing under such laws;

(2)
immediately after giving effect to such transaction (and treating any Indebtedness that becomes an obligation of the applicable Successor Company or any Subsidiary of the applicable Successor Company as a result of such transaction as having been Incurred by the applicable Successor Company or such Subsidiary at the time of such transaction), no Default or Event of Default shall have occurred and be continuing;

(3)
immediately after giving effect to such transaction, either (a) the applicable Successor Company would be able to Incur at least an additional $1.00 of Indebtedness pursuant to the first paragraph of the covenant described under “-Limitation on Indebtedness” or (b) the Fixed Charge Coverage Ratio would not be lower than it was immediately prior to giving effect to such transaction; and

(4)
the Issuer shall have delivered to the Trustee an Officer's Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and such supplemental indenture (if any) comply with the Senior Notes Indenture and an Opinion of Counsel stating that such supplemental indenture (if any) has been duly authorized, executed and delivered and is a legal, valid and binding agreement enforceable against the applicable Successor Company (in each case, in form satisfactory to the Trustee), provided that in giving an Opinion of Counsel, counsel may rely on an Officer's Certificate as to any matters of fact, including as to satisfaction of clauses (2) and (3) above.

For purposes of this covenant, the sale, lease, conveyance, assignment, transfer, or other disposition of all or substantially all of the properties and assets of one or more Subsidiaries of the Company, which properties and assets, if held by the Company instead of such Subsidiaries, would constitute all or substantially all of the properties and assets of the Company on a consolidated basis, shall be deemed to be the transfer of all or substantially all of the properties and assets of the Company.

The Successor Company will succeed to, and be substituted for, and may exercise every right and power of, the Company under the Senior Notes and the Senior Notes Indenture but in the case of a lease of all or substantially all its assets, the predecessor company will not be released from its obligations under such Senior Notes or Senior Notes Indenture.

Notwithstanding the preceding clause (1)(a) (which does not apply to transactions referred to in this sentence), (a) Parent may consolidate or otherwise combine with, merge into or transfer all or part of its properties and assets to Holdings (with either entity as the surviving Person), (b) Parent may consolidate or otherwise combine with, merge into or transfer all or part of its properties and assets to Topco (with either entity as the surviving Person) and (c) Holdings may consolidate or otherwise combine with, merge into or transfer all or part of its properties and assets to Topco (with either entity as the surviving Person); provided that, in each case, after giving effect to any such transaction, at least one of Parent, Topco or Holdings shall remain as an immediate parent of KCI.

Notwithstanding the preceding clauses (2), (3) and (4) (which do not apply to transactions referred to in this sentence), (a) any Restricted Subsidiary (other than Holdings or Topco) of the Company may consolidate or otherwise combine with, merge into or transfer all or part of its properties and assets to the Company and (b) any Restricted Subsidiary may consolidate or otherwise combine with, merge into or transfer all or part of its properties and assets to any other Restricted Subsidiary. Notwithstanding the preceding clauses (2) and (3) (which do not apply to the transactions referred to in this sentence), the Company may consolidate or otherwise combine with or merge into an Affiliate incorporated or organized for the purpose of changing the legal domicile of the Company, reincorporating the Company in another jurisdiction, or changing the legal form of the Company.

There is no precise established definition of the phrase “substantially all” under applicable law. Accordingly, in certain circumstances there may be a degree of uncertainty as to whether a particular transaction would involve “all or substantially all” of the property or assets of a Person.

The foregoing provisions (other than the requirements of clause (2) of the first paragraph of this covenant) shall not apply to the creation of a new Subsidiary as a Restricted Subsidiary of the Company.

Guarantors

No Guarantor (other than Parent) may

(1)	consolidate with or merge with or into any Person, or

(2)	sell, convey, transfer or dispose of, all or substantially all its assets, in one transaction or a series of related transactions, to any Person, or

(3)	permit any Person to merge with or into the Guarantor,

unless

(A)	the other Person is the Company or any Restricted Subsidiary that is Guarantor or becomes a Guarantor concurrently with the transaction; or

(B)
(1) either (x) a Guarantor is the continuing Person or (y) the resulting, surviving or transferee Person expressly assumes all of the obligations of the Guarantor under its Guarantee of the Senior Notes and the Senior Notes Indenture; and (2) immediately after giving effect to the transaction, no Default has occurred and is continuing; or

(C)
the transaction constitutes a sale or other disposition (including by way of consolidation or merger) of the Guarantor or the sale or disposition of all or substantially all the assets of the Guarantor (in each case other than to the Company or a Restricted Subsidiary) otherwise permitted by the Senior Notes Indenture.

There is no precise established definition of the phrase “substantially all” under applicable law. Accordingly, in certain circumstances there may be a degree of uncertainty as to whether a particular transaction would involve “all or substantially all” of the property or assets of a Person.

Events of Default

Each of the following is an Event of Default under the Senior Notes Indenture:

(1)	default in any payment of interest or Additional Interest, if any, on any Senior Note when due and payable, continued for 30 days;

(2)
default in the payment of the principal amount of or premium, if any, on any Senior Note issued under the Senior Notes Indenture when due at its Stated Maturity, upon optional redemption, upon required repurchase, upon declaration or otherwise;

(3)
failure to comply for 60 days after written notice by the Trustee on behalf of the Holders or by the Holders of 30% in principal amount of the outstanding Senior Notes with any agreement or obligation contained in the Senior Notes Indenture;

(4)
default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Company or any of its Restricted Subsidiaries (or the payment of which is Guaranteed by the Company any of its Restricted Subsidiaries) other than Indebtedness owed to the Company or a Restricted Subsidiary whether such Indebtedness or Guarantee now exists, or is created after the date hereof, which default:

(a)	is caused by a failure to pay principal of such Indebtedness, at its stated final maturity (after giving effect to any applicable grace periods) provided in such Indebtedness (“payment default”); or

(b)	results in the acceleration of such Indebtedness prior to its stated final maturity (the “cross acceleration provision”);

and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a payment default or the maturity of which has been so accelerated, aggregates $75.0 million or more;

(5)
certain events of bankruptcy, insolvency or court protection in the United States or other applicable jurisdictions of Parent, the Issuer or a Significant Subsidiary or group of Restricted Subsidiaries that together (as of the latest audited consolidated financial statements for the Company and its Restricted Subsidiaries), would constitute a Significant Subsidiary (the “bankruptcy provisions”);

(6)
failure by the Company or any Significant Subsidiary (or group of Restricted Subsidiaries that together (as of the latest audited consolidated financial statements for the Company and its Restricted Subsidiaries) would constitute a Significant Subsidiary), to pay final judgments aggregating in excess of $75.0 million other than any judgments covered by indemnities provided by, or insurance policies issued by, reputable and creditworthy companies, which final judgments remain unpaid, undischarged and unstayed for a period of more than 60 days after such judgment becomes final, and in the event such judgment is covered by insurance, an enforcement proceeding has been commenced by any creditor upon such judgment or decree which is not promptly stayed (the “judgment default provision”); and

(7)
any Guarantee of the Senior Notes ceases to be in full force and effect, other than (1) in accordance with the terms of the Senior Notes Indenture, (2) a Guarantor denies or disaffirms its obligations under its Guarantee of the Senior Notes, other than in accordance with the terms thereof or upon release of such Note Guarantee in accordance with the Senior Notes Indenture or (3) in connection with the bankruptcy of a Guarantor, so long as the aggregate assets of such Guarantor and any other Guarantor whose Note Guarantee ceased or ceases to be in full force as a result of a bankruptcy are less than $75.0 million.

However, a default under clauses (3), (4) or (6) of this paragraph will not constitute an Event of Default until the Trustee or the Holders of 30% in principal amount of the outstanding Senior Notes notify the Company of the default and, with respect to clauses (3) and (6) the Company does not cure such default within the time specified in clauses (3) and (6), as applicable, of this paragraph after receipt of such notice.

If an Event of Default (other than an Event of Default described in clause (5) above with respect to the Parent or the Issuer) occurs and is continuing, the Trustee by notice to the Issuer or the Holders of at least 30% in principal amount of the outstanding Senior Notes by written notice to the Issuer and the Trustee, may declare the principal of, premium, if any, and accrued and unpaid interest, including Additional Interest, if any, on all the Senior Notes to be due and payable. Upon such a declaration, such principal, premium and accrued and unpaid interest, including Additional Interest, if any, will be due and payable immediately. In the event of a declaration of acceleration of the Senior Notes because an Event of Default described in clause (4) under “Events of Default” has occurred and is continuing, the declaration of acceleration of the Senior Notes shall be automatically annulled if the event of default or payment default triggering such Event of Default pursuant to clause (4) shall be remedied or cured, or waived by the holders of the Indebtedness, or the Indebtedness that gave rise to such Event of Default shall have been discharged in full, in each case, within 30 days after the declaration of acceleration with respect thereto and if (1) the annulment of the acceleration of the Senior Notes would not conflict with any judgment or decree of a court of competent jurisdiction and (2) all existing Events of Default, except nonpayment of principal, premium or interest, including Additional Interest, if any, on the Senior Notes that became due solely because of the acceleration of the Senior Notes, have been cured or waived.

If an Event of Default described in clause (5) above with respect to Parent or the Issuer occurs and is continuing, the principal of, premium, if any, and accrued and unpaid interest, including Additional Interest, if any, on all the Senior Notes will become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holders.

The Holders of a majority in principal amount of the outstanding Senior Notes under the Senior Notes Indenture may waive all past or existing Defaults or Events of Default (except with respect to nonpayment of principal, premium or interest, or Additional Interest, if any) and rescind any such acceleration with respect to such Senior Notes and its consequences if rescission would not conflict with any judgment or decree of a court of competent jurisdiction.

If an Event of Default occurs and is continuing, the Trustee will be under no obligation to exercise any of the rights or powers under the Senior Notes Indenture at the request or direction of any of the Holders unless such Holders have offered to the Trustee indemnity or security satisfactory to the Trustee against any loss, liability or expense. Except to enforce the right to receive payment of principal or interest when due, no Holder may pursue any remedy with respect to the Senior Notes Indenture or the Senior Notes unless:

(1)	such Holder has previously given the Trustee written notice that an Event of Default is continuing;

(2)	Holders of at least 30% in principal amount of the outstanding Senior Notes have requested in writing the Trustee to pursue the remedy;

(3)	such Holders have offered in writing the Trustee security or indemnity satisfactory to the Trustee against any loss, liability or expense;

(4)	the Trustee has not complied with such request within 60 days after the receipt of the written request and the offer of security or indemnity; and

(5)
the Holders of a majority in principal amount of the outstanding Senior Notes have not given the Trustee a written direction that, in the opinion of the Trustee, is inconsistent with such request within such 60-day period.

Subject to certain restrictions, the Holders of a majority in principal amount of the outstanding Senior Notes are given the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee. The Senior Notes Indenture will provide that, in the event an Event of Default has occurred and is continuing, the Trustee will be required in the exercise of its powers to use the degree of care that a prudent person would use in the conduct of its own affairs. The Trustee, however, may refuse to follow any direction that conflicts with law or the Senior Notes Indenture or that the Trustee determines is unduly prejudicial to the rights of any other Holder or that would involve the Trustee in personal liability. Prior to taking any action under the Senior Notes Indenture, the Trustee will be entitled to indemnification satisfactory to it against all losses and expenses caused by taking or not taking such action.

The Senior Notes Indenture will provide that if a Default occurs and is continuing and the Trustee is informed of such occurrence by the Issuer, the Trustee must give notice of the Default to the Holders within 60 days after being notified by the Issuer. Except in the case of a Default in the payment of principal of, or premium, if any, or interest on any Senior Note, the Trustee may withhold notice if and so long as a committee of trust officers of the Trustee in good faith determines that withholding notice is in the interests of the Holders. The Issuer is required to deliver to the Trustee, within 120 days after the end of each fiscal year, an Officer's Certificate indicating whether the signers thereof know of any Default that occurred during the previous year. The Issuer is required to deliver to the Trustee, within 30 days after the occurrence thereof, written notice of any events of which it is aware which would constitute certain Defaults, their status and what action the Issuer is taking or proposes to take in respect thereof.

The Senior Notes will provide for the Trustee to take action on behalf of the Holders in certain circumstances, but only if the Trustee is indemnified to its satisfaction. It may not be possible for the Trustee to take certain actions in relation to the Senior Notes and, accordingly, in such circumstances the Trustee will be unable to take action, notwithstanding the provision of an indemnity to it, and it will be for Holders to take action directly.

Amendments and Waivers

Subject to certain exceptions, the Note Documents may be amended, supplemented or otherwise modified with the consent of the Holders of a majority in principal amount of the Senior Notes then outstanding (including consents obtained in connection with a purchase of, or tender offer or exchange offer for, such Senior Notes) and, subject to certain exceptions, any default or compliance with any provisions thereof may be waived with the consent of the Holders of a majority in principal amount of the Senior Notes then outstanding (including consents obtained in connection with a purchase of, or tender offer or exchange offer for, such Senior Notes). However an amendment or waiver may not, with respect to any such Senior Notes held by a non-consenting Holder:

(1)	reduce the principal amount of such Senior Notes whose Holders must consent to an amendment;

(2)	reduce the stated rate of or extend the stated time for payment of interest on any such Senior Note (other than provisions relating to Change of Control and Asset Dispositions);

(3)	reduce the principal of or extend the Stated Maturity of any such Senior Note;

(4)	reduce the premium payable upon the redemption of any such Senior Note or change the time at which any such Senior Note may be redeemed, in each case as described above under “-Optional Redemption;”

(5)	make any such Senior Note payable in currency other than that stated in such Senior Note;

(6)
impair the right of any Holder to receive payment of principal of and interest on such Holder's Senior Notes on or after the due dates therefor or to institute suit for the enforcement of any such payment on or with respect to such Holder's Senior Notes;

(7)
waive a Default or Event of Default with respect to the nonpayment of principal, premium or interest (except pursuant to a rescission of acceleration of the Senior Notes by the Holders of at least a majority in aggregate principal amount of such Senior Notes and a waiver of the payment default that resulted from such acceleration); or

(8)	make any change in the amendment or waiver provisions which require the Holders' consent described in this sentence.

Notwithstanding the foregoing, without the consent of any Holder, the Issuer, the Trustee and the other parties thereto, as applicable, may amend or supplement any Note Documents to:

(1)	cure any ambiguity, omission, mistake, defect, error or inconsistency, conform any provision to this “Description of Senior Exchange Notes,” or reduce the minimum denomination of the Senior Notes;

(2)	provide for the assumption by a successor Person of the obligations of the Issuer under any Note Document;

(3)	provide for uncertificated Senior Notes in addition to or in place of certificated Senior Notes;

(4)	add to the covenants or provide for a Note Guarantee for the benefit of the Holders or surrender any right or power conferred upon the Company or any Restricted Subsidiary;

(5)	make any change that does not adversely affect the rights of any Holder in any material respect;

(6)	at the Issuer's election, comply with any requirement of the SEC in connection with the qualification of the Senior Notes Indenture under the Trust Indenture Act, if such qualification is required;

(7)	make such provisions as necessary (as determined in good faith by the Issuer) for the issuance of Senior Exchange Notes and Additional Notes;

(8)
provide for any Restricted Subsidiary to provide a Note Guarantee in accordance with the Covenant described under “-Certain Covenants-Limitation on Indebtedness,” to add Guarantees with respect to the Senior Notes, to add security to or for the benefit of the Senior Notes, or to confirm and evidence the release, termination, discharge or retaking of any Guarantee or Lien with respect to or securing the Senior Notes when such release, termination, discharge or retaking is provided for under the Senior Notes Indenture;

(9)
evidence and provide for the acceptance and appointment under the Senior Notes Indenture of a successor Trustee pursuant to the requirements thereof or to provide for the accession by the Trustee to any Note Document; or

(10)
make any amendment to the provisions of the Senior Notes Indenture relating to the transfer and legending of Senior Notes as permitted by the Senior Notes Indenture, including to facilitate the issuance and administration of Senior Notes and the Senior Exchange Notes; provided, however, that (i) compliance with the Senior Notes Indenture as so amended would not result in Senior Notes being transferred in violation of the Securities Act or any applicable securities law and (ii) such amendment does not adversely affect the rights of Holders to transfer Senior Notes in any material respect;

The consent of the Holders is not necessary under the Senior Notes Indenture to approve the particular form of any proposed amendment of any Note Document. It is sufficient if such consent approves the substance of the proposed amendment. A consent to any amendment or waiver under the Senior Notes Indenture by any Holder of Senior Notes given in connection with a tender of such Holder's Senior Notes will not be rendered invalid by such tender.

Defeasance

The Issuer at any time may terminate all obligations of the Issuer under the Senior Notes and the Senior Notes Indenture (“legal defeasance”) and cure all then existing Defaults and Events of Default, except for certain obligations, including those respecting the defeasance trust, the rights, powers, trusts, duties, immunities and indemnities of the Trustee and the obligations of the Issuer in connection therewith and obligations concerning issuing temporary Senior Notes, registrations of Senior Notes, mutilated, destroyed, lost or stolen Senior Notes and the maintenance of an office or agency for payment and money for security payments held in trust.

The Issuer at any time may terminate the obligations of the Company and the Restricted Subsidiaries under the covenants described under “-Certain Covenants” (other than clauses (1) and (2) of “-Merger and Consolidation”) and “-Change of Control” and the default provisions relating to such covenants described under “-Events of Default” above, the operation of the cross-default upon a payment default, the cross acceleration provisions, the bankruptcy provisions with respect to the Company and Significant Subsidiaries, the judgment default provision and the guarantee provision described under “-Events of Default” above (“covenant defeasance”).

The Issuer at its option at any time may exercise its legal defeasance option notwithstanding its prior exercise of its covenant defeasance option. If the Issuer exercises its legal defeasance option, payment of the Senior Notes may not be accelerated because of an Event of Default with respect to the Senior Notes. If the Issuer exercises its covenant defeasance option with respect to the Senior Notes, payment of the Senior Notes may not be accelerated because of an Event of Default specified in clause (3), (4), (5) (with respect only to Significant Subsidiaries), (6) or (7) under “-Events of Default” above.

In order to exercise either defeasance option, the Issuer must irrevocably deposit in trust (the “defeasance trust”) with the Trustee cash in dollars or U.S. Government Obligations or a combination thereof for the payment of principal, premium, if any, and interest on the Senior Notes to redemption or maturity, as the case may be, and must comply with certain other conditions, including delivery to the Trustee of:

(1)
an Opinion of Counsel in the United States stating that Holders of the Senior Notes will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such deposit and defeasance and will be subject to U.S. federal income tax on the same amounts and in the same manner and at the same times as would have been the case if such deposit and defeasance had not occurred (and in the case of legal defeasance only, such Opinion of Counsel in the United States must be based on a ruling of the U.S. Internal Revenue Service or change in applicable U.S. federal income tax law since the issuance of the Senior Notes);

(2)
an Opinion of Counsel stating that, as of the date of such opinion and subject to customary assumptions and exclusions, following the deposit, the trust funds will not be subject to the effect of Section 546 or 547 of Title 11 of the United States Code, as amended;

(3)	an Officer's Certificate stating that the deposit was not made by the Issuer with the intent of defeating, hindering, delaying, defrauding or preferring any creditors of the Company; and

(4)
an Officer's Certificate and an Opinion of Counsel (which opinion of counsel may be subject to customary assumptions and exclusions), each stating that all conditions precedent provided for or relating to legal defeasance or covenant defeasance, as the case may be, have been complied with.

Satisfaction and Discharge

The Senior Notes Indenture will be discharged and cease to be of further effect (except as to surviving rights of conversion or transfer or exchange of the Senior Notes, as expressly provided for in the Senior Notes Indenture) as to all outstanding Senior Notes when (1) either (a) all the Senior Notes previously authenticated and delivered (other than certain lost, stolen or destroyed Senior Notes and certain Senior Notes for which provision for payment was previously made and thereafter the funds have been released to the Issuer) have been delivered to the Trustee for cancellation; or (b) all Senior Notes not previously delivered to the Trustee for cancellation (i) have become due and payable, (ii) will become due and payable at their Stated Maturity within one year or (iii) are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Issuer; (2) the Issuer has deposited or caused to be deposited with the Trustee, money in dollars or U.S. Government Obligations, or a combination thereof, as applicable, in an amount sufficient to pay and discharge the entire indebtedness on the Senior Notes not previously delivered to the Trustee for cancellation, for principal, premium, if any, and interest to the date of deposit (in the case of Senior Notes that have become due and payable), or to the Stated Maturity or redemption date, as the case may be; (3) the Issuer has paid or caused to be paid all other sums payable under the Senior Notes Indenture; and (4) the Issuer has delivered to the Trustee an Officer's Certificate and an Opinion of Counsel each stating that all conditions precedent under the “-Satisfaction and Discharge” section of the Senior Notes Indenture relating to the satisfaction and discharge of the Senior Notes Indenture have been complied with; provided that any such counsel may rely on any Officer's Certificate as to matters of fact (including as to compliance with the foregoing clauses (1), (2) and (3)).

No Personal Liability of Directors, Officers, Employees and Shareholders

No director, officer, employee, incorporator or shareholder of the Company or any of their respective Subsidiaries or Affiliates, as such, shall have any liability for any obligations of the Issuer under the Note Documents or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Senior Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Senior Notes. Such waiver may not be effective to waive liabilities under the U.S. federal securities laws and it is the view of the SEC that such a waiver is against public policy.

Concerning the Trustee

Wilmington Trust, National Association has been appointed as Trustee under the Senior Notes Indenture. The Senior Notes Indenture provides that, except during the continuance of an Event of Default, the Trustee will perform only such duties as are set forth specifically in such Senior Notes Indenture. During the existence of an Event of Default, the Trustee will exercise such of the rights and powers vested in it under the Senior Notes Indenture and use the same degree of care that a prudent Person would use in conducting its own affairs. The permissive rights of the Trustee to take or refrain from taking any action enumerated in the Senior Notes Indenture will not be construed as an obligation or duty.

The Senior Notes Indenture imposes certain limitations on the rights of the Trustee, should it become a creditor of the Issuer, to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim as security or otherwise. The Trustee will be permitted to engage in other transactions with the Company and its Affiliates and Subsidiaries.

The Senior Notes Indenture sets out the terms under which the Trustee may retire or be removed, and replaced. Such terms will include, among others, (1) that the Trustee may be removed at any time by the Holders of a majority in principal amount of then outstanding Senior Notes, or may resign at any time by giving written notice to the Issuer and (2) that if the Trustee at any time (a) has or acquires a conflict of interest that is not eliminated, (b) fails to meet certain minimum limits regarding the aggregate of its capital and surplus or (c) becomes incapable of acting as Trustee or becomes insolvent or bankrupt, then the Issuer may remove the Trustee, or any Holder who has been a bona fide Holder for not less than 6 months may petition any court for removal of the Trustee and appointment of a successor Trustee.

Any removal or resignation of the Trustee shall not become effective until the acceptance of appointment by the successor Trustee.

The Senior Notes Indenture contains provisions for the indemnification of the Trustee for any loss, liability, taxes, fees and expenses incurred without gross negligence or willful misconduct on its part, arising out of or in connection with the acceptance or administration of the Senior Notes Indenture.

Notices

All notices to Holders of Senior Notes will be validly given if mailed to them at their respective addresses in the register of the Holders of the Senior Notes, if any, maintained by the registrar. For so long as any Senior Notes are represented by global notes, all notices to Holders of the Senior Notes will be delivered to DTC, delivery of which shall be deemed to satisfy the requirements of this paragraph, which will give such notices to the Holders of Book-Entry Interests.

Each such notice shall be deemed to have been given on the date of such publication or, if published more than once on different dates, on the first date on which publication is made; provided that, if notices are mailed, such notice shall be deemed to have been given on the later of such publication and the seventh day after being so mailed. Any notice or communication mailed to a Holder shall be mailed to such Person by first-class mail or other equivalent means and shall be sufficiently given to him if so mailed within the time prescribed. Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders. If a notice or communication is mailed in the manner provided above, it is duly given, whether or not the addressee receives it.

Enforceability of Judgments

Since certain assets of Parent are held by Subsidiaries located outside the United States, any judgment obtained in the United States against either of them, including judgments with respect to the payment of principal, premium, if any, interest, Additional Amounts, if any, and any redemption price and any purchase price with respect to the Second Lien Notes, may not be collectable within the United States.

Consent to Jurisdiction and Service

In relation to any legal action or proceedings arising out of or in connection with the Indenture and the Second Lien Notes, Parent will in the Indenture irrevocably submit to the jurisdiction of the federal and state courts in the Borough of Manhattan in the City of New York, County and State of New York, United States.

Governing Law

The Senior Notes Indenture and the Senior Notes, including any Note Guarantees, and the rights and duties of the parties thereunder shall be governed by and construed in accordance with the laws of the State of New York.

Certain Definitions

“Acquired Indebtedness” means Indebtedness (1) of a Person or any of its Subsidiaries existing at the time such Person becomes a Restricted Subsidiary, or (2) assumed in connection with the acquisition of assets from such Person, in each case whether or not Incurred by such Person in connection with such Person becoming a Restricted Subsidiary of the Company or such acquisition or (3) of a Person at the time such Person merges with or into or consolidates or otherwise combines with the Company or any Restricted Subsidiary. Acquired Indebtedness shall be deemed to have been Incurred, with respect to clause (1) of the preceding sentence, on the date such Person becomes a Restricted Subsidiary and, with respect to clause (2) of the preceding sentence, on the date of consummation of such acquisition of assets and, with respect to clause (3) of the preceding sentence, on the date of the relevant merger, consolidation or other combination.

“Acquisition” means the acquisition of KCI by Chiron pursuant to the Merger Agreement.

“Additional Assets” means:

(1)
any property or assets (other than Capital Stock) used or to be used by the Company, a Restricted Subsidiary or otherwise useful in a Similar Business (it being understood that capital expenditures on property or assets already used in a Similar Business or to replace any property or assets that are the subject of such Asset Disposition shall be deemed an investment in Additional Assets);

(2)
the Capital Stock of a Person that is engaged in a Similar Business and becomes a Restricted Subsidiary as a result of the acquisition of such Capital Stock by the Company or a Restricted Subsidiary of the Company; or

(3)	Capital Stock constituting a minority interest in any Person that at such time is a Restricted Subsidiary of the Company.

“Additional Interest” means all additional interest then owing pursuant to the Registration Rights Agreement.

“Affiliate” of any specified Person means any other Person, directly or indirectly, controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, “control” when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Applicable Premium” means the greater of (A) 1.0% of the principal amount of such Senior Note and (B) on any redemption date, the excess (to the extent positive) of:

(a)
the present value at such redemption date of (i) the redemption price of such Senior Note at November 1, 2015 (such redemption price (expressed in percentage of principal amount) being set forth in the table under “-Optional Redemption (excluding accrued but unpaid interest)), plus (ii) all required interest payments due on such Senior Note to and including such date set forth in clause (i) (excluding accrued but unpaid interest), computed upon the redemption date using a discount rate equal to the Applicable Treasury Rate at such redemption date plus 50 basis points; over

(b)	the outstanding principal amount of such Senior Note;

in each case, as calculated by the Issuer or on behalf of the Issuer by such Person as the Company shall designate.

“Applicable Treasury Rate” means the yield to maturity at the time of computation of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15 (519) which has become publicly available at least two Business Days (but not more than five Business Days) prior to the redemption date (or, if such statistical release is not so published or available, any publicly available source of similar market data selected by the Company in good faith)) most nearly equal to the period from the redemption date to November 1, 2015; provided, however, that if the period from the redemption date to November 1, 2015 is not equal to the constant maturity of a United States Treasury security for which a weekly average yield is given, the Applicable Treasury Rate shall be obtained by linear interpolation (calculated to the nearest one-twelfth of a year) from the weekly average yields of United States Treasury securities for which such yields are given, except that if the period from the redemption date to such applicable date is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year shall be used.

“Asset Disposition” means:

(a)
the sale, conveyance, transfer or other disposition, whether in a single transaction or a series of related transactions, of property or assets (including by way of a Sale and Leaseback Transaction) of the Company (other than Capital Stock of the Company) or any of its Restricted Subsidiaries (each referred to in this definition as a “disposition”); or

(b)
the issuance or sale of Capital Stock of any Restricted Subsidiary (other than Preferred Stock or Disqualified Stock of Restricted Subsidiaries issued in compliance with the covenant described under “-Certain Covenants-Limitation on Indebtedness” or directors' qualifying shares and shares issued to foreign nationals as required under applicable law), whether in a single transaction or a series of related transactions;

in each case, other than:

(1)	a disposition by a Restricted Subsidiary to the Company or by the Company or a Restricted Subsidiary to a Restricted Subsidiary;

(2)	a disposition of cash, Cash Equivalents or Investment Grade Securities;

(3)	a disposition of inventory or other assets in the ordinary course of business;

(4)
a disposition of obsolete, surplus or worn out equipment or other assets or equipment or other assets that are no longer useful in the conduct of the business of the Company and its Restricted Subsidiaries;

(5)	transactions permitted under “-Certain Covenants-Merger and Consolidation-The Parent and the Issuer” or a transaction that constitutes a Change of Control;

(6)
an issuance of Capital Stock by a Restricted Subsidiary to the Company or to another Restricted Subsidiary or as part of or pursuant to an equity incentive or compensation plan approved by the Board of Directors;

(7)
any dispositions of Capital Stock, properties or assets in a single transaction or series of related transactions with a fair market value (as determined in good faith by the Company) of less than $25.0 million;

(8)
any Restricted Payment that is permitted to be made, and is made, under the covenant described above under “-Certain Covenants-Limitation on Restricted Payments” and the making of any Permitted Payment or Permitted Investment or, solely for purposes of clause (3) of the first paragraph under “-Certain Covenants-Limitation on Sales of Assets and Subsidiary Stock,” asset sales, the proceeds of which are used to make such Restricted Payments or Permitted Investments;

(9)	dispositions in connection with Permitted Liens;

(10)
dispositions of receivables in connection with the compromise, settlement or collection thereof in the ordinary course of business or in bankruptcy or similar proceedings and exclusive of factoring or similar arrangements;

(11)
the licensing or sub-licensing of intellectual property or other general intangibles and licenses, sub-licenses, leases or subleases of other property, in each case, in the ordinary course of business;

(12)	foreclosure, condemnation or any similar action with respect to any property or other assets;

(13)
the sale or discount (with or without recourse, and on customary or commercially reasonable terms and for credit management purposes) of accounts receivable or notes receivable arising in the ordinary course of business, or the conversion or exchange of accounts receivable for notes receivable;

(14)	any disposition of Capital Stock, Indebtedness or other securities of an Unrestricted Subsidiary;

(15)
any disposition of Capital Stock of a Restricted Subsidiary pursuant to an agreement or other obligation with or to a Person (other than the Company or a Restricted Subsidiary) from whom such Restricted Subsidiary was acquired, or from whom such Restricted Subsidiary acquired its business and assets (having been newly formed in connection with such acquisition), made as part of such acquisition and in each case comprising all or a portion of the consideration in respect of such sale or acquisition;

(16)	to the extent allowable under Section 1031 of the Code, any exchange of like property (excluding any boot thereon) for use in a Similar Business;

(17)
any disposition of Securitization Assets, or participations therein, in connection with any Qualified Securitization Financing, or the disposition of an account receivable in connection with the collection or compromise thereof in the ordinary course of business;

(18)
any financing transaction with respect to property constructed, acquired, replaced, repaired or improved (including any reconstruction, refurbishment, renovation and/or development of real property) by the Company or any Restricted Subsidiary after the Issue Date, including Sale and Leaseback Transactions and asset securitizations, permitted by the Senior Notes Indenture;

(19)	any surrender or waiver of contract rights or the settlement, release or surrender of contract, tort or other claims of any kind; and

(20)	any Sale and Leaseback Transaction in respect of the New Headquarters.

“Associate” means (i) any Person engaged in a Similar Business of which the Company or its Restricted Subsidiaries are the legal and beneficial owners of between 20% and 50% of all outstanding Voting Stock and (ii) any joint venture entered into by the Company or any Restricted Subsidiary of the Company.

“Board of Directors” means (1) with respect to the Company or any corporation, the board of directors or managers, as applicable, of the corporation, or any duly authorized committee thereof; (2) with respect to any partnership, the board of directors or other governing body of the general partner of the partnership or any duly authorized committee thereof; and (3) with respect to any other Person, the board or any duly authorized committee of such Person serving a similar function. Whenever any provision requires any action or determination to be made by, or any approval of, a Board of Directors, such action, determination or approval shall be deemed to have been taken or made if approved by a majority of the directors on any such Board of Directors (whether or not such action or approval is taken as part of a formal board meeting or as a formal board approval).

“Business Day” means each day that is not a Saturday, Sunday or other day on which banking institutions in New York, New York, United States or the jurisdiction of the place of payment are authorized or required by law to close.

“Capital Stock” of any Person means any and all shares of, rights to purchase, warrants, options or depositary receipts for, or other equivalents of or partnership or other interests in (however designated), equity of such Person, including any Preferred Stock, but excluding any debt securities convertible into such equity.

“Capitalized Lease Obligations” means an obligation that is required to be classified and accounted for as a capitalized lease for financial reporting purposes on the basis of GAAP. The amount of Indebtedness represented by such obligation will be the capitalized amount of such obligation at the time any determination thereof is to be made as determined on the basis of GAAP, and the Stated Maturity thereof will be the date of the last payment of rent or any other amount due under such lease prior to the first date such lease may be terminated without penalty.

“Cash Equivalents” means:

(1)
(a) United States dollars, euro, or any national currency of any member state of the European Union; or (b) any other foreign currency held by the Company and the Restricted Subsidiaries in the ordinary course of business;

(2)
securities issued or directly and fully Guaranteed or insured by the United States or Canadian governments, a member state of the European Union or, in each case, any agency or instrumentality of thereof (provided that the full faith and credit of such country or such member state is pledged in support thereof), having maturities of not more than two years from the date of acquisition;

(3)
certificates of deposit, time deposits, eurodollar time deposits, overnight bank deposits or bankers' acceptances having maturities of not more than one year from the date of acquisition thereof issued by any Lender or by any bank or trust company (a) whose commercial paper is rated at least “A-2” or the equivalent thereof by S&P or at least “P-2” or the equivalent thereof by Moody's (or if at the time neither is issuing comparable ratings, then a comparable rating of another Nationally Recognized Statistical Rating Organization) or (b) (in the event that the bank or trust company does not have commercial paper which is rated) having combined capital and surplus in excess of $100.0 million;

(4)	repurchase obligations for underlying securities of the types described in clauses (2) and (3) entered into with any bank meeting the qualifications specified in clause (3) above;

(5)
commercial paper rated at the time of acquisition thereof at least “A-2” or the equivalent thereof by S&P or “P-2” or the equivalent thereof by Moody's or carrying an equivalent rating by a Nationally Recognized Statistical Rating Organization, if both of the two named rating agencies cease publishing ratings of investments or, if no rating is available in respect of the commercial paper, the issuer of which has an equivalent rating in respect of its long-term debt, and in any case maturing within one year after the date of acquisition thereof;

(6)
readily marketable direct obligations issued by any state of the United States of America, any province of Canada, any member of the European Union or any political subdivision thereof, in each case, having one of the two highest rating categories obtainable from either Moody's or S&P (or, if at the time, neither is issuing comparable ratings, then a comparable rating of another Nationally Recognized Statistical Rating Organization) with maturities of not more than two years from the date of acquisition;

(7)
Indebtedness or Preferred Stock issued by Persons with a rating of “A-” or higher from S&P or “A3” or higher from Moody's (or, if at the time, neither is issuing comparable ratings, then a comparable rating of another Nationally Recognized Statistical Rating Organization) with maturities of 12 months or less from the date of acquisition;

(8)
bills of exchange issued in the United States, Canada, a member state of the European Union or Japan eligible for rediscount at the relevant central bank and accepted by a bank (or any dematerialized equivalent);

(9)	interests in any investment company, money market or enhanced high yield fund which invests 95% or more of its assets in instruments of the type specified in clauses (1) through (8) above; and

(10)	for purposes of clause (2) of the definition of “Asset Disposition,” the marketable securities portfolio owned by the Company and its Subsidiaries on the Issue Date.

Notwithstanding the foregoing, Cash Equivalents shall include amounts denominated in currencies other than those set forth in clause (1) above, provided that such amounts are converted into any currency listed in clause (1) as promptly as practicable and in any event within 10 Business Days following the receipt of such amounts.

“Cash Management Services” means any of the following to the extent not constituting a line of credit (other than an overnight draft facility that is not in default): ACH transactions, treasury and/or cash management services, including controlled disbursement services, overdraft facilities, foreign exchange facilities, deposit and other accounts and merchant services.

“Change of Control” means:

(1)
the Company becomes aware of (by way of a report or any other filing pursuant to Section 13(d) of the Exchange Act, proxy, vote, written notice or otherwise) any “person” or “group” of related persons (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act as in effect on the Issue Date), other than one or more Permitted Holders, is or becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act as in effect on the Issue Date), directly or indirectly, of more than 50% of the total voting power of the Voting Stock of the Company; or

(2)
the sale, lease, transfer, conveyance or other disposition (other than by way of merger, consolidation or other business combination transaction), in one or a series of related transactions, of all or substantially all of the assets of the Company and its Restricted Subsidiaries taken as a whole to a Person, other than a Restricted Subsidiary or one or more Permitted Holders.

“Code” means the United States Internal Revenue Code of 1986, as amended.

“Consolidated Depreciation and Amortization Expense” means, with respect to any Person for any period, the total amount of depreciation and amortization expense, including amortization of deferred financing fees of such Person and its Restricted Subsidiaries for such period on a consolidated basis and otherwise determined in accordance with GAAP.

“Consolidated EBITDA” for any period means the Consolidated Net Income for such period:

(1)	increased (without duplication) by:

(a) provision for taxes based on income or profits or capital, including state, franchise and similar taxes and foreign withholding taxes of such Person paid or accrued during such period deducted (and not added back) in computing Consolidated Net Income; plus

(b) Fixed Charges of such Person for such period (including (x) net losses on Hedging Obligations or other derivative instruments entered into for the purpose of hedging interest rate risk and (y) costs of surety bonds in connection with financing activities, plus amounts excluded from the definition of “Consolidated Interest Expense” pursuant to clauses (t) through (z) in clause (1) thereof), to the extent the same were deducted (and not added back) in calculating such Consolidated Net Income; plus

(c) Consolidated Depreciation and Amortization Expense of such Person for such period to the extent the same were deducted (and not added back) in computing Consolidated Net Income; plus

(d) any expenses or charges (other than depreciation or amortization expense) related to any Equity Offering, Permitted Investment, acquisition, disposition, recapitalization or the incurrence of Indebtedness permitted to be incurred by the Senior Notes Indenture (including a refinancing thereof) (whether or not successful), including (i) such fees, expenses or charges related to the offering of the Senior Notes and the Second Lien Notes, the Credit Agreement and any Securitization Fees, and (ii) any amendment or other modification of the Senior Notes, the Second Lien Notes, the Credit Agreement and any Securitization Fees, in each case, deducted (and not added back) in computing Consolidated Net Income; plus

(e) the amount of any restructuring charge or reserve, integration cost or other business optimization expense or cost associated with establishing new facilities that is deducted (and not added back) in such period in computing Consolidated Net Income, including any one-time costs incurred in connection with acquisitions after the Issue Date, and costs related to the closure and/or consolidation of facilities; provided that the aggregate amount of cash charges and cash costs that are included in this clause (e) shall not exceed 15% of Consolidated EBITDA in any four-quarter period; plus

(f) any other non-cash charges, write-downs, expenses, losses or items reducing Consolidated Net Income for such period including any impairment charges or the impact of purchase accounting, (excluding any such non-cash charge, write-down or item to the extent it represents an accrual or reserve for a cash expenditure for a future period) or other items classified by the Company as special items less other non-cash items of income increasing Consolidated Net Income (excluding any such non-cash item of income to the extent it represents a receipt of cash in any future period); plus

(g) the amount of management, monitoring, advisory, consulting, refinancing, subsequent transaction and exit fees (including termination fees) and related indemnities and expenses paid or accrued in such period to the Sponsor to the extent permitted under “Certain Covenants-Limitation on Affiliate Transactions”; plus

(h) the amount of “run-rate” cost savings projected by the Company in good faith to be realized as a result of specified actions either taken or initiated prior to or during such period (calculated on a pro forma basis as though such cost savings had been realized on the first day of such period), net of the amount of actual benefits realized or expected to be realized prior to or during such period from such actions; provided that (x) such cost savings are reasonably identifiable, reasonably attributable to the actions specified and reasonably anticipated to result from such actions, (y) such actions have been taken or initiated and the benefits resulting therefrom are anticipated by the Company to be realized within twelve (12) months and (z) the aggregate amount added back pursuant to this clause (h) for any period shall not exceed 15% of Consolidated EBITDA for such period; plus

(i) the amount of loss on sale of Securitization Assets and related assets to the Securitization Subsidiary in connection with a Qualified Securitization Financing; plus

(j) any costs or expense incurred by the Company or a Restricted Subsidiary pursuant to any management equity plan or stock option plan or any other management or employee benefit plan or agreement or any stock subscription or shareholder agreement, to the extent that such cost or expenses are funded with cash proceeds contributed to the capital of the Company or net cash proceeds of an issuance of Capital Stock of the Company (other than Disqualified Stock) solely to the extent that such net cash proceeds are excluded from the calculation set forth in clause (c) of the first paragraph under “Certain Covenants-Limitation on Restricted Payments;” plus

(k) cash receipts (or any netting arrangements resulting in reduced cash expenditures) not representing Consolidated EBITDA or Consolidated Net Income in any period to the extent non-cash gains relating to such income were deducted in the calculation of Consolidated EBITDA pursuant to clause (2) below for any previous period and not added back; plus

(l) any net loss included in the Consolidated Net Income attributable to non-controlling interests pursuant to the application of Accounting Standards Codification Topic 810-10-45 (“Topic 810”); plus

(m) realized foreign exchange losses resulting from the impact of foreign currency changes on the valuation of assets or liabilities on the balance sheet of the Company and its Restricted Subsidiaries; plus

(n) net realized losses from Hedging Obligations or embedded derivatives that require similar accounting treatment and the application of Accounting Standard Codification Topic 815 and related pronouncements; plus

(o) any costs or expenses incurred in connection with the separation of the LifeCell Group on the Issue Date; and

(p) royalty payments to Wake Forest University or its affiliates in respect of certain patents relating to negative pressure wound therapy products, which have been accrued in any period ending on or prior to February 27, 2011;

(2)
decreased (without duplication) by: (a) non-cash gains increasing Consolidated Net Income of such Person for such period, excluding any non-cash gains to the extent they represent the reversal of an accrual or reserve for a potential cash item that reduced Consolidated EBITDA in any prior period and any non-cash gains with respect to cash actually received in a prior period so long as such cash did not increase Consolidated EBITDA in such prior period; plus (b) realized foreign exchange income or gains resulting from the impact of foreign currency changes on the valuation of assets or liabilities on the balance sheet of the Company and its Restricted Subsidiaries; plus (c) any net realized income or gains from Hedging Obligations or embedded derivatives that require similar accounting treatment and the application of Accounting Standards Codification Topic 815 and related pronouncements, plus (d) any net income included in Consolidated Net Income attributable to non-controlling interests pursuant to the application of Topic 810; and

(3)	increased or decreased (without duplication) by, as applicable, any adjustments resulting for the application of Accounting Standards Codification Topic 460 or any comparable regulation.

“Consolidated Interest Expense” means, with respect to any Person for any period, without duplication, the sum of:

(1)
consolidated interest expense of such Person and its Restricted Subsidiaries for such period, to the extent such expense was deducted (and not added back) in computing Consolidated Net Income (including (a) amortization of original issue discount resulting from the issuance of Indebtedness at less than par, (b) all commissions, discounts and other fees and charges owed with respect to letters of credit or bankers acceptances, (c) non-cash interest payments (but excluding any non-cash interest expense attributable to the movement in the mark to market valuation of Hedging Obligations or other derivative instruments pursuant to GAAP), (d) the interest component of Capitalized Lease Obligations, and (e) net payments, if any, pursuant to interest rate Hedging Obligations with respect to Indebtedness), and excluding (t) penalties and interest relating to taxes, (u) any additional cash interest owing pursuant to any registration rights agreement, (v) accretion or accrual of discounted liabilities other than Indebtedness, (w) any expense resulting from the discounting of any Indebtedness in connection with the application of purchase accounting in connection with any acquisition, (x) amortization of deferred financing fees, debt issuance costs, commissions, fees and expenses, (y) any expensing of bridge, commitment and other financing fees, and (z) interest with respect to Indebtedness of any parent of such Person appearing upon the balance sheet of such Person solely by reason of push-down accounting under GAAP; plus

(2)	consolidated capitalized interest of such Person and its Restricted Subsidiaries for such period, whether paid or accrued; less

(3)	interest income for such period.

For purposes of this definition, interest on a Capitalized Lease Obligation shall be deemed to accrue at an interest rate reasonably determined by such Person to be the rate of interest implicit in such Capitalized Lease Obligation in accordance with GAAP.

“Consolidated Net Income” means, for any period, the net income (loss) of the Company and its Restricted Subsidiaries determined on a consolidated basis on the basis of GAAP; provided, however, that there will not be included in such Consolidated Net Income:

(1)
subject to the limitations contained in clause (3) below, any net income (loss) of any Person if such Person is not a Restricted Subsidiary, except that the Company's equity in the net income of any such Person for such period will be included in such Consolidated Net Income up to the aggregate amount of cash or Cash Equivalents actually distributed or that (as reasonably determined by an Officer of the Company) could have been distributed by such Person during such period to the Company or a Restricted Subsidiary as a dividend or other distribution or return on investment (subject, in the case of a dividend or other distribution or return on investment to a Restricted Subsidiary, to the limitations contained in clause (2) below);

(2)
solely for the purpose of determining the amount available for Restricted Payments under clause (c)(i) of the first paragraph of the covenant described under “-Certain Covenants-Limitation on Restricted Payments,” any net income (loss) of any Restricted Subsidiary (other than the Guarantors) if such Subsidiary is subject to restrictions, directly or indirectly, on the payment of dividends or the making of distributions by such Restricted Subsidiary, directly or indirectly, to the Company or a Guarantor by operation of the terms of such Restricted Subsidiary's charter or any agreement, instrument, judgment, decree, order, statute or governmental rule or regulation applicable to such Restricted Subsidiary or its shareholders (other than (a) restrictions that have been waived or otherwise released, (b) restrictions pursuant to the Credit Agreement, the Senior Notes, the Second Lien Notes, the Redemption Note, the Senior Notes Indenture or the Second Lien Notes Indenture, and (c) restrictions specified in clause (13)(i) of the second paragraph of the covenant described under “-Certain Covenants-Limitation on Restrictions on Distributions from Restricted Subsidiaries”), except that the Company's equity in the net income of any such Restricted Subsidiary for such period will be included in such Consolidated Net Income up to the aggregate amount of cash or Cash Equivalents actually distributed or that could have been distributed by such Restricted Subsidiary during such period to the Company or another Restricted Subsidiary as a dividend or other distribution (subject, in the case of a dividend to another Restricted Subsidiary, to the limitation contained in this clause);

(3)
any net gain (or loss) realized upon the sale or other disposition of any asset or disposed operations of the Company or any Restricted Subsidiaries (including pursuant to any sale/leaseback transaction) which is not sold or otherwise disposed of in the ordinary course of business (as determined in good faith by an Officer or the Board of Directors of the Company);

(4)
any extraordinary, exceptional, unusual or nonrecurring gain, loss, charge or expense (including relating to the Transaction Expenses) or any charges, expenses or reserves in respect of any restructuring, redundancy or severance expense;

(5)	the cumulative effect of a change in accounting principles;

(6)
any (i) non-cash compensation charge or expense arising from any grant of stock, stock options or other equity based awards and any non-cash deemed finance charges in respect of any pension liabilities or other provisions and (ii) income (loss) attributable to deferred compensation plans or trusts shall be excluded;

(7)
all deferred financing costs written off and premiums paid or other expenses incurred directly in connection with any early extinguishment of Indebtedness and any net gain (loss) from any write-off or forgiveness of Indebtedness;

(8)
any unrealized gains or losses in respect of Hedging Obligations or any ineffectiveness recognized in earnings related to qualifying hedge transactions or the fair value of changes therein recognized in earnings for derivatives that do not qualify as hedge transactions, in each case, in respect of Hedging Obligations;

(9)
any unrealized foreign currency translation or transaction gains or losses in respect of Indebtedness of any Person denominated in a currency other than the functional currency of such Person and any unrealized foreign exchange gains or losses relating to translation of assets and liabilities denominated in foreign currencies;

(10)
any unrealized foreign currency translation or transaction gains or losses in respect of Indebtedness or other obligations of the Company or any Restricted Subsidiary owing to the Company or any Restricted Subsidiary;

(11)
any purchase accounting effects including, but not limited to, adjustments to inventory, property and equipment, software and other intangible assets and deferred revenue in component amounts required or permitted by GAAP and related authoritative pronouncements (including the effects of such adjustments pushed down to the Company and the Restricted Subsidiaries), as a result of any consummated acquisition, or the amortization or write-off of any amounts thereof (including any write-off of in process research and development);

(12)	any goodwill or other intangible asset impairment charge or write-off;

(13)	any after-tax effect of income (loss) from the early extinguishment or cancellation of Indebtedness or Hedging Obligations or other derivative instruments;

(14)	accruals and reserves that are established within twelve months after the Issue Date that are so required to be established as a result of the Transactions in accordance with GAAP;

(15)
any net unrealized gains and losses resulting from Hedging Obligations or embedded derivatives that require similar accounting treatment and the application of Accounting Standards Codification Topic 815 and related pronouncements; and

(16)
the amount of any expense to the extent a corresponding amount is received in cash (or to the extent that the Company has made the determination that there exists reasonable evidence that such amount will be reimbursed) by the Company and the Restricted Subsidiaries from a Person other than the Company or any Restricted Subsidiaries under any agreement providing for reimbursement of any such expense, provided such reimbursement payment has not been included in determining Consolidated Net Income (it being understood that if the amounts received in cash under any such agreement in any period exceed the amount of expense in respect of such period, such excess amounts received may be carried forward and applied against expense in future periods).

“Consolidated Secured Leverage” means the sum of the aggregate outstanding Secured Indebtedness for borrowed money of the Company and its Restricted Subsidiaries less the aggregate amount of cash and Cash Equivalents of the Company and its Restricted Subsidiaries not to exceed the greater of $300.0 million and 40% of Consolidated EBITDA of the Company for the period of the most recent four consecutive fiscal quarters ending prior to the date of such determination for which internal consolidated financial statements of the Company are available with such pro forma adjustments as are consistent with the pro forma adjustments set forth in the definition of “Fixed Charge Coverage Ratio” and as determined in good faith by the Company.

“Consolidated Secured Leverage Ratio” means, as of any date of determination, the ratio of (x) Consolidated Secured Leverage at such date to (y) the aggregate amount of Consolidated EBITDA for the period of the most recent four consecutive fiscal quarters ending prior to the date of such determination for which internal consolidated financial statements of the Company are available, in each case with such pro forma adjustments as are consistent with the pro forma adjustments set forth in the definition of “Fixed Charge Coverage Ratio”; provided that, for the purpose of determining Consolidated Secured Leverage, the aggregate amount of cash and Cash Equivalents of the Company and its Restricted Subsidiaries shall be determined without giving pro forma effect to the proceeds of Indebtedness Incurred on such date.

“Consolidated Total Leverage” means the sum of the aggregate outstanding Indebtedness for borrowed money of the Company and its Restricted Subsidiaries less the aggregate amount of cash and Cash Equivalents of the Company and its Restricted Subsidiaries.

“ Consolidated Total Leverage Ratio ” means, as of any date of determination, the ratio of (x) Consolidated Total Leverage at such date to (y) the aggregate amount of Consolidated EBITDA for the period of the most recent four consecutive fiscal quarters ending prior to the date of such determination for which internal consolidated financial statements of the Company are available, in each case with such pro forma adjustments as are consistent with the pro forma adjustments set forth in the definition of “Fixed Charge Coverage Ratio;” provided that, for the purpose of determining Consolidated Total Leverage, the aggregate amount of cash and Cash Equivalents of the Company and its Restricted Subsidiaries shall be determined without giving pro forma effect to (i) the proceeds of Indebtedness Incurred on such date and (ii) for purposes of clause (19) of the second paragraph of the covenant described under “Certain Covenants-Limitation on Restricted Payments” cash and Cash Equivalents received from the LifeCell Disposition.

“Contingent Obligations” means, with respect to any Person, any obligation of such Person guaranteeing in any manner, whether directly or indirectly, any operating lease, dividend or other obligation that does not constitute Indebtedness (“primary obligations”) of any other Person (the “primary obligor”), including any obligation of such Person, whether or not contingent:

(1)	to purchase any such primary obligation or any property constituting direct or indirect security therefor;

(2)	to advance or supply funds:

(a)	for the purchase or payment of any such primary obligation; or

(b)	to maintain the working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor; or

(3)
to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation against loss in respect thereof.

“Credit Agreement” means the Credit Agreement to be entered into by and among Parent, KCI, Chiron, Holdings, Topco, Chiron Guernsey GP Co. Limited, the guarantors party thereto, Bank of America, N.A., as administrative agent and collateral agent, and the other lenders party thereto, together with the related documents thereto (including the revolving loans thereunder, any letters of credit and reimbursement obligations related thereto, any Guarantees and security documents), as amended, extended, renewed, restated, refunded, replaced, refinanced, supplemented, modified or otherwise changed (in whole or in part, and without limitation as to amount, terms, conditions, covenants and other provisions) from time to time, and any one or more agreements (and related documents) governing Indebtedness, including indentures, incurred to refinance, substitute, supplement, replace or add to (including increasing the amount available for borrowing or adding or removing any Person as a borrower, issuer or guarantor thereunder, in whole or in part, the borrowings and commitments then outstanding or permitted to be outstanding under such Credit Agreement or one or more successors to the Credit Agreement or one or more new credit agreements.

“Credit Facility” means, with respect to the Company or any of its Subsidiaries, one or more debt facilities, indentures or other arrangements (including the Credit Agreement or commercial paper facilities and overdraft facilities) with banks, other financial institutions or investors providing for revolving credit loans, term loans, notes, receivables financing (including through the sale of receivables to such institutions or to special purpose entities formed to borrow from such institutions against such receivables), letters of credit or other Indebtedness, in each case, as amended, restated, modified, renewed, refunded, replaced, restructured, refinanced, repaid, increased or extended in whole or in part from time to time (and whether in whole or in part and whether or not with the original administrative agent and lenders or another administrative agent or agents or other banks or institutions and whether provided under the original Credit Agreement or one or more other credit or other agreements, indentures, financing agreements or otherwise) and in each case including all agreements, instruments and documents executed and delivered pursuant to or in connection with the foregoing (including any notes and letters of credit issued pursuant thereto and any Guarantee and collateral agreement, patent and trademark security agreement, mortgages or letter of credit applications and other Guarantees, pledges, agreements, security agreements and collateral documents). Without limiting the generality of the foregoing, the term “Credit Facility” shall include any agreement or instrument (1) changing the maturity of any Indebtedness Incurred thereunder or contemplated thereby, (2) adding Subsidiaries of the Company as additional borrowers or guarantors thereunder, (3) increasing the amount of Indebtedness Incurred thereunder or available to be borrowed thereunder or (4) otherwise altering the terms and conditions thereof.

“Credit Facility Documents” means the collective reference to any Credit Facility, any notes issued pursuant thereto and the guarantees thereof, and the collateral documents relating thereto, as amended, supplemented, restated, renewed, refunded, replaced, restructured, repaid, refinanced or otherwise modified, in whole or in part, from time to time.

“Default” means any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default; provided that any Default that results solely from the taking of an action that would have been permitted but for the continuation of a previous Default will be deemed to be cured if such previous Default is cured prior to becoming an Event of Default.

“Designated Non-Cash Consideration” means the fair market value (as determined in good faith by the Company) of non-cash consideration received by the Company or one of its Restricted Subsidiaries in connection with an Asset Disposition that is so designated as Designated Non-Cash Consideration pursuant to an Officer's Certificate, setting forth the basis of such valuation, less the amount of cash or Cash Equivalents received in connection with a subsequent payment, redemption, retirement, sale or other disposition of such Designated Non-Cash Consideration. A particular item of Designated Non-Cash Consideration will no longer be considered to be outstanding when and to the extent it has been paid, redeemed or otherwise retired or sold or otherwise disposed of in compliance with the covenant described under “-Certain Covenants-Limitation on Sales of Assets and Subsidiary Stock.”

“Designated Preferred Stock” means, with respect to the Company, Preferred Stock (other than Disqualified Stock) (a) that is issued for cash (other than to the Company or a Subsidiary of the Company or an employee stock ownership plan or trust established by the Company or any such Subsidiary for the benefit of their employees to the extent funded by the Company or such Subsidiary) and (b) that is designated as “Designated Preferred Stock” pursuant to an Officer's Certificate of the Company at or prior to the issuance thereof, the Net Cash Proceeds of which are excluded from the calculation set forth in clause (c)(ii) of the second paragraph of the covenant described under “-Certain Covenants-Limitation on Restricted Payments.”

“Disinterested Director” means, with respect to any Affiliate Transaction, a member of the Board of Directors of the Company having no material direct or indirect financial interest in or with respect to such Affiliate Transaction. A member of the Board of Directors of the Company shall be deemed not to have such a financial interest by reason of such member's holding Capital Stock of the Company or any options, warrants or other rights in respect of such Capital Stock.

“Disqualified Stock” means, with respect to any Person, any Capital Stock of such Person which by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable) or upon the happening of any event:

(1)	matures or is mandatorily redeemable for cash or in exchange for Indebtedness pursuant to a sinking fund obligation or otherwise; or

(2)
is or may become (in accordance with its terms) upon the occurrence of certain events or otherwise redeemable or repurchasable for cash or in exchange for Indebtedness at the option of the holder of the Capital Stock in whole or in part, in each case on or prior to the earlier of (a) the Stated Maturity of the Senior Notes or (b) the date on which there are no Senior Notes outstanding; provided, however, that (i) only the portion of Capital Stock which so matures or is mandatorily redeemable, is so convertible or exchangeable or is so redeemable at the option of the holder thereof prior to such date will be deemed to be Disqualified Stock and (ii) any Capital Stock that would constitute Disqualified Stock solely because the holders thereof have the right to require the Company to repurchase such Capital Stock upon the occurrence of a change of control or asset sale (howsoever defined or referred to) shall not constitute Disqualified Stock if any such redemption or repurchase obligation is subject to compliance by the relevant Person with the covenant described under “-Certain Covenants-Limitation on Restricted Payments;” provided, however, that if such Capital Stock is issued to any plan for the benefit of employees of the Company or its Subsidiaries or by any such plan to such employees, such Capital Stock shall not constitute Disqualified Stock solely because it may be required to be repurchased by the Company or its Subsidiaries in order to satisfy applicable statutory or regulatory obligations.

“Domestic Subsidiary” means, with respect to any Person, any Restricted Subsidiary of such Person other than a Foreign Subsidiary.

“DTC” means The Depository Trust Company or any successor securities clearing agency.

“Equity Offering” means (x) a sale of Capital Stock of KCI (other than Disqualified Stock) other than offerings registered on Form S-8 (or any successor form) under the Securities Act or any similar offering in other jurisdictions, or (y) the sale of Capital Stock or other securities, the proceeds of which are contributed to the equity (other than through the issuance of Disqualified Stock or Designated Preferred Stock or through an Excluded Contribution) of KCI or any of its Restricted Subsidiaries.

“Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder, as amended.

“Excluded Contribution” means Net Cash Proceeds or property or assets received by the Company as capital contributions to the equity (other than through the issuance of Disqualified Stock or Designated Preferred Stock) of the Company after the Issue Date or from the issuance or sale (other than to a Restricted Subsidiary or an employee stock ownership plan or trust established by the Company or any Subsidiary of the Company for the benefit of their employees to the extent funded by the Company or any Restricted Subsidiary) of Capital Stock (other than Disqualified Stock or Designated Preferred Stock) of the Company, in each case, to the extent designated as an Excluded Contribution pursuant to an Officer's Certificate of the Company.

“fair market value” may be conclusively established by means of an Officer's Certificate or resolutions of the Board of Directors of the Company setting out such fair market value as determined by such Officer or such Board of Directors in good faith.

“Fixed Charge Coverage Ratio” means, with respect to any Person on any determination date, the ratio of Consolidated EBITDA of such Person for the most recent four consecutive fiscal quarters ending immediately prior to such determination date for which internal consolidated financial statements are available to the Fixed Charges of such Person for four consecutive fiscal quarters. In the event that the Company or any Restricted Subsidiary Incurs, assumes, Guarantees, redeems, defeases, retires or extinguishes any Indebtedness (other than Indebtedness incurred under any revolving credit facility unless such Indebtedness has been permanently repaid and has not been replaced) or issues or redeems Disqualified Stock or Preferred Stock subsequent to the commencement of the period for which the Fixed Charge Coverage Ratio is being calculated but prior to or simultaneously with the event for which the calculation of the Fixed Charge Coverage Ratio is made (the “Fixed Charge Coverage Ratio Calculation Date”), then the Fixed Charge Coverage Ratio shall be calculated giving pro forma effect to such Incurrence, assumption, Guarantee, redemption, defeasance, retirement or extinguishment of Indebtedness, or such issuance or redemption of Disqualified Stock or Preferred Stock, as if the same had occurred at the beginning of the applicable four-quarter period; provided, however, that the pro forma calculation shall not give effect to any Indebtedness Incurred on such determination date pursuant to the provisions described in the second paragraph under “-Certain Covenants-Limitation on Indebtedness.”

For purposes of making the computation referred to above, any Investments, acquisitions, dispositions, mergers, consolidations and disposed operations that have been made by the Company or any of its Restricted Subsidiaries, during the four-quarter reference period or subsequent to such reference period and on or prior to or simultaneously with the Fixed Charge Coverage Ratio Calculation Date shall be calculated on a pro forma basis assuming that all such Investments, acquisitions, dispositions, mergers, consolidations and disposed or discontinued operations (and the change in any associated fixed charge obligations and the change in Consolidated EBITDA resulting therefrom) had occurred on the first day of the four-quarter reference period. If since the beginning of such period any Person that subsequently became a Restricted Subsidiary or was merged with or into the Company or any of its Restricted Subsidiaries since the beginning of such period shall have made any Investment, acquisition, disposition, merger, consolidation or disposed or discontinued operation that would have required adjustment pursuant to this definition, then the Fixed Charge Coverage Ratio shall be calculated giving pro forma effect thereto for such period as if such Investment, acquisition, disposition, merger, consolidation or disposed operation had occurred at the beginning of the applicable four-quarter period.

For purposes of this definition, whenever pro forma effect is to be given to a transaction, the pro forma calculations shall be made in good faith by a responsible financial or chief accounting officer of the Company (including cost savings; provided that (x) such cost savings are reasonably identifiable, reasonably attributable to the action specified and reasonably anticipated to result from such actions and (y) such actions have been taken or initiated and the benefits resulting therefrom are anticipated by the Company to be realized within twelve (12) months). If any Indebtedness bears a floating rate of interest and is being given pro forma effect, the interest on such Indebtedness shall be calculated as if the rate in effect on the Fixed Charge Coverage Ratio Calculation Date had been the applicable rate for the entire period (taking into account any Hedging Obligations applicable to such Indebtedness). Interest on a Capitalized Lease Obligation shall be deemed to accrue at an interest rate reasonably determined by a responsible financial or accounting officer of the Company to be the rate of interest implicit in such Capitalized Lease Obligation in accordance with GAAP. For purposes of making the computation referred to above, interest on any Indebtedness under a revolving credit facility computed with a pro forma basis shall be computed based upon the average daily balance of such Indebtedness during the applicable period except as set forth in the first paragraph of this definition. Interest on Indebtedness that may optionally be determined at an interest rate based upon a factor of a prime or similar rate, a eurocurrency interbank offered rate, or other rate, shall be determined to have been based upon the rate actually chosen, or if none, then based upon such optional rate chosen as the Company may designate.

“Fixed Charges” means, with respect to any Person for any period, the sum of:

(1)	Consolidated Interest Expense of such Person for such Period;

(2)	all cash dividends or other distributions paid (excluding items eliminated in consolidation) on any series of Preferred Stock of any Subsidiary of such Person during such period; and

(3)	all cash dividends or other distributions paid (excluding items eliminated in consolidation) on any series of Disqualified Stock during this period.

“Foreign Guarantors” means any Guarantor organized or incorporated in any jurisdiction other than the United States, any state thereof or the District of Columbia.

“Foreign Subsidiary” means, with respect to any Person, any Subsidiary of such Person that is not organized or existing under the laws of the United States, any state thereof or the District of Columbia, and any Subsidiary of such Subsidiary.

“GAAP” means generally accepted accounting principles in the United States of America as in effect on the date of any calculation or determination required hereunder. Except as otherwise set forth in the Senior Notes Indenture, all ratios and calculations based on GAAP contained in the Senior Notes Indenture shall be computed in accordance with GAAP. At any time after the Issue Date, the Company may elect to establish that GAAP shall mean the GAAP as in effect on or prior to the date of such election; provided that any such election, once made, shall be irrevocable. At any time after the Issue Date, the Company may elect to apply IFRS accounting principles in lieu of GAAP and, upon any such election, references herein to GAAP shall thereafter be construed to mean IFRS (except as otherwise provided in the Senior Notes Indenture), including as to the ability of the Company to make an election pursuant to the previous sentence; provided that any such election, once made, shall be irrevocable; provided, further, that any calculation or determination in the Senior Notes Indenture that require the application of GAAP for periods that include fiscal quarters ended prior to the Company's election to apply IFRS shall remain as previously calculated or determined in accordance with GAAP; provided, further again, that the Company may only make such election if it also elects to report any subsequent financial reports required to be made by the Company, including pursuant to Section 13 or Section 15(d) of the Exchange Act and the covenants set forth under “Reports,” in IFRS. The Company shall give notice of any such election made in accordance with this definition to the Trustee and the Holders.

“Governmental Authority” means any nation, sovereign or government, any state, province, territory or other political subdivision thereof, and any entity or authority exercising executive, legislative, judicial, regulatory, self-regulatory or administrative functions of or pertaining to government, including a central bank or stock exchange.

“Guarantee” means any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Indebtedness of any other Person, including any such obligation, direct or indirect, contingent or otherwise, of such Person:

(1)
to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness of such other Person (whether arising by virtue of partnership arrangements, or by agreements to keep-well, to purchase assets, goods, securities or services, to take-or-pay or to maintain financial statement conditions or otherwise); or

(2)
entered into primarily for purposes of assuring in any other manner the obligee of such Indebtedness of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part);

provided, however, that the term “Guarantee” will not include endorsements for collection or deposit in the ordinary course of business. The term “Guarantee” used as a verb has a corresponding meaning.

“Guarantor” means Parent and any Restricted Subsidiary that Guarantees the Senior Notes, until such Note Guarantee is released in accordance with the terms of the Senior Notes Indenture.

“Hedging Obligations” means, with respect to any person, the obligations of such Person under any interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, commodity swap agreement, commodity cap agreement, commodity collar agreement, foreign exchange contracts, currency swap agreement or similar agreement providing for the transfer or mitigation of interest rate, commodity price or currency risks either generally or under specific contingencies.

“Holder” means each Person in whose name the Senior Notes are registered on the Registrar's books, which shall initially be the respective nominee of DTC.

“Holdings” means Chiron Holdings, Inc., a Delaware corporation, or any successors or assigns thereto.

“Incur” means issue, create, assume, enter into any Guarantee of, incur, extend or otherwise become liable for; provided, however, that any Indebtedness or Capital Stock of a Person existing at the time such Person becomes a Restricted Subsidiary (whether by merger, consolidation, acquisition or otherwise) will be deemed to be Incurred by such Restricted Subsidiary at the time it becomes a Restricted Subsidiary and the terms “Incurred” and “Incurrence” have meanings correlative to the foregoing and any Indebtedness pursuant to any revolving credit or similar facility shall only be “Incurred” at the time any funds are borrowed thereunder.

“Indebtedness” means, with respect to any Person on any date of determination (without duplication):

(1)	the principal of indebtedness of such Person for borrowed money;

(2)	the principal of obligations of such Person evidenced by bonds, debentures, notes or other similar instruments;

(3)
all reimbursement obligations of such Person in respect of letters of credit, bankers' acceptances or other similar instruments (the amount of such obligations being equal at any time to the aggregate then undrawn and unexpired amount of such letters of credit or other instruments plus the aggregate amount of drawings thereunder that have been reimbursed) (except to the extent such reimbursement obligations relate to trade payables and such obligations are satisfied within 30 days of Incurrence);

(4)
the principal component of all obligations of such Person to pay the deferred and unpaid purchase price of property (except trade payables), which purchase price is due more than one year after the date of placing such property in service or taking final delivery and title thereto;

(5)	Capitalized Lease Obligations of such Person;

(6)
the principal component of all obligations, or liquidation preference, of such Person with respect to any Disqualified Stock or, with respect to any Restricted Subsidiary, any Preferred Stock (but excluding, in each case, any accrued dividends);

(7)
the principal component of all Indebtedness of other Persons secured by a Lien on any asset of such Person, whether or not such Indebtedness is assumed by such Person; provided, however, that the amount of such Indebtedness will be the lesser of (a) the fair market value of such asset at such date of determination (as determined in good faith by the Company) and (b) the amount of such Indebtedness of such other Persons;

(8)	Guarantees by such Person of the principal component of Indebtedness of other Persons to the extent Guaranteed by such Person; and

(9)
to the extent not otherwise included in this definition, net obligations of such Person under Hedging Obligations (the amount of any such obligations to be equal at any time to the net payments under such agreement or arrangement giving rise to such obligation that would be payable by such Person at the termination of such agreement or arrangement).

The term “Indebtedness” shall not include any lease, concession or license of property (or Guarantee thereof) which would be considered an operating lease under GAAP as in effect on the Issue Date, any prepayments of deposits received from clients or customers in the ordinary course of business, or obligations under any license, permit or other approval (or Guarantees given in respect of such obligations) Incurred prior to the Issue Date or in the ordinary course of business.

The amount of Indebtedness of any Person at any time in the case of a revolving credit or similar facility shall be the total amount of funds borrowed and then outstanding. The amount of any Indebtedness outstanding as of any date shall be (a) the accreted value thereof in the case of any Indebtedness issued with original issue discount and (b) the principal amount of Indebtedness, or liquidation preference thereof, in the case of any other Indebtedness.

Notwithstanding the above provisions, in no event shall the following constitute Indebtedness:

(i)	Contingent Obligations Incurred in the ordinary course of business;

(ii)	Cash Management Services;

(iii)
in connection with the purchase by the Company or any Restricted Subsidiary of any business, any post-closing payment adjustments to which the seller may become entitled to the extent such payment is determined by a final closing balance sheet or such payment depends on the performance of such business after the closing; provided, however, that, at the time of closing, the amount of any such payment is not determinable and, to the extent such payment thereafter becomes fixed and determined, the amount is paid in a timely manner; or

(iv)
for the avoidance of doubt, any obligations in respect of workers' compensation claims, early retirement or termination obligations, pension fund obligations or contributions or similar claims, obligations or contributions or social security or wage Taxes.

“Independent Financial Advisor” means an investment banking or accounting firm of international standing or any third party appraiser of international standing; provided, however, that such firm or appraiser is not an Affiliate of the Company.

“Investment” means, with respect to any Person, all investments by such Person in other Persons (including Affiliates) in the form of any direct or indirect advance, loan or other extensions of credit (other than advances or extensions of credit to customers, suppliers, directors, officers or employees of any Person in the ordinary course of business, and excluding any debt or extension of credit represented by a bank deposit other than a time deposit) or capital contribution to (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), or the Incurrence of a Guarantee of any obligation of, or any purchase or acquisition of Capital Stock, Indebtedness or other similar instruments issued by, such other Persons and all other items that are or would be classified as investments on a balance sheet prepared on the basis of GAAP; provided, however, that endorsements of negotiable instruments and documents in the ordinary course of business will not be deemed to be an Investment. If the Company or any Restricted Subsidiary issues, sells or otherwise disposes of any Capital Stock of a Person that is a Restricted Subsidiary such that, after giving effect thereto, such Person is no longer a Restricted Subsidiary, any Investment by the Company or any Restricted Subsidiary in such Person remaining after giving effect thereto will be deemed to be a new Investment at such time.

For purposes of “-Certain Covenants-Limitation on Restricted Payments” and “-Designation of Restricted and Unrestricted Subsidiaries”:

(1)
“Investment” will include the portion (proportionate to the Company's equity interest in a Restricted Subsidiary to be designated as an Unrestricted Subsidiary) of the fair market value of the net assets of such Restricted Subsidiary of the Company at the time that such Restricted Subsidiary is designated an Unrestricted Subsidiary; provided, however, that upon a redesignation of such Subsidiary as a Restricted Subsidiary, the Company will be deemed to continue to have a permanent “Investment” in an Unrestricted Subsidiary in an amount (if positive) equal to (a) the Company's “Investment” in such Subsidiary at the time of such redesignation less (b) the portion (proportionate to the Company's equity interest in such Subsidiary) of the fair market value of the net assets (as conclusively determined by the Board of Directors of the Company in good faith) of such Subsidiary at the time that such Subsidiary is so re-designated a Restricted Subsidiary; and

(2)
any property transferred to or from an Unrestricted Subsidiary will be valued at its fair market value at the time of such transfer, in each case as determined in good faith by the Board of Directors of the Company.

“Investment Grade Securities” means:

(1)	securities issued or directly and fully Guaranteed or insured by the United States or Canadian government or any agency or instrumentality thereof (other than Cash Equivalents);

(2)	securities issued or directly and fully guaranteed or insured by a member of the European Union, or any agency or instrumentality thereof (other than Cash Equivalents);

(3)
debt securities or debt instruments with a rating of “A-” or higher from S&P or “A3” or higher by Moody's or the equivalent of such rating by such rating organization or, if no rating of Moody's or S&P then exists, the equivalent of such rating by any other Nationally Recognized Statistical Ratings Organization, but excluding any debt securities or instruments constituting loans or advances among the Company and its Subsidiaries; and

(4)
investments in any fund that invests exclusively in investments of the type described in clauses (1), (2) and (3) above which fund may also hold cash and Cash Equivalents pending investment or distribution.

“Investment Grade Status” shall occur when the Senior Notes receive both of the following:

(1)	a rating of “BBB-” or higher from S&P; and

(2)	a rating of “Baa3” or higher from Moody's;

or the equivalent of such rating by either such rating organization or, if no rating of Moody's or S&P then exists, the equivalent of such rating by any other Nationally Recognized Statistical Ratings Organization.

“Issue Date” means November 4, 2011.

“Lien” means any mortgage, pledge, security interest, encumbrance, lien or charge of any kind (including any conditional sale or other title retention agreement or lease in the nature thereof).

“LifeCell” means LifeCell Corporation, a Delaware corporation.

“LifeCell Group” means the Subsidiaries of the Company constituting the LifeCell group of companies, which, as of the Issue Date, consist of LifeCell and its Subsidiary, LifeCell Canada Inc.

“LifeCell Restructuring” means the Transactions occurring on the Issue Date by which LifeCell becomes a wholly owned direct or indirect subsidiary of Parent.

“Management Advances” means loans or advances made to, or Guarantees with respect to loans or advances made to, directors, officers, employees or consultants of any Parent Entity, the Company or any Restricted Subsidiary:

(1)
(a) in respect of travel, entertainment or moving related expenses Incurred in the ordinary course of business or (b) for purposes of funding any such person's purchase of Capital Stock (or similar obligations) of the Company, its Subsidiaries or any Parent Entity with (in the case of this sub-clause (b)) the approval of the Board of Directors;

(2)	in respect of moving related expenses Incurred in connection with any closing or consolidation of any facility or office; or

(3)	not exceeding $15.0 million in the aggregate outstanding at any time.

“Management Stockholders” means the members of management of the Company (or its direct parent) who are holders of Capital Stock of the Company or of any Parent Entity on the Issue Date or will become holders of such Capital Stock in connection with the Acquisition.

“Merger Agreement” means that certain Agreement and Plan of Merger, dated as of July 12, 2011, by and among Holdings, Chiron and the Company.

“Moody's” means Moody's Investors Service, Inc. or any of its successors or assigns that is a Nationally Recognized Statistical Rating Organization.

“Nationally Recognized Statistical Rating Organization” means a nationally recognized statistical rating organization within the meaning of Rule 436 under the Securities Act.

“Net Available Cash” from an Asset Disposition means cash payments received (including any cash payments received by way of deferred payment of principal pursuant to a note or installment receivable or otherwise and net proceeds from the sale or other disposition of any securities received as consideration, but only as and when received, but excluding any other consideration received in the form of assumption by the acquiring person of Indebtedness or other obligations relating to the properties or assets that are the subject of such Asset Disposition or received in any other non-cash form) therefrom, in each case net of:

(1)
all legal, accounting, investment banking, title and recording tax expenses, commissions and other fees and expenses Incurred, and all Taxes paid or required to be paid or accrued as a liability under GAAP (after taking into account any available tax credits or deductions and any tax sharing agreements), as a consequence of such Asset Disposition;

(2)
all payments made on any Indebtedness which is secured by any assets subject to such Asset Disposition, in accordance with the terms of any Lien upon such assets, or which by applicable law be repaid out of the proceeds from such Asset Disposition;

(3)
all distributions and other payments required to be made to minority interest holders (other than any Parent Entity, the Company or any of its respective Subsidiaries) in Subsidiaries or joint ventures as a result of such Asset Disposition; and

(4)
the deduction of appropriate amounts required to be provided by the seller as a reserve, on the basis of GAAP, against any liabilities associated with the assets disposed of in such Asset Disposition and retained by the Company or any Restricted Subsidiary after such Asset Disposition.

“Net Cash Proceeds,” with respect to any issuance or sale of Capital Stock, means the cash proceeds of such issuance or sale net of attorneys' fees, accountants' fees, underwriters' or placement agents' fees, listing fees, discounts or commissions and brokerage, consultant and other fees and charges actually Incurred in connection with such issuance or sale and net of taxes paid or payable as a result of such issuance or sale (after taking into account any available tax credit or deductions and any tax sharing arrangements).

“New Headquarters” means the Company's world headquarters in San Antonio, Texas.

“Non-Guarantor” means any Restricted Subsidiary that is not a Guarantor. The Issuer shall not be considered a “Non-Guarantor” for purposes of the Senior Notes Indenture.

“Note Documents” means the Senior Notes (including Additional Notes), the Note Guarantees and the Senior Notes Indenture.

“Obligations” means any principal, interest (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to the Issuer or any Guarantor whether or not a claim for post-petition interest is allowed in such proceedings), penalties, fees, indemnifications, reimbursements (including, without limitation, reimbursement obligations with respect to letters of credit and bankers' acceptances), damages and other liabilities payable under the documentation governing any Indebtedness.

“Officer” means, with respect to any Person, (1) the Chairman of the Board of Directors, the Chief Executive Officer, the President, the Chief Financial Officer, any Vice President, the Treasurer, any Managing Director, or the Secretary (a) of such Person or (b) if such Person is owned or managed by a single entity, of such entity, or (2) any other individual designated as an “Officer” for the purposes of the Senior Notes Indenture by the Board of Directors of such Person.

“Officer's Certificate” means, with respect to any Person, a certificate signed by one Officer of such Person.

“Opinion of Counsel” means a written opinion from legal counsel reasonably satisfactory to the Trustee. The counsel may be an employee of or counsel to the Company or its Subsidiaries.

“Parent” means Centaur Guernsey L.P. Inc., a Guernsey limited partnership, or any successors or assigns thereto.

“Parent Entity” means any direct or indirect parent of the Company.

“Parent Entity Expenses” means:

(1)
costs (including all professional fees and expenses) Incurred by any Parent Entity in connection with reporting obligations under or otherwise Incurred in connection with compliance with applicable laws, rules or regulations of any governmental, regulatory or self-regulatory body or stock exchange, the Senior Notes Indenture or any other agreement or instrument relating to Indebtedness of the Company or any Restricted Subsidiary, including in respect of any reports filed with respect to the Securities Act, Exchange Act or the respective rules and regulations promulgated thereunder;

(2)
customary indemnification obligations of any Parent Entity owing to directors, officers, employees or other Persons under its charter or by-laws or pursuant to written agreements with any such Person to the extent relating to the Company and its Subsidiaries;

(3)	obligations of any Parent Entity in respect of director and officer insurance (including premiums therefor) to the extent relating to the Company and its Subsidiaries;

(4)
general corporate overhead expenses, including professional fees and expenses and other operational expenses of any Parent Entity related to the ownership or operation of the business of the Company or any of its Restricted Subsidiaries; and

(5)	expenses Incurred by any Parent Entity in connection with any public offering or other sale of Capital Stock or Indebtedness:

(x)	where the net proceeds of such offering or sale are intended to be received by or contributed to the Company or a Restricted Subsidiary,

(y)	in a pro-rated amount of such expenses in proportion to the amount of such net proceeds intended to be so received or contributed, or

(z)
otherwise on an interim basis prior to completion of such offering so long as any Parent Entity shall cause the amount of such expenses to be repaid to the Company or the relevant Restricted Subsidiary out of the proceeds of such offering promptly if completed.

“Pari Passu Indebtedness” means Indebtedness of the Company which ranks equally in right of payment to the Senior Notes or of any Guarantor if such Indebtedness ranks equally in right of payment to the Guarantees of the Senior Notes.

“Paying Agent” means any Person authorized by the Company to pay the principal of (and premium, if any) or interest on any Senior Note on behalf of the Company.

“Permitted Asset Swap” means the concurrent purchase and sale or exchange of assets used or useful in a Similar Business or a combination of such assets and cash, Cash Equivalents between the Company or any of its Restricted Subsidiaries and another Person; provided that any cash or Cash Equivalents received in excess of the value of any cash or Cash Equivalents sold or exchanged must be applied in accordance with the covenant described under “-Certain Covenants-Limitation on Sales of Assets and Subsidiary Stock.”

“Permitted Holders” means, collectively, (1) the Sponsor, (2) any one or more Persons, together with such Persons' Affiliates, whose beneficial ownership constitutes or results in a Change of Control in respect of which a Change of Control Offer is made in accordance with the requirements of the Senior Notes Indenture, (3) Management Stockholders, (4) any Person who is acting solely as an underwriter in connection with a public or private offering of Capital Stock of any Parent Entity or the Company, acting in such capacity, and (5) any group (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act or any successor provision) of which any of the foregoing are members; provided that, in the case of such group and without giving effect to the existence of such group or any other group, the Sponsor and the Management Stockholders, collectively, have beneficial ownership of more than 50% of the total voting power of the Voting Stock of the Company or any of its direct or indirect Parent Entities held by such group.

“Permitted Investment” means (in each case, by the Company or any of its Restricted Subsidiaries):

(1)
Investments in (a) a Restricted Subsidiary (including the Capital Stock of a Restricted Subsidiary) or the Company or (b) a Person (including the Capital Stock of any such Person) that will, upon the making of such Investment, become a Restricted Subsidiary;

(2)
Investments in another Person if such Person is engaged in any Similar Business and as a result of such Investment such other Person is merged, consolidated or otherwise combined with or into, or transfers or conveys all or substantially all its assets to, the Company or a Restricted Subsidiary;

(3)	Investments in cash, Cash Equivalents or Investment Grade Securities;

(4)	Investments in receivables owing to the Company or any Restricted Subsidiary created or acquired in the ordinary course of business;

(5)
Investments in payroll, travel and similar advances to cover matters that are expected at the time of such advances ultimately to be treated as expenses for accounting purposes and that are made in the ordinary course of business;

(6)	Management Advances;

(7)
Investments received in settlement of debts created in the ordinary course of business and owing to the Company or any Restricted Subsidiary or in exchange for any other Investment or accounts receivable held by the Company or any such Restricted Subsidiary, or as a result of foreclosure, perfection or enforcement of any Lien, or in satisfaction of judgments or pursuant to any plan of reorganization or similar arrangement including upon the bankruptcy or insolvency of a debtor or otherwise with respect to any secured Investment or other transfer of title with respect to any secured Investment in default;

(8)	Investments made as a result of the receipt of non-cash consideration from a sale or other disposition of property or assets, including an Asset Disposition;

(9)
Investments existing or pursuant to agreements or arrangements in effect on the Issue Date and any modification, replacement, renewal or extension thereof; provided that the amount of any such Investment may not be increased except (a) as required by the terms of such Investment as in existence on the Issue Date or (b) as otherwise permitted under the Senior Notes Indenture;

(10)	Hedging Obligations, which transactions or obligations are Incurred in compliance with “-Certain Covenants-Limitation on Indebtedness”;

(11)
pledges or deposits with respect to leases or utilities provided to third parties in the ordinary course of business or Liens otherwise described in the definition of “Permitted Liens” or made in connection with Liens permitted under the covenant described under “-Certain Covenants-Limitation on Liens”;

(12)	any Investment to the extent made using Capital Stock of the Company (other than Disqualified Stock) or Capital Stock of any Parent Entity as consideration;

(13)
any transaction to the extent constituting an Investment that is permitted and made in accordance with the provisions of the second paragraph of the covenant described under “-Certain Covenants-Limitation on Affiliate Transactions” (except those described in clauses (1), (3), (6), (8), (9), (12) and (14) of that paragraph);

(14)
Investments consisting of purchases and acquisitions of inventory, supplies, materials and equipment or licenses or leases of intellectual property, in any case, in the ordinary course of business and in accordance with the Senior Notes Indenture;

(15)
(i) Guarantees of Indebtedness of the Company or any of its Restricted Subsidiaries not prohibited by the covenant described under “-Certain Covenants-Limitation on Indebtedness” and (other than with respect to Indebtedness) guarantees, keepwells and similar arrangements in the ordinary course of business, and (ii) performance guarantees with respect to obligations incurred by the Company or any of its Restricted Subsidiaries that are permitted by the Senior Notes Indenture;

(16)
Investments consisting of earnest money deposits required in connection with a purchase agreement, or letter of intent, or other acquisitions to the extent not otherwise prohibited by the Senior Notes Indenture;

(17)
Investments of a Restricted Subsidiary acquired after the Issue Date or of an entity merged into the Company or merged into or consolidated with a Restricted Subsidiary after the Issue Date to the extent that such Investments were not made in contemplation of or in connection with such acquisition, merger or consolidation and were in existence on the date of such acquisition, merger or consolidation;

(18)	Investments consisting of licensing of intellectual property pursuant to joint marketing arrangements with other Persons;

(19)	contributions to a “rabbi” trust for the benefit of employees or other grantor trust subject to claims of creditors in the case of a bankruptcy of the Company;

(20)
Investments in joint ventures and Unrestricted Subsidiaries having an aggregate fair market value, when taken together with all other Investments made pursuant to this clause that are at the time outstanding, not to exceed the greater of $175.0 million and 2.0% of Total Assets at the time of such Investment (with the fair market value of each Investment being measured at the time made and without giving effect to subsequent changes in value);

(21)
additional Investments having an aggregate fair market value, taken together with all other Investments made pursuant to this clause (21) that are at that time outstanding, not to exceed the greater of $200.0 million and 2.5% of Total Assets (with the fair market value of each Investment being measured at the time made and without giving effect to subsequent changes in value) plus the amount of any distributions, dividends, payments or other returns in respect of such Investments (without duplication for purposes of the covenant described in the section entitled “-Certain Covenants-Limitation on Restricted Payments” of any amounts applied pursuant to clause (c) of the first paragraph of such covenant); provided that if such Investment is in Capital Stock of a Person that subsequently becomes a Restricted Subsidiary, such Investment shall thereafter be deemed permitted under clause (1) or (2) above and shall not be included as having been made pursuant to this clause (21); and

(22)
Investments entered into by an Unrestricted Subsidiary with an Affiliate prior to the redesignation of any such Unrestricted Subsidiary as a Restricted Subsidiary as described under the caption “Designation of Restricted and Unrestricted Subsidiaries.”

“Permitted Liens” means, with respect to any Person:

(1)	Liens on assets or property of a Restricted Subsidiary (other than the Issuer) that is not a Guarantor securing Indebtedness of any Restricted Subsidiary that is not a Guarantor;

(2)
pledges, deposits or Liens under workmen's compensation laws, unemployment insurance laws, social security laws or similar legislation, or insurance related obligations (including pledges or deposits securing liability to insurance carriers under insurance or self-insurance arrangements), or in connection with bids, tenders, completion guarantees, contracts (other than for borrowed money) or leases, or to secure utilities, licenses, public or statutory obligations, or to secure surety, indemnity, judgment, appeal or performance bonds, guarantees of government contracts (or other similar bonds, instruments or obligations), or as security for contested taxes or import or customs duties or for the payment of rent, or other obligations of like nature, in each case Incurred in the ordinary course of business;

(3)
Liens imposed by law, including carriers', warehousemen's, mechanics', landlords', materialmen's and repairmen's or other like Liens, in each case for sums not yet overdue for a period of more than 60 days or that are bonded or being contested in good faith by appropriate proceedings;

(4)
Liens for taxes, assessments or other governmental charges not yet delinquent or which are being contested in good faith by appropriate proceedings; provided that appropriate reserves required pursuant to GAAP have been made in respect thereof;

(5)
encumbrances, ground leases, easements (including reciprocal easement agreements), survey exceptions, or reservations of, or rights of others for, licenses, rights of way, sewers, electric lines, telegraph and telephone lines and other similar purposes, or zoning, building codes or other restrictions (including minor defects or irregularities in title and similar encumbrances) as to the use of real properties or Liens incidental to the conduct of the business of the Company and its Restricted Subsidiaries or to the ownership of their properties which do not in the aggregate materially adversely affect the value of said properties or materially impair their use in the operation of the business of the Company and its Restricted Subsidiaries;

(6)
Liens (a) on assets or property of the Company or any Restricted Subsidiary securing Hedging Obligations or Cash Management Services permitted under the Senior Notes Indenture; (b) that are contractual rights of set-off or, in the case of clause (i) or (ii) below, other bankers' Liens (i) relating to treasury, depository and cash management services or any automated clearing house transfers of funds in the ordinary course of business and not given in connection with the issuance of Indebtedness, (ii) relating to pooled deposit or sweep accounts to permit satisfaction of overdraft or similar obligations incurred in the ordinary course of business of the Company or any Subsidiary or (iii) relating to purchase orders and other agreements entered into with customers of the Company or any Restricted Subsidiary in the ordinary course of business; (c) on cash accounts securing Indebtedness incurred under clause (8)(c) of the second paragraph of the covenant described under “-Certain Covenants-Limitation on Indebtedness” with financial institutions; (d) encumbering reasonable customary initial deposits and margin deposits and similar Liens attaching to commodity trading accounts or other brokerage accounts incurred in the ordinary course of business, consistent with past practice and not for speculative purposes; and/or (e) (i) of a collection bank arising under Section 4-210 of the Uniform Commercial Code on items in the course of collection and (ii) in favor of a banking institution arising as a matter of law encumbering deposits (including the right of set-off) arising in the ordinary course of business in connection with the maintenance of such accounts and (iii) arising under customary general terms of the account bank in relation to any bank account maintained with such bank and attaching only to such account and the products and proceeds thereof, which Liens, in any event, do not to secure any Indebtedness;

(7)	leases, licenses, subleases and sublicenses of assets (including real property and intellectual property rights), in each case entered into in the ordinary course of business;

(8)
Liens arising out of judgments, decrees, orders or awards not giving rise to an Event of Default so long as (a) any appropriate legal proceedings which may have been duly initiated for the review of such judgment, decree, order or award have not been finally terminated, (b) the period within which such proceedings may be initiated has not expired or (c) no more than 60 days have passed after (i) such judgment, decree, order or award has become final or (ii) such period within which such proceedings may be initiated has expired;

(9)
Liens (i) on assets or property of the Company or any Restricted Subsidiary for the purpose of securing Capitalized Lease Obligations or Purchase Money Obligations, or securing the payment of all or a part of the purchase price of, or securing other Indebtedness Incurred to finance or refinance the acquisition, improvement or construction of, assets or property acquired or constructed in the ordinary course of business; provided that (a) the aggregate principal amount of Indebtedness secured by such Liens is otherwise permitted to be Incurred under the Senior Notes Indenture and (b) any such Liens may not extend to any assets or property of the Company or any Restricted Subsidiary other than assets or property acquired, improved, constructed or leased with the proceeds of such Indebtedness and any improvements or accessions to such assets and property and (ii) any interest or title of a lessor under any Capitalized Lease Obligations or operating lease;

(10)
Liens arising from Uniform Commercial Code financing statement filings (or similar filings in other applicable jurisdictions) regarding operating leases entered into by the Company and its Restricted Subsidiaries in the ordinary course of business;

(11)	Liens existing on the Issue Date, excluding Liens securing the Credit Agreement or the Second Lien Notes;

(12)
Liens on property, other assets or shares of stock of a Person at the time such Person becomes a Restricted Subsidiary (or at the time the Company or a Restricted Subsidiary acquires such property, other assets or shares of stock, including any acquisition by means of a merger, consolidation or other business combination transaction with or into the Company or any Restricted Subsidiary); provided, however, that such Liens are not created, Incurred or assumed in anticipation of or in connection with such other Person becoming a Restricted Subsidiary (or such acquisition of such property, other assets or stock); provided, further, that such Liens are limited to all or part of the same property, other assets or stock (plus improvements, accession, proceeds or dividends or distributions in connection with the original property, other assets or stock) that secured (or, under the written arrangements under which such Liens arose, could secure) the obligations to which such Liens relate;

(13)
Liens on assets or property of the Company or any Restricted Subsidiary securing Indebtedness or other obligations of the Company or such Restricted Subsidiary owing to the Company or another Restricted Subsidiary, or Liens in favor of the Company or any Restricted Subsidiary;

(14)
Liens securing Refinancing Indebtedness Incurred to refinance Indebtedness that was previously so secured, and permitted to be secured under the Senior Notes Indenture; provided that any such Lien is limited to all or part of the same property or assets (plus improvements, accessions, proceeds or dividends or distributions in respect thereof) that secured (or, under the written arrangements under which the original Lien arose, could secure) the Indebtedness being refinanced or is in respect of property that is or could be the security for or subject to a Permitted Lien hereunder;

(15)
(a) mortgages, liens, security interests, restrictions, encumbrances or any other matters of record that have been placed by any government, statutory or regulatory authority, developer, landlord or other third party on property over which the Company or any Restricted Subsidiary of the Company has easement rights or on any leased property and subordination or similar arrangements relating thereto and (b) any condemnation or eminent domain proceedings affecting any real property;

(16)	any encumbrance or restriction (including put and call arrangements) with respect to Capital Stock of any joint venture or similar arrangement pursuant to any joint venture or similar agreement;

(17)
Liens on property or assets under construction (and related rights) in favor of a contractor or developer or arising from progress or partial payments by a third party relating to such property or assets;

(18)	Liens arising out of conditional sale, title retention, hire purchase, consignment or similar arrangements for the sale of goods entered into in the ordinary course of business;

(19)
Liens securing Indebtedness permitted to be Incurred under Credit Facilities, including any letter of credit facility relating thereto, that was permitted by the terms of the Senior Notes Indenture to be Incurred pursuant to clause (1) of the second paragraph under “-Certain Covenants-Limitation on Indebtedness”;

(20)	[Intentionally Omitted];

(21)
Liens to secure Indebtedness of any Foreign Subsidiary permitted by clause (11) of the second paragraph of the covenant described under “-Certain Covenants-Limitation on Indebtedness” covering only the assets of such Foreign Subsidiary;

(22)	Liens on Capital Stock or other securities or assets of any Unrestricted Subsidiary that secure Indebtedness of such Unrestricted Subsidiary;

(23)	any security granted over the marketable securities portfolio described in clause (9) of the definition of “Cash Equivalents” in connection with the disposal thereof to a third party;

(24)
Liens on specific items of inventory of other goods and proceeds of any Person securing such Person's obligations in respect of bankers' acceptances issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods;

(25)	Liens on equipment of the Company or any Restricted Subsidiary and located on the premises of any client or supplier in the ordinary course of business;

(26)
Liens on assets or securities deemed to arise in connection with and solely as a result of the execution, delivery or performance of contracts to sell such assets or securities if such sale is otherwise permitted by the Senior Notes Indenture;

(27)
Liens arising by operation of law or contract on insurance policies and the proceeds thereof to secure premiums thereunder, and Liens, pledges and deposits in the ordinary course of business securing liability for premiums or reimbursement or indemnification obligations of (including obligations in respect of letters of credit or bank guarantees for the benefits of) insurance carriers;

(28)	Liens solely on any cash earnest money deposits made in connection with any letter of intent or purchase agreement permitted hereunder;

(29)
Liens (i) on cash advances in favor of the seller of any property to be acquired in an Investment permitted pursuant to Permitted Investments to be applied against the purchase price for such Investment, and (ii) consisting of an agreement to sell any property in an asset sale permitted under the covenant described under “-Certain Covenants-Limitation on Sales of Assets and Subsidiary Stock,” in each case, solely to the extent such Investment or asset sale, as the case may be, would have been permitted on the date of the creation of such Lien;

(30)	Liens securing Indebtedness and other obligations in an aggregate principal amount not to exceed $100.0 million at any one time outstanding;

(31)
Liens Incurred to secure Obligations in respect of any Indebtedness permitted to be Incurred pursuant to the covenant described under “-Certain Covenants-Limitation on Indebtedness;” provided that, with respect to liens securing Obligations permitted under this clause, at the time of Incurrence and after giving pro forma effect thereto, the Consolidated Secured Leverage Ratio would be no greater than 4.25 to 1.0;

(32)
Liens on the property and assets constituting the New Headquarters securing Indebtedness permitted by clause (14) of the second paragraph of the covenant described under “-Certain Covenants-Limitation on Indebtedness”; or

(33)
Liens securing any Obligations in respect of the Second Lien Notes issued on the Issue Date, the Second Lien Notes Indenture or the related security documents, including, for the avoidance of doubt, obligations in respect of exchange notes issued in exchange for the Second Lien Notes issued on the Issue Date and the Guarantees thereof.

For purposes of this definition, the term Indebtedness shall be deemed to include interest on such Indebtedness including interest which increases the principal amount of such Indebtedness.

“Person” means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, limited liability company, government or any agency or political subdivision thereof or any other entity.

“Preferred Stock,” as applied to the Capital Stock of any Person, means Capital Stock of any class or classes (however designated) which is preferred as to the payment of dividends or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such Person, over shares of Capital Stock of any other class of such Person.

“Purchase Money Obligations” means any Indebtedness Incurred to finance or refinance the acquisition, leasing, construction or improvement of property (real or personal) or assets (including Capital Stock), and whether acquired through the direct acquisition of such property or assets or the acquisition of the Capital Stock of any Person owning such property or assets, or otherwise.

“Qualified Securitization Financing” means any Securitization Facility of a Securitization Subsidiary that meets the following conditions: (i) the board of directors of the Company shall have determined in good faith that such Qualified Securitization Financing (including financing terms, covenants, termination events and other provisions) is in the aggregate economically fair and reasonable to the Company and its Restricted Subsidiaries, (ii) all sales of Securitization Assets and related assets by the Company or any Restricted Subsidiary to the Securitization Subsidiary or any other Person are made at fair market value (as determined in good faith by the Company), (iii) the financing terms, covenants, termination events and other provisions thereof shall be market terms (as determined in good faith by the Company) and may include Standard Securitization Undertakings and (iv) the Obligations under such Securitization Facility are non-recourse (except for customary representations, warranties, covenants and indemnities made in connection with such facilities) to the Company or any of its Restricted Subsidiaries (other than a Securitization Subsidiary). The grant of a security interest in any Securitization Assets of the Company or any of its Restricted Subsidiaries (other than a Securitization Subsidiary) to secure Indebtedness under the Credit Agreement shall not be deemed a Qualified Securitization Financing.

“Redemption Note” means the note issued by LifeCell to KCI on the Issue Date as part of the LifeCell Restructuring.

“Refinance” means refinance, refund, replace, renew, repay, modify, restate, defer, substitute, supplement, reissue, resell, extend or increase (including pursuant to any defeasance or discharge mechanism) and the terms “refinances,” “refinanced” and “refinancing” as used for any purpose in the Senior Notes Indenture shall have a correlative meaning.

“Refinancing Indebtedness” means Indebtedness that is Incurred to refund, refinance, replace, exchange, renew, repay or extend (including pursuant to any defeasance or discharge mechanism) any Indebtedness existing on the Issue Date or Incurred in compliance with the Senior Notes Indenture (including Indebtedness of the Company that refinances Indebtedness of any Restricted Subsidiary and Indebtedness of any Restricted Subsidiary that refinances Indebtedness of the Company or another Restricted Subsidiary) including Indebtedness that refinances Refinancing Indebtedness; provided, however, that:

(1)
(a) such Refinancing Indebtedness has a Weighted Average Life to Maturity at the time such Refinancing Indebtedness is Incurred which is not less than the remaining Weighted Average Life to Maturity of the Indebtedness, Disqualified Stock or Preferred Stock being refunded or refinanced; and (b) to the extent such Refinancing Indebtedness refinances Subordinated Indebtedness, Disqualified Stock or Preferred Stock, such Refinancing Indebtedness is Subordinated Indebtedness, Disqualified Stock or Preferred Stock;

(2)	Refinancing Indebtedness shall not include:

(i)
Indebtedness, Disqualified Stock or Preferred Stock a Subsidiary of the Company that is not a Guarantor that refinances Indebtedness, Disqualified Stock or Preferred Stock of the Issuer or a Guarantor; or

(ii)	Indebtedness, Disqualified Stock or Preferred Stock of the Company or a Restricted Subsidiary that refinances Indebtedness, Disqualified Stock or Preferred Stock of an Unrestricted Subsidiary; and

(3)
such Refinancing Indebtedness has an aggregate principal amount (or if Incurred with original issue discount, an aggregate issue price) that is equal to or less than the aggregate principal amount (or if Incurred with original issue discount, the aggregate accreted value) then outstanding (plus fees and expenses, including any premium and defeasance costs) under the Indebtedness being Refinanced.

Refinancing Indebtedness in respect of any Credit Facility or any other Indebtedness may be Incurred from time to time after the termination, discharge or repayment of any such Credit Facility or other Indebtedness.

“Registration Rights Agreement” means (i) the Registration Rights Agreement related to the Senior Notes dated as of the Issue Date, among the Issuer, the Guarantors and the Initial Purchasers, as amended or supplemented, and (ii) any other registration rights agreement entered into in connection with the issuance of Additional Notes in a private offering by the Issuer after the Issue Date.

“Related Taxes” means:

(1)
any Taxes, including sales, use, transfer, rental, ad valorem, value added, stamp, property, consumption, franchise, license, capital, registration, business, customs, net worth, gross receipts, excise, occupancy, intangibles or similar Taxes (other than (x) Taxes measured by income and (y) withholding imposed on payments made by any Parent Entity), required to be paid (provided such Taxes are in fact paid) by any Parent Entity by virtue of its:

(a)
being organized or having Capital Stock outstanding (but not by virtue of owning stock or other equity interests of any corporation or other entity other than, directly or indirectly, the Company or any of the Company's Subsidiaries);

(b)	being a holding company parent, directly or indirectly, of the Company or any of the Company's Subsidiaries;

(c)	receiving dividends from or other distributions in respect of the Capital Stock of, directly or indirectly, the Company or any of the Company's Subsidiaries; or

(d)	having made any payment in respect to any of the items for which the Company is permitted to make payments to any Parent Entity pursuant to “-Certain Covenants-Limitation on Restricted Payments” ; or

(2)
if and for so long as the Company is a member of a group filing a consolidated or combined tax return with any Parent Entity, any Taxes measured by income for which such Parent Entity is liable up to an amount not to exceed with respect to such Taxes the amount of any such Taxes that the Company and its Subsidiaries would have been required to pay on a separate company basis or on a consolidated basis if the Company and its Subsidiaries had paid tax on a consolidated, combined, group, affiliated or unitary basis on behalf of an affiliated group consisting only of the Company and its Subsidiaries. “Restricted Investment” means any Investment other than a Permitted Investment.

“Restricted Subsidiary” means any Subsidiary of the Company other than an Unrestricted Subsidiary.

“S&P” means Standard & Poor's Investors Ratings Services or any of its successors or assigns that is a Nationally Recognized Statistical Rating Organization.

“Sale and Leaseback Transaction” means any arrangement providing for the leasing by the Company or any of its Restricted Subsidiaries of any real or tangible personal property, which property has been or is to be sold or transferred by the Company or such Restricted Subsidiary to a third Person in contemplation of such leasing.

“SEC” means the U.S. Securities and Exchange Commission or any successor thereto.

“Second Lien Notes” means the Issuer's $1,750.0 million aggregate principal amount of 10.5% Second Lien Senior Secured Notes due 2018 issued under an indenture (the “Second Lien Notes Indenture”) to be dated as of the Issue Date among Merger Sub, KCI, KCI USA, the Guarantors and Wilmington Trust, National Association, as trustee.

“Secured Indebtedness” means any Indebtedness secured by a Lien other than Indebtedness with respect to Cash Management Services.

“Securities Act” means the U.S. Securities Act of 1933, as amended, and the rules and regulations of the SEC promulgated thereunder, as amended.

“Securitization Asset” means any accounts receivable, real estate asset, mortgage receivables or related assets, in each case subject to a Securitization Facility.

“Securitization Facility” means any of one or more securitization financing facilities as amended, supplemented, modified, extended, renewed, restated or refunded from time to time, pursuant to which the Company or any of its Restricted Subsidiaries sells its Securitization Assets to either (a) Person that is not a Restricted Subsidiary or (b) a Securitization Subsidiary that in turn sells Securitization Assets to a person that is not a Restricted Subsidiary.

“Securitization Fees” means distributions or payments made directly or by means of discounts with respect to any Securitization Asset or participation interest therein issued or sold in connection with, and other fees paid to a person that is not a Restricted Subsidiary in connection with, any Qualified Securitization Financing.

“Securitization Repurchase Obligation” means any obligation of a seller of Securitization Assets in a Qualified Securitization Financing to repurchase Securitization Assets arising as a result of a breach of a representation, warranty or covenant or otherwise, including as a result of a receivable or portion thereof becoming subject to any asserted defense, dispute, offset or counterclaim of any kind as a result of any action taken by, any failure to take action by or any other event relating to the seller.

“Securitization Subsidiary” means any Subsidiary in each case formed for the purpose of and that solely engages in one or more Qualified Securitization Financings and other activities reasonably related thereto.

“Senior Exchange Notes” means any notes issued in exchange for Senior Notes pursuant to the Registration Rights Agreement or similar agreement.

“Significant Subsidiary” means any Restricted Subsidiary that would be a “significant subsidiary” as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act, as such regulation is in effect on the Issue Date.

“Similar Business” means (a) any businesses, services or activities engaged in by the Company or any of its Subsidiaries or any Associates on the Issue Date and (b) any businesses, services and activities engaged in by the Company or any of its Subsidiaries or any Associates that are related, complementary, incidental, ancillary or similar to any of the foregoing or are extensions or developments of any thereof.

“Sponsor” means each of Apax Partners, L.L.P., the Canada Pension Plan Investment Board and the Public Sector Pension Investment Board and their respective Affiliates (other than operating portfolio companies) and funds or partnerships managed or advised by any of them or any of their respective Affiliates.

“Standard Securitization Undertakings” means representations, warranties, covenants and indemnities entered into by the Company or any Subsidiary of the Company which the Company has determined in good faith to be customary in a Securitization Financing, including those relating to the servicing of the assets of a Securitization Subsidiary, it being understood that any Securitization Repurchase Obligation shall be deemed to be a Standard Securitization Undertaking.

“Stated Maturity” means, with respect to any security, the date specified in such security as the fixed date on which the payment of principal of such security is due and payable, including pursuant to any mandatory redemption provision, but shall not include any contingent obligations to repay, redeem or repurchase any such principal prior to the date originally scheduled for the payment thereof.

“Subordinated Indebtedness” means, with respect to any person, any Indebtedness (whether outstanding on the Issue Date or thereafter Incurred) which is expressly subordinated in right of payment to the Senior Notes pursuant to a written agreement.

“Subsidiary” means, with respect to any Person:

(1)
any corporation, association, or other business entity (other than a partnership, joint venture, limited liability company or similar entity) of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time of determination owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person or a combination thereof; or

(2)	any partnership, joint venture, limited liability company or similar entity of which:

(a)
more than 50% of the capital accounts, distribution rights, total equity and voting interests or general or limited partnership interests, as applicable, are owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person or a combination thereof whether in the form of membership, general, special or limited partnership interests or otherwise; and

(b)	such Person or any Subsidiary of such Person is a controlling general partner or otherwise controls such entity.

“Taxes” means all present and future taxes, levies, imposts, deductions, charges, duties and withholdings and any charges of a similar nature (including interest, penalties and other liabilities with respect thereto) that are imposed by any government or other taxing authority.

“TIA” means the Trust Indenture Act of 1939, as amended.

“Topco” means Chiron Topco, Inc., a Delaware corporation, or any successors or assigns thereto.

“Total Assets” means, as of any date, the total consolidated assets of the Company and its Restricted Subsidiaries on a consolidated basis, as shown on the most recent consolidated balance sheet of the Company and its Restricted Subsidiaries, determined on a pro forma basis in a manner consistent with the pro forma basis contained in the definition of Fixed Charge Coverage Ratio.

“Transaction Expenses” means any fees or expenses incurred or paid by Parent, Topco, Holdings, the Company or any Restricted Subsidiary in connection with the Transactions.

“Transactions” means the equity contribution by the Sponsor, transactions contemplated by the Merger Agreement, the offering of the Senior Notes and the Second Lien Notes, the entry into the Credit Agreement and the application of proceeds thereof, the LifeCell Restructuring, the issuance of the Redemption Note, the consummation of any other transactions in connection with the foregoing and the payment of the fees and expenses incurred in connection with any of the foregoing.

“Unrestricted Subsidiary” means:

(1)
any Subsidiary (other than the Issuer or any direct or indirect parent entity of the Issuer) of the Company that at the time of determination is an Unrestricted Subsidiary (as designated by the Board of Directors of the Company in the manner provided below); and

(2)	any Subsidiary of an Unrestricted Subsidiary.

The Board of Directors of the Company may designate any Subsidiary (other than the Issuer or any direct or indirect parent entity of the Issuer) of the Company, respectively (including any newly acquired or newly formed Subsidiary or a Person becoming a Subsidiary through merger, consolidation or other business combination transaction, or Investment therein) to be an Unrestricted Subsidiary only if:

(1)
such Subsidiary or any of its Subsidiaries does not own any Capital Stock or Indebtedness of, or own or hold any Lien on any property of, the Company or any other Subsidiary of the Company which is not a Subsidiary of the Subsidiary to be so designated or otherwise an Unrestricted Subsidiary; and

(2)	such designation and the Investment of the Company in such Subsidiary complies with “-Certain Covenants-Limitation on Restricted Payments.”

“U.S. Government Obligations” means securities that are (1) direct obligations of the United States of America for the timely payment of which its full faith and credit is pledged or (2) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America the timely payment of which is unconditionally Guaranteed as a full faith and credit obligation of the United States of America, which, in either case, are not callable or redeemable at the option of the issuers thereof, and shall also include a depositary receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act), as custodian with respect to any such U.S. Government Obligations or a specific payment of principal of or interest on any such U.S. Government Obligations held by such custodian for the account of the holder of such depositary receipt, provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depositary receipt from any amount received by the custodian in respect of the U.S. Government Obligations or the specific payment of principal of or interest on the U.S. Government Obligations evidenced by such depositary receipt.

“Voting Stock” of a Person means all classes of Capital Stock of such Person then outstanding and normally entitled to vote in the election of directors.

“Weighted Average Life to Maturity” means, when applied to any Indebtedness, Disqualified Stock or Preferred Stock, as the case may be, at any date, the quotient obtained by dividing:

(1)
the sum of the products of the number of years from the date of determination to the date of each successive scheduled principal payment of such Indebtedness or redemption or similar payment with respect to such Disqualified Stock or Preferred Stock multiplied by the amount of such payment, by

(2)	the sum of all such payments.

“Wholly Owned Domestic Subsidiary” means a Domestic Subsidiary of the Company, all of the Capital Stock of which (other than directors' qualifying shares or shares required by any applicable law or regulation to be held by a Person other than the Company or another Domestic Subsidiary) is owned by the Company or another Domestic Subsidiary.

BOOK ENTRY, DELIVERY AND FORM
The Global Notes
Upon issuance, each of the Global Notes will be deposited with the Trustee as custodian for DTC and registered in the name of Cede & Co., as nominee of DTC.
Ownership of beneficial interests in each Global Note will be limited to persons who have accounts with DTC (“DTC participants”) or persons who hold interests through DTC participants. We expect that under procedures established by DTC:

•
upon deposit of each Global Note with DTC’s custodian, DTC will credit portions of the principal amount of the Global Note to the accounts of the DTC participants designated by the initial purchasers; and

•
ownership of beneficial interests in each Global Note will be shown on, and transfer of ownership of those interests will be effected only through, records maintained by DTC (with respect to interests of DTC participants) and the records of DTC participants (with respect to other owners of beneficial interests in the Global Note) and transferred only to non-United States persons under Regulation S, QIBs under Rule 144A or institutional accredited investors.

Beneficial interests in the Global Notes may not be exchanged for notes in physical, certificated form except in the limited circumstances described below.
Exchanges Among the Global Notes
Beneficial interests in one Global Note may generally be exchanged for interests in another Global Note. Depending on which Global Note the transfer is being made, the Trustee may require the seller to provide certain written certifications in the form provided in the Indenture. In addition, in the case of a transfer of interests to the Institutional Accredited Investor Global Note, the Trustee may require the buyer to deliver a representation letter in the form provided in the Indenture that states, among other things, that the buyer is not acquiring notes with a view to distributing them in violation of the Securities Act.
A beneficial interest in a Global Note that is transferred to a person who takes delivery through another Global Note will, upon transfer, become subject to any transfer restrictions and other procedures applicable to beneficial interests in the other Global Note.
Book-Entry Procedures for the Global Notes
All interests in the Global Notes will be subject to the operations and procedures of DTC. We provide the following summaries of those operations and procedures solely for the convenience of investors. The operations and procedures of each settlement system are controlled by that settlement system and may be changed at any time. Neither we nor the initial purchasers are responsible for those operations or procedures.
DTC has advised us that it is:

•	a limited purpose trust company organized under the laws of the State of New York;

•	a “banking organization” within the meaning of the New York State Banking Law;

•	a member of the Federal Reserve System;

•	a “clearing corporation” within the meaning of the Uniform Commercial Code; and

•	a “clearing agency” registered under Section 17A of the Exchange Act.
DTC was created to hold securities for its participants and to facilitate the clearance and settlement of securities transactions between its participants through electronic book-entry changes to the accounts of its participants. DTC’s participants include securities brokers and dealers, including the initial purchasers; banks and trust companies; clearing corporations and other organizations. Indirect access to DTC’s system is also available to others such as banks, brokers, dealers and trust companies; these indirect participants clear through or maintain a custodial relationship with a DTC participant, either directly or indirectly.

Investors who are not DTC participants may beneficially own securities held by or on behalf of DTC only through DTC participants or indirect participants in DTC.
So long as DTC’s nominee is the registered owner of a Global Note, that nominee will be considered the sole owner or holder of the notes represented by that Global Note for all purposes under the Indenture. Except as provided below, owners of beneficial interests in a Global Note:

•	will not be entitled to have notes represented by the Global Note registered in their names;

•	will not receive or be entitled to receive physical, certificated notes; and

•
will not be considered the owners or holders of the notes under the Indenture for any purpose, including with respect to the giving of any direction, instruction or approval to the Trustee under the Indenture.

As a result, each investor who owns a beneficial interest in a Global Note must rely on the procedures of DTC to exercise any rights of a holder of notes under the Indenture (and, if the investor is not a participant or an indirect participant in DTC, on the procedures of the DTC participant through which the investor owns its interest).
Payments of principal, premium (if any) and interest with respect to the notes represented by a global note will be made by the Trustee to DTC’s nominee as the registered holder of the Global Note. Neither we nor the Trustee will have any responsibility or liability for the payment of amounts to owners of beneficial interests in a global note, for any aspect of the records relating to or payments made on account of those interests by DTC, or for maintaining, supervising or reviewing any records of DTC relating to those interests.
Payments by participants and indirect participants in DTC to the owners of beneficial interests in a Global Note will be governed by standing instructions and customary industry practice and will be the responsibility of those participants or indirect participants and DTC.
Transfers between participants in DTC will be effected under DTC’s procedures and will be settled in same-day funds.
DTC has agreed to the above procedures to facilitate transfers of interests in the Global Notes among participants in those settlement systems. However, the settlement systems are not obligated to perform these procedures and may discontinue or change these procedures at any time. Neither we nor the Trustee will have any responsibility for the performance by DTC or its participants or indirect participants of their obligations under the rules and procedures governing their operations.
Certificated Notes
Notes in physical certificated form will be issued and delivered to each person that DTC identifies as a beneficial owner of the related notes only if:

•	DTC notifies us at any time that it is unwilling or unable to continue as depositary for the Global Notes and a successor depositary is not appointed within 90 days;

•	DTC ceases to be registered as a clearing agency under the Exchange Act and a successor depositary is not appointed within 90 days; or

•	certain other events provided in the Indenture should occur.

MATERIAL UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS
The following is a summary of the material United States federal income tax considerations relating to the exchange of Old Notes for Exchange Notes in the exchange offer. It is general in nature and does not contain a complete analysis of all the potential United States federal income tax considerations relating to the exchange. Moreover, this summary does not address the effect of any applicable United States federal laws other than income tax laws, or the effect of any United States state or local or non-United States tax laws. This summary is limited to holders of Old Notes who hold the Old Notes as “capital assets” (in general, assets held for investment). Special situations, such as the following, are not addressed:

•
tax consequences to holders who may be subject to special tax treatment, such as tax-exempt entities, dealers in securities or currencies, banks, other financial institutions, insurance companies, regulated investment companies, traders in securities that elect to use a mark-to-market method of accounting for their securities holdings or corporations that accumulate earnings to avoid United States federal income tax;

•	tax consequences to persons holding notes as part of a hedging, integrated, constructive sale or conversion transaction or a straddle or other risk reduction transaction;

•	tax consequences to holders whose “functional currency” is not the United States dollar; or

•	tax consequences to persons who hold notes through a partnership or similar pass-through entity.
The discussion below is based upon the provisions of the Code, existing and proposed Treasury regulations promulgated thereunder, and rulings, judicial decisions and administrative interpretations thereunder, as of the date hereof. Those authorities may be changed, perhaps retroactively, so as to result in United States federal income tax consequences different from those discussed below.
Consequences of Tendering Old Notes
The exchange of your Old Notes for Exchange Notes in the exchange offer should not constitute an exchange for United States federal income tax purposes because the Exchange Notes should not be considered to differ materially in kind or extent from the Old Notes. Accordingly, the exchange offer should have no United States federal income tax consequences to you if you exchange your Old Notes for Exchange Notes. For example, there should be no change in your tax basis and your holding period should carry over to the Exchange Notes. In addition, the United States federal income tax consequences of holding and disposing of your Exchange Notes should be the same as those applicable to your Old Notes.
The preceding discussion of certain United States federal income tax considerations of the exchange offer is for general information only and is not tax advice. Accordingly, each investor should consult its own tax advisor as to particular tax consequences to it of exchanging Old Notes for Exchange Notes, including the applicability and effect of any United States state or local or non-United States tax laws, and of any proposed changes in applicable laws.

PLAN OF DISTRIBUTION
Each broker-dealer that receives Exchange Notes for its own account pursuant to the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of Exchange Notes.
This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of Exchange Notes received in exchange for Old Notes if the Old Notes were acquired as a result of market-making activities or other trading activities.
We have agreed to make this prospectus, as amended or supplemented, available to any broker-dealer to use in connection with any such resale for a period of at least 180 days after the expiration date. In addition, until (90 days after the date of this prospectus), all broker-dealers effecting transactions in the Exchange Notes may be required to deliver a prospectus.
We will not receive any proceeds from any sale of Exchange Notes by broker-dealers. Exchange Notes received by broker-dealers for their own account pursuant to the exchange offer may be sold from time to time in one or more transactions:

•	in the over-the-counter market;

•	in negotiated transactions; or

•	through the writing of options on the Exchange Notes or a combination of such methods of resale.

•	These resales may be made:

•	at market prices prevailing at the time of resale;

•	at prices related to such prevailing market prices; or

•	at negotiated prices.
Any such resale may be made directly to purchasers or to or through brokers or dealers. Brokers or dealers may receive compensation in the form of commissions or concessions from any such broker-dealer or the purchasers of any such Exchange Notes. An “underwriter” within the meaning of the Securities Act includes:

•	any broker-dealer that resells Exchange Notes that were received by it for its own account pursuant to the exchange offer; or

•	any broker or dealer that participates in a distribution of such Exchange Notes.
Any profit on any resale of Exchange Notes and any commissions or concessions received by any persons may be deemed to be underwriting compensation under the Securities Act. The letter of transmittal states that, by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act.
For a period of not less than 180 days after the expiration of the exchange offer we will promptly send additional copies of this prospectus and any amendment or supplement to this prospectus to any broker-dealer that requests those documents in the letter of transmittal. We have agreed to pay all expenses incident to performance of our obligations in connection with the exchange offer, other than commissions or concessions of any brokers or dealers. We will indemnify the holders of the Exchange Notes (including any broker-dealers) against certain liabilities, including liabilities under the Securities Act, and will contribute to payments that they may be required to make in request thereof.

LEGAL MATTERS
Certain legal matters in connection with the exchange of the notes will be passed upon for us by Kirkland & Ellis LLP, New York, New York.
EXPERTS
The consolidated financial statements of Centaur Guernsey L.P. Inc. as of December 31, 2011 (Successor) and for the period from November 4, 2011 to December 31, 2011 (Successor), and the consolidated financial statements of Kinetic Concepts, Inc. and subsidiaries as of December 31, 2010, and the period from January 1, 2011 to November 3, 2011 and the years ended December 31, 2010 and 2009, appearing in this Prospectus and Registration Statement have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their report thereon appearing elsewhere herein, and are included in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION
We have filed with the SEC a registration statement on Form S-4 under the Securities Act with respect to the Exchange Notes being offered hereby. This prospectus, which forms a part of the registration statement, does not contain all of the information set forth in the registration statement. For further information with respect to us and the Exchange Notes, reference is made to the registration statement. Statements contained in this prospectus as to the contents of any contract or other document are not necessarily complete. If a contract or document has been filed as an exhibit to the registration statement, we refer you to the copy of the contract or document that has been filed. Each statement in this prospectus relating to a contract or document filed as an exhibit is qualified in all respects by the filed exhibit.
We are not currently subject to the informational requirements of the Exchange Act. As a result of the offering of the Exchange Notes, we will become subject to the informational requirements of the Exchange Act, and, in accordance therewith, will file reports and other information with the SEC. The registration statement, such reports and other information can be inspected and copied at the Public Reference Room of the SEC located at Room 1580, 100 F Street, N.E., Washington D.C. 20549. Copies of such materials, including copies of all or any portion of the registration statement, can be obtained from the Public Reference Room of the SEC at prescribed rates. You can call the SEC at 1-800-SEC-0330 to obtain information on the operation of the Public Reference Room. Such materials may also be accessed electronically by means of the SEC’s home page on the Internet (http://www.sec.gov).
Under the terms of the Indenture, we agree, whether or not we are required to do so by the rules and regulations of the SEC, to furnish to the holders of the notes (a) all quarterly and annual financial information that would be required to be filed with the SEC on Forms 10-Q and 10-K if we were required to file such reports and (b) all information that would be required to be filed with the SEC on Form 8-K if we were required to file such reports, in each case, within the time periods specified in the SEC’s rules and regulations. In addition, for so long as any notes remain outstanding, during such times as we are not required to file such reports with the SEC we will furnish to the holders of notes and to securities analysts and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act. Copies of such documents are available upon request, without charge, by writing or telephoning us at:
Kinetic Concepts, Inc.
12930 IH 10 West
San Antonio, Texas 78249
Attention: Investor Relations

INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

As of December 31, 2011 (Successor) and December 31, 2010 (Predecessor) and for the period of November 4, 2011 through December 31, 2011 (Successor), the period of January 1, 2011 through November 3, 2011 (Predecessor) and the years ended December 31, 2010 and 2009 (Predecessor)

As of September 30, 2012 (Successor) and December 31, 2011 (Successor) and for the third quarter and nine months ended September 30, 2012 (Successor) and the third quarter and nine months ended September 30, 2011 (Predecessor)

Report of Independent Registered Public Accounting Firm

The Board of Directors of Chiron Holdings GP, Inc.
We have audited the accompanying consolidated balance sheet of Centaur Guernsey L.P. Inc. and subsidiaries as of December 31, 2011, the accompanying consolidated balance sheet of Kinetic Concepts, Inc. and subsidiaries as of December 31, 2010, the related consolidated statements of operations, comprehensive income (loss), equity, and cash flows of Centaur Guernsey L.P. Inc. and subsidiaries for the period from November 4, 2011 through December 31, 2011, and the related consolidated statements of operations, comprehensive income (loss), equity, and cash flows of Kinetic Concepts, Inc. and subsidiaries for the period from January 1, 2011 through November 3, 2011 and each of the two years in the period ended December 31, 2010. Our audits also included the financial statement schedule listed in Schedule II - Valuation and Qualifying Accounts. These financial statements are the responsibility of Centaur Guernsey L.P. Inc.'s management. Our responsibility is to express an opinion on these financial statements based on our audits.
We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. We were not engaged to perform an audit of the Company's internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.
In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Centaur Guernsey L.P. Inc. and subsidiaries at December 31, 2011, the consolidated financial position of Kinetic Concepts, Inc. and subsidiaries at December 31, 2010, the related consolidated statements of operations, comprehensive income (loss), equity, and cash flows of Centaur Guernsey L.P. Inc. and subsidiaries for the period from November 4, 2011 through December 31, 2011, and the related consolidated statements of operations, comprehensive income (loss), equity, and cash flows of Kinetic Concepts, Inc. and subsidiaries for the period from January 1, 2011 through November 3, 2011 and each of the two years in the period ended December 31, 2010 in conformity with U.S. generally accepted accounting principles. Also in our opinion the related financial statement schedule, when considered in relation to the consolidated financial statements taken as a whole, presents fairly in all material respects the information set forth within.

/s/ ERNST & YOUNG LLP
ERNST & YOUNG LLP

San Antonio, Texas
March 20, 2012,
except for Note 17, as to which the date is
October 1, 2012
and except for Note 15, as to which the date is
December 7, 2012

CENTAUR GUERNSEY L.P. INC. AND SUBSIDIARIES
Consolidated Balance Sheets
(in thousands)

	December 31, 2011	December 31, 2010
	Successor	Predecessor
Assets:
Current assets:
Cash and cash equivalents	$215,426	$316,603
Accounts receivable, net	401,958	414,083
Inventories, net	178,243	172,552
Deferred income taxes	23,270	30,112
Prepaid expenses and other	46,022	34,199
Total current assets	864,919	967,549
Net property, plant and equipment	545,347	271,063
Debt issuance costs, net	111,397	22,622
Deferred income taxes	18,322	17,151
Goodwill	3,497,532	1,328,881
Identifiable intangible assets, net	2,875,736	453,802
Other non-current assets	8,126	14,931
	$7,921,379	$3,075,999

Liabilities and Equity:
Current liabilities:
Accounts payable	$49,898	$60,137
Accrued expenses and other	311,617	225,524
Current installments of long-term debt	23,491	169,500
Total current liabilities	385,006	455,161
Long-term debt, net of current installments and discount	4,639,728	935,290
Non-current tax liabilities	38,295	35,588
Deferred income taxes	1,253,344	163,386
Other non-current liabilities	11,562	3,495
Total liabilities	6,327,935	1,592,920
Equity:
General partner’s capital	—	—
Limited partners’ capital	1,599,285	—
Common stock; authorized 225,000 at 2010, issued and outstanding 71,996 at 2010	—	72
Preferred stock; authorized 50,000 at 2010; issued and outstanding 0 at 2010	—	—
Additional paid-in capital	—	852,152
Retained earnings	—	613,434
Accumulated other comprehensive income (loss), net	(5,841)	17,421
Total equity	1,593,444	1,483,079
	$7,921,379	$3,075,999

See accompanying notes to consolidated financial statements.

CENTAUR GUERNSEY L.P. INC. AND SUBSIDIARIES
Consolidated Statements of Operations
(in thousands)

	Period from November 4 through December 31, 2011	Period from January 1 through November 3, 2011	Year Ended December 31,
			2010	2009
	Successor	Predecessor	Predecessor	Predecessor
Revenue:
Rental	$142,962	$746,816	$911,866	$919,359
Sales	161,802	756,596	831,574	768,956
Total revenue	304,764	1,503,412	1,743,440	1,688,315

Rental expenses	85,142	350,912	468,975	465,937
Cost of sales	43,761	190,927	229,522	225,680
Gross profit	175,861	961,573	1,044,943	996,698

Selling, general and administrative expenses	217,717	565,512	530,718	502,765
Research and development expenses	14,117	69,601	85,591	91,467
Acquired intangible asset amortization	16,459	29,519	37,426	40,634
Operating earnings (loss)	(72,432)	296,941	391,208	361,832

Interest income and other	148	972	851	819
Interest expense	(114,992)	(61,931)	(87,053)	(104,918)
Foreign currency gain (loss)	22,250	(2,778)	(4,500)	(4,004)
Earnings (loss) from continuing operations before income taxes (benefit)	(165,026)	233,204	300,506	253,729
Income tax expense (benefit)	(46,330)	74,367	89,668	92,848
Earnings (loss) from continuing operations	(118,696)	$158,837	$210,838	$160,881
Earnings (loss) from discontinued operations, net of tax	3,827	32,101	45,246	67,821
Net earnings (loss)	$(114,869)	$190,938	$256,084	$228,702

See accompanying notes to consolidated financial statements.

CENTAUR GUERNSEY L.P. INC. AND SUBSIDIARIES
Consolidated Statements of Comprehensive Income (Loss)
(in thousands)

	Period from November 4 through December 31, 2011	Period from January 1 through November 3, 2011	Year Ended December 31,
			2010	2009
	Successor	Predecessor	Predecessor	Predecessor
Net earnings (loss)	$(114,869)	$190,938	$256,084	$228,702
Foreign currency translation adjustment, net of taxes of $278 in 2011 successor, $(68) in 2011 predecessor, $(118) in 2010 and $(148) in 2009	(5,841)	1,836	(2,923)	3,822
Net derivative gain (loss), net of taxes of $(876) in 2011 predecessor, $(958) in 2010 and $(2,226) in 2009	—	(1,627)	(1,780)	(4,133)
Amount of loss reclassified from accumulated OCI into income, net of taxes during predecessor periods of $1,463 in 2011, $3,330 in 2010 and $3,901 in 2009	—	2,717	6,185	7,244
Total comprehensive income (loss)	$(120,710)	$193,864	$257,566	$235,635

See accompanying notes to consolidated financial statements.

CENTAUR GUERNSEY L.P. INC. AND SUBSIDIARIES
Consolidated Statements of Equity
(in thousands)

	General Partner’s Capital	Limited Partners’ Capital	Common Stock		Additional Paid-in Capital	Retained Earnings	Accumulated Other Comprehensive Income	Total Equity
			Shares	Par
Predecessor Balances at January 1, 2009	$—	$—	70,524	$71	$765,645	$128,648	$9,006	$903,370
Net earnings	—	—	—	—	—	228,702	—	228,702
Foreign currency translation adjustment, net of taxes of $(148)	—	—	—	—	—	—	3,822	3,822
Net derivative loss, net of taxes of $(2,226)	—	—	—	—	—	—	(4,133)	(4,133)
Reclassification adjustment for derivative losses included in income, net of taxes of $3,901	—	—	—	—	—	—	7,244	7,244
Exercise of stock options and other	—	—	169	—	1,441	—	—	1,441
Shares purchased under ESPP	—	—	281	—	5,938	—	—	5,938
Restricted stock issued, net of forfeitures and shares withheld for minimum tax withholdings	—	—	282	—	(1,419)	—	—	(1,419)
Equity-based compensation expense	—	—		—	32,506	—	—	32,506
Predecessor Balances at December 31, 2009	$—	$—	71,256	$71	$804,111	$357,350	$15,939	$1,177,471
Net earnings	—	—	—	—	—	256,084	—	256,084
Foreign currency translation adjustment, net of taxes of $(118)	—	—	—	—	—	—	(2,923)	(2,923)
Net derivative loss, net of taxes of $(958)	—	—	—	—	—	—	(1,780)	(1,780)
Reclassification adjustment for derivative losses included in income, net of taxes of $3,330	—	—	—	—	—	—	6,185	6,185
Exercise of stock options and other	—	—	433	1	10,461	—	—	10,462
Shares purchased under ESPP	—	—	218	—	6,540	—	—	6,540
Restricted stock issued, net of forfeitures and shares withheld for minimum tax withholdings	—	—	89	—	(1,741)	—	—	(1,741)
Equity-based compensation expense	—	—	—	—	32,781	—	—	32,781
Predecessor Balances at December 31, 2010	$—	$—	71,996	$72	$852,152	$613,434	$17,421	$1,483,079
Net earnings	—	—	—	—	—	190,938	—	190,938
Foreign currency translation adjustment, net of taxes of $(68)	—	—	—	—	—	—	1,836	1,836
Net derivative loss, net of taxes of $(876)	—	—	—	—	—	—	(1,627)	(1,627)
Reclassification adjustment for derivative losses included in income, net of taxes of $1,463	—	—	—	—	—	—	2,717	2,717
Exercise of stock options and other	—	—	1,053	1	43,357	—	—	43,358
Shares purchased under ESPP	—	—	203	—	8,058	—	—	8,058
Restricted stock issued, net of forfeitures and shares withheld for minimum tax withholdings	—	—	(85)	—	(3,855)	—	—	(3,855)
Deferred taxes on stock options	—	—	—	—	31,252	—	—	31,252
Equity-based compensation expense	—	—	—	—	81,354	—	—	81,354
Predecessor Balances at November 3, 2011	$—	$—	73,167	$73	$1,012,318	$804,372	$20,347	$1,837,110
Elimination of pre-merger equity	—	—	(73,167)	(73)	(1,012,318)	(804,372)	(20,347)	(1,837,110)
Capital contributions from limited partners	—	1,714,398	—	—	—	—	—	1,714,398
Assumption of convertible note hedges	—	—	—	—	(314,857)	—	—	(314,857)
Assumption of convertible note warrants	—	—	—	—	280,220	—	—	280,220
Successor equity at November 4, 2011	$—	$1,714,398	—	$—	$(34,637)	$—	$—	$1,679,761
Net loss	—	(114,869)	—	—	—	—	—	(114,869)
Distribution to limited partners	—	(543)	—	—	—	—	—	(543)
Equity-based compensation expense	—	299	—	—	—	—	—	299
Foreign currency translation adjustment, net of taxes of $278	—	—	—	—	—	—	(5,841)	(5,841)
Settlement of convertible note hedges	—	—	—	—	314,857	—	—	314,857
Settlement of convertible note warrants	—	—	—	—	(280,220)	—	—	(280,220)
Successor Balances at December 31, 2011	$—	$1,599,285	—	$—	$—	$—	$(5,841)	$1,593,444

See accompanying notes to consolidated financial statements

CENTAUR GUERNSEY L.P. INC. AND SUBSIDIARIES Consolidated Statements of Cash Flows (in thousands)

	Period from November 4 through December 31, 2011	Period from January 1 through November 3, 2011	Year Ended December 31,
			2010	2009
	Successor	Predecessor	Predecessor	Predecessor
Cash flows from operating activities:
Net earnings (loss)	$(114,869)	$190,938	$256,084	$228,702
Adjustments to reconcile net earnings (loss) to net cash provided (used) by operating activities:
Amortization of debt discount	2,196	19,044	21,296	19,718
Depreciation and other amortization	56,751	117,686	156,465	155,860
Amortization of fair value step-up in inventory	7,756	—	—	—
Provision for bad debt	1,690	9,392	10,602	10,166
Write-off of deferred debt issuance costs	—	3,218	2,301	3,035
Equity-based compensation expense	306	81,354	32,781	32,506
Deferred income tax benefit	(47,200)	(26,839)	(61,216)	(15,123)
Excess tax benefit from equity-based payment arrangements	—	(2,439)	(1,505)	(1,214)
Unrealized loss (gain) on derivative instruments	9,519	(3,114)	3,061	910
Unrealized gain on revaluation of cross currency debt	(25,575)	—	—	—
Change in assets and liabilities:
Decrease (increase) in accounts receivable, net	(9,708)	12,804	2,717	(29,271)
Decrease (increase) in inventories, net	9,563	11,008	(51,266)	(11,953)
Decrease (increase) in prepaid expenses and other	(1,552)	25,953	3,497	(565)
Increase (decrease) in accounts payable	7,065	(17,227)	(3,005)	9,530
Increase (decrease) in accrued expenses and other	26,087	63,928	2,682	(30,196)
Increase (decrease) in tax liabilities, net	124	2,978	(13,731)	16,649
Increase (decrease) in deferred income taxes, net	273	(716)	(8,042)	(1,233)
Net cash provided (used) by operating activities	(77,574)	487,968	352,721	387,521

Cash flows from investing activities:
Additions to property, plant and equipment	(36,008)	(98,556)	(85,883)	(103,289)
Decrease (increase) in inventory to be converted into equipment for short-term rental	5,426	(5,925)	8,531	8,462
Dispositions of property, plant and equipment	732	1,464	2,100	4,976
Business acquired in purchase transaction, net of cash acquired	—	—	—	(173)
Dispositions of assets subject to leveraged lease, net	7,435	—	—	—
Increase in identifiable intangible assets and other non-current assets	(1,217)	(19,640)	(18,680)	(62,894)
Cash used to acquire equity	(5,185,359)	—	—	—
Net cash used by investing activities	(5,208,991)	(122,657)	(93,932)	(152,918)

Cash flows from financing activities:
Capital contributions from limited partners	1,714,398	—	—	—
Distribution to limited partners	(543)	—	—	—
Proceeds from revolving credit facility	—	—	—	105,000
Repayments of long-term debt and capital lease obligations	(1,534,130)	(20,774)	(222,727)	(334,000)
Settlement of convertible debt warrants	(280,220)	—	—	—
Settlement of convertible debt hedges	314,856	—	—	—
Proceeds from exercise of stock options	—	42,973	12,221	1,850
Proceeds from the purchase of stock in ESPP and other	—	8,059	6,540	5,938
Excess tax benefit from equity-based payment arrangements	—	2,439	1,505	1,214
Purchase of immature shares for minimum tax withholdings	—	(3,855)	(1,741)	(1,419)

CENTAUR GUERNSEY L.P. INC. AND SUBSIDIARIES Consolidated Statements of Cash Flows (in thousands)

	Period from November 4 through December 31, 2011	Period from January 1 through November 3, 2011	Year Ended December 31,
			2010	2009
	Successor	Predecessor	Predecessor	Predecessor
KCI acquisition financing:
Proceeds from B1, B2, 2nd lien notes and unsecured notes	4,685,896	—	—	—
Debt issuance costs – 2011 merger financing	(106,076)	(7,879)	—	—
Purchase of interest rate caps	(2,150)	—	—	—
First quarter 2011 refinancing of senior credit facility:
Proceeds from senior credit facility - due 2016	—	146,012	—	—
Payments on senior credit facility - due 2013	—	(123,346)	—	—
Payment of debt issuance costs	—	(14,676)	—	—
Net cash provided (used) by financing activities	4,792,031	28,953	(204,202)	(221,417)
Effect of exchange rate changes on cash and cash equivalents	(1,925)	1,018	(1,141)	2,204
Net increase (decrease) in cash and cash equivalents	(496,459)	395,282	53,446	15,390
Cash and cash equivalents, beginning of period	711,885	316,603	263,157	247,767
Cash and cash equivalents, end of period	$215,426	$711,885	$316,603	$263,157

See accompanying notes to consolidated financial statements

Notes to Consolidated Financial Statements

NOTE 1.     Summary of Significant Accounting Policies

(a)   Basis of Presentation and Principles of Consolidation

On November 4, 2011, Kinetic Concepts, Inc. (“KCI”) completed its merger (the “Merger”) with Chiron Merger Sub, Inc. (“Merger Sub”), a direct subsidiary of Chiron Holdings, Inc. (“Holdings”) and an indirect subsidiary of Centaur Guernsey L.P. Inc. (“Centaur”), pursuant to the terms of the Agreement and Plan of Merger, dated as of July 12, 2011 (the “Merger Agreement”), by and among Holdings, Merger Sub and KCI. As a result of the Merger, KCI, which is now comprised primarily of our Active Healing Solutions ™ (“AHS”) business unit, is a 100% owned subsidiary of Centaur. In connection with this transaction, LifeCell Corporation (“LifeCell”), formerly a 100% owned subsidiary of KCI, was promoted to be a sister corporation of KCI, such that each of KCI and LifeCell are now 100% owned subsidiaries of Centaur. Centaur is a non-operating holding company indirectly controlled by investment funds advised by Apax Partners (“Apax”) and controlled affiliates of Canada Pension Plan Investment Board (“CPPIB) and the Public Sector Pension Investment Board (“PSP Investments” and with Apax and CPPIB, collectively, the “Sponsors”) and certain other co-investors. The consolidated financial statements presented herein include the accounts of Centaur Guernsey L.P. Inc., together with its consolidated subsidiaries. All intercompany balances and transactions have been eliminated in consolidation. Unless otherwise noted in this report, the terms “we,” “us,” “our,” “Company,” or the “Centaur Companies” refers to Centaur Guernsey L.P. Inc. and subsidiaries. The accompanying audited consolidated financial statements have been prepared in accordance with U.S. generally accepted accounting principles (“GAAP” or “the Codification”).

Our consolidated statements of operations and statements of cash flows are presented for two periods: successor and predecessor. The Merger resulted in a new basis of accounting with the application of preliminary purchase accounting adjustments beginning on November 4, 2011 as the Merger occurred at the opening of business on November 4, 2011. The results of operations subsequent to the closing of the Merger reflect the impact of the new basis of accounting. The financial reporting periods presented herein are as follows:

•	The period from November 4 through December 31, 2011 reflects our successor period.

•
The period from January 1 through November 3, 2011 and the years ended December 31, 2009 and 2010 reflects our predecessor periods. The consolidated financial statements for all predecessor periods were prepared using the historical basis of accounting for KCI. As a result of the Merger and the associated preliminary purchase accounting adjustments, the consolidated financial statements of the successor period are not comparable to periods preceding the Merger.

Net earnings (loss) per share information is not presented as such information is not meaningful. During the successor period ended December 31, 2011, Chiron Guernsey Holdings L.P. Inc. owns over 99% of the limited partnership interests of Centaur, while Centaur’s Managing Limited Partner owns less than 1% of the limited partnership interests.  Chiron Guernsey GP Co. Limited owns all of the general partnership interests in Centaur and has no economic interest in Centaur. We do not have any publicly traded common stock or potential common stock.

On August 15, 2012, we announced that we had entered into an asset purchase agreement (the “Agreement”) with Getinge AB (“Getinge”). The transaction closed on November 8, 2012. At the closing of the transaction, Getinge paid KCI $247.1 million in cash, subject to certain adjustments. Under the terms of the Agreement, Getinge purchased certain assets and assumed certain liabilities, including our Therapeutic Support Systems™ ("TSS") product portfolio. In addition, Getinge has offered employment to TSS employees and we have agreed to provide transition services to Getinge after the close of the transaction. As a result of our Agreement with Getinge and in accordance with the Codification, depreciation and amortization of the long-lived assets subject to the Agreement ceased as of August 15, 2012. Additionally, the results of the operations subject to the Agreement, excluding the allocation of general corporate overhead, are presented as discontinued operations in the consolidated statements of operations for all periods presented.

The Centaur Companies have two reportable operating segments which correspond to our two global business units: AHS and LifeCell. The Centaur Companies have three primary geographic regions for which we provide supplemental information: Americas, which is comprised principally of the United States and includes Canada, Puerto Rico and Latin America; EMEA, which is comprised principally of Europe and includes the Middle East and Africa; and APAC, which is comprised of the Asia Pacific region.

(b)   Nature of Operations and Customer Concentration

We are a leading global medical technology company devoted to the discovery, development, manufacture and marketing of innovative, high-technology therapies and products that have been designed to leverage the body’s innate ability to heal, thus improving clinical outcomes while helping to reduce the overall cost of patient care. We have an infrastructure designed to meet the specific needs of medical professionals and patients across all healthcare settings, including acute care hospitals, extended care organizations and patients’ homes, both in the United States and abroad. We design, manufacture, market and service a wide range of proprietary products that can improve clinical outcomes and can help reduce the overall cost of patient care. Our AHS systems incorporate our proprietary V.A.C. Therapy technology, which is clinically-proven to promote wound healing through unique mechanisms of action, and to speed recovery times while reducing the overall cost of treating patients with complex wounds. Our LifeCell products include tissue-based products for use in reconstructive, orthopedic and urogynecologic surgical procedures to repair soft tissue defects. In addition, LifeCell distributes SPY Elite, a real-time operating room based tissue perfusion system. We have an infrastructure designed to meet the specific needs of medical professionals and patients across all healthcare settings, including acute care hospitals, extended care organizations and patients’ homes, both in the United States and abroad.

We have direct operations in the United States, Canada, Western Europe, Australia, New Zealand, Japan, Singapore, Hong Kong and South Africa, and we conduct additional business through distributors in Latin America, the Middle East, Eastern Europe and Asia. We manage our business in two reportable operating segments which correspond to our two global business units: AHS and LifeCell. Our two global operating segments also represent our reporting units as defined by the Codification. We have operations in three primary geographic regions: Americas, which is comprised principally of the United States and includes Canada, Puerto Rico and Latin America; EMEA, which is comprised principally of Europe and includes the Middle East and Africa; and APAC, which is comprised of the Asia Pacific region.

Operations for our Americas geographic region accounted for approximately 80.7%, 79.9%, 80.4% and 80.0% of our total revenue for the period of November 4, 2011 through December 31, 2011 (Successor), the period of January 1, 2011 through November 3, 2011 (Predecessor) and the years ended December 31, 2010 and 2009 (Predecessor), respectively. In the U.S. acute and extended care settings, which accounted for approximately 44.2% and 42.1% of our Americas revenue for the period of November 4, 2011 through December 31, 2011 (Successor) and the period of January 1, 2011 through November 3, 2011 (Predecessor) respectively, we bill our customers directly for the rental and sale of our products. Also in the U.S. acute and extended care settings, we contract with both proprietary hospital groups and voluntary group purchasing organizations (“GPOs”). Proprietary hospital groups own all of the hospitals which they represent and, as a result, can ensure compliance with an executed national agreement. Voluntary GPOs negotiate contracts on behalf of member hospital organizations, but cannot ensure that their members will comply with the terms of an executed national agreement. During the period of November 4, 2011 through December 31, 2011 (Successor), the period of January 1, 2011 through November 3, 2011 (Predecessor) and the years ended December 31, 2010 and 2009 (Predecessor), we recorded approximately $15.8 million, $86.2 million, $111.9 million and $121.3 million, respectively, in AHS revenues under contracts with Novation, LLC, our largest single GPO relationship.

In the U.S. home care setting, where our revenue comes predominantly from our NPWT products, we provide products and services to patients in the home and bill third-party payers directly, such as Medicare and private insurance. During the period of November 4, 2011 through December 31, 2011 (Successor), the period of January 1, 2011 through November 3, 2011 (Predecessor) and the years ended December 31, 2010 and 2009 (Predecessor), we recorded revenue related to Medicare claims of approximately $28.9 million, $140.1 million, $161.9 million and $153.6 million, respectively.

LifeCell develops, processes and markets biological soft tissue repair products made from human or animal tissue. These products are used by surgeons to restore structure, function and physiology in a variety of reconstructive, orthopedic and urogynecologic surgical procedures. LifeCell revenue is generated primarily in the United States in the acute care setting on a direct billing basis. We market our regenerative and reconstructive acellular tissue matrix products for plastic reconstructive, general surgical and burn applications primarily to hospitals for use by general and plastic surgeons. Our primary tissue matrix products, AlloDerm and Strattice, are marketed through our direct sales and marketing organization. Our LifeCell sales representatives are responsible for interacting with plastic surgeons, general surgeons, head and neck surgeons, and trauma/acute care surgeons to educate them on the use and potential benefits of our tissue matrix products. We also participate in numerous national fellowship programs, national and international conferences and trade shows, and sponsor medical education symposiums. Our tissue matrix products for orthopedic and urogynecologic procedures are marketed through independent sales agents and distributors. These products include AlloCraft DBM, for bone grafting procedures; Repliform TRM, for urogynecologic surgical procedures; and GraftJacket and Conexa, for rotator cuff and other orthopedic procedures. In addition, LifeCell distributes the SPY Elite system, which enables intra-operative assessment of tissue perfusion.

In the EMEA and APAC geographic regions, most of our AHS revenue is generated in the acute care setting on a direct billing basis.

(c)   Use of Estimates

The preparation of financial statements in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

(d)   Revenue Recognition

We recognize revenue in accordance with the “Revenue Recognition” Topic of the Financial Accounting Standards Board (“FASB”) Accounting Standards Codification when each of the following four criteria are met:

1)	a contract or sales arrangement exists;

2)	products have been shipped, title has transferred or services have been rendered;

3)	the price of the products or services is fixed or determinable; and

4)	collectibility is reasonably assured.

We recognize rental revenue based on the number of days a product is used by the patient or organization, at the contracted rental rate for contracted customers and generally, retail price for non-contracted customers.  Sales revenue is recognized when products are shipped and title has transferred.  We establish realization reserves against revenue to provide for adjustments including capitation agreements, credit memos, volume discounts, pricing adjustments, utilization adjustments, product returns, cancellations, estimated uncollectible amounts and payer adjustments based on historical experience. In addition, revenue is recognized net of administrative fees paid to GPOs.

(e)   Cash and Cash Equivalents

We consider all highly liquid investments with an original maturity of ninety days or less to be cash equivalents. We maintain cash and cash equivalents with several financial institutions. Deposits held with banks may exceed the amount of insurance provided on such deposits. These deposits bear minimal credit risk as they are maintained at financial institutions of reputable credit and generally may be redeemed upon demand. At December 31, 2011, cash and cash equivalents included $5.6 million of deposits related to our former chief executive officer’s deferred compensation account.

(f)   Accounts Receivable

Americas trade accounts receivable consist of amounts due directly from acute and extended care organizations, third-party payers (“TPP”), both governmental and non-governmental, and patient pay accounts.  Included within the TPP accounts receivable balances are amounts that have been or will be billed to patients once the primary payer portion of the claim has been settled by the TPP.  EMEA and APAC trade accounts receivable consist of amounts due primarily from acute care organizations.

Significant concentrations of accounts receivable include:

	2011	2010
Acute and extended care organizations	60%	56%
Managed care, insurance and other	28%	32%
Medicare/Medicaid	10%	10%
Other	2%	2%

The domestic TPP reimbursement process requires extensive documentation, which has had the effect of slowing both the billing and cash collection cycles relative to the rest of the business, and therefore, could increase total accounts receivable.  Because of the extensive documentation required and the requirement to settle a claim with the primary payer prior to billing the secondary and/or patient portion of the claim, the collection period for a claim in our home care business may, in some cases, extend beyond one year prior to full settlement of the claim.

We utilize a combination of factors in evaluating the collectibility of our accounts receivable. For unbilled receivables, we establish reserves to allow for expected denied or uncollectible items.  In addition, items that remain unbilled for more than a specified period of time, or beyond an established billing window, are reserved against revenue.  For billed receivables, we generally establish reserves using a combination of factors including historic adjustment rates for credit memos and cancelled transactions, historical collection experience, and the length of time receivables have been outstanding.  The reserve rates vary by payer group.  In addition, we record specific reserves for bad debt when we become aware of a customer's inability or refusal to satisfy its debt obligations, such as in the event of a bankruptcy filing.

(g)   Inventories

AHS inventories

Prior to the completion of the Merger on November 4, 2011, inventories were stated at the lower of cost or market (net realizable value), with cost being determined on a first-in, first-out basis. On November 4, 2011, inventories were recorded at fair value with the application of preliminary purchase accounting adjustments, with subsequent additions to inventory recorded at the lower of cost or market (net realizable value), with cost being determined on a first-in, first-out basis. Costs include material, labor and manufacturing overhead costs. Inventory expected to be converted into equipment for short-term rental is reclassified to property, plant and equipment. We review our inventory balances monthly for excess sale products or obsolete inventory levels. Inventory quantities of sale-only products in excess of anticipated demand are considered excess and are reserved at 100%. For rental products, we review both product usage and product life cycle to classify inventory as active, discontinued or obsolete. Obsolescence reserve balances are established on an increasing basis from 0% for active, high-demand products to 100% for obsolete products. The reserve is reviewed and, if necessary, adjustments are made on a monthly basis. We rely on historical information and production planning forecasts to support our reserve and utilize management's business judgment for "high risk" items, such as products that have a fixed shelf life. Once the value of inventory is reduced, we do not adjust the reserve balance until the inventory is sold or otherwise disposed.

LifeCell inventories

Prior to the completion of the Merger on November 4, 2011, inventories were stated at the lower of cost or market (net realizable value), with cost being determined on a first-in, first-out basis. On November 4, 2011, inventories were recorded at fair value with the application of preliminary purchase accounting adjustments, with subsequent additions to inventory recorded at the lower of cost or market (net realizable value), with cost being determined on a first-in, first-out basis. Inventories on hand include the cost of materials, freight, direct labor and manufacturing overhead. We record a provision for excess and obsolete inventory based primarily on inventory quantities on hand, the historical product sales and estimated forecast of future product demand and production requirements. In addition, we record a provision for tissue that will not meet tissue standards based on historic rejection rates.

(h)   Vendor Rebates

We may receive consideration from vendors in the normal course of business in the form of rebates of purchase price paid. Our policy for accounting for these funds is in accordance with the “Revenue Recognition” Topic of the FASB Accounting Standards Codification. Funds are recognized as a reduction of cost of sales and inventory if the funds are a reduction of the price for the vendor’s products.

(i)   Long-Lived Assets

Prior to the completion of the Merger on November 4, 2011, property, plant and equipment was stated at cost. On November 4, 2011, property, plant and equipment was recorded at fair value with the application of preliminary purchase accounting adjustments, with subsequent additions to property, plant and equipment recorded at cost. Betterments, which extend the useful life of the equipment, are capitalized. Debt issuance costs represent fees and other direct costs incurred in connection with our borrowings. These amounts are capitalized and amortized using the effective interest method over the contractual term of the borrowing. Other assets consisted principally of other investments at December 31, 2011 and consisted of other investments and investment in assets subject to leveraged leases at December 31, 2010.

Depreciation on property, plant and equipment is calculated on the straight-line method over the estimated useful lives (20 to 30 years for buildings and between three and seven years for most of our other property and equipment) of the assets. Amortization for leasehold improvements is taken over the shorter of the estimated useful life of the asset or over the remaining lease term. Depreciation expense for the period of November 4, 2011 through December 31, 2011 (Successor), the period of January 1, 2011 through November 3, 2011 (Predecessor) and the years ended December 31, 2010 and 2009 (Predecessor) was $34.7 million, $55.2 million, $74.1 million and $74.3 million, respectively.

(j) Purchase Accounting

Business combinations are accounted for under the acquisition method. The total cost of an acquisition is allocated to the underlying identifiable net assets, based on their respective estimated fair values. The excess of the purchase price over the estimated fair values of the net assets acquired is recorded as goodwill. Determining the fair value of assets acquired and liabilities assumed requires management’s judgment and often involves the use of significant estimates and assumptions, including assumptions with respect to future cash inflows and outflows, discount rates, asset lives and market multiples, among other items.

The Merger has been accounted for as a business combination. The preliminary allocation of the total purchase price to KCI’s and LifeCell’s tangible and identifiable intangible assets was based on their estimated fair values as of the acquisition date. The purchase price allocation is preliminary, pending the final determination of the fair value of certain assumed assets and liabilities. As these issues are identified, modified or resolved, resulting increases or decreases to the preliminary value of assets and liabilities are offset by a change to goodwill, which may be material. Adjustments to these estimates will be included in the final allocation of the purchase price.

(k)   Goodwill and Other Intangible Assets

Goodwill represents the excess purchase price over the fair value of net assets acquired. Goodwill is tested at least annually by reporting unit for impairment, or more frequently when events or changes in circumstances indicate that the asset might be impaired. Examples of such events or circumstances include, but are not limited to, a significant adverse change in legal or business climate, an adverse regulatory action or unanticipated competition.

Impairment is tested by comparing the carrying value of the reporting unit to the reporting unit’s fair value. The carrying value of each reporting unit is determined by taking the reported net assets of the consolidated entity, identifying reporting unit specific assets (including goodwill) and liabilities and allocating shared operational and administrative assets and liabilities to the appropriate reporting unit, which is the same as the segment to which they are assigned. The fair value of each reporting unit is primarily determined using discounted cash flow models using certain assumptions about expected future operating performance and appropriate discount rates determined by our management. When it is determined that the carrying value of goodwill may not be recoverable based upon the existence of one or more of the above indicators of impairment, the measurement of any impairment is determined and the carrying value is reduced as appropriate.

Identifiable intangible assets include developed technology, in process research and development, customer relationships, tradenames and patents. As a result of the Merger, the identifiable intangible assets are presented on a new basis of accounting with the application of preliminary purchase accounting adjustments. We amortize our identifiable definitive lived intangible assets over 2 to 20 years, depending on the estimated economic or contractual life of the individual asset. For indefinite lived intangible assets, impairment is tested by comparing the carrying value of the asset to the fair value of the reporting unit. When it is determined that the carrying value of identifiable intangible assets may not be recoverable based upon the existence of one or more of the above indicators of impairment, the measurement of any impairment is determined and the carrying value is reduced as appropriate.

There have been no impairments of goodwill or identifiable intangible assets during 2011, 2010 or 2009.

(l)   Income Taxes

Deferred income taxes are accounted for using the asset and liability method of accounting for income taxes, whereby deferred tax assets and liabilities are recognized based on the tax effects of temporary differences between the financial statements and the tax bases of assets and liabilities, as measured by current enacted tax rates.  When appropriate, we evaluate the need for a valuation allowance to reduce our deferred tax assets.

A liability is recorded for unrecognized tax benefits resulting from uncertain tax positions taken or expected to be taken in a tax return.  We recognize interest and penalties, if any, related to unrecognized tax benefits in income tax expense.

We have established a valuation allowance to reduce deferred tax assets associated with foreign net operating losses, certain state net operating losses, and certain foreign deferred tax assets to an amount whose realization is more likely than not. We believe that the remaining deferred income tax assets will be realized based on reversals of existing taxable temporary differences and expected repatriation of foreign earnings. Accordingly, we believe that no additional valuation allowances are necessary.

(m)   Royalties

We pay royalties for the right to market many of our medical devices. Royalties are generally based on applicable revenue or the number of units sold and are recognized in the period that the related revenue is earned. Royalties related to rental revenue are included in rental expense. Royalties on sales revenue are included in cost of sales.

(n)   Self-Insurance

We self-insure certain employee benefit and casualty insurance risks. Our group medical plan for U.S. employees is a qualified self-insured plan subject to specific stop loss insurance coverage. Our short-term disability plan for U.S. based employees is self-insured. The Texas Employee Injury Benefit Plan is self-insured subject to a $750,000 per occurrence retention. Our casualty insurance program has a $750,000 deductible for workers’ compensation, auto liability, and general liability. Our products liability program has a $500,000 self-insurance retention. Our group life and accidental death and dismemberment plan and our long-term disability plan are all fully insured. We fully accrue our retained loss liabilities, including claims incurred but not reported. Based on historical trends, we believe our accruals for retained losses are adequate to cover future losses.

(o)   Derivative Financial Instruments and Fair Value Measurements

We use derivative financial instruments to manage the economic impact of fluctuations in interest rates. We do not use financial instruments for speculative or trading purposes. Periodically, we enter into interest rate protection agreements to modify the interest characteristics of our outstanding debt. Prior to the Merger, we designated our interest rate swap agreements as cash flow hedge instruments. Each interest rate swap was designated as a hedge of interest payments associated with specific principal balances and terms of our debt obligations. These agreements involved the exchange of amounts based on variable interest rates for amounts based on fixed interest rates, over the life of the agreement, without an exchange of the notional amount upon which the payments are based. The differential to be paid or received, as interest rates change, was accrued and recognized as an adjustment to interest expense related to the debt. These interest rate swaps were settled prior to the Merger. Subsequent to the Merger, our interest rate derivatives have not been designated as hedging instruments, and as such, we recognize the fair value of these instruments as an asset or liability with income or expense recognized in the current period.

We also use derivative financial instruments to manage the economic impact of fluctuations in currency exchange rates on our intercompany balances and corresponding cash flows and to manage our transactional currency exposures when our foreign subsidiaries enter into transactions denominated in currencies other than their local currency. We enter into foreign currency exchange contracts to manage these economic risks. These contracts are not designated as hedges; as such, we recognize the fair value of these instruments as an asset or liability with income or expense recognized in the current period. Gains and losses resulting from the foreign currency fluctuations impact on transactional exposures are included in foreign currency gain (loss) in our consolidated statements of operations. Although we use master netting agreements with our derivative counterparties, we do not offset derivative asset and liability positions in the consolidated balance sheet.

As required, all derivative instruments are recorded on the balance sheet at fair value. The fair values of our interest rate derivatives and foreign currency exchange contracts are determined based on inputs that are readily available in public markets or can be derived from information available in publicly-quoted markets, which represent level 2 inputs as defined by the Codification. Prior to the Merger, we estimated the effectiveness of our interest rate swap agreements utilizing the hypothetical derivative method. Under this method, the fair value of the actual interest rate swap agreement was compared to the fair value of a hypothetical swap agreement that had the same critical terms as the portion of the loan being hedged. Changes in the effective portion of the fair value of the remaining interest rate swap agreement were recognized in other comprehensive income (loss), net of tax, until the hedged item was recognized into earnings (loss).

(p)   Foreign Currency Translation and Transaction Gains and Losses

The functional currency for the majority of our foreign operations is the applicable local currency. The translation of the applicable foreign currencies into U.S. dollars is performed for balance sheet accounts using the exchange rates in effect at the balance sheet date and for revenue and expense accounts using a weighted average exchange rate during the period. Gains and losses resulting from the foreign currency translations are included in accumulated other comprehensive income. Transaction gains and losses, such as those resulting from the settlement of nonfunctional currency receivables or payables, including intercompany balances, are included in foreign currency gain (loss) in our consolidated statements of operations. Additionally, payable and receivable balances and long-term debt denominated in nonfunctional currencies are marked-to-market at month-end, and the gain or loss is recognized in our consolidated statements of operations.

(q)   Concentration of Credit Risk

We have a concentration of credit risk with financial institutions related to our derivative instruments. As of December 31, 2011, Morgan Stanley, UBS and HSBC were the counterparties on our interest rate protection agreements consisting of interest rate swap and cap agreements in notional amounts totaling $1.048 billion each. We use master netting agreements with our derivative counterparties to reduce our risk and use multiple counterparties to reduce our concentration of credit risk.

We maintain cash and cash equivalents with several financial institutions. Deposits held with banks may exceed the amount of insurance provided on such deposits. These deposits bear minimal credit risk as they are maintained at financial institutions of reputable credit and generally may be redeemed upon demand.

(r)   Equity-based Compensation

We account for equity-based payments to employees in accordance with ASC 718, Compensation—Stock Compensation (“ASC 718”), which requires that equity-based payments (to the extent they are compensatory) be recognized in our consolidated statements of operations based on their fair values.

As required by ASC 718, we recognize equity-based compensation expense for equity-based payment awards that are expected to vest, including stock options, restricted stock awards and restricted stock units based on estimated fair values on the date of grant. For awards classified as liability awards, the fair value of these awards is reviewed on a regular basis and the expense associated with these awards is adjusted accordingly as the fair value changes. In determining whether an award is expected to vest, we use an estimated, forward-looking forfeiture rate based upon our historical forfeiture rates. To the extent our actual forfeitures are different than our estimates, we record a true-up for the differences in the period that the awards vest, and such true-ups could materially affect our operating results. We also consider whether there have been any significant changes in facts and circumstances that would affect our expected forfeiture rate.

We are also required to determine the fair value of equity-based awards at the grant date. Prior to the Merger, for option awards that are subject to service conditions and/or performance conditions, we estimated the fair values of employee stock awards using a Black-Scholes-Merton valuation model. Subsequent to the Merger, we estimate the fair values of employee incentive equity awards using a Black-Scholes-Merton valuation model. A discount for lack of marketability was applied to the per unit fair value to reflect increased risk arising from the inability to readily sell the Profits Interest Units and Appreciation Rights. These determinations require judgment, including estimating expected volatility. If actual results differ significantly from these estimates, equity-based compensation expense and our results of operations could be impacted.

(s)   Collaborative Arrangements

In September 2010, LifeCell entered into an exclusive sales and marketing agreement with Novadaq® Technologies, Inc. (“Novadaq”) for the distribution of Novadaq's SPY® Intraoperative Perfusion Assessment System in Americas surgical markets. LifeCell will provide market development and commercialization activities, including professional education, clinical support, reimbursement and sales distribution. Novadaq will continue to be responsible for manufacturing, field service and research and development. We recognize revenue for transactions under this agreement in accordance with the “Collaborative Arrangements” topic of the Codification. Transactions under this agreement were $0.3 million and $1.2 million, respectively, for the period of November 4, 2011 through December 31, 2011 (Successor) and the period of January 1, 2011 through November 3, 2011 (Predecessor). Transactions under this agreement were not material for the year ended December 31, 2010.

(t)   Research and Development

The focus of our research and development program has been to invest in clinical studies and the development of new advanced wound healing systems, products and dressings. This includes the development of new and synergistic technologies across the continuum of wound care including tissue regeneration, preservation and repair, new applications of negative pressure technology, and the leveraging of our core understanding of biological tissues in order to develop biosurgery products in our LifeCell business. The types of costs classified as research and development expense include salaries of technical staff, consultant costs, facilities and utilities costs related to offices occupied by technical staff, depreciation on equipment and facilities used by technical staff, supplies and materials for research and development and outside services such as prototype development and testing and third-party research and development costs. Expenditures for research and development, including expenses related to clinical studies, are expensed as incurred.

(u)   Shipping and Handling

We include shipping and handling costs in rental expense and cost of sales, as appropriate. Shipping and handling costs on sales products recovered from customers of $0.9 million, $4.0 million, $4.1 million and $4.3 million for the period of November 4, 2011 through December 31, 2011 (Successor), the period of January 1, 2011 through November 3, 2011 (Predecessor) and the years ended December 31, 2010 and 2009 (Predecessor), respectively, are included in sales revenue for these periods.

(v)   Taxes Collected from Customers and Remitted to Governmental Units

Taxes assessed by a government authority that are directly imposed on a revenue producing transaction between us and our customers, including but not limited to sales taxes, use taxes and value added taxes, are accounted for on a net (excluded from revenues and costs) basis.

(w)   Advertising Expenses

Advertising costs are expensed as incurred. Advertising expenses were $2.3 million, $9.8 million, $12.9 million and $13.3 million for the period of November 4, 2011 through December 31, 2011 (Successor), the period of January 1, 2011 through November 3, 2011 (Predecessor) and the years ended December 31, 2010 and 2009 (Predecessor), respectively.

(x)   Seasonality

Historically, we have experienced a seasonal slowing of AHS unit growth beginning in the fourth quarter and continuing into the first quarter, which we believe has been caused by year-end clinical treatment patterns, such as the postponement of elective surgeries and increased discharges of individuals from the acute care setting around the winter holidays. LifeCell has also historically experienced a similar seasonal slowing of sales in the third quarter of each year.

(y)   Legal Proceedings and Other Loss Contingencies

We are subject to various legal proceedings, many involving routine litigation incidental to our business. The outcome of any legal proceeding is not within our complete control, is often difficult to predict and is resolved over very long periods of time. Estimating probable losses associated with any legal proceedings or other loss contingencies is very complex and requires the analysis of many factors including assumptions about potential actions by third parties. Loss contingencies are disclosed when there is at least a reasonable possibility that a loss has been incurred and are recorded as liabilities in the consolidated financial statements when it is both (1) probable or known that a liability has been incurred and (2) the amount of the loss is reasonably estimable. If the reasonable estimate of the loss is a range and no amount within the range is a better estimate, the minimum amount of the range is recorded as a liability. If a loss contingency is not probable or cannot be reasonably estimated, a liability is not recorded in the consolidated financial statements.

(z)   Concentrations in Available Sources of Materials

For both of our business units, we obtain some of our finished products and components from a limited group of suppliers, and we purchase certain supplies from single sources for reasons of quality assurance, cost-effectiveness, availability, or constraints resulting from regulatory requirements.

Our manufacturing processes for AHS products involve producing final assemblies in accordance with a master production plan. Assembly of our products is accomplished using metal parts, plastics, electronics and other materials and component parts that are primarily purchased from outside suppliers. Component parts and materials are obtained from industrial distributors, original equipment manufacturers and contract manufacturers. The majority of parts and materials are readily available in the open market (steel, aluminum, plastics, fabric, etc.) for which price volatility is reasonably low. Our manufacturing processes and quality systems are intended to comply with appropriate FDA and International Organization for Standardization (“ISO”) requirements.

Our Ireland plant manufactures certain disposable supplies, on a high-volume automation line, which have historically been supplied by Avail Medical Products, Inc., a subsidiary of Flextronics International Ltd. We plan to continue leveraging our existing infrastructure and manufacturing capabilities within our Athlone plant and expand internal production in the future. Under our agreement, we have title to the raw materials used to manufacture our disposable supplies and retain title of all disposables inventory throughout the manufacturing process. The terms of this agreement provide that key indicators be provided to us that would alert us to any inability of Avail to perform under the agreement.

Our LifeCell business is dependent on the availability of sufficient quantities of raw materials, including donated human cadaveric tissue, porcine tissue and other materials required for tissue processing.  We currently receive human tissue from multiple U.S. tissue banks and organ procurement organizations.

Our xenograft tissue matrix products are made from porcine skin tissue. We have two qualified porcine tissue suppliers. Our primary porcine tissue source is supplied by three separate breeding herd farms that are isolated for biosecurity.  We also have qualified second sources for all of our specialized solutions that are essential to the processing of our xenograft tissue matrix products.

While we work closely with suppliers to assure continuity of supply and maintain high quality and reliability, manufacturing disruptions experienced by our suppliers could jeopardize our supply of finished products and components. Additionally, a change in suppliers could require significant effort or investment in circumstances where the items supplied are integral to product performance or incorporate unique technology. Any casualty, natural disaster or other significant disruption of any of our sole-source suppliers’ operations, or any unexpected loss of any existing exclusive supply contract could have a material adverse effect on our business.

NOTE 2.    Business Combination

On November 4, 2011, KCI completed the Merger with Merger Sub, a direct subsidiary of Holdings and an indirect subsidiary of Centaur, pursuant to the terms of the Merger Agreement, by and among Holdings, Merger Sub and KCI.

The acquisition of all the outstanding capital stock of KCI was completed for an aggregate purchase price of approximately $5.2 billion or $4.5 billion excluding our cash as of November 3, 2011. The purchase price consisted of $5.0 billion of cash paid to acquire the outstanding common stock of KCI, at a price of $68.50 per share, and $208.5 million of cash paid to settle outstanding stock options, restricted stock awards and restricted stock units.

The purchase price was arrived at through negotiations between KCI and the Sponsors and was based on a number of factors, including but not limited to the market price of KCI’s common stock, the ability to expand KCI’s reach into the global marketplace, and the prospects of the research and development capabilities of KCI.

The Merger has been accounted for as a business combination using the acquisition method. The preliminary allocation of the total purchase price to KCI’s and LifeCell’s tangible and identifiable intangible assets was based on their estimated fair values as of the acquisition date. The purchase price allocation is preliminary, pending the final determination of the fair value of certain assumed assets and liabilities. As these issues are identified, modified or resolved, resulting increases or decreases to the preliminary value of assets and liabilities are offset by a change to goodwill, which may be material. Adjustments to these estimates will be included in the final allocation of the purchase price. The excess of the purchase price over the identifiable intangible and net tangible assets, in the amount of $3.5 billion, was allocated to goodwill, which is not deductible for tax purposes.

The following tables represent the calculation of the total purchase price and the preliminary allocation of the purchase price (dollars in thousands):

December 31, 2011
Cash used to acquire equity	$5,185,359
Cash and cash equivalents	(711,885)
Total purchase price	$4,473,474

Goodwill	$3,497,532
Identifiable intangible assets	2,890,570
Tangible assets acquired and liabilities assumed:
Accounts receivable	403,677
Inventories	195,779
Other current assets	43,919
Property, plant and equipment	554,065
Other non-current assets	15,177
Current liabilities	(328,000)
Long-term debt and other non-current liabilities	(1,502,318)
Noncurrent tax liabilities	(38,252)
Net deferred tax liability	(1,258,675)
Total purchase price	$4,473,474

The net deferred tax liability relates primarily to the tax impact of future amortization associated with the intangible assets acquired, which are not deductible for tax purposes.  In addition, as a result of the Merger, the company's permanent reinvestment assertion was changed as the Company intends to repatriate its accumulated foreign earnings through the date of the Merger and on a going forward basis.  Therefore, a deferred tax liability of $167.5 million was recorded related to the amount of unrepatriated foreign earnings through the date of the Merger, net of anticipated foreign tax credits that will result when the earnings are remitted to the U.S.

We estimated the fair value of acquired identifiable intangible assets using the income approach. Acquired identifiable intangible assets will be amortized on a straight-line basis over their estimated useful lives, which we believe is the most appropriate amortization method. The amortization of identifiable product-related intangible assets is included in “Acquired intangible asset amortization” expense and, as a result, is excluded from cost of sales and the determination of product margins.

The following table reflects the unaudited pro forma condensed consolidated results of operations, as though the Merger had occurred as of the beginning of the periods being presented (dollars in thousands):

	Period from January 1 through November 3, 2011	Year Ended December 31, 2010
	(unaudited)	(unaudited)
Pro forma revenue	$1,503,412	$1,743,440
Pro forma net loss	$(60,822)	$(280,479)

Pro forma condensed consolidated results of operations for the period from January 1 through November 3, 2011 were adjusted to exclude nonrecurring charges of $49.2 million related to transaction costs and $55.0 million related to the acceleration of equity-based compensation expense. Pro forma condensed consolidated results of operations for the year ended December 31, 2010 were adjusted to include these nonrecurring charges. The pro forma condensed consolidated results of operations for the year ended December 31, 2010 were also adjusted to include nonrecurring charges of $96.4 million related to transaction costs incurred during the period from November 4 through December 31, 2011. Additionally, the pro forma condensed consolidated results of operations for the year ended December 31, 2010 were adjusted to include $33.9 million of additional nonrecurring cost of sales associated with the preliminary purchase accounting adjustments related to the step up in value of inventory.

The unaudited pro forma condensed consolidated results of operations presented above are for illustrative purposes only and are not necessarily indicative of what actually would have occurred had the acquisition been in effect for the periods presented, nor are they indicative of future operating results. Pro forma net loss per share information is not presented as such information is not meaningful. Had the Merger occurred at the beginning of the periods presented, no common stock or potential common stock would have been outstanding during those periods.

The following sets forth the sources and uses of funds in connection with the Merger (dollars in thousands):

Amount
Source of funds:
Borrowings under the senior secured credit facility	$2,300,000
Proceeds from the issuance of partners’ equity	1,714,398
Gross proceeds from the sale of the second lien senior secured notes	1,750,000
Gross proceeds from the sale of the senior unsecured notes	750,000
Cash on hand	546,915
Total	$7,061,313

Use of funds:
Purchase of KCI common stock and net settlement of options	$5,185,359
Repayment of debt under the previous senior credit facility	529,375
Settlement of convertible debt and related note hedge and warrants	969,189
Payment of debt issuance costs, discount and transaction costs (1)	377,390
Total	$7,061,313
_____________________
(1) Debt issuance costs have been deferred and will be amortized over the life of the debt instruments. Transaction costs are reported as a component of selling, general and administrative expenses in the consolidated statements of operations.

NOTE 3.     Supplemental Balance Sheet Data

(a)   Accounts Receivable, net

Accounts receivable consist of the following (dollars in thousands):

	December 31, 2011	December 31, 2010
	Successor	Predecessor
Gross trade accounts receivable:
Billed trade accounts receivable (1)	$371,832	$444,814
Unbilled receivables (1)	43,597	54,068
Less: Allowance for revenue adjustments (1)	(17,674)	(87,035)
Gross trade accounts receivable (2)	397,755	411,847
Less: Allowance for bad debt (2)	(3,477)	(9,970)
Net trade accounts receivable	394,278	401,877
Other receivables	7,680	12,206
	$401,958	$414,083
_____________________
(1) The lower amounts for billed trade accounts receivable, unbilled receivables and allowance for revenue adjustments at December 31, 2011 are due primarily to Merger-related fair value adjustments recorded upon the close of the Merger.
(2) Total trade accounts receivable and the related allowance for revenue adjustments and allowance for bad debt was $469.0 million, $70.5 million and $10.6 million, respectively, on November 3, 2011 immediately prior to the closing of the Merger.

(b)   Inventories, net

Inventories consist of the following (dollars in thousands):

	December 31, 2011	December 31, 2010
	Successor	Predecessor
Finished goods and tissue available for distribution	$99,028	$92,769
Goods and tissue in-process	14,005	9,507
Raw materials, supplies, parts and unprocessed tissue	77,691	96,197
	190,724	198,473
Less: Amounts expected to be converted into equipment for short-term rental	(10,507)	(10,008)
Reserve for excess and obsolete inventory (1)	(1,974)	(15,913)
	$178,243	$172,552
(1) The lower reserve for excess and obsolete inventory at December 31, 2011 is due primarily to Merger-related fair value adjustments recorded upon the close of the Merger.

(c)   Net property, plant and equipment

Net property, plant and equipment consists of the following (dollars in thousands):

	December 31, 2011	December 31, 2010
	Successor	Predecessor
Land	$7,336	$741
Buildings	28,971	17,810
Equipment for short-term rental	262,641	342,428
Machinery, equipment and furniture	206,573	371,736
Leasehold improvements	67,256	81,868
Inventory to be converted to equipment	10,507	10,008
	583,284	824,591
Less accumulated depreciation	(37,937)	(553,528)
	$545,347	$271,063

(d)   Accrued expenses and other

Accrued expenses and other consist of the following (dollars in thousands):

	December 31, 2011	December 31, 2010
	Successor	Predecessor
Payroll, benefits, commissions, bonuses and related taxes	$79,721	$83,238
Royalty accrual	63,800	50,688
Interest accruals	43,585	4,784
Restructuring charges	20,870	1,715
Sales and other taxes	19,977	12,664
Deferred compensation	5,639	—
Insurance accruals	6,288	7,249
Derivative liability	581	5,102
Other accrued expenses	71,156	60,084
	$311,617	$225,524

NOTE 4.     Accounting for Goodwill and Other Non-current Assets

(a)   Goodwill

Based on the preliminary purchase price allocation, the components of goodwill by reporting unit are listed below (dollars in thousands):

	December 31, 2011	December 31, 2010
	Successor	Predecessor
AHS	$2,214,556	$167,639
LifeCell	1,240,100	1,118,206
Goodwill related to the divestiture	42,876	43,036
	$3,497,532	$1,328,881

(b)   Identifiable intangible assets

Identifiable intangible assets include the following (dollars in thousands):

	December 31, 2011		December 31, 2010
	Successor		Predecessor
	Gross Carrying Amount	Accumulated Amortization	Gross Carrying Amount	Accumulated Amortization
Definite-lived intangible assets:
Customer relationships and non-compete agreements	$852,400	$(7,118)	$185,782	$(36,489)
Developed technology	654,717	(9,524)	238,391	(44,180)
Tradenames and patents	15,141	(380)	151,482	(41,184)
Total definite-lived intangible assets	1,522,258	(17,022)	575,655	(121,853)
Indefinite-lived intangible assets:
Tradenames	1,350,000	—	—	—
In-process research and development	20,500	—	—	—
Total indefinite-lived intangible assets	1,370,500	—	—	—
	$2,892,758	$(17,022)	$575,655	$(121,853)

The identifiable intangible assets as of December 31, 2011 include $2.9 billion of intangible assets acquired in the Merger and $2.2 million of patents acquired during the period from November 4 through December 31, 2011. Total definite-lived intangible assets are amortized over a weighted-average period of 16 years of which 20 years relate to customer relationships and non-compete agreements, 12 years relate to developed technology and 9 years relate to tradenames and patents.

Amortization expense, related to definite‑lived intangibles, was approximately $17.0 million, $44.3 million, $52.6 million and $44.8 million for the period of November 4, 2011 through December 31, 2011 (Successor), the period of January 1, 2011 through November 3, 2011 (Predecessor) and the years ended December 31, 2010 and 2009 (Predecessor), respectively. We recorded approximately $16.7 million of amortization expense associated with acquired identifiable intangible assets related to the Merger during the period of November 4, 2011 through December 31, 2011 (Successor). We recorded approximately $29.5 million, $37.4 million and $40.6 million, of amortization expense associated with acquired identifiable intangible assets related to our LifeCell acquisition during the period of January 1, 2011 through November 3, 2011 (Predecessor) and the years ended December 31, 2010 and 2009 (Predecessor), respectively.

The following table presents the estimated amortization expense, in total, to be incurred over the next five years for all definite-lived intangible assets as of December 31, 2011 (dollars in thousands):

Year ending December 31,	Estimated Amortization Expense
2012	$108,400
2013	$108,236
2014	$101,150
2015	$101,150
2016	$101,150

(c)   Debt issuance costs

As of December 31, 2011, unamortized debt issuance costs related to our current senior secured credit facility and our fixed rate long-term debt, including the 10.5% Second Lien Notes and the 12.5% Unsecured Notes were $111.4 million, collectively. Amortization of debt issuance costs recorded for the period of November 4, 2011 through December 31, 2011 (Successor), the period of January 1, 2011 through November 3, 2011 (Predecessor) and the years ended December 31, 2010 and 2009 (Predecessor) were $2.6 million, $5.7 million, $12.6 million and $15.1 million, respectively. The amortization expense for the period of January 1, 2011 through November 3, 2011 (Predecessor) and the years ended December 31, 2010 and 2009 (Predecessor) includes approximately $3.2 million, $2.3 million and $3.0 million, respectively, of debt issuance costs written off in connection with the refinancing of our previous senior credit facility during January 2011 and our redemptions of our subordinated notes and prepayments on other long-term debt obligations during 2010 and 2009. There were no write-offs of debt issuance costs during the period of November 4, 2011 through December 31, 2011 (Successor). The remaining costs for the senior secured credit facility and fixed rate long-term debt are amortized on a straight-line basis or using the effective interest method, as appropriate, over the respective term of debt to which they specifically relate.

NOTE 5.     Long-Term Debt

Long-term debt consists of the following (dollars in thousands):

	December 31, 2011	December 31, 2010
	Successor	Predecessor
Senior Credit Facility – due 2013 (1)	$—	$527,333
Senior Revolving Credit Facility – due 2013 (1)	—	—
Senior Term B-2 Credit Facility – due 2016	325,000	—
Less: Senior Term B-2 Credit Facility Discount, net of accretion	(9,487)	—
Senior Dollar Term B-1 Credit Facility – due 2018	1,630,000	—
Less: Senior Dollar Term B-1 Credit Facility Discount, net of accretion	(55,942)	—
Senior Euro Term B-1 Credit Facility – due 2018	324,000	—
Less: Euro Term B-1 Credit Facility Discount, net of accretion	(15,430)	—
Senior Revolving Credit Facility – due 2016	—	—
3.25% Convertible Senior Notes due 2015	701	690,000
Less: Convertible Notes Discount, net of accretion	—	(112,543)
10.5% Second Lien Senior Secured Notes due 2018	1,750,000	—
Less: Second Lien Senior Secured Notes Discount, net of accretion	(31,063)	—
12.5% Senior Unsecured Notes due 2019	750,000	—
Less: Senior Unsecured Notes Discount, net of accretion	(4,560)	—
	4,663,219	1,104,790
Less: Current installments	(23,491)	(169,500)
	$4,639,728	$935,290
(1)All outstanding amounts were repaid in connection with the Merger completed on November 4, 2011.

Senior Secured Credit Facilities

In connection with the Merger, during November 2011, we entered into a senior secured credit facility consisting of (i) a $1.63 billion term B-1 facility (the “Dollar Term B-1 Facility”), (ii) a €250 million term B-1 facility (the “Euro Term B-1 Facility”), (iii) a $325 million term B-2 facility (the “Term B-2 Facility”), and (iv) a $200 million revolving credit facility (the “Revolving Credit Facility”). Up to $75 million of the Revolving Credit Facility is available for letters of credit and up to $25 million of the Revolving Credit Facility is available for swing-line loans. Amounts available under the Revolving Credit Facility are available for borrowing and reborrowing until maturity. At December 31, 2011, no revolving credit loans were outstanding and we had outstanding letters of credit in the aggregate amount of $17.9 million. The resulting availability under the Revolving Credit Facility was $182.1 million at December 31, 2011. Commitment fees accrue at a rate of 0.50% on the amounts available under the Revolving Credit Facility.

Interest. Amounts outstanding under the Dollar Term B-1 Facility, the Term B-2 facility, and the Revolving Credit Facility (other than swing-line loans and unreimbursed drawings on letters of credit) bear interest, at our option, at a rate equal to either the base rate (defined as the highest of (i) Bank of America’s prime rate, (ii) the federal funds effective rate plus 0.50%, (iii) the eurocurrency rate (defined as the LIBOR rate, adjusted for statutory reserve requirements and subject to a floor of 1.25% in the case of loans under any of the term facilities) applicable for an interest period of one month plus 1.00%, and, (iv) for amounts outstanding under the term facilities only, 2.25%) or the eurocurrency rate, in each case plus an applicable margin. Amounts outstanding under the Euro Term B-1 Facility bear interest at the eurocurrency rate, and swing-line loans and unreimbursed drawings on letters of credit bear interest at the base rate. The applicable margin (i) under the Dollar Term B-1 Facility, the Euro Term B-1 Facility and the Revolving Credit Facility is 4.75% in the case of loans based on the base rate and 5.75% in the case of loans based on the eurocurrency rate and (ii) under the Term B-2 Facility is 4.25% in the case of loans based on the base rate and 5.25% in the case of loans based on the eurocurrency rate. After the first fiscal quarter of 2012, the applicable margin under the Revolving Credit Facility will adjust and thereafter vary in reference to our first lien senior secured leverage ratio from 4.25% to 4.75% in the case of loans based on the base rate and from 5.25% to 5.75% in the case of loans based on the eurocurrency rate. As of December 31, 2011, our weighted average nominal interest rate on borrowings under the senior secured credit facility was 6.94%.

We may elect interest periods of one, two, three, or six months for the eurocurrency borrowings. Interest on base rate borrowings is payable quarterly in arrears. Interest on eurocurrency borrowings is payable at the end of each applicable interest period or every three months in the case of interest periods in excess of three months. Interest on all past due amounts will accrue at 2.00% over the applicable rate.

Collateral. The senior secured credit facility is secured by a first priority lien and security interest in (a) substantially all equity interests of each of our 100% owned U.S. and first-tier material foreign subsidiaries (limited in the case of certain subsidiaries to 65% of the voting equity interests of such subsidiary) and (b) subject to certain exceptions, substantially all of our (in this instance referring only to us and our subsidiaries that are or will be co-borrowers or guarantors under the senior secured credit facility) present and future real property (with a value in excess of $20 million individually) and present and future tangible and intangible assets. The liens securing the senior secured credit facility are subject to permitted liens.

Guarantors. Our obligations under the senior secured credit facility are guaranteed by us and each of our material 100% owned subsidiaries, other than the subsidiaries that are co-borrowers under the senior secured credit facility, foreign subsidiaries and subsidiaries whose only assets are investments in foreign subsidiaries.

Maturity. The Revolving Credit Facility and the Term B-2 Facility mature on November 4, 2016, and the Dollar Term B-1 Facility and the Euro Term B-1 Facility mature on May 4, 2018. The principal amount of each of the Dollar Term B-1 Facility, the Euro Term B-1 Facility and the Term B-2 Facility amortizes in quarterly installments equal to 1.0% of the original principal amount of each such facility per annum until the respective final maturity date.

Voluntary Prepayments. We may prepay, in full or in part, borrowings under the Revolving Credit Facility without premium or penalty, subject to minimum prepayment amount and increment limitations. We may prepay, in full or in part, borrowings under the Term B-2 Facility subject to a soft call prepayment penalty in an amount equal to 1% of such prepayment if prepaid during the first year following the closing date, subject further to minimum prepayment amount and increment limitations. We may prepay, in full or in part, borrowings under the Dollar Term B-1 Facility and the Euro Term B-1 Facility subject to a make-whole premium if prepaid during the first year following the closing date and a soft call prepayment penalty in an amount equal to 1% of such prepayment if prepaid during the second year following the closing date, subject further to minimum prepayment amount and increment limitations.

Mandatory Prepayments. Subject to certain exceptions, we must make periodic prepayments of the Dollar Term B-1 Facility, the Euro Term B-1 Facility and the Term B-2 Facility equal to: (i) 100% of the net cash proceeds of certain dispositions of property, (ii) 100% of the net cash proceeds of the issuance or incurrence of certain indebtedness, and (iii) 50% (with step-downs to 25% and 0% based upon achievement of specified total leverage ratios) of annual excess cash flow.

Representations. The senior secured credit facility contains representations generally customary for similar facilities and transactions.

Covenants. The senior secured credit facility contains affirmative and negative covenants customary for similar facilities and transactions, including limitations or restrictions on our ability to:

•	incur additional indebtedness (including guarantee obligations);

•	incur liens;

•	engage in certain fundamental changes, including changes in the nature of our business;

•	sell assets;

•	pay dividends and make other payments in respect of capital stock;

•	make acquisitions, investments, loans and advances;

•	pay and modify the terms of certain indebtedness;

•	engage in certain transactions with affiliates; and

•	enter into negative pledge clauses and clauses restricting subsidiary distributions.

The senior secured credit facility contains financial covenants requiring us to meet certain leverage and interest coverage ratios, subject to certain equity cure rights. Beginning March 31, 2012, it will be an event of default if we permit any of the following:

•
as of the last day of any fiscal quarter, our leverage ratio of debt to EBITDA, as defined in the senior secured credit agreement, to be greater than a maximum leverage ratio, initially set at 8.50 to 1.00 and stepped down periodically; and

•
as of the last day of any fiscal quarter, our ratio of EBITDA to interest expense, as defined in the senior secured credit agreement, to be less than a minimum interest coverage ratio, initially set at 1.10 to 1.00 and stepped up periodically.

As of December 31, 2011, we were in compliance with the covenants under the senior credit facility.

Events of Default. The senior secured credit facility contains events of default including, but not limited to, failure to pay principal or interest, breaches of representations and warranties, violations of affirmative or negative covenants, cross-defaults to other indebtedness, a bankruptcy or similar proceeding being instituted by or against us, rendering of certain monetary judgments against us, impairments of loan documentation or security, changes of control, and defaults with respect to certain ERISA obligations.

10.5% Second Lien Senior Secured Notes

In November 2011, we issued $1.75 billion aggregate principal amount of second lien notes due 2018.

Interest. Interest on the second lien notes accrues at the rate of 10.5% per annum and is payable semi-annually in cash on each May 1 and November 1, beginning on May 1, 2012, to the persons who are registered holders at the close of business on April 15 and October 15 immediately preceding the applicable interest payment date. Interest on the second lien notes accrues from and includes the most recent date to which interest has been paid or, if no interest has been paid, from and including the date of issuance. Interest is computed on the basis of a 360-day year consisting of twelve 30-day months.

Collateral. The second lien notes are secured by a second priority lien and security interest in (a) substantially all equity interests of each of our 100% owned U.S. and first-tier material foreign subsidiaries (limited in the case of certain subsidiaries to 65% of the voting equity interests of such subsidiary) and (b) subject to certain exceptions, substantially all of our (in this instance referring only to us and our subsidiaries that are or will be co-issuers or guarantors of the second lien notes) present and future real property (with a value in excess of $20 million individually) and present and future tangible and intangible assets. The liens securing the second lien notes are subject to permitted liens.

Guarantors. Our obligations under the second lien notes are guaranteed by us and each of our material 100% owned subsidiaries, other than the subsidiaries that are co-issuers of the second lien notes, foreign subsidiaries and subsidiaries whose only assets are investments in foreign subsidiaries.

Maturity. The second lien notes will mature on November 1, 2018.

Covenants. The indenture governing the second lien notes contains affirmative and negative covenants customary for similar transactions, including limitations or restrictions on our ability to:

•	incur additional indebtedness and guarantee indebtedness;

•	pay dividends or make other distributions in respect of, or repurchase or redeem, capital stock;

•	prepay, redeem or repurchase certain debt;

•	make loans and investments;

•	sell or otherwise dispose of assets;

•	incur liens;

•	enter into transactions with affiliates;

•	enter into agreements restricting our subsidiaries’ ability to pay dividends; and

•	consolidate, merge or sell all or substantially all of our assets.

As of December 31, 2011, we were in compliance with all covenants under the second lien notes indenture.

Optional Redemption. At any time prior to November 1, 2014, we may redeem up to 35% of the aggregate principal amount of the second lien notes with the net cash proceeds of certain equity offerings, at a redemption price equal to 110.500% of the aggregate principal amount of the second lien notes being redeemed plus accrued and unpaid interest.

At any time prior to November 1, 2015, we may redeem all or part of the second lien notes at a redemption price equal to 100% of the aggregate principal amount of the second lien notes to be redeemed, plus a make-whole premium and accrued and unpaid interest.

At any time on or after November 1, 2015, we may redeem the second lien notes, in whole or in part, at the following redemption prices (expressed as percentages of the principal amount) if redeemed during the twelve‑month period commencing on November 1 of the year set forth below, plus, in each case, accrued and unpaid interest thereon, if any, to the date of redemption:

Year	Price
2015	105.250%
2016	102.625%
2017 and thereafter	100.000%

Change of Control. If we experience certain kinds of changes of control, we will be required to offer to purchase the second lien notes at a redemption price equal to 101% of the principal amount thereof, plus accrued and unpaid interest.

Events of Default. The indenture governing the second lien notes contains events of default including, but not limited to, failure to pay principal or interest, violations of affirmative or negative covenants, cross-defaults to other indebtedness, a bankruptcy or similar proceeding being instituted by or against us, rendering of certain monetary judgments against us, and impairments of loan documentation or security.

12.5% Senior Unsecured Notes

In November 2011, we issued $750 million aggregate principal amount of senior unsecured notes due 2019.

Interest. Interest on the senior unsecured notes accrues at the rate of 12.5% per annum and is payable semi-annually in cash on each May 1 and November 1, beginning on May 1, 2012, to the persons who are registered holders at the close of business on April 15 and October 15 immediately preceding the applicable interest payment date. Interest on the senior unsecured notes accrues from and includes the most recent date to which interest has been paid or, if no interest has been paid, from and including the date of issuance. Interest is computed on the basis of a 360-day year consisting of twelve 30-day months.

Collateral. The senior unsecured notes are senior unsecured obligations.

Guarantors. Our obligations under the senior unsecured notes are guaranteed by us and each of our material 100% owned subsidiaries, other than the subsidiaries that are co-issuers of the senior unsecured notes, foreign subsidiaries and subsidiaries whose only assets are investments in foreign subsidiaries.

Maturity. The senior unsecured notes will mature on November 1, 2019.

Covenants. The indenture governing the senior unsecured notes contains affirmative and negative covenants customary for similar transactions, including limitations or restrictions on our ability to:

•	incur additional indebtedness and guarantee indebtedness;

•	pay dividends or make other distributions in respect of, or repurchase or redeem, capital stock;

•	prepay, redeem or repurchase certain debt;

•	make loans and investments;

•	sell or otherwise dispose of assets;

•	incur liens;

•	enter into transactions with affiliates;

•	enter into agreements restricting our subsidiaries’ ability to pay dividends; and

•	consolidate, merge or sell all or substantially all of our assets.

As of December 31, 2011, we were in compliance with all covenants under the senior unsecured notes indenture.

Optional Redemption. At any time prior to November 1, 2014, we may redeem up to 35% of the aggregate principal amount of the senior unsecured notes with the net cash proceeds of certain equity offerings, at a redemption price equal to 112.500% of the aggregate principal amount of the senior unsecured notes being redeemed plus accrued and unpaid interest.

At any time prior to November 1, 2015, we may redeem all or part of the senior unsecured notes at a redemption price equal to 100% of the aggregate principal amount of the senior unsecured notes to be redeemed, plus a make-whole premium and accrued and unpaid interest.

At any time on or after November 1, 2015, we may redeem the senior unsecured notes, in whole or in part, at the following redemption prices (expressed as percentages of the principal amount) if redeemed during the twelve‑month period commencing on November 1 of the year set forth below, plus, in each case, accrued and unpaid interest thereon, if any, to the date of redemption:

Year	Price
2015	106.250%
2016	103.125%
2017 and thereafter	100.000%

Change of Control. If we experience certain kinds of changes of control, we will be required to offer to purchase the senior unsecured notes at a redemption price equal to 101% of the principal amount thereof, plus accrued and unpaid interest.

Events of Default. The indenture governing the senior unsecured notes contains events of default including, but not limited to, failure to pay principal or interest, violations of affirmative or negative covenants, cross-defaults to other indebtedness, a bankruptcy or similar proceeding being instituted by or against us, rendering of certain monetary judgments against us, and impairments of loan documentation or security.

3.25% Convertible Senior Notes and Related Note Hedge and Warrants

In 2008, we issued $690.0 million aggregate principal amount of 3.25% convertible senior notes due 2015 (the “Convertible Notes”).  The Convertible Notes are governed by the terms of an indenture dated as of April 21, 2008 (the “Indenture”).

As a result of the Merger, the holders of the Convertible Notes had the right to require us to repurchase some or all of their Convertible Notes as provided in the Indenture. The repurchase date for any Convertible Notes tendered to us was November 30, 2011. The repurchase price was the principal amount of the Convertible Notes plus accrued interest. The holders of the Convertible Notes that did not elect to require us to repurchase their Convertible Notes maintained the right to convert their Convertible Notes into cash on or before November 29, 2011. Upon conversion, such note holders received the conversion value of the Convertible Notes in an amount of cash equal to $1,456.30 per $1,000 aggregate principal amount of Convertible Notes. The conversion value was based on a conversion rate of 21.2598, which included a conversion rate increase of 1.7834 corresponding to the make-whole conversion rate adjustment. Accordingly, during the period ended December 31, 2011, we paid $1.0 billion related to the repurchase and conversion of the Convertible Notes.

Concurrently with the issuance of the Convertible Notes, we entered into a convertible note hedge (the “Note Hedge”) and warrant transactions (the “Warrants”) with affiliates of the initial purchasers of the Convertible Notes.  These consist of purchased and written call options on KCI common stock.  The Note Hedge and Warrants were structured to reduce the potential future economic dilution associated with conversion of the Convertible Notes and to effectively increase the initial conversion price to $60.41 per share, which was approximately 50% higher than the closing price of KCI’s common stock on April 15, 2008.  The net cost of the Note Hedge and Warrants was $48.7 million.

The Note Hedge consisted of 690,000 purchased call options, representing the number of $1,000 face value Convertible Notes and approximately 13.4 million shares of KCI common stock based on the initial conversion ratio of 19.4764 shares.  The strike price was $51.34, which corresponded to the initial conversion price of the Convertible Notes and is similarly subject to customary adjustments.  The Note Hedge would have expired on April 15, 2015, the maturity date of the Convertible Notes.  Upon exercise of the Note Hedge, we would receive from our counterparties a number of shares generally based on the amount by which the market value per share of the KCI common stock exceeded the strike price of the Note Hedge as measured during the relevant valuation period under the terms of the Note Hedge.  The Note Hedge was recorded in equity as a component of additional paid-in capital.

The Warrants consisted of written call options on 13.4 million shares of KCI common stock, subject to customary anti-dilution adjustments.  Upon exercise, the holder was entitled to purchase one share of KCI common stock for the strike price of approximately $60.41 per share, which was approximately 50% higher than the closing price of KCI’s common stock on April 15, 2008.  We at our option could elect to settle the Warrants in net shares or cash representing a net share settlement.  The Warrants were issued to reduce the net cost of the Note Hedge to us.  The Warrants were scheduled to expire during the third and fourth quarters of 2015.  The Warrants were recorded in equity as a component of additional paid-in capital.

In November 2011, we consummated an early unwind of the Note Hedge and the Warrants. The early unwind terminated all rights and obligations of all of the parties under the Note Hedge and Warrants. In connection with the unwind of the Note Hedge, the counterparties owed us an early unwind value of $314.8 million and in connection with the unwind of the Warrants, we owed to the counterparties an early unwind value of $280.2 million. In the aggregate, we received a total net payment from the counterparties in connection with the early unwind of the Note Hedge and the Warrants of $34.6 million.

Interest and Future Maturities

Interest paid, net of cash received from interest rate derivatives, during the period of November 4, 2011 through December 31, 2011 (Successor), the period of January 1, 2011 through November 3, 2011 (Predecessor) and the years ended December 31, 2010 and 2009 (Predecessor) was $25.1 million, $37.6 million, $53.3 million and $70.0 million, respectively. In addition to this cash interest paid on recurring obligations, we also paid one-time commitment fees of $32.3 million associated with Merger-related bridge financing.

Future maturities of long-term debt at December 31, 2011 were (dollars in thousands):

Year	Amount
2012	$23,491
2013	$22,790
2014	$22,790
2015	$22,790
2016	$331,540
Thereafter	$4,356,300

NOTE 6.     Derivative Financial Instruments and Fair Value Measurements

We are exposed to credit loss in the event of nonperformance by counterparties to the extent of the fair values of the outstanding interest rate swap agreements, interest rate cap agreements and foreign currency exchange contracts, but we do not anticipate nonperformance by any of the counterparties. All derivative instruments are recorded on the balance sheet at fair value. We do not use financial instruments for speculative or trading purposes.

Derivatives Not Designated as Hedges

At December 31, 2011, we had three interest rate swap agreements to convert a portion of our outstanding variable rate debt to a fixed rate basis. These agreements become effective in 2013, have not been designated as hedging instruments, and as such, we recognize the fair value of these instruments as an asset or liability with income or expense recognized in the current period. The interest rate swap agreements have quarterly interest payments, receive rates based on the lower of three-month USD LIBOR or 1.25% and pay rates based on fixed rates, due on the last day of March, June, September and December. Once effective, the aggregate notional amount decreases quarterly by amounts ranging from $1.7 million to $56.4 million until maturity.

The following chart summarizes these new agreements (dollars in thousands):

Effective Dates	Original Notional Amount	Fixed Interest Rate
12/31/13-12/31/16	$512,633	2.256%
12/31/13-12/31/16	$512,633	2.249%
12/31/13-12/31/16	$512,633	2.250%

As of December 31, 2011, we had interest rate cap agreements with initial notional amounts of $1.6 billion at a cost of $2.2 million that effectively limited the interest rate to 2% on a portion of the borrowings under our senior secured credit facility. The aggregate notional amount decreases quarterly by amounts ranging from $5.3 million to $17.7 million until maturity at December 31, 2013.

If our interest rate protection agreements were not in place, interest expense would have been approximately $9.9 million lower during the period of November 4, 2011 through December 31, 2011 (Successor).

We also use derivative instruments to manage our transactional currency exposures when our foreign subsidiaries enter into transactions denominated in currencies other than their local currency. These nonfunctional currency exposures relate primarily to existing and forecasted intercompany receivables and payables arising from intercompany purchases of manufactured products. We enter into foreign currency exchange contracts to mitigate the impact of currency fluctuations on transactions denominated in nonfunctional currencies, thereby limiting risk that would otherwise result from changes in exchange rates. These contracts are not designated as hedges; as such, we recognize the fair value of these instruments as an asset or liability with income or expense recognized in the current period. The periods of the foreign currency exchange contracts generally do not exceed one year and correspond to the periods of the exposed transactions and related settlements. At December 31, 2011 and 2010, we had foreign currency exchange contracts to sell or purchase $94.5 million and $92.1 million, respectively, of various currencies.

Cash Flow Hedges (Predecessor)

Prior to the Merger, we designated our interest rate swap agreements as cash flow hedge instruments. The swap agreements were used to manage exposure to interest rate movements by effectively changing the variable interest rate to a fixed rate. We estimated the effectiveness of our interest rate swap agreements utilizing the hypothetical derivative method. Under this method, the fair value of the actual interest rate swap agreement was compared to the fair value of a hypothetical swap agreement that had the same critical terms as the portion of the loan being hedged. Changes in the effective portion of the fair value of the remaining interest rate swap agreement were recognized in other comprehensive income, net of tax effects, until the hedged item was recognized into earnings (loss). The differential to be paid or received, as interest rates change, was accrued and recognized as an adjustment to interest expense related to the debt.

At December 31, 2011, we had no interest rate swap agreements designated as cash flow hedges in effect. At December 31, 2010 we had 18 interest rate swap agreements in effect, respectively, pursuant to which we fixed the rate on an aggregate $444.5 million notional amount of our outstanding variable rate debt at a weighted average interest rate of 1.226% exclusive of the Eurocurrency Rate Loan Spread as disclosed in the senior credit agreement. The Eurocurrency Rate Loan Spread varies in reference to our consolidated leverage ratio of debt to EBITDA and ranges from 1.75% to 3.50%.

The following chart summarizes interest rate hedge transactions effective as of December 31, 2010 (dollars in thousands):

Accounting Method	Effective Dates	Original Notional Amount	Notional Amount at December 31, 2010	Fixed Interest Rate	Current Status
			(Predecessor)
Hypothetical	12/31/10-12/31/11	$25,000	$25,000	0.680%	Early redemption
Hypothetical	12/31/10-12/31/11	$30,000	$30,000	0.784%	Early redemption
Hypothetical	12/31/10-12/31/11	$30,000	$30,000	0.775%	Early redemption
Hypothetical	12/31/10-12/31/11	$30,000	$30,000	0.760%	Early redemption
Hypothetical	12/31/10-12/31/11	$30,000	$30,000	0.750%	Early redemption
Hypothetical	12/31/10-12/31/11	$30,000	$30,000	0.784%	Early redemption
Hypothetical	09/30/10-09/30/11	$25,000	$25,000	0.637%	Matured
Hypothetical	09/30/10-09/30/11	$25,000	$25,000	0.680%	Matured
Hypothetical	06/30/08-06/30/11	$100,000	$21,000	3.895%	Matured
Hypothetical	06/30/08-06/30/11	$50,000	$10,500	3.895%	Matured
Hypothetical	06/30/08-06/30/11	$50,000	$10,500	3.895%	Matured
Hypothetical	06/30/10-06/30/11	$25,000	$25,000	0.895%	Matured
Hypothetical	06/30/10-06/30/11	$25,000	$25,000	0.890%	Matured
Hypothetical	09/30/08-03/31/11	$40,000	$11,000	3.399%	Matured
Hypothetical	09/30/08-03/31/11	$30,000	$8,250	3.399%	Matured
Hypothetical	09/30/08-03/31/11	$30,000	$8,250	3.399%	Matured
Hypothetical	03/31/10-03/31/11	$50,000	$50,000	0.774%	Matured
Hypothetical	03/31/10-03/31/11	$50,000	$50,000	0.785%	Matured

In October 2011, losses totaling $1.9 million were recognized into earnings as a result of the discontinuance of our cash flow hedges. If our interest rate protection agreements were not in place, interest expense would have been approximately $4.2 million, $9.5 million and $11.1 million lower during the period of January 1, 2011 through November 3, 2011 (Predecessor) and the years ended December 31, 2010 and 2009 (Predecessor), respectively.

Fair Value Measurements

The Codification defines fair value as the exit price that would be received to sell an asset or paid to transfer a liability. The Fair Value Measurements and Disclosure topic of the Codification establishes a three-tier fair value hierarchy, which prioritizes the inputs used in measuring fair value. These tiers include: Level 1, defined as observable inputs such as quoted prices in active markets; Level 2, defined as inputs other than quoted prices in active markets that are either directly or indirectly observable; and Level 3, defined as unobservable inputs in which little or no market data exists, therefore requiring an entity to develop its own assumptions.

The carrying amount reported in the balance sheet for cash and cash equivalents, accounts receivable, accounts payable and long-term obligations, excluding our borrowings under our senior secured credit facility and fixed rate long-term debt, including the 10.5% Second Lien Senior Secured Notes due 2018 (“10.5% Second Lien Notes”), the 12.5% Senior Unsecured Notes due 2019 (“12.5% Unsecured Notes”) and the 3.25% Convertible Senior Notes (“the Convertible Notes”) approximates fair value. The fair value of our borrowings under our senior secured credit facility and fixed rate long-term debt was $2.3 billion and $2.4 billion, respectively, at December 31, 2011. The fair value of our borrowings under our previous senior credit facility and the Convertible Notes was $527.3 million and $727.9 million, respectively, at December 31, 2010. The fair value of our long-term debt was estimated based upon open-market trades at or near year end.

All of our derivatives, as of the reporting date, use inputs considered as Level 2. The interest rate swap agreements and interest rate cap agreements are valued using a discounted cash flow model that takes into account the present value of the future cash flows under the terms of the agreements by using market information available as of the reporting date, including prevailing interest rates and related forward interest rate curves. The foreign currency exchange contracts are valued using a discounted cash flow model that takes into account the present value of the future cash flows under the terms of the agreements by using market information available as of the reporting date, including prevailing foreign currency exchange rates and related foreign currency exchange rate curves.

The following table sets forth the location and aggregate fair value amounts of all derivative instruments with credit-related contingent features (dollars in thousands):

	Asset Derivatives			Liability Derivatives
	Balance Sheet Location	Fair Value		Balance Sheet Location	Fair Value
		December 31, 2011	December 31, 2010		December 31, 2011	December 31, 2010
		Successor	Predecessor		Successor	Predecessor
Derivatives not designated as hedging instruments
Interest rate swap agreements	Other non-current assets	$—	$—	Other non-current liabilities	$9,383	$—
Interest rate cap agreements	Other non-current assets	1,592	—	Other non-current liabilities	—	—
Foreign currency exchange contracts	Prepaid expenses and other	1,055	364	Accrued expenses and other	581	3,425
Derivatives designated as hedging instruments

Interest rate swap agreements	Prepaid expenses and other	—	—	Accrued expenses and other	—	1,677
Total derivatives		$2,647	$364		$9,964	$5,102
The following table summarizes the amount of gain (loss) on derivative not designated as hedging instruments (dollars in thousands). The gains or losses recognized on these derivative instruments are included in the consolidated statements of operations under the caption “interest expense” for interest rate swap and cap agreements and under the caption “foreign currency gain (loss)” for foreign currency exchange contracts.

	Period from November 4 through December 31, 2011	Period from January 1 through November 3, 2011	Year Ended December 31,
			2010	2009
	Successor	Predecessor	Predecessor	Predecessor
Interest rate swap agreements	$(9,383)	$—	$—	$—
Interest rate cap agreements	(558)	—	—	—
Foreign currency exchange contracts	468	(2,909)	269	(8,206)
	$(9,473)	$(2,909)	$269	$(8,206)

The following table summarizes the amount of gain (loss) on interest rate swap agreements designated as cash flow hedges reported in our consolidated balance sheets under the caption “accumulated other comprehensive income” (“OCI”) or reclassified from accumulated OCI and into the consolidated statements of operations under the caption “interest expense” (dollars in thousands):

	Period from November 4 through December 31, 2011	Period from January 1 through November 3, 2011	Year Ended December 31,
			2010	2009
	Successor	Predecessor	Predecessor	Predecessor
Loss recognized in OCI	$—	$(1,627)	$(1,780)	$(4,133)
Loss reclassified from OCI to interest expense	$—	$(2,717)	$(6,185)	$(7,244)

Certain of our derivative instruments contain provisions that require compliance with the restrictive covenants of our senior secured credit facilities. See Note 5 for further discussion of the restrictive covenants of our senior secured credit facilities.

If we default under our credit facilities, the lenders could require immediate repayment of the entire principal. If those lenders require immediate repayment, we may not be able to repay them which could result in the foreclosure of substantially all of our assets. In these circumstances, the counterparties to the derivative instruments could request immediate payment or full collateralization on derivative instruments in net liability positions. Certain of our derivative counterparties are also parties to our senior secured credit facilities.

No collateral has been posted by us in the normal course of business. If the credit-related contingent features underlying these agreements were triggered on December 31, 2011, we could be required to settle or post the full amount as collateral to its counterparties.

We did not have any measurements of financial assets or financial liabilities at fair value on a nonrecurring basis at December 31, 2011 or 2010.

NOTE 7.     Leasing Obligations

We are obligated for equipment under various capital leases, which expire at various dates during the next four years. At December 31, 2011 and 2010, the gross amount of equipment under capital leases totaled $0.4 million and $1.2 million and related accumulated depreciation was approximately $0.2 million and $0.9 million, respectively.

We lease our headquarters facility, computer and telecommunications equipment, service and sales vehicles, office space, various storage spaces and manufacturing facilities under non-cancelable operating leases, which expire at various dates over the next 23 years. Total rental expense for operating leases was $7.3 million, $35.5 million, $41.7 million and $40.6 million for the period of November 4, 2011 through December 31, 2011 (Successor), the period of January 1, 2011 through November 3, 2011 (Predecessor) and the years ended December 31, 2010 and 2009 (Predecessor), respectively.

Future minimum lease payments under capital and non-cancelable operating leases, including our headquarters facility (with initial or remaining lease terms in excess of one year) as of December 31, 2011 are as follows (dollars in thousands):

	Capital Leases	Operating Leases
2012	$122	$44,316
2013	59	31,173
2014	19	20,876
2015	—	15,338
2016	—	10,078
Thereafter	—	42,210
Total minimum lease payments	$200	$163,991
Less amount representing interest	(17)
Present value of net minimum capital lease payments	183
Less current portion	(112)
Obligations under capital leases, excluding current installments	$71

NOTE 8.     Income Taxes (Benefit)

The following table summarizes earnings (loss) before income taxes (benefit) of U.S. and foreign operations (dollars in thousands):

	Period from November 4 through December 31, 2011	Period from January 1 through November 3, 2011	Year Ended December 31,
			2010	2009
	Successor	Predecessor	Predecessor	Predecessor
Domestic	$(169,372)	$167,624	$243,053	$234,436
Foreign	10,569	102,635	112,620	99,945
	(158,803)	270,259	355,673	334,381
Earnings from discontinued operations before income taxes	6,223	37,055	55,167	80,652
Earnings from continuing operations before income taxes	$(165,026)	$233,204	$300,506	$253,729

The following table summarizes the composition of income taxes (benefit) (dollars in thousands):

	Period from November 4 through December 31, 2011	Period from January 1 through November 3, 2011	Year Ended December 31,
			2010	2009
	Successor	Predecessor	Predecessor	Predecessor
Current:
Federal	$(3,060)	$78,686	$126,646	$83,234
State	1,212	15,717	26,570	21,055
International	5,114	11,757	7,589	16,513
Total current expense	3,266	106,160	160,805	120,802
Deferred:
Federal	(40,227)	(19,952)	(51,316)	(6,067)
State	(4,009)	(2,019)	(8,985)	(2,065)
International	(2,964)	(4,868)	(915)	(6,991)
Total deferred tax expense (benefit)	(47,200)	(26,839)	(61,216)	(15,123)
	(43,934)	79,321	99,589	105,679
Income tax related to discontinued operations	2,396	4,954	9,921	12,831
Income taxes (benefit) related to continuing operations	$(46,330)	$74,367	$89,668	$92,848

The reconciliation of the U.S. federal statutory rate to the consolidated effective tax rate is as follows:

	Period from November 4 through December 31, 2011 (1)	Period from January 1 through November 3, 2011	Year Ended December 31,
			2010	2009
	Successor	Predecessor	Predecessor	Predecessor
Computed "expected" tax rate	35.0%	35.0%	35.0%	35.0%
State income taxes, net of federal benefit	1.0	3.6	3.4	3.2
Non-deductible items	(9.1)	3.2	1.2	1.0
Effect of international operations	0.3	(10.4)	(10.3)	(6.8)
Section 199 production deduction	—	(1.6)	(1.0)	(0.6)
Research and development credit	0.1	(0.6)	(0.3)	(0.4)
Other, net	0.4	0.1	—	0.2
	27.7	29.3	28.0	31.6
Change in rate related to discontinued operations	0.4	2.6	1.8	5.0
Effective tax rate related to continuing operations	28.1%	31.9%	29.8%	36.6%
_____________________

(1)
The period from November 4, 2011 through December 31, 2011 includes a loss before income tax benefit. The consolidated effective income tax rates represent adjustments to the computed “expected” income tax benefit rate for the period. Therefore, negative percentages represent reductions to the income tax benefit rate.

The tax effects of temporary differences which give rise to significant portions of the deferred tax assets and liabilities consist of the following (dollars in thousands):

	December 31, 2011	December 31, 2010
	Successor	Predecessor
Deferred Tax Assets:
Foreign tax credit	$129,320	$—
Net operating loss	109,854	—
Accounts receivable	10,252	13,353
Foreign net operating loss carry forwards	5,745	12,323
Convertible note hedge	—	35,543
Accrued liabilities	11,285	7,164
Deferred foreign tax asset	25,607	23,160
Equity-based compensation	107	24,084
Accrued interest	9,194	4,758
Loan fees	—	3,289
Unrealized foreign exchange currency	(8,983)	1,253
Inventory	(4,301)	6,616
Other	2,350	(470)
Total gross deferred tax assets	290,430	131,073
Less: valuation allowances	(18,247)	(15,335)
Net deferred tax assets	272,183	115,738
Deferred Tax Liabilities:
Intangible assets, amortizable	(537,809)	(143,718)
Intangible assets, indefinite-lived	(527,244)	—
U.S. tax on foreign earnings	(290,601)	—
Deferred state tax liability	(13,519)	(16,246)
Convertible debt instruments	—	(39,700)
Depreciation	(114,762)	(32,197)
Total gross deferred tax liabilities	(1,483,935)	(231,861)
Net deferred tax liability	(1,211,752)	(116,123)
Less: current deferred tax asset	(23,270)	(30,112)
Less: non-current deferred tax asset	(18,322)	(17,151)
Non-current deferred tax liability	$(1,253,344)	$(163,386)

The change in the balance sheet deferred tax accounts reflect deferred income tax expense, the deferred tax impact of other comprehensive income items and preliminary purchase accounting adjustments related to the Merger.

At December 31, 2011, $268.4 million of federal net operating losses, $205.8 million of state net operating losses and $26.1 million of foreign net operating losses were available for carry forward. In addition, foreign tax credits of $129.3 million relating to the anticipated tax credits that will be available when foreign earnings will be repatriated were recorded. The losses generally expire within a period of three to 20 years, with some foreign losses available indefinitely. The foreign tax credit expiration period is 10 years which will begin when the credits become realized. We have valuation allowances of $8.1 million associated with state net operating losses, $5.7 million associated with foreign loss carry forwards, and approximately $4.4 million associated with certain foreign deferred tax assets due to uncertainties regarding their realizability. The net valuation allowance increased by $2.9 million in 2011 due primarily to state operating losses. We believe that the remaining deferred income tax assets will be realized based on reversals of existing taxable temporary differences and expected repatriation of foreign earnings. Accordingly, we believe that no additional valuation allowances are necessary.

We provide tax reserves for federal, state, local and international uncertain tax positions. The development of these tax positions requires subjective, critical estimates and judgments about tax matters, potential outcomes and timing. Although the outcome of open tax examinations is uncertain, in management's opinion, adequate provisions for income taxes have been made for potential liabilities resulting from these reviews. If actual outcomes differ materially from these estimates, they could have a material impact on our financial condition and results of operations. Differences between actual results and assumptions, or changes in assumptions in future periods, are recorded in the period they become known. To the extent additional information becomes available prior to resolution, such accruals are adjusted to reflect probable outcomes.

At December 31, 2011 and 2010, we had $38.3 million and $35.6 million, respectively, of unrecognized tax benefits that were classified as long-term liabilities, of which $23.3 million and $21.8 million, respectively, would favorably impact our effective tax rate, if recognized. The reconciliation of the allowance for uncertain tax positions is as follows (dollars in thousands):

	December 31, 2011	December 31, 2010
	Successor	Predecessor
Balance at beginning of year	$28,105	$22,155
Net additions for tax positions of prior years	773	11,003
Net reductions for tax positions of prior years	(43)	(4,388)
Net additions on positions related to the current year	2,061	2,499
Settlements	(175)	(1,316)
Reductions resulting from a lapse of the applicable statute of limitation	(1,394)	(1,848)
Balance at end of year	29,327	28,105
Accrued interest and penalties	8,968	7,483
Gross unrecognized income tax benefit	$38,295	$35,588

Our continuing practice is to recognize interest and penalties related to income tax matters in income tax expense. We recognized an increase of net interest and penalties in the consolidated statement of operations of approximately $1.5 million in 2011 comprised of an increase of $1.6 million associated with ongoing accruals and a decrease of $0.1 million associated with releases. In 2010, we recognized an increase of net interest and penalties in the consolidated statement of operations of approximately $0.6 million comprised of an increase of $0.9 million associated with ongoing accruals and a decrease of $0.3 million associated with releases. Additionally, $8.9 million and $7.4 million of interest and penalties were recorded in the consolidated balance sheets as of December 31, 2011 and 2010, respectively.

We operate in multiple tax jurisdictions with varying rates, both inside and outside the United States and are routinely under audit by federal, state and foreign tax authorities. These reviews can involve complex matters that may require an extended period of time for resolution. Our U.S. federal income tax returns have been examined and primarily settled through fiscal year 2007. In addition, we have ongoing audits in various state and local jurisdictions, as well as audits in various foreign jurisdictions. In general, the tax years 2006 through 2011 remain open in the major taxing jurisdictions, with some state and foreign jurisdictions remaining open longer, as the result of net operating losses and longer statutes.

It is reasonably possible that the total amount of unrecognized tax benefits could decrease within the next twelve months by $3.0 million to $4.0 million. This decrease would result from the expiration of the statute of limitations and the completion of tax examinations in multiple jurisdictions.

The cumulative undistributed earnings of our foreign subsidiaries were approximately $764.9 million and $756.3 million at December 31, 2010, and 2009, respectively. As a result of the Merger, we determined that our foreign earnings would no longer be permanently reinvested. We have provided deferred taxes on the cumulative undistributed earnings as of the date of the Merger as an adjustment to goodwill, net of the anticipated foreign tax credit. Tax on foreign earnings subsequent to the Merger was provided for as part of income tax expense.

Income taxes paid were $3.7 million, $80.3 million, $184.3 million and $91.6 million for the period of November 4, 2011 through December 31, 2011 (Successor), the period of January 1, 2011 through November 3, 2011 (Predecessor) and the years ended December 31, 2010 and 2009 (Predecessor), respectively.

NOTE 9.      Equity

Under the terms of Centaur’s Amended and Restated Limited Partnership Agreement dated November 4, 2011, the limited partners contributed 100% of the capital to the partnership. The general partner is not required to make capital contributions to the partnership. Net income (loss) and distributions are allocated to the general and limited partners in proportion to their respective capital contributions.

Prior to the Merger, we were authorized to issue up to 225,000,000 shares of common stock, $0.001 par value (the "Common Stock") and up to 50,000,000 shares of preferred stock, $0.001 par value. The number of shares of Common Stock issued and outstanding as of December 31, 2010 was 71,995,502. During the period of January 1, 2011 through November 3, 2011 (Predecessor) and the year ended December 31, 2010 (Predecessor), there were no preferred stock shares issued or outstanding.

NOTE 10.     Incentive Compensation Plans

Equity-based compensation expense was recognized in the consolidated statements of operations as follows (dollars in thousands):

	Period from November 4 through December 31, 2011	Period from January 1 through November 3, 2011	Year Ended December 31,
			2010	2009
	Successor	Predecessor	Predecessor	Predecessor
Rental expenses	$—	$4,331	$5,149	$4,974
Cost of sales	11	719	1,008	978
Selling, general and administrative expenses	295	76,304	26,624	26,554
Pre-tax equity-based compensation expense	306	81,354	32,781	32,506
Less: Income tax benefit	(118)	(28,953)	(11,130)	(10,851)
Total equity-based compensation expense, net of tax	$188	$52,401	$21,651	$21,655

Investment Plan

We have an Investment Plan intended to qualify as a deferred compensation plan under Section 401(k) of the Internal Revenue Code of 1986. The Investment Plan is available to all domestic employees and we match employee contributions up to a specified limit. During the period from November 4 through December 31, 2011 (Successor), the period from January 1 through November 3, 2011 (Predecessor) and the years ended December 31, 2010 and 2009 (Predecessor), respectively, matching contributions charged to expense were approximately $0.9 million, $9.3 million, $9.3 million and $9.5 million, respectively.

Equity Based Plans (Successor)

Profits Interest (Successor)

On November 11, 2011, the Board of Directors of Chiron Holdings GP, Inc. (“Holdings GP”), in its capacity as general partner of Chiron Guernsey Holdings L.P. Inc. (the “Limited Partnership”), approved the Chiron Guernsey Holdings L.P. Inc. Executive Equity Incentive Plan (the “Executive Plan”). The maximum aggregate number of interest units (“Profits Interest Units”) available for awards under the Executive Plan is 23,352,534.68, subject to adjustment as provided for in the plan. The vesting terms and expiration of each award shall be fixed by the general partner. The distribution threshold for awards granted under this plan is established by the general partner.

For incentive equity awards granted during the period of November 4, 2011 through December 31, 2011 (Successor), a portion of the awards granted vests incrementally over a period of four years. The remaining portion of awards granted during the period of November 4, 2011 through December 31, 2011 (Successor) vest at graduated levels upon the attainment of certain performance conditions established by the general partner. The performance conditions are based on achieving certain levels of multiple of invested capital and subject to the satisfaction of market conditions based upon the occurrence of a major liquidity event in the future. Subject to certain limitations, the distribution threshold (i.e., the aggregate amount that limited partnership units granted prior to the grant of the Profits Interest Unit awards would receive upon a liquidation of the Limited Partnership before distributions would commence being made with respect to the Profits Interest Unit) for awards granted during the period of November 4, 2011 through December 31, 2011 (Successor) is $1,714,808,674, and distributions to be made in respect of any unvested awards shall be deferred and retained by the Limited Partnership until the date, if any, on which such awards become vested, at which point the distributions will be made.

The weighted-average estimated fair value of service-based and performance-based Profits Interest Units granted during the period of November 4, 2011 through December 31, 2011 (Successor) was $1.33 and $1.15 per unit, respectively using the Black-Scholes-Merton option pricing model. A discount for lack of marketability was applied to the per unit fair value to reflect increased risk arising from the inability to readily sell the Profits Interest Units. The estimated fair values for the period of November 4, 2011 through December 31, 2011 (Successor) included the following weighted average assumptions for both the time-based and performance-based Profits Interest Units (annualized percentages):

Period from November 4 through December 31, 2011

Successor
Expected stock volatility	56.0%
Expected dividend yield	—
Risk-free interest rate	0.9%
Expected life (years)	5

Post-Merger assumptions were determined as follows. The expected stock volatility is based on the Company’s historical volatility over the previous five year period, which is the expected holding period. This historical volatility was increased to incorporate the implied volatility associated with the Company’s increase in leverage from historical levels. The expected dividend yield is zero. The risk-free interest rate for the period was based on the U.S. Treasury yield curve in effect at the time of grant. The expected life is based on the estimated holding period until a major liquidity event.

A summary of our Profits Interest Unit (“PIU”) activity, and related information, for the period of November 4, 2011 through December 31, 2011 (Successor) is set forth in the table below (in thousands, except weighted average grant date fair value):

	Service-based	Performance-based	Total	Weighted Average Grant Date Fair Value	Weighted Average Remaining Contractual Term (years)	Aggregate Intrinsic Value
PIU outstanding – November 4, 2011	—	—	—	$—
Granted	6,445	6,446	12,891	$1.24
Exercised	—	—	—	$—
Forfeited/Expired	—	—	—	$—
PIU outstanding – December 31, 2011	6,445	6,446	12,891	$1.24	N/A	$15,985
PIU exercisable as of December 31, 2011	—	—	—	$—	N/A	$—

As of December 31, 2011, there was $7.4 million  and $6.7 million of total unrecognized compensation cost, net of estimated forfeitures, related to non-vested service-based and performance-based Profits Interest Units, respectively, granted under our plan subsequent to the Merger.  The unrecognized compensation cost for the service-based awards is expected to be recognized over a weighted average period of 3.8 years. The unrecognized compensation cost of the performance-based awards is expected to be recognized as it becomes probable the market condition will be satisfied. There is no contractual term for the PIU agreements, however, with certain consent of the Limited Partnership and plan participants, the general partner may amend, alter, suspend, discontinue, or terminate the Executive Plan or any portion thereof at any time.

Appreciation Rights (Successor)

On December 14, 2011, the Board of Directors of Holdings GP, in its capacity as general partner of the Limited Partnership, approved the Chiron Guernsey Holdings L.P. Inc. Appreciation Rights Plan (the “Appreciation Rights Plan”). The maximum aggregate number of Class A-2 interests (“Appreciation Rights”) in respect of which awards can be issued under the Appreciation Rights Plan is 4,455,173.55, subject to adjustment as provided for in the plan. The base price of units granted under this plan is established by the administrator (the compensation committee of the board of the general partner, or any committee or subcommittee thereof to which the compensation committee of the board delegates authority to administer the Appreciation Rights Plan) as of the date of grant, which may not be less than the fair market value of a Class A-2 interest as of the date of grant. The vesting terms and expiration of each award shall be fixed by the administrator.

For incentive equity awards granted in 2011, a portion of the awards granted vest in full upon the earlier of a change in control of the Limited Partnership or the fourth anniversary of the date of grant. The remaining portion of awards granted in 2011 vest at graduated rates upon the attainment of certain performance metrics established by the administrator and subject to the satisfaction of certain market conditions based upon the occurrence of a major liquidity event in the future. Upon exercise or redemption of vested awards, employees generally receive a cash payment equal to the product of the excess, if any, of the fair market value of a Class A-2 interest at the time of exercise or redemption over the base price times the number of Class A-2 interests under the award.

The weighted-average estimated fair value of both time-based and performance-based Appreciation Rights granted during the period of November 4, 2011 through December 31, 2011 (Successor) was $0.81 per unit using the Black-Scholes-Merton option pricing model. A discount for lack of marketability was applied to the per unit fair value to reflect increased risk arising from the inability to readily sell the Appreciation Rights. The estimated fair values for the period of November 4, 2011 through December 31, 2011 (Successor) included the following weighted average assumptions for both the time-based and performance-based Appreciation Rights (annualized percentages):

Period from November 4 through December 31, 2011

Successor
Expected stock volatility	56.0%
Expected dividend yield	—
Risk-free interest rate	0.9%
Expected life (years)	5
Post-Merger assumptions were determined as follows. The expected stock volatility is based on the Company’s historical volatility over the previous five year period, which is the expected holding period. This historical volatility was increased to incorporate the implied volatility associated with the Company’s increase in leverage from historical levels. The expected dividend yield is zero. The risk-free interest rate for the period was based on the U.S. Treasury yield curve in effect at the time of grant. The expected life is based on the estimated holding period until a major liquidity event.

A summary of our Appreciation Rights activity, and related information, for the period of November 4, 2011 through December 31, 2011 (Successor) is set forth in the table below (in thousands except exercise price and contractual term):

	Service-based	Performance-based	Total	Weighted Average Exercise Price	Weighted Average Remaining Contractual Term (years)	Aggregate Intrinsic Value
Interests outstanding – November 4, 2011	—	—	—	$—
Granted	441	441	882	$5.00
Exercised	—	—	—	$—
Forfeited/Expired	—	—	—	$—
Interests outstanding – December 31, 2011	441	441	882	$5.00	9.90	$—
Interests exercisable as of December 31, 2011	—	—	—	$—	N/A	$—

As of December 31, 2011, there was $0.3 million of total unrecognized compensation costs, net of estimated forfeitures, related to each of the non-vested service-based and performance-based Appreciation Rights granted under our plan subsequent to the Merger.  The unrecognized compensation cost for the service-based awards is expected to be recognized over a weighted average period of 4.0 years. The unrecognized compensation cost of the performance-based awards is expected to be recognized as it becomes probable the market condition will be satisfied.

Stock Option Plans (Predecessor)

In connection with the Merger, vesting of stock options, restricted stock awards and restricted stock units was accelerated upon closing of the Merger and the 2004 Employee Stock Purchase Plan (the “ESPP”) was terminated.

In December 1997, the Board of Directors approved the 1997 Management Equity Plan (the “Management Equity Plan”). In January of 2004, the Board of Directors determined that no new equity grants would be made under the Management Equity Plan. The maximum aggregate number of shares of common stock that could be issued in connection with grants under the Management Equity Plan, as amended, was approximately 13.9 million shares, subject to adjustment as provided for in the plan. Outstanding grants under the Management Equity Plan were administered by the Compensation Committee of the Board of Directors. The exercise price and term of options granted under the Management Equity Plan were determined by the Compensation Committee or the entire Board of Directors. However, in no event had the term of any option granted under the Management Equity Plan exceeded ten years.

The 2003 Non-Employee Directors Stock Plan (the “Directors Stock Plan”) became effective on May 28, 2003, and was amended and restated on November 9, 2004, November 15, 2005, November 28, 2006, and December 4, 2007. In May of 2008, upon approval of the Kinetic Concepts, Inc. 2008 Omnibus Stock Incentive Plan, the Board of Directors determined that no new equity grants would be made under the Directors Stock Plan. The maximum aggregate number of shares of common stock that could be issued in connection with grants under the Directors Stock Plan was 400,000 shares, subject to adjustment as provided for in the plan. The exercise price of options granted under this plan was determined as the fair market value of the shares of our common stock, which was equal to the closing price of our common stock on the date that such option was granted. The options granted vest and became exercisable incrementally over a period of three years. The right to exercise an option terminated seven years after the grant date, unless sooner as provided for in the Directors Stock Plan. Outstanding grants under the Directors Stock Plan were administered by the Compensation Committee of the Board of Directors. During the period of January 1, 2011 through November 3, 2011 (Predecessor) and the years ended December 31, 2010 and 2009 (Predecessor), no options to purchase shares of common stock or restricted stock were granted under this plan.

On February 9, 2004, KCI’s shareholders approved the 2004 Equity Plan (the “2004 Equity Plan”) and the ESPP. In May of 2008, upon approval of the Kinetic Concepts, Inc. 2008 Omnibus Stock Incentive Plan, the Board of Directors determined that no new equity grants would be made under the 2004 Equity Plan. The 2004 Equity Plan was effective on February 27, 2004 and reserved for issuance a maximum of 7,000,000 shares of common stock to be awarded as stock options, stock appreciation rights, restricted stock and/or restricted stock units. Of the 7,000,000 shares, 20% could be issued in the form of restricted stock, restricted stock units or a combination of the two. The exercise price of options granted under the 2004 Equity Plan was equal to KCI’s closing stock price on the date that such option was granted. The options granted vested and become exercisable incrementally over a period of four years unless otherwise provided in the option award agreement. The right to exercise an option terminated ten years after the grant date, unless sooner as provided for in the plan. Restricted stock and restricted stock units granted under the 2004 Equity Plan generally vested over a period of three to six years unless otherwise provided in the award agreement. The fair value of the restricted stock and restricted stock units was determined on the grant date based on KCI’s closing stock price. The likelihood of meeting the performance criteria was considered when determining the vesting period on a periodic basis. Restricted stock and restricted stock units granted were classified primarily as equity awards. During the period of January 1, 2011 through November 3, 2011 (Predecessor) and the years ended December 31, 2010 and 2009 (Predecessor), no options to purchase shares of common stock or restricted stock were granted under this plan.

The ESPP became effective in the second quarter of 2004. The maximum number of shares of common stock reserved for issuance under the ESPP was 2,500,000 shares. Under the ESPP, each eligible employee was permitted to purchase shares of our common stock through regular payroll deductions in an amount between 1% and 10% of the employee's compensation for each payroll period, not to exceed $25,000 per year. The ESPP provided for six-month offering periods. Each six-month offering period was composed of an identical six-month purchase period. Participating employees were able to purchase shares of common stock with payroll deductions at a purchase price equal to 85% of the fair market value of the common stock at either the beginning of each offering period or the end of each respective purchase period, whichever price was lower. During the period of January 1, 2011 through November 3, 2011 (Predecessor) and the years ended December 31, 2010 and 2009 (Predecessor), there were approximately 203,000, 218,000 and 281,000 shares of common stock purchased, respectively, under the ESPP.

On May 20, 2008, the shareholders of the company approved the Kinetic Concepts, Inc. 2008 Omnibus Stock Incentive Plan (the “2008 Plan”), which provided for the reservation of 6,125,000 shares of KCI’s common stock, plus any and all shares of common stock that would have been returned to the Directors Stock Plan and the 2004 Equity Plan by reason of expiration of its term or cancellation upon termination of employment or service. The 2008 Plan was administered by the Compensation Committee of the KCI Board of Directors, and provided for the grant of stock options, stock appreciation rights, restricted stock, restricted stock units, performance shares, stock bonuses, cash awards, or any combination of the foregoing. The exercise price per share of stock purchasable under the 2008 Plan was determined by the administrator in its sole discretion at the time of grant but was not less than 100% of the fair market value of the stock on such date. The term of each stock option was fixed by the administrator, but no stock option was exercisable more than ten years after the date such stock option was granted. During the period of January 1, 2011 through November 3, 2011 (Predecessor) and the years ended December 31, 2010 and 2009 (Predecessor), we granted approximately 757,000, 1,236,000 and 1,703,000 options, respectively, to purchase shares of common stock under the 2008 Plan. Additionally, during the period of January 1, 2011 through November 3, 2011 (Predecessor) and the years ended December 31, 2010 and 2009 (Predecessor), we issued approximately 712,000, 464,000 and 465,000 shares of restricted stock and restricted stock units under the 2008 Plan at a weighted average estimated fair value of $48.72, $40.89 and $25.62, respectively.

The weighted-average estimated fair value of stock options granted during the period of January 1, 2011 through November 3, 2011 (Predecessor) and the years ended December 31, 2010 and 2009 (Predecessor) was $21.98, $19.02 and $11.48, respectively, using the Black-Scholes-Merton option pricing model. The estimated fair values included the following weighted average assumptions (annualized percentages):

	Period from January 1 through November 3, 2011	Year Ended December 31,
		2010	2009
	Predecessor	Predecessor	Predecessor
Expected stock volatility	44.6%	44.4%	43.7%
Expected dividend yield	—	—	—
Risk-free interest rate	2.5%	2.6%	2.2%
Expected life (years)	6.2	6.2	6.2

Pre-Merger assumptions were determined as follows. The expected stock volatility was based on historical volatilities of KCI and other similar entities. The expected dividend yield was 0% as we had historically not paid cash dividends on our common stock. The risk-free interest rates for periods within the contractual life of the option were based on the U.S. Treasury yield curve in effect at the time of grant. We chose to estimate expected life using the simplified method.

A summary of our stock option activity, and related information, for the period of January 1, 2011 through November 3, 2011 (Predecessor) and for the period of November 4, 2011 through December 31, 2011 (Successor) is set forth in the table below:

	Options (in thousands)	Weighted Average Exercise Price	Weighted Average Remaining Contractual Term (years)	Aggregate Intrinsic Value (in thousands)
Options outstanding – January 1, 2011	5,470	$39.20
Granted	757	$46.97
Exercised	(1,067)	$40.94
Forfeited/Expired	(290)	$40.35
Options outstanding – November 3, 2011	4,870	$39.96	6.75	$138,793
Cancelled	(3)	$71.32
Exercised upon closing of the Merger, November 4, 2011	(4,867)	$39.94
Options outstanding – December 31, 2011	—
Exercisable as of December 31, 2011	—

The intrinsic value for stock options is defined as the difference between the current market value and the grant price. The total intrinsic value of stock options exercised during the period of January 1, 2011 through November 3, 2011 (Predecessor) and the years ended December 31, 2010 and 2009 (Predecessor) was $15.8 million, $6.4 million and $3.4 million, respectively. Cash received from stock options exercised during the period of January 1, 2011 through November 3, 2011 (Predecessor) and the years ended December 31, 2010 and 2009 (Predecessor) was $43.0 million, $12.2 million and $1.9 million, respectively, and the actual tax benefit from stock option exercises totaled $51.8 million, $2.2 million and $1.2 million, respectively. As of December 31, 2011, there is no remaining unrecognized compensation costs related to non-vested stock options granted under our pre-Merger plans.

During the period of January 1, 2011 through November 3, 2011 (Predecessor) and the years ended December 31, 2010 and 2009 (Predecessor), we issued approximately 712,000, 464,000 and 465,000 shares of restricted stock and restricted stock units under our previous equity plans, respectively. The following table summarizes restricted stock activity for the period of January 1, 2011 through November 3, 2011 (Predecessor) and for the period of November 4, 2011 through December 31, 2011 (Successor):

	Number of Shares (in thousands)	Weighted Average Grant Date Fair Value
Unvested shares – January 1, 2011	1,101	$37.41
Granted	712	$48.72
Vested and distributed	(272)	$45.47
Forfeited	(138)	$42.64
Unvested shares – November 3, 2011	1,403	$41.05
Cancelled	(388)	$46.92
Vested and distributed upon closing of the Merger, November 4, 2011	(1,015)	$38.81
Unvested shares - December 31, 2011	—

The weighted average grant date fair value of restricted stock granted during the period of January 1, 2011 through November 3, 2011 (Predecessor) and the years ended December 31, 2010 and 2009 (Predecessor) was $48.72, $40.89 and $25.62, respectively. The total fair value of restricted stock which vested during the period of January 1, 2011 through November 3, 2011 (Predecessor) and the years ended December 31, 2010 and 2009 (Predecessor) was approximately $12.4 million, $7.1 million and $5.4 million, respectively. As of December 31, 2011, there is no remaining unrecognized compensation costs related to non-vested restricted stock granted under our pre-Merger plans.

NOTE 11.     Other Comprehensive Income (loss)

The components of accumulated other comprehensive income are as follows (dollars in thousands):

	Accumulated Foreign Currency Translation Adjustment	Accumulated Derivative Gains (Losses)	Accumulated Other Comprehensive Income (Loss)
Predecessor Balances at January 1, 2009	$17,612	$(8,606)	$9,006
Foreign currency translation adjustment, net of taxes of $(148)	3,822	—	3,822
Net derivative loss, net of taxes of $(2,226)	—	(4,133)	(4,133)
Reclassification adjustment for derivative losses included in income, net of taxes of $3,901	—	7,244	7,244
Predecessor Balances at December 31, 2009	$21,434	$(5,495)	$15,939
Foreign currency translation adjustment, net of taxes of $(118)	(2,923)	—	(2,923)
Net derivative loss, net of taxes of $(958)	—	(1,780)	(1,780)
Reclassification adjustment for derivative losses included in income, net of taxes of $3,330	—	6,185	6,185
Predecessor Balances at December 31, 2010	$18,511	$(1,090)	$17,421
Foreign currency translation adjustment, net of taxes of $(68)	1,836	—	1,836
Net derivative loss, net of taxes of $(876)	—	(1,627)	(1,627)
Reclassification adjustment for derivative losses included in income, net of taxes of $1,463	—	2,717	2,717
Predecessor Balances at November 3, 2011	$20,347	$—	$20,347
Elimination of pre-merger balance through purchase accounting	(20,347)	—	(20,347)
Foreign currency translation adjustment, net of taxes of $278	(5,841)	—	(5,841)
Successor Balances at December 31, 2011	$(5,841)	$—	$(5,841)

NOTE 12.     Commitments and Contingencies

Intellectual Property Litigation

As the owner and exclusive licensee of patents, from time to time, we are a party to proceedings challenging these patents, including challenges in U.S. federal courts, foreign courts and the U.S. Patent and Trademark Office (“USPTO”). Additionally, from time to time, we are a party to litigation we initiate against others we contend infringe these patents, which often results in counterclaims regarding the validity of such patents. It is not possible to reliably predict the outcome of the proceedings described below. However, if we are unable to effectively enforce our intellectual property rights, third parties may become more aggressive in the marketing of competitive products around the world.

U.S. Intellectual Property Litigation

For the last several years, KCI and its affiliates have been involved in multiple patent infringement suits where claims under certain Wake Forest Patents were asserted against providers of competing negative pressure wound therapy (“NPWT”) products. In October 2010, the Federal District Court for the Western District of Texas entered an order in the Smith & Nephew case described below, invalidating the Wake Forest patent claims asserted in the case. In light of the ruling, KCI determined that continued payment of the royalties scheduled under the Wake Forest license agreement was inappropriate. On February 28, 2011, KCI filed suit in the Federal District Court for the Western District of Texas seeking a declaratory judgment that KCI no longer owes royalties to Wake Forest based on the patents in suit because the relevant patent claims are invalid or not infringed. Historical royalties under the license agreement were accrued through February 27, 2011 and are reflected in our consolidated financial statements. For the year ended December 31, 2010, royalty payments to Wake Forest under the licensing agreement were approximately $86 million. No royalty payments were made to Wake Forest during the period of November 4, 2011 through December 31, 2011 (Successor) and the period of January 1, 2011 through November 3, 2011 (Predecessor).

On March 18, 2011, Wake Forest provided written notice of termination under the license agreement with KCI and filed suit in Forsyth County Superior Court, North Carolina, alleging breach of contract by KCI. In its termination notice, Wake Forest is demanding that KCI cease manufacturing and selling licensed products. KCI subsequently removed the action from state court to the Federal District Court for the Middle District of North Carolina, after which Wake Forest amended its complaint to add allegations of patent infringement. That action was stayed pending a ruling by the Federal District Court in Texas on a motion to dismiss or transfer filed by Wake Forest there. On July 26, 2011, the Federal District Court in Texas denied Wake Forest’s motions and stayed the action pending a decision by the Court of Appeals for the Federal Circuit in the Smith & Nephew litigation described below. KCI believes that it does not infringe any valid claims of the Wake Forest Patents and that our defenses to any claims are meritorious and we intend to vigorously defend against any such claims and KCI will continue to manufacture and sell V.A.C. ® Therapy products. It is not possible to estimate damages that may result if we are unsuccessful in the litigation. In addition, as a result of the Wake Forest royalty litigation, KCI will not join Wake Forest in the continued enforcement of the Wake Forest Patents against alleged infringers. KCI intends to withdraw from each of the cases described below that involve the Wake Forest Patents and has withdrawn from the appeal of the Smith & Nephew litigation. Oral argument on Wake Forest’s appeal of the Smith & Nephew litigation was heard on February 6, 2012 at the Court of Appeals for the Federal Circuit.

In May 2007, KCI, its affiliates and Wake Forest filed two related patent infringement suits: one case against Smith & Nephew and a second case against Medela, for the manufacture, use and sale of NPWT products which we alleged infringe claims of patents licensed exclusively to KCI by Wake Forest. In October 2010, the Federal District Court for the Western District of Texas entered an order in the Smith & Nephew case invalidating the patent claims involved in the lawsuit. As a result, KCI has initiated the Wake Forest royalty litigation described above, and KCI is not planning to participate in any appeal of the Smith & Nephew litigation. Wake Forest is appealing the decision in the Smith & Nephew litigation. The case against Medela’s gauze-based devices remains pending, but was recently stayed by the Federal District Court.

In January 2008, KCI, its affiliates and Wake Forest filed a patent infringement lawsuit against Innovative Therapies, Inc. (“ITI”) in the U.S. District Court for the Middle District of North Carolina. The federal complaint alleges that a NPWT device introduced by ITI in 2007 infringes three Wake Forest patents which are exclusively licensed to KCI. This case is currently stayed.

Also in January and June of 2008, KCI and its affiliates filed separate suits in state District Court in Bexar County, Texas, against ITI and several of its principals, all of whom are former employees of KCI. These cases have now been consolidated into a single case. The claims in this case include breach of confidentiality agreements, conversion of KCI technology, theft of trade secrets and conspiracy. We are seeking damages and injunctive relief in the state court case. At this time, the state court case against ITI and its principals is not set for trial.

In December 2008, KCI, its affiliates and Wake Forest filed a patent infringement lawsuit against Boehringer Wound Systems, LLC, Boehringer Technologies, LP, and Convatec, Inc. in the U.S. District Court for the Middle District of North Carolina. The federal complaint alleges that a NPWT device manufactured by Boehringer and commercialized by Convatec infringes Wake Forest patents which are exclusively licensed to KCI. In February 2009, the defendants filed their answer which includes affirmative defenses and counterclaims alleging non-infringement and invalidity of the Wake Forest patents. This case was recently stayed by the Federal District Court.

International Intellectual Property Litigation

In June 2007, Medela filed a patent nullity suit in the German Federal Patent Court against Wake Forest’s German patent corresponding to European Patent No. EP0620720 (“the ‘720 Patent”). In March 2008 and February 2009, Mölnlycke Health Care AB and Smith & Nephew, respectively, joined the nullity suit against the ‘720 Patent. In March 2009, the German Federal Patent Court ruled the German patent corresponding to the ‘720 Patent invalid. KCI is not appealing this decision. A hearing on Wake Forest’s appeal is set for April 26, 2012.

In March 2009, KCI and its affiliates filed a patent infringement lawsuit asserting Australian counterparts to the Wake Forest Patents against Smith & Nephew in the Federal Court of Australia, requesting preliminary injunctive relief to prohibit the commercialization of a Smith & Nephew negative pressure wound therapy dressing kit. The Federal Court issued a temporary injunction in the case which was subsequently overturned by the Full Court of the Federal Court of Australia. A full trial on validity and infringement of the Wake Forest patent involved in the case was held in 2010. In September 2011, the Federal Court ruled the asserted claims to be invalid and not infringed by Smith & Nephew’s product. KCI will not appeal the decision.

In March 2009, KCI's German subsidiary filed a request for a preliminary injunction with the German District Court of Düsseldorf to prevent commercialization of a Smith & Nephew negative pressure wound therapy system that KCI believes infringes the German counterpart of KCI’s European Patent No. EP0777504 (“KCI’s ‘504 Patent”). Following a hearing in July 2009 on this matter, the Court denied KCI’s request for preliminary injunction. Also, in April 2009, KCI's German subsidiary filed a patent infringement lawsuit against Smith & Nephew, GmbH Germany in the German District Court of Mannheim. The lawsuit alleges that the negative pressure wound therapy systems commercialized by Smith & Nephew infringe KCI’s ‘504 Patent and another German patent owned by KCI corresponding to European Patent No. EP0853950 (“KCI’s ‘950 Patent”). A trial was held in October 2009 on KCI’s ‘504 Patent claims, after which the Court dismissed KCI’s infringement allegations. This decision was affirmed on appeal in July 2011. A trial on KCI’s ‘950 Patent claims was held in June 2010, and in September 2010, the Court issued its ruling finding that components used with Smith & Nephew’s negative pressure wound therapy systems infringe KCI’s ‘950 Patent. Smith & Nephew is appealing this decision. In separate actions filed with the German Federal Patent Court, Smith & Nephew has asserted that KCI’s ‘504 Patent and KCI’s ‘950 Patent are invalid. Following hearings in 2011, the Federal Patent Court ruled ‘KCI’s ‘504 Patent and KCI’s ‘950 Patent to be invalid. KCI is appealing those decisions.

In July 2009, KCI and its affiliates filed a patent infringement lawsuit against Smith & Nephew in France alleging infringement of KCI’s ‘504 Patent and KCI’s ‘950 Patent. KCI also filed a request for a preliminary injunction with the Paris District Court in France to prevent commercialization of Smith & Nephew’s NPWT system that KCI believes infringes the French counterpart of KCI’s ‘504 Patent. A hearing on KCI’s request for preliminary injunction was held in October 2009 in France. In November 2009, the Paris District Court denied KCI’s request for a preliminary injunction. On April 29, 2011, the Paris District Court upheld the validity of key claims of KCI’s ‘504 patent but ruled KCI’s ‘504 patent was not infringed by Smith & Nephew’s NPWT systems. The Paris District Court also ruled the asserted claims of KCI’s ‘950 patent invalid. KCI has filed an appeal of this decision.

Also in July 2009, KCI and its affiliates filed patent infringement lawsuits against Smith & Nephew in the United Kingdom alleging infringement of KCI’s ‘504 Patent and KCI’s ‘950 Patent. KCI withdrew its request for a preliminary injunction in the United Kingdom based on KCI’s ‘504 Patent and KCI’s ‘950 Patent and proceeded to trial in May 2010. In June 2010, the Court in the United Kingdom ruled the claims at issue from KCI’s ‘504 Patent and ‘950 Patent to be valid and infringed by Smith & Nephew’s Renasys NPWT systems. In July 2010, the Court ordered that Smith & Nephew be enjoined from further infringement of KCI’s ‘504 Patent and ‘950 Patent. The Court stayed the injunction pending appeal, which was heard on October 18-19, 2010. On November 28, 2010, the Court of Appeal upheld the validity of key claims of both patents and the finding of infringement on KCI’s ‘950 Patent. Smith & Nephew has since notified the Court that it will modify its products to avoid infringement and that its modified NPWT products will stay on the market in the United Kingdom.

LifeCell Litigation

In September 2005, LifeCell Corporation recalled certain human-tissue based products because the organization that recovered the tissue, Biomedical Tissue Services, Ltd. (“BTS”), may not have followed Food and Drug Administration (“FDA”) requirements for donor consent and/or screening to determine if risk factors for communicable diseases existed.  LifeCell Corporation promptly notified the FDA and all relevant hospitals and medical professionals.  LifeCell Corporation did not receive any donor tissue from BTS after September 2005.  LifeCell Corporation was named, along with BTS and many other defendants, in lawsuits relating to the BTS donor irregularities.  These lawsuits generally fell within three categories, (1) recipients of BTS tissue who claim actual injury; (2) suits filed by recipients of BTS tissue seeking medical monitoring and/or damages for emotional distress; and (3) suits filed by family members of tissue donors who did not authorize BTS to donate tissue.

LifeCell Corporation resolved all of those lawsuits which have now been dismissed. The resolution of those lawsuits did not have a material impact on our financial position or results of operations. Subsequently, LifeCell Corporation was served with approximately ten new suits filed by other family members of tissue donors who also allege no authorization was provided. All of these cases have been settled for amounts that will not have a material impact on our results of operations or our financial position.

LifeCell Corporation is a party to approximately 100 lawsuits filed by individuals alleging personal injury and seeking monetary damages for failed hernia repair procedures using LifeCell Corporation’s AlloDerm products. All of these cases are in the early stages of litigation and have not yet been set for trial. Although it is not possible to reliably predict the outcome of the litigation, we believe that the defenses to these claims are meritorious and we will defend them vigorously. We have insurance that covers these claims and lawsuits and believe that after the application of our self-insured retention relating to products liability claims, such policies will cover litigation expenses, settlement costs and damage awards, if any, arising from these suits. Our products liability carrier has taken the initial position that these lawsuits constitute multiple occurrences, requiring the exhaustion of multiple self-insured retentions prior to triggering insurance coverage. We believe these lawsuits constitute a single occurrence and will seek coverage under our policies accordingly. If, as we believe, these cases constitute a single occurrence, we do not expect them to have a material impact on our results of operations or our financial position.

Other Litigation

In February 2009, we received a subpoena from the U.S. Department of Health and Human Services Office of Inspector General (“OIG”) seeking records regarding our billing practices under the local coverage policies of the four regional Durable Medical Equipment Medicare Administrative Contractors (“DME MACs”). KCI cooperated with the OIG’s inquiry and provided substantial documentation to the OIG and the U.S. Attorneys’ office in response to its request. On May 9, 2011, KCI received notice that the U.S. Attorneys’ office had declined to intervene in qui tam actions filed against KCI on March 20, 2008 and September 29, 2008 by two former employees in the U.S. District Court, Central District of California, Western Division. These cases are captioned United States of America, ex rel. Geraldine Godecke v. Kinetic Concepts, Inc., et al. and United States of America, ex rel. Steven J. Hartpence v. Kinetic Concepts, Inc. et al. The complaints contend that KCI violated the Federal False Claims Act by billing in a manner that was not consistent with the Local Coverage Determinations issued by the DME MACs and seek recovery of monetary damages. These cases were originally filed under seal pending the government’s review of the allegations contained therein. Following the completion of the government’s review and their decision to decline to intervene in such suits, the live pleadings were ordered unsealed on May 3, 2011. After reviewing the allegations, KCI filed motions seeking the dismissal of the suits on multiple grounds. On January 30, 2012, the Court granted two of KCI’s motions dismissing all of the claims in the Hartpence suit and dismissing all of the claims in the Godecke suit with the exception of a retaliation claim. KCI will defend itself vigorously against this claim. On February 27, 2012, Hartpence filed a Notice of Appeal seeking to reverse the dismissal of his claims by the trial court. KCI will continue its vigorous defense of these claims as well.

We are party to several additional lawsuits arising in the ordinary course of our business. Additionally, the manufacturing and marketing of medical products necessarily entails an inherent risk of product liability claims. We maintain multiple layers of product liability insurance coverage and we believe these policies and the amounts of coverage are appropriate and adequate.

Other Commitments and Contingencies

As a healthcare supplier, we are subject to extensive government regulation, including laws and regulations directed at ascertaining the appropriateness of reimbursement, preventing fraud and abuse and otherwise regulating reimbursement under various government programs. The marketing, billing, documenting and other practices are all subject to government oversight and review. To ensure compliance with Medicare and other regulations, regional carriers often conduct audits and request patient records and other documents to support claims submitted by us for payment of services rendered to customers.

We also are subject to routine pre-payment and post-payment audits of medical claims submitted to Medicare. These audits typically involve a review, by Medicare or its designated contractors and representatives, of documentation supporting the medical necessity of the therapy provided by us. While Medicare requires us to obtain a comprehensive physician order prior to providing products and services, we are not required to, and do not as a matter of practice require, or subsequently obtain, the underlying medical records supporting the information included in such claim. Following a Medicare request for supporting documentation, we are obligated to procure and submit the underlying medical records retained by various medical facilities and physicians. Obtaining these medical records in connection with a claims audit may be difficult or impossible and, in any event, all of these records are subject to further examination and dispute by an auditing authority. Under standard Medicare procedures, we are entitled to demonstrate the sufficiency of documentation and the establishment of medical necessity, and we have the right to appeal any adverse determinations. If a determination is made that our records or the patients’ medical records are insufficient to meet medical necessity or Medicare reimbursement requirements for the claims subject to a pre-payment or post-payment audit, we could be subject to denial, recoupment or refund demands for claims submitted for Medicare reimbursement. In the event that an audit results in discrepancies in the records provided, Medicare may be entitled to extrapolate the results of the audit to make recoupment demands based on a wider population of claims than those examined in the audit. In November 2010, KCI USA, Inc.’s Raleigh, North Carolina office was the subject of a Medicare audit of 31 claims conducted by the Zone Program Integrity Contractor (“ZPIC”).  In May 2011, based on an extrapolation of the ZPIC’s audit results, the ZPIC determined that KCI USA, Inc. had been overpaid by Medicare in the amount of $5.8 million.  We appealed these claims to Redetermination and reduced the overpayment to $5.1 million.  We have appealed these claims to the next level of review.  Recoupment of the overpayment was stayed pending appeal and interest will accrue on the overpayment unless it is overturned on appeal. In addition to challenging the underlying clinical basis for the claims denials, we intend to challenge the validity of the sampling used to extrapolate the overpayment.  If the extrapolation is found to have been invalid, the extrapolation may be rejected even if the actual claims denials on which the extrapolation was based are not overturned. We cannot predict the outcome of theses appeals. However, we do not expect that the final determination of the audit will have a material impact on our results of operations or our financial position. Our other offices could be subjected to similar audits in which overpayments are extrapolated. In addition, Medicare or its contractors could place us on an extended pre-payment review, which could slow our collections process for submitted claims. If Medicare were to deny a significant number of claims in any pre-payment audit, or make any recoupment demands based on any post-payment audit, our business and operating results could be materially and adversely affected. In addition, violations of federal and state regulations regarding Medicare reimbursement could result in severe criminal, civil and administrative penalties and sanctions, including disqualification from Medicare and other reimbursement programs. Going forward, it is likely that we will be subject to periodic inspections, assessments and audits of our billing and collections practices.

In May 2011, LifeCell Corporation received a warning letter from the FDA following an inspection by the FDA at LifeCell in November 2010.  The warning letter primarily related to LifeCell’s failure to submit required documentation to the FDA prior to conduct of certain clinical studies.  The FDA also identified certain non-compliance with FDA regulations covering the promotion of LifeCell’s Strattice Tissue Matrix.  LifeCell submitted a written response to the FDA on May 31, 2011.  LifeCell is cooperating with the FDA and believes that the corrective actions it has taken will resolve the FDA’s concerns without a material impact on the LifeCell’s business.  However, we cannot give any assurances that the FDA will be satisfied with its response to the warning letter or as to the expected date of the resolution of the matters included in the warning letter.

As required upon the closing of our second lien notes and senior unsecured notes, we have entered into registration rights agreements with respect to these notes. Under the terms of the registration rights agreements, we must use our commercially reasonable efforts to file a registration statement for each of the second lien notes and senior unsecured notes (the “exchange offer registration statements”) with respect to a registered exchange offer to exchange such notes for new notes with terms substantially identical in all material respects with the notes (except for the provisions relating to the transfer restrictions and payment of additional interest), to cause the exchange offer registration statement to be declared effective by the Securities and Exchange Commission (“SEC”) under the Securities Act and to consummate the exchange offer not later than 365 days following the issuance of the notes (“Exchange Date”).

We intend to conduct each exchange offer in accordance with the provisions of the registration rights agreements for the notes and the applicable requirements of the Securities Act and the related rules and regulations of the SEC.

In the event that the exchange offer is not consummated by the Exchange Date, we will, subject to certain conditions, at our own cost:

•	file a shelf registration statement covering resales of the notes within 30 days after the Exchange Date;

•	use our commercially reasonable efforts to cause a shelf registration statement to be declared effective under the Securities Act; and

•
use our commercially reasonable efforts to keep the shelf registration statement effective for a period of one year from the effective date of the shelf registration statement or such shorter period that will terminate when all of the notes registered thereunder are disposed of in accordance therewith or cease to be outstanding on the date upon which all notes covered by such shelf registration statement become eligible for resale, without regard to volume, manner of sale or other restrictions contained in Rule 144 under the Securities Act.

If the exchange offer has not been consummated and a shelf registration statement covering resales of the notes has not been filed or the shelf registration statement has not been declared effective by the SEC (each, a “notes registration default”), then additional interest will accrue on the aggregate principal amount of the notes from and including the date on which any such notes registration default has occurred to but excluding the date on which all of the notes registration defaults have been cured. Additional interest will accrue at a rate of 0.25% for the first 90 day period after such date and thereafter it will be increased by an additional 0.25% for each subsequent 90 day period that elapses provided that the aggregate increase in such annual interest rate may in no event exceed 1.0%.

As of December 31, 2011, our commitments for the purchase of new product inventory were $34.1 million, including approximately $3.5 million of disposable products from our main disposable supplier, $3.2 million from our major electronic board and touch panel suppliers and $13.3 million for inventory related to our LifeCell business, including $8.0 million for inventory commitments under our Novadaq sales and marketing agreement. Of the total inventory commitments at December 31, 2011, we expect $26.1 million to occur in 2012, $3.0 million in 2013 and $5.0 million in 2014. In addition, as of December 31, 2011, our commitments for the purchase of services were $7.9 million of which we expect $5.4 million in 2012 and $2.5 million in 2013.

NOTE 13.     Related Party Transactions

On November 4, 2011, in connection with the Merger, entities affiliated with the Sponsors (the “Managers”) entered into services agreements and material event services agreements with KCI and LifeCell or, in certain cases, their affiliates (the “Services Agreements”), pursuant to which the Managers will provide strategic and consulting services, including financing and strategic business planning and analysis services, to KCI, LifeCell and/or their subsidiaries, parent entities and controlled affiliates. Pursuant to the Services Agreements, the Managers are entitled to receive an annual consulting fee, as well as certain fees for specified material events, including sales of KCI or LifeCell and refinancings. The Managers will also receive reimbursement of reasonable out-of-pocket expenses incurred in connection with the provision of services pursuant to the Services Agreements. The Services Agreements will continue indefinitely unless terminated by the consent of all the parties thereto. However, the Services Agreements will terminate automatically upon an initial public offering of KCI, LifeCell or one of their subsidiaries, parent entities or controlled affiliates, unless KCI or LifeCell or, in certain cases, an affiliate of KCI or LifeCell, as applicable, elects by prior written notice to continue the Services Agreements. The Services Agreements may also terminate upon certain change of control events involving KCI or LifeCell. On November 4, 2011, the Managers also entered into an indemnification agreement with the Company and its parent entities (the “Indemnification Agreement”). The Indemnification Agreement contains customary exculpation and indemnification provisions in favor of the Managers and certain of their affiliates. During the period of November 4, 2011 through December 31, 2011 (Successor), we paid management fees of $0.8 million to the Managers. We expect to pay approximately $5.1 million in management fees to the Managers during each of the years ended December 2012 through the term of the agreements.

On November 4, 2011, in connection with the Merger, we paid $51.2 million in entry fees to the Managers.

NOTE 14.     Segment and Geographic Information

The Centaur Companies are engaged in the rental and sale of advanced wound care systems, regenerative medicine products and therapeutic support systems. The Centaur Companies have operations in more than 20 countries.

The Centaur Companies have two reportable operating segments which correspond to our two global business units: AHS and LifeCell. Our two global operating segments also represent our reporting units as defined by the Codification. In most countries where we operate, our product lines are marketed and serviced by the same infrastructure and, as such, we have allocated these costs to the various business units based on allocation methods including rental and sales events, headcount, revenue and other methods as deemed appropriate. We measure segment profit (loss) as operating earnings (loss), which is defined as income (loss) before interest and other income, interest expense, foreign currency gains and losses, and income taxes. All intercompany transactions are eliminated in computing revenue and operating earnings (loss).

Information on segments and a reconciliation of consolidated totals are as follows (dollars in thousands):

	Period from November 4 through December 31, 2011	Period from January 1 through November 3, 2011	Year Ended December 31,
			2010	2009
	Successor	Predecessor	Predecessor	Predecessor
Revenue:
AHS	$231,149	$1,181,961	$1,402,035	$1,402,417
LifeCell	73,615	321,451	341,405	285,898
Total revenue	$304,764	$1,503,412	$1,743,440	$1,688,315

Operating earnings (loss):
AHS	$67,506	$412,092	$417,646	$400,031
LifeCell	13,029	89,178	93,948	80,251
Non-allocated costs:
General headquarter expense	(3,948)	(46,837)	(49,312)	(43,153)
Equity-based compensation (1)	(306)	(81,354)	(32,781)	(32,506)
Merger-related expenses (2)	(148,713)	(46,619)	—	—
LifeCell acquisition-related expenses (3)	—	(29,519)	(38,293)	(42,791)
Total non-allocated costs	(152,967)	(204,329)	(120,386)	(118,450)
Total operating earnings (loss)	$(72,432)	$296,941	$391,208	$361,832
_____________________________

(1)	Includes $55.0 million related to the acceleration of equity-based compensation expense due to immediate vesting upon the Merger.

(2)	Represents expenses related to the Merger including buyer and seller transaction costs, management fees, restructuring-related expenses and amortization of acquired intangible assets.

(3)	Includes amortization of acquired intangible assets and costs to retain key employees related to our purchase of LifeCell in May 2008.

	Period from November 4 through December 31, 2011	Period from January 1 through November 3, 2011	Year Ended December 31,
			2010	2009
	Successor	Predecessor	Predecessor	Predecessor
Depreciation and other amortization:
AHS	$44,238	$55,568	$72,474	$62,668
LifeCell	8,670	44,667	57,370	60,248
Other	3,843	17,451	26,621	32,944
	$56,751	$117,686	$156,465	$155,860

Significant non-cash expense other than depreciation and amortization expense includes the Merger-related periodic recognition of cost of sales associated with the application of preliminary purchase accounting adjustments to step up the value of inventory. For the period from November 4 through December 31, 2011, we recognized $2.1 million, $5.3 million and $0.4 million, respectively, in related cost of sales for our AHS and LifeCell business units.

AHS and LifeCell assets are primarily accounts receivable, inventories, goodwill, intangible assets and net property, plant and equipment generally identifiable by product. Other assets include assets related to our divestiture and assets not specifically identifiable to a product, such as cash, deferred income taxes, prepaid expenses, net debt issuance costs and other non-current assets. Information on segment assets are as follows (dollars in thousands):

	December 31,
	2011	2010	2009
	Successor	Predecessor	Predecessor
Total assets:
AHS	$4,977,917	$764,619	$779,464
LifeCell	2,328,671	1,704,337	1,712,376
Other	614,791	607,043	546,725
	$7,921,379	$3,075,999	$3,038,565

AHS and LifeCell gross capital expenditures primarily relate to manufactured rental assets, manufacturing equipment, and computer hardware and software identifiable by product. Other capital expenditures include those related to our divestiture and those not specifically identifiable to a product, such as the purchase of land and the construction of our global headquarters building, leasehold improvements, and computer hardware and software. The following table contains information on gross capital expenditures (dollars in thousands):

	Period from November 4 through December 31, 2011	Period from January 1 through November 3, 2011	Year Ended December 31,
			2010	2009
	Successor	Predecessor	Predecessor	Predecessor
Gross capital expenditures:
AHS	$10,080	$5,842	$10,212	$17,140
LifeCell	7,047	10,832	10,099	9,113
Other	18,881	81,882	65,572	77,036
	$36,008	$98,556	$85,883	$103,289

Other selected geographic financial information is presented separately for the successor and predecessor periods. In the successor presentation, the Bailiwick of Guernsey represents the domestic location and in the predecessor presentation, the United States represents the domestic location. Revenues are attributed to countries based on the location of our entity providing the products or services. Information on the geographical location of select financial information is as follows (dollars in thousands):

Period from November 4 through December 31, 2011

Successor
Geographic location of revenue:
Domestic	$—
United States	235,886
Other foreign	68,878
Total revenue	$304,764

	Period from January 1 through November 3, 2011	Year Ended December 31,
		2010	2009
	Predecessor	Predecessor	Predecessor
Geographic location of revenue:
Domestic	$1,155,832	$1,352,323	$1,302,095
Foreign	347,580	391,117	386,220
Total revenue	$1,503,412	$1,743,440	$1,688,315

December 31, 2011
Successor
Geographic location of long-lived assets (1):
Domestic	$—
United States	360,365
Other foreign	184,982
Total long-lived assets	$545,347
_____________________________

(1)	Long-lived assets exclude intangible assets.

	December 31,
	2010	2009
	Predecessor	Predecessor
Geographic location of long-lived assets (1):
Domestic	$184,131	$198,211
Foreign	86,932	97,844
Total long-lived assets	$271,063	$296,055
_____________________________

(1)	Long-lived assets exclude intangible assets.

NOTE 15.    Sale of Therapeutic Support Systems Assets

On August 15, 2012, we announced that we had entered into an asset purchase agreement with Getinge. The transaction closed on November 8, 2012. At the closing of the transaction, Getinge paid KCI $247.1 million in cash, subject to certain adjustments. Under the terms of the Agreement, Getinge purchased certain assets and assumed certain liabilities, including our TSS product portfolio. In addition, Getinge has offered employment to TSS employees and we have agreed to provide transition services to Getinge after the close of the transaction. The historical results of operations of the disposal group, excluding the allocation of general corporate overhead, are reported as discontinued operations in the consolidated statements of operations.

The Company plans to use the net proceeds from the sale to reinvest in its core business and look for growth opportunities.  If the Company has not reinvested all of the proceeds within one year, it must use the remaining amount to repay its long-term debt obligations.

The operating results of the TSS product portfolio included in discontinued operations are as follows (in thousands):

	Period from November 4 through December 31, 2011	Period from January 1 through November 3, 2011	Year Ended December 31,
			2010	2009
	Successor	Predecessor	Predecessor	Predecessor

Revenue	$42,492	$214,710	$270,154	$300,171
Earnings (loss) before income taxes	$6,223	$37,055	$55,167	$80,652
Income tax expense (benefit)	$2,396	$4,954	$9,921	$12,831
Earnings (loss) from discontinued operations	$3,827	$32,101	$45,246	$67,821
NOTE 16.     Quarterly Financial Data (unaudited)

The unaudited consolidated results of operations by quarter are summarized below (in thousands):

	First Quarter	Second Quarter	Third Quarter	Period from October 1 through November 3,	Period from November 4 through December 31,
	2011	2011	2011	2011	2011
	Predecessor	Predecessor	Predecessor	Predecessor	Successor
Revenue	$432,578	$453,270	$468,541	$149,023	$304,764
Gross profit	$264,258	$290,287	$310,607	$96,421	$175,861
Operating earnings (loss)	$100,777	$116,664	$135,287	$(55,787)	$(72,432)
Earnings (loss) from continuing operations	$58,236	$71,647	$83,799	$(54,845)	$(118,696)
Earnings from discontinued operations	$10,182	$9,778	$6,927	$5,214	$3,827
Net earnings (loss)	$68,418	$81,425	$90,726	$(49,631)	$(114,869)

	Year Ended December 31, 2010
	First Quarter	Second Quarter	Third Quarter	Fourth Quarter
	Predecessor	Predecessor	Predecessor	Predecessor
Revenue	$410,954	$430,412	$442,346	$459,728
Gross profit	$243,149	$256,877	$266,717	$278,200
Operating earnings	$82,975	$89,126	$108,542	$110,565
Earnings from continuing operations	$37,651	$43,574	$66,250	$63,363
Earnings from discontinued operations	$15,062	$10,031	$9,523	$10,630
Net earnings	$52,713	$53,605	$75,773	$73,993

NOTE 17.     Guarantor Condensed Consolidating Financial Statements

Our second lien notes and senior unsecured notes are fully and unconditionally guaranteed, jointly and severally, by us and each of our material 100% owned subsidiaries, other than the subsidiaries that are co-issuers of the notes, foreign subsidiaries and subsidiaries whose only assets are investments in foreign subsidiaries. The non-guarantor subsidiaries do not have any payment obligations under the second lien notes or the senior unsecured notes. Subject to the terms of the second lien notes and senior unsecured notes indentures, the guarantee of a subsidiary guarantor will terminate upon:

            (1) a sale or other disposition (including by way of consolidation or merger) of the capital stock of such guarantor or the sale or disposition of all or substantially all the assets of such subsidiary guarantor (other than to the Company or a restricted subsidiary) otherwise permitted by the second lien notes or senior unsecured notes indentures,

            (2) the designation in accordance with the second lien notes or senior unsecured notes indenture of the guarantor as an unrestricted subsidiary or the occurrence of any event after which the guarantor is no longer a restricted subsidiary,

            (3) defeasance or discharge of the second lien notes or the senior unsecured notes, or

            (4) upon the achievement of investment grade status by the second lien notes or senior unsecured notes; provided that such guarantee shall be reinstated upon the reversion date.

In the event of a bankruptcy, liquidation or reorganization of any non-guarantor subsidiary, such non-guarantor subsidiary will pay the holders of its debt and other liabilities, including its trade creditors, before it will be able to distribute any of its assets to us. In the future, any non-U.S. subsidiaries, immaterial subsidiaries and subsidiaries that we designate as unrestricted subsidiaries under the second lien notes and senior unsecured notes indentures will not guarantee the second lien notes or the senior unsecured notes. As of December 31, 2011, there were no restrictions on the ability of subsidiary guarantors to transfer funds to the parent company.

As a result of the guarantee arrangements, we are presenting the following condensed consolidated balance sheets, statements of operations and comprehensive income (loss), and statements of cash flows of the issuer, the guarantor subsidiaries and the non-guarantor subsidiaries.

Condensed Consolidating Parent Company, Co-Issuers,
Guarantor and Non-Guarantor Balance Sheet
December 31, 2011
(in thousands)

	Centaur Guernsey L.P. Inc. Parent Company	Kinetic Concepts, Inc. and KCI USA, Inc. Borrower	Guarantor Subsidiaries	Non-Guarantor Subsidiaries	Eliminations	Consolidated
Assets:
Current assets:
Cash and cash equivalents	$411	$142,652	$—	$72,363	$—	$215,426
Accounts receivable, net	—	211,187	53,097	137,674	—	401,958
Inventories, net	—	79,302	87,171	81,797	(70,027)	178,243
Deferred income taxes	—	98,062	—	2,853	(77,645)	23,270
Prepaid expenses and other	—	30,663	7,257	354,633	(346,531)	46,022
Intercompany receivables	—	998,244	1,891,483	50,787	(2,940,514)	—
Total current assets	411	1,560,110	2,039,008	700,107	(3,434,717)	864,919
Net property, plant and equipment	—	341,646	69,452	311,063	(176,814)	545,347
Debt issuance costs, net	—	111,397	—	—	—	111,397
Deferred income taxes	—	—	—	18,322	—	18,322
Goodwill	—	2,499,690	997,842	—	—	3,497,532
Identifiable intangible assets, net	—	528,524	2,124,821	222,391	—	2,875,736
Other non-current assets	—	2,149	149	96,728	(90,900)	8,126
Intercompany loan receivables	—	848,552	323,884	75,020	(1,247,456)	—
Intercompany investments	1,593,033	332,987	775,147	—	(2,701,167)	—
	$1,593,444	$6,225,055	$6,330,303	$1,423,631	$(7,651,054)	$7,921,379

Liabilities and Equity:
Current liabilities:
Accounts payable	$—	$23,233	$14,884	$11,781	$—	$49,898
Accrued expenses and other	—	194,940	235,137	70,497	(188,957)	311,617
Intercompany payables	—	163,543	2,314,174	462,799	(2,940,516)	—
Current installments of long-term debt	—	23,491	—	—	—	23,491
Income taxes payable	—	—	662	14,050	(14,712)	—
Deferred income taxes	—	—	77,645	—	(77,645)	—
Total current liabilities	—	405,207	2,642,502	559,127	(3,221,830)	385,006
Long-term debt, net of current installments and discount	—	4,639,728	—	—	—	4,639,728
Non-current tax liabilities	—	31,114	—	7,181	—	38,295
Deferred income taxes	—	244,517	911,417	97,410	—	1,253,344
Other non-current liabilities	—	9,837	802	923	—	11,562
Intercompany loan payables	—	398,904	848,552	—	(1,247,456)	—
Total liabilities	—	5,729,307	4,403,273	664,641	(4,469,286)	6,327,935

Shareholders' equity	1,593,444	495,748	1,927,030	758,990	(3,181,768)	1,593,444
	$1,593,444	$6,225,055	$6,330,303	$1,423,631	$(7,651,054)	$7,921,379

See accompanying notes to condensed consolidated financial statements.

Condensed Consolidating Parent Company, Co-Issuers,
Guarantor and Non-Guarantor Balance Sheet
December 31, 2010
(in thousands)

	Predecessor
	Centaur Guernsey L.P. Inc. Parent Company	Kinetic Concepts, Inc. and KCI USA, Inc. Borrower	Guarantor Subsidiaries	Non-Guarantor Subsidiaries	Eliminations	Consolidated
Assets:
Current assets:
Cash and cash equivalents	$—	$228,763	$4,252	$83,588	$—	$316,603
Accounts receivable, net	—	235,004	43,773	135,306	—	414,083
Inventories, net	—	74,623	86,422	91,488	(79,981)	172,552
Deferred income taxes	—	23,224	4,364	2,524	—	30,112
Prepaid expenses and other	—	15,372	9,913	315,130	(306,216)	34,199
Intercompany receivables	—	—	771,162	100,994	(872,156)	—
Total current assets	—	576,986	919,886	729,030	(1,258,353)	967,549
Net property, plant and equipment	—	234,354	54,199	222,742	(240,232)	271,063
Debt issuance costs, net	—	22,622	—	—	—	22,622
Deferred income taxes	—	—	—	17,151	—	17,151
Goodwill	—	198,244	1,121,519	9,118	—	1,328,881
Identifiable intangible assets, net	—	5,402	437,075	11,325	—	453,802
Other non-current assets	—	8,962	1,779	5,820	(1,630)	14,931
Intercompany loan receivables	—	—	142,960	—	(142,960)	—
Intercompany investments	—	2,254,058	261,993	29,609	(2,545,660)	—
	$—	$3,300,628	$2,939,411	$1,024,795	$(4,188,835)	$3,075,999

Liabilities and Equity:
Current liabilities:
Accounts payable	$—	$29,351	$17,936	$12,850	$—	$60,137
Accrued expenses and other	—	132,121	230,188	57,103	(193,888)	225,524
Intercompany payables	—	292,018	431,851	123,287	(847,156)	—
Current installments of long-term debt	—	169,500	—	—	—	169,500
Current installments of intercompany debt	—	25,000	—	—	(25,000)	—
Income taxes payable	—	—	662	31	(693)	—
Total current liabilities	—	647,990	680,637	193,271	(1,066,737)	455,161
Long-term debt, net of current installments and discount	—	935,290	—	—	—	935,290
Non-current tax liabilities	—	28,258	—	7,330	—	35,588
Deferred income taxes	—	5,082	158,304	—	—	163,386
Other non-current liabilities	—	908	1,917	670	—	3,495
Intercompany loan payables	—	140,000	—	2,960	(142,960)	—
Total liabilities	—	1,757,528	840,858	204,231	(1,209,697)	1,592,920

Shareholders' equity	—	1,543,100	2,098,553	820,564	(2,979,138)	1,483,079
	—	3,300,628	2,939,411	1,024,795	(4,188,835)	3,075,999

See accompanying notes to condensed consolidated financial statements.

Condensed Consolidating Parent Company, Co-Issuers,
Guarantor and Non-Guarantor Statement of Operations and Comprehensive Income (Loss)
(in thousands)

	For the period from November 4 through December 31, 2011
	Successor
	Centaur Guernsey L.P. Inc. Parent Company	Kinetic Concepts, Inc. and KCI USA, Inc. Borrower	Guarantor Subsidiaries	Non-Guarantor Subsidiaries	Eliminations	Consolidated
Revenue:
Rental	$—	$114,296	$410	$28,256	$—	$142,962
Sales	—	52,108	71,928	105,860	(68,094)	161,802
Total revenue	—	166,404	72,338	134,116	(68,094)	304,764
Rental expenses	—	59,157	618	48,612	(23,245)	85,142
Cost of sales	11	70,472	24,188	40,860	(91,770)	43,761
Gross profit	(11)	36,775	47,532	44,644	46,921	175,861
Selling, general and administrative expenses	288	170,023	13,097	35,429	(1,120)	217,717
Research and development expenses	—	7,118	5,631	1,368	—	14,117
Acquired intangible asset amortization	—	4,227	10,466	1,766	—	16,459
Operating earnings	(299)	(144,593)	18,338	6,081	48,041	(72,432)
Non-operating intercompany transactions	—	49,423	10,426	(60,043)	194	—
Interest income and other	—	11,453	2,042	100	(13,447)	148
Interest expense	—	(117,028)	(11,389)	(22)	13,447	(114,992)
Foreign currency gain (loss)	—	25,873	(94)	(3,529)	—	22,250
Earnings (loss) from continuing operations before income taxes (benefit) and equity in earnings (loss) of subsidiaries	(299)	(174,872)	19,323	(57,413)	48,235	(165,026)
Income tax expense (benefit)	—	(40,912)	(322)	(5,096)	—	(46,330)
Earnings (loss) from continuing operations before equity in earnings (loss) of subsidiaries	(299)	(133,960)	19,645	(52,317)	48,235	(118,696)
Equity in earnings (loss) of subsidiaries	(114,570)	397	(50,775)	—	164,948	—
Earnings from continuing operations	(114,869)	(133,563)	(31,130)	(52,317)	213,183	(118,696)
Earnings from discontinued operations, net of tax	—	(710)	2,125	1,542	870	3,827
Net earnings (loss)	$(114,869)	$(134,273)	$(29,005)	$(50,775)	$214,053	$(114,869)
Total comprehensive income (loss)	$(120,710)	$(140,114)	$(34,846)	$(56,616)	$231,576	$(120,710)
See accompanying notes to condensed consolidated financial statements.

Condensed Consolidating Parent Company, Co-Issuers,
Guarantor and Non-Guarantor Statement of Operations and Comprehensive Income (Loss)

(in thousands)

	For the period from January 1 through November 3, 2011
	Predecessor
	Centaur Guernsey L.P. Inc. Parent Company	Kinetic Concepts, Inc. and KCI USA, Inc. Borrower	Guarantor Subsidiaries	Non-Guarantor Subsidiaries	Eliminations	Consolidated
Revenue:
Rental	$—	$594,764	$1,455	$150,597	$—	$746,816
Sales	—	253,341	315,939	429,085	(241,769)	756,596
Total revenue	—	848,105	317,394	579,682	(241,769)	1,503,412
Rental expenses	—	296,247	1,364	205,596	(152,295)	350,912
Cost of sales	—	192,704	92,320	207,042	(301,139)	190,927
Gross profit	—	359,154	223,710	167,044	211,665	961,573
Selling, general and administrative expenses	—	369,911	93,321	102,313	(33)	565,512
Research and development expenses	—	36,898	24,343	8,360	—	69,601
Acquired intangible asset amortization	—	—	29,519	—	—	29,519
Operating earnings	—	(47,655)	76,527	56,371	211,698	296,941
Non-operating intercompany transactions	—	85,085	113,318	(210,403)	12,000	—
Interest income and other	—	747	26,920	231	(26,926)	972
Interest expense	—	(88,697)	9	(169)	26,926	(61,931)
Foreign currency gain (loss)	—	(3,193)	409	6	—	(2,778)
Earnings (loss) from continuing operations before income taxes (benefit) and equity in earnings (loss) of subsidiaries	—	(53,713)	217,183	(153,964)	223,698	233,204
Income tax expense (benefit)	—	(7,153)	78,561	2,959	—	74,367
Earnings (loss) from continuing operations before equity in earnings (loss) of subsidiaries	—	(46,560)	138,622	(156,923)	223,698	158,837
Equity in earnings (loss) of subsidiaries		2,687	(139,737)	—	137,050	—
Earnings from continuing operations	—	(43,873)	(1,115)	(156,923)	360,748	158,837
Earnings from discontinued operations, net of tax	—	3,114	3,802	17,186	7,999	32,101
Net earnings (loss)	$—	$(40,759)	$2,687	$(139,737)	$368,747	$190,938
Total comprehensive income (loss)	$—	$(37,833)	$4,523	$(137,901)	$365,075	$193,864

See accompanying notes to condensed consolidated financial statements.

Condensed Consolidating Parent Company, Co-Issuers,
Guarantor and Non-Guarantor Statement of Operations and Comprehensive Income (Loss)
(in thousands)

	For the year ended December 31, 2010
	Predecessor
	Centaur Guernsey L.P. Inc. Parent Company	Kinetic Concepts, Inc. and KCI USA, Inc. Borrower	Guarantor Subsidiaries	Non-Guarantor Subsidiaries	Eliminations	Consolidated
Revenue:
Rental	$—	$731,305	$908	$179,653	$—	$911,866
Sales	—	287,336	342,179	433,811	(231,752)	831,574
Total revenue	—	1,018,641	343,087	613,464	(231,752)	1,743,440
Rental expenses	—	435,809	867	232,399	(200,100)	468,975
Cost of sales	—	201,358	107,855	209,024	(288,715)	229,522
Gross profit	—	381,474	234,365	172,041	257,063	1,044,943
Selling, general and administrative expenses	—	326,637	92,869	113,726	(2,514)	530,718
Research and development expenses	—	40,927	26,874	17,790	—	85,591
Acquired intangible asset amortization	—	—	37,426	—	—	37,426
Operating earnings	—	13,910	77,196	40,525	259,577	391,208
Non-operating intercompany transactions	—	143,843	74,147	(273,890)	55,900	—
Interest income and other	—	422	12,251	688	(12,510)	851
Interest expense	—	(99,438)	—	(125)	12,510	(87,053)
Foreign currency gain (loss)	—	442	177	(5,119)	—	(4,500)
Earnings (loss) from continuing operations before income taxes (benefit) and equity in earnings (loss) of subsidiaries	—	59,179	163,771	(237,921)	315,477	300,506
Income tax expense (benefit)	—	22,940	64,064	2,664	—	89,668
Earnings (loss) from continuing operations before equity in earnings (loss) of subsidiaries	—	36,239	99,707	(240,585)	315,477	210,838
Equity in earnings (loss) of subsidiaries	—	(117,195)	(218,904)	—	336,099	—
Earnings from continuing operations	—	(80,956)	(119,197)	(240,585)	651,576	210,838
Earnings from discontinued operations, net of tax	—	10,809	2,002	21,681	10,754	45,246
Net earnings (loss)	$—	$(70,147)	$(117,195)	$(218,904)	$662,330	$256,084
Total comprehensive income (loss)	$—	$(68,665)	$(120,118)	$(221,827)	$668,176	$257,566

See accompanying notes to condensed consolidated financial statements.

Condensed Consolidating Parent Company, Co-Issuers,
Guarantor and Non-Guarantor Statement of Operations and Comprehensive Income (Loss)
(in thousands)

	For the year ended December 31, 2009
	Predecessor
	Centaur Guernsey L.P. Inc. Parent Company	Kinetic Concepts, Inc. and KCI USA, Inc. Borrower	Guarantor Subsidiaries	Non-Guarantor Subsidiaries	Eliminations	Consolidated
Revenue:
Rental	$—	$731,589	$616	$187,154	$—	$919,359
Sales	—	288,259	288,686	464,855	(272,844)	768,956
Total revenue	—	1,019,848	289,302	652,009	(272,844)	1,688,315
Rental expenses	—	432,412	(1,891)	202,185	(166,769)	465,937
Cost of sales	—	201,512	92,201	192,852	(260,885)	225,680
Gross profit	—	385,924	198,992	256,972	154,810	996,698
Selling, general and administrative expenses	—	321,148	83,933	99,945	(2,261)	502,765
Research and development expenses	—	52,468	28,904	10,095	—	91,467
Acquired intangible asset amortization	—	—	40,634	—	—	40,634
Operating earnings	—	12,308	45,521	146,932	157,071	361,832
Non-operating intercompany transactions	—	128,072	118,107	(236,775)	(9,404)	—
Interest income and other	—	221	12,252	861	(12,515)	819
Interest expense	—	(117,221)	—	(212)	12,515	(104,918)
Foreign currency gain (loss)	—	(8,098)	(29)	4,123	—	(4,004)
Earnings (loss) from continuing operations before income taxes (benefit) and equity in earnings (loss) of subsidiaries	—	15,282	175,851	(85,071)	147,667	253,729
Income tax expense (benefit)	—	8,064	71,277	13,507	—	92,848
Earnings (loss) from continuing operations before equity in earnings (loss) of subsidiaries	—	7,218	104,574	(98,578)	147,667	160,881
Equity in earnings (loss) of subsidiaries	—	35,111	(71,903)	—	36,792	—
Earnings from continuing operations	—	42,329	32,671	(98,578)	184,459	160,881
Earnings from discontinued operations, net of tax	—	28,305	2,440	26,675	10,401	67,821
Net earnings (loss)	$—	$70,634	$35,111	$(71,903)	$194,860	$228,702
Total comprehensive income (loss)	$—	$77,567	$38,933	$(68,081)	$187,216	$235,635

See accompanying notes to condensed consolidated financial statements.

Condensed Consolidating Parent Company, Co-Issuers,
Guarantor and Non-Guarantor Statement of Cash Flows
(in thousands)

	For the period November 4 through December 31, 2011
	Successor
	Centaur Guernsey L.P. Inc. Parent Company	Kinetic Concepts, Inc. and KCI USA, Inc. Borrower	Guarantor Subsidiaries	Non-Guarantor Subsidiaries	Eliminations	Consolidated
Cash flows from operating activities:
Net earnings (loss)	$(114,869)	$(134,273)	$(29,005)	$(50,775)	$214,053	$(114,869)
Adjustments to reconcile net earnings (loss) to net cash provided	299	(1,787,282)	1,296,975	591,299	(63,996)	37,295
Net cash provided by operating activities	(114,570)	(1,921,555)	1,267,970	540,524	150,057	(77,574)
Cash flows from investing activities:
Net additions to property, plant and equipment	—	(38,479)	(6,360)	(46,262)	61,251	(29,850)
Dispositions of assets subject to leveraged lease, net	—	7,435	—	—	—	7,435
Increase in identifiable intangible assets and other non-current assets	—	1,261,578	(1,248,161)	(103,896)	89,262	(1,217)
Cash used to acquire entity	—	(2,611,846)	(1,716,581)	(856,932)	—	(5,185,359)
Net cash used by investing activities	—	(1,381,312)	(2,971,102)	(1,007,090)	150,513	(5,208,991)
Cash flows from financing activities:
Capital contributions from limited partners	1,714,398	—	—	—	—	1,714,398
Distribution to limited partners	(543)	—	—	—	—	(543)
Repayments of long-term debt and capital lease obligations	—	(1,532,652)	(989)	(489)	—	(1,534,130)
Proceeds (payments) on intercompany loans	—	(449,648)	524,668	(75,020)	—	—
Settlement of convertible debt warrants	—	(280,220)	—	—	—	(280,220)
Settlement of convertible debt hedges	—	314,856	—	—	—	314,856
KCI acquisition financing:
Proceeds from B1, B2, 2nd lien notes and unsecured notes	—	4,685,896	—	—	—	4,685,896
Debt issuance costs – 2011 merger financing	—	(106,076)	—	—	—	(106,076)
Purchase of interest rate caps	—	(2,150)	—	—	—	(2,150)
Proceeds (payments) on intercompany investments	(1,598,874)	179,279	1,179,453	540,712	(300,570)	—
Net cash provided (used) by financing activities	114,981	2,809,285	1,703,132	465,203	(300,570)	4,792,031
Effect of exchange rate changes on cash and cash equivalents	—	—	—	(1,925)	—	(1,925)
Net increase in cash and cash equivalents	411	(493,582)	—	(3,288)	—	(496,459)
Cash and cash equivalents, beginning of period	—	636,234	—	75,651	—	711,885
Cash and cash equivalents, end of period	$411	$142,652	$—	$72,363	$—	$215,426

See accompanying notes to condensed consolidated financial statements.

Condensed Consolidating Parent Company, Co-Issuers,
Guarantor and Non-Guarantor Statement of Cash Flows
(in thousands)

	For the period January 1 through November 3, 2011
	Predecessor
	Centaur Guernsey L.P. Inc. Parent Company	Kinetic Concepts, Inc. and KCI USA, Inc. Borrower	Guarantor Subsidiaries	Non-Guarantor Subsidiaries	Eliminations	Consolidated
Cash flows from operating activities:
Net earnings (loss)	$—	$(40,759)	$2,687	$(139,737)	$368,747	$190,938
Adjustments to reconcile net earnings (loss) to net cash provided	—	61,984	253,684	101,886	(120,524)	297,030
Net cash provided by operating activities	—	21,225	256,371	(37,851)	248,223	487,968
Cash flows from investing activities:
Net additions to property, plant and equipment	—	(81,054)	(7,161)	(68,851)	54,049	(103,017)
Dispositions of assets subject to leveraged lease, net	—	—	—	—	—	—
Increase in identifiable intangible assets and other non-current assets	—	3	(5,209)	(14,434)	—	(19,640)
Net cash used by investing activities	—	(81,051)	(12,370)	(83,285)	54,049	(122,657)
Cash flows from financing activities:
Repayments of long-term debt and capital lease obligations	—	(20,624)	—	(150)	—	(20,774)
Proceeds (payments) on intercompany loans	—	231,843	(178,883)	(77,960)	25,000	—
Proceeds from exercise of stock options and employee stock purchases	—	42,973	—	—	—	42,973
Proceeds from the purchase of stock in ESPP and other	—	8,059	—	—	—	8,059
Excess tax benefit from equity-based payment arrangements	—	2,439	—	—	—	2,439
Purchase of immature shares for minimum tax withholdings	—	(3,855)	—	—	—	(3,855)
KCI acquisition financing:
Debt issuance costs – 2011 merger financing	—	(7,879)	—	—	—	(7,879)
First quarter 2011 refinancing of senior credit facility:
Proceeds from senior credit facility – due 2016	—	146,012	—	—	—	146,012
Payments on senior credit facility – due 2013	—	(123,346)	—	—	—	(123,346)
Purchase of debt issuance costs	—	(14,676)	—	—	—	(14,676)
Proceeds (payments) on intercompany investments	—	206,351	(69,370)	190,291	(327,272)	—
Net cash provided (used) by financing activities	—	467,297	(248,253)	112,181	(302,272)	28,953
Effect of exchange rate changes on cash and cash equivalents	—	—	—	1,018	—	1,018
Net increase in cash and cash equivalents	—	407,471	(4,252)	(7,937)	—	395,282
Cash and cash equivalents, beginning of period	—	228,763	4,252	83,588	—	316,603
Cash and cash equivalents, end of period	$—	$636,234	$—	$75,651	$—	$711,885

See accompanying notes to condensed consolidated financial statements.

Condensed Consolidating Parent Company, Co-Issuers,
Guarantor and Non-Guarantor Statement of Cash Flows
(in thousands)

	For the year ended December 31, 2010
	Predecessor
	Centaur Guernsey L.P. Inc. Parent Company	Kinetic Concepts, Inc. and KCI USA, Inc. Borrower	Guarantor Subsidiaries	Non-Guarantor Subsidiaries	Eliminations	Consolidated
Cash flows from operating activities:
Net earnings (loss)	$—	$(70,147)	$(117,195)	$(218,904)	$662,330	$256,084
Adjustments to reconcile net earnings (loss) to net cash provided	—	515,557	(79,937)	(40,707)	(298,276)	96,637
Net cash provided by operating activities	—	445,410	(197,132)	(259,611)	364,054	352,721
Cash flows from investing activities:
Net additions to property, plant and equipment	—	(52,187)	(9,309)	(91,537)	77,781	(75,252)
Increase in identifiable intangible assets and other non-current assets	—	(6,011)	(424)	(12,245)	—	(18,680)
Net cash used by investing activities	—	(58,198)	(9,733)	(103,782)	77,781	(93,932)
Cash flows from financing activities:
Repayments of long-term debt and capital lease obligations	—	(222,667)	—	(60)	—	(222,727)
Proceeds (payments) on intercompany loans	—	(151,000)	(2,960)	2,960	151,000	—
Proceeds from exercise of stock options and employee stock purchases	—	12,221	—	—	—	12,221
Proceeds from the purchase of stock in ESPP and other	—	6,540	—	—	—	6,540
Excess tax benefit from equity-based payment arrangements	—	1,505	—	—	—	1,505
Purchase of immature shares for minimum tax withholdings	—	(1,741)	—	—	—	(1,741)
Proceeds (payments) on intercompany investments	—	122,185	211,568	259,082	(592,835)	—
Net cash provided (used) by financing activities	—	(232,957)	208,608	261,982	(441,835)	(204,202)
Effect of exchange rate changes on cash and cash equivalents	—	—	—	(1,141)	—	(1,141)
Net increase in cash and cash equivalents	—	154,255	1,743	(102,552)	—	53,446
Cash and cash equivalents, beginning of period	—	74,508	2,509	186,140	—	263,157
Cash and cash equivalents, end of period	$—	$228,763	$4,252	$83,588	$—	$316,603

See accompanying notes to condensed consolidated financial statements.

Condensed Consolidating Parent Company, Co-Issuers,
Guarantor and Non-Guarantor Statement of Cash Flows
(in thousands)

	For the year ended December 31, 2009
	Predecessor
	Centaur Guernsey L.P. Inc. Parent Company	Kinetic Concepts, Inc. and KCI USA, Inc. Borrower	Guarantor Subsidiaries	Non-Guarantor Subsidiaries	Eliminations	Consolidated
Cash flows from operating activities:
Net earnings (loss)	$—	$70,634	$35,111	$(71,903)	$194,860	$228,702
Adjustments to reconcile net earnings (loss) to net cash provided	—	270,751	(163,783)	(17,943)	69,794	158,819
Net cash provided by operating activities	—	341,385	(128,672)	(89,846)	264,654	387,521
Cash flows from investing activities:						—
Net additions to property, plant and equipment	—	(89,989)	(9,940)	(161,402)	171,480	(89,851)
Business acquired in purchase transaction, net of cash acquired	—	—	(173)	—	—	(173)
Increase in identifiable intangible assets and other non-current assets	—	(161,886)	116,329	(14,586)	(2,751)	(62,894)
Net cash used by investing activities	—	(251,875)	106,216	(175,988)	168,729	(152,918)
Cash flows from financing activities:
Proceeds from revolving credit facility	—	105,000	—	—	—	105,000
Repayments of long-term debt and capital lease obligations	—	(334,000)	—	—	—	(334,000)
Proceeds (payments) from intercompany loans	—	176,000	—	—	(176,000)	—
Proceeds from exercise of stock options and employee stock purchases	—	1,850	—	—	—	1,850
Proceeds from the purchase of stock in ESPP and other	—	5,938	—	—	—	5,938
Excess tax benefit from equity-based payment arrangements	—	1,214	—	—	—	1,214
Purchase of immature shares for minimum tax withholdings	—	(1,419)	—	—	—	(1,419)
Proceeds (payments) on intercompany investments	—	25,032	21,509	210,842	(257,383)	—
Net cash provided (used) by financing activities	—	(20,385)	21,509	210,842	(433,383)	(221,417)
Effect of exchange rate changes on cash and cash equivalents	—	—	—	2,204	—	2,204
Net increase in cash and cash equivalents	—	69,125	(947)	(52,788)	—	15,390
Cash and cash equivalents, beginning of period	—	5,383	3,456	238,928	—	247,767
Cash and cash equivalents, end of period	$—	$74,508	$2,509	$186,140	$—	$263,157

See accompanying notes to condensed consolidated financial statements.

Schedule II

CENTAUR GUERNSEY L.P. INC. AND SUBSIDIARIES
Valuation and Qualifying Accounts
Three Years ended December 31, 2011
(in thousands)

Description	Balances at January 1, 2009	Additions Charged to Costs and Expenses	Additions Charged to Other Accounts		Deductions	Balances at December 31, 2009

Accounts receivable realization reserves	$103,985	$10,166	$70,380	(1)	$79,040	$105,491

Inventory reserve	$6,874	$8,033	$—		$3,541	$11,366

Deferred tax asset valuation allowance	$11,821	$—	$—		$1,499	$10,322

Description	Balances at January 1, 2010	Additions Charged to Costs and Expenses	Additions Charged to Other Accounts		Deductions	Balances at December 31, 2010

Accounts receivable realization reserves	$105,491	$10,602	$62,464	(1)	$81,552	$97,005

Inventory reserve	$11,366	$19,230	$—		$14,683	$15,913

Deferred tax asset valuation allowance	$10,322	$5,013	$—		$—	$15,335

Description	Balances at January 1, 2011	Additions Charged to Costs and Expenses	Additions Charged to Other Accounts		Deductions	Balances at November 3, 2011

Accounts receivable realization reserves	$97,005	$6,038	$59,605	(1)	$81,573	$81,075

Inventory reserve	$15,913	$18,452	$—		$18,641	$15,724

Deferred tax asset valuation allowance	$15,335	$2,912	$—		$—	$18,247

Description	Balances at November 4, 2011	Additions Charged to Costs and Expenses	Additions Charged to Other Accounts		Deductions	Balances at December 31, 2011

Accounts receivable realization reserves	$81,075	$1,056	$11,999	(1)	$72,979	$21,151

Inventory reserve	$15,724	$4,363	$—		$18,113	$1,974

Deferred tax asset valuation allowance	$18,247	$—	$—		$—	$18,247

(1) Additions to the accounts receivable realization reserves charged to other accounts reflect the net increase in revenue reserves to allow for expected credit memos, canceled transactions and uncollectible items where collectibility is not reasonably assured in accordance with the provisions of the “Revenue Recognition” Topic of the FASB Accounting Standards Codification.

CENTAUR GUERNSEY L.P. INC. AND SUBSIDIARIES
Condensed Consolidated Balance Sheets
(in thousands)

	September 30, 2012	December 31, 2011
Assets:	(unaudited)
Current assets:
Cash and cash equivalents	$306,927	$215,426
Accounts receivable, net	381,622	401,958
Inventories, net	123,617	178,243
Deferred income taxes	—	23,270
Prepaid expenses and other	39,334	46,022
Assets held for sale	108,688	—
Total current assets	960,188	864,919
Net property, plant and equipment	413,311	545,347
Debt issuance costs, net	98,393	111,397
Deferred income taxes	22,086	18,322
Goodwill	3,471,907	3,497,532
Identifiable intangible assets, net	2,692,217	2,875,736
Other non-current assets	6,018	8,126

	$7,664,120	$7,921,379

Liabilities and Equity:
Current liabilities:
Accounts payable	$40,502	$49,898
Accrued expenses and other	351,508	311,617
Current installments of long-term debt	23,464	23,491
Deferred income taxes	1,086	—
Liabilities related to assets held for sale	18,339	—
Total current liabilities	434,899	385,006

Long-term debt, net of current installments and discount	4,630,818	4,639,728
Non-current tax liabilities	40,582	38,295
Deferred income taxes	1,109,544	1,253,344
Other non-current liabilities	38,139	11,562

Total liabilities	6,253,982	6,327,935
Equity:
General partner’s capital	—	—
Limited partners’ capital	1,417,566	1,599,285
Accumulated other comprehensive loss, net	(7,428)	(5,841)

Total equity	1,410,138	1,593,444

	$7,664,120	$7,921,379

See accompanying notes to condensed consolidated financial statements.

CENTAUR GUERNSEY L.P. INC. AND SUBSIDIARIES
Condensed Consolidated Statements of Operations
(in thousands)
(unaudited)

	Three months ended September 30,		Nine months ended September 30,
	2012	2011	2012	2011
	Successor	Predecessor	Successor	Predecessor
Revenue:
Rental	$207,156	$227,637	$622,350	$671,960
Sales	228,717	240,904	684,171	682,429
Total revenue	435,873	468,541	1,306,521	1,354,389

Rental expenses	100,810	99,901	348,387	317,414
Cost of sales	58,613	58,033	190,454	171,823
Gross profit	276,450	310,607	767,680	865,152

Selling, general and administrative expenses	142,778	145,659	445,781	423,446
Research and development expenses	17,376	20,806	53,686	62,411
Acquired intangible asset amortization	49,733	8,855	172,260	26,567
Operating earnings	66,563	135,287	95,953	352,728

Interest income and other	174	297	630	766
Interest expense	(124,351)	(17,314)	(379,280)	(55,311)
Foreign currency loss	(7,406)	(2,117)	(1,872)	(2,142)
Earnings (loss) from continuing operations before income taxes	(65,020)	116,153	(284,569)	296,041
Income tax expense (benefit) from continuing operations	(27,176)	32,354	(107,125)	82,359
Earnings (loss) from continuing operations	(37,844)	83,799	(177,444)	213,682
Earnings (loss) from discontinued operations, net of tax	2,032	6,927	(3,680)	26,887
Net earnings (loss)	$(35,812)	$90,726	$(181,124)	$240,569

See accompanying notes to condensed consolidated financial statements.

CENTAUR GUERNSEY L.P. INC. AND SUBSIDIARIES
Condensed Consolidated Statements of Comprehensive Income (Loss)
(in thousands)
(unaudited)

	Three months ended September 30,		Nine months ended September 30,
	2012	2011	2012	2011
	Successor	Predecessor	Successor	Predecessor
Net earnings (loss)	$(35,812)	$90,726	$(181,124)	$240,569
Foreign currency translation adjustment, net of taxes	1,597	(16,280)	(1,587)	(6,502)
Net derivative loss, net of taxes	—	(52)	—	(1,512)
Amount of loss reclassified from accumulated OCI into income, net of taxes	—	396	—	1,509

Comprehensive income (loss)	$(34,215)	$74,790	$(182,711)	$234,064

See accompanying notes to condensed consolidated financial statements.

CENTAUR GUERNSEY L.P. INC. AND SUBSIDIARIES
Condensed Consolidated Statements of Cash Flows
(in thousands)
(unaudited)

	Nine months ended September 30,
	2012	2011
	Successor	Predecessor
Cash flows from operating activities:
Net earnings (loss)	$(181,124)	$240,569
Adjustments to reconcile net earnings (loss) to net cash provided by operating activities:
Amortization of debt discount	10,835	17,084
Depreciation and other amortization	360,477	106,332
Amortization of fair value step-up in inventory	25,021	—
Fixed asset and inventory impairment	22,116	—
Provision for bad debt and revenue allowance	7,019	5,322
Write-off of deferred debt issuance costs	—	3,218
Equity-based compensation expense	1,186	23,738
Deferred income tax benefit	(131,924)	(24,957)
Excess tax benefit from equity-based payment arrangements	—	(2,393)
Unrealized loss (gain) on derivative instruments	27,770	(3,928)
Unrealized gain on revaluation of cross currency debt	(2,685)	—
Change in assets and liabilities:
Decrease in accounts receivable, net	10,675	1,101
Decrease (increase) in inventories, net	(7,270)	11,659
Decrease in prepaid expenses and other	3,281	3,356
Decrease in accounts payable	(9,445)	(21,993)
Increase in accrued expenses and other	48,359	38,973
Increase in tax liabilities, net	2,299	27,118
Decrease in deferred income taxes, net	(715)	(2,039)

Net cash provided by operating activities	185,875	423,160

Cash flows from investing activities:
Additions to property, plant and equipment	(72,044)	(89,029)
Increase in inventory to be converted into equipment for short-term rental	861	(7,047)
Dispositions of property, plant and equipment	1,673	1,186
Increase in identifiable intangible assets and other non-current assets	(5,380)	(19,093)

Net cash used by investing activities	(74,890)	(113,983)

(continued on following page)

CENTAUR GUERNSEY L.P. INC. AND SUBSIDIARIES
Condensed Consolidated Statements of Cash Flows (continued)
(in thousands)
(unaudited)

	Nine months ended September 30,
	2012	2011
	Successor	Predecessor
Cash flows from financing activities:
Capital contributions from limited partners	239	—
Repurchase of equity from limited partners	(1,970)	—
Repayments of long-term debt and capital lease obligations	(17,483)	(20,734)
Payment of debt issuance costs	(578)	(827)
Proceeds from exercise of stock options and employee stock purchases	—	46,713
Excess tax benefit from equity-based payment arrangements	—	2,393
Purchase of immature shares for minimum tax withholdings	—	(3,797)
Refinancing of senior credit facility:
Proceeds from senior credit facility – due 2016	—	146,012
Repayments on senior credit facility – due 2013	—	(123,346)
Payment of debt issuance costs	—	(14,676)

Net cash provided (used) by financing activities	(19,792)	31,738

Effect of exchange rate changes on cash and cash equivalents	308	(725)

Net increase in cash and cash equivalents	91,501	340,190
Cash and cash equivalents, beginning of period	215,426	316,603

Cash and cash equivalents, end of period	$306,927	$656,793

Cash paid for:
Interest, including cash paid under interest rate swap agreements	$256,962	$23,752
Income taxes, net of refunds	$15,042	$86,265

Non-cash investing activities:
Assets acquired under capital lease	$2,442	$—
Acquisition of intangible assets in exchange for settlement of trade receivables	$1,490	$—

See accompanying notes to condensed consolidated financial statements.

CENTAUR GUERNSEY L.P. INC. AND SUBSIDIARIES
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(unaudited)
NOTE 1.     Summary of Significant Accounting Policies

(a)   Basis of Presentation and Principles of Consolidation

The accompanying condensed consolidated financial statements have been prepared in accordance with U.S. generally accepted accounting principles (“GAAP” or “the Codification”) for interim financial information. Accordingly, they do not include all of the information necessary for a fair presentation of results of operations, financial position and cash flows in conformity with GAAP. Operating results from interim periods are not necessarily indicative of results that may be expected for the fiscal year as a whole. The condensed consolidated financial statements reflect all adjustments, consisting of normal recurring accruals, considered necessary for a fair presentation of our results for the interim periods presented.

On November 4, 2011, Kinetic Concepts, Inc. (“KCI”) completed its merger (the “Merger”) with Chiron Merger Sub, Inc. (“Merger Sub”), a direct subsidiary of Chiron Holdings, Inc. (“Holdings”) and an indirect subsidiary of Centaur Guernsey L.P. Inc. (“Centaur”), pursuant to the terms of the Agreement and Plan of Merger, dated as of July 12, 2011 (the “Merger Agreement”), by and among Holdings, Merger Sub and KCI. As a result of the Merger, KCI is now a 100% owned subsidiary of Centaur. In connection with this transaction, LifeCell Corporation (“LifeCell”), formerly a 100% owned subsidiary of KCI, was promoted to be a sister corporation of KCI, such that each of KCI and LifeCell are now 100% owned subsidiaries of Centaur. Centaur is a non-operating holding company indirectly controlled by investment funds advised by Apax Partners (“Apax”) and controlled affiliates of Canada Pension Plan Investment Board (“CPPIB”) and the Public Sector Pension Investment Board (“PSP Investments” and with Apax and CPPIB, collectively, the “Sponsors”) and certain other co-investors. The condensed consolidated financial statements presented herein include the accounts of Centaur Guernsey L.P. Inc. for successor period and KCI predecessor period, together with its consolidated subsidiaries. All intercompany balances and transactions have been eliminated in consolidation. Unless otherwise noted in this report, the terms “we,” “us,” “our,” “Company,” or the “Centaur Companies” refers to Centaur Guernsey L.P. Inc. and subsidiaries.

Our condensed consolidated statements of operations, statements of comprehensive income (loss) and statements of cash flows are presented for two periods: successor and predecessor. The Merger resulted in a new basis of accounting with the application of purchase accounting adjustments beginning on November 4, 2011 as the Merger occurred at the opening of business on November 4, 2011. The results of operations subsequent to the closing of the Merger reflect the impact of the new basis of accounting. The financial reporting periods presented herein for periods prior to November 4, 2011, represent our predecessor periods. The condensed consolidated financial statements for all predecessor periods were prepared using the historical basis of accounting for KCI. The financial reporting periods presented herein for periods subsequent to and including November 4, 2011, represent our successor periods. As a result of the Merger and the associated preliminary purchase accounting adjustments, the condensed consolidated financial statements of the successor period are not comparable to periods preceding the Merger.

On August 15, 2012, we announced that we had entered into an asset purchase agreement (the “Agreement”) with Getinge AB (“Getinge”). The transaction closed on November 8, 2012. At the closing of the transaction, Getinge paid KCI $247.1 million in cash, subject to certain adjustments. Under the terms of the Agreement, Getinge purchased certain assets and assumed certain liabilities, including our Therapeutic Support Systems™ ("TSS") product portfolio. In addition, Getinge has offered employment to TSS employees and we have agreed to provide transition services to Getinge after the close of the transaction.

As a result of our Agreement with Getinge, the assets and liabilities subject to the Agreement are presented separately in the condensed consolidated balance sheets as assets held for sale and liabilities related to assets held for sale, respectively. In accordance with the Codification, depreciation and amortization of the long-lived assets subject to the Agreement ceased as of August 15, 2012. Additionally, the results of the operations subject to the Agreement, excluding the allocation of general corporate overhead, are presented as discontinued operations in the condensed consolidated statements of operations for all periods presented.
The Centaur Companies have two reportable operating segments which correspond to our two continuing global business units: Active Healing Solutions ™ (“AHS”) and LifeCell. The Centaur Companies have three primary geographic regions for which we provide supplemental information: Americas, which is comprised principally of the United States and includes Canada, Puerto Rico and Latin America; EMEA, which is comprised principally of Europe and includes the Middle East and Africa; and APAC, which is comprised of the Asia Pacific region.

The condensed consolidated financial statements appearing in this quarterly report should be read in conjunction with the consolidated financial statements and notes thereto for the fiscal year ended December 31, 2011.

(b) Purchase Accounting

Business combinations are accounted for under the acquisition method. The total cost of an acquisition is allocated to the underlying identifiable net assets, based on their respective estimated fair values. The excess of the purchase price over the estimated fair values of the net assets acquired is recorded as goodwill. Determining the fair value of assets acquired and liabilities assumed requires management’s judgment and often involves the use of significant estimates and assumptions, including assumptions with respect to future cash inflows and outflows, discount rates, asset lives and market multiples, among other items.

The Merger has been accounted for as a business combination. The allocation of the total purchase price to KCI’s and LifeCell’s tangible and identifiable intangible assets was based on their estimated fair values as of the acquisition date.

(c)   Derivative Financial Instruments and Fair Value Measurements

We use derivative financial instruments to manage the economic impact of fluctuations in interest rates. We do not use financial instruments for speculative or trading purposes. Periodically, we enter into interest rate protection agreements to modify the interest characteristics of our outstanding debt. Prior to the Merger, we designated our interest rate swap agreements as cash flow hedge instruments. Each interest rate swap was designated as a hedge of interest payments associated with specific principal balances and terms of our debt obligations. These agreements involved the exchange of amounts based on variable interest rates for amounts based on fixed interest rates, over the life of the agreement, without an exchange of the notional amount upon which the payments are based. The differential to be paid or received, as interest rates change, was accrued and recognized as an adjustment to interest expense related to the debt. These interest rate swaps were settled prior to the Merger. Subsequent to the Merger, our interest rate derivatives have not been designated as hedging instruments, and as such, we recognize the fair value of these instruments as an asset or liability with income or expense recognized in the current period and included in interest expense in our condensed consolidated statements of operations.

We also use derivative financial instruments to manage the economic impact of fluctuations in currency exchange rates on our intercompany balances and corresponding cash flows and to manage our transactional currency exposures when our foreign subsidiaries enter into transactions denominated in currencies other than their local currency. We enter into foreign currency exchange contracts to manage these economic risks. These contracts are not designated as hedges; as such, we recognize the fair value of these instruments as an asset or liability with income or expense recognized in the current period. Gains and losses resulting from the foreign currency fluctuations impact on transactional exposures are included in foreign currency gain (loss) in our condensed consolidated statements of operations. Although we use master netting agreements with our derivative counterparties, we do not offset derivative asset and liability positions in the condensed consolidated balance sheet.

All derivative instruments are recorded on the balance sheet at fair value. The fair values of our interest rate derivatives and foreign currency exchange contracts are determined based on inputs that are readily available in public markets or can be derived from information available in publicly-quoted markets, which represent level 2 inputs as defined by the Codification. Prior to the Merger, we estimated the effectiveness of our interest rate swap agreements utilizing the hypothetical derivative method. Under this method, the fair value of the actual interest rate swap agreement was compared to the fair value of a hypothetical swap agreement that had the same critical terms as the portion of the loan being hedged. Changes in the effective portion of the fair value of the remaining interest rate swap agreement were recognized in other comprehensive income (loss), net of tax, until the hedged item was recognized into earnings (loss).

(d)   Concentration of Credit Risk

We have a concentration of credit risk with financial institutions related to our derivative instruments. As of September 30, 2012, Morgan Stanley, UBS and HSBC were the counterparties on our interest rate protection agreements consisting of interest rate swap and cap agreements in outstanding notional amounts totaling $1.043 billion each. We use master netting agreements with our derivative counterparties to reduce our risk and use multiple counterparties to reduce our concentration of credit risk.

We maintain cash and cash equivalents with several financial institutions. Deposits held with banks may exceed the amount of insurance provided on such deposits. These deposits bear minimal credit risk as they are maintained at financial institutions of reputable credit and generally may be redeemed upon demand.

(e)   Income Taxes

Deferred income taxes are accounted for using the asset and liability method of accounting for income taxes, whereby deferred tax assets and liabilities are recognized based on the tax effects of temporary differences between the financial statements and the tax bases of assets and liabilities, as measured by current enacted tax rates.  When appropriate, we evaluate the need for a valuation allowance to reduce our deferred tax assets.

A liability is recorded for unrecognized tax benefits resulting from uncertain tax positions taken or expected to be taken in a tax return.  We recognize interest and penalties, if any, related to unrecognized tax benefits in income tax expense.

We have established a valuation allowance to reduce deferred tax assets associated with foreign net operating losses, certain state net operating losses, and certain foreign deferred tax assets to an amount whose realization is more likely than not. We believe that the remaining deferred income tax assets will be realized based on reversals of existing taxable temporary differences and expected repatriation of foreign earnings. Accordingly, we believe that no additional valuation allowances are necessary.

(f)   Recently Adopted Accounting Standards

On January 1, 2012, we adopted Financial Accounting Standards Board ("FASB") Accounting Standards Update ("ASU") No. 2011-07 “Health Care Entities (Topic 954): Presentation and Disclosure of Patient Service Revenue, Provision for Bad Debts, and the Allowance for Doubtful Accounts for Certain Health Care Entities.” The objective of this update is to provide financial statement users with greater transparency about a health care entity’s net patient service revenue and the related allowance for doubtful accounts. This update provides information to assist financial statement users in assessing an entity’s sources of net patient service revenue and related changes in its allowance for doubtful accounts. The amendments require health care entities that recognize significant amounts of patient service revenue at the time the services are rendered, to present the provision for bad debts related to patient service revenue as a deduction from revenue on their statement of operations. Upon adoption of this update, we reduced both revenue and selling, general and administrative expense by $772,000 and $2.8 million in the third quarter and for the nine months ended September 30, 2012, respectively, and $1.0 million and $3.0 million in the third quarter and for the nine months ended September 30, 2011, respectively.

(g)   Other Significant Accounting Policies

For further information on our significant accounting policies, see Note 1 of the notes to the consolidated financial statements for the fiscal year ended December 31, 2011.

NOTE 2.    Business Combination

On November 4, 2011, KCI completed the Merger with Merger Sub, a direct subsidiary of Holdings and an indirect subsidiary of Centaur, pursuant to the terms of the Agreement and Plan of Merger, dated as of July 12, 2011, by and among Holdings, Merger Sub and KCI.

The Merger has been accounted for as a business combination using the acquisition method. The allocation of the total purchase price to KCI’s and LifeCell’s tangible and identifiable intangible assets was finalized during the third quarter of 2012 and was based on their estimated fair values as of the acquisition date. The excess of the purchase price over the identifiable intangible and net tangible assets, in the amount of $3.5 billion, was allocated to goodwill, which is not deductible for tax purposes.

The following table represents the allocation of the purchase price (dollars in thousands):

	December 31, 2011	Adjustment	September 30, 2012

Goodwill	$3,497,532	$(25,625)	$3,471,907
Identifiable intangible assets	2,890,570	—	2,890,570
Tangible assets acquired and liabilities assumed:
Accounts receivable	403,677	—	403,677
Inventories	195,779	(1,151)	194,628
Other current assets	43,919	—	43,919
Property, plant and equipment	554,065	42,920	596,985
Other non-current assets	15,177	—	15,177
Current liabilities	(328,000)	—	(328,000)
Long-term debt and other non-current liabilities	(1,502,318)	—	(1,502,318)
Noncurrent tax liabilities	(38,252)	—	(38,252)
Net deferred tax liability	(1,258,675)	(16,144)	(1,274,819)
Total purchase price	$4,473,474	$—	$4,473,474

Purchase accounting rules require that as certain pre-merger issues are identified, modified or resolved, resulting increases or decreases to the preliminary value of assets and liabilities are offset by a change in goodwill. Modifications to goodwill reflected in the “Adjustments” column above were primarily the result of revisions to the valuation of inventories and certain rental medical equipment, net of the related tax effects.

The net deferred tax liability relates primarily to the tax impact of future amortization associated with the intangible assets acquired, which are not deductible for tax purposes.  In addition, as a result of the Merger, the company's permanent reinvestment assertion was changed as the Company intends to repatriate its accumulated foreign earnings through the date of the Merger and on a going-forward basis.  Therefore, a deferred tax liability of $167.5 million was recorded related to the amount of unrepatriated foreign earnings through the date of the Merger, net of anticipated foreign tax credits that will result when the earnings are remitted to the U.S.

We estimated the fair value of acquired identifiable intangible assets using the income approach. Most acquired identifiable intangible assets will be amortized on a straight-line basis over their estimated useful lives, which we believe is the most appropriate amortization method. The acquired customer relationship intangible assets will be amortized on an accelerated basis over their expected useful lives of 15 to 20 years. The amortization of identifiable product-related intangible assets is included in “Acquired intangible asset amortization” expense and, as a result, is excluded from cost of sales and the determination of product margins.

NOTE 3.    Sale of Therapeutic Support Systems Assets

On August 15, 2012, we announced that we had entered into an asset purchase agreement with Getinge. The transaction closed on November 8, 2012. At the closing of the transaction, Getinge paid KCI $247.1 million in cash, subject to certain adjustments. Under the terms of the Agreement, Getinge purchased certain assets and assumed certain liabilities, including our TSS product portfolio. In addition, Getinge has offered employment to TSS employees and we have agreed to provide transition services to Getinge after the close of the transaction. The historical results of operations of the disposal group, excluding the allocation of general corporate overhead, are reported as discontinued operations in the condensed consolidated statements of operations.

The Company plans to use the net proceeds from the sale to reinvest in its core business and look for growth opportunities.  If the Company has not reinvested all of the proceeds within one year, it must use the remaining amount to repay its long-term debt obligations.
The operating results of the TSS product portfolio included in discontinued operations for the three and nine month periods ended September 30, 2012 and 2011 are as follows (in thousands):

	Three months ended September 30,		Nine months ended September 30,
	2012	2011	2012	2011
	Successor	Predecessor	Successor	Predecessor

Revenue	$52,673	$61,817	$168,107	$194,967
Earnings (loss) before income taxes	$3,305	$8,130	$(5,984)	$33,893
Income tax expense (benefit)	$1,273	$1,203	$(2,304)	$7,006
Earnings (loss) from discontinued operations	$2,032	$6,927	$(3,680)	$26,887

The major components of assets and liabilities related to the disposition of the TSS product portfolio as of September 30, 2012 were as follows (in thousands):

September 30, 2012

Current assets	$33,335
Property and equipment	58,675
Other assets	16,678
Total assets	$108,688

Current liabilities	$9,812
Deferred income taxes, noncurrent	8,527
Total liabilities	$18,339

NOTE 4.     Supplemental Balance Sheet Data

(a)   Accounts Receivable, net

Accounts receivable consist of the following (dollars in thousands):

	September 30, 2012	December 31, 2011
Gross trade accounts receivable:
Billed trade accounts receivable (1)	$411,090	$371,832
Unbilled receivables (1)	47,087	43,597
Less: Allowance for revenue adjustments (1)	(79,151)	(17,674)
Gross trade accounts receivable	379,026	397,755
Less: Allowance for bad debt	(4,848)	(3,477)
Net trade accounts receivable	374,178	394,278
Other receivables	7,444	7,680
	$381,622	$401,958
(1) The lower amounts for billed trade accounts receivable, unbilled receivables and allowance for revenue adjustments at December 31, 2011 are due primarily to Merger-related fair value adjustments recorded upon the close of the Merger.

(b)   Inventories, net

Inventories consist of the following (dollars in thousands):

	September 30, 2012	December 31, 2011
Finished goods and tissue available for distribution	$91,768	$99,028
Goods and tissue in-process	9,431	14,005
Raw materials, supplies, parts and unprocessed tissue	52,080	77,691
	153,279	190,724
Less: Amounts expected to be converted into equipment for short-term rental	(9,646)	(10,507)
Reserve for excess and obsolete inventory(2)	(20,016)	(1,974)
	$123,617	$178,243
(2) The lower reserve for excess and obsolete inventory at December 31, 2011 is due primarily to Merger-related fair value adjustments recorded upon the close of the Merger.

NOTE 5.     Long-Term Debt

Long-term debt consists of the following (dollars in thousands):

	September 30, 2012	December 31, 2011

Senior Dollar Term B-1 Credit Facility – due 2018	$1,617,775	$1,630,000
Senior Euro Term B-1 Credit Facility – due 2018	318,890	324,000
Senior Term B-2 Credit Facility – due 2016	322,563	325,000
10.5% Second Lien Senior Secured Notes due 2018	1,750,000	1,750,000
12.5% Senior Unsecured Notes due 2019	750,000	750,000
3.25% Convertible Senior Notes due 2015	701	701
Notional amount of debt	4,759,929	4,779,701

Senior Dollar Term B-1 Credit Facility Discount, net of accretion	(50,434)	(55,942)
Senior Euro Term B-1 Credit Facility Discount, net of accretion	(14,063)	(15,430)
Senior Term B-2 Credit Facility Discount, net of accretion	(8,189)	(9,487)
Second Lien Senior Secured Notes Discount, net of accretion	(28,669)	(31,063)
Senior Unsecured Notes Discount, net of accretion	(4,292)	(4,560)
Net discount on debt	(105,647)	(116,482)

Total debt, net of discount	4,654,282	4,663,219
Less: Current installments	(23,464)	(23,491)
	$4,630,818	$4,639,728

In November 2011, we issued $1.75 billion aggregate principal amount of 10.5% second lien secured notes due 2018 and $750 million aggregate principal amount of 12.5% senior unsecured notes due 2019. In November 2011, we also entered into a senior secured credit facility (the “Senior Secured Credit Facility”) consisting of (i) a $1.63 billion term B-1 facility (the “Dollar Term B-1 Facility”), (ii) a €250 million term B-1 facility (the “Euro Term B-1 Facility”), (iii) a $325 million term B-2 facility (the “Term B-2 Facility”), and (iv) a $200 million revolving credit facility (the “Revolving Credit Facility”). At September 30, 2012 and December 31, 2011, no revolving credit loans were outstanding and we had outstanding letters of credit issued by banks which are party to the Senior Secured Credit Facility of $11.5 million and $12.2 million, respectively. In addition, we had $4.6 million and $5.7 million of letters of credit issued by a bank not party to the Senior Secured Credit Facility as of September 30, 2012 and December 31, 2011, respectively. The capacity of the Revolving Credit Facility is reduced for the $11.5 million and $12.2 million of letters of credit issued by banks which are party to the Senior Secured Credit Facility as of September 30, 2012 and December 31, 2011, respectively. The resulting availability under the Revolving Credit Facility was $188.5 million and $187.8 million at September 30, 2012 and December 31, 2011, respectively. As of September 30, 2012, our weighted average nominal interest rate on borrowings under the senior secured credit facility was 6.93%.

In 2008, we issued $690.0 million aggregate principal amount of 3.25% convertible senior notes due 2015 (the “Convertible Notes”).  The Convertible Notes are governed by the terms of an indenture dated as of April 21, 2008 (the “Indenture”). As a result of the Merger, the holders of the Convertible Notes have the right to require us to repurchase some or all of their Convertible Notes as provided in the Indenture. The repurchase price is the principal amount of the Convertible Notes plus accrued interest.

As of September 30, 2012, the Credit Facilities required we have a total leverage ratio of not to exceed 8.4:1 and an interest coverage ratio of at least 1.1:1. As of September 30, 2012, our actual total leverage ratio was 5.6:1 and our interest coverage ratio was 1.6:1. As of December 31, 2011, covenant requirements were not in effect. As of September 30, 2012, we were in compliance with the covenants under our senior secured credit facility, second lien secured notes, senior unsecured notes, and Convertible Notes.

For further information on our long-term debt, see Note 5 of the notes to the consolidated financial statements for the fiscal year ended December 31, 2011.

2012 Credit Agreement

On November 7, 2012, we entered into an amendment to our senior credit facility. As a result of the amendment we created new classes of Dollar Term C-1 Loans, Euro Term C-1 Loans and Term C-2 Loans, having the same rights and obligations as the Dollar Term B-1 Loans, Euro Term B-1 Loans and Term B-2 Loans as set forth in the Credit Agreement and Loan Documents, except as revised by the amendment. In connection with the amendment, Dollar Term B-1 Loans, Euro Term B-1 Loans and Term B-2 Loans were exchanged for Dollar Term C-1 Loans, Euro Term C-1 Loans and Term C-2 Loans, respectively.

Amounts outstanding under the Dollar Term C-1 Loans, the Term C-2 Loans and the Revolving Credit Facility (other than swing-line loans and unreimbursed drawings on letters of credit) bear interest, at our option, at a rate equal to either the base rate (defined as the highest of (i) Bank of America’s prime rate, (ii) the federal funds effective rate plus 0.50%, (iii) the eurocurrency rate (defined as the LIBOR rate, adjusted for statutory reserve requirements and subject to a floor of 1.25% in the case of loans under any of the term facilities) applicable for an interest period of one month plus 1.00%, and, (iv) for amounts outstanding under the term facilities only, 2.25%) or the eurocurrency rate, in each case plus an applicable margin. Amounts outstanding under the Euro Term C-1 Loans bear interest at the eurocurrency rate, and swing-line loans and unreimbursed drawings on letters of credit bear interest at the base rate. As of November 7, 2012, the applicable margin (i) under the Dollar Term C-1 Loans is 3.25% in the case of loans based on the base rate and 4.25% in the case of loans based on the eurocurrency rate, (ii) under the Euro Term C-1 Loans is 3.50% in the case of loans based on the base rate and 4.50% in the case of loans based on the eurocurrency rate, and (iii) under the Term C-2 Facility is 2.75% in the case of loans based on the base rate and 3.75% in the case of loans based on the eurocurrency rate. After the first fiscal quarter of 2013, the applicable margin will adjust and thereafter vary based on our total leverage ratio. The applicable margin (i) under the Dollar Term C-1 Loans will be 3.00% to 3.25% in the case of loans based on the base rate and 4.00% to 4.25% in the case of loans based on the eurocurrency rate, (ii) under the Euro Term C-1 Loans will be 3.25% to 3.50% in the case of loans based on the base rate and 4.25% to 4.50% in the case of loans based on the eurocurrency rate, and (iii) under the Term C-2 Facility will be 2.50% to 2.75% in the case of loans based on the base rate and 3.50% to 3.75%in the case of loans based on the eurocurrency rate.

NOTE 6.     Derivative Financial Instruments and Fair Value Measurements

We are exposed to credit loss in the event of nonperformance by counterparties to the extent of the fair values of the outstanding interest rate swap agreements, interest rate cap agreements and foreign currency exchange contracts, but we do not anticipate nonperformance by any of the counterparties. All derivative instruments are recorded on the balance sheet at fair value. We do not use financial instruments for speculative or trading purposes.

Derivatives Not Designated as Hedges

At September 30, 2012 and December 31, 2011, we had three interest rate swap agreements to convert a portion of our outstanding variable rate debt to a fixed rate basis. These agreements become effective in 2013, have not been designated as hedging instruments, and as such, we recognize the fair value of these instruments as an asset or liability with income or expense recognized in the current period. The interest rate swap agreements have quarterly interest payments, receive rates based on the higher of three-month USD LIBOR or 1.25% and pay rates based on fixed rates, due on the last day of March, June, September and December. Once effective, the aggregate notional amount decreases quarterly by amounts ranging from $1.7 million to $56.4 million until maturity.

The following chart summarizes these agreements (dollars in thousands):

Effective Dates	Original Notional Amount	Fixed Interest Rate
12/31/13-12/31/16	$512,633	2.256%
12/31/13-12/31/16	$512,633	2.249%
12/31/13-12/31/16	$512,633	2.250%

As of September 30, 2012 and December 31, 2011, we had interest rate cap agreements with remaining notional amounts of $1.6 billion that effectively limit the interest rate, excluding the applicable margin, to 2% on a portion of the borrowings under our senior secured credit facility. The aggregate notional amount decreases quarterly by amounts ranging from $5.4 million to $17.7 million until maturity at December 31, 2013.

If our interest rate protection agreements were not in place, interest expense would have been approximately $6.4 million and $26.2 million lower for the third quarter and first nine months of 2012, respectively.

We also use derivative instruments to manage our transactional currency exposures when our foreign subsidiaries enter into transactions denominated in currencies other than their local currency. These nonfunctional currency exposures relate primarily to existing and forecasted intercompany receivables and payables arising from intercompany purchases of manufactured products. We enter into foreign currency exchange contracts to mitigate the impact of currency fluctuations on transactions denominated in nonfunctional currencies, thereby limiting risk that would otherwise result from changes in exchange rates. These contracts are not designated as hedges; as such, we recognize the fair value of these instruments as an asset or liability with income or expense recognized in the current period. The periods of the foreign currency exchange contracts generally do not exceed one year and correspond to the periods of the exposed transactions and related settlements. At September 30, 2012 and December 31, 2011, we had foreign currency exchange contracts to sell or purchase $91.4 million and $94.5 million, respectively, of various currencies.

Cash Flow Hedges (Predecessor)

Prior to the Merger, we designated our interest rate swap agreements as cash flow hedge instruments. The swap agreements were used to manage exposure to interest rate movements by effectively changing the variable interest rate to a fixed rate. We estimated the effectiveness of our interest rate swap agreements utilizing the hypothetical derivative method. Under this method, the fair value of the actual interest rate swap agreement was compared to the fair value of a hypothetical swap agreement that had the same critical terms as the portion of the loan being hedged. Changes in the effective portion of the fair value of the remaining interest rate swap agreement were recognized in other comprehensive income, net of tax effects, until the hedged item was recognized into earnings (loss). The differential to be paid or received, as interest rates change, was accrued and recognized as an adjustment to interest expense related to the debt.

At September 30, 2012 and December 31, 2011, we had no interest rate swap agreements designated as cash flow hedges in effect. At September 30, 2011, we had 19 interest rate swap agreements in effect pursuant to which we fixed the rate on an aggregate $525.0 million notional amount of our outstanding variable rate debt at a weighted average interest rate of 0.789% exclusive of the Eurocurrency Rate Loan Spread as disclosed in our previously existing senior credit agreement. At September 30, 2011, the aggregate fair value of our interest rate swap agreements was negative and was recorded as a liability of approximately $2.2 million. This amount was also recorded in other comprehensive income, net of tax. No asset derivatives were held as of September 30, 2011 related to our interest rate swap agreements. The ineffective portion of these interest rate swaps was not significant for the third quarter or first nine months of 2011. Prior to the closing of the Merger, we settled all previously existing cash flow hedges. If our interest rate protection agreements were not in place, interest expense would have been approximately $0.6 million and $2.3 million lower for the third quarter and first nine months of 2011.

Fair Value Measurements

The Codification defines fair value as the exit price that would be received to sell an asset or paid to transfer a liability. The Fair Value Measurements and Disclosure topic of the Codification establishes a three-tier fair value hierarchy, which prioritizes the inputs used in measuring fair value. These tiers include: Level 1, defined as observable inputs such as quoted prices in active markets; Level 2, defined as inputs other than quoted prices in active markets that are either directly or indirectly observable; and Level 3, defined as unobservable inputs in which little or no market data exists, therefore requiring an entity to develop its own assumptions.

The carrying amount reported in the balance sheet for cash and cash equivalents, accounts receivable, accounts payable and long-term obligations, excluding our borrowings under our senior secured credit facility and fixed rate long-term debt, approximates fair value. The fair value of our borrowings under our senior secured credit facility and fixed rate long-term debt was $2.3 billion and $2.6 billion, respectively, at September 30, 2012. The fair value of our borrowings under our senior secured credit facility and fixed rate long-term debt was $2.3 billion and $2.4 billion, respectively, at December 31, 2011. The fair value of our long-term debt was estimated based upon market trades at or near quarter or year end.

All of our derivatives, as of the reporting date, use inputs considered as Level 2. The interest rate swap agreements and interest rate cap agreements are valued using a discounted cash flow model that takes into account the present value of the future cash flows under the terms of the agreements by using market information available as of the reporting date, including prevailing interest rates and related forward interest rate curves. The foreign currency exchange contracts are valued using a discounted cash flow model that takes into account the present value of the future cash flows under the terms of the agreements by using market information available as of the reporting date, including prevailing foreign currency exchange rates and related foreign currency exchange rate curves.

The following table sets forth the location and aggregate fair value amounts of all derivative instruments with credit-related contingent features (dollars in thousands):

	Asset Derivatives			Liability Derivatives
		Fair Value			Fair Value
	Balance Sheet Location	September 30, 2012	December 31, 2011	Balance Sheet Location	September 30, 2012	December 31, 2011
Derivatives not designated as hedging instruments
Interest rate swap agreements	Other non-current assets	$—	$—	Other non-current liabilities	$33,992	$9,383
Interest rate cap agreements	Prepaid expenses and other	28	—	Accrued expenses and other	—	—
Interest rate cap agreements	Other non-current assets	—	1,592	Other non-current liabilities	—	—
Foreign currency exchange contracts	Prepaid expenses and other	753	1,055	Accrued expenses and other	1,875	581
Total derivatives		$781	$2,647		$35,867	$9,964

The following table summarizes the amount of gain (loss) on derivatives not designated as hedging instruments (dollars in thousands). The gains or losses recognized on these derivative instruments are included in the condensed consolidated statements of operations under the caption “interest expense” for interest rate swap and cap agreements and under the caption “foreign currency gain (loss)” for foreign currency exchange contracts.

	Three months ended September 30,		Nine months ended September 30,
	2012	2011	2012	2011
	Successor	Predecessor	Successor	Predecessor
Interest rate swap agreements	$(6,313)	$—	$(24,610)	$—
Interest rate cap agreements	(118)	—	(1,563)	—
Foreign currency exchange contracts	(2,148)	1,082	(2,300)	(1,933)
	$(8,579)	$1,082	$(28,473)	$(1,933)

The following table summarizes the amount of gain (loss) on interest rate swap agreements designated as cash flow hedges reported in our condensed consolidated balance sheets under the caption “accumulated other comprehensive income” (“OCI”) or reclassified from accumulated OCI and into the condensed consolidated statements of operations under the caption “interest expense” (dollars in thousands):

	Three months ended September 30,		Nine months ended September 30,
	2012	2011	2012	2011
	Successor	Predecessor	Successor	Predecessor
Loss recognized in OCI	$—	$(52)	$—	$(1,512)
Loss reclassified from OCI to interest expense	$—	$(396)	$—	$(1,509)

Certain of our derivative instruments contain provisions that require compliance with the restrictive covenants of our senior secured credit facility. For further information on the restrictive covenants of our senior secured credit facility, see Note 5 of the notes to the consolidated financial statements for the fiscal year ended December 31, 2011.

If we default under our senior secured credit facility, the lenders could require immediate repayment of the entire principal. If those lenders require immediate repayment, we may not be able to repay them which could result in the foreclosure of substantially all of our assets. In these circumstances, the counterparties to the derivative instruments could request immediate payment or full collateralization on derivative instruments in net liability positions. Certain of our derivative counterparties are also parties to our senior secured credit facility.

No collateral has been posted by us in the normal course of business. If the credit-related contingent features underlying these agreements were triggered on September 30, 2012, we could be required to settle or post the full amount as collateral to its counterparties.

We did not have any measurements of financial assets or financial liabilities at fair value on a nonrecurring basis at September 30, 2012 or December 31, 2011.

NOTE 7.     Commitments and Contingencies

Intellectual Property Litigation

As the owner and exclusive licensee of patents, from time to time, we are a party to proceedings challenging these patents, including challenges in U.S. federal courts, foreign courts, foreign patent offices and the U.S. Patent and Trademark Office (“USPTO”). Additionally, from time to time, we are a party to litigation we initiate against others we contend infringe these patents, which often results in counterclaims regarding the validity of such patents. It is not possible to reliably predict the outcome of the proceedings described below. However, if we are unable to effectively enforce our intellectual property rights, third parties may become more aggressive in the marketing of competitive products around the world.

KCI/Wake Forest/Smith & Nephew U.S. Intellectual Property Litigation

In 1993, KCI exclusively licensed several patent applications from Wake Forest University relating to negative pressure wound therapy (“NPWT”) that ultimately issued in several countries. In the following years, KCI developed and began marketing V.A.C.® Therapy, the first commercially available NPWT system. In 2003, BlueSky Medical launched the first competitive NPWT system. Unlike KCI, BlueSky commercialized a gauze-based system that utilized pumps manufactured by Medela AG (“Medela”). Shortly thereafter, KCI and Wake Forest sued BlueSky and Medela for infringement of the patents KCI licensed from Wake Forest. Following a jury trial in the Federal District Court for the Western District of Texas (“Western District”) in 2006, a judgment was entered holding that BlueSky's gauze-based NPWT system did not infringe these patents. That judgment was appealed to the United States Court of Appeals for the Federal Circuit (“Federal Circuit”), which affirmed the judgment of the trial court. In April 2007, Smith & Nephew PLLC acquired BlueSky and began commercializing NPWT products. Shortly thereafter, in May 2007, KCI and Wake Forest filed a patent infringement lawsuit against Smith & Nephew asserting patent infringement. In January 2009, Smith & Nephew launched a foam-based NPWT system at which point KCI and Wake Forest amended their claims against Smith & Nephew to assert additional patent claims. This case was tried by a jury in February 2010. Following the trial, the jury found that the patent claims asserted were not invalid and also found that Smith & Nephew was infringing the asserted patent claims. However, in October 2010, the Western District granted a motion for judgment as a matter of law filed by Smith & Nephew and entered an order invalidating the Wake Forest patent claims asserted in the case. This decision followed the revocations of the UK and German equivalents of the Wake Forest patents and was later followed by the revocation of the Australian equivalent. The litigation resulting in these revocations is detailed below. Wake Forest appealed this decision to the Federal Circuit.

Since 2009, a host of companies began offering NPWT systems, both gauze-based and foam-based, across the globe. None of these companies licensed the Wake Forest patents. To the contrary, many initiated proceedings, in courts and with patent offices, seeking to have the patents declared invalid. These proceedings are also detailed below.

In light of the multiple rulings declaring the patents invalid, KCI reassessed the validity of the patents and determined that continued payment of the royalties scheduled under the 1993 license agreement with Wake Forest was inappropriate. KCI withdrew from the Smith & Nephew litigation and on February 28, 2011, filed suit in the Western District seeking a declaratory judgment that, among other things, KCI no longer owes royalties to Wake Forest because the relevant patent claims are invalid or not infringed. Historical royalties under the license agreement, although disputed, were accrued through February 27, 2011 and are reflected in our condensed consolidated financial statements. For the year ended December 31, 2010, royalty payments to Wake Forest under the license agreement were approximately $86 million. No royalty payments were made to Wake Forest during the first nine months of 2012 or the year ended December 31, 2011.

On March 18, 2011, Wake Forest provided KCI with written notice of termination of the license agreement and filed suit in Forsyth County Superior Court, North Carolina, alleging breach of contract by KCI. In its termination notice, Wake Forest demanded that KCI cease manufacturing and selling licensed products. KCI subsequently removed that action from state court to the Federal District Court for the Middle District of North Carolina, after which Wake Forest amended its complaint to add allegations of patent infringement. KCI moved to have the North Carolina case transferred to the Western District, and Wake Forest moved to have the case in the Western District transferred to the Middle District of North Carolina. On July 26, 2011, the Western District denied Wake Forest's motion to transfer the case. Accordingly, the litigation between Wake Forest and KCI will proceed in the Western District of Texas. Contemporaneous with the denial of Wake Forest's motion to transfer, the Western District stayed the action pending a decision by the Court of Appeals for the Federal Circuit in the Smith & Nephew litigation described above.

On August 13, 2012, the Court of Appeals for the Federal Circuit reversed the ruling of the District Court in the Smith & Nephew litigation, and remanded the case for resolution of several outstanding motions. The decision addressed the sufficiency of evidence before the jury and the procedural posture that resulted, in the view of the panel, that the lower court was bound by the jury findings in that case alone. It did not construe any prior art or rule that the patent claims are valid as a matter of law. Smith & Nephew subsequently filed a motion for an extension of time to file a motion for rehearing en banc at the Federal Circuit Court of Appeals. Smith & Nephew timely filed their brief and at least four amicus briefs have been filed, including one from the Federal Circuit Bar Association, in support of their position that the court cannot be bound by the advisory verdict of the jury on the question of obviousness.

The August 13, 2012 decision did not construe any prior art or rule that the patent claims are valid as a matter of law, and therefore does not alter our assessment that the Wake Forest patents are invalid. On November 1, 2012, Smith & Nephew announced it had reached a global settlement with Wake Forest to resolve all patent disputes between them related to NPWT. The case between Wake Forest and KCI remains stayed, but the stay may be lifted following the disposition of the appeal between Wake Forest and Smith & Nephew and the amicus parties following the settlement between Wake Forest and Smith & Nephew. KCI continues to believe that it does not infringe any valid claims of the Wake Forest patents and that its defenses to Wake Forest's claims are meritorious. We intend to vigorously defend against any such claims and KCI will continue to manufacture and sell V.A.C.® Therapy products. It is not possible to predict the outcome of this litigation nor is it possible to estimate any damages that may be awarded if we are unsuccessful in the litigation. We believe that any damages awarded as a reasonable royalty in this case would be substantially less than our previous royalty obligation to Wake Forest, because the prior license agreement provided KCI with worldwide exclusive rights, whereas any infringement damages in the case would be based on US non-exclusive rights. We also plan to assert multiple counter-claims against Wake Forest which we believe can further reduce our potential exposure to a damages award.

In addition, as a result of the Wake Forest royalty litigation, KCI will not join Wake Forest in the continued enforcement of the Wake Forest Patents against alleged infringers. Instead, KCI intends to withdraw from each of the cases described below that involve the Wake Forest patents.

Other US Intellectual Property Litigation

In May 2007, contemporaneous with the filing of the lawsuit against Smith & Nephew which is detailed above, KCI and Wake Forest filed a case against Medela, for the manufacture, use and sale of NPWT products alleging infringement of the Wake Forest patents. Medela responded by alleging, among other things, that the Wake Forest patents are invalid. Following the October 2010 judgment invalidating the claims in the Wake Forest patents, the case against Medela was stayed and remains stayed to this date. Following the Wake Forest royalty litigation described above, KCI will seek to withdraw from the case when the stay is lifted.

In January 2008, KCI and Wake Forest filed a patent infringement lawsuit against Innovative Therapies, Inc. (“ITI”) in the U.S. District Court for the Middle District of North Carolina. The federal complaint alleged that a NPWT device introduced by ITI in 2007 infringed three Wake Forest patents. ITI responded by alleging, among other things, that the Wake Forest patents are invalid. This case is currently stayed. Following the Wake Forest royalty litigation described above, KCI will seek to withdraw from the case when the stay is lifted.

In December 2008, KCI, its affiliates and Wake Forest filed a patent infringement lawsuit against Boehringer Wound Systems, LLC, Boehringer Technologies, LP, and Convatec, Inc. in the U.S. District Court for the Middle District of North Carolina. The federal complaint alleged that a NPWT device manufactured by Boehringer and commercialized by Convatec infringed Wake Forest patents. In February 2009, the defendants filed their answer which includes affirmative defenses and counterclaims alleging non-infringement and invalidity of the Wake Forest patents. This case was stayed by the Federal District Court. Following the Wake Forest royalty litigation described above, KCI will seek to withdraw from the case when the stay is lifted.

International Intellectual Property Litigation

In June 2007, Medela filed a patent nullity suit in the German Federal Patent Court against Wake Forest's German patent corresponding to European Patent No. EP0620720 (“the '720 Patent”). In March 2008 and February 2009, Mölnlycke Health Care AB and Smith & Nephew, respectively, joined the nullity suit against the '720 Patent. In March 2009, the German Federal Patent Court ruled that the claims of the '720 Patent were invalid and revoked the German patent corresponding to the '720 Patent. A hearing on Wake Forest's appeal, previously set for April 26, 2012 has been postponed and will be rescheduled for a yet to be determined date in 2013. The patent's statutory term expires in November 2012.

In March 2009, KCI and its affiliates and Wake Forest filed a patent infringement lawsuit asserting the Australian counterpart to the Wake Forest Patents against Smith & Nephew in the Federal Court of Australia, requesting preliminary injunctive relief to prohibit the commercialization of a Smith & Nephew negative pressure wound therapy dressing kit. A full trial on validity and infringement of the Wake Forest patent involved in the case was held in 2010. In September 2011, the Federal Court ruled the asserted claims to be invalid and not infringed by Smith & Nephew's product. Wake Forest is appealing the decision and oral arguments were heard before the appellate court in May 2012. A ruling is still pending. The patent's statutory term expires in November 2012.

LifeCell Litigation

LifeCell Corporation is a party to approximately 260 lawsuits filed by individuals alleging personal injury and seeking monetary damages for failed hernia repair procedures using LifeCell Corporation's AlloDerm products. These cases have been consolidated for case management purposes in Middlesex County, New Jersey. The cases are in the early stages of litigation, and none have been set for trial. Although it is not possible to reliably predict the outcome of the litigation, we believe that our defenses to these claims are meritorious and we will defend against these suits vigorously. We have insurance that covers these claims and lawsuits and believe that after the application of our self-insured retention, which is $500,000 per occurrence for products liability claims, such policies will cover litigation expenses, settlement costs and damage awards, if any, arising from these suits. Our primary products liability carrier has taken the position that these lawsuits constitute multiple occurrences, requiring the exhaustion of multiple self-insured retentions prior to triggering insurance coverage. We believe these lawsuits constitute a single occurrence and will seek coverage under our policies accordingly. If, as we believe, these cases constitute a single occurrence, we do not expect them to have a material impact on our results of operations or our financial position. We are currently in discussions on the subject with our primary products liability carrier. If these cases are deemed to constitute multiple occurrences, the costs of defending each case and any potential settlement or damage award would be borne by the company up to the amount of the self-insured retention for each case. As these cases are in an early stage with much discovery still to be conducted, the plaintiffs have yet to set forth their alleged damages. As such, it is impossible for the company to predict or estimate potential losses.

Other Litigation

In February 2009, we received a subpoena from the U.S. Department of Health and Human Services Office of Inspector General (“OIG”) seeking records regarding our billing practices under the local coverage policies of the four regional Durable Medical Equipment Medicare Administrative Contractors (“DME MACs”). KCI cooperated with the OIG's inquiry and provided substantial documentation to the OIG and the U.S. Attorneys' office in response to its request. On May 9, 2011, KCI received notice that the U.S. Attorneys' office had declined to intervene in qui tam actions filed against KCI on March 20, 2008 and September 29, 2008 by two former employees in the U.S. District Court, Central District of California, Western Division. These cases are captioned United States of America, ex rel. Geraldine Godecke v. Kinetic Concepts, Inc., et al. and United States of America, ex rel. Steven J. Hartpence v. Kinetic Concepts, Inc. et al. The complaints contend that KCI violated the Federal False Claims Act by billing in a manner that was not consistent with the Local Coverage Determinations issued by the DME MACs and seek recovery of monetary damages. These cases were originally filed under seal pending the government's review of the allegations contained therein. Following the completion of the government's review and their decision to decline to intervene in such suits, the live pleadings were ordered unsealed on May 3, 2011. After reviewing the allegations, KCI filed motions seeking the dismissal of the suits on multiple grounds. On January 30, 2012, the Court granted two of KCI's motions dismissing all of the claims in the Hartpence suit and dismissing all of the claims in the Godecke suit with the exception of a retaliation claim, which has been stayed pending the appeal of the dismissed claims. On February 27, 2012 and June 15, 2012, respectively, Hartpence and Godecke each filed a Notice of Appeal to the U.S. Court of Appeals for the Ninth Circuit seeking to reverse the dismissal of their claims by the trial court. KCI fully intends to vigorously defend the appeals.

We are party to several additional lawsuits arising in the ordinary course of our business. Additionally, the manufacturing and marketing of medical products necessarily entails an inherent risk of product liability claims. We maintain multiple layers of product liability insurance coverage and we believe these policies and the amounts of coverage are appropriate and adequate.

Other Commitments and Contingencies

As a healthcare supplier, we are subject to extensive government regulation, including laws and regulations directed at ascertaining the appropriateness of reimbursement, preventing fraud and abuse and otherwise regulating reimbursement under various government programs. The marketing, billing, documenting and other practices are all subject to government oversight and review. To ensure compliance with Medicare and other regulations, regional carriers often conduct audits and request patient records and other documents to support claims submitted by us for payment of services rendered to customers.

We also are subject to routine pre-payment and post-payment audits of medical claims submitted to Medicare. These audits typically involve a review, by Medicare or its designated contractors and representatives, of documentation supporting the medical necessity of the therapy provided by us. While Medicare requires us to obtain a comprehensive physician order prior to providing products and services, we are not required to, and do not as a matter of practice require, or subsequently obtain, the underlying medical records supporting the information included in such claim. Following a Medicare request for supporting documentation, we are obligated to procure and submit the underlying medical records retained by various medical facilities and physicians. Obtaining these medical records in connection with a claims audit may be difficult or impossible and, in any event, all of these records are subject to further examination and dispute by an auditing authority. Under standard Medicare procedures, we are entitled to demonstrate the sufficiency of documentation and the establishment of medical necessity, and we have the right to appeal any adverse determinations. If a determination is made that our records or the patients’ medical records are insufficient to meet medical necessity or Medicare reimbursement requirements for the claims subject to a pre-payment or post-payment audit, we could be subject to denial, recoupment or refund demands for claims submitted for Medicare reimbursement. In the event that an audit results in discrepancies in the records provided, Medicare may be entitled to extrapolate the results of the audit to make recoupment demands based on a wider population of claims than those examined in the audit.

In November 2010, KCI USA, Inc.’s Raleigh, North Carolina office was the subject of a Medicare audit of 31 claims conducted by the Zone Program Integrity Contractor (“ZPIC”).  In May 2011, based on an extrapolation of the ZPIC’s audit results, the ZPIC determined that KCI USA, Inc. had been overpaid by Medicare in the amount of $5.8 million.  We appealed these claims through Redetermination and Reconsideration and reduced the overpayment to $4.2 million.  We will be appealing these claims to the next level of review.  Interest will accrue on the overpayment unless it is overturned on appeal. In addition to challenging the underlying clinical basis for the claims denials, we intend to challenge the validity of the sampling used to extrapolate the overpayment.  If the extrapolation is found to have been invalid, the extrapolation may be rejected even if the actual claims denials on which the extrapolation was based are not overturned. We cannot predict the outcome of theses appeals. However, we do not expect that the final determination of the audit will have a material impact on our results of operations or our financial position. Our other offices could be subjected to similar audits in which overpayments are extrapolated. In addition, Medicare or its contractors could place us on an extended pre-payment review, which could slow our collections process for submitted claims. If Medicare were to deny a significant number of claims in any pre-payment audit, or make any recoupment demands based on any post-payment audit, our business and operating results could be materially and adversely affected. In addition, violations of federal and state regulations regarding Medicare reimbursement could result in severe criminal, civil and administrative penalties and sanctions, including disqualification from Medicare and other reimbursement programs. Going forward, it is likely that we will be subject to periodic inspections, assessments and audits of our billing and collections practices.

In May 2011, LifeCell Corporation received a warning letter from the FDA following an inspection by the FDA at LifeCell in November 2010.  The warning letter primarily related to LifeCell’s failure to submit required documentation to the FDA prior to conduct of certain clinical studies.  The FDA also identified certain non-compliance with FDA regulations covering the promotion of LifeCell’s Strattice Tissue Matrix.  LifeCell submitted a written response to the FDA on May 31, 2011.  On December 20, 2011, the FDA provided a letter indicating that it had evaluated the information provided by LifeCell and the proposed correction action plan, and found the response to be adequate.  The corrective actions may be verified during a future inspection.

As required upon the closing of our second lien notes and senior unsecured notes, we have entered into registration rights agreements with respect to these notes. Under the terms of the registration rights agreements, we must use our commercially reasonable efforts to file a registration statement (the “exchange offer registration statement”) with respect to a registered exchange offer to exchange such notes for new notes with terms substantially identical in all material respects with the notes (except for the provisions relating to the transfer restrictions and payment of additional interest), to cause the exchange offer registration statement to be declared effective by the Securities and Exchange Commission (“SEC”) under the Securities Act and to consummate the exchange offer not later than 365 days following the issuance of the notes (“Exchange Date”).

We intend to conduct the exchange offer in accordance with the provisions of the registration rights agreements for the notes and the applicable requirements of the Securities Act and the related rules and regulations of the SEC.

In the event that the exchange offer is not consummated by the Exchange Date, we will, subject to certain conditions, at our own cost:

•	file a shelf registration statement covering resales of the notes within 30 days after the Exchange Date;

•	use our commercially reasonable efforts to cause a shelf registration statement to be declared effective under the Securities Act; and

•
use our commercially reasonable efforts to keep the shelf registration statement effective for a period of one year from the effective date of the shelf registration statement or such shorter period that will terminate when all of the notes registered thereunder are disposed of in accordance therewith or cease to be outstanding on the date upon which all notes covered by such shelf registration statement become eligible for resale, without regard to volume, manner of sale or other restrictions contained in Rule 144 under the Securities Act.

If the exchange offer has not been consummated and a shelf registration statement covering resales of the notes has not been filed or the shelf registration statement has not been declared effective by the SEC (each, a “notes registration default”), then additional interest will accrue on the aggregate principal amount of the notes from and including the date on which any such notes registration default has occurred to but excluding the date on which all of the notes registration defaults have been cured. Additional interest will accrue at a rate of 0.25% for the first 90 day period after such date and thereafter it will be increased by an additional 0.25% for each subsequent 90 day period that elapses provided that the aggregate increase in such annual interest rate may in no event exceed 1.0%.

NOTE 8.     Segment Information

The Centaur Companies are engaged in the rental and sale of advanced wound care systems, regenerative medicine products and therapeutic support systems. The Centaur Companies have operations in over 25 countries.

The Centaur Companies have two reportable operating segments which correspond to our two global business units: AHS and LifeCell. Our two global operating segments also represent our reporting units as defined by the Codification. In most countries where we operate, our product lines are marketed and serviced by the same infrastructure and, as such, we have allocated these costs to the various business units based on allocation methods including rental and sales events, headcount, revenue and other methods as deemed appropriate. We measure segment profit as operating earnings, which is defined as earnings (loss) from continuing operations before interest and other income, interest expense, foreign currency gains and losses, and income taxes. All intercompany transactions are eliminated in computing revenue and operating earnings.
Information on segments and a reconciliation of consolidated totals are as follows (dollars in thousands):

	Three months ended September 30,		Nine months ended September 30,
	2012	2011	2012	2011
	Successor	Predecessor	Successor	Predecessor
Revenue:
AHS	$329,651	$371,100	$986,157	$1,067,604
LifeCell	106,222	97,441	320,364	286,785
Total revenue	$435,873	$468,541	$1,306,521	$1,354,389

	Three months ended September 30,		Nine months ended September 30,
	2012	2011	2012	2011
	Successor	Predecessor	Successor	Predecessor
Operating earnings:
AHS (1)	$114,833	$146,235	$277,191	$372,280
LifeCell (1)	28,864	27,511	75,503	80,424
Non-allocated costs:
General headquarter expense	(5,519)	(15,748)	(19,545)	(42,469)
Equity-based compensation	(197)	(7,859)	(1,186)	(23,738)
Merger-related and other expenses (2)	(21,685)	(5,996)	(63,750)	(7,202)
Acquired intangible asset amortization (3)	(49,733)	(8,856)	(172,260)	(26,567)
Total non-allocated costs	(77,134)	(38,459)	(256,741)	(99,976)
Total operating earnings	$66,563	$135,287	$95,953	$352,728
________________________________

(1)
The three months ended September 30, 2012 includes the allocation of depreciation expense and cost of sales associated with the purchase accounting adjustments related to the step up in value of rental medical equipment (“RME”) and inventory of $24.6 million and $2.8 million, respectively, to our AHS and LifeCell operating segments. The nine months ended September 30, 2012 includes the allocation of depreciation expense and cost of sales associated with the purchase accounting adjustments related to the step up in value of RME and inventory of $87.0 million and $19.7 million, respectively, to our AHS and LifeCell operating segments. In addition, our AHS operating segment includes $12.4 million and $9.7 million impairment charges recorded during the first and third quarters of 2012, respectively, associated with certain production equipment at our AHS manufacturing plant and inventory associated with our V.A.C. Via product.

(2)
The three and nine months ended September 30, 2012 includes expenses related to the Merger for seller transaction costs, management fees and restructuring-related expenses as well as business optimization expenses. In addition, the three and nine months ended September 30, 2012 and 2011 includes expenses related to our global business transformation efforts.

(3)
The three and nine months ended September 30, 2011 includes amortization of acquired intangible assets related to our purchase of LifeCell in May 2008. The three and nine months ended September 30, 2012 includes amortization of acquired intangible assets related to our Merger in November 2011.

NOTE 9.     Guarantor Condensed Consolidating Financial Statements

Our second lien notes and senior unsecured notes are fully and unconditionally guaranteed, jointly and severally, by us and each of our material 100% owned subsidiaries, other than the subsidiaries that are co-issuers of the notes, foreign subsidiaries and subsidiaries whose only assets are investments in foreign subsidiaries. The non-guarantor subsidiaries do not have any payment obligations under the second lien notes or the senior unsecured notes. Subject to the terms of the second lien notes and senior unsecured notes indentures, the guarantee of a subsidiary guarantor will terminate upon:

            (1) a sale or other disposition (including by way of consolidation or merger) of the capital stock of such guarantor or the sale or disposition of all or substantially all the assets of such subsidiary guarantor (other than to the Company or a restricted subsidiary) otherwise permitted by the second lien notes or senior unsecured notes indentures,

            (2) the designation in accordance with the second lien notes or senior unsecured notes indenture of the guarantor as an unrestricted subsidiary or the occurrence of any event after which the guarantor is no longer a restricted subsidiary,

            (3) defeasance or discharge of the second lien notes or the senior unsecured notes, or

            (4) upon the achievement of investment grade status by the second lien notes or senior unsecured notes; provided that such guarantee shall be reinstated upon the reversion date.

In the event of a bankruptcy, liquidation or reorganization of any non-guarantor subsidiary, such non-guarantor subsidiary will pay the holders of its debt and other liabilities, including its trade creditors, before it will be able to distribute any of its assets to us. In the future, any non-U.S. subsidiaries, immaterial subsidiaries and subsidiaries that we designate as unrestricted subsidiaries under the second lien notes and senior unsecured notes indentures will not guarantee the second lien notes or the senior unsecured notes. As of September 30, 2012, there were no restrictions on the ability of subsidiary guarantors to transfer funds to the parent company.

As a result of the guarantee arrangements, we are presenting the following condensed consolidated balance sheets, statements of operations and comprehensive income (loss), and statements of cash flows of the issuer, the guarantor subsidiaries and the non-guarantor subsidiaries.

Condensed Consolidating Parent Company, Co-Issuers,
Guarantor and Non-Guarantor Balance Sheet
September 30, 2012
(in thousands)
(unaudited)

	Centaur Guernsey L.P. Inc. Parent Company	Kinetic Concepts, Inc. and KCI USA, Inc. Borrower	Guarantor Subsidiaries	Non-Guarantor Subsidiaries	Eliminations	Consolidated
Assets:
Current assets:
Cash and cash equivalents	$398	$246,645	$—	$59,884	$—	$306,927
Accounts receivable, net	—	202,358	54,272	124,992	—	381,622
Inventories, net	—	62,210	68,973	58,412	(65,978)	123,617
Prepaid expenses and other	—	9,006	5,547	335,617	(310,836)	39,334
Assets held for sale	—	65,723	9,070	49,133	(15,238)	108,688
Intercompany receivables	166	1,176,918	2,088,503	837,017	(4,102,604)	—
Total current assets	564	1,762,860	2,226,365	1,465,055	(4,494,656)	960,188

Net property, plant and equipment	—	274,193	99,887	187,922	(148,691)	413,311
Debt issuance costs, net	—	98,393	—	—	—	98,393
Deferred income taxes	—	—	—	22,086	—	22,086
Goodwill	—	2,475,372	996,535	—	—	3,471,907
Identifiable intangible assets, net	—	443,054	2,061,297	187,866	—	2,692,217
Other non-current assets	—	296	149	96,473	(90,900)	6,018
Intercompany loan receivables	—	903,277	333,072	—	(1,236,349)	—
Intercompany investments	1,411,758	257,641	445,578	—	(2,114,977)	—
	$1,412,322	$6,215,086	$6,162,883	$1,959,402	$(8,085,573)	$7,664,120

Liabilities and Equity:
Current liabilities:
Accounts payable	$—	$19,361	$12,200	$8,941	$—	$40,502
Accrued expenses and other	—	246,704	228,275	63,974	(187,445)	351,508
Intercompany payables	2,130	485,326	2,365,375	1,249,773	(4,102,604)	—
Current installments of long-term debt	—	23,464	—	—	—	23,464
Deferred income taxes	—	1,086	—	—	—	1,086
Liabilities related to assets held for sale	—	16,427	—	1,912	—	18,339
Total current liabilities	2,130	792,368	2,605,850	1,324,600	(4,290,049)	434,899

Long-term debt, net of current installments and discount	—	4,630,818	—	—	—	4,630,818
Non-current tax liabilities	—	33,098	—	7,484	—	40,582
Deferred income taxes	—	109,148	930,130	70,266	—	1,109,544
Other non-current liabilities	54	36,199	371	1,515	—	38,139
Intercompany loan payables	—	333,072	903,277	—	(1,236,349)	—
Total liabilities	2,184	5,934,703	4,439,628	1,403,865	(5,526,398)	6,253,982

Shareholders' equity	1,410,138	280,383	1,723,255	555,537	(2,559,175)	1,410,138

	$1,412,322	$6,215,086	$6,162,883	$1,959,402	$(8,085,573)	$7,664,120
See accompanying notes to condensed consolidated financial statements.

Condensed Consolidating Parent Company, Co-Issuers,
Guarantor and Non-Guarantor Balance Sheet
December 31, 2011
(in thousands)

	Centaur Guernsey L.P. Inc. Parent Company	Kinetic Concepts, Inc. and KCI USA, Inc. Borrower	Guarantor Subsidiaries	Non-Guarantor Subsidiaries	Eliminations	Consolidated
Assets:
Current assets:
Cash and cash equivalents	$411	$142,652	$—	$72,363	$—	$215,426
Accounts receivable, net	—	211,187	53,097	137,674	—	401,958
Inventories, net	—	79,302	87,171	81,797	(70,027)	178,243
Deferred income taxes	—	98,062	—	2,853	(77,645)	23,270
Prepaid expenses and other	—	30,663	7,257	354,633	(346,531)	46,022
Intercompany receivables	—	998,244	1,891,483	50,787	(2,940,514)	—
Total current assets	411	1,560,110	2,039,008	700,107	(3,434,717)	864,919
Net property, plant and equipment	—	341,646	69,452	311,063	(176,814)	545,347
Debt issuance costs, net	—	111,397	—	—	—	111,397
Deferred income taxes	—	—	—	18,322	—	18,322
Goodwill	—	2,499,690	997,842	—	—	3,497,532
Identifiable intangible assets, net	—	528,524	2,124,821	222,391	—	2,875,736
Other non-current assets	—	2,149	149	96,728	(90,900)	8,126
Intercompany loan receivables	—	848,552	323,884	75,020	(1,247,456)	—
Intercompany investments	1,593,033	332,987	775,147	—	(2,701,167)	—
	$1,593,444	$6,225,055	$6,330,303	$1,423,631	$(7,651,054)	$7,921,379

Liabilities and Equity:
Current liabilities:
Accounts payable	$—	$23,233	$14,884	$11,781	$—	$49,898
Accrued expenses and other	—	194,940	235,137	70,497	(188,957)	311,617
Intercompany payables	—	163,543	2,314,174	462,799	(2,940,516)	—
Current installments of long-term debt	—	23,491	—	—	—	23,491
Income taxes payable	—	—	662	14,050	(14,712)	—
Deferred income taxes	—	—	77,645	—	(77,645)	—
Total current liabilities	—	405,207	2,642,502	559,127	(3,221,830)	385,006
Long-term debt, net of current installments and discount	—	4,639,728	—	—	—	4,639,728
Non-current tax liabilities	—	31,114	—	7,181	—	38,295
Deferred income taxes	—	244,517	911,417	97,410	—	1,253,344
Other non-current liabilities	—	9,837	802	923	—	11,562
Intercompany loan payables	—	398,904	848,552	—	(1,247,456)	—
Total liabilities	—	5,729,307	4,403,273	664,641	(4,469,286)	6,327,935

Shareholders' equity	1,593,444	495,748	1,927,030	758,990	(3,181,768)	1,593,444

	$1,593,444	$6,225,055	$6,330,303	$1,423,631	$(7,651,054)	$7,921,379

See accompanying notes to condensed consolidated financial statements.

Condensed Consolidating Parent Company, Co-Issuers,
Guarantor and Non-Guarantor Statement of Operations and Comprehensive Income (Loss)
(in thousands)
(unaudited)

	For the three months ended September 30, 2012
	Successor
	Centaur Guernsey L.P. Inc. Parent Company	Kinetic Concepts, Inc. and KCI USA, Inc. Borrower	Guarantor Subsidiaries	Non-Guarantor Subsidiaries	Eliminations	Consolidated
Revenue:
Rental	$—	$164,641	$1,741	$40,774	$—	$207,156
Sales	—	74,943	103,716	151,225	(101,167)	228,717
Total revenue	—	239,584	105,457	191,999	(101,167)	435,873

Rental expenses	—	62,877	1,526	61,744	(25,337)	100,810
Cost of sales	18	89,027	34,023	58,201	(122,656)	58,613
Gross profit	(18)	87,680	69,908	72,054	46,826	276,450

Selling, general and administrative expenses	191	75,731	32,926	33,978	(48)	142,778
Research and development expenses	—	6,268	8,977	2,131	—	17,376
Acquired intangible asset amortization	—	22,308	18,687	8,738	—	49,733
Operating earnings	(209)	(16,627)	9,318	27,207	46,874	66,563

Non-operating intercompany transactions	—	5,318	132,861	(131,367)	(6,812)	—
Interest income and other	—	18,532	3,063	18	(21,439)	174
Interest expense	—	(127,395)	(18,375)	(20)	21,439	(124,351)
Foreign currency gain (loss)	—	(8,799)	170	1,223	—	(7,406)
Earnings (loss) from continuing operations before income taxes (benefit) and equity in earnings (loss) of subsidiaries	(209)	(128,971)	127,037	(102,939)	40,062	(65,020)
Income tax expense (benefit)	—	(22,700)	14,055	(18,531)	—	(27,176)
Earnings (loss) from continuing operations before equity in earnings (loss) of subsidiaries	(209)	(106,271)	112,982	(84,408)	40,062	(37,844)
Equity in earnings (loss) of subsidiaries	(35,603)	28,741	(83,578)	—	90,440	—
Earnings from continuing operations	(35,812)	(77,530)	29,404	(84,408)	130,502	(37,844)
Earnings from discontinued operations, net of tax	—	(1,468)	627	830	2,043	2,032
Net earnings (loss)	$(35,812)	$(78,998)	$30,031	$(83,578)	$132,545	$(35,812)
Total comprehensive income (loss)	$(34,215)	$(77,401)	$31,628	$(81,981)	$127,754	$(34,215)
See accompanying notes to condensed consolidated financial statements.

Condensed Consolidating Parent Company, Co-Issuers,
Guarantor and Non-Guarantor Statement of Operations and Comprehensive Income (Loss)
(in thousands)
(unaudited)

	For the three months ended September 30, 2011
	Predecessor
	Centaur Guernsey L.P. Inc. Parent Company	Kinetic Concepts, Inc. and KCI USA, Inc. Borrower	Guarantor Subsidiaries	Non-Guarantor Subsidiaries	Eliminations	Consolidated
Revenue:
Rental	$—	$182,284	$535	$44,818	$—	$227,637
Sales	—	85,076	96,409	138,377	(78,958)	240,904
Total revenue	—	267,360	96,944	183,195	(78,958)	468,541

Rental expenses	—	77,906	474	59,489	(37,968)	99,901
Cost of sales	—	71,105	27,585	65,765	(106,422)	58,033
Gross profit	—	118,349	68,885	57,941	65,432	310,607

Selling, general and administrative expenses	—	86,916	28,621	30,125	(3)	145,659
Research and development expenses	—	10,222	8,196	2,388	—	20,806
Acquired intangible asset amortization	—	—	8,855	—	—	8,855
Operating earnings	—	21,211	23,213	25,428	65,435	135,287

Non-operating intercompany transactions	—	20,542	13,221	(16,806)	(16,957)	—
Interest income and other	—	233	3,098	64	(3,098)	297
Interest expense	—	(20,190)	9	(231)	3,098	(17,314)
Foreign currency gain (loss)	—	891	30	(3,038)	—	(2,117)
Earnings (loss) from continuing operations before income taxes (benefit) and equity in earnings (loss) of subsidiaries	—	22,687	39,571	5,417	48,478	116,153
Income tax expense (benefit)	—	18,653	11,978	1,723	—	32,354
Earnings (loss) from continuing operations before equity in earnings (loss) of subsidiaries	—	4,034	27,593	3,694	48,478	83,799
Equity in earnings (loss) of subsidiaries	—	37,260	9,017	—	(46,277)	—
Earnings from continuing operations	—	41,294	36,610	3,694	2,201	83,799
Earnings from discontinued operations, net of tax	—	(1,835)	650	5,323	2,789	6,927
Net earnings (loss)	$—	$39,459	$37,260	$9,017	$4,990	$90,726
Total comprehensive income (loss)	$—	$23,523	$20,980	$(7,263)	$37,550	$74,790

See accompanying notes to condensed consolidated financial statements.

Condensed Consolidating Parent Company, Co-Issuers,
Guarantor and Non-Guarantor Statement of Operations and Comprehensive Income (Loss)
(in thousands)
(unaudited)

	For the nine months ended September 30, 2012
	Successor
	Centaur Guernsey L.P. Inc. Parent Company	Kinetic Concepts, Inc. and KCI USA, Inc. Borrower	Guarantor Subsidiaries	Non-Guarantor Subsidiaries	Eliminations	Consolidated
Revenue:
Rental	$—	$495,299	$4,507	$122,544	$—	$622,350
Sales	—	218,950	312,106	388,453	(235,338)	684,171
Total revenue	—	714,249	316,613	510,997	(235,338)	1,306,521

Rental expenses	2	227,119	4,088	201,240	(84,062)	348,387
Cost of sales	54	196,056	108,774	174,747	(289,177)	190,454
Gross profit	(56)	291,074	203,751	135,010	137,901	767,680

Selling, general and administrative expenses	1,142	244,705	96,903	103,765	(734)	445,781
Research and development expenses	—	20,222	26,676	6,788	—	53,686
Acquired intangible asset amortization	—	81,085	59,273	31,902	—	172,260
Operating earnings	(1,198)	(54,938)	20,899	(7,445)	138,635	95,953

Non-operating intercompany transactions	—	71,692	261,173	(352,936)	20,071	—
Interest income and other	—	55,260	9,188	100	(63,918)	630
Interest expense	—	(388,388)	(54,725)	(85)	63,918	(379,280)
Foreign currency gain (loss)	—	170	318	(2,360)	—	(1,872)
Earnings (loss) from continuing operations before income taxes (benefit) and equity in earnings (loss) of subsidiaries	(1,198)	(316,204)	236,853	(362,726)	158,706	(284,569)
Income tax expense (benefit)	—	(61,959)	(16,897)	(28,269)	—	(107,125)
Earnings (loss) from continuing operations before equity in earnings (loss) of subsidiaries	(1,198)	(254,245)	253,750	(334,457)	158,706	(177,444)
Equity in earnings (loss) of subsidiaries	(179,926)	(73,757)	(338,090)	—	591,773	—
Earnings from continuing operations	(181,124)	(328,002)	(84,340)	(334,457)	750,479	(177,444)
Earnings from discontinued operations, net of tax	—	(8,761)	4,100	(3,633)	4,614	(3,680)
Net earnings (loss)	$(181,124)	$(336,763)	$(80,240)	$(338,090)	$755,093	$(181,124)
Total comprehensive income (loss)	$(182,711)	$(338,350)	$(81,827)	$(339,677)	$759,854	$(182,711)

See accompanying notes to condensed consolidated financial statements.

Condensed Consolidating Parent Company, Co-Issuers,
Guarantor and Non-Guarantor Statement of Operations and Comprehensive Income (Loss)
(in thousands)
(unaudited)

	For the nine months ended September 30, 2011
	Predecessor
	Centaur Guernsey L.P. Inc. Parent Company	Kinetic Concepts, Inc. and KCI USA, Inc. Borrower	Guarantor Subsidiaries	Non-Guarantor Subsidiaries	Eliminations	Consolidated
Revenue:
Rental	$—	$534,589	$1,229	$136,142	$—	$671,960
Sales	—	229,936	282,594	375,990	(206,091)	682,429
Total revenue	—	764,525	283,823	512,132	(206,091)	1,354,389

Rental expenses	—	271,675	1,164	185,682	(141,107)	317,414
Cost of sales	—	187,082	83,046	184,186	(282,491)	171,823
Gross profit	—	305,768	199,613	142,264	217,507	865,152

Selling, general and administrative expenses	—	248,185	82,562	92,721	(22)	423,446
Research and development expenses	—	33,681	21,440	7,290	—	62,411
Acquired intangible asset amortization	—	—	26,567	—	—	26,567
Operating earnings	—	23,902	69,044	42,253	217,529	352,728

Non-operating intercompany transactions	—	97,083	113,319	(224,635)	14,233	—
Interest income and other	—	567	9,224	206	(9,231)	766
Interest expense	—	(64,297)	9	(254)	9,231	(55,311)
Foreign currency gain (loss)	—	(2,200)	218	(160)	—	(2,142)
Earnings (loss) from continuing operations before income taxes (benefit) and equity in earnings (loss) of subsidiaries	—	55,055	191,814	(182,590)	231,762	296,041
Income tax expense (benefit)	—	1,071	76,574	4,714	—	82,359
Earnings (loss) from continuing operations before equity in earnings (loss) of subsidiaries	—	53,984	115,240	(187,304)	231,762	213,682
Equity in earnings (loss) of subsidiaries	—	(52,130)	(169,291)	—	221,421	—
Earnings from continuing operations	—	1,854	(54,051)	(187,304)	453,183	213,682
Earnings from discontinued operations, net of tax	—	(566)	1,921	18,013	7,519	26,887
Net earnings (loss)	$—	$1,288	$(52,130)	$(169,291)	$460,702	$240,569
Total comprehensive income (loss)	$—	$(5,217)	$(58,632)	$(175,793)	$473,706	$234,064

See accompanying notes to condensed consolidated financial statements.

Condensed Consolidating Parent Company, Co-Issuers,
Guarantor and Non-Guarantor Statement of Cash Flows
(in thousands)
(unaudited)

	For the nine months ended September 30, 2012
	Successor
	Centaur Guernsey L.P. Inc. Parent Company	Kinetic Concepts, Inc. and KCI USA, Inc. Borrower	Guarantor Subsidiaries	Non-Guarantor Subsidiaries	Eliminations	Consolidated
Cash flows from operating activities:
Net earnings (loss)	$(181,124)	$(336,763)	$(80,240)	$(338,090)	$755,093	$(181,124)
Adjustments to reconcile net earnings (loss) to net cash provided	3,154	439,770	(123,522)	153,344	(105,747)	366,999
Net cash provided by operating activities	(177,970)	103,007	(203,762)	(184,746)	649,346	185,875
Cash flows from investing activities:
Net additions to property, plant and equipment	—	(57,203)	(42,323)	(39,328)	69,344	(69,510)
Increase in identifiable intangible assets and other non-current assets	—	87	(5,486)	19	—	(5,380)
Net cash used by investing activities	—	(57,116)	(47,809)	(39,309)	69,344	(74,890)
Cash flows from financing activities:
Capital contributions from limited partners	239	—	—	—	—	239
Repurchase of equity from limited partners	(1,970)	—	—	—	—	(1,970)
Repayments of long-term debt and capital lease obligations	—	(17,508)	—	25	—	(17,483)
Debt issuance costs	—	(578)	—	—	—	(578)
Proceeds (payments) on intercompany loans	—	(120,557)	45,537	75,020	—	—
Proceeds (payments) on intercompany investments	179,688	196,745	206,034	136,223	(718,690)	—
Net cash provided (used) by financing activities	177,957	58,102	251,571	211,268	(718,690)	(19,792)
Effect of exchange rate changes on cash and cash equivalents	—	—	—	308	—	308
Net increase in cash and cash equivalents	(13)	103,993	—	(12,479)	—	91,501
Cash and cash equivalents, beginning of period	411	142,652	—	72,363	—	215,426

Cash and cash equivalents, end of period	$398	$246,645	$—	$59,884	$—	$306,927
See accompanying notes to condensed consolidated financial statements.

Condensed Consolidating Parent Company, Co-Issuers,
Guarantor and Non-Guarantor Statement of Cash Flows
(in thousands)
(unaudited)

	For the nine months ended September 30, 2011
	Predecessor
	Centaur Guernsey L.P. Inc. Parent Company	Kinetic Concepts, Inc. and KCI USA, Inc. Borrower	Guarantor Subsidiaries	Non-Guarantor Subsidiaries	Eliminations	Consolidated
Cash flows from operating activities:
Net earnings (loss)	$—	$1,288	$(52,130)	$(169,291)	$460,702	$240,569
Adjustments to reconcile net earnings (loss) to net cash provided	—	337,937	(114,905)	60,337	(100,778)	182,591
Net cash provided by operating activities	—	339,225	(167,035)	(108,954)	359,924	423,160
Cash flows from investing activities:
Net additions to property, plant and equipment	—	(74,773)	(5,798)	(63,957)	49,638	(94,890)
Increase in identifiable intangible assets and other non-current assets	—	4	(5,960)	(13,137)	—	(19,093)
Net cash used by investing activities	—	(74,769)	(11,758)	(77,094)	49,638	(113,983)
Cash flows from financing activities:
Repayments of long-term debt and capital lease obligations	—	(20,625)	—	(109)	—	(20,734)
Debt issuance costs	—	(827)	—	—	—	(827)
Proceeds (payments) on intercompany loans	—	(25,000)	2,960	22,040	—	—
Proceeds from exercise of stock options and employee stock purchases	—	46,713	—	—	—	46,713
Excess tax benefit from equity-based payment arrangements	—	2,393	—	—	—	2,393
Purchase of immature shares for minimum tax withholdings	—	(3,797)	—	—	—	(3,797)
Refinancing of senior credit facility:
Proceeds from senior credit facility – due 2016	—	146,012	—	—	—	146,012
Repayments on senior credit facility – due 2013	—	(123,346)	—	—	—	(123,346)
Payment of debt issuance costs	—	(14,676)	—	—	—	(14,676)
Proceeds (payments) on intercompany investments	—	51,141	171,581	186,840	(409,562)	—
Net cash provided (used) by financing activities	—	57,988	174,541	208,771	(409,562)	31,738
Effect of exchange rate changes on cash and cash equivalents	—	—	—	(725)	—	(725)
Net increase in cash and cash equivalents	—	322,444	(4,252)	21,998	—	340,190
Cash and cash equivalents, beginning of period	—	228,763	4,252	83,588	—	316,603

Cash and cash equivalents, end of period	$—	$551,207	$—	$105,586	$—	$656,793

See accompanying notes to condensed consolidated financial statements.

NOTE 10.     Subsequent Events

Subsequent events have been evaluated through November 13, 2012.

$2,400,000,000

Kinetic Concepts, Inc.	KCI USA, Inc.

Exchange Offer for
All Outstanding

$1,750,000,000 aggregate amount of 10.5% Second Lien Senior Secured Notes due 2018 for new 10.5% Second Lien Senior Secured Notes due 2018 that have been registered under the Securities Act of 1933

and

$650,000,000 aggregate amount of 12.5% Senior Notes due 2019 for new 12.5% Senior Notes due 20199 that have been registered under the Securities Act of 1933

________________

PROSPECTUS
, 2012

________________

We have not authorized any dealer, salesperson or other person to give any information or represent anything to you other than the information contained in this prospectus. You may not rely on unauthorized information or representations.
This prospectus does not offer to sell or ask for offers to buy any of the securities in any jurisdiction where it is unlawful, where the person making the offer is not qualified to do so, or to any person who cannot legally be offered the securities.
The information in this prospectus is current only as of the date on its cover, and may change after that date. For any time after the cover date of this prospectus, we do not represent that our affairs are the same as described or that the information in this prospectus is correct, nor do we imply those things by delivering this prospectus or selling securities to you.
Until , 2012, all dealers that effect transactions in these securities, whether or not participating in the exchange offer may be required to deliver a prospectus. This is in addition to the dealers’ obligations to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
Item 20.     Indemnification of Directors and Officers
Texas
Texas Law, KCI's Certificate of Formation, as amended, and Bylaws, and KCI Real Property Limited's and KCI Properties Limited's respective Limited Partnership Agreements, as amended contain provisions for indemnification of their respective directors, officers and general partner.
Sections 8.051 and 8.105(b) of Chapter 8 of the TBOC provide that a corporation shall indemnify a person who is or was a director, officer or general partner, or any of the foregoing who serve at the request of the corporation or limited partnership as a director, officer, venturer, proprietor, partner, trustee, administrator, employee, agent, or similar functionary of another enterprise, organization or employee benefit plan, against reasonable expenses actually incurred by such person in connection with a proceeding in which the person is a respondent because the person is or was serving in such a capacity if the person is wholly successful, on the merits or otherwise, in the defense of the proceeding.

Sections 8.101, 8.102 and 8.105 of Chapter 8 of the TBOC also provide generally that a person sued as a director, officer or general partner, employee or agent of a corporation or limited partnership, or while serving at the request of the corporation or limited partnership as a director, officer, venturer, proprietor, partner, trustee, administrator, employee, agent, or similar functionary of another enterprise, organization or employee benefit plan, may be indemnified by the corporation or limited partnership against judgments and reasonable court costs, penalties, fines, settlements, excise or similar taxes, and attorney's fees if it is determined that such person has conducted himself in good faith and reasonably believed, in the case of conduct in his official capacity with the entity, that his conduct was in the entity's best interests, and in all other cases, that his conduct was at least not opposed to the entity's best interests (and, in the case of any criminal proceeding, had no reasonable cause to believe his conduct was unlawful). Section 8.104 of the TBOC provides that a corporation or limited partnership may advance expenses incurred by a director, officer or general partner, or any of the foregoing who serve at the request of the corporation or limited partnership as a director, officer, venturer, proprietor, partner, trustee, administrator, employee, agent, or similar functionary of another enterprise, organization or employee benefit plan, in defending a suit or similar proceeding. Pursuant to Section 8.105 of the TBOC, a Texas corporation or limited partnership is also permitted to indemnify and advance expenses to others who are not directors, officers or general partners to such extent as may be provided by its certificate of formation, by-laws, actions of its board of directors, resolutions of its shareholders, other governing documents, contract or required by common law. Indemnification of a person found liable to the corporation or limited partnership or found liable on the basis that a personal benefit was improperly received by such person is limited to reasonable expenses actually incurred by the person in connection with the proceeding (not including a judgment, penalty, fine or excise or similar tax), and shall not be made if the person is found liable for (i) willful or intentional misconduct in the performance of his duty to the entity, (ii) breach of the person's duty of loyalty owed to the entity; or (iii) an act or omission not committed in good faith that constitutes a breach of a duty owed by the person to the entity.

Section 8.151 of the TBOC also authorizes a corporation or limited partnership to purchase and maintain insurance on behalf of any person who is or was a director, officer, general partner, employee or agent of the corporation or limited partnership, or who is or was serving at the request of the corporation or limited partnership as a director, officer, venturer, proprietor, partner, trustee, administrator, employee, agent or similar functionary of another enterprise, organization or employee benefit plan, against any liability asserted against him and incurred by him in such a capacity or arising out of his status as such, whether or not the corporation or limited partnership would have the power to indemnify him against that liability under Chapter 8 of the TBOC.

Section 7.001 of the TBOC provides that a corporation's certificate of formation may limit or eliminate a director's liability for monetary damages to the corporation or its shareholders for an act or omission in the director's capacity as a director, except that no limitation or elimination of liability is permitted to the extent the director is found liable for a breach of the duty of loyalty, an act or omission not in good faith that constitutes a breach of duty or involves intentional misconduct or a knowing violation of the law, a transaction involving an improper personal benefit to the director, or an act or omission for which liability is expressly provided by an applicable statute.

Article Seven of KCI's Certificate of Formation, as amended, states that, to the extent permitted by the TBOC, as each is currently in effect or as each may be hereinafter modified, a director of KCI shall not be personally liable to KCI or its shareholders for monetary damages for an act or omission in the director’s capacity as a director.

Article Seven of KCI's Certificate of Formation, as amended, also states that KCI shall indemnify and hold harmless any person who was or is a party or is threatened to be made a party to, or testifies in, any threatened, pending or completed action, claim , suit or proceeding, based upon such person being or having been a director or officer of KCI, or serving or having served at KCI's request as a director, officer, employee or agent of another corporation, partnership, joint venture, employee benefit plan, trust or other enterprise, against all claims, losses, liabilities, expenses, damages, judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding to the fullest extent provided by the TBOC.

Article Seven of KCI's Certificate of Formation, as amended, further states that to the extent that a director or officer of KCI has been successful on the merits or otherwise in defense of any action, suite or proceeding referred to in the immediately preceding paragraph, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses actually and reasonably incurred by such person in connection with such defense. In addition, Articles Seven also provides that expenses incurred by an officer or director in defending or testifying in a civil, criminal, administrative or investigative action, claim, suit or proceeding because such person is or was an officer or director of KCI (or is or was serving at the request of KCI as a director, officer, employee or agent of another corporation, partnership, joint venture, employee benefit plan, trust or other enterprise) shall be paid by KCI in advance of the final disposition of such action, claim, suit or proceeding if requested by such director or officer and, to the extent required by law, upon receipt of an undertaking by or on behalf of any such director or officer to repay such amount if it shall ultimately be determined that such director or officer is not entitled to be indemnified by KCI against such expenses, and KCI may adopt bylaws or enter into agreements with such persons for the purpose of providing for such advances.

Article Seven of KCI's Certificate of Formation, as amended, also grants KCI the power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of KCI, or is or was serving at the request of KCI as a director, officer, employee or agent of another corporation, partnership, joint venture, employee benefit plan trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person's status as such, whether or not KCI would have the power to indemnify such person against such liability under the provisions of Article Seven of KCI's Certificate of Formation, or otherwise.

Article VII, Section 7.2 of KCI's Bylaws provides that, subject to KCI's determining that indemnification is proper under the circumstances because the applicable standard of conduct has been met, KCI shall indemnify every present or former director, advisory director or officer, or any of the foregoing who serve at the request of KCI as a director, officer, venturer, proprietor, partner, trustee, employee, agent, or similar functionary of another enterprise, organization or employee benefit plan, who acted in good faith and in his official capacity in a manner which he reasonably believed to be in, or in any other capacity not opposed to, our best interests, and in the case of any criminal proceeding, had no reasonable cause to believe the conduct was unlawful, against all judgments, penalties (including excise and similar taxes), fines, amounts paid in settlement and reasonable expenses actually incurred by such indemenitee in connection with any threatened, pending or completed action, suit or proceeding or any inquiry or investigation that could lead to such an action, suit or proceeding, in which he was, is or is threatened to be named defendant or respondent, or in which he was or is a witness without being named a defendant or respondent, by reason, in whole or in part, of his serving or having served, or having been nominated or designated to serve in any of the foregoing capacities. In the event that such an indemnittee is found liable to KCI or is found liable on the basis that personal benefit was improperly received by such indemnitee the indemnification is limited to reasonable expenses actually incurred by in connection with the proceeding, and may not be made in respect of any proceeding in which the indemnitee shall have been found liable for willful or intentional misconduct in the performance of his duty to KCI. Except as provided in the immediately preceding sentence, no indemnification may be made under Section 7.2 of KCI's Bylaws in respect of any proceeding in which such indemnitee shall have been found liable on the basis that personal benefit was improperly received by him, whether or not the benefit resulted from an action taken in the indemnitee's official capacity, or found liable to KCI.

Article VII, Section 7.3 of KCI's Bylaws provides that KCI shall indemnify every present or former director, advisory director or officer, or any of the foregoing who serve at the request of KCI as a director, officer, venturer, proprietor, partner, trustee, employee, agent, or similar functionary of another enterprise, organization or employee benefit plan against reasonable expenses incurred by such indemnitee in connection with any threatened, pending or completed action, suit or proceeding or any inquiry or investigation that could lead to such an action, suit or proceeding in which he was or is a witness or a named defendant or respondent due to service in such capacity, if such person has been wholly successful in defense of such proceeding.

Article VII, Section 7.5 of KCI's Bylaws provides that KCI will advance expenses to a present or former director, advisory director or officer, or any of the foregoing who serve at the request of KCI as a director, officer, venturer, proprietor, partner, trustee, employee, agent, or similar functionary of another enterprise, organization or employee benefit plan after KCI receives a written affirmation by such person of a good faith belief that the standard of conduct necessary for indemnification set forth in Article VII, of the Bylaws has been met and a written undertaking by or on behalf of such person to repay the amount paid or reimbursed if it is ultimately determined that such person is not entitled to such indemnification.

Section 9.6 of each of the respective Limited Partnership Agreements for KCI Real Property Limited and KCI Properties Limited provides that the limited partnership shall indemnify and hold harmless to the fullest extent permitted by law, its general partner, and certain affiliates thereof, to the extent that the limited partnership assets are sufficient therefor, from and against any and all claims, demands, liabilities, costs, damages, and causes of action arising out of, relating to, or which are or may be directly or indirectly attributable or incidental to actions or occurrences under the Limited Partnership Agreement or which otherwise relate to the limited partnership or occurrences during the term of the limited partnership, whether or not arising out of the negligence of the indemnitee, except where the claim at issue is based upon the proven gross negligence, willful misconduct or fraud of the indemnitee or a breach of the TBOC or the Limited Partnership Agreement by the indemnitee.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

KCI has obtained liability insurance for the officers and directors of Chiron Holdings GP, Inc. and the officers and directors of all of its subsidiaries.

Delaware

KCI USA, Inc., Chiron Topco, Inc., KCI Holding Company, Inc., KCI HomeCare, Inc., KCI International, Inc., KCI Licensing, Inc., LifeCell Corporation, KCI Animal Health, LLC, KCI Real Holdings, L.L.C., KCI USA Real Holdings, L.L.C. and TechniMotion, LLC are organized under the laws of the State of Delaware.
Under the Section 145 of the Delaware General Corporation Law (“DGCL”), a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding (i) if such person acted in good faith and in a manner that person reasonably believed to be in or not opposed to the best interests of the corporation and (ii) with respect to any criminal action or proceeding, if he or she had no reasonable cause to believe such conduct was unlawful. In actions brought by or in the right of the corporation, a corporation may indemnify such person against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner that person reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification may be made in respect of any claim, issue or matter as to which that person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery of the State of Delaware or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all circumstances of the case, such person in fairly and reasonably entitled to indemnification for such expenses which the Court of Chancery or other such court shall deem proper. To the extent that such person has been successful on the merits or otherwise in defending any such action, suit or proceeding referred to above or any claim, issue or matter therein, he or she is entitled to indemnification for expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith. The indemnification and advancement of expenses provided for or granted pursuant to Section 145 of the DGCL is not exclusive of any other rights of indemnification or advancement of expenses to which those seeking indemnification or advancement of expenses may be entitled, and a corporation may purchase and maintain insurance against liabilities asserted against any former or current, director, officer, employee or agent of the corporation, or a person who is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, whether or not the power to indemnify is provided by the statute.

The Limited Liability Company Agreements of each of KCI Real Holdings, L.L.C. and KCI USA Real Holdings, L.L.C. provide, to the fullest extent authorized by the Delaware Limited Liability Company Act, for the indemnification of its managers, officers, employees, agents and others as fully as, and to the same extent a corporation may indemnify its directors, officers, employees and agents under the DGCL, as amended. The Limited Liability Company Agreements of each of KCI Animal Health, LLC and TechniMotion, LLC are silent as to indemnification.

The bylaws of each of KCI USA, Inc., Chiron Topco, Inc., KCI Holding Company, Inc., KCI HomeCare, Inc., KCI International, Inc., KCI Licensing, Inc. and LifeCell Corporation provide for the indemnification of all current and former directors and officers to the fullest extent permitted by the DGCL.

Guernsey
Chiron Guernsey GP Co. Limited (the “Guernsey GP”) acts as general partner of Centaur Guernsey L.P. Inc. Both entities are registered in Guernsey.

The Articles of Incorporation of the Guernsey GP provide that (i) the directors, secretary and other officers or employees of the Guernsey GP shall be indemnified out of the assets of the Guernsey GP to the fullest extent permitted by the Companies (Guernsey) Law, 2008 (as amended) (the “Guernsey Companies Law”) from and against all actions, costs, charges, losses, damages and expenses which they or any of them may incur or sustain by reason of any contract entered into or any act done, concurred in or omitted, in or about the execution of their duty or supposed duty in relation thereto, (ii) an alternate director is entitled to be indemnified as if he were a director and (iii) that the directors may without the sanction of the Guernsey GP in general meeting authorise the purchase or maintenance by the Guernsey GP for any officer or former officer of the Guernsey GP of any insurance permitted by the Guernsey Companies Law in respect of any liability which would otherwise attach to such officer or former officer.

The Guernsey Companies Law provides at section 157(1) that any provision that purports to exempt a director of a company (to any extent) from any liability that would otherwise attach to him in connection with any negligence, default, breach of duty or breach of trust in relation to the company is void. At section 157(2) of the Guernsey Companies Law, it is stated that any provision by which a company directly or indirectly provides an indemnity (to any extent) for a director of the company, or an associated company, against any liability attaching to him in connection with any negligence, default, breach of duty or breach of trust in relation to the company of which he is a director is void, except as permitted by section 158 or 159.

Section 158 of the Guernsey Companies Law provides that the general prohibition on indemnification of directors in section 157(2) of the Guernsey Companies Law, does not prevent a company from purchasing and maintaining insurance against such liabilities for a director of the company, or a director of an associated company.

Section 159 of the Guernsey Companies Law states that the general prohibition on indemnification of directors in section 157(2) of the Guernsey Companies Law, does not apply to a "qualifying third party indemnity provision".

A "Third party indemnity provision" is defined as "provision for indemnity against liability incurred by a director to a person other than the company or an associated company".

Such third party indemnity provision is "qualifying" if the provision in question does not provide any indemnity against:

•
any liability of the director to pay a fine imposed in criminal proceedings and/or a sum payable to a regulatory authority by way of a penalty in respect of non-compliance with any requirement of a regulatory nature (howsoever arising); or

•
any liability incurred by the director in defending criminal proceedings in which he is convicted, in defending civil proceedings brought by the company, or an associated company, in which judgement is given against him, or in connection with an application for relief under section 522 of the Guernsey Companies Law in which the Court refuses to grant him relief.

Item 21.     and Financial Statement Schedules

(a)	Exhibits.
Reference is made to the Index to Exhibits filed as a part of this registration statement.

(b)	Financial Statement Schedules.
All schedules have been omitted because they are not applicable or because the required information is shown in the financial statements or notes thereto.

Item 22    Undertakings. The undersigned registrants hereby undertake:

(a)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	to include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)
to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)
to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(b)
That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)	To remove from the registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(d)
That, for purposes of determining liability under the Securities Act to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(e)
That, for the purpose of determining liability of the registrants under the Securities Act to any purchaser in the initial distribution of the securities: The undersigned registrants undertake that in a primary offering of securities of the undersigned registrants pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrants will each be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	any preliminary prospectus or prospectus of the undersigned registrants relating to the offering required to be filed pursuant to Rule 424;

(ii)	any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrants;

(iii)
the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrants; and

(iv)	any other communication that is an offer in the offering made by the undersigned registrants to the purchaser.

(f)
Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrants pursuant to the provisions described in Item 20, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(g)
To respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), or 11 or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the date of the registration statement through the date of responding to the request.

(h)
To supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Antonio, State of Texas, on January 23, 2013 .
KINETIC CONCEPTS, INC.
By: /s/Teresa A. Johnson
Name: Teresa A. Johnson
Title: Vice President, Interim Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

*
Joseph F. Woody	President and Chief Executive Officer and Director (Principal Executive Officer)	January 23, 2013

/s/Teresa A. Johnson
Teresa A. Johnson	Vice President, Interim Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	January 23, 2013

*
John T. Bibb	Executive Vice President, General Counsel and Director	January 23, 2013

* As Attorney-in-Fact
By: /s/Teresa A. Johnson
Teresa A. Johnson

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Antonio, State of Texas, on January 23, 2013 .
KCI USA, INC.
By: /s/Teresa A. Johnson
Name: Teresa A. Johnson
Title: Interim Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

*
Joseph F. Woody	President and Chief Executive Officer and Director (Principal Executive Officer)	January 23, 2013
/s/Teresa A. Johnson
Teresa A. Johnson	Vice President, Interim Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	January 23, 2013
*
John T. Bibb	Executive Vice President, General Counsel and Director	January 23, 2013

* As Attorney-in-Fact
By: /s/Teresa A. Johnson
Teresa A. Johnson

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Antonio, State of Texas, on January 23, 2013 .
CENTAUR GUERNSEY L.P. INC.
By: Centaur Guernsey GP Co. Limited
Its: General Partner
By: /s/Teresa A. Johnson
Name: Teresa A. Johnson
Title: Authorized Agent

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

*
Joseph F. Woody	Director (Principal Executive Officer)	January 23, 2013

*
Lisa N. Colleran	Director (Principal Executive Officer)	January 23, 2013

*
John T. Bibb	Director	January 23, 2013

/s/Teresa A. Johnson
Teresa A. Johnson	Authorized Agent (Principal Financial Officer and Principal Accounting Officer)	January 23, 2013

* As Attorney-in-Fact
By: /s/Teresa A. Johnson
Teresa A. Johnson

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Antonio, State of Texas, on January 23, 2013 .
CHIRON TOPCO, INC.

By: /s/Teresa A. Johnson
Name: Teresa A. Johnson
Title: Vice President and Treasurer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

*
Joseph F. Woody	President and Director (Principal Executive Officer)	January 23, 2013

*
John T. Bibb	Vice President and Secretary and Director	January 23, 2013

/s/Teresa A. Johnson
Teresa A. Johnson	Vice President and Treasurer (Principal Financial Officer and Principal Accounting Officer)	January 23, 2013

* As Attorney-in-Fact
By: /s/Teresa A. Johnson
Teresa A. Johnson

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Antonio, State of Texas, on January 23, 2013 .
CHIRON HOLDINGS, INC.

By: /s/Teresa A. Johnson
Name: Teresa A. Johnson
Title: Vice President and Treasurer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

*
Joseph F. Woody	President and Director (Principal Executive Officer)	January 23, 2013

*
John T. Bibb	Vice President and Secretary and Director	January 23, 2013

/s/Teresa A. Johnson
Teresa A. Johnson	Vice President and Treasurer (Principal Financial Officer and Principal Accounting Officer)	January 23, 2013

* As Attorney-in-Fact
By: /s/Teresa A. Johnson
Teresa A. Johnson

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Antonio, State of Texas, on January 23, 2013 .
KCI HOLDING COMPANY, INC.

By: /s/Teresa A. Johnson
Name: Teresa A. Johnson
Title: Vice President and Treasurer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

*
Joseph F. Woody	President and Director (Principal Executive Officer)	January 23, 2013

*
John T. Bibb	Vice President and Secretary and Director	January 23, 2013

/s/Teresa A. Johnson
Teresa A. Johnson	Vice President and Treasurer (Principal Financial Officer and Principal Accounting Officer)	January 23, 2013

* As Attorney-in-Fact
By: /s/Teresa A. Johnson
Teresa A. Johnson

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Antonio, State of Texas, on January 23, 2013 .
KCI REAL HOLDINGS, L.L.C.

By: /s/Teresa A. Johnson
Name: Teresa A. Johnson
Title: Vice President and Treasurer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

*
Joseph F. Woody	President and Director (Principal Executive Officer)	January 23, 2013

*
John T. Bibb	Vice President and Secretary and Director	January 23, 2013

/s/Teresa A. Johnson
Teresa A. Johnson	Vice President and Treasurer (Principal Financial Officer and Principal Accounting Officer)	January 23, 2013

* As Attorney-in-Fact
By: /s/Teresa A. Johnson
Teresa A. Johnson

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Antonio, State of Texas, on January 23, 2013 .
KCI INTERNATIONAL, INC.

By: /s/Teresa A. Johnson
Name: Teresa A. Johnson
Title: Vice President and Treasurer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

*
Joseph F. Woody	President and Director (Principal Executive Officer)	January 23, 2013

*
John T. Bibb	Vice President and Secretary and Director	January 23, 2013

/s/Teresa A. Johnson
Teresa A. Johnson	Vice President and Treasurer (Principal Financial Officer and Principal Accounting Officer)	January 23, 2013

* As Attorney-in-Fact
By: /s/Teresa A. Johnson
Teresa A. Johnson

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Antonio, State of Texas, on January 23, 2013 .
KCI LICENSING, INC.

By: /s/Teresa A. Johnson
Name: Teresa A. Johnson
Title: Vice President and Treasurer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

*
Joseph F. Woody	President and Director (Principal Executive Officer)	January 23, 2013

*
John T. Bibb	Vice President and Secretary and Director	January 23, 2013

/s/Teresa A. Johnson
Teresa A. Johnson	Vice President and Treasurer (Principal Financial Officer and Principal Accounting Officer)	January 23, 2013

* As Attorney-in-Fact
By: /s/Teresa A. Johnson
Teresa A. Johnson

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Antonio, State of Texas, on January 23, 2013 .
KCI USA REAL HOLDINGS, L.L.C.

By: /s/Teresa A. Johnson
Name: Teresa A. Johnson
Title: Vice President and Treasurer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

*
Joseph F. Woody	President and Manager (Principal Executive Officer)	January 23, 2013

*
John T. Bibb	Vice President and Secretary and Manager	January 23, 2013

/s/Teresa A. Johnson
Teresa A. Johnson	Vice President and Treasurer (Principal Financial Officer and Principal Accounting Officer)	January 23, 2013

* As Attorney-in-Fact
By: /s/Teresa A. Johnson
Teresa A. Johnson

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bridgewater, State of New Jersey, on January 23, 2013 .
LIFECELL CORPORATION

By: /s/Lisa N. Colleran
Name: Lisa N. Colleran
Title: President and Chief Executive Officer
Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/Lisa N. Colleran
Lisa N. Colleran	President and Chief Executive Officer and Director (Principal Executive Officer)	January 23, 2013

*
John T. Bibb	Executive Vice President, General Counsel and Secretary and Director	January 23, 2013

Don Elsey	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	January 23, 2013
* As Attorney-in-Fact
By: /s/Teresa A. Johnson
Teresa A. Johnson
POWER OF ATTORNEY
Each person whose signature appears below constitutes and appoints Lisa N. Colleran, John T. Bibb and Teresa A. Johnson, and each of them singly, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all (i) amendments (including post-effective amendments) and additions to this registration statement and (ii) any and all additional registration statements pursuant to Rule 462(b) of the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agents full power and authority to do and perform each and every act in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or either of them or their or his or her substitute or substitutes may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Don Elsey	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	January 23, 2013

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Antonio, State of Texas, on January 23, 2013 .
KCI HOMECARE, INC.

By: /s/Teresa A. Johnson
Name: Teresa A. Johnson
Title: Vice President and Treasurer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

*
Joseph F. Woody	Director	January 23, 2013

*
James L. Cunniff	President (Principal Executive Officer)	January 23, 2013
*
John T. Bibb	Vice President and Secretary and Director	January 23, 2013

/s/Teresa A. Johnson
Teresa A. Johnson	Vice President and Treasurer (Principal Financial and Principal Accounting Officer)	January 23, 2013

* As Attorney-in-Fact
By: /s/Teresa A. Johnson
Teresa A. Johnson

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Antonio, State of Texas, on January 23, 2013 .
KCI ANIMAL HEALTH, LLC

By: /s/Teresa A. Johnson
Name: Teresa A. Johnson
Title: Vice President and Treasurer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

*
Joseph F. Woody	Director	January 23, 2013

*
James L. Cunniff	President (Principal Executive Officer)	January 23, 2013
*
John T. Bibb	Vice President and Secretary and Director	January 23, 2013

/s/Teresa A. Johnson
Teresa A. Johnson	Vice President and Treasurer (Principal Financial Officer and Principal Accounting Officer)	January 23, 2013

* As Attorney-in-Fact
By: /s/Teresa A. Johnson
Teresa A. Johnson

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Antonio, State of Texas, on January 23, 2013 .
TECHNIMOTION, LLC

By: /s/Teresa A. Johnson
Name: Teresa A. Johnson
Title: President and Treasurer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

*
Joseph F. Woody	Director	January 23, 2013

*
John T. Bibb	Vice President and Secretary and Director	January 23, 2013

/s/Teresa A. Johnson
Teresa A. Johnson	President and Treasurer (Principal Executive Officer, Principal Financial Officer and Principal Accounting Officer)	January 23, 2013

* As Attorney-in-Fact
By: /s/Teresa A. Johnson
Teresa A. Johnson

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Antonio, State of Texas, on January 23, 2013 .
KCI PROPERTIES LIMITED

By: KCI USA Real Holdings, L.L.C.
Its: General Partner
By: /s/Teresa A. Johnson
Name: Teresa A. Johnson
Title: Vice President and Treasurer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

*
Joseph F. Woody	President and Manager of the General Partner (Principal Executive Officer)	January 23, 2013

*
John T. Bibb	Vice President and Secretary and Manager of the General Partner	January 23, 2013

/s/Teresa A. Johnson
Teresa A. Johnson	Vice President and Treasurer (Principal Financial Officer and Principal Accounting Officer)	January 23, 2013

* As Attorney-in-Fact
By: /s/Teresa A. Johnson
Teresa A. Johnson

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Antonio, State of Texas, on January 23, 2013 .
KCI REAL PROPERTY LIMITED

By: KCI USA Real Holdings, L.L.C.
Its: General Partner
By: /s/Teresa A. Johnson
Name: Teresa A. Johnson
Title: Vice President and Treasurer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

*
Joseph F. Woody	President and Manager of the General Partner (Principal Executive Officer)	January 23, 2013

*
John T. Bibb	Vice President and Secretary and Manager of the General Partner	January 23, 2013

/s/Teresa A. Johnson
Teresa A. Johnson	Vice President and Treasurer (Principal Financial Officer and Principal Accounting Officer)	January 23, 2013

* As Attorney-in-Fact
By: /s/Teresa A. Johnson
Teresa A. Johnson

EXHIBIT INDEX

Exhibit Number	Description
2.1
Agreement and Plan of Merger, dated as of April 7, 2008, between Kinetic Concepts, Inc., Leopard Acquisition Sub, Inc., and LifeCell Corporation (filed as Exhibit 2.1 to our Form 8-K filed on April 7, 2008).

2.2	Agreement and Plan of Merger, dated as of July 12, 2011, among Chiron Holdings, Inc., Chiron Merger Sub, Inc. and Kinetic Concepts, Inc. (filed as Exhibit 2.1 to our Form 8-K filed on July 12, 2011).
3.1	Amended Articles of Incorporation of Kinetic Concepts, Inc. (filed as Exhibit 3.1 to our Form 8-K filed on November 10, 2011).
3.2	Amended and Restated Bylaws of Kinetic Concepts, Inc. (filed as Exhibit 3.2 to our From 8-K filed on November 10, 2011).
*3.3	Declaration of Centaur Guernsey L.P. Inc.
*3.4	Certificate of Registration of Centaur Guernsey L.P. Inc.
*3.5	Amended and Restated Limited Partnership Agreement of Centaur Guernsey L.P. Inc.
*3.6	Amended and Restated Certificate of Incorporation of Chiron Topco, Inc.
*3.7	Bylaws of Chiron Topco, Inc.
*3.8	Certificate of Incorporation of Chiron Holdings, Inc.
*3.9	Bylaws of Chiron Holdings Inc.
*3.10	Certificate of Incorporation of KCI Holding Company, Inc.
*3.11	Bylaws of KCI Holding Company, Inc.
*3.12	Certificate of Formation of KCI Real Holdings, L.L.C.
*3.13	Limited Liability Company Agreement of KCI Real Holdings, L.L.C.
*3.14	Certificate of Incorporation of KCI International, Inc.
*3.15	Bylaws of KCI International, Inc.
*3.16	Certificate of Incorporation of KCI Licensing, Inc.
*3.17	Bylaws of KCI Licensing, Inc.
*3.18	Certificate of Formation of KCI USA Real Holdings, L.L.C.
*3.19	Limited Liability Company Agreement of KCI USA Real Holdings, L.L.C.
*3.20	Certificate of Incorporation of LifeCell Corporation.
*3.21	Bylaws of LifeCell Corporation.
*3.22	Certificate of Incorporation of KCI HomeCare, Inc.
*3.23	Bylaws of KCI HomeCare, Inc.
*3.24	Certificate of Formation of KCI Animal Health, LLC.
*3.25	Limited Liability Company Agreement of KCI Animal Health, LLC.
*3.26	Certificate of Formation of TechniMotion, LLC.

Exhibit Number	Description
*3.27	Limited Liability Company Agreement of TechniMotion, LLC.
*3.28	Certificate of Limited Partnership of KCI Properties Limited.
*3.29	Certificate of Amendment to the Certificate of Limited Partnership of KCI Properties Limited.
*3.30	Limited Partnership Agreement of KCI Properties Limited.
*3.31	First Amendment to the Limited Partnership Agreement of KCI Properties Limited.
*3.32	Certificate of Limited Partnership of KCI Real Property Limited.
*3.33	Certificate of Amendment to the Certificate of Limited Partnership of KCI Real Property Limited.
*3.34	Limited Partnership Agreement of KCI Real Property Limited.
*3.35	First Amendment to the Limited Partnership Agreement of KCI Real Property Limited.
*3.36	Certificate of Incorporation of KCI USA, Inc.
*3.37	Bylaws of KCI USA, Inc.
4.1	Specimen Common Stock Certificate (filed as Exhibit 4.3 to Amendment No. 1 to our Registration Statement on Form S-1, filed on February 2, 2004, as thereafter amended).
4.2	Form of 10.5% Second Lien Senior Secured Notes due 2018, dated November 4, 2011 (included in Exhibit 10.2 to our Form 8-K filed on November 10, 2011).
4.3
Indenture, dated as of November 4, 2011, between Chiron Merger Sub, Inc., Kinetic Concepts, Inc., KCI USA, Inc., the Guarantors party thereto and Wilmington Trust, National Association, as Trustee and Collateral Agent (filed as Exhibit 10.2 to our Form 8-K filed on November 10, 2011).

4.4	Form of 12.5% Senior Notes due 2019, dated as of November 4, 2011 (included in Exhibit 10.3 to our Form 8-k filed on November 10, 2011).
4.5
Indenture, dated as of November 4, 2011, between Chiron Merger Sub, Inc., Kinetic Concepts, Inc., KCI USA, Inc., the Guarantors party thereto and Wilmington Trust, National Association, as Trustee (filed as Exhibit 10.3 to our Form 8-K filed on November 10, 2011).

†4.6
First Supplemental Indenture, dated as of January 17, 2013, between Chiron Merger Sub, Inc., Kinetic Concepts, Inc., KCI USA, Inc., the Guarantors party thereto and Wilmington Trust, National Association, as Trustee and Collateral Agent.

†4.7
First Supplemental Indenture, dated as of January 17, 2013, between Chiron Merger Sub, Inc., Kinetic Concepts, Inc., KCI USA, Inc., the Guarantors party thereto and Wilmington Trust, National Association, as Trustee and Collateral Agent.

†5.1	Opinion of Kirkland Ellis LLP.
†5.2	Opinion of Cox Smith Matthews Incorporated.
†5.3	Opinion of Carey Olsen.
†/**10.1	Form of Director Indemnification Agreement.
†/**10.2
Indemnification Agreement, dated as of January 18, 2013, among Centaur Guernsey L.P. Inc., Chiron Guernsey GP Co. Limited, Kinetic Concepts, Inc., KCI USA, Inc., LifeCell Corporation, and John T. Bibb.

†/**10.3
Indemnification Agreement, dated as of January 18, 2013, among Centaur Guernsey L.P. Inc., Chiron Guernsey GP Co. Limited, Kinetic Concepts, Inc., KCI USA, Inc., LifeCell Corporation, and Lisa N. Colleran.

†/**10.4
Indemnification Agreement, dated as of January 16, 2013, among Centaur Guernsey L.P. Inc., Chiron Guernsey GP Co. Limited, Kinetic Concepts, Inc., KCI USA, Inc., LifeCell Corporation, and Joseph F. Woody.

Exhibit Number	Description
†/**10.5	Form of Chiron Guernsey Holdings L.P. Inc. Equity Incentive Plan Standard Profits Interest Unit Award Agreement.
*10.6	Asset Purchase Agreement by and between Kinetic Concepts, Inc. and Getinge AB, dated as of August 14, 2012.
*/**10.7	Chiron Guernsey Holdings L.P. Inc. Executive Equity Incentive Plan.
*/**10.8	Form of Chiron Guernsey Holdings L.P. Inc. Executive Equity Incentive Plan Executive Profits Interest Unit Award Agreement.
*/**10.9	Form of Chiron Guernsey Holdings L.P. Inc. Profits Interest Unit Award and Amendment Agreement.
*/**10.10	Chiron Guernsey Holdings L.P. Inc. Executive Equity Incentive Plan Profits Interest Unit Award Agreement between Chiron Guernsey Holdings L.P. Inc. and Joe Woody, dated November 28, 2011.
*/**10.11	Employment Agreement by and between Kinetic Concepts, Inc. and Joe Woody, dated November 10, 2011.
*/**10.12	Amended and Restated Employment Agreement by and between LifeCell Corporation and Lisa Colleran, dated November 4, 2011.
*/**10.13	Key Employee Retention Agreement by and between Kinetic Concepts, Inc. and Teresa A. Johnson, dated January 2008.
*/**10.14	Promotion Letter by and between Kinetic Concepts, Inc. and John Bibb, dated April 7, 2011.
*/**10.15	Executive Retention Agreement by and between Kinetic Concepts, Inc. and John Bibb, dated April 7, 2011.
*/**10.16	Letter, dated November 2, 2011, to Catherine Burzik regarding the confirmation of her transition arrangements.
*/**10.17	Letter, dated December 28, 2011, to Catherine Burzik regarding the completion of her transition.
#10.18
Credit Agreement, dated as of November 4, 2011, among Kinetic Concepts, Inc. and KCI USA, Inc., the lenders and others party thereto, and Bank of America, N.A. as Administrative Agent for the lenders (filed as Exhibit 10.1 to our Form 8-K filed on November 10, 2011).

#10.19
Registration Rights Agreement by and among Chiron Merger Sub, Inc. to be merged with and into Kinetic Concepts, Inc., the Guarantors party thereto and Morgan Stanley & Co. LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated and Credit Suisse Securities (USA) LLC dated as of November 4, 2011.

#10.20
Registration Rights Agreement by and among Chiron Merger Sub, Inc. to be merged with and into Kinetic Concepts, Inc., the Guarantors party thereto and Morgan Stanley & Co. LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated and Credit Suisse Securities (USA) LLC dated as of November 4, 2011.

#10.21
Indemnification Agreement, dated as of November 4, 2011, among Chiron Guernsey Holdings L.P. Inc., Chiron Holdings GP, Inc., Chiron Guernsey L.P. Inc., Chiron Guernsey GP Co. Limited, Chiron Topco, Inc., Chiron Holdings, Inc., Kinetic Concepts, Inc.,and Apax Partners, L.P.,PPIB Equity Investments Inc. and Datura Private Investments Inc.

##10.22
Amendment No. 1 to Credit Agreement, dated as of November 7, 2012, among Kinetic Concepts, Inc. and KCI USA, Inc., the lenders and others party thereto, and Bank of America, N.A. as Administrative Agent for the lenders.

†/**10.23	Service Agreement by and between KCI UK Holdings Limited and Peter Arnold, dated May 14, 2012.
†/**10.24	Executive Equity Incentive Plan Profits Interest Unit Award Agreement by and between Chiron Guernsey Holdings L.P. Inc. and Peter Arnold, dated May 21, 2012.
†/**10.25	Letter of Understanding - Global Assignment Agreement by and between KCI USA, Inc. and Michael Mathews, dated August 3, 2012.
†/**10.26	Executive Equity Incentive Plan Profits Interest Unit Award Agreement by and between Chiron Guernsey Holdings L.P. Inc. and Michael Mathews, dated July 2, 2012.

Exhibit Number	Description
†/**10.27	Addendum to Key Employee Retention Agreement by and between Kinetic Concepts, Inc. and Teresa Johnson, dated January 2008.
†/**10.28	Offer Letter by and between Chiron Holdings GP, Inc. and Tim Guertin, dated October 14, 2012.
†/**10.29	Agreement regarding Separation from Employment by and between Kinetic Concepts, Inc. and Stephen D. Seidel, dated November 8, 2012.
†/**10.30	Offer Letter by and between KCI USA, Inc. and Jim Cunniff, dated April 30, 2012.
*12.1	Statement Re: Computation of Ratio of Earnings to Fixed Charges.
##21.1	Subsidiaries of the Registrant.
†23.1	Consent of Independent Registered Public Accounting Firm, from Ernst & Young LLP.
#23.2	Consent of Kirkland Ellis LLP (Included in Exhibit 5.1).
*23.3	Consent of Cox Smith Matthews Incorporated (included in Exhibit 5.2).
24.1	Power of Attorney (included on signature pages previously filed on October 1, 2012).
*25.1	Statement of Eligibility of Trustee
#99.1	Form of Letter of Transmittal

† Exhibit filed herewith.
* Exhibit previously filed on October 1, 2012.
# Exhibit previously filed on November 5, 2012.
## Exhibit previously filed on December 7, 2012.
** Compensatory arrangements for director(s) and/or executive officer(s).